As filed with the Securities and Exchange Commission on October 13, 2023

Registration No. 333-272560

UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

_______________________

Amendment No. 1 to
FORM S-4
REGISTRATION STATEMENT
UNDER
THE SECURITIES ACT OF 1933

_______________________

EDIFY ACQUISITION CORP.

(Exact name of registrant as specified in its charter)

_______________________

Delaware	6770	85-3274503
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

888 7th Avenue, Floor 29
New York, NY, 10106
Telephone: (212) 603-2800
(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

_______________________

Ronald H. Schlosser
Chief Executive Officer

Edify Acquisition Corp.
888 7th Avenue, Floor 29
New York, NY, 10106
Telephone: (212) 603-2800
(Name, address, including zip code, and telephone number, including area code, of agent for service)

_______________________

Copies to:

Mitchell S. Nussbaum Giovanni Caruso Loeb & Loeb LLP 345 Park Avenue New York, NY 10154	Joseph Lucosky Lawrence Metelitsa Lucosky Brookman LLP 101 S. Wood Avenue Iselin, NJ 08830

_______________________

Approximate date of commencement of proposed sale of the securities to the public: As soon as practicable after this registration statement becomes effective and upon completion of the merger.

If the securities being registered on this Form are being offered in connection with the formation of a holding company and there is compliance with General Instruction G, check the following box: ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, a smaller reporting company, or emerging growth company. See the definitions of “large accelerated filer,” “accelerated filer,” “smaller reporting company,” and “emerging growth company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer	☐	Accelerated filer	☐
Non-accelerated filer	☒	Smaller reporting company	☒
		Emerging growth company	☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act. ☐

If applicable, place an X in the box to designate the appropriate rule provision relied upon in conducting this transaction:

Exchange Act Rule 13e-4(i) (Cross-Border Issuer Tender Offer) ☐

Exchange Act Rule 14d-1(d) (Cross-Border Third-Party Tender Offer) ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933 or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to said Section 8(a), may determine.

The information contained in this document is subject to completion or amendment. A registration statement relating to these securities has been filed with the United States Securities and Exchange Commission. These securities may not be sold nor may offers to buy be accepted prior to the time the registration statement becomes effective. This document is not an offer to sell these securities and it is not soliciting an offer to buy these securities, nor shall there be any sale of these securities, in any jurisdiction in which such offer, solicitation or sale is not permitted or would be unlawful prior to registration or qualification under the securities laws of any such jurisdiction.

PRELIMINARY — SUBJECT TO COMPLETION, DATED OCTOBER 13, 2023

EDIFY ACQUISITION CORP.

888 7th Avenue, Floor 29
New York, NY 10106

Dear Edify Acquisition Corp. Stockholders,

On behalf of the Edify Acquisition Corp. board of directors (the “Edify Board”), we cordially invite you to a special meeting (the “special meeting”) of stockholders of Edify Acquisition Corp., a Delaware corporation (“Edify”), to be held via live webcast at [•] a.m. Eastern Time, on [•], 2023. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

On December 18, 2022, Edify entered into an Agreement and Plan of Merger, as amended pursuant to Amendment No. 1 thereto dated as of July 19, 2023 and the Acknowledgement and Waiver Agreement with respect thereto dated as of September 18, 2023 (as the same may be further amended, modified, supplemented or waived from time to time, the “Merger Agreement”), by and among Edify, Edify Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of Edify (“Merger Sub”), and Unique Logistics International, Inc., a Nevada corporation (“Unique Logistics”), a copy of which is attached to the accompanying proxy statement/consent solicitation statement/prospectus as Annex A, which, among other things, provides for the merger of Merger Sub with and into Unique Logistics, with Unique Logistics surviving such merger as a wholly owned subsidiary of Edify (the “Merger,” and the transactions contemplated by the Merger Agreement and the related agreements executed in connection therewith, the “Transactions”). Following the consummation of the Transactions, Edify will change its name to Unique Logistics International Holdings, Inc. The new public entity following the consummation of the Transactions is referred to herein as the “Combined Company.”

Subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Unique Logistics (“Unique Logistics Common Stock”) (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive (i) a number of shares of Edify’s Class A common stock, par value $0.0001 per share (“Edify’s Class A common stock”), equal to the quotient of (A) the Per Share Consideration Value (as defined herein) divided by (B) $10.00 (subject to equitable adjustment) (the “Common Exchange Ratio”), and (ii) additional shares of Edify’s Class A common stock based upon the trading price of Edify’s Class A common stock exceeding certain thresholds during the seven years following the closing of the Transactions, as further discussed below. The “Per Share Consideration Value” equals the quotient of (i) $282 million, divided by (ii) the sum of (A) the number of shares of Unique Logistics Common Stock plus (B) the number of shares of Unique Logistics Common Stock into which all of the shares of convertible preferred stock, par value $0.001 per share, of Unique Logistics (“Unique Logistics Convertible Preferred Stock”) would convert, in each case, as of immediately prior to the Merger, taking into account the effects of the Transactions in accordance with the certificate of designations applicable to such Unique Logistics Convertible Preferred Stock. At the Effective Time, each share of Unique Logistics Convertible Preferred Stock) (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive: (i) a number of shares of Edify’s Class A common stock equal to the product of (A) the number of shares of Unique Logistics Common Stock into which such share of Unique Logistics Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics Convertible Preferred Stock, and (B) the Common Exchange Ratio; and (ii) additional shares of Edify’s Class A common stock based upon the trading price of Edify’s Class A common stock exceeding certain thresholds during the seven years following the closing of the Transactions. Assuming a Closing Date of [_], 2023, we expect that Edify will issue approximately [_] shares of Edify’s Class A common stock to Unique Logistics stockholders upon closing of the Transactions. See the section titled “Proposal No. 1 — The Merger Proposal — General — Merger Consideration.”

Unique Logistics stockholders will also have the right to receive up to 1,250,000 additional shares of the Combined Company’s common stock, par value $0.001 per share (the “Combined Company’s Common Stock”), if, during the seven-year period following the date that is 60 days after the date of the closing of the Transactions, (i) the closing price of the Combined Company’s Common Stock is equal to or exceeds $12.00 per share for any 20 trading days within any consecutive 30 trading days or (ii) the Combined Company or any of its subsidiaries consummate a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially all of its assets in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of the Combined Company’s Common Stock equals or exceeds $12.00 per share (on a fully diluted basis), subject to the terms of the Merger Agreement. Unique Logistics stockholders will also have the right to receive 1,250,000 additional shares of the Combined Company’s Common Stock if the closing price of the Combined Company’s Common Stock or the fair value of the consideration equals or exceeds $15.00 per share in the same circumstances.

At the special meeting, Edify stockholders will be asked to consider and vote upon:

(1)    Proposal No. 1 — a proposal to (a) approve the business combination described in the accompanying proxy statement/consent solicitation statement/prospectus, including adopting the Merger Agreement and (b) approve the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement/consent solicitation statement/prospectus — we refer to this proposal as the “Merger proposal”;

(2)    Proposal No. 2 — a proposal to approve and adopt the second amended and restated certificate of incorporation of Edify in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “charter proposal”;

(3)    Proposal No. 3 — a proposal to approve, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with guidance from the staff of the United States Securities and Exchange Commission (“SEC”) — we refer to this proposal as the “governance proposal”;

(4)    Proposal No. 4 — a proposal to approve and adopt the Unique Logistics International Holdings, Inc. 2023 Equity Incentive Plan (the “Incentive Plan”), and the material terms thereof, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement/consent solicitation statement/prospectus as Annex G;

(5)    Proposal No. 5 — a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement — we refer to this proposal as the “director election proposal”;

(6)    Proposal No. 6 — a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Edify’s Class A common stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”;

(7)    Proposal No. 7 — a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement/consent solicitation statement/prospectus, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Edify’s common stock at the close of business on [•], 2023 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the Edify Board has determined that the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal and the adjournment proposal are fair to and in the best interests of Edify and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the Merger proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” each of the directors proposed for election, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented. When you consider the Edify Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of Edify stockholders generally. For instance, the Sponsor will benefit from the completion of a business combination and may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to shareholders rather than liquidating Edify. Please see the section titled “Proposal No. 1 — The Merger Proposal — Interests of Certain Persons in the

Merger” for additional information. The Edify Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Edify stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

All Edify stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement/consent solicitation statement/prospectus and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Edify’s units, Class A common stock and warrants are currently listed on the Nasdaq Capital Market under the symbols EACPU, EAC and EACPW, respectively. In connection with the Transactions, Edify has applied to have the Combined Company’s Common Stock and warrants listed on the Nasdaq Capital Market, and it will change its name to Unique Logistics International Holdings, Inc. Upon the closing of the Transactions, we expect that the Combined Company’s common stock and warrants will begin trading on the Nasdaq Capital Market under the symbols “[_]” and “[_].WS” respectively. As a result, Edify’s publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security.

Pursuant to Edify’s current certificate of incorporation, a holder of public shares may demand that Edify redeem such shares for cash if the Merger is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Edify redeem their shares for cash no later than the second business day prior to the vote on the Merger proposal by delivering their stock to Edify’s transfer agent prior to the vote at the meeting. If the Merger is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, Edify will redeem each public share for a full pro rata portion of the trust account holding the proceeds from Edify’s initial public offering, calculated as of two business days prior to the consummation of the business combination.

Edify is an “emerging growth company” as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”) and has elected to comply with certain reduced public company reporting requirements.

Edify will remain an emerging growth company until the earlier of: (i) the last day of the fiscal year (a) following the fifth anniversary of the completion of the Edify IPO, (b) in which Edify has total annual gross revenue of at least $1.235 billion, or (c) in which Edify is deemed to be a large accelerated filer, which means the market value of Edify’s common stock that is held by non-affiliates exceeds $700 million as of the end of the prior fiscal year’s second fiscal quarter; and (ii) the date on which Edify has issued more than $1.00 billion in non-convertible debt during the prior three-year period. References herein to “emerging growth company” shall have the meaning associated with it in the JOBS Act.

This proxy statement/consent solicitation statement/prospectus provides you with detailed information about the Transactions and other matters to be considered at the special meeting of Edify’s stockholders. We encourage you to carefully read this entire document, including the Annexes attached hereto. You should also carefully consider the risk factors described in “Risk Factors” beginning on page 36.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

The Transactions described in the accompanying proxy statement/consent solicitation statement/prospectus have not been approved or disapproved by the Securities and Exchange Commission or any state securities commission nor has the Securities and Exchange Commission or any state securities commission passed upon the merits or fairness of the business combination or related transactions, or passed upon the accuracy or adequacy of the disclosure in this proxy statement/consent solicitation statement/prospectus. Any representation to the contrary is a criminal offense.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Susan Wolford Chairwoman of the Board of Directors

[•], 2023

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE EDIFY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO EDIFY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE MERGER IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION TITLED “SPECIAL MEETING OF EDIFY STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

This proxy statement/consent solicitation statement/prospectus is dated [•], 2023 and is first being mailed to Edify stockholders on or about [•], 2023.

ADDITIONAL INFORMATION

No person is authorized to give any information or to make any representation with respect to the matters that this proxy statement/consent solicitation statement/prospectus describes other than those contained in this proxy statement/consent solicitation statement/prospectus, and, if given or made, the information or representation must not be relied upon as having been authorized by Edify or Unique Logistics. This proxy statement/consent solicitation statement/prospectus does not constitute an offer to sell or a solicitation of an offer to buy securities or a solicitation of a proxy in any jurisdiction where, or to any person to whom, it is unlawful to make such an offer or a solicitation. Neither the delivery of this proxy statement/consent solicitation statement/prospectus nor any distribution of securities made under this proxy statement/consent solicitation statement/prospectus will, under any circumstances, create an implication that there has been no change in the affairs of Edify or Unique Logistics since the date of this proxy statement/consent solicitation statement/prospectus or that any information contained herein is correct as of any time subsequent to such date.

EDIFY ACQUISITION CORP.
888 7th Avenue, Floor 29
New York, NY 10106

NOTICE OF SPECIAL MEETING OF STOCKHOLDERS
TO BE HELD ON [•], 2023

TO THE STOCKHOLDERS OF EDIFY ACQUISITION CORP.

NOTICE IS HEREBY GIVEN that a special meeting of stockholders of Edify Acquisition Corp., a Delaware corporation (“Edify”), will be held via live webcast at [•] a.m. Eastern Time, on [•], 2023. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

On behalf of Edify’s board of directors (the “Edify Board”), you are cordially invited to attend the special meeting, to conduct the following business items:

(1)    Proposal No. 1 — To consider and vote upon a proposal to (a) approve the business combination described in the accompanying proxy statement/consent solicitation statement/prospectus, including adopting the Merger Agreement and (b) approve the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement/consent solicitation statement/prospectus — we refer to this proposal as the “Merger proposal”;

(2)    Proposal No. 2 — To consider and vote upon a proposal to approve and adopt the second amended and restated certificate of incorporation of Edify in the form attached hereto as Annex B (the “second amended and restated certificate of incorporation”) — we refer to this proposal as the “charter proposal”;

(3)    Proposal No. 3 — To consider and vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the United States Securities and Exchange Commission (“SEC”) requirements — we refer to this proposal as the “governance proposal”;

(4)    Proposal No. 4 — a proposal to approve and adopt the Unique Logistics International Holdings, Inc. 2023 Equity Incentive Plan (the “Incentive Plan”), and the material terms thereof, including the authorization of the initial share reserve thereunder — we refer to this proposal as the “incentive plan proposal.” A copy of the Incentive Plan is attached to the accompanying proxy statement/consent solicitation statement/prospectus as Annex G;

(5)    Proposal No. 5 — To consider and vote upon a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement — we refer to this proposal as the “director election proposal”;

(6)    Proposal No. 6 — To consider and vote upon a proposal to approve, for purposes of complying with Nasdaq Stock Market Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Edify’s Class A common stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”; and

(7)    Proposal No. 7 — To consider and vote upon a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal — we refer to this proposal as the “adjournment proposal.”

Each of these proposals is more fully described in the accompanying proxy statement/consent solicitation statement/prospectus, which we encourage you to read carefully and in its entirety before voting. Only holders of record of Edify’s common stock at the close of business on [•], 2023 are entitled to notice of the special meeting and to vote and have their votes counted at the special meeting and any adjournments or postponements thereof.

After careful consideration, the Edify Board has determined that the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal and the adjournment proposal are fair to and in the best interests of Edify and its stockholders and unanimously recommends that you vote or give instruction to vote “FOR” the Merger proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” each of the directors proposed for election, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented. When you consider the Edify Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of Edify stockholders generally. Please see the section titled “Proposal No. 1 — The Merger Proposal — Interests of Certain Persons in the Merger” for additional information. The Edify Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Edify stockholders that they vote in favor of the proposals presented at the special meeting.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

Pursuant to Edify’s current certificate of incorporation, a holder of public shares may demand that Edify redeem such shares for cash if the business combination is consummated. Holders of public shares will be entitled to receive cash for these shares only if they demand that Edify redeem their shares for cash no later than the second business day prior to the vote on the Merger proposal by delivering their stock to Edify’s transfer agent prior to the vote at the meeting. If the business combination is not completed, these shares will not be redeemed. If a holder of public shares properly demands redemption, Edify will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the business combination.

All Edify stockholders are cordially invited to attend the special meeting and we are providing the accompanying proxy statement/consent solicitation statement/prospectus and proxy card in connection with the solicitation of proxies to be voted at the special meeting (or any adjournment or postponement thereof). To ensure your representation at the special meeting, however, you are urged to complete, sign, date and return the enclosed proxy card as soon as possible. If your shares are held in an account at a brokerage firm or bank, you must instruct your broker or bank on how to vote your shares or, if you wish to attend the special meeting and vote, obtain a proxy from your broker or bank.

Your vote is important regardless of the number of shares you own. Whether you plan to attend the special meeting or not, please sign, date and return the enclosed proxy card as soon as possible in the envelope provided. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

Thank you for your participation. We look forward to your continued support.

By Order of the Board of Directors

Susan Wolford Chairwoman of the Board of Directors

[•], 2023

IF YOU RETURN YOUR PROXY CARD WITHOUT AN INDICATION OF HOW YOU WISH TO VOTE, YOUR SHARES WILL BE VOTED IN FAVOR OF EACH OF THE PROPOSALS.

TO EXERCISE YOUR REDEMPTION RIGHTS, YOU MUST ELECT TO HAVE EDIFY REDEEM YOUR SHARES FOR A PRO RATA PORTION OF THE FUNDS HELD IN THE TRUST ACCOUNT AND TENDER YOUR SHARES TO EDIFY’S TRANSFER AGENT AT LEAST TWO BUSINESS DAYS PRIOR TO THE VOTE AT THE SPECIAL MEETING. YOU MAY TENDER YOUR SHARES BY EITHER DELIVERING YOUR SHARE CERTIFICATE TO THE TRANSFER AGENT OR BY DELIVERING YOUR SHARES ELECTRONICALLY USING THE DEPOSITORY TRUST COMPANY’S DWAC (DEPOSIT AND WITHDRAWAL AT CUSTODIAN) SYSTEM. IF THE MERGER IS NOT COMPLETED, THEN THESE SHARES WILL NOT BE REDEEMED FOR CASH. IF YOU HOLD THE SHARES IN STREET NAME, YOU WILL NEED TO INSTRUCT THE ACCOUNT EXECUTIVE AT YOUR BANK OR BROKER TO WITHDRAW THE SHARES FROM YOUR ACCOUNT IN ORDER TO EXERCISE YOUR REDEMPTION RIGHTS. PLEASE SEE THE SECTION TITLED “SPECIAL MEETING OF EDIFY STOCKHOLDERS — REDEMPTION RIGHTS” FOR MORE SPECIFIC INSTRUCTIONS.

NOTICE OF SOLICITATION OF WRITTEN CONSENT

To Stockholders of Unique Logistics International, Inc.:

On December 18, 2022, Unique Logistics International, Inc. (“Unique Logistics”) entered into an Agreement and Plan of Merger, as amended pursuant to Amendment No. 1 thereto dated as of July 19, 2023 and the Acknowledgement and Waiver Agreement with respect thereto dated as of September 18, 2023 (as the same may be further amended, modified, supplemented or waived from time to time, the “Merger Agreement”), by and among Edify Acquisition Corp., a Delaware Corporation and a special-purpose acquisition company (“Edify”), Edify Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of Edify (“Merger Sub”), and Unique Logistics, a copy of which is attached to the accompanying proxy statement/consent solicitation statement/prospectus as Annex A, that, among other things, provides for the merger of Merger Sub with and into Unique Logistics, with Unique Logistics surviving such merger as a wholly owned subsidiary of Edify (the “Merger,” and the transactions contemplated by the Merger Agreement and the related agreements executed in connection therewith, the “Transactions”). Following the consummation of the Transactions, Edify will change its name to Unique Logistics International Holdings, Inc. We refer herein to the new public entity following the consummation of the Transactions as the “Combined Company.”

Subject to the terms of the Merger Agreement, at the effective time of the Merger (the “Effective Time”), each share of common stock, par value $0.001 per share, of Unique Logistics (“Unique Logistics Common Stock”) (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive (i) a number of shares of Edify’s Class A common stock, par value $0.0001 per share (“Edify’s Class A common stock”), equal to the quotient of (A) the Per Share Consideration Value (as defined herein) divided by (ii) $10.00 (subject to equitable adjustment) (the “Common Exchange Ratio”), and (ii) additional shares of Edify’s Class A common stock based upon the trading price of Edify’s Class A common stock exceeding certain thresholds during the seven years following the closing of the Transactions, as further discussed below. The “Per Share Consideration Value” equals the quotient of (i) $282 million divided by (ii) the sum of (A) the number of shares of Unique Logistics Common Stock plus (B) the number of shares of Unique Logistics Common Stock into which all of the shares of convertible preferred stock, par value $0.001 per share, of Unique Logistics (“Unique Logistics Convertible Preferred Stock”) would convert, in each case, as of immediately prior to the Merger, taking into account the effects of the Transactions in accordance with the certificate of designations applicable to such Unique Logistics Convertible Preferred Stock. At the Effective Time, each share of Unique Logistics Convertible Preferred Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive: (i) a number of shares of Edify’s Class A common stock equal to the product of (A) the number of shares of Unique Logistics Common Stock into which such share of Unique Logistics Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics Convertible Preferred Stock, and (B) the Common Exchange Ratio; and (ii) additional shares of Edify’s Class A common stock based upon the trading price of Edify’s Class A common stock exceeding certain thresholds during the seven years following the closing of the Transactions.

Assuming a Closing Date of [_], 2023, we expect that Unique Logistics stockholders will be entitled to receive upon the closing of the Transactions approximately [_] shares of Edify’s Class A common stock for each share of Unique Common Stock that they owned or into which their shares of Unique Logistics Convertible Preferred Stock was convertible as of immediately prior to the Effective Time. See the section of the enclosed proxy statement/consent solicitation statement/prospectus titled “Proposal No. 1 — The Merger Proposal — General — Merger Consideration.”

Unique Logistics stockholders will also have the right to receive up to 1,250,000 additional shares of the Combined Company’s Common Stock if, during the seven-year period following the date that is 60 days after the date of the closing of the Transactions, (i) the closing price of the Combined Company’s Common Stock is equal to or exceeds $12.00 per share for any 20 trading days within any consecutive 30 trading days or (ii) the Combined Company or any of its subsidiaries consummate a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially all of its assets in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of the Combined Company’s Common Stock equals or exceeds $12.00 per share (on a fully diluted basis), subject to the terms of the Merger Agreement. Unique Logistics stockholders will also have the right to receive 1,250,000 additional shares of Combined Company’s Common Stock if the closing price of the Combined Company’s Common Stock or the fair value of the consideration equals or exceeds $15.00 per share in the same circumstances.

This proxy statement/consent solicitation statement/prospectus is being delivered to you on behalf of the board of directors of Unique Logistics to request that holders of Unique Logistics Common Stock, Unique Logistics Series A Convertible Preferred Stock, and Unique Logistics Series B Convertible Preferred Stock execute and return written consents to approve the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions.

Concurrent with the execution of the Merger Agreement, certain holders of Unique Logistics Common Stock and Unique Logistics Convertible Preferred Stock representing the requisite vote required under Unique Logistics’ Amended and Restated Articles of Incorporation and Nevada law entered into a Voting and Support Agreement with Unique Logistics and Edify pursuant to which they agreed to vote (or return a written consent with respect to) all shares of Unique Logistics Common Stock and Unique Logistics Convertible Preferred Stock that they own in favor of the Merger Agreement and the Transactions.

This proxy statement/consent solicitation statement/prospectus describes the proposed Transactions and the actions to be taken in connection with the Transactions and provides additional information about the parties involved. Please give this information your careful attention. A copy of the Merger Agreement is attached as Annex A to this proxy statement/consent solicitation statement/prospectus.

The board of directors of Unique Logistics has considered the Transactions and the terms of the Merger Agreement and the related documents and has unanimously determined that the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions are advisable and in the best interests of Unique Logistics and its stockholders and recommends that Unique Logistics stockholders approve the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions by submitting a written consent.

Please complete, date, and sign the written consent furnished with this proxy statement/consent solicitation statement/prospectus and return it promptly to Unique Logistics by one of the means described in “Unique Logistics’ Solicitation of Written Consents.”

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FREQUENTLY USED TERMS

Unless otherwise stated in this proxy statement/consent solicitation statement/prospectus or the context otherwise requires, references to:

“amended and restated bylaws” are to the form of amended and restated bylaws of Unique Logistics International Holdings, Inc., attached as Annex C;

“Closing” are to the consummation of the Transactions;

“Closing Date” are to the date on which the Transactions are consummated;

“Closing Merger Consideration” are to the aggregate consideration to be paid to the stockholders of Unique Logistics at Closing pursuant to the Merger Agreement. For the avoidance of doubt, the Closing Merger Consideration does not include the Earnout Consideration (as hereinafter defined);

“Combined Company” are to the new public entity following the consummation of the Transactions, the name of which will be Unique Logistics International Holdings, Inc.;

“Combined Company’s Common Stock” are to shares of common stock, par value $0.001 per share, of the Combined Company;

“Combined Company Warrants” are to all issued and outstanding warrants to purchase shares of the Combined Company’s Common Stock immediately following the Closing of the Merger;

“Common Exchange Ratio” are to the quotient obtained by dividing (i) the Per Share Consideration Value by (ii) $10.00 (subject to equitable adjustment);

“completion window” are to the period following the completion of the Edify IPO at the end of which, if Edify has not completed an initial business combination, it will redeem 100% of the public shares at a per share price, payable in cash, equal to the aggregate amount then on deposit in the trust account, including interest (net of permitted tax and working capital withdrawals and up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding public shares, subject to applicable law and certain conditions. The completion window ends on October 20, 2023 (or January 20, 2024 if Edify has extended the deadline for completing a business combination by a month by contributing $75,000 to the trust account in accordance with the current certificate of incorporation);

“current bylaws” are to Edify’s bylaws in effect as of the date of this proxy statement/consent solicitation statement/prospectus;

“current certificate of incorporation” are to Edify’s amended and restated certificate of incorporation (as amended by the Second Charter Amendment) in effect as of the date of this proxy statement/consent solicitation statement/prospectus;

“Debt Facility” are to the senior secured financing facility in the maximum aggregate principal amount of $35,000,000 to be provided by CB Agent Services LLC (and/or such other lenders as are party thereto) to Unique Logistics, on such terms and conditions as are set forth in that certain term sheet set forth as Exhibit A to the Commitment Letter, dated as of December 18, 2022, provided by CB Agent Services LLC (and/or such other lenders as are party thereto) to Unique Logistics, consisting of (a) an initial term loan facility in the original principal amount up to $25,000,000, and (b) a $10,000,000 delayed draw term loan facility;

“DGCL” are to the Delaware General Corporation Law, as amended;

“Edify” are to Edify Acquisition Corp., a Delaware corporation;

“Edify Board” are to the board of directors of Edify;

“Edify IPO” are to the initial public offering by Edify that closed on January 20, 2021;

“Edify’s Class A common stock” are, prior to consummation of the Transactions, to Edify’s Class A common stock, par value $0.0001 per share and, following consummation of the Transactions, to the Class A common stock, par value $0.0001 per share of the Combined Company;

“Edify’s Class B common stock” are to Edify’s Class B common stock, par value $0.0001 per share;

“Edify’s common stock” are to, collectively, Edify’s Class A common stock and Edify’s Class B common stock;

“Effective Time” are to the date and time that the Merger becomes effective;

“Exchange Act” are to the Securities Exchange Act of 1934, as amended;

“First Charter Amendment” are to the amendment to Edify’s amended and restated certificate of incorporation, dated December 22, 2022, pursuant to which Edify is permitted to extend the date by which Edify must consummate a business combination from January 20, 2023 (the date that is 24 months from the closing date of the Edify IPO) to April 20, 2023 (the date that is 27 months from the closing date of the Edify IPO) and on a monthly basis up to three times from April 20, 2023 to July 20, 2023 (the date that is 30 months from the closing date of the Edify IPO) by (i) depositing $225,000 into the trust account for the three month extension from January 20, 2023 to April 20, 2023 and (ii) depositing $75,000 into the trust account for each subsequent one-month extension from April 20, 2023 to July 20, 2023;

“founder shares” are to shares of Edify’s Class B common stock and Edify’s Class A common stock issued upon the automatic conversion thereof at the time of Edify’s initial business combination. The founder shares are held of record by the Sponsor as of the record date;

“GAAP” are to accounting principles generally accepted in the United States of America;

“HSR Act” are to the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended;

“Incentive Plan” are to the Unique Logistics International Holdings, Inc. 2023 Equity Incentive Plan;

“Insiders” are to Ronald H. Schlosser, Morris Beyda, Susan Wolford, Jason Beckman, Jason Colodne, Rosamund M. Else-Mitchell, and Ari Horowitz;

“Lock-Up Agreement” are to the Lock-Up Agreement, dated as of December 18, 2022, by and among Edify and certain other parties thereto;

“Merger” are to the merger of Merger Sub and Unique Logistics, with Unique Logistics surviving such merger as a wholly owned subsidiary of Edify;

“Merger Agreement” are to that certain Agreement and Plan of Merger, dated as of December 18, 2022, by and among Edify, Unique Logistics and Merger Sub, as amended pursuant to Amendment No. 1 thereto dated as of July 19, 2023 and the Acknowledgement and Waiver Agreement with respect thereto dated as of September 18, 2023, as the same may be further amended, modified, supplemented or waived from time to time;

“Merger Consideration” are to the aggregate consideration to be paid to the stockholders of Unique Logistics pursuant to the Merger Agreement;

“Nasdaq” are to The Nasdaq Stock Market LLC;

“NRS” are to the Nevada Revised Statutes;

“Original Projections” means the financial projections prepared by the management of Unique Logistics that were delivered to Edify in November 2022 in connection with the Transactions;

“Per Share Consideration Value” are to the quotient of (i) $282 million, divided by (ii) the sum of (A) the number of shares of Unique Logistics Common Stock plus (B) the number of shares of Unique Logistics Common Stock into which all of the shares of Unique Logistics Convertible Preferred Stock would convert, in each case, as of immediately prior to the Merger, taking into account the effects of the Transactions in accordance with the certificate of designations applicable to such Unique Logistics Convertible Preferred Stock;

“private placement warrants” are to Edify’s warrants issued to the Sponsor in a private placement simultaneously with the closing of the Edify IPO;

“pro forma” are to giving pro forma effect to the Transactions and the other related events contemplated by the Merger Agreement;

“Projections” are to the Original Projections and the Updated Projections, collectively;

“public shares” are to shares of Edify’s Class A common stock sold as part of the units in the Edify IPO (whether they were purchased in the Edify IPO or thereafter in the open market);

“public stockholders” are to the holders of Edify’s public shares, including the Sponsor and Edify’s officers and directors to the extent the Sponsor and Edify’s officers or directors purchase public shares, provided that each of their status as a “public stockholder” shall only exist with respect to such public shares;

“public warrants” are to Edify’s warrants sold as part of the units in the Edify IPO (whether they were purchased in the Edify IPO or thereafter in the open market);

“SEC” are to the United States Securities and Exchange Commission;

“Second Charter Amendment” are to the amendment to Edify’s amended and restated certificate of incorporation, dated December 22, 2022, as amended pursuant to the First Charter Amendment, pursuant to which Edify is permitted to extend the date by which Edify must consummate a business combination from July 20, 2023 (the date that is 30 months from the closing date of the Edify IPO) to October 20, 2023 (the date that is 33 months from the closing date of the Edify IPO) (the “Amended Date”) and on a monthly basis up to three times from the Amended Date to January 20, 2024 (the date that is 36 months from the closing date of the Edify IPO) by (i) depositing $225,000 into the trust account for the three month extension from July 20, 2023 to the Amended Date (the “Initial Extension”) and (ii) depositing $75,000 into the trust account for each subsequent one-month extension from the Amended Date to January 20, 2024;

“Securities Act” are to the Securities Act of 1933, as amended;

“Sponsor” are to Colbeck Edify Holdings, LLC, a Delaware limited liability company, in which certain of Edify’s directors and officers hold membership interests;

“Sponsor Support Agreement” are to the Sponsor Support Agreement, dated as of December 18, 2022, by and among Edify, Unique Logistics, the Sponsor and the other parties thereto, as amended by the Amendment thereto dated as of September 18, 2023;

“Transaction Agreements” are to the Merger Agreement, the Lock-Up Agreement, the Sponsor Support Agreement, the Voting and Support Agreement, the Registration Rights Agreement, the certificate of incorporation existing on the date of the Merger Agreement, the current bylaws, and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto;

“Transactions” are to the Merger, together with the other transactions contemplated by the Merger Agreement and the other Transaction Agreements;

“trust account” are to the trust account of Edify that holds the proceeds from the Edify IPO;

“Unique Logistics” are to Unique Logistics International, Inc., a Nevada corporation;

“Unique Logistics Common Stock” are to the common stock, par value $0.001 per share, of Unique Logistics;

“Unique Logistics Convertible Preferred Stock” are to, collectively, Unique Logistics Series A Convertible Preferred Stock, Unique Logistics Series B Convertible Preferred Stock, Unique Logistics Series C Convertible Preferred Stock, and Unique Logistics Series D Convertible Preferred Stock;

“Unique Logistics Series A Convertible Preferred Stock” are to the Series A convertible preferred stock, par value $0.001 per share, of Unique Logistics;

“Unique Logistics Series B Convertible Preferred Stock” are to the Series B convertible preferred stock, par value $0.001 per share, of Unique Logistics;

“Unique Logistics Series C Convertible Preferred Stock” are to the Series C convertible preferred stock, par value $0.001 per share, of Unique Logistics;

“Unique Logistics Series D Convertible Preferred Stock” are to the Series D convertible preferred stock, par value $0.001 per share, of Unique Logistics;

“Unique Logistics Shares” are to the Unique Logistics Common Stock, Unique Logistics Series A Convertible Preferred Stock, Unique Logistics Series B Convertible Preferred Stock, Unique Logistics Series C Convertible Preferred Stock, and Unique Logistics Series D Convertible Preferred Stock;

“Unique Logistics stockholders” are to the stockholders of Unique Logistics International, Inc.;

“Updated Projections” means the revised financial projections prepared by the management of Unique Logistics in connection with the Transactions in May 2023;

“Voting and Support Agreement” are to the Company Voting and Support Agreement, dated as of December 18, 2022, by and among Edify, Unique Logistics, Frangipani Trade Services, Inc. and Great Eagle Freight Limited; and

“warrants” are to the public warrants and the private placement warrants.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS

The questions and answers below highlight only selected information from this proxy statement/consent solicitation statement/prospectus and only briefly address some commonly asked questions about, with respect to Edify, the special meeting and the proposals to be presented at the special meeting and, with respect to Unique Logistics, the matters stockholders are being asked to approve by written consent, including with respect to the proposed Merger. The following questions and answers do not include all the information that is important to Edify or Unique Logistics stockholders. We urge stockholders to read carefully this entire proxy statement/consent solicitation statement/prospectus, including the Annexes and the other documents referred to herein, to fully understand the proposed Merger and the voting procedures for the special meeting or the process for providing written consent, as applicable.

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS — EDIFY STOCKHOLDERS AND UNIQUE LOGISTICS STOCKHOLDERS

Q.     What will happen in the Merger?

A.     Pursuant to the Merger Agreement, and upon the terms and subject to the conditions set forth therein, Edify will acquire Unique Logistics in a series of transactions we collectively refer to as the “business combination” or the “Transactions.” At the closing of the business combination contemplated by the Merger Agreement, among other things, Merger Sub will merge with and into Unique Logistics, with Unique Logistics surviving the Merger as a wholly owned subsidiary of Edify.

Q.     Following the business combination, will the Combined Company’s securities continue to trade on a stock exchange?

A.     Yes. We are applying to have the Combined Company’s Common Stock and Combined Company Warrants listed on the Nasdaq Capital Market. In connection with the business combination, Edify will change its name to Unique Logistics International Holdings, Inc., and upon the Closing, we expect that and the Combined Company’s Common Stock and warrants will begin trading on the Nasdaq Capital Market under the symbols “[_]” and “[_].WS” respectively. As a result, Edify’s publicly traded units will separate into the component securities upon consummation of the business combination and will no longer trade as a separate security.

Q.     Will the management of Unique Logistics change in the business combination?

A.     We anticipate that all of the executive officers of Unique Logistics and all the members of its board of directors will remain with the Combined Company. Please see the sections titled “Proposal No. 5 — The Director Election Proposal” and “Management After the Merger” for additional information.

Q.     What equity stake will current Edify stockholders and Unique Logistics stockholders hold in the Combined Company immediately after the consummation of the Transactions?

A.     As of the date of this proxy statement/consent solicitation statement/prospectus, except that the foregoing does not reflect the most recent redemption of Edify stockholders in July 2023, there are (i) 6,874,525 shares of common stock issued and outstanding, which includes the 5,186,861 founder shares held by the Sponsor and the 1,687,664 public shares and (ii) 19,440,000 warrants issued and outstanding, which includes the 5,640,000 private placement warrants held by the Sponsor and the 13,800,000 public warrants. Each whole warrant entitles the holder thereof to purchase one share of Edify’s Class A common stock and, following the Transactions, will entitle the holder thereof to purchase one share of the Combined Company’s Common Stock. Therefore, as of the date of this proxy statement/consent solicitation statement/prospectus (without giving effect to the Transactions) the Edify fully diluted share capital would be 26,314,525 common stock equivalents.

We anticipate that upon completion of the Transactions (i) Unique Logistics stockholders will hold an ownership interest of 80.4% of the issued and outstanding shares of the Combined Company’s Common Stock, (ii) the Sponsor will hold an ownership interest of 14.8% of the issued and outstanding shares of the Combined Company’s Common Stock, and (iii) Edify’s public stockholders will retain an ownership interest of 4.8% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume that (A) no public stockholders exercise their redemption rights in connection with the Transactions, (B) no warrant holders exercise their warrants to purchase the Combined Company’s Common Stock, and

(C) no Earnout Shares are issued. Assuming the exercise and conversion of all securities and that no public stockholders exercise their redemption rights in connection with the Transactions, the Sponsor will hold 19.9% of the issued and outstanding shares of the Combined Company. If the actual facts are different from these assumptions, these ownership percentages will be different.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	No redemptions		50% redemptions		Maximum redemptions
Public stockholders	1,687,664	4.8%	843,832	2.5%	—	0.0%
Sponsor(1)	5,186,861	14.8%	5,186,861	15.2%	5,186,861	15.5%
Unique Logistics stockholders	28,200,000	80.4%	28,200,000	82.4%	28,200,000	84.5%
Total	35,074,525	100.0%	34,230,693	100.0%	33,386,861	100.0%

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(1)      net of 1,713,139 shares forfeited upon closing of the Transactions.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above as well as the shares that could be issued under the warrants and assuming issuance of all of the Earnout Shares.

	No redemptions		50% redemptions		Maximum redemptions
Public stockholders	1,687,664	3.0%	843,832	1.5%	—	0.0%
Sponsor(1)	5,186,861	9.1%	5,186,861	9.2%	5,186,861	9.4%
Unique Logistics	28,200,000	49.5%	28,200,000	50.2%	28,200,000	51.0%
Unique Logistics – Earnout Shares	2,500,000	4.4%	2,500,000	4.5%	2,500,000	4.5%
Public warrants	13,800,000	24.2%	13,800,000	24.6%	13,800,000	24.9%
Private placement warrants	5,640,000	9.9%	5,640,000	10.0%	5,640,000	10.2%
Total	57,014,525	100.0%	56,170,693	100.0%	55,326,861	100.0%

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(1)      net of 1,713,139 shares forfeited upon closing of the Transactions.

See the subsection titled “Summary of the Proxy Statement/Consent Solicitation Statement/Prospectus — Ownership and Voting Power of the Combined Company” and section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Q.     What conditions must be satisfied to complete the Merger?

A.     There are a number of closing conditions in the Merger Agreement, including the expiration or termination of the applicable waiting period under the HSR Act and the approval by the stockholders of Edify of the Merger proposal, the Nasdaq proposal, the charter proposal, the incentive plan proposal and the director proposal. For a summary of the conditions that must be satisfied or waived prior to completion of the business combination, please see the section titled “Proposal No. 1 — The Merger Proposal — Certain Agreements Related to the Merger — Merger Agreement.”

Q.     When do you expect to complete the Merger?

A.     Edify and Unique Logistics currently anticipate that the Merger will be consummated promptly following the Edify special meeting which is set for [•], 2023, subject to the satisfaction of customary closing conditions; such meeting, however, could be adjourned, as described above. For a description of the conditions to the completion of the business combination, please see the section titled “Proposal No. 1 — The Merger Proposal — The Merger Agreement — Conditions to Closing.”

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS — EDIFY STOCKHOLDERS

Q.     Why am I receiving this proxy statement/consent solicitation statement/prospectus?

A.     Edify and Unique Logistics have agreed to a merger under the terms of the Merger Agreement that is described in this proxy statement/consent solicitation statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/consent solicitation statement/prospectus as Annex A, and Edify encourages its stockholders to read it in its entirety. Edify’s stockholders are being asked to consider and vote upon a proposal to adopt the Merger Agreement and approve the transactions contemplated thereby, which, among other things, includes provisions for the merger of Merger Sub with and into Unique Logistics, with Unique Logistics surviving such merger as a wholly owned subsidiary of Edify. Please see the section titled “Proposal No. 1 — The Merger Proposal.”

This proxy statement/consent solicitation statement/prospectus and its Annexes contain important information about the proposed business combination and the other matters to be acted upon at the special meeting. You should read this proxy statement/consent solicitation statement/prospectus and its Annexes carefully and in their entirety.

Your vote is important. You are encouraged to submit your proxy as soon as possible after carefully reviewing this proxy statement/consent solicitation statement/prospectus and its Annexes.

Q.     When and where is the special meeting?

A.     The special meeting will be held via live webcast on [•], 2023 at [•] a.m. Eastern Time. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

Q.     What are the proposals on which I am being asked to vote at the special meeting?

A.     The stockholders of Edify will be asked to consider and vote on the following proposals at the special meeting:

1.      a proposal to approve the merger described in this proxy statement/consent solicitation statement/prospectus, including (a) adopting the Merger Agreement and (b) approving the other transactions contemplated by the Merger Agreement and the other Transaction Agreements described in this proxy statement/consent solicitation statement/prospectus. Please see the section titled “Proposal No. 1 — The Merger Proposal”;

2.      a proposal to approve and adopt the second amended and restated certificate of incorporation of Edify in the form attached hereto as Annex B. Please see the section titled “Proposal No. 2 — The Charter Proposal”;

3.      a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately, in accordance with the requirements of the SEC. Please see the section titled “Proposal No. 3 — The Governance Proposal”;

4.      a proposal to approve and adopt the Incentive Plan, and the material terms thereof, including the authorization of the initial share reserve thereunder. Please see the section titled “Proposal No. 4 — The Incentive Plan Proposal”;

5.      a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement. Please see the section titled “Proposal No. 5 — The Director Election Proposal”;

6.      a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Edify’s Class A common stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”; and

7.      a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal. Please see the section titled “Proposal No. 7 — The Adjournment Proposal.”

Edify will hold the special meeting of its stockholders to consider and vote upon these proposals. This proxy statement/consent solicitation statement/prospectus contains important information about the proposed business combination and the other matters to be acted upon at the special meeting. Stockholders should read it carefully.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

The vote of stockholders is important. Stockholders are encouraged to vote as soon as possible after carefully reviewing this proxy statement/consent solicitation statement/prospectus.

Q.     Why is Edify proposing the Merger?

A.     Edify was organized to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities.

On January 20, 2021, Edify completed its initial public offering of units, with each unit consisting of one share of its Edify’s Class A common stock and one-half of one warrant, each whole warrant to purchase one share of Edify’s Class A common stock at a price of $11.50, raising total gross proceeds of approximately $276,000,000. Since the Edify IPO, Edify’s activity has been limited to the evaluation of business combination candidates.

On December 21, 2022, Edify held a special meeting of its stockholders at which the stockholders approved a proposal to amend our Amended and Restated Certificate of Incorporation (the “First Charter Amendment”) to allow Edify to extend the date by which Edify must consummate a business combination from January 20, 2023 (the date that is 24 months from the closing date of the Edify IPO) to April 20, 2023 (the date that is 27 months from the closing date of the Edify IPO) and on a monthly basis up to three times from April 20, 2023 to July 20, 2023 (the date that is 30 months from the closing date of the Edify IPO) by (i) depositing $225,000 into the trust account for the three month extension from January 20, 2023 to April 20, 2023 and (ii) depositing $75,000 into the trust account for each subsequent one-month extension from April 20, 2023 to July 20, 2023. On January 20, 2023, Edify made a cash contribution of $225,000 to the trust account for the extension from January 20, 2023 to April 20, 2023. In addition, the stockholders elected to redeem an aggregate of 25,912,336 shares of Edify’s Class A common stock in connection with the First Charter Amendment. As a result, an aggregate of $261,561,217 (or approximately $10.09 per share) was removed from the trust account to pay such stockholders and 1,687,664 shares of Edify’s Class A common stock were then issued and outstanding following such redemption. Edify subsequently made monthly cash contributions of $75,000 to the trust account to extend the date by which Edify must consummate a business combination from April 20, 2023 to July 20, 2023.

On July 20, 2023, Edify held a special meeting of its stockholders at which the stockholders approved a proposal to amend our Amended and Restated Certificate of Incorporation (the “Second Charter Amendment”) to allow Edify to extend the date by which Edify must consummate a business combination from July 20, 2023 (the date that is 30 months from the closing date of the Edify IPO) to October 20, 2023 (the date that is 33 months from the closing date of the Edify IPO) (the “Amended Date”) and on a monthly basis up to three times from the Amended Date to January 20, 2024 (the date that is 36 months from the closing date of the Edify IPO) by (i) depositing $225,000 into the trust account for the three month extension from July 20, 2023 to the Amended Date (the “Initial Extension”) and (ii) depositing $75,000 into the trust account for each subsequent one-month extension from the Amended Date to January 20, 2024. On July 20, 2023, Edify made a cash contribution of $225,000 to the trust account for the Initial Extension. In addition, the stockholders elected to redeem an aggregate of 697,235 shares of Edify’s Class A common stock in connection with the Second Charter Amendment. As a result, an aggregate of $7,488,538.44 (or approximately $10.74 per share) was removed from the trust account to pay such stockholders and 990,429 shares of Edify’s Class A common stock were then issued and outstanding following such redemption. As of [•], 2023, there was approximately $[•] held in the trust account.

The Edify Board conducted extensive due diligence on Unique Logistics’ business, financial condition, management team, and future growth prospects in executing upon and achieving its business plan. The Edify Board considered the results of the diligence review, including [_]. As a result, Edify believes that a business combination with Unique Logistics will provide Edify stockholders with an opportunity to participate in the ownership of a company with significant growth potential. Please see the section titled “Proposal No. 1 — The Merger Proposal — The Edify Board of Directors’ Reasons for Approval of the Transactions.”

Q.     Why is Edify providing stockholders with the opportunity to vote on the Merger?

A.     Under Edify’s current certificate of incorporation, it must provide all holders of public shares with the opportunity to have their public shares redeemed upon the consummation of its initial business combination either in conjunction with a tender offer or in conjunction with a stockholder vote. For business and other reasons, Edify has elected to provide its stockholders with the opportunity to have their public shares redeemed in connection with a stockholder vote rather than a tender offer. Therefore, Edify is seeking to obtain the approval of its stockholders of the Merger proposal in order to allow Edify’s public stockholders to effectuate redemptions of their public shares in connection with the closing of the business combination.

Q.     What happens if I sell my shares of Edify’s Class A common stock before the special meeting?

A.     The record date for the special meeting is earlier than the date that the business combination is expected to be completed. If you transfer your shares of Edify’s Class A common stock after the record date, but before the special meeting, unless the transferee obtains from you a proxy to vote those shares, you will retain your right to vote at the special meeting. However, you will not be able to seek redemption of your shares of Edify’s Class A common stock because you will no longer be able to deliver them for cancellation upon consummation of the business combination. If you transfer your shares of Edify’s Class A common stock prior to the record date, you will have no right to vote those shares at the special meeting or redeem those shares for a pro rata portion of the proceeds held in our trust account.

Q.     What constitutes a quorum at the special meeting?

A.     A majority of the voting power of all issued and outstanding shares of common stock entitled to vote as of the record date at the special meeting must be present via the virtual meeting platform, or represented by proxy, at the special meeting to constitute a quorum and in order to conduct business at the special meeting. Abstentions will be counted as present for the purpose of determining a quorum. As of the record date for the special meeting, [•] shares of our common stock would be required to be present at the special meeting to achieve a quorum.

Edify’s bylaws permit the chair of the special meeting to adjourn the special meeting, whether or not there is a quorum, to a later date, time, and place. Notice of such adjournment need not be given if the date, time, and place (or means of remote communication, if any) of the adjourned meeting are announced at the special meeting.

Q.     What vote is required to approve the proposals presented at the special meeting?

A.     The Merger proposal requires the affirmative vote of a majority of all shares of Edify common stock outstanding and entitled to vote thereon. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the Merger proposal will have the same effect as a vote “against” such proposal.

The approval of each of the governance proposal (which is a non-binding advisory vote), the incentive plan proposal, the Nasdaq proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of outstanding shares of Edify’s common stock present at the special meeting by attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the governance proposal, the incentive plan proposal, the Nasdaq proposal and the adjournment proposal will have no effect on the outcome of such proposals.

The approval of the charter proposal requires the affirmative vote of holders of at least 65% of all outstanding shares of Edify’s Class A common stock and Edify’s Class B common stock on the record date, voting together as a single class, and the affirmative vote of holders of a majority of Edify’s Class A common stock voting as a separate class. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting, or to abstain from voting, on the charter proposal will have the same effect as a vote “against” such proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of Edify’s common stock present at the special meeting by attendance via the virtual meeting website or represented by proxy and entitled to vote thereon at the special meeting. This means that the [_] director nominees who receive the most affirmative votes will be elected. Edify stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

Q.     How many votes do I have at the special meeting?

A.     Our stockholders are entitled to one vote on each proposal presented at the special meeting for each share of common stock held of record as of [•], 2023, the record date for the special meeting. As of the close of business on the record date, there were [•] outstanding shares of our common stock.

Q.     Why is Edify proposing the governance proposal?

A.     As required by applicable SEC guidance, Edify is requesting that its stockholders vote upon, on a non-binding advisory basis, a proposal to approve certain governance provisions contained in the second amended and restated certificate of incorporation that materially affect stockholder rights. This separate vote is not otherwise required by Delaware law separate and apart from the charter proposal, but pursuant to SEC guidance, Edify is required to submit these provisions to its stockholders separately for approval. However, the stockholder vote regarding this proposal is an advisory vote and, therefore, is not binding on Edify and the Edify Board (separate and apart from the approval of the charter proposal). Furthermore, the business combination is not conditioned on the separate approval of the governance proposal (separate and apart from approval of the charter proposal). Please see the section titled “Proposal No. 3 — The Governance Proposal.”

Q.     Do I have redemption rights?

A.     If you are a holder of public shares, you have the right to demand that Edify redeem such shares for a pro rata portion of the cash held in the trust account. Edify sometimes refers to these rights to demand redemption of the public shares as “redemption rights.”

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom such holder is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act) will be restricted from seeking redemption with respect to more than 15% of the public shares. Accordingly, Edify will not redeem any public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group.”

Under Edify’s current certificate of incorporation, it may consummate the Merger only if Edify has at least $5,000,001 of net tangible assets after giving effect to all holders of public shares that properly demand redemption of their shares for cash.

Q.     How do I exercise my redemption rights?

A.     If you are a holder of public shares and wish to exercise your redemption rights, you must demand that Edify redeem your shares for cash no later than the second business day preceding the vote on the Merger proposal by delivering your stock to Edify’s transfer agent physically or electronically using Depository Trust Company’s DWAC (Deposit and Withdrawal at Custodian) system prior to the vote at the special meeting. Any holder of public shares will be entitled to demand that such holder’s shares be redeemed for a full pro rata portion of the amount then in the trust account (which, for illustrative purposes, was approximately $[•] or $[•] per share, as of [•], 2023, the record date for the special meeting). Edify will pay such amount, less any owed but unpaid taxes on the funds in the trust account, promptly upon consummation of the business combination. However, under Delaware law, the proceeds held in the trust account could be subject to claims that could take priority over those of Edify’s public stockholders exercising redemption rights, regardless of whether such holders vote for or against the Merger proposal. Therefore, the per-share distribution from the trust account in such a situation may be less than originally anticipated due to such claims. Your vote on any proposal other than the Merger proposal will have no impact on the amount you will receive upon exercise of your redemption rights.

Any request for redemption, once made by a holder of public shares, may be withdrawn at any time up to the time the vote is taken with respect to the Merger proposal at the special meeting. If you deliver your shares for redemption to Edify’s transfer agent and later decide prior to the special meeting not to elect redemption, you may request that Edify’s transfer agent return the shares (physically or electronically). You may make such request by contacting Edify’s transfer agent at the address listed at the end of this section.

Any corrected or changed proxy card or written demand of redemption rights must be received by Edify’s transfer agent prior to the vote taken on the Merger proposal at the special meeting. No demand for redemption will be honored unless the holder’s stock has been delivered (either physically or electronically) to the transfer agent prior to the vote at the special meeting.

If a redemption demand is properly made as described above, then, if we consummate the Merger, Edify will redeem these shares for a pro rata portion of funds deposited in the trust account. If you exercise your redemption rights, then you will be exchanging your shares of Edify’s common stock for cash.

Q.     What are the U.S. federal income tax consequences of exercising my redemption rights?

A.     In the event that a U.S. Holder (as defined in “Material U.S. Federal Income Tax Consequences”) elects to redeem its shares of Edify’s Class A common stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as a sale or exchange of the shares of Edify’s Class A common stock under Section 302 of the Internal Revenue Code of 1986, as amended (the “Code”), or is treated as a distribution under Section 301 of the Code. Whether the redemption qualifies as a sale or exchange or is treated as a distribution will depend on the facts and circumstances of each particular U.S. Holder at the time such U.S. Holder exercises his, her, or its redemption rights. If the redemption qualifies as a sale or exchange of the shares of Edify’s Class A common stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the shares of Edify’s Class A common stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Edify’s Class A common stock redeemed exceeds one year. The deductibility of capital losses is subject to limitations. See “Material U.S. Federal Income Tax Consequences — Material U.S. Federal Income Tax Consequences of Exercising Redemption Rights” for a more detailed discussion of the U.S. federal income tax consequences of a U.S. Holder electing to redeem its shares of Edify’s Class A common stock for cash.

Q.     How do the public warrants differ from the private placement warrants and what are the related risks for any public warrant holders post business combination?

A.     The public warrants are identical to the private placement warrants, except that so long as they are held by the Sponsor or any of its permitted transferees, the private placement warrants (i) may be exercised for cash or on a cashless basis in accordance with the terms of the warrant agreement, (ii) may not be transferred, assigned or sold until 30 days after Edify’s completion of an initial business combination, and (iii) are not be redeemable by Edify.

Following the Closing, the Combined Company may redeem your public warrants prior to their exercise at a time that is disadvantageous to you. The Combined Company will have the ability to redeem outstanding public warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per public warrant, provided that the closing price of the Combined Company’s Common Stock equals or exceeds $18.00 per share (as adjusted for adjustments to the number of shares issuable upon exercise or the exercise price of a warrant) for any 20 trading days within a 30 trading day period ending on the third trading day prior to proper notice of such redemption, provided that certain other conditions are met. If and when the public warrants become redeemable by the Combined Company, it may exercise the redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. As a result, the Combined Company may redeem the public warrants as set forth above even if the holders are otherwise unable to exercise the public warrants. Redemption of the outstanding public warrants could force you (i) to exercise your public warrants and pay the exercise price therefor at a time when it may be disadvantageous for you to do so, (ii) to sell your public warrants at the then-current market price when you might otherwise wish to hold your public warrants or (iii) to accept the nominal redemption price which, at the time the outstanding public warrants are called for redemption, is likely to be substantially less than the market value of your warrants.

If a registration statement covering the shares of common stock issuable upon exercise of the public warrants is not effective within 60 days from the consummation of Edify’s initial business combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Combined Company shall have failed to maintain an effective registration statement, exercise the public warrants on a cashless basis pursuant to the exemption from registration provided by Section 3(a)(9) of the Securities Act provided that such exemption is available. If an exemption from registration is not available, holders will not be able to exercise their warrants on a cashless basis.

Historical trading prices for shares of Edify’s Class A common stock have varied between a low of approximately $[_] per share on [_], 2021 to a high of approximately $[_] per share on [_], 2023 but have not approached the $18.00 per share threshold for redemption (which, as described above, would be required for 20 trading days within a 30 trading-day period after they become exercisable and prior to their expiration, at which point the public warrants would become redeemable). In the event that, after the Transactions, the Combined Company elects to redeem all of the redeemable warrants as described above, the Combined Company will fix a date for the redemption. Notice of redemption will be mailed by first class mail, postage prepaid, by the Combined Company not less than 30 days prior to the redemption date to the registered holders of the public warrants to be redeemed at their last addresses as they appear on the registration books. Any notice mailed in the manner provided in the Warrant Agreement dated January 14, 2021, between Edify and Continental Stock Transfer & Trust Company, as warrant agent, shall be conclusively presumed to have been duly given whether or not the registered holder received such notice. In addition, beneficial owners of the redeemable warrants will be notified of such redemption by our posting of the redemption notice to the Depository Trust Corporation. Please see “Risk Factors — Even if Edify consummates the Business Combination, there can be no assurance that the public warrants will be in the money during their exercise period, and they may expire worthless” and “Risk Factors — Edify may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants” for more information.

Q.     Do I have appraisal rights if I object to the proposed business combination?

A.     No. Neither Edify stockholders nor its unit or warrant holders have appraisal rights in connection with the business combination under the DGCL. Please see the section titled “Special Meeting of Edify Stockholders — Appraisal Rights.”

Q.     What happens to the funds deposited in the trust account after consummation of the business combination?

A.     Edify placed the net proceeds of the Edify IPO, a total of $276,000,000, in the trust account immediately following the closing of the Edify IPO. On December 21, 2022, Edify held a special meeting of its stockholders at which its stockholders approved the First Charter Amendment. On January 20, 2023, Edify made a cash contribution of $225,000 to the trust account for the extension from January 20, 2023 to April 20, 2023. In addition, the stockholders elected to redeem an aggregate of 25,912,336 shares of Edify’s Class A common stock in connection with the First Charter Amendment. As a result, an aggregate of $261,561,217 (or approximately $10.09 per share) was removed from the trust account to pay such stockholders and 1,687,664 shares of Edify’s Class A common stock were then issued and outstanding following such redemption. Edify subsequently made monthly cash contributions of $75,000 to the trust account to extend the date by which Edify must consummate a business combination from April 20, 2023 to July 20, 2023. On July 20, 2023, Edify held a special meeting of its stockholders at which the stockholders approved the Second Charter Amendment, which allows Edify to extend the date by which Edify must consummate a business combination from July 20, 2023 (the date that is 30 months from the closing date of the Edify IPO) to October 20, 2023 (the date that is 33 months from the closing date of the Edify IPO) and on a monthly basis up to three times from the Amended Date to January 20, 2024 (the date that is 36 months from the closing date of the Edify IPO) by (i) depositing $225,000 into the trust account for the three month extension from July 20, 2023 to the Amended Date and (ii) depositing $75,000 into the trust account for each subsequent one-month extension from the Amended Date to January 20, 2024. On July 20, 2023, Edify made a cash contribution of $225,000 to the trust account for the Initial Extension. In addition, the stockholders elected to redeem an aggregate of 697,235 shares of Edify’s Class A common stock in connection with the Second Charter Amendment. As a result, an aggregate of $7,488,538.44 (or approximately $10.74 per share) was removed from the trust account to pay such stockholders and 990,429 shares of Edify’s Class A common stock were then issued and outstanding following such redemption. See “— Why is Edify proposing the business combination?” for additional details. As of [•], 2023, the record date for the special meeting, there was approximately $[•] held in the trust account. After consummation of the Merger, the funds in the trust account will be used to pay holders of the public shares who exercise redemption rights, to pay fees and expenses incurred in connection with the business combination (including the deferred underwriting commissions).

Q.     What happens if a substantial number of public stockholders vote in favor of the Merger proposal and exercise their redemption rights?

A.     Edify’s public stockholders may vote in favor of the business combination and still exercise their redemption rights. Accordingly, the business combination may be consummated even though the funds available from the trust account and the number of public stockholders are substantially reduced as a result of redemptions by public stockholders.

Q.     What happens if the business combination is not consummated?

A.     If Edify does not complete the business combination with Unique Logistics for whatever reason, Edify would search for another target business with which to complete a business combination. If Edify does not complete a business combination with Unique Logistics or another target business by October 20, 2023 (or January 20, 2024 if Edify has extended the deadline for completing a business combination by a month by contributing $75,000 to the trust account in accordance with the current certificate of incorporation), Edify must redeem 100% of the outstanding public shares, at a per-share price, payable in cash, equal to the amount then held in the trust account divided by the number of outstanding public shares. The Sponsor and the Insiders have no redemption rights in the event a business combination is not effected in the completion window, and, accordingly, their founder shares will be worthless. Additionally, in the event of such liquidation, there will be no distribution with respect to Edify’s outstanding warrants. Accordingly, the warrants will be worthless.

Q.     How does the Sponsor intend to vote on the proposals?

A.     The Sponsor owns of record and is entitled to vote an aggregate of 87.4% of the outstanding shares of Edify’s common stock as of the record date. The Sponsor and the Insiders have agreed to vote any founder shares and any public shares held by them as of the record date, in favor of the Transactions. The Sponsor and Insiders may have interests in the Transactions that may conflict with your interests as a stockholder, see the sections titled “Summary of the Proxy Statement/Consent Solicitation Statement/Prospectus — Interests of Certain Persons in the Merger” and “Proposal No. 1 — The Merger Proposal — Interests of Certain Persons in the Merger.”

Q.     What do I need to do now?

A.     Edify urges you to read carefully and consider the information contained in this proxy statement/consent solicitation statement/prospectus, including the Annexes, and to consider how the business combination will affect you as a stockholder and/or warrant holder of Edify. Stockholders should then vote as soon as possible in accordance with the instructions provided in this proxy statement/consent solicitation statement/prospectus and on the enclosed proxy card, or, if you hold your shares through a brokerage firm, bank or other nominee, on the voting instruction form provided by the broker, bank or other nominee.

Q.     How do I vote?

A.     The special meeting will be held via live webcast at [•] a.m. Eastern Time, on [•], 2023. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

If you are a holder of record of Edify’s common stock on [•], 2023, the record date for the special meeting, you may vote at the special meeting via the virtual meeting platform or by submitting a proxy for the special meeting. You may submit your proxy by completing, signing, dating and returning the enclosed proxy card in the accompanying pre-addressed postage paid envelope. If you hold your shares in “street name,” which means your shares are held of record by a broker, bank or nominee, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. In this regard, you must provide the broker, bank or nominee with instructions on how to vote your shares or, if you wish to attend the meeting and vote, obtain a proxy from your broker, bank or nominee.

Q.     If my shares are held in “street name,” will my broker, bank or nominee automatically vote my shares for me?

A.     No. Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe that the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.” Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Q.     How will a broker non-vote impact the results of each proposal?

A.     Broker non-votes will count as a vote “AGAINST” the charter proposal but will not have any effect on the outcome of any other proposals.

Q.     May I change my vote after I have mailed my signed proxy card?

A.     Yes. Stockholders of record may send a later-dated, signed proxy card to Edify’s transfer agent at the address set forth at the end of this section so that it is received prior to the vote at the special meeting or attend the special meeting and vote. Stockholders also may revoke their proxy by sending a notice of revocation to Edify’s transfer agent, which must be received prior to the vote at the special meeting.

Q.     What happens if I fail to take any action with respect to the special meeting?

A.     If you fail to take any action with respect to the special meeting and the business combination is approved by stockholders, the business combination will be consummated in accordance with the terms of the Merger Agreement. If you fail to take any action with respect to the special meeting and the business combination is not approved, we will not consummate the business combination.

Q.     What will happen if I sign and return my proxy card without indicating how I wish to vote?

A.     Signed and dated proxies that Edify receives without an indication of how the stockholder intends to vote on a proposal will be voted “FOR” each proposal presented to the stockholders at the special meeting. The proxyholders may use their discretion to vote on any other matters that properly come before the special meeting.

Q.     What should I do if I receive more than one set of voting materials?

A.     Stockholders may receive more than one set of voting materials, including multiple copies of this proxy statement/consent solicitation statement/prospectus and multiple proxy cards or voting instruction cards. For example, if you hold your shares of Edify’s common stock in more than one brokerage account, you will receive a separate voting instruction card for each brokerage account in which you hold shares. If you are a holder of record and your shares are registered in more than one name, you will receive more than one proxy card. Please complete, sign, date and return each proxy card and voting instruction card that you receive in order to cast a vote with respect to all of your shares of Edify’s common stock.

Q.     Who can help answer my questions?

A.     If you have questions about the Transactions or if you need additional copies of the proxy statement/consent solicitation statement/prospectus or the enclosed proxy card you should contact:

Edify Acquisition Corp.
888 7th Avenue, Floor 29
New York, NY 10106
Tel: (212) 603-2800

or:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: [•]

To obtain timely delivery, our stockholders must request any additional materials no later than five business days prior to the special meeting. You may also obtain additional information about Edify from documents filed with the SEC by following the instructions in the section titled “Where You Can Find More Information.” If you are a holder of public shares and you intend to seek redemption of your public shares, you will need to deliver your stock (either physically or electronically) to Edify’s transfer agent at the address below prior to the vote at the special meeting. See the section titled “Proposal No. 1 — The Merger Proposal — Redemption Rights.”

If you have questions regarding the certification of your position or delivery of your stock, please contact:

Continental Stock Transfer & Trust Company
1 State Street 30th Floor
New York, New York 10004
(212) 509-4000

QUESTIONS AND ANSWERS ABOUT THE PROPOSALS — UNIQUE LOGISTICS STOCKHOLDERS

Q.     Why am I receiving this proxy statement/consent solicitation statement/prospectus?

A.     Unique Logistics and Edify have agreed to a merger under the terms of the Merger Agreement that is described in this proxy statement/consent solicitation statement/prospectus. A copy of the Merger Agreement is attached to this proxy statement/consent solicitation statement/prospectus as Annex A, and Unique Logistics encourages its stockholders to read it in its entirety. Unique Logistics stockholders are being asked to consider and approve by written consent the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the transactions contemplated by the Merger Agreement, which, among other things, includes provisions for the merger of Merger Sub with and into Unique Logistics, with Unique Logistics surviving such merger as a wholly owned subsidiary of Edify. Please see the section titled “Proposal No. 1 — The Merger Proposal.”

This proxy statement/consent solicitation statement/prospectus and its Annexes contain important information about the proposed Merger and the other matters to be acted upon at the special meeting. You should read this proxy statement/consent solicitation statement/prospectus and its Annexes carefully and in their entirety.

Your vote is important. We encourage you to execute the enclosed written consent and return it to Unique Logistics as soon as possible after carefully reviewing this proxy statement/consent solicitation statement/prospectus and its Annexes.

In addition, as a result of the Transactions, all outstanding shares of Unique Logistics Common Stock and Unique Logistics Convertible Preferred Stock will be automatically cancelled in exchange for the right to receive shares of Edify’s Class A common stock in accordance with the terms of the Merger Agreement. This constitutes an offer by Edify of such shares of Edify’s Class A common stock, and this document is a prospectus of Edify with respect to Edify’s offer and issuance of such shares of Edify’s Class A common stock in connection with the Merger. As a Unique Logistics stockholder, you are being offered such shares of Edify’s Class A common stock in exchange for your shares of Unique Logistics Common Stock and/or Unique Logistics Convertible Preferred Stock in connection with the Merger, and that is also why you are receiving this proxy statement/consent solicitation statement/prospectus.

This proxy statement/consent solicitation statement/prospectus and its annexes contain important information about the proposed Transactions. You should read this proxy statement/consent solicitation statement/prospectus and its annexes carefully and in their entirety.

Q.     What vote is required to approve the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions?

A.     The approval of the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions requires the consent of a majority of the voting power of the Unique Logistics stockholders, with the holders of Unique Logistics Series A Convertible Preferred Stock and Unique Logistics Series B Convertible Preferred Stock voting together with the holders of the Unique Logistics Common Stock on an as-converted basis. Therefore, if you fail to execute and return your written consent, or otherwise withhold your written consent, it will have the same effect as voting against such approval. As further discussed below in this proxy statement/consent solicitation statement/prospectus, however, Unique Logistics stockholders holding shares of Unique Logistics Common Stock and Unique Logistics Convertible Preferred Stock sufficient to approve the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions have entered into Voting and Support Agreements whereby they have agreed to consent to the approval of the Merger Agreement and the Transactions. As a result, assuming such Unique Logistics stockholders comply with their obligations under such Voting and Support Agreements, approval of the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions by Unique Logistics stockholders is assured.

Q.     What do I need to do now?

A.      Unique Logistics urges you to read carefully and consider the information contained in this proxy statement/consent solicitation statement/prospectus, including the Annexes, and to consider how the Merger will affect you as a Unique Logistics stockholder. Stockholders should then review and execute the enclosed written consent and return it promptly to Unique Logistics by one of the means described in the section of this proxy statement/consent solicitation statement/prospectus titled “Unique Logistics’ Solicitation of Written Consents.” If you hold your shares through a brokerage firm, bank or other nominee, please follow the instructions provided by such brokerage firm, bank or other nominee to instruct them regarding the provision of a written consent; please contact your brokerage firm, bank or other nominee if you have not received instructions from them in this regard.

Q.     May I change my vote after I have submitted by written consent?

A.     No, the written consents are irrevocable.

Q.     Do I have appraisal or dissenter’s rights if I object to the proposed Merger?

A.      Under Section 92A.380 of the NRS, if the Merger is completed, subject to compliance with the requirements of Sections 92A.300 to 92A.500 of the NRS, Unique Logistics stockholders will have the right to dissent and demand payment in an amount that the Combined Company estimates to be the fair value of their shares of Unique Logistics Common Stock or Unique Logistics Convertible Preferred Stock. Each dissenter will then have the right to contest the Combined Company’s estimate of fair value. In order to exercise your dissenters’ rights, you must demand payment in writing no later than 30 days after the mailing of this proxy statement/consent solicitation statement/prospectus and comply precisely with other procedures set forth in Sections 92A.300 to 92A.500 of the NRS, which are included as Annex I to this proxy statement/consent solicitation statement/prospectus. This proxy statement/consent solicitation statement/prospectus shall constitute notice to you from Unique Logistics of the availability of dissenters’ rights under Sections 92A.300 to 92A.500 of the NRS.

Q.     Will holders of Unique Logistics Common Stock be subject to U.S. federal income tax on the shares of Edify’s Class A common stock that they receive in the Merger?

A.     As discussed more fully in the section titled “Material U.S. Federal Income Tax Consequences Tax Considerations — U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Unique Logistics Common Stock,” the Merger has been structured to qualify as a “reorganization” within the meaning of Section 368(a) of the Code. Assuming the Merger qualifies as a transaction under Section 368(a) of the Code, U.S. holders (as defined below) should generally not recognize gain or loss for U.S. federal income tax purposes with respect to the shares that they own as a result of the Merger.

Q.     What happens if the Merger is not completed?

A.     If Unique Logistics and Edify do not complete the Merger, Unique Logistics will remain an independent company and you will continue to hold the shares of Unique Logistics Common Stock and Unique Logistics Convertible Preferred Stock that you currently own.

SUMMARY OF THE PROXY STATEMENT/CONSENT SOLICITATION STATEMENT/PROSPECTUS

This summary highlights selected information from this proxy statement/consent solicitation statement/prospectus and does not contain all of the information that may be important to you. To better understand the proposals to be submitted for a vote at the special meeting (Edify stockholders) or that you are being asked to approve by written consent (Unique Logistics stockholders), including the Merger proposal, you should read this entire document carefully, including the Merger Agreement attached as Annex A to this proxy statement/consent solicitation statement/prospectus. The Merger Agreement is the legal document that governs the Transactions that will be undertaken in connection with the business combination. It is also described in detail in this proxy statement/consent solicitation statement/prospectus in the section titled “Proposal No. 1 —  The Merger Proposal —  Certain Agreements Related to the Merger — Merger Agreement.”

The Parties

Edify

Edify Acquisition Corp. is a blank check company formed in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses or entities. Edify was incorporated under the laws of Delaware on September 30, 2020.

On January 20, 2021, Edify closed its initial public offering of 27,600,000 units, including the exercise of the over-allotment option to the extent of 3,600,000 units, with each unit consisting of one share of its Class A common stock and one-half of one warrant, each whole warrant to purchase one share of its Class A common stock at a purchase price of $11.50 per share, subject to adjustment as provided in Edify’s final prospectus filed with the Securities and Exchange Commission on January 19, 2021 (File No. 333-251775). Edify sold the units in the Edify IPO at an offering price of $10.00 per unit, generating total gross proceeds of $276,000,000.

Simultaneously with the consummation of the Edify IPO and the exercise of the underwriters’ over-allotment option, Edify consummated the private sale of 5,640,000 warrants at $1.00 per warrant for an aggregate purchase price of $5,640,000. Edify deposited a total of $276,000,000 into the trust account and the remaining net proceeds became available for Edify to use as working capital to provide for business, legal and accounting due diligence on prospective business combination targets and continuing general and administrative expenses.

On December 21, 2022, Edify held a special meeting of its stockholders at which the stockholders approved the First Charter Amendment, which allowed Edify to extend the date by which Edify must consummate a business combination from January 20, 2023 (the date that is 24 months from the closing date of the Edify IPO) to April 20, 2023 (the date that is 27 months from the closing date of the Edify IPO) and on a monthly basis up to three times from April 20, 2023 to July 20, 2023 (the date that is 30 months from the closing date of the Edify IPO) by (i) depositing $225,000 into the trust account for the three month extension from January 20, 2023 to April 20, 2023 and (ii) depositing $75,000 into the trust account for each subsequent one-month extension from April 20, 2023 to July 20, 2023. On January 20, 2023, Edify made a cash contribution of $225,000 to the trust account for the extension from January 20, 2023 to April 20, 2023. In addition, the stockholders elected to redeem an aggregate of 25,912,336 shares of Edify’s Class A common stock in connection with the First Charter Amendment. As a result, an aggregate of $261,561,217 (or approximately $10.09 per share) was removed from the trust account to pay such stockholders and 1,687,664 shares of Edify’s Class A common stock were then issued and outstanding following such redemption. Edify subsequently made monthly cash contributions of $75,000 to the trust account to extend the date by which Edify must consummate a business combination from April 20, 2023 to July 20, 2023.

On July 20, 2023, Edify held a special meeting of its stockholders at which the stockholders approved the Second Charter Amendment, which allows Edify to extend the date by which Edify must consummate a business combination from July 20, 2023 (the date that is 30 months from the closing date of the Edify IPO) to October 20, 2023 (the date that is 33 months from the closing date of the Edify IPO) and on a monthly basis up to three times from the Amended Date to January 20, 2024 (the date that is 36 months from the closing date of the Edify IPO) by (i) depositing $225,000 into the trust account for the three month extension from July 20, 2023 to the Amended Date and (ii) depositing $75,000 into the trust account for each subsequent one-month extension from the Amended Date to January 20, 2024. On July 20, 2023, Edify made a cash contribution of $225,000 to the trust account for the Initial Extension. In addition, the stockholders elected to redeem an aggregate of 697,235 shares of Edify’s Class A common stock in connection with the Second Charter Amendment. As a result, an aggregate of $7,488,538.44 (or approximately $10.74 per share) was removed from the trust account to pay such stockholders and 990,429 shares of Edify’s Class A common stock were then issued and outstanding following such redemption. As of [•], 2023, there was approximately $[•] held in the trust account.

Edify’s units, Class A common stock and warrants are listed on the Nasdaq Capital Market under the symbols EACPU, EAC and EACPW, respectively.

The mailing address of Edify’s principal executive office is 888 Seventh Avenue — Floor 29, New York, NY 10106. Its telephone number is (212) 603-2800. After the consummation of the business combination, its principal executive office will be that of Unique Logistics.

Merger Sub

Edify Merger Sub, Inc. is a wholly owned subsidiary of Edify formed solely for the purpose of effectuating the Merger described herein. Merger Sub was incorporated under the laws of Nevada as a corporation on December 13, 2022. Merger Sub owns no material assets and does not operate any business.

The mailing address of Merger Sub’s principal executive office is 888 Seventh Avenue — Floor 29, New York, NY 10106. Its telephone number is (212) 603-2800. After the consummation of the business combination, Merger Sub will cease to exist as a separate legal entity.

Unique Logistics

Unique Logistics provides a full range of global logistics services by providing to its customers a robust international network that strategically supports the movement of its customers’ goods. Acting solely as a third-party logistics provider, Unique Logistics purchases available cargo space in volume from its network of carriers (such as airlines, ocean shipping, and trucking lines) and resells that space to its customers.

Operating via its subsidiaries, Unique Logistics provides a range of international logistics services that enable its customers to outsource to Unique Logistics sections of their supply chain process. Unique Logistics’ primary services include, air freight services, ocean freight services, customs brokerage and compliance services, warehousing and distribution services, and order management.

On February 21, 2023, Unique Logistics closed the acquisition of all of the share capital owned by Unique Logistics Holdings Limited, a Hong Kong company (“ULHK”), in eight subsidiaries (the “ULHK Entities”) for $26.5 million (the “ULHK Entities Acquisition”). In addition to the acquisition of the shares in the ULHK Entities, Unique Logistics acquired two companies that are owned by two of the ULHK Entities.

The Merger Proposal

Structure of the Transactions

On December 18, 2022, Edify, Merger Sub and Unique Logistics entered into the Merger Agreement, Pursuant to which Merger Sub will merge with and into Unique Logistics with Unique Logistics surviving such merger as a wholly owned subsidiary of Edify.

Merger Consideration

Subject to the terms of the Merger Agreement, at the Effective Time:

•        each share of Unique Logistics Common Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Edify’s Class A common stock equal to the quotient of (i) the Per Share Consideration Value divided by (ii) $10.00 (subject to equitable adjustment) (the “Common Exchange Ratio”) and its pro rata portion of any Earnout Consideration, as discussed below. The “Per Share Consideration Value” equals the quotient of (i) $282 million divided by (ii) the sum of (A) the number of shares of Unique Logistics Common Stock plus (B) the number of shares of Unique Logistics Common Stock into which all of the shares of Unique Logistics Convertible Preferred Stock would convert, in each case, as of immediately prior to the Merger, taking into account the effects of the Transactions in accordance with the certificate of designations applicable to such Unique Logistics Convertible Preferred Stock; and

•        each share of Unique Logistics Convertible Preferred Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Edify’s Class A common stock equal to the product of (i)(A) the number of shares of Unique Logistics Common Stock into which such share of Unique Logistics Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics Convertible Preferred Stock and (B) the Common Exchange Ratio, and (ii) and its pro rata portion of any Earnout Consideration, as discussed below.

Assuming a Closing Date of [_], 2023, we expect that Unique Logistics stockholders will be entitled to receive upon the closing of the Transactions approximately [_] shares of Edify’s Class A common stock for each share of Unique Logistics Common Stock that they owned or into which their shares of Unique Logistics Convertible Preferred Stock was convertible as of immediately prior to the Effective Time and that Edify will issue an aggregate of approximately [_] shares of Edify’s Class A common stock. See the section titled “Proposal No. 1 — The Merger Proposal — General — Merger Consideration.”

Unique Logistics stockholders will also have the right to receive up to 1,250,000 additional shares of the Combined Company’s Common Stock if, during the seven-year period following the date that is 60 days after the Closing Date, (i) the closing price of the Combined Company’s Common Stock equals or exceeds $12.00 per share for any 20 trading days within any consecutive 30 trading days or (ii) the Combined Company or any of its subsidiaries consummate a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially all of its assets in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of the Combined Company’s Common Stock equals or exceeds $12.00 per share (on a fully diluted basis), subject to the terms of the Merger Agreement. Unique Logistics stockholders will also have the right to receive 1,250,000 additional shares of the Combined Company’s Common Stock if the closing price of the Combined Company’s Common Stock or the fair value of the consideration equals or exceeds $15.00 per share in the same circumstances. See the section titled “Proposal No. 1 — The Merger Proposal — General — Merger Consideration.”

Related Agreements

Merger Agreement

The summary of the material provisions of the Merger Agreement set forth below and elsewhere in this proxy statement/consent solicitation statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement/consent solicitation statement/prospectus as Annex A and that is incorporated by reference in this proxy statement/consent solicitation statement/prospectus. We encourage all Edify and Unique Logistics stockholders to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger.

Closing of the Transactions

The closing of the Transactions will take place promptly following the satisfaction or waiver of the conditions described below under the subsection titled “Conditions to Closing,” unless Edify and Unique Logistics agree in writing to another time or unless the Merger Agreement is terminated. We expect to consummate the Transactions promptly after the approval of Edify’s stockholders at the special meeting of such stockholders described in this proxy statement/consent solicitation statement/prospectus.

Representations and Warranties

The Merger Agreement contains representations and warranties of the parties relating, among other things, to: (i) entity organization, formation, corporate power and authority, (ii) subsidiaries, (iii) authorization to enter into the Merger Agreement, (iv) capital structure, (v) filings with the U.S. Securities and Exchange Commission (“SEC”) (vi) taxes, (vii) litigation, (viii) undisclosed liabilities, (ix) governmental consents, (x) related party transactions, (xi) brokers’ fees, and (xii) compliance with laws. In addition, Unique Logistics made representations and warranties relating to, among other matters, (i) financial statements, (ii) absence of a material adverse effect, (iii) real property, (iv) material contracts, (v) intellectual property, (vi) data privacy, (vii) employee benefits matters, (viii) insurance, (ix) environmental matters and (x) employees. The representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the Closing.

Covenants

The Merger Agreement also contains pre-Closing covenants of Edify and Unique Logistics, including to refrain from taking certain specified actions without the prior written consent of the other, in each case, subject to certain exceptions and qualifications. In addition, Edify and Unique Logistics have each agreed to use commercially reasonable efforts to (a) assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) obtain required material third-party consents and approvals so long as any consents or approvals required pursuant to any contract of Unique Logistics or any of its subsidiaries is not otherwise terminable at will, for convenience or upon or after the giving of 30 days’ notice of termination by a party thereto, and (c) take such other action as may be reasonably necessary or as another party may reasonably request to satisfy the conditions of the other parties as set forth in the Merger Agreement or otherwise to comply with the Merger Agreement and to consummate the Transactions as soon as practicable.

Unique Logistics has agreed, until the earlier of the Closing or the termination of the Merger Agreement, to, and to cause its subsidiaries to, use commercially reasonable efforts to operate its business in the ordinary course of business, including recent past practice in light of the COVID-19 pandemic.

Additionally, Unique Logistics and Edify have agreed (i) not to solicit, negotiate, or enter into competing transactions, as further provided in the Merger Agreement, and (ii) to prepare and file as promptly as reasonably practicable the Registration Statement of which this proxy statement/consent solicitation statement/prospectus is a part, and to, in the case of Edify, solicit proxies from its stockholders to vote on the proposals that will be presented for consideration at the special meeting and, in the case of Unique Logistics, to solicit the necessary written consent of its stockholders.

Conditions to Closing

General Conditions

Consummation of the Transactions is conditioned on the approval of the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal, as described in this proxy statement/consent solicitation statement/prospectus.

In addition, the consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things:

•        the termination or expiration of the waiting period under the HSR Act;

•        no order, judgment, injunction, decree, writ, stipulation, determination or award entered by or with any governmental authority, and no statute, rule or regulation, that is in effect makes the Transactions illegal or otherwise enjoins or prohibits the consummation of the Transactions;

•        Edify having at least $5,000,001 of net tangible assets remaining after redemptions by Edify stockholders;

•        the required stockholder approvals having been obtained;

•        the shares of common stock to be issued in the Merger having been listed on Nasdaq or any successor inter-dealer quotation system or stock exchange thereto; and

•        the registration statement contemplated under the Merger Agreement having become effective in accordance with the Securities Act, no stop order has been issued by the SEC with respect to the registration statement and no action seeking such order having been initiated and not withdrawn.

The parties intend to apply to have the shares of Buyer Class A common stock to be issued in the Merger listed on the Nasdaq Capital Market tier. While the Nasdaq listing condition may be waived by agreement of Edify and Unique Logistics, without recirculation or resolicitation of their stockholders, neither party expects that it would waive this condition to Closing.

Edify’s Conditions to Closing

The obligations of Edify and Merger Sub to consummate the transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•        the accuracy of the representations and warranties of Unique Logistics (subject to customary bring-down standards);

•        the covenants of Unique Logistics having been performed in all material respects; and

•        a Material Adverse Effect (as defined in the Merger Agreement) not having occurred since the date of the Merger Agreement.

Unique Logistics’ Conditions to Closing

The obligations of Unique Logistics to consummate the transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•        the accuracy of the representations and warranties of Edify and Merger Sub (subject to customary bring-down standards); and

•        the covenants of Edify and Merger Sub having been performed in all material respects.

•        Edify’s current certificate of incorporation and bylaws having been amended and restated in the form of the second amended and restated certificate of incorporation and the amended and restated bylaws, respectively;

•        no material adverse effect on the ability of Edify or Merger Sub to enter into and perform their respective obligations under the Merger Agreement or any other Transaction Agreement to which either is a party, as applicable, having occurred since the date of the Merger Agreement and be continuing; and

•        the Debt Facility having been provided to Unique Logistics or alternative debt financing having been obtained by Unique Logistics; provided, however, that pursuant to the Acknowledgement and Waiver Agreement among the parties, dated as of September 18, 2023, Unique Logistics acknowledged that this condition to Closing will be fully satisfied and discharged in full upon the payment of the remaining $9.5 million available to Unique Logistics under the Financing Agreement directly to Edify’s service providers in satisfaction of Edify’s transaction expenses, $3.[_] million of which will be paid in cash and the remainder of which will be paid in the form of a note issued by Unique Logistics in favor of such service providers.

Waiver

Any party to the Merger Agreement may waive in writing any of its rights or conditions in its favor under the Merger Agreement. Notwithstanding the foregoing, pursuant to Edify’s current certificate of incorporation, Edify cannot consummate the Merger if it has less than $5,000,001 of net tangible assets remaining after the Closing.

Termination

The Merger Agreement may be terminated at any time, but not later than the Closing, as follows:

(i)     by written consent of Unique Logistics and Edify;

(ii)    by written notice from either Unique Logistics or Edify to the other if any governmental entity shall have issued any order, judgment, injunction, decree, writ, stipulation, determination or award (a “Governmental Order”) or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions, and such Governmental Order or other action shall have become final and non-appealable;

(iii)   by either Edify or Unique Logistics if the other has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement such that the related condition to Closing would not be satisfied at Closing and has not cured its breach within 20 business days after receipt of notice of such breach; provided, that this right to terminate the Merger Agreement will not be available if the terminating party’s failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur;

(iv)   by either Edify or Unique Logistics if the Closing has not occurred on or before the later of (A) February 20, 2024 and (B) a date reasonably determined by Edify, but no later than May 15, 2024, that provides a customary period of time following the Registration Statement having been declared effective by the SEC in order to consummate the Transactions (the “Termination Date”); provided, that, if any bona fide action for specific performance or other equitable relief by Unique Logistics with respect to the Merger Agreement or the other Transaction Agreements or otherwise with respect to the Transactions is commenced or pending on or before the Termination Date, then the Termination Date shall be automatically extended without any further action by any Party until the date that is 30 days following the date on which a final, non-appealable Governmental Order has been entered with respect to such action and the Termination Date shall be deemed to be such later date (the “Extended Termination Date”); provided, further, that this right to terminate the Merger Agreement will not be available if the terminating party’s failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(v)    by written notice from either Unique Logistics or Edify to the other if the required approvals of Edify’s stockholders is not obtained at the special meeting; provided, that this right to terminate will not be available to Edify if, at the time of such termination, Edify is in breach of certain obligations under the Merger Agreement with respect to the Registration Statement of which this proxy statement/consent solicitation statement/prospectus is a part and/or the special meeting; or

(vi)   by written notice to Unique Logistics from Edify if Unique Logistics fails to deliver executed copies of the required written consent of its stockholders to Edify within 10 business days of the date that Unique Logistics was required to disseminate this proxy statement/consent solicitation statement/prospectus to its stockholders.

Effect of Termination

Except as otherwise set forth in the Merger Agreement, if the Merger Agreement is properly terminated it will become void and have no effect (other than with respect to certain surviving obligations specified in the Merger Agreement), without any liability on the part of any party thereto or its respective affiliates, officers, directors, employees or stockholders, other than for fraud or any intentional and willful breach.

Fees and Expenses

The Merger Agreement provides that Unique Logistics will pay all fees, costs, and expenses incurred in connection with any competition, antitrust, or other regulatory filings, or the receipt of any approvals required in connection with the Transactions, up to a maximum amount of $13,000,000, and that otherwise, except as otherwise provided in the Merger Agreement or the other Transaction Agreements, each party will bear its own expenses incurred in connection with the Merger Agreement and the Transactions whether or not such Transactions are consummated; provided, that, if the Closing occurs, Edify will pay out of the proceeds held in the trust account, or cause Unique Logistics to pay, at or promptly after Closing, all transaction expenses due on or prior to the Closing Date up to the $13,000,000 amount, and provided further that Edify’s transaction expenses may not exceed $9,500,000.

The Merger Agreement also provides that Unique Logistics will pay 50% of the fees and expenses incurred by Edify relating to obtaining any extension of the date by which Edify must consummate a business combination.

Amendments

The Merger Agreement may be amended by the parties thereto at any time by execution of a duly authorized agreement in writing executed on behalf of each of the parties in the same manner as the Merger Agreement and that makes reference to the Merger Agreement.

Debt Facility; Financing Agreement

The Merger Agreement provides that it is a condition to Unique Logistics’ obligations to consummate the Transactions that CB Agent Services LLC (or a syndicate of lenders thereof) shall have provided the Debt Facility to it, or that Unique Logistics shall have obtained alternative debt financing, by February 5, 2023, which date was extended to no earlier than March 10, 2023, and the total amount of the Debt Facility decreased to $19.0 million, pursuant to two Extension Agreements entered into among the parties to the Merger Agreement. On March 10, 2023, Unique Logistics entered into a financing agreement (the “Financing Agreement”) and related fee letter as borrower with certain of its subsidiaries party thereto as guarantors, the lenders party thereto, CB Agent Services LLC, as origination agent, and Alter Domus (US) LLC, as collateral agent and administrative agent. The Financing Agreement provides for an initial senior secured term loan in a principal amount of $4,210,526 and a delayed draw term loan facility in an aggregate principal amount of up to $14,789,474. For more information about the Financing Agreement, please see the section titled “Proposal No. 1 — The Merger Proposal — Debt Facility; Financing Agreement.”

Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, Edify and certain existing stockholders of Unique Logistics entered into a lock-up agreement to be effective upon the Closing (the “Lock-Up Agreement”), pursuant to which each of them agreed not to, without Edify’s prior written consent, (i) sell, offer to sell, contract, or agree to sell, hypothecate, pledge, or otherwise dispose of, directly or indirectly, any shares of Edify’s Class A common stock or securities convertible into or exercisable for shares of Edify’s Class A common stock owned by him, her, or it (the “Covered Shares”), (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Covered Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii) (each, a “Transfer”), other than to a Permitted Transferee (as defined in the Lock-Up Agreement), until the date that is 12 months after the Closing Date, except that (A) if the closing share price of Edify’s Class A common stock is equal to or exceeds $12.00 for any 20 trading days within any period of 30 consecutive trading days beginning at least 150 days after the Closing Date, the lock-up will automatically terminate, (ii) certain stockholders will be permitted to sell up to 1.5% or 6.0% of their Covered Shares, and (iii) certain stockholders will be permitted to Transfer, beginning on the date that is six months after the Closing Date, up to 50% of other Covered Shares owned by it or its affiliates on such date. The parties to the Lock-up Agreement entered into the agreement to facilitate the Transactions and did not receive any consideration in exchange for entry into the Lock-up Agreement.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, Edify, the Sponsor and the Insiders entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed: (i) to waive certain anti-dilution rights that may have otherwise entitled the Sponsor to more than one share of Edify’s Class A common stock per share upon conversion of the Sponsor’s founder shares on a one-to-one basis into shares of Edify’s Class A common stock in connection with the consummation of the Merger; (ii) to forfeit 1,713,139 of its founder shares contingent upon the Closing, subject to a reduction of up to 150,000 shares pursuant to the formula described therein; (iii) to vote in favor of the adoption of the Merger Agreement at the special meeting; and (iv) not to transfer any shares of Edify’s Class B common stock (or shares of Edify’s Class A common stock issuable upon conversion thereof) or any private placement warrants (or shares of Edify’s Class A common stock underlying such warrants), for a period of 12 months and 30 days, respectively, following the Closing Date, subject to potential early termination if the trading price of Edify’s Class A common stock trades above $12.00 per share for a specified period. The Sponsor and the Insiders entered into the Sponsor Support Agreement in order to facilitate the Transactions and did not receive any consideration in exchange for entry into the Sponsor Support Agreement.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, Edify and Unique Logistics entered into a Voting and Support Agreement with each of Frangipani Trade Services, Inc. and Great Eagle Freight Limited, who collectively hold sufficient shares to deliver the required approval of the plan of merger set forth in the Merger Agreement by Unique Logistics’ existing stockholders, pursuant to which Frangipani Trade Services and Great Eagle agreed, among other things, (i) to deliver a written consent with respect to their Unique Logistics Shares in favor of the Merger Agreement and the Transactions on the second business day following the date on which the Registration Statement of which this proxy statement/consent solicitation statement/prospectus is a part is declared effective by the SEC and (ii) not to transfer their Unique Logistics Shares unless the buyer or other transferee thereof executes a joinder agreement to the Voting and Support Agreement in a form reasonably acceptable to Edify and Unique Logistics. The parties to the Voting and Support Agreement entered into the agreement to facilitate the Transactions and did not receive any consideration in exchange for entry into the Voting and Support Agreement.

Registration Rights Agreement

Contingent upon the Closing, Edify and the Sponsor will enter into an Amended and Restated Registration Rights Agreement that will amend and restate Edify’s existing Registration Rights Agreement, which will amend the existing registration rights of the Sponsor and grant holders of Edify’s Class A common stock, including certain current Edify stockholders (and their permitted transferees), following the Closing, certain registration rights with respect to securities of the Combined Company, including: (i) the right to require Edify to register for resale certain securities of the Combined Company that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights for resale, pursuant to Rule 415 under the Securities Act of 1933, as amended (the “Securities Act”); (ii) the right to initiate underwritten offerings, including block trades; (iii) a requirement that Edify file a resale registration statement with the SEC within 20 business days of the Closing; and (iv) a requirement that the Combined Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

Incentive Plan

On [_], the Edify Board approved a new equity incentive plan, the Unique Logistics International Holdings, Inc. 2023 Equity Incentive Plan (the “Incentive Plan”). The purposes of the Incentive Plan are to enhance our ability to attract, retain, incentivize, reward, and motivate persons who make (or are expected to make) important contributions to the Combined Company by providing these individuals with equity ownership and other incentive opportunities. Stockholders are being asked to consider and approve the Incentive Plan, which will reserve approximately [_] million shares of our common stock for issuance pursuant to future grants made under the Incentive Plan. Please see the section titled “Proposal No. 4 — The Incentive Plan Proposal — Description of the Material Features of the Incentive Plan.”

Ownership and Voting Power of the Combined Company

As of the date of this proxy statement/consent solicitation statement/prospectus, except the foregoing does not reflect the most recent redemption of Edify stockholders in July 2023, there are (i) 6,874,525 shares of Edify common stock issued and outstanding, which includes the 5,186,861 founder shares held by the Sponsor and the 1,687,664 public shares and (ii) 19,440,000 warrants issued and outstanding, which includes the 5,640,000 private placement warrants held by the Sponsor and the 13,800,000 public warrants. Each whole warrant entitles the holder thereof to purchase one share of Edify’s Class A common stock and, following the Transactions, will entitle the holder thereof to purchase one share of the Combined Company’s Common Stock. Therefore, as of the date of this proxy statement/consent solicitation statement/prospectus (without giving effect to the Transactions) the Edify fully diluted share capital would be 26,314,525 common stock equivalents.

Upon completion of the Transactions, we anticipate that (i) Unique Logistics stockholders will hold an ownership interest of 80.4% of the issued and outstanding shares of the Combined Company’s Common Stock, (ii) the Sponsor will hold an ownership interest of 14.8% of the issued and outstanding shares of the Combined Company’s Common Stock, and (iii) Edify’s public stockholders will retain an ownership interest of 4.8% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume that (A) no public stockholders exercise their redemption rights in connection with the Transactions, (B) no holders of Combined Company Warrants exercise such warrants and C) no Earnout Shares are issued. If the actual facts are different from these assumptions, these ownership percentages will be different.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	No redemptions		50% redemptions		Maximum redemptions
Public stockholders	1,687,664	4.8%	843,832	2.5%	—	0.0%
Sponsor(1)	5,186,861	14.8%	5,186,861	15.2%	5,186,861	15.5%
Unique Logistics stockholders	28,200,000	80.4%	28,200,000	82.4%	28,200,000	84.5%
Total	35,074,525	100.0%	34,230,693	100.0%	33,386,861	100.0%

____________

(1)      net of 1,713,139 shares forfeited upon closing of the Transactions.

See the subsection titled “Proposal No. 1 — The Merger Proposal Ownership and Voting Power of the Combined Company” and the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Matters Being Voted On at the Special Meeting

The stockholders of Edify will be asked to consider and vote on the following proposals at the special meeting:

1.      a proposal to approve the Merger as described in this proxy statement/consent solicitation statement/prospectus, including (a) adopting the Merger Agreement and (b) approving the other Transactions. Please see the section titled “Proposal No. 1 — The Merger Proposal”;

2.      a proposal to approve and adopt the second amended and restated certificate of incorporation of Edify in the form attached hereto as Annex B. Please see the section titled “Proposal No. 2 — The Charter Proposal”;

3.      a proposal to vote upon, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with the requirements of the SEC. Please see the section titled “Proposal No. 3 — The Governance Proposal”;

4.      a proposal to approve and adopt the (the Incentive Plan), and the material terms thereof, including the authorization of the initial share reserve thereunder. Please see the section titled “Proposal No. 4 — The Incentive Plan Proposal”;

5.      a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement. Please see the section titled “Proposal No. 5 — The Director Election Proposal”;

6.      a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Edify’s Class A common stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”; and

7.      a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal. Please see the section titled “Proposal No. 7 — The Adjournment Proposal.”

Date, Time and Place of Special Meeting of Edify’s Stockholders

The special meeting of stockholders of Edify will be held via live webcast at [•] a.m. Eastern Time, on [•], 2023. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication.

Voting Power; Record Date

Stockholders will be entitled to vote or direct votes to be cast at the special meeting if they owned shares of Edify’s common stock at the close of business on [•], 2023, which is the record date for the special meeting.

Stockholders will have one vote for each share of Edify’s common stock owned at the close of business on the record date. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted. The warrants do not entitle holders thereof to voting rights. On the record date, there were [•] shares of Edify’s common stock outstanding, of which [•] were public shares with the rest being held by the Sponsor.

Quorum and Vote of Edify Stockholders

A quorum of Edify stockholders is necessary to hold a valid meeting. A quorum will be present at the Edify special meeting if a majority of the outstanding shares entitled to vote at the meeting are represented in person or by proxy. Proxies that are marked “abstain” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

The Sponsor owns of record and is entitled to vote 75.5% of the outstanding shares of Edify’s common stock as of the record date. Such shares, as well as any shares of common stock acquired in the aftermarket by the Sponsor, will be voted in favor of the proposals presented at the special meeting.

The proposals presented at the special meeting will require the following votes:

•        the Merger proposal requires the affirmative vote of a majority of all shares of Edify common stock outstanding and entitled to vote thereon. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the Merger proposal will have the same effect as a vote “against” such proposal;

•        the approval of each of the governance proposal (which is a non-binding advisory vote), the incentive plan proposal, the Nasdaq proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of Edify’s outstanding shares of common stock present at the special meeting by attendance via the virtual meeting website or represented by proxy and entitled to vote thereon at the special meeting. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the governance proposal, the incentive plan proposal, the Nasdaq proposal or the adjournment proposal will have no effect on such proposals;

•        the approval of the charter proposal requires the affirmative vote of holders of at least 65% of all outstanding shares of Edify’s Class A common stock and Edify’s Class B common stock on the record date, voting together as a single class, and the affirmative vote of holders of a majority of Edify’s Class A common stock voting as a separate class. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal; and

•        directors are elected by a plurality of all of the votes cast by holders of shares of Edify’s common stock present at the special meeting by attendance via the virtual meeting website or represented by proxy and entitled to vote thereon at the special meeting. This means that the [_] director nominees who receive the most affirmative votes will be elected. Edify stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on such proposal.

Abstentions will have the same effect as a vote “against” the charter proposal but will have no effect on the other proposals. Please note that holders of the public shares cannot seek redemption of their shares for cash unless they affirmatively vote “for” or “against” the Merger proposal.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal, and the Nasdaq proposal. If any of those proposals are not approved, we will not consummate the Transactions.

Redemption Rights

Pursuant to Edify’s current certificate of incorporation, a holder of public shares may demand that Edify redeem such shares for cash if we consummate the Merger. Holders of public shares will be entitled to receive cash for these shares only if they demand that Edify redeem their shares for cash no later than the second business day prior to the vote on the Merger proposal by delivering their shares to Edify’s transfer agent prior to the vote at the meeting. If we do not complete the Merger, Edify will not redeem these shares. If a holder of public shares properly demands redemption, Edify will redeem each public share for a full pro rata portion of the trust account, calculated as of two business days prior to the consummation of the Merger. As of [•], 2023, the record date for the special meeting, this would amount to approximately $[•] per share. If a holder of public shares exercises his, her, or its redemption rights, then such holder will be exchanging its shares of Edify’s common stock for cash and will no longer own the shares. Please see the section titled “Special Meeting of Edify Stockholders — Redemption Rights” for a detailed description of the procedures to be followed if you wish to redeem your public shares for cash.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he, she, or it is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or was a “group,” will not be redeemed for cash.

We will not consummate the Merger if Edify has net tangible assets of less than $5,000,001 after taking into account holders of public shares that have properly demanded redemption of their shares for cash.

Holders of Edify warrants will not have redemption rights with respect to such securities.

Appraisal Rights/Dissenters’ Rights

Edify stockholders, Edify unitholders and Edify warrant holders do not have appraisal rights in connection with the Transactions under the DGCL.

Any holder of Unique Logistics Common Stock or Unique Logistics Convertible Preferred Stock that has not consented to the approval of the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions may exercise dissenters’ rights under Nevada law rather than receive their pro rata share of the Merger Consideration. The provisions of Nevada law governing dissenters’ rights are complex, and you should study them carefully if you wish to exercise your dissenters’ rights. A copy of Sections 92A.300 through 92A.500 of the NRS is attached to this proxy statement/consent solicitation statement/prospectus as Annex I. For a more detailed discussion of dissenters’ rights under Nevada law, please see the section of this proxy statement/consent solicitation statement/prospectus titled “Proposal No. 1 — The Merger Proposal — Appraisal and Dissenters’ Rights.”

Proxy Solicitation

Edify may solicit proxies by mail, telephone or in person. Edify has engaged Morrow Sodali LLC (“Morrow Sodali”) to assist in the solicitation of proxies. If an Edify stockholder grants a proxy, it may still vote his, her, or its shares during the special meeting if he, she, or it revokes its proxy before the special meeting. An Edify stockholder may also change his, her, or its vote by submitting a later-dated proxy as described in the section titled “Special Meeting of Edify Stockholders — Revoking Your Proxy.”

Solicitation of Consents by Unique Logistics

Holders of Unique Logistics Common Stock, Unique Logistics Series A Convertible Preferred Stock and Unique Logistics Series B Convertible Preferred Stock are being asked to consent to approve the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions. Holders of record of Unique Logistics Common Stock, Unique Logistics Series A Convertible Preferred Stock and Unique Logistics Series B Convertible Preferred Stock are entitled to sign and deliver written consents with respect to the Merger Agreement, the plan of merger included therein, and the Transactions. Written consents from the holders of at least a majority of the voting power of the outstanding shares of Unique Logistics Common Stock entitled to vote (including Unique Logistics Common Stock issuable upon conversion of Unique Logistics Series A Convertible Preferred Stock and Unique Logistics Series B Convertible Preferred Stock) are required to approve the Merger Agreement, the plan of merger set forth therein, and the Transactions. Unique Logistics stockholders who collectively hold sufficient shares to deliver the required stockholder approval have agreed to deliver a written consent with respect to their Unique Logistics Shares in favor of the Merger Agreement and the Transactions.

Interests of Certain Persons in the Merger

In considering the recommendation of the Edify Board to vote in favor of approval of the Merger proposal and the other proposals, stockholders should keep in mind that the Sponsor and the Insiders have interests in such proposals that are different from, or in addition to, those of Edify stockholders generally. In particular:

•        If Edify does not consummate the Transactions or another business combination by October 20, 2023 (or January 20, 2024 if Edify has extended the deadline for completing a business combination by a month by contributing $75,000 to the trust account in accordance with the current certificate of incorporation), Edify will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Edify Board, dissolving and liquidating. In such event, the 6,900,000 initial shares held by the Sponsor would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $[•] based upon the closing price of $[•] per share on the Nasdaq Capital Market on [•], 2023, the record date for the special meeting. As a result of the nominal price of $[_] per founder share paid by the Sponsor compared to the recent market price of Edify’s Class A common stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the founder shares even if the holders of Edify’s Class A common stock experience a negative rate of return on their investments in the Class A common stock.

•        The Sponsor purchased an aggregate of 5,640,000 private placement warrants from Edify for an aggregate purchase price of $5,640,000 (or $1.00 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Edify IPO. Edify placed a portion of the proceeds it received from these purchases in the trust account. Such warrants had an aggregate market value of approximately $[•] based upon the closing price of $[•] per warrant on the Nasdaq Capital Market on [•], 2023, the record date for the special meeting. The private placement warrants will become worthless if Edify does not consummate a business combination by October 20, 2023 (or January 20, 2024 if Edify has extended the deadline for completing a business combination.

•        If Edify is unable to complete a business combination within the completion window, its executive officers will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Edify for services rendered or contracted for or products sold to Edify. If Edify consummates a business combination, on the other hand, Edify will be liable for all such claims.

•        Edify’s officers and directors, and their affiliates, are entitled to reimbursement of out-of-pocket expenses that they incur in connection with certain activities on Edify’s behalf, such as identifying and investigating possible business targets and business combinations. As of the date of this proxy statement/consent solicitation statement/prospectus, Edify estimates that such reimbursement is approximately $[_] in the aggregate. However, if Edify fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Edify may not be able to reimburse these expenses if it does not complete the Transactions or another business combination within the completion window.

•        The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•        Edify’s current certificate of incorporation provides that Edify renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of Edify management, on the one hand, and Edify, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of Edify management to any other entity. Edify is not aware of any such corporate opportunities not being offered to Edify and does not believe that waiver of the corporate opportunities doctrine has materially affected Edify’s search for an acquisition target or will materially affect Edify’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of Edify to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate. In considering the recommendations of the Edify Board to vote for the proposals, Edify’s stockholders should consider these interests.

Board of Directors following the Merger

[_] directors will be elected at the special meeting to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement.

Please see the sections titled “Proposal No. 5 — The Director Election Proposal” and “Management After the Merger” for additional information.

Opinion of Edify’s Financial Advisor

Edify retained Lincoln International LLC (“Lincoln”) as its financial advisor in connection a potential business combination involving Edify and Unique Logistics. In connection with the Merger, Lincoln rendered an opinion to the Edify Board to the effect that, as of December 15, 2022, and based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken, the Merger Consideration in connection with the Merger was fair, from a financial point of view, to Edify. The full text of Lincoln’s written opinion, which is attached as Annex H to this proxy statement/consent solicitation statement/prospectus and that Edify stockholders should read carefully and in its entirety, is subject to the assumptions, limitations, qualifications and other conditions contained in such opinion and is necessarily based on economic, business, capital markets and other conditions, and the information made available to Lincoln, as of the date of such opinion.

Lincoln’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Lincoln as of, December 15, 2022, the date of its opinion. Such information included the Original Projections. Lincoln’s opinion does not take into account changes in circumstances or information coming to its attention after the date of its opinion and, therefore, does not take into account the Updated Projections. Lincoln did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion.

Lincoln’s opinion was provided to the Edify Board (in its capacity as such) for its information and assistance in connection with its evaluation of the Merger. Lincoln’s opinion and any materials provided in connection therewith did not constitute a recommendation to the Edify Board with respect to the Merger, nor does Lincoln’s opinion or the summary of its underlying financial analyses elsewhere in this proxy statement/consent solicitation statement/prospectus constitute advice or a recommendation to any holder of Edify’s common stock as to how to vote or act in connection with the Merger or otherwise (including whether or not holders of Edify’s Class A common stock should redeem their shares). Lincoln’s opinion addresses only the fairness, from a financial point of view and as of the date of such opinion, of the Merger Consideration to the extent expressly specified in such opinion and does not address any other term, aspect or implication of the Merger (including, without limitation, the form or structure of the Merger), the Merger Agreement, the Sponsor Support Agreement, the Lock-Up Agreement, the Voting and Support Agreement, or any other agreement, transaction document or instrument contemplated by the Merger Agreement or to be entered into or amended in connection with the Merger or any financing or other transactions related thereto.

For a description of the opinion that the Edify Board received from Lincoln, see “Proposal No. 1 — The Merger Proposal — Opinion of Edify’s Financial Advisor.”

Recommendation to Edify Stockholders

The Edify Board believes that the Merger proposal and the other proposals to be presented at the special meeting are fair to and in the best interest of Edify’s stockholders and unanimously recommends that its stockholders vote “FOR” the Merger proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” each of the directors proposed for election, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented.

When you consider the Edify Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of Edify stockholders generally. Please see the section titled “Proposal No. 1 — The Merger Proposal — Interests of Certain Persons in the Merger” for additional information. The Edify Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Edify stockholders that they vote “FOR” the proposals presented at the special meeting.

Tax Consequences of the Merger

For a description of certain U.S. federal income tax consequences of the Transactions and the exercise of redemption rights, please see the information set forth in “Material U.S. Federal Income Tax Consequences.”

Expected Accounting Treatment of the Transactions

We expect the Transactions to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Edify is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Unique Logistics with the Transactions treated as the equivalent of Unique Logistics issuing shares for the net assets of Edify, accompanied by a recapitalization. The net assets of Edify will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Unique Logistics in future reports of the Combined Company. See the subsection titled “Proposal No. 1 — The Merger Proposal — Expected Accounting Treatment of the Transactions.”

Regulatory Matters

Under the HSR Act and the rules that have been promulgated thereunder by the Federal Trade Commission (the “FTC”), certain transactions may not be consummated unless information has been furnished to the Antitrust Division of the Department of Justice (the “Antitrust Division”) and the FTC and certain waiting period requirements have been satisfied. The Transactions are subject to these requirements and may not be completed until the expiration of a 30-day waiting period following the filing of the required Notification and Report Forms with the Antitrust Division and the FTC or until early termination of the waiting period is granted. If the FTC or the Antitrust Division issues a second request within the initial 30-day waiting period, the waiting period with respect to the Transactions will be extended for an additional period of 30 calendar days, which will begin on the date on which the filing parties each certify compliance with the second request. Complying with a second request can take a significant period of time.

On January 17, 2023, Edify and Unique Logistics filed the required forms under the HSR Act with the Antitrust Division and the FTC and requested early termination of the waiting period. The waiting period under the HSR Act expired at 11:59 pm (Eastern Time) on February 16, 2023.

At any time before or after consummation of the Transactions, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transactions. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There is no assurance that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Transactions on antitrust grounds and, if such a challenge is made, we cannot assure you as to its result.

Neither Edify nor Unique Logistics is aware of any material regulatory approvals or actions that are required for completion of the Transactions other than the expiration or early termination of the waiting period under the HSR Act. We presently contemplate that if any such additional regulatory approvals or actions are required, we will seek those approvals or actions. There can be no assurance, however, that any additional approvals or actions will be obtained.

Risk Factors

The consummation of the Merger and the business and financial condition of the Combined Company subsequent to Closing are subject to numerous risks and uncertainties, including those discussed in the section titled “Risk Factors.” These risks include, but are not limited to, the following:

•        Unique Logistics’ dependence on third-party service providers may adversely impact the delivery and quality of its services, and as a result its business and operating results.

•        Economic recessions and other factors that reduce freight volumes could have a material adverse impact on Unique Logistics’ business.

•        Higher carrier prices may result in decreased gross profit margin and increases in working capital.

•        Climate change, including measures to address climate change, could adversely impact Unique Logistics’ business and financial results.

•        Unique Logistics operates in a competitive environment.

•        Unique Logistics’ earnings may be affected by seasonal changes in the transportation industry.

•        Unique Logistics relies on technology to operate its business.

•        Difficulty in forecasting timing or volumes of customer shipments or rate changes by carriers could adversely impact Unique Logistics’ margins and operating results.

•        Any reduction in international commerce or disruption in global trade may adversely impact Unique Logistics’ business and operating results.

•        The implementation of Unique Logistics’ business strategy will require significant capital expenditures and additional financing.

•        Unique Logistics derives a significant portion of its total revenues and net revenues from a small number of customers and, as a result, is subject to a concentration of credit risk.

•        Unique Logistics is subject to a complex regulatory environment, and failure to comply with and adapt to these regulations could result in penalties or otherwise adversely impact its business.

•        Unique Logistics’ international operations subject it to operational and financial risks.

•        Unique Logistics is subject to various risks related to its acquisition strategy and recent acquisitions.

•        Unique Logistics’ past acquisitions, as well as any acquisitions that Unique Logistics may complete in

•        Unique Logistics is subject to negative impacts of changes in political and governmental conditions, particularly with respect to its operations in China.

•        The Sponsor, certain members of the Edify Board and certain Edify officers have interests in the business combination that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Merger proposal and approval of the other proposals described in this proxy statement/consent solicitation statement/prospectus.

•        Nasdaq may not continue to list Edify’s or the Combined Company’s securities, which could limit investors’ ability to make transactions in its securities and subject it to additional trading restrictions.

•        The Sponsor is liable to ensure that proceeds held in the trust account are not reduced by vendor claims in the event that Edify does not consummate a business combination. It has also agreed to pay for any liquidation expenses if Edify does not consummate a business combination. Such liability may have influenced the Sponsor’s decision to approve the Transactions.

•        If Edify is unable to complete the Transactions or another initial business combination by October 20, 2023 (or January 20, 2024 if Edify has extended the deadline for completing a business combination), Edify will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Edify Board, dissolving and liquidating. In such event, third parties may bring claims against Edify and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by Edify’s stockholders could be less than $10.00 per share.

•        Edify’s stockholders will experience dilution as a consequence of, among other transactions, the issuance of Edify’s Class A common stock as consideration in the business combination. Having a minority share position may reduce the influence that Edify’s current stockholders have on the management of the Combined Company.

•        The Sponsor will beneficially own a significant equity interest in Edify and may take actions that conflict with your interests.

•        Edify and Unique Logistics have incurred and expect to continue to incur significant costs associated with the Merger. Whether or not we complete the business combination, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Edify and Unique Logistics if we do not complete the Merger.

•        Even if we consummate the Merger, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of Edify’s warrants may be amended.

•        Edify and Unique Logistics will be subject to business uncertainties and contractual restrictions while the business combination is pending.

•        If Edify’s due diligence investigation of the Unique Logistics business was inadequate, then stockholders of Edify following the business combination could lose some or all of their investment.

•        A market for the Combined Company’s securities may not continue, which would adversely affect the liquidity and price of the Combined Company’s securities.

•        Legal proceedings that may be brought in connection with the Transactions, the outcomes of which are uncertain, could delay or prevent the completion of the Transactions.

COMPARATIVE PER SHARE INFORMATION

	Edify Historical	Unique Historical	Minimum Redemptions Proforma Combined	Maximum Redemptions Proforma Combined
Year ended May 31, 2023
Net income per common share – basic		0.01	0.20	0.21
Net income per common share – diluted		—	0.20	0.21
Weighted average common shares outstanding – basic		785,412,500	35,074,525	33,386,861
Weighted average common shares outstanding – diluted		9,664,238,154	35,074,525	33,386,861

Net income per Class A common share – basic and diluted	0.15
Net income per Class B common share – basic and diluted	0.15
Weighted average Class A common shares outstanding – basic and diluted	14,014,016
Weighted average Class B common shares outstanding – basic and diluted	6,900,000

CAUTIONARY NOTE REGARDING FORWARD-LOOKING STATEMENTS

This proxy statement/consent solicitation statement/prospectus includes statements that express Edify’s and Unique Logistics’ opinions, expectations, beliefs, plans, objectives, assumptions or projections regarding future events or future results and therefore are, or may be deemed to be, “forward-looking statements.” These forward-looking statements can generally be identified by the use of forward-looking terminology, including the terms “believes,” “estimates,” “anticipates,” “expects,” “seeks,” “projects,” “intends,” “plans,” “may,” “will” or “should” or, in each case, their negative or other variations or comparable terminology. These forward-looking statements include all matters that are not historical facts. They appear in a number of places throughout this proxy statement/consent solicitation statement/prospectus and include statements regarding our intentions, beliefs or current expectations concerning, among other things, the Transactions, the benefits of the Transactions, results of operations, financial condition, liquidity, prospects, growth, and strategies, projections of earnings, revenue or other financial items, statements of the plans, strategies, goals and objectives of management for future operation and growth, and any statements concerning proposed new products and services or developments thereof. Such forward-looking statements are based on available current market material and Edify’s and Unique Logistics’ current expectations, beliefs and forecasts concerning future developments and their potential effects on the Transactions, Unique Logistics and Edify. Factors that may impact such forward-looking statements include:

•        difficulties related to Unique Logistics’ recent purchase of the equity in eight subsidiaries of ULHK, including the ability to integrate the business and operations of these subsidiaries with Unique Logistics’ existing business and operations, the failure to realize the anticipated benefits of such purchase, and unanticipated problems that may develop as a result of Unique Logistics not owning 100% of the purchased entities;

•        changes in domestic and foreign business, market, financial, political and legal conditions;

•        the inability of the parties to successfully or timely consummate the Transactions, including the risk that any required regulatory approvals are not obtained, are delayed or are subject to unanticipated conditions that could adversely affect the Combined Company or the expected benefits of the Transactions or that the approval of the stockholders of Edify or Unique Logistics is not obtained;

•        the outcome of any legal proceedings that may be instituted against Unique Logistics or Edify in connection with the Transactions;

•        failure to realize the anticipated benefits of the Transactions;

•        risks relating to the uncertainty of the projected financial information with respect to Unique Logistics;

•        the effects of competition on Unique Logistics’ future business;

•        Unique Logistics’ ability to effectively manage its growth and recruit and retain key employees, including its chief executive officer and executive team;

•        Unique Logistics’ ability to manage expenses;

•        the amount of redemption requests made by Edify’s public stockholders;

•        the outcome of any potential litigation, government and regulatory proceedings, investigations and inquiries;

•        the impact of the global COVID-19 pandemic on Unique Logistics, Edify, the Combined Company’s projected results of operations, financial performance or other financial metrics, or on any of the foregoing risks;

•        other factors disclosed in this proxy statement/consent solicitation statement/prospectus; and

•        those factors discussed in Edify’s and Unique Logistics’ Annual Reports on Form 10-K under the heading “Risk Factors,” and other documents that Edify and Unique Logistics have filed or file in the future, with the SEC.

There can be no assurance that future developments affecting Edify and/or Unique Logistics will be those that Edify or Unique Logistics has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond either Edify’s or Unique Logistics’ control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, those factors described under the heading “Risk Factors.” Should one or more of these risks or uncertainties materialize, or should any of the assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. Edify and Unique Logistics do not undertake any obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

Before an Edify stockholder grants its proxy or instructs how its vote should be cast or votes on the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal or the adjournment proposal, or before a Unique Logistics stockholder provides the requested written consent, he, she, or it should be aware that the occurrence of the events described in the “Risk Factors” section and elsewhere in this proxy statement/consent solicitation statement/prospectus may adversely affect Edify, Unique Logistics, and/or the Combined Company.

RISK FACTORS

Edify and Unique Logistics stockholders should carefully consider the following risk factors, together with all of the other information included in this proxy statement/consent solicitation statement/prospectus, before they decide whether to vote or instruct their vote to be cast to approve the proposals or to provide the requested written consent, respectively, as described in this proxy statement/consent solicitation statement/prospectus. The following risk factors that apply to the business and operations of Unique Logistics will also apply to the business and operations of the Combined Company following the completion of the Merger. The occurrence of one or more of the events or circumstances described in these risk factors, alone or in combination with other events or circumstances, may adversely affect our ability to complete or realize the anticipated benefits of the business combination, and may have an adverse effect on the business, cash flows, financial condition and results of operations of the Combined Company. Edify, Unique Logistics, and/or the Combined Company may face additional risks and uncertainties that are not presently known to us, or that we currently deem immaterial, that may also impair Edify’s, Unique Logistics’ or the Combined Company’s business or financial condition. The following discussion should be read in conjunction with the financial statements and notes to the financial statements included herein.

Risks Related to Unique Logistics’ Industry and Business Environment

Unique Logistics’ dependence on third-party service providers may adversely impact the delivery and quality of its services, and as a result its business and operating results.

As a non-asset based provider of global logistics services, Unique Logistics depends on a variety of asset-based service providers, including air, ocean and ground freight carriers, to provide equipment and services necessary to operate its business. The quality and profitability of Unique Logistics’ services depend upon effective selection and oversight of its service providers, and therefore its dependence on third parties may impact the delivery and quality of its transportation and logistics services. Such third parties may not fulfill their obligations to Unique Logistics, or Unique Logistics’ relationship with these parties may change, which may prevent it from meeting its commitments to its customers. In addition, if Unique Logistics is unable to secure sufficient equipment or other transportation services from third parties to meet its commitments to its customers, its operating results could be materially and adversely affected, and its customers could switch to using its competitors, either temporarily or permanently, for their transportation logistics needs. Many of these risks are beyond Unique Logistics’ control, including:

•        shortages in available cargo capacity or availability, including from the continuing impacts of the COVID-19 pandemic, continuing industry consolidation among ocean freight carriers, or changes in the financial stability or operating capabilities of carriers;

•        changes by carriers and transportation companies in policies and practices such as scheduling, pricing, payment terms and frequency of service;

•        changes in regulations impacting transportation;

•        disruptions in the supply or cost of fuel;

•        increases in taxes or the cost of labor;

•        the introduction of alternative means of transporting freight; and

•        unanticipated changes in freight markets.

In addition, any determination that Unique Logistics’ third-party carriers have violated laws and regulations could seriously damage its reputation and brand, resulting in diminished revenue and profit and increased operating costs.

Further, when market demand significantly exceeds available capacity in a given market, which was, for example, the case for various services and markets in 2021 during the post-Covid market recovery, Unique Logistics may not always be able to find acceptable transportation or other service solutions to meet its customers’ needs or the routing and delivery of freight may be subject to delays that are outside of its control.

If any of these risks occur, it could have a material adverse effect on Unique Logistics’ business, results of operations and financial condition.

Economic recessions and other factors that reduce freight volumes could have a material adverse impact on Unique Logistics’ business.

The transportation industry historically has experienced cyclical fluctuations in financial results due to economic recessions, downturns in business cycles of customers, interest rate fluctuations, currency fluctuations, inflation pressures, and other economic factors beyond Unique Logistics’ control. Deterioration in the economic environment subjects Unique Logistics’ business to various risks that may have a material impact on its operating results and cause it to not reach its long-term growth goals, including the following:

•        Decrease in volumes:    a reduction in overall freight volumes in the marketplace could reduce Unique Logistics’ opportunities for growth. In addition, if a downturn in Unique Logistics’ customers’ business cycles causes a reduction in the volume of freight shipped by those customers, its operating results could be adversely affected;

•        Credit risk and working capital:    some of Unique Logistics’ customers may face economic difficulties and may not be able to pay their dues to Unique Logistics, and some may go out of business. In addition, some customers may not pay Unique Logistics as quickly as they have in the past, which could cause its working capital needs to increase;

•        Transportation provider failures:    a significant number of Unique Logistics’ transportation providers may go out of business and it may be unable to secure sufficient equipment or other transportation services to meet its commitments to its customers; and

•        Expense management:    Unique Logistics may not be able to appropriately adjust its expenses to changing market demands. In order to maintain high variability in Unique Logistics’ business model, it is necessary to adjust staffing levels to changing market demands. In periods of rapid change, it is more difficult to match Unique Logistics’ staffing level to its business needs. In addition, Unique Logistics has other primarily variable expenses that are fixed for a period of time, and it may not be able to adequately adjust them in a period of rapid change in market demand.

In addition, volatile market conditions can create situations where rate increases charged by carriers and other service providers are implemented with little or no advance notice. Unique Logistics often cannot pass these rate increases on to its customers in the same timeframe, if at all, which could negatively impact Unique Logistics’ yields and margins.

Higher carrier prices may result in decreased gross profit margin and increases in working capital.

Carriers can be expected to charge higher prices if market conditions warrant, including increased costs of fuel, labor shortages, increased shipping times due to supply chain disruption or in order to cover higher operating costs. Unique Logistics’ gross profits and income from operations may decrease if it is unable to pass these cost increases on to its customers. In some instances where Unique Logistics has entered into contract freight rates with customers, if market conditions change and those contracted rates are below market rates, it may be required to provide transportation services at a loss.

Climate change, including measures to address climate change, could adversely impact Unique Logistics’ business and financial results.

The long-term effects of climate change are difficult to predict and may be widespread. The potential impacts of climate change may subject Unique Logistics and its business to various risks, including physical risks (such as rising sea levels, which could affect port operations or frequency and severity of extreme weather conditions, which could disrupt its operations and damage cargo and its facilities), compliance costs and transition risks

(such as increased regulation and taxation to support carbon emissions reduction investments), reputational and strategic risks due to shifts in customer demands (such as customers requiring more fuel-efficient transportation modes or transparency to carbon emissions in their supply chains), customer contractual requirements around environmental initiatives, and other adverse effects. While Unique Logistics’ non-asset-based model gives it some flexibility and ability to change locations, modes, and carriers based on evolving operating conditions, such impacts may disrupt its operations by adversely affecting its ability to procure services that meet regulatory or customer requirements, depending on the availability of sufficient appropriate logistics solutions, and may negatively affect its results of operations, cash flows and financial condition. Further, there is no assurance that alternative locations, modes, and carriers that are not so affected will be available or have adequate capacity.

In addition, the increasing public and political concern over climate change has resulted and may continue to result in more legal or regulatory requirements relating to climate change, including regulating greenhouse gas emissions, restrictions on modes of transportation, alternative energy policies, and sustainability initiatives. If legislation or regulations are enacted or promulgated in any jurisdictions in which Unique Logistics operates, that impose more stringent restrictions and requirements than its current legal or regulatory obligations, Unique Logistics may experience disruptions in, or increases in the costs associated with delivering, its services, which may negatively affect its operations, operating results, cash flows, and financial condition.

Unique Logistics operates in a competitive environment.

Competition in the transportation services industry is intense and Unique Logistics expects it to remain so for the foreseeable future. Many of Unique Logistics’ competitors have longer operating histories, greater name recognition, more employees, and significantly greater financial, technical, marketing, public relations and distribution resources than Unique Logistics does. The competitive environment may reduce Unique Logistics’ market opportunity and require it to make changes in its pricing or marketing to maintain and extend its current brand and market position. Price concessions or the emergence of other pricing or distribution strategies of competitors may diminish Unique Logistics’ revenues, impact its margins, or lead to a reduction in its market share, any of which will harm Unique Logistics’ business, prospects, and results of operations.

Unique Logistics’ earnings may be affected by seasonal changes in the transportation industry.

Results of operations for Unique Logistics’ industry generally show a seasonal pattern as customers reduce shipments during and after the winter holiday season. Historically, income from operations and earnings are lower in the first calendar quarter (which, based on its fiscal year-end of May 31, occurs during Unique Logistics’ third and fourth fiscal quarters) than in the other three quarters. Unique Logistics believes that this historical pattern has been the result of, or influenced by, numerous factors, including national holidays, weather patterns, consumer demand, economic conditions, and other similar and subtle forces. Although seasonal changes in the transportation industry have not had a significant impact on Unique Logistics’ cash flow or results of operations, Unique Logistics expects this trend to continue and it cannot guarantee that the seasonal changes will not adversely impact it in the future. The transportation industry may also be significantly impacted by disruptions such as port congestion and the availability of transportation equipment, as well as factors such as labor shortages, fuel prices, shifts in consumer demand toward more locally sourced products, and regulatory changes. These disruptions may impact the growth rates within the global logistics industry and Unique Logistics’ ability to provide transportation services for its customers, each of which may adversely impact its results of operations and operating cash flows.

Risks Related to Unique Logistics and its Operations

Unique Logistics relies on technology to operate its business.

Unique Logistics’ continued success is dependent on its systems continuing to operate and to meet the changing needs of its customers and users. The continued automation of existing processes and usage of third-party technology and cloud network capacity will require adaptation and adjustments that may increase Unique Logistics’ exposure to cybersecurity risks and system availability reliance. Unique Logistics relies on its technology staff and vendors to successfully implement changes to and maintain its operating systems in an efficient manner. If it fails to maintain, protect, update, and enhance its operating systems, Unique Logistics may be at a competitive disadvantage and lose customers.

As demonstrated by recent material and high-profile data security breaches, computer malware, viruses, and computer hacking and phishing attacks have become more prevalent, have occurred on Unique Logistics’ systems in the past, and may occur on Unique Logistics’ systems in the future. Previous attacks on Unique Logistics’ systems have not had a material financial impact on its operations, but Unique Logistics cannot guarantee that future attacks will have little to no impact on its business.

Though it is difficult to determine what, if any, harm may directly result from any specific interruption or attack, a significant impact on the performance, reliability, security, and availability of Unique Logistics’ systems and technical infrastructure to the satisfaction of its users may harm Unique Logistics’ reputation, impair its ability to retain existing customers or attract new customers, and expose it to legal claims and government action, each of which could have a material adverse impact on Unique Logistics’ financial condition, results of operations, and growth prospects.

Difficulty in forecasting timing or volumes of customer shipments or rate changes by carriers could adversely impact Unique Logistics’ margins and operating results.

Unique Logistics is not aware of any accurate means of forecasting short-term customer requirements. Long-term customer satisfaction, however, depends upon Unique Logistics’ ability to meet these unpredictable short-term customer requirements. Personnel costs, Unique Logistics’ single largest expense, are always less flexible in the very near term as Unique Logistics must staff to meet uncertain demand. As a result, its short-term operating results could be disproportionately affected.

A significant portion of Unique Logistics’ revenues is derived from customers whose shipping patterns are tied closely to consumer demand and from customers in industries whose shipping patterns are dependent upon just-in-time shipping schedules. Therefore, the timing of Unique Logistics’ revenues is, to a large degree, impacted by factors out of its control, such as a sudden change in consumer demand for retail goods, changes in trade tariffs, labor disruptions at ports, airports, terminals and rail, product launches and/or manufacturing production delays. Additionally, many customers ship a significant portion of their goods at or near the end of a quarter and, therefore, Unique Logistics may not learn of a shortfall in revenues until late in a quarter. To the extent that Unique Logistics’ did not expect a shortfall in revenues or earnings, any such shortfall could have an immediate and adverse effect on the trading price of Unique Logistics Shares.

Volatile market conditions, such as those following the onset of the COVID-19 pandemic, can create situations where carriers and other service providers implement rate increases with little or no advance notice. Unique Logistics often cannot pass these rate increases on to its customers in the same time frame, if at all. As a result, Unique Logistics’ yields and margins have been and may in the future be negatively impacted by the effects of volatile market conditions.

Any reduction in international commerce or disruption in global trade may adversely impact Unique Logistics’ business and operating results.

Unique Logistics provides services primarily to customers engaged in international commerce. As a result, everything that affects international trade has the potential to impact Unique Logistics’ business and adversely impact its operating results. Factors that influence international trade, which are outside of Unique Logistics’ control, include the following:

•        currency exchange rates and currency control regulations;

•        interest rate fluctuations;

•        changes and uncertainties in governmental policies and inter-governmental disputes, which could result in increased tariff rates, quota restrictions, trade barriers, and other restrictions;

•        changes in and application of international and domestic customs, trade, and security regulations;

•        wars, strikes, civil unrest, acts of terrorism, and other conflicts;

•        changes in labor and other costs;

•        labor disruptions at ports, airports, terminals and rail;

•        natural disasters and epidemics, pandemics, and other health emergencies;

•        changes in consumer attitudes regarding goods made in countries other than their own;

•        changes in the availability of credit;

•        changes in the price and readily available quantities of oil and other petroleum-related products; and

•        increased global concerns regarding working conditions and environmental sustainability.

The implementation of Unique Logistics’ business strategy will require significant capital expenditures and additional financing.

The implementation of Unique Logistics’ business strategy, including with respect to growth, will require significant expenditures of capital as well as additional financing and risks associated with interest rates. Unique Logistics may seek additional funds through equity or debt financings. Unique Logistics cannot offer any assurances that any such financings will be obtained on favorable terms, or at all. Equity financings could result in dilution to existing stockholders and debt financing could result in the imposition of significant financial and operational restrictions on Unique Logistics. Unique Logistics’ inability to access adequate capital on acceptable terms could have a material adverse effect on its business, prospects, results of operations, and financial condition.

Unique Logistics derives a significant portion of its total revenues and net revenues from a small number of customers.

Revenue from three major customers as a percentage of Unique Logistics’ total revenue was approximately 19% and 48%, respectively, for the years ended May 31, 2023 and May 31, 2022. The loss of one or more of these customers would reduce Unique Logistics’ revenue and net income to the extent where this loss would have a material adverse effect on its business and operating results.

Due to its dependence on a limited number of customers, Unique Logistics is subject to a concentration of credit risk.

As of May 31, 2023, three major customers represented approximately 7% of all accounts receivable and no single customer represented more than 10% of total accounts receivable.

The same three major customers represented approximately 21% of all accounts receivable, and no single customer represented more than 10% of total accounts receivable, as of May 31, 2022.

In the case of insolvency by one of Unique Logistics’ significant customers, Unique Logistics may not be able to collect, collect fully, or collect timely on its accounts receivable with respect to that customer, each of which could adversely affect Unique Logistics’ financial position. This concentration of credit risk makes Unique Logistics more vulnerable economically. The loss of any of these customers could materially reduce Unique Logistics’ revenues and net income, which could have a material adverse effect on its business.

Unique Logistics may not successfully manage its growth.

Unique Logistics intends to continue to grow rapidly and substantially, including by organic growth and expansion in existing markets, by making strategic acquisitions and by entering new markets. Unique Logistics may experience difficulties and higher-than-expected expenses in executing this strategy as a result of, among other things, unfamiliarity with new markets and changes in revenue and business models.

Unique Logistics’ growth will place a significant strain on its management as well as its operational and financial resources. Unique Logistics will need to continually improve existing procedures and controls as well as implement new transaction processing, operational and financial systems, and procedures and controls to expand, train and manage its employee base. Unique Logistics’ working capital needs will increase substantially as its operations grow. Failure to manage growth effectively, or obtain necessary working capital, could have a material adverse effect on Unique Logistics’ business, results of operations, cash flows, stock price, and financial condition.

Governmental, Regulatory, and Legal Risks

Unique Logistics is subject to a complex regulatory environment, and failure to comply with and adapt to these regulations could result in penalties or otherwise adversely impact its business.

Unique Logistics’ business is affected by ever-increasing regulations from a number of sources in the United States and in foreign locations in which it operates. Many of these regulations are complex and require varying degrees of interpretation, including those related to trade compliance, data privacy, employment, compensation and competition, and may require changes in Unique Logistics’ operating practices, influence the demand for, and the cost of providing, transportation services, and result in other unforeseen costs.

For example, in response to ongoing security threats, governments around the world are continuously enacting or updating security regulations. These regulations are multi-layered, increasingly technical in nature and characterized by a lack of harmonization of substantive requirements among various governmental authorities. Furthermore, the implementation of these regulations, including deadlines and substantive requirements, can be driven by regulatory urgencies rather than an industry’s realistic ability to comply.

Failure to consistently and timely comply with any applicable regulations, or the failure, breach or compromise of Unique Logistics’ policies and procedures or those of Unique Logistics’ service providers or agents, may result in increased operating costs, damage to Unique Logistics’ reputation, difficulty in attracting and retaining key personnel, restrictions on Unique Logistics’ operations, and/or fines and penalties. Further, Unique Logistics cannot predict the impact that future regulations may have on its business, and there can be no assurance that it will be able to pass on any increased costs resulting from new or changing regulations on to its customers in the form of rate increases or surcharges, and therefore its operations, revenues, and profitability may be materially and adversely affected as a result.

Unique Logistics’ contracted transportation providers are subject to increasingly stringent laws protecting the environment, including transitional risks relating to climate change, which could directly or indirectly have a material adverse effect on Unique Logistics’ business.

Future and existing environmental regulatory requirements, including evolving transportation technology, in the United States and abroad could adversely affect operations and increase operating expenses, which in turn could increase Unique Logistics’ purchased transportation costs. Unique Logistics may also incur expenses as a result of regulators requiring additional climate-related disclosures regarding its contracted transportation providers that may be labor-intensive to report on. Until the timing, scope, and extent of such possible regulation becomes known, Unique Logistics cannot predict its effect on its business, but if Unique Logistics is unable to pass such costs along to its customers, its business could be materially and adversely affected. Even without any new legislation or regulation, increased public concern regarding greenhouse gas emissions by transportation carriers could harm the reputations of companies operating in the transportation logistics industries and shift consumer demand toward more locally-sourced products and away from the services that Unique Logistics provides.

Unique Logistics’ international operations subject it to operational and financial risks.

Unique Logistics provides services within and between foreign countries on an increasing basis. Unique Logistics’ business outside of the United States is subject to various risks, including:

•        changes in tariffs, trade restrictions, trade agreements, and taxation;

•        difficulties in managing or overseeing foreign operations and agents;

•        limitations on the repatriation of funds because of foreign exchange controls;

•        different liability standards;

•        intellectual property laws of countries that do not protect Unique Logistics’ rights in its intellectual property, including, but not limited to, Unique Logistics’ proprietary information systems, to the same extent as the laws of the United States; and

•        issues related to non-compliance with laws, rules, and regulations in the countries in which Unique Logistics operates, including the U.S. Foreign Corrupt Practices Act and similar regulations. Failure to comply could result in reputational harm, substantial penalties, and operational restrictions.

The occurrence or consequences of any of these risks may restrict Unique Logistics’ ability to operate in the affected region and/or decrease the profitability of its operations in that region.

As Unique Logistics continues to expand its business internationally, it is exposed to increased risk of loss from foreign currency fluctuations and exchange controls, as well as longer accounts receivable payment cycles. Foreign currency fluctuations could result in currency exchange gains or losses or could affect the book value of Unique Logistics’ assets and liabilities. Furthermore, Unique Logistics may experience unanticipated changes to its income tax liabilities resulting from changes in geographical income mix and changing international tax legislation. Unique Logistics has limited control over these risks, and if it does not correctly anticipate changes in international economic and political conditions, it may not alter its business practices in time to avoid adverse effects.

Investigations and litigation could require management time and or incur substantial legal costs or fines, penalties or damages, any of which could adversely impact on Unique Logistics’ financial results.

As a multinational corporation, Unique Logistics is subject to formal or informal investigations from governmental authorities or others in the countries in which it does business. In addition, Unique Logistics may become subject to civil litigation with its customers, service providers and other parties with whom it does business. These investigations and litigation may require significant management time and could cause Unique Logistics to incur substantial additional legal and related costs, which may include fines, penalties or damages that could have a materially adverse impact on its financial results.

Risks Related to Unique Logistics’ Acquisition Strategy and Recent Acquisitions

Cash expenditures associated with the recent ULHK Entities Acquisition may create significant liquidity and cash flow risks for Unique Logistics.

Unique Logistics expects to incur integration costs in connection with the recent ULHK Entities Acquisition. While Unique Logistics has assumed that this level of expense will be incurred, there are many factors beyond its control that could affect the total amount or the timing of such integration expenses. Moreover, many of the expenses that will be incurred are, by their nature, difficult to estimate accurately. To the extent these integration expenses are higher than anticipated, Unique Logistics may experience liquidity or cash flow problems.

Unique Logistics may fail to realize all of the anticipated benefits of the ULHK Entities Acquisition and the combined company may not perform as Unique Logistics or the market expects, which could have an adverse effect on the price of Unique Logistics Common Stock.

The success of the recent acquisition of the ULHK Entities will depend, in part, on Unique Logistics’ ability to realize the anticipated benefits and cost savings from combining its business with that of the ULHK Entities. Risks in this regard include:

•        integrating businesses is a difficult, expensive, and time-consuming process, and the failure to successfully integrate Unique Logistics’ business with the business of the ULHK Entities in the expected timeframe would adversely affect Unique Logistics’ financial condition and results of operations;

•        the ULHK Entities Acquisition will materially increase the size of Unique Logistics’ operations, and Unique Logistics may not be able to manage its expanded operations effectively; and

•        the success of the combined company will depend upon relationships with third parties and the ULHK Entities’ or Unique Logistics’ pre-existing customers, which relationships may be affected by customer preferences or public attitudes about the ULHK Entities Acquisition, and the recent acquisition of the ULHK Entities could result in adverse changes in these relationships.

If Unique Logistics’ fails to successfully address the above risks and challenges, it may not realize the anticipated benefits and cost savings of the ULHK Entities Acquisition at all or within the expected timeframe and it may not perform as Unique Logistics or the market expects. Further, such failures could adversely affect Unique Logistics’ business, financial condition, and results of operations, as well as the market price of the Unique Logistics Common Stock.

The obligations and liabilities of the ULHK Entities, some of which may be unanticipated or unknown, may be greater than Unique Logistics has anticipated, which may diminish the value of the ULHK Entities to Unique Logistics.

Despite the due diligence conducted by Unique Logistics and its advisers in connection with the ULHK Entities Acquisition, there may be obligations and liabilities of the ULHK Entities’ that may not have been disclosed to Unique Logistics, or may not be reflected or reserved for in the ULHK Entities’ historical financial statements, or that Unique Logistics may not have otherwise been aware of. As a result, the ULHK Entities’ obligations and liabilities may be greater than Unique Logistics has anticipated. The obligations and liabilities of the ULHK Entities could have a material adverse effect on the ULHK Entities’ business or the ULHK Entities’ value to Unique Logistics or on Unique Logistics’ business, financial condition, or results of operations. Even in cases where it is able to obtain indemnification with respect to such liabilities and obligations, Unique Logistics may discover liabilities greater than the contractual limits or the financial resources of the indemnifying party. In the event that it is responsible for liabilities substantially in excess of any amounts recovered through rights to indemnification or alternative remedies that might be available to it, or any applicable insurance, Unique Logistics could suffer severe consequences that would substantially reduce its earnings and cash flows or otherwise materially and adversely affect its business, financial condition, or results of operations.

Unique Logistics’ past acquisitions, as well as any acquisitions that Unique Logistics may complete in the future, may be unsuccessful or result in other risks or developments that adversely affect Unique Logistics’ financial condition and results.

While it intends for its acquisitions to enhance its competitiveness and profitability, Unique Logistics cannot be certain that its past or future acquisitions will be accretive to earnings or otherwise meet its operational or strategic expectations. Special risks, including accounting, regulatory, compliance, information technology or human resources issues, may arise in connection with, or as a result of, the acquisition of an existing company, including the assumption of unanticipated liabilities and contingencies, difficulties in integrating acquired businesses, possible management distractions, or the inability of the acquired business to achieve the levels of revenue, profit, productivity or synergies Unique Logistics anticipates or otherwise perform as Unique Logistics expects on the timeline contemplated. Unique Logistics is unable to predict all of the risks that could arise as a result of its acquisitions.

In addition, if the performance of Unique Logistics’ reporting segments or an acquired business varies from Unique Logistics’ projections or assumptions, or if estimates about the future profitability of Unique Logistics’ reporting segments or an acquired business change, Unique Logistics’ revenues, earnings or other aspects of its financial condition could be adversely affected.

Unique Logistics may incur risks related to acquisition financing.

Unique Logistics has a limited amount of financial resources and its ability to make additional acquisitions without securing additional financing from outside sources is limited. In order to continue to pursue its acquisition strategy, Unique Logistics may be required to obtain additional financing. Unique Logistics may obtain such financing through a combination of traditional debt financing, the placement of debt and equity securities, or financing in exchange for accounts receivable, as under Unique Logistics’ current revolving credit facility. Unique Logistics may finance some portion of its future acquisitions by either issuing equity or by using shares of Unique Logistics Common Stock for all or a portion of the purchase price for such businesses. In the event that the Unique Logistics Common Stock does not attain or maintain a sufficient market value, or potential acquisition candidates are otherwise unwilling to accept shares of Unique Logistics Common Stock as part of the purchase price for the sale of their businesses, Unique Logistics may be required to use more of its cash resources, if available, in order to fund its acquisitions. If Unique Logistics does not have sufficient cash resources, it will not be able to complete acquisitions and its growth could be limited unless it is able to obtain additional capital through debt or equity financing. The terms of the Financing Agreement require that Unique Logistics obtain the consent of its lenders prior to securing additional debt financing. As a result, Unique Logistics’ ability to obtain additional debt financing could be constrained if it is unable to secure such consent.

Unique Logistics may be required to incur a significant amount of indebtedness in order to successfully implement its acquisition strategy.

Subject to the restrictions contained under the Financing Agreement, Unique Logistics may be required to incur a significant amount of indebtedness in order to complete future acquisitions. If it is not able to generate sufficient cash flow from the operations of acquired businesses to make scheduled payments of principal and interest on any such indebtedness, then Unique Logistics will be required to use its capital for such payments. This will restrict Unique Logistics’ ability to make additional acquisitions. Unique Logistics may also be forced to sell an acquired business in order to satisfy indebtedness. Unique Logistics cannot be certain that it will be able to operate profitably once it incurs any such indebtedness or that it will be able to generate a sufficient amount of proceeds from the ultimate disposition of such acquired businesses to repay any indebtedness that it incurred to make such acquisitions.

Unique Logistics may experience difficulties in integrating the operations, personnel, and assets of acquired businesses that may disrupt its business, dilute stockholder value, and adversely affect its operating results.

A core component of Unique Logistics’ business plan is to acquire businesses in the transportation and logistics industry. There can be no assurance that Unique Logistics will be able to identify, acquire or profitably manage businesses or successfully integrate acquired businesses into its existing business without substantial costs, delays, or other operational or financial problems. Such acquisitions also involve numerous operational risks, including:

•        difficulties in integrating operations, technologies, services and personnel;

•        the diversion of financial and management resources from existing operations;

•        the risk of entering new markets;

•        the potential loss of existing or acquired strategic operating partners following an acquisition;

•        the potential loss of key employees following an acquisition and the associated risk of competitive efforts from such departed personnel;

•        possible legal disputes with the acquired company following an acquisition; and

•        the inability to generate sufficient revenue to offset acquisition or investment costs.

As a result, if Unique Logistics fails to properly evaluate and execute any acquisitions or investments, its business and prospects may be seriously harmed.

In certain acquisitions, Unique Logistics may recognize non-cash gains or losses on changes in fair value of contingent consideration. Unique Logistics may include contingent consideration based on future financial performance as a portion of the purchase price of certain acquisitions. To the extent that an acquired operation underperforms relative to anticipated earnings levels, Unique Logistics will be able to set-off certain levels of future unpaid purchase price for such acquired operations. This will result in the recognition of a non-cash gain on the change in fair value of contingent consideration. In the alternative, to the extent that an acquired operation outperforms anticipated earnings levels, Unique Logistics will recognize a non-cash expense on the change in fair value of contingent consideration. These non-cash gains and expenses may have a material impact on Unique Logistics’ financial results, and the impact could be inverse to the underlying results of the acquired operation.

Claims against Unique Logistics or other liabilities it incurs relating to any acquisition or business combination may require it to seek claims against the seller for which the seller may not indemnify it or that may exceed the seller’s indemnification obligations.

There may be liabilities that Unique Logistics assumes in any acquisition or business combination that it did not discover or underestimated in the course of performing its due diligence investigation. A seller will normally have indemnification obligations to Unique Logistics under an acquisition or merger agreement, but these obligations will be subject to financial limitations, such as general deductibles and a cap, as well as time limitations. There can be no assurance that Unique Logistics’ right to indemnification from any seller will be enforceable, collectible or sufficient in amount, scope, or duration to fully offset the amount of any undiscovered or underestimated liabilities. Any such liabilities, individually or in the aggregate, could have a material adverse effect on Unique Logistics’ business, results of operations, and financial condition.

Unique Logistics may face competition from parties who sell it their businesses and from professionals who cease working for it.

In connection with its acquisitions, Unique Logistics generally obtains non-solicitation agreements from the professionals it hires, as well as non-competition agreements from senior managers and professionals. The agreements prohibit such individuals from competing with Unique Logistics during the term of their employment and for a fixed period afterwards and seeking to solicit Unique Logistics’ employees or clients. In some cases, but not all, Unique Logistics may obtain non-competition or non-solicitation agreements from parties who sell it their business or assets. Certain activities may be carved out of or otherwise may not be prohibited by these arrangements. Unique Logistics cannot be sure that one or more of the parties from whom it acquires assets or a business or who do not join Unique Logistics or leave its employment will not compete with it or solicit its employees or clients in the future. Even if ultimately resolved in Unique Logistics’ favor, any litigation associated with the non-competition or non-solicitation agreements could be time consuming, costly and distract management’s focus from locating suitable acquisition candidates and operating Unique Logistics’ business. Moreover, states and foreign jurisdictions may interpret restrictions on competition narrowly and in favor of employees.

Therefore, certain restrictions on competition or solicitation may be unenforceable. In addition, Unique Logistics may not pursue legal remedies if it determines that preserving cooperation and a professional relationship with the former employee or his or her clients, or other concerns, outweigh the benefits of any possible legal recourse or the likelihood of success does not justify the costs of pursuing a legal remedy. Such persons, because they have worked for Unique Logistics or a business that it acquires, may be able to compete more effectively with Unique Logistics, or be more successful in soliciting its employees and clients, than unaffiliated third parties.

General Risk Factors

Unique Logistics’ failure to continue to attract, train, or retain highly qualified personnel could harm its business.

Unique Logistics’ success depends on its ability to attract, train, and retain qualified personnel, specifically those with management, customer development and general logistics industry skills. Competition for such personnel is intense. If Unique Logistics does not succeed in attracting new personnel or retaining and motivating its current personnel, its business could be harmed.

Unique Logistics’ indebtedness could adversely impact its financial condition and results of operations.

Significant adverse economic and industry conditions could negatively affect Unique Logistics’ ability to pay principal and interest on its debt and limit its ability to fund working capital, capital expenditures, possible acquisitions, dividends, share repurchases, or other investments. If Unique Logistics is unable to generate sufficient cash flows to satisfy its debt obligations or refinance these debt obligations with commercially acceptable terms, it may adversely impact Unique Logistics’ financial position and results of operations. Further, Unique Logistics may be unable to comply with the various restrictions and covenants under its indebtedness, which may result in default and its outstanding indebtedness may become immediately due and payable and adversely impact its financial position.

Unique Logistics may be adversely impacted by changing interest rates.

We are exposed to changes in interest rates as all of our debt, except the promissory notes that we issued to ULHK in the ULHK Entities Acquisition, includes variable interest rates. Interest rates are highly sensitive to many factors, including governmental monetary policies, economic conditions, and other factors beyond our control. A significant increase in interest rates could adversely impact Unique Logistics’ financial position and results of operations.

COVID-19 significantly impacted worldwide economic conditions and global trade and may continue to have a disruptive effect on Unique Logistics’ operations, and the operations of its service providers and our customers, which may further impact its business.

Unique Logistics may be impacted by residual effects of the COVID-19 pandemic or a new and similarly disruptive global health emergency. In early 2020, COVID-19 was declared a global health emergency and later declared a global pandemic by the World Health Organization, prompting governments around the world to mandate lockdowns and other restrictions that had direct impacts on international trade. The COVID-19 pandemic and various government reactions to it contributed to shortages of labor and capacity, and increased costs that continue to impact our operations. While the World Health Organization ended the global emergency status for COVID-19 on May 5, 2023, the United States and numerous other countries have ended their COVID-19 states of emergency, and most COVID-19 restrictions have been eased or discontinued entirely, a resurgence of COVID-19 remains a possibility and could result in the re-imposition of such restrictions. There is no guarantee that a continuation or resurgence of COVID-19 or a variant thereof, or a similarly disruptive health emergency, would not impact Unique Logistics. Any significant disruption on the scale of the COVID-19 pandemic over an extended period could negatively affect Unique Logistics’ business and financial results. Such a disruption could also have the effect of heightening many of the other risks described in this proxy statement/consent solicitation statement/prospectus.

Unique Logistics is subject to negative impacts of changes in political and governmental conditions, particularly with respect to its operations in China.

Unique Logistics’ operations are subject to the influences of significant political, governmental, and similar changes and Unique Logistics’ ability to respond to them, including:

•        changes in political conditions and in governmental policies;

•        changes in and compliance with international and domestic laws and regulations; and

•        wars, civil unrest, acts of terrorism, and other conflicts, including rising tensions between the United States and China.

Unique Logistics has a customer base in the United States that is significantly dependent on trade and commerce with China (including Hong Kong). Moreover, as a result of the ULHK Entities Acquisitions Unique Logistics has majority owned subsidiaries in China and Hong Kong. Geopolitical factors may compel United States companies to shift their purchases and sales from China to other parts of the world. Such transition may be disruptive to the business of Unique Logistics. While its diverse network of subsidiaries and independent agents mitigates the risk, somewhat, of losing business in the long term, there is a significant risk that production may shift to areas of the globe where Unique Logistics cannot effectively service its customers.

Should relations between China and United States deteriorate significantly, Unique Logistics faces the following additional risks:

•        loss of revenue in its China and Hong Kong based companies;

•        inability to repatriate local profits from these companies;

•        impairment of assets in China and Hong Kong, including non-recovery of local trade receivables;

•        security of its local employees, including any expatriate employees; and

•        security of data and confidential information in its offices.

Unique Logistics may be subject to negative impacts of catastrophic events.

A disruption or failure of Unique Logistics’ systems or operations in the event of a major earthquake, weather event, cyber-attack, heightened security measures, actual or threatened, terrorist attack, strike, civil unrest, pandemic, or other catastrophic event could cause delays in providing services or performing other critical functions. A catastrophic event that results in the destruction or disruption of any of Unique Logistics’ critical business or information systems could harm Unique Logistics’ ability to conduct normal business operations and adversely impact its operating results.

Risks Related to Public Company Requirements

If the Combined Company fails to develop or maintain an effective system of internal control over financial reporting, it may not be able to accurately report its financial results or prevent financial fraud. As a result, current and potential stockholders could lose confidence in its financial reporting.

The Combined Company’s independent registered public accounting firm will not be required to formally attest to the effectiveness of the Combined Company’s internal control over financial reporting until the later of its second annual report or the first annual report required to be filed with the SEC following the date the combined company is no longer an emerging growth company. As set forth in its Annual Report on Form 10-K for the fiscal year ended May 31, 2023, Unique Logistics’ auditors identified material weaknesses in its internal control over financial reporting for the fiscal year ended May 31, 2022 and, while during the fiscal year ended May 31, 2023 and subsequent to year-end it actively addressed and remediated a number of previously-identified material weaknesses in its internal control over financial reporting, including information technology general controls deficiencies, improved its accounting processes and documentation, introduced new accounting policies and procedures, upgraded its accounting personnel and provided its employees with necessary tools and resources, as it had not completed a full risk assessment of the internal control over financial reporting at its current activity level, including extensive process documentation and testing, its Chief Executive Officer and Chief Financial Officer were not able to conclude that Unique Logistics’ internal control over financial reporting was operating effectively and efficiently as of May 31, 2023, and we cannot assure you that there will not be material weaknesses or significant deficiencies in its internal control over financial reporting, or that of the Combined Company, in the future.

Unique Logistics’, and thereby the Combined Company’s, intended business, operations, and accounting are expected to be substantially more complex than Unique Logistics’ has been to date. It may be time consuming, difficult, and costly for the Combined Company to develop and implement the internal control and reporting procedures required by the Exchange Act. The Combined Company may need to hire additional financial reporting, internal control, and other finance personnel in order to develop and implement appropriate internal control and reporting procedures. If the Combined Company is unable to comply with the internal control over financial reporting requirements of the Exchange Act, then it may not be able to obtain the required independent accountant certifications, which may preclude it from keeping its filings current with the SEC.

Further, a material weakness in the effectiveness of internal control over financial reporting could result in an increased chance of fraud and the loss of customers, reduce the Combined Company’s ability to obtain financing, and require additional expenditures to comply with these requirements, each of which could have a material adverse effect on its business, results of operations, and financial condition.

If the Combined Company is unable to implement and maintain effective internal control over financial reporting, including as applicable standards governing internal control are modified, supplemented, or amended from time to time, the Combined Company may not be able to ensure that it can conclude on an ongoing basis that it has effective internal control over financial reporting. Failure to achieve and maintain effective internal control over financial reporting could cause the Combined Company to face regulatory action and cause investors to lose confidence in its reported financial information, either of which could adversely affect the value of the Combined Company’s Common Stock.

Risks Related to Edify and the Transactions

The Sponsor and the Insiders have agreed to vote in favor of the Merger, regardless of how Edify’s public stockholders vote.

Unlike many other blank check companies in which the initial stockholders agree to vote their founder shares in accordance with the majority of the votes cast by the public stockholders in connection with an initial business combination, the Sponsor and the Insiders have agreed to vote any shares of common stock owned by them in favor of the Merger proposal. As of the date of this proxy statement/consent solicitation statement/prospectus, the Sponsor and the Insiders own approximately 75.5% of Edify’s issued and outstanding shares of common stock. Accordingly, it is more likely that the necessary stockholder approval will be received for the business combination than would be the case if the Sponsor and the Insiders agreed to vote any shares of common stock owned by them in accordance with the majority of the votes cast by the public stockholders.

The Sponsor, certain members of the Edify Board and certain Edify officers have interests in the Transactions that are different from or are in addition to other stockholders in recommending that stockholders vote in favor of approval of the Merger proposal and approval of the other proposals described in this proxy statement/consent solicitation statement/prospectus.

When considering the Edify Board’s recommendation that our stockholders vote in favor of the approval of the Merger proposal and the other proposals described in this proxy statement/consent solicitation statement/prospectus, our stockholders should be aware that the Sponsor and certain directors and officers of Edify have interests in the business combination that may be different from, or in addition to, the interests of our stockholders generally. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate. In considering the recommendations of the Edify Board to vote for the proposals, Edify’s stockholders should consider these interests. See the section titled “The Merger Proposal — Interests of Certain Persons in the Merger.”

The personal and financial interests of Edify’s officers and directors may have influenced their motivation in identifying and selecting Unique Logistics, completing a business combination with Unique Logistics and may influence their operation of the Combined Company following the business combination. This risk may become more acute as the deadline of October 20, 2023 (or January 20, 2024 if Edify has extended the deadline for completing a business combination) for completing an initial business combination nears.

The Edify Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Edify stockholders that they vote “FOR” the proposals presented at the special meeting.

Nasdaq may not continue to list Edify’s securities, which could limit investors’ ability to make transactions in its securities and subject it to additional trading restrictions.

Edify’s common stock and public warrants are currently listed on the Nasdaq Capital Market and Edify expects them to be listed on the Nasdaq Capital Market upon consummation of the Merger. Edify’s continued eligibility for listing may depend on, among other things, the number of public shares that are redeemed. There can be no assurance that the Combined Company will be able to comply with the continued listing standards of Nasdaq following the business combination. If, after the Merger, Nasdaq delists the Combined Company’s Common Stock for failure to meet the listing standards, the Combined Company’s stockholders could face significant material adverse consequences including:

•        a limited availability of market quotations for the Combined Company’s securities;

•        reduced liquidity for the Combined Company’s securities;

•        a determination that the Combined Company’s Common Stock is a “penny stock,” which will require brokers trading in such securities to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for the Combined Company’s securities;

•        a limited amount of news and analyst coverage; and

•        a decreased ability of the Combined Company to issue additional securities or obtain additional financing in the future.

On April 4, 2023, Edify received a letter (the “MVLS Notice”) from the Listing Qualifications Department (the “Staff”) of Nasdaq notifying it that for the last 30 consecutive business days prior to the date thereof, its minimum market value of listed securities (“MVLS”) was less than $35.0 million, which does not meet the requirement for continued listing on The Nasdaq Capital Market, as required by Nasdaq Listing Rule 5550(b)(2) (the “MVLS Rule”). In accordance with Nasdaq Listing Rule 5810(c)(3)(C), the Staff has provided Edify with 180 calendar days, or until October 3, 2023, to regain compliance with the MVLS Rule. The MVLS Notice has no immediate effect on the listing of Edify’s securities on The Nasdaq Capital Market. If Edify regains compliance with the MVLS Rule, the Staff will provide written confirmation to Edify and close the matter. To regain compliance with the MVLS Rule, Edify’s MVLS must meet or exceed $35.0 million for a minimum of 10 consecutive business days during the 180-day compliance period ending on October 3, 2023. In the event that Edify does not regain compliance with the MVLS Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a hearings panel. Edify will continue to monitor its MVLS and consider its available options to regain compliance with the MVLS Rule. However, there can be no assurance that Edify will be able to regain compliance with the MVLS Rule.

The Sponsor is liable to ensure that proceeds held in the trust account are not reduced by vendor claims in the event that Edify does not consummate a business combination. It has also agreed to pay for any liquidation expenses if Edify does not consummate a business combination. Such liability may have influenced the Sponsor’s decision to approve the Transactions.

If Edify does not consummate the Transactions or another business combination within the completion window, the Sponsor will be liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Edify for services rendered or contracted for or products sold to Edify. If Edify consummates a business combination, including the Transactions, on the other hand, Edify will be liable for all such claims. Neither Edify nor the Sponsor has any reason to believe that the Sponsor will not be able to fulfill its indemnity obligations to Edify. Please see the section titled “Other Information Related to Edify — Liquidation if no Business Combination” for further information. If Edify is required to be liquidated and there are no funds remaining to pay the costs associated with the implementation and completion of such liquidation, the Sponsor has also agreed to advance Edify the funds necessary to pay such costs and complete such liquidation (currently anticipated to be no more than approximately $15,000) and not to seek repayment for such expense.

These obligations of the Sponsor may have influenced the Sponsor’s decision to approve the Transactions and to continue to pursue such business combination. Each of Edify’s officers and directors has an economic interest in shares of Edify’s common stock and warrants to purchase shares of Edify’s common stock through his or her ownership of membership interests in the Sponsor, but does not beneficially own any of Edify’s common stock or warrants. In considering the recommendations of the Edify Board to vote for the Merger proposal and the other proposals described in this proxy statement/consent solicitation statement/prospectus, Edify’s stockholders should consider these interests.

The exercise of Edify’s directors’ and officers’ discretion in agreeing to changes or waivers in the terms of the Transactions may result in a conflict of interest when determining whether such changes to the terms of the Transactions or waivers of conditions are appropriate and in Edify’s stockholders’ best interest.

In the period leading up to the closing of the Transactions, events may occur that, pursuant to the Merger Agreement, would require Edify to agree to amend the Merger Agreement, to consent to certain actions taken by Unique Logistics or to waive rights that Edify is entitled to under the Merger Agreement. Such events could arise because of changes in the course of Unique Logistics’ business, a request by Unique Logistics to undertake actions that would otherwise be prohibited by the terms of the Merger Agreement or the occurrence of other events that would have a material adverse effect on Unique Logistics’ business and would entitle Edify to terminate the Merger Agreement. In any of such circumstances, it would be at Edify’s discretion, acting through the Edify Board, to grant its consent or waive those rights. The existence of the financial and personal interests of the directors described in the preceding risk factors may result in a conflict of interest on the part of one or more of the directors between what he, she or they may believe is best for Edify and what he, she or they may believe is best for himself, herself or themselves in determining whether or not to take the requested action. As of the date of this proxy statement/consent solicitation statement/prospectus, Edify does not believe there will be any material changes or waivers that Edify’s directors and officers would be likely to make after the mailing of this proxy statement/consent solicitation statement/prospectus. Edify will circulate a new or amended proxy statement/consent solicitation statement/prospectus or supplement thereto if changes to the terms of the Transactions that would have a material impact on its stockholders are required prior to the vote on the Merger proposal.

If Edify is unable to complete the Transactions or another initial business combination by October 20, 2023 (or January 20, 2024 if Edify has extended the deadline for completing a business combination), Edify will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Edify Board, dissolving and liquidating. In such event, third parties may bring claims against Edify and, as a result, the proceeds held in the trust account could be reduced and the per-share liquidation price received by stockholders could be less than $10.00 per share.

Under the terms of Edify’s current certificate of incorporation, Edify must complete a business combination before the end of the completion window, or Edify must cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares and, subject to the approval of its remaining stockholders and the Edify Board, dissolving and liquidating. In such event, third parties may bring claims against Edify. Although Edify has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses it has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, there is no guarantee that they or other vendors who did not execute such waivers will not seek recourse against the trust account notwithstanding such agreements. Furthermore, there is no guarantee that a court will uphold the validity of such agreements. Accordingly, the proceeds held in the trust account could be subject to claims that could take priority over those of Edify’s public stockholders. If Edify is unable to complete a business combination within the completion window, its executive officers have agreed that they will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Edify for services rendered or contracted for or products sold to Edify. However, they may not be able to meet such obligation. Therefore, the per-share distribution from the trust account in such a situation may be less than $10.00 due to such claims.

Additionally, if Edify is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, or if Edify otherwise enters compulsory or court supervised liquidation, the proceeds held in the trust account could be subject to applicable bankruptcy law, and may be included in its bankruptcy estate and subject to the claims of third parties with priority over the claims of its stockholders. To the extent that any bankruptcy claims deplete the trust account, Edify may not be able to return to its public stockholders at least $10.00 per share.

Edify’s stockholders may be held liable for claims by third parties against Edify to the extent of distributions received by them.

If Edify is unable to complete the Transactions or another business combination within the completion window, Edify will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the outstanding public shares, which redemption will completely extinguish public stockholders’ rights as stockholders (including the right to receive further liquidation distributions, if any), subject to applicable law, and (iii) as promptly as reasonably possible following such redemption, subject to the approval of its remaining stockholders and the Edify Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to its obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. Edify cannot assure you that it will properly assess all claims that may be potentially brought against Edify. As such, Edify’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of its stockholders may extend well beyond the third anniversary of the date of distribution. Accordingly, Edify cannot assure you that third parties will not seek to recover from its stockholders amounts owed to them by Edify.

If Edify is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, any distributions received by Edify stockholders could be viewed under applicable debtor/creditor and/or bankruptcy laws as either a “preferential transfer” or a “fraudulent conveyance.” As a result, a bankruptcy court could seek to recover all amounts received by Edify’s stockholders. Furthermore, because Edify intends to distribute the proceeds held in the trust account to its public stockholders promptly after the expiration of the time period to complete a business combination, this may be viewed or interpreted as giving preference to its public stockholders over any potential creditors with respect to access to or distributions from its assets. Furthermore, the Edify Board may be viewed as having breached their fiduciary duties to Edify’s creditors and/or may have acted in bad faith, and thereby exposing itself and Edify to claims of punitive damages, by paying public stockholders from the trust account prior to addressing the claims of creditors. Edify cannot assure you that claims will not be brought against it for these reasons.

Activities taken by existing Edify stockholders to increase the likelihood of approval of the Merger proposal and the other proposals described in this proxy statement/consent solicitation statement/prospectus could have a depressive effect on Edify’s stock.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Edify or its securities, the Sponsor, directors, officers, advisors or any of their respective affiliates and/or their respective affiliates may purchase shares from institutional and other investors who vote, or indicate an intention to vote, against the Merger proposal, or execute agreements to purchase such shares from such investors in the future, or they may enter into transactions with such investors and others to provide them with incentives to acquire shares of Edify’s common stock or vote their shares in favor of the Merger proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements to consummate the Transactions where it appears that such requirements would otherwise not be met. Entering into any such arrangements may have a depressive effect on Edify’s common stock. For example, as a result of these arrangements, an investor or holder may have the ability to effectively purchase shares at a price lower than market and may therefore be more likely to sell the shares they own, either prior to or immediately after the special meeting. As of the date of this proxy statement/consent solicitation statement/prospectus, no such transactions have occurred nor are they planned to occur.

Edify’s stockholders will experience dilution as a consequence of, among other transactions, the issuance of Edify’s Class A common stock as consideration in the business combination. Having a minority share position may reduce the influence that Edify’s current stockholders have on the management of the Combined Company.

Upon completion of the Transactions, we anticipate that (i) Unique Logistics stockholders will hold an ownership interest of 80.4% of the issued and outstanding shares of the Combined Company’s Common Stock, (ii) the Sponsor will hold an ownership interest of 14.8% of the issued and outstanding shares of the Combined Company’s Common Stock, and (iii) Edify’s public stockholders will retain an ownership interest of 4.8% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume that (A) no public stockholders exercise their redemption rights in connection with the Transactions, (B) no holders of Combined Company Warrants exercise such warrants, and (C) no Earnout Shares are issued. If the actual facts are different from these assumptions, these ownership percentages will be different.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	No redemptions		50% redemptions		Maximum redemptions
Public stockholders	1,687,664	4.8%	843,832	2.5%	—	0.0%
Sponsor(1)	5,186,861	14.8%	5,186,861	15.2%	5,186,861	15.5%
Unique Logistics stockholders	28,200,000	80.4%	28,200,000	82.4%	28,200,000	84.5%
Total	35,074,525	100.0%	34,230,693	100.0%	33,386,861	100.0%

____________

(1)      net of 1,713,139 shares forfeited upon closing of the Transactions.

Having a minority ownership interest in the Combined Company may reduce the influence that Edify’s public stockholders have on the management of Edify. See the sections titled “Proposal No. 1 — The Merger Proposal — Ownership and Voting Power of the Combined Company” and “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

The following table illustrates varying ownership levels in the Combined Company immediately following consummation of the Transactions based on the assumptions above as well as the shares that could be issued under the warrants and issuance of all of the Earnout Shares.

	No redemptions		50% redemptions		Maximum redemptions
Public shareholders	1,687,664	3.0%	843,832	1.5%	—	0.0%
Sponsor(1)	5,186,861	9.1%	5,186,861	9.2%	5,186,861	9.4%
Unique Logistics	28,200,000	49.5%	28,200,000	50.2%	28,200,000	51.0%
Unique earnout	2,500,000	4.4%	2,500,000	4.5%	2,500,000	4.5%
Public warrants	13,800,000	24.2%	13,800,000	24.6%	13,800,000	24.9%
Private warrants	5,640,000	9.9%	5,640,000	10.0%	5,640,000	10.2%
Total	57,014,525	100.0%	56,170,693	100.0%	55,326,861	100.0%

____________

(1)      net of 1,713,139 shares forfeited upon closing of the Transactions.

Any indebtedness under the Financing Agreement could adversely affect Unique Logistics and the Combined Company’s financial position and their ability to raise additional capital and prevent them from fulfilling their obligations.

In order to finance the ULHK Entities Acquisition and in accordance with the terms of the Merger Agreement, Unique Logistics has entered into the Financing Agreement. The Financing Agreement provides for two term loans in an aggregate amount of up to $19.0 million. Any indebtedness incurred pursuant to the Financing Agreement may:

•        limit Unique Logistics’ ability to borrow additional funds for working capital, capital expenditures, acquisitions, or other general business purposes;

•        require Unique Logistics to use a portion of its cash flow from operations to make debt service payments instead of other purposes, thereby reducing the amount of cash flow available for future working capital, capital expenditures, acquisitions, or other general business purposes, as well as for the payment of dividends on its stock owned by the Combined Company, which will be the Combined Company’s sole source of revenue after consummation of the Transactions;

•        limit Unique Logistics and the Combined Company’s flexibility to plan for, or react to, changes in their business and industry;

•        increase Unique Logistics and the Combined Company’s vulnerability to the impact of adverse economic, competitive and industry conditions; and

•        increase Unique Logistics’ and the Combined Company’s cost of borrowing.

Any loans pursuant to the Financing Agreement will be secured by substantially all of Unique Logistics’ assets. In addition, the Financing Agreement contains, and any agreements governing Unique Logistics’ or the Combined Company’s future indebtedness may contain, restrictive covenants that may limit their ability to engage in activities that may be in their long-term best interests. These restrictive covenants include, among others, financial reporting requirements and limitations on indebtedness, liens, mergers, consolidations, liquidations and dissolutions, sales of assets, dividends and other restricted payments, investments (including acquisitions) and transactions with affiliates. Unique Logistics’ or the Combined Company’s failure to comply with those covenants could result in an event of default that, if not cured or waived, could result in the acceleration of substantially all of Unique Logistics’ or the Combined Company’s debt.

A significant portion of the Combined Company’s Common Stock following the business combination will be restricted from immediate resale, but may be sold into the market in the future. This could cause the market price of the Combined Company’s Common Stock to drop significantly, even if its business is doing well.

The market price of shares of the Combined Company’s Common Stock could decline as a result of substantial sales of the Combined Company’s Common Stock, particularly by its significant stockholders, a large number of shares of the Combined Company’s Common Stock becoming available for sale or the perception in the market that holders of a large number of shares intend to sell their shares.

We anticipate that, after the Merger, (i) assuming that Edify’s stockholders do not elect to redeem any shares of Edify’s Class A common stock and no holders of Combined Company Warrants exercise such warrants, there will be outstanding approximately [_] shares of the Combined Company’s Common Stock, and (ii) assuming that Edify’s stockholders elect to redeem [_] shares of Edify’s Class A common stock and no holders of Combined Company Warrants exercise such warrants, there will be outstanding approximately [_] shares of the Combined Company’s Common Stock.

The Sponsor beneficially owns a significant equity interest in Edify and will continue to own a significant interest in the Combined Company, and may take actions that conflict with your interests.

The Sponsor’s interests may not align with the interests of Edify and its other stockholders or Unique Logistics and its stockholders. The Sponsor and its affiliates are in the business of making investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with Edify, Unique Logistics, and the Combined Company. The Sponsor and its affiliates may also pursue acquisition opportunities that may be complementary to Edify’s, Unique Logistics’ and the Combined Company’s business and, as a result, those acquisition opportunities may not be available to us.

The Combined Company may issue additional shares of the Combined Company’s Common Stock or other equity securities without your approval, which would dilute your ownership interests and may depress the market price of your shares.

The Combined Company may issue additional shares of the Combined Company’s Common Stock or other equity securities of equal or senior rank in the future in connection with, among other things, future acquisitions, repayment of outstanding indebtedness or under the Incentive Plan, without stockholder approval, in a number of circumstances.

The Combined Company’s issuance of additional shares of the Combined Company’s Common Stock or other equity securities of equal or senior rank could have the following effects:

•        your proportionate ownership interest in the Combined Company will decrease;

•        the relative voting strength of each previously outstanding share of the Combined Company’s Common Stock may be diminished; or

•        the market price of shares of the Combined Company’s Common Stock may decline.

Edify has no operating history and its results of operations and those of the Combined Company may differ significantly from the unaudited pro forma condensed combined financial information included in this proxy statement/consent solicitation statement/prospectus.

Edify is a blank check company with no operating history or results.

This proxy statement/consent solicitation statement/prospectus includes unaudited pro forma condensed combined financial statements for the Combined Company. The unaudited pro forma condensed combined statement of loss of the Combined Company combines the historical audited results of operations of Edify and Unique Logistics.

The unaudited pro forma condensed combined financial statements are presented for illustrative purposes only, are based on certain assumptions, address a hypothetical situation and reflect limited historical financial data. Therefore, the unaudited pro forma condensed combined financial statements are not necessarily indicative of the results of operations and financial position that would have been achieved had the business combination been consummated on the dates indicated above, or the future consolidated results of operations or financial position of the Combined Company. Accordingly, the Combined Company’s business, assets, cash flows, results of operations and financial condition may differ significantly from those indicated by the unaudited pro forma condensed combined financial statements included in this document. For more information, please see the section titled “Unaudited Pro Forma Condensed Combined Financial Information.”

The projections and forecasts presented in this proxy statement/consent solicitation statement/prospectus may not be an indication of the actual results of the Transactions or Unique Logistics’ future results.

Unique Logistics provided the Original Projections to Edify in connection with Edify’s evaluation of Unique Logistics. Unique Logistics believed the forecasts and assumptions incorporated into the Original Projections were reasonable at the time the Original Projections were prepared, given the information Unique Logistics had at that time and its business strategy and performance trends at such time.

However, since the signing of the Merger Agreement in December 2022, certain unanticipated factors have arisen with the passage of time that impacted Unique Logistics’ actual results to date in calendar 2023 and that are expected to continue to affect Unique Logistics’ results going forward. Those factors include (i) sharp decreases in market prices for ocean and air freight and (ii) decreases in freight market volumes due to the economic slowdown and an increase in customer inventories. As a result, Unique Logistics prepared new projections, as set forth under “Proposal No. 1 — The Merger Proposal — Certain Financial Projections Provided to the Edify Board — The Updated Projections,” to reflect the adjusted assumptions and expectations of Unique Logistics’ management regarding Unique Logistics for its fiscal years ending May 31, 2023 and May 31, 2024. Accordingly, the Original Projections do not reflect Unique Logistics’ management’s view on future performance, and we caution you not to place undue reliance on the Original Projections in making a decision regarding the Transactions.

None of the projections and forecasts included in this proxy statement/consent solicitation statement/prospectus have been prepared with a view toward public disclosure other than to certain parties involved in the Transactions or toward complying with SEC guidelines or GAAP. The projections and forecasts were prepared based on numerous variables and assumptions, which are inherently uncertain and may be beyond the control of Unique Logistics and Edify, and exclude, among other things, Transaction-related expenses. Important factors that may affect actual results and results of Unique Logistics’ operations following the Transactions or that could lead to such projections and forecasts not being achieved include, but are not limited to, demand for Unique Logistics’ services, an evolving competitive landscape, regulatory changes, successful management and retention of key personnel, unexpected expenses and general economic conditions. We caution you not to place undue reliance on the projections, as the projections may be materially different than actual results.

Edify and Unique Logistics have incurred and expect to incur significant costs associated with the Merger. Whether or not we complete the business combination, the incurrence of these costs will reduce the amount of cash available to be used for other corporate purposes by Edify and Unique Logistics if the Merger is not completed.

Edify and Unique Logistics expect to incur significant costs associated with the Merger. Even if we do not complete the Merger, Edify expects to incur approximately $[_] in expenses and Unique Logistics expects to incur approximately $[_] in expenses. These expenses will reduce the amount of cash available to be used for other corporate purposes by Edify and Unique Logistics, respectively, if we do not complete the Merger.

Even if Edify consummates the Merger, there is no guarantee that the public warrants will ever be in the money, and they may expire worthless and the terms of Edify’s warrants may be amended.

The exercise price for Edify’s public warrants is $11.50 per share of Edify’s Class A common stock. There is no guarantee that the public warrants will ever be in the money prior to their expiration, and as such, the warrants may expire worthless.

If Edify is unable to complete an initial business combination, Edify’s warrants may expire worthless.

If Edify is unable to complete an initial business combination, Edify’s warrants may expire worthless.

Edify and Unique Logistics will be subject to business uncertainties and contractual restrictions while the Merger is pending.

Uncertainty about the effect of the business combination on employees and third parties may have an adverse effect on Edify and Unique Logistics. These uncertainties may impair Edify’s or Unique Logistics’ ability to retain and motivate key personnel and could cause third parties that deal with either of them to defer entering into contracts or making other decisions or seek to change existing business relationships. If key employees depart because of uncertainty about their future roles and the potential complexities of Merger, Edify’s or Unique Logistics’ business could be harmed.

If Edify’s due diligence investigation of the Unique Logistics business was inadequate, then stockholders of Edify following the business combination could lose some or all of their investment.

Even though Edify conducted a due diligence investigation of the Unique Logistics business, Edify cannot be sure that this diligence uncovered all material issues that may be present inside the Unique Logistics business, or that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Unique Logistics business and outside of its control will not later arise.

Following the consummation of the business combination, the Combined Company’s only significant asset will be its ownership interest in Unique Logistics, and such ownership may not be sufficiently profitable or valuable to enable the Combined Company to satisfy the Combined Company’s other financial obligations. The Combined Company does not anticipate paying any cash dividends for the foreseeable future.

Following the consummation of the business combination, the Combined Company will have no direct operations and no significant assets other than its ownership interest in Unique Logistics. The Combined Company will depend on Unique Logistics for distributions, loans and other payments to generate the funds necessary to meet its financial obligations, including its expenses as a publicly traded company. The earnings from, or other available assets of, Unique Logistics may not be sufficient to pay dividends or make distributions or loans to enable the Combined Company to pay any dividends on the Combined Company’s Common Stock or satisfy its other financial obligations.

In addition, Unique Logistics has never declared or paid cash dividends on its capital stock and it does not anticipate paying any cash dividends in the foreseeable future. Unique Logistics currently intends to retain its future earnings, if any, for the foreseeable future, to fund the development and growth of its business. Any future determination to pay dividends will be at the discretion of the Combined Company’s board of directors and will be dependent upon its financial condition, results of operations, capital requirements, applicable contractual restrictions and such other factors as the board of directors may deem relevant. As a result, capital appreciation in the price of the Combined Company’s Common Stock, if any, will be your only source of gain on an investment in the Combined Company’s Common Stock.

Please see the sections titled “Edify’s Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” and “Unique Logistics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations — Liquidity and Capital Resources” for more information.

Some provisions of Delaware law and the Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon the completion of the business combination may deter third parties from acquiring the Combined Company and diminish the value of the Combined Company’s Common Stock.

The Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws that will be in effect upon the completion of the Merger will provide for, among other things:

•        the ability of the Combined Company’s board of directors to issue one or more series of preferred stock with voting or other rights or preferences that could have the effect of impeding the success of an attempt to acquire the Combined Company or otherwise effect a change in control;

•        advance notice for nominations of directors by stockholders and for stockholders to include matters to be considered at stockholder meetings; and

•        certain limitations on convening special stockholder meetings.

In addition, in the second amended and restated certificate of incorporation, the Combined Company has not opted out of Section 203 of the DGCL, which prohibits a Delaware corporation from engaging in certain “business combinations” with any “interested stockholder” for a three-year period following the time that the stockholder became an interested stockholder, unless:

•        prior to such time, the board of directors approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of voting stock outstanding at the time the transaction commenced, excluding certain shares; or

•        at or subsequent to that time, the business combination is approved by Unique Logistics’ board of directors and by the affirmative vote of holders of at least two-thirds of the votes of Unique Logistics’ outstanding voting stock that is not owned by the interested stockholder.

Generally, a “business combination” includes a merger, asset or stock sale or other transaction resulting in a financial benefit to the interested stockholder. Subject to certain exceptions, an “interested stockholder” is a person who, together with that person’s affiliates and associates, owns, or within the previous three years owned, 15% or more of the votes of the corporation’s outstanding voting stock. For purposes of this provision, “voting stock” means any class or series of stock entitled to vote generally in the election of directors.

Under certain circumstances, this provision will make it more difficult for a person who would be an “interested stockholder” to effect various business combinations with the Combined Company for a three-year period. This provision may encourage companies interested in acquiring the Combined Company to negotiate in advance with its board of directors because the stockholder approval requirement would be avoided if the Combined Company’s board of directors approves either the business combination or the transaction that results in the stockholder becoming an interested stockholder. These provisions also may have the effect of preventing changes in the Combined Company’s board of directors and may make it more difficult to accomplish transactions that stockholders may otherwise deem to be in their best interests.

These provisions in the Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws, as well as Delaware law, may discourage, delay or prevent a transaction involving a change in control of the Combined Company that is in the best interest of its minority stockholders. Even in the absence of a takeover attempt, the existence of these provisions may adversely affect the prevailing market price of the Combined Company’s Common Stock if they are viewed as discouraging future takeover attempts. These provisions could also make it more difficult for stockholders to nominate directors for election to the Combined Company’s board of directors and take other corporate actions.

Subsequent to the completion of the business combination, the Combined Company may be required to take write-downs or write-offs, restructuring and impairment or other charges that could have a significant negative effect on the Combined Company’s financial condition, results of operations and stock price, which could cause you to lose some or all of your investment.

Although Edify has conducted due diligence on the Unique Logistics business, Edify cannot assure you that this diligence will surface all material issues that may be present in such business, that it would be possible to uncover all material issues through a customary amount of due diligence, or that factors outside of the Unique Logistics business and outside of Edify’s and Unique Logistics’ control will not later arise. As a result of these factors, the Combined Company may be forced to later write-down or write-off assets, restructure operations, or incur impairment or other charges that could result in losses. Even if Edify’s due diligence successfully identifies certain risks, unexpected risks may arise and previously known risks may materialize in a manner not consistent with Edify’s preliminary risk analysis. Even though these charges may be non-cash items and not have an immediate impact on Edify’s liquidity, charges of this nature could contribute to negative market perceptions about the Combined Company or its securities. Accordingly, any of Unique Logistics’ or Edify’s stockholders who choose to remain stockholders of the Combined Company following the business combination could suffer a reduction in the value of their shares.

A market for the Combined Company’s securities may not continue, which would adversely affect the liquidity and price of the Combined Company’s securities.

Following the business combination, the price of the Combined Company’s securities may fluctuate significantly due to the market’s reaction to the business combination and general market and economic conditions. An active trading market for the Combined Company’s securities following the business combination may never develop or, if developed, it may not be sustained. In addition, the price of the Combined Company’s securities after the business combination can vary due to general economic conditions and forecasts, the Combined Company’s general business condition and the release of the Combined Company’s financial reports. Additionally, if the Combined Company’s securities become delisted from Nasdaq for any reason, and are quoted on the OTC Markets Group quotation system, which is not a national securities exchange, the liquidity and price of the Combined Company’s securities may be more limited than if the Combined Company’s securities were listed on Nasdaq or another national securities exchange. You may be unable to sell your securities in the Combined Company unless a market can be established or sustained.

If the business combination’s benefits do not meet the expectations of investors, stockholders or financial analysts, the market price of the Combined Company’s securities may decline.

If the benefits of the business combination do not meet the expectations of investors, stockholders or securities analysts, the market price of the Combined Company’s securities following the consummation of the business combination may decline. The market values of the Combined Company’s securities at the time of the business combination may vary significantly from their prices on the date that the Merger Agreement was executed, the date of this proxy statement/consent solicitation statement/prospectus, or the date on which Edify’s stockholders vote on the business combination.

In addition, following the business combination, fluctuations in the price of the Combined Company’s securities could contribute to the loss of all or part of your investment. To date, there has not been an active public market for the Unique Logistics Common Stock and trading in shares of Edify’s Class A common stock has not been active. Accordingly, the valuation ascribed to Unique Logistics and Edify’s Class A common stock in the business combination may not be indicative of the price that will prevail in the trading market following the business combination.

The trading price of the Combined Company’s Common Stock following the Merger may fluctuate substantially and may be lower than the current price of Edify’s common stock. Even if an active market for the Combined Company’s securities develops and continues, the trading price of the Combined Company’s securities following the business combination could be volatile and subject to wide fluctuations. The trading price of the Combined Company’s Common Stock following the business combination will depend on many factors, including those described in this “Risk Factors” section, many of which are beyond Edify’s, Unique Logistics’, and the Combined Company’s control and may not be related to the Combined Company’s operating performance. These fluctuations could cause you to lose all or part of your investment in Edify’s Class A common stock or Unique Logistics Shares as you might be unable to sell your shares at or above the price attributed to them in the business combination. Any of the factors listed below could have a material adverse effect on your investment in the Combined Company’s securities and the Combined Company’s securities may trade at prices significantly below your investment in them. In such circumstances, the trading price of the Combined Company’s securities may not recover and may experience a further decline.

Factors affecting the trading price of the Combined Company’s securities following the business combination may include:

•        market conditions in the broader stock market in general, or in Unique Logistics’ industry in particular;

•        actual or anticipated fluctuations in the Combined Company’s quarterly financial results or the quarterly financial results of companies perceived to be similar to the Combined Company;

•        changes in the market’s expectations about the Combined Company’s operating results;

•        the public’s reaction to the Combined Company’s press releases, other public announcements and filings with the SEC;

•        speculation in the press or investment community;

•        actual or anticipated developments in the Combined Company’s business, competitors’ businesses or the competitive landscape generally;

•        the Combined Company’s operating results failing to meet the expectation of securities analysts or investors in a particular period;

•        the timing of the achievement of objectives under Unique Logistics’ business plan and the timing and amount of costs it incurs in connection therewith;

•        changes in financial estimates and recommendations by securities analysts concerning the Combined Company or the market in general;

•        operating and stock price performance of other companies that investors deem comparable to the Combined Company;

•        changes in laws and regulations affecting the Combined Company’s business;

•        commencement of, or involvement in, litigation or investigations involving the Combined Company;

•        changes in the Combined Company’s capital structure, such as future issuances of securities or the incurrence of additional debt;

•        the volume of the Combined Company’s Common Stock available for public sale;

•        any major change in the Combined Company’s board of directors or management;

•        sales of substantial amounts of the Combined Company’s Common Stock by its directors, officers or significant stockholders or the perception that such sales could occur;

•        general economic and political conditions such as recessions, interest rates, “trade wars,” pandemics (such as COVID-19) and acts of war or terrorism; and

•        other risk factors listed in this “Risk Factors” section.

Broad market and industry factors may materially harm the market price of the Combined Company’s securities irrespective of its operating performance. The stock market in general and Nasdaq in particular have experienced extreme price and volume fluctuations that have often been unrelated or disproportionate to the operating performance of the particular companies affected. The trading prices and valuations of these stocks, and of the Combined Company’s securities, may not be predictable. A loss of investor confidence in the market for the stocks of other companies which investors perceive to be similar to the Combined Company’s could depress the market price of the Combined Company’s Common Stock regardless of its business, prospects, financial condition or results of operations. Broad market and industry factors, including, most recently, the impact of the novel coronavirus, COVID-19, and any other pandemics, as well as general economic, political and market conditions such as recessions or interest rate changes, may seriously affect the market price of the Combined Company’s Common Stock, regardless of its actual operating performance. These fluctuations may be even more pronounced in the trading market for the Combined Company’s Common Stock shortly following the business combination. A decline in the market price of the Combined Company’s securities also could adversely affect its ability to issue additional securities and its ability to obtain additional financing in the future.

Furthermore, the trading price of the Combined Company’s Common Stock may be adversely affected by third parties trying to drive down or drive up the market price. Short sellers and others, some of whom post anonymously on social media, may be positioned to profit if the Combined Company’s Common Stock declines or otherwise exhibits volatility, and their activities can negatively affect the Combined Company’s stock price and increase the volatility of its stock price.

In addition, in the past, following periods of volatility in the overall market and the market prices of particular companies’ securities, securities class action litigations have often been instituted against these companies. Litigation of this type, if instituted against the Combined Company, could result in substantial costs and a diversion of management’s attention and resources. Any adverse determination in any such litigation or any amounts paid to settle any such actual or threatened litigation could require that the Combined Company make significant payments.

Even if Edify consummates the Business Combination, there can be no assurance that the public warrants will be in the money during their exercise period, and they may expire worthless.

Assuming the maximum redemption of [_] public shares, there will be 13,800,000 public warrants outstanding following the Closing, including public warrants held by public stockholders that have Edify redeem their public shares. Such public warrants had an aggregate market value of $[_] million, based on the closing price of the public warrants on Nasdaq on [_], 2023, of $[_]. The exercise price of the public warrants is $11.50 per share. There can be no assurance that the public warrants will be in the money prior to their expiration and, as such, the warrants may expire worthless. The terms of public warrants may be amended in a manner that may be adverse to the holders. The warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Edify, dated January 14, 2021, provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of a majority of the then-outstanding public warrants to make any change that adversely affects the interests of the registered holders. Accordingly, Edify may amend the terms of the warrants in a manner adverse to a holder if holders of at least a majority of the then-outstanding public warrants approve of such amendment. Edify’s ability to amend the terms of the public warrants with the consent of a majority of the holders of the then-outstanding public warrants is unlimited. Examples of such amendments could be amendments to, among other things, increase the exercise price of the public warrants, shorten the exercise period or decrease the number of shares of Edify common stock purchasable upon exercise of a public warrant.

Edify may redeem unexpired warrants, in accordance with their terms, prior to their exercise at a time that is disadvantageous to holders of warrants.

Assuming the maximum redemption of [_] million public shares, there will be 13,800,000 public warrants outstanding following the Closing, including public warrants held by public stockholders that have Edify redeem their public shares. Such public warrants had an aggregate market value of $[_], based on the closing price of the public warrants on Nasdaq on [_], 2023, of $[_]. Edify has the ability to redeem outstanding warrants at any time after they become exercisable and prior to their expiration, at a price of $0.01 per warrant, provided that the last sale price of the common stock equals or exceeds $18.00 per share (as adjusted for share splits, share capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within a 30 trading-day period ending on the third trading day prior to proper notice of such redemption and provided that certain other conditions are met. Edify will not redeem the warrants unless an effective registration statement under the Securities Act covering the shares of Edify’s common stock issuable upon exercise of the warrants is effective and a current prospectus relating to those shares of Edify’s common stock is available throughout the 30 day redemption period, except if the warrants may be exercised on a cashless basis and such cashless exercise is exempt from registration under the Securities Act. If and when the warrants become redeemable by Edify, Edify may exercise its redemption right even if it is unable to register or qualify the underlying securities for sale under all applicable state securities laws. Redemption of the outstanding warrants could force holders thereof to (i) exercise warrants and pay the exercise price therefor at a time when it may be disadvantageous for such holder to do so, (ii) sell warrants at the then-current market price when such holder might otherwise wish to hold warrants or (iii) accept the nominal redemption price which, at the time the outstanding warrants are called for redemption, is likely to be substantially less than the market value of such warrants. See “Questions and Answers About the Proposals — How do the public warrants differ from the private placement warrants and what are the related risks for any public warrant holders post business combination?” for more information.

If, following the Merger, securities or industry analysts do not publish or cease publishing research or reports about the Combined Company, its business, or its market, or if they change their recommendations regarding the Combined Company’s Common Stock adversely, then the price and trading volume of the Combined Company’s Common Stock could decline.

The trading market for the Combined Company’s Common Stock will be influenced by the research and reports that industry or securities analysts may publish about it, its business and operations, its market, or its competitors. Securities and industry analysts do not currently, and may never, publish research on Edify. If no securities or industry analysts commence coverage of the Combined Company, the Combined Company’s stock price and trading volume would likely be negatively impacted. If any of the analysts who may cover Edify change their recommendation regarding the Combined Company’s stock adversely or provide more favorable relative recommendations about Edify’s or the Combined Company’s competitors, the price of the Combined Company’s Common Stock would likely decline. If any analyst who may cover Edify were to cease coverage of the Combined Company or fail to regularly publish reports on it, we could lose visibility in the financial markets, which could cause the Combined Company’s stock price or trading volume to decline.

There is no guarantee that an active and liquid public market for shares of the Combined Company’s Common Stock will develop.

Edify is currently a blank check company and there has not been an active trading market for the Unique Logistics Common Stock. A liquid trading market for the Combined Company’s Common Stock may never develop.

In the absence of a liquid public trading market:

•        you may not be able to liquidate your investment in shares of the Combined Company’s Common Stock;

•        you may not be able to resell your shares of the Combined Company’s Common Stock at or above the price attributed to them in the Merger;

•        the market price of shares of the Combined Company’s Common Stock may experience significant price volatility; and

•        there may be less efficiency in carrying out your purchase and sale orders.

Changes in laws, regulations or rules, or a failure to comply with any laws, regulations or rules, may adversely affect the Combined Company’s business, financial condition and results of operations.

The Combined Company will be subject to laws, regulations and rules enacted by national, regional and local governments and Nasdaq. In particular, the Combined Company will be required to comply with certain SEC, Nasdaq and other legal or regulatory requirements. Compliance with, and monitoring of, applicable laws, regulations and rules may be difficult, time consuming and costly. Those laws, regulations or rules and their interpretation and application may also change from time to time and those changes could have a material adverse effect on the Combined Company’s business, financial condition and results of operations. In addition, a failure to comply with applicable laws, regulations or rules, as interpreted and applied, could have a material adverse effect on the Combined Company’s business, financial condition and results of operations.

The JOBS Act permits “emerging growth companies” like us to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies.

We currently qualify as an “emerging growth company” as defined in Section 2(a)(19) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). As such, we take and will continue to take advantage of certain exemptions from various reporting requirements applicable to other public companies that are not emerging growth companies for as long as we continue to be an emerging growth company, including: (i) the exemption from the auditor attestation requirements with respect to internal control over financial reporting under Section 404 of the Sarbanes-Oxley Act of 2002; (ii) the exemptions from say-on-pay, say-on-frequency and say-on-golden parachute voting requirements; and (iii) reduced disclosure obligations regarding executive compensation in our periodic reports and proxy statement/consent solicitation statement/prospectus. As a result, our stockholders may not have access to certain information they deem important. We will remain an emerging growth company until the earliest of (i) the last day of the fiscal year: (a) following January 20, 2026, the fifth anniversary of our IPO; (b) in which we have total annual gross revenue of at least $1.235 billion; or (c) in which we are deemed to be a large accelerated filer, which means the market value of Edify’s Class A common stock that is held by non-affiliates exceeds $700 million as of the last business day of our prior second fiscal quarter, and (ii) the date on which we have issued more than $1.0 billion in non-convertible debt during the prior three-year period.

In addition, Section 107 of the JOBS Act also provides that an emerging growth company can take advantage of the exemption from complying with new or revised accounting standards provided in Section 7(a)(2)(B) of the Securities Act as long as it is an emerging growth company. An emerging growth company can therefore delay the adoption of certain accounting standards until those standards would otherwise apply to private companies. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies, but any such election to opt out is irrevocable. We have elected to avail ourselves of such extended transition period, which means that when a standard is issued or revised and it has different application dates for public or private companies, we, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of our financial statements with another public company that is neither an emerging growth company nor an emerging growth company that has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

We cannot predict if investors will find Edify’s Class A common stock less attractive because we rely on these exemptions. If some investors find Edify’s Class A common stock less attractive as a result, there may be a less active trading market for Edify’s Class A common stock and our stock price may be more volatile.

Upon consummation of the Transactions, the Combined Company will continue to be an emerging growth company and intends to continue to take advantage of the exemptions described above for as long as it continues to be an emerging growth company.

Edify’s warrants are accounted for as liabilities and the changes in value of Edify’s warrants could have a material effect on our financial results.

On April 12, 2021, the Acting Director of the Division of Corporation Finance and Acting Chief Accountant of the SEC together issued a public statement (the “SEC Warrant Accounting Statement”) on accounting and reporting considerations for warrants issued by special purpose acquisition companies (“SPAC”). The SEC Warrant Accounting Statement discussed “certain features of warrants issued in SPAC transactions” that “may be common across many entities.” The SEC Warrant Accounting Statement indicated that when one or more of such features is included in a warrant, the warrant “should be classified as a liability measured at fair value, with changes in fair value each period reported in earnings.” In light of the SEC Warrant Accounting Statement and guidance in Accounting Standards Codification (“ASC”) 815-40, “Derivatives and Hedging — Contracts in Entity’s Own Equity,” Edify’s management evaluated the terms of the warrant agreement entered into in connection with the Edify IPO and concluded that the warrants include provisions that, based on the SEC Warrant Accounting Statement, preclude the warrants from being classified as components of equity. As a result, Edify has classified the warrants as liabilities. Under this accounting treatment, Edify is required to measure the fair value of the warrants at the end of each reporting period and recognize changes in the fair value from the prior period in our operating results for the current period. As a result of the recurring fair value measurement, Edify’s financial statements and results of operations may fluctuate quarterly based on factors that are outside Edify’s control. Edify expects that it will recognize non-cash gains or losses due to the quarterly fair valuation of the warrants and that such gains or losses could be material.

In connection with the restatement of Edify’s financial statement reflected in Edify’s Annual Report on Form 10-K/A, Edify’s management has concluded that its disclosure controls and procedures and internal control over financial reporting were not effective as of December 31, 2021 due to a material weakness in internal control over financial reporting solely related to its accounting for complex financial instruments. If Edify is unable to maintain an effective system of internal control over financial reporting, Edify may not be able to accurately report our financial results in a timely manner, which may adversely affect investor confidence in Edify and materially and adversely affect its business and operating results.

Following the issuance of the SEC Warrant Accounting Statement, and after consultation with Edify’s independent registered public accounting firm and Edify’s management team, Edify concluded that, in light of the SEC Warrant Accounting Statement, it was appropriate to restate its financial statements for the period ended December 31, 2021 in the financial statements accompanying Edify’s Annual Report on Form 10-K/A. As part of such process, Edify identified a material weakness in its internal control over financial reporting, solely related to Edify’s accounting for complex financial instruments.

A material weakness is a deficiency, or a combination of deficiencies, in internal control over financial reporting such that there is a reasonable possibility that a material misstatement of Edify’s annual or interim financial statements will not be prevented or detected and corrected on a timely basis. Effective internal controls are necessary to provide reliable financial reports and prevent fraud. Edify expects to take steps to remediate the material weakness, but there is no assurance that any remediation efforts will ultimately have the intended effects.

If Edify identifies any new material weaknesses in the future, any such newly identified material weakness could limit its ability to prevent or detect a misstatement of its accounts or disclosures that could result in a material misstatement of Edify’s annual or interim financial statements. In such case, Edify may be unable to maintain compliance with securities law requirements regarding timing filing of periodic reports in addition to applicable stock exchange listing requirements, investors may lose confidence in Edify’s financial reporting and its stock price may decline as a result. Edify cannot assure you that the measures it has taken to date, or any measures Edify may take in the future, will be sufficient to avoid potential future material weaknesses.

Edify may be subject to the Excise Tax included in the Inflation Reduction Act of 2022 in connection with redemptions of its Common Stock after December 31, 2022.

On August 16, 2022, President Biden signed into law the Inflation Reduction Act of 2022, which, among other things, imposes a 1% excise tax on any publicly traded domestic corporation that repurchases its stock after December 31, 2022 (the “Excise Tax”). The Excise Tax is imposed on the fair market value of the repurchased stock, with certain exceptions. Because Edify is a Delaware corporation and because its securities trade on Nasdaq, Edify is a “covered corporation” within the meaning of the Inflation Reduction Act. While not free from doubt, absent any further guidance from the U.S. Department of the Treasury (the “Treasury”), which has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the Excise Tax, the Excise Tax may apply to any redemptions of Edify common stock after December 31, 2022, including redemptions in connection with the Merger, unless an exemption is available. In addition, the Excise Tax would be payable by Edify, and not by the redeeming holders, however, the mechanics of any required payment of the Excise Tax have not been determined. Further, based on recently issued interim guidance from the Internal Revenue Service (the “IRS”) and the Treasury in Notice 2023-2, subject to certain exceptions, the Excise Tax should not apply in the event of Edify’s liquidation.

We may not be able to complete an initial business combination with a U.S. target company if such initial business combination is subject to U.S. foreign investment regulations and review by a U.S. government entity such as the Committee on Foreign Investment in the United States (CFIUS), or ultimately prohibited.

The Sponsor is not controlled by and it does not have substantial ties with a non-U.S. person. Jason Beckman and Jason Colodne, the managers of the Sponsor, are both U.S. citizens. We do not expect Edify to be considered a “foreign person” under the regulations administered by CFIUS. Great Eagle Freight Limited, which beneficially owns 56% of the outstanding shares of Unique Logistics Common Stock based on its ownership of shares of Unique Logistics Series B Convertible Preferred Stock, is, however, controlled by Richard Chi Tak Lee, a Canadian citizen resident in Hong Kong, who has sole voting and dispositive power over the shares of Unique Logistics Common Stock beneficially held by Great Freight Limited. If our initial business combination with a U.S. business is subject to CFIUS review, the scope of which was expanded by the Foreign Investment Risk Review Modernization Act of 2018 (“FIRRMA”), to include certain non-passive, non-controlling investments in sensitive U.S. businesses and certain acquisitions of real estate even with no underlying U.S. business, FIRRMA, and subsequent implementing regulations that are now in force, also subjects certain categories of investments to mandatory filings. If our potential initial business combination with a U.S. business falls within CFIUS’ jurisdiction, we may determine that we are required to make a mandatory filing or that we will submit a voluntary notice to CFIUS, or to proceed with the initial business combination without notifying CFIUS and risk CFIUS intervention, before or after closing the initial business combination. CFIUS may decide to block or delay our initial business combination, impose conditions to mitigate national security concerns with respect to such initial business combination or order us to divest all or a portion of a U.S. business of the combined company without first obtaining CFIUS clearance, which may limit the attractiveness of or prevent us from pursuing certain initial business combination opportunities that we believe would otherwise be beneficial to us and our stockholders. As a result, the pool of potential targets with which we could complete an initial business combination may be limited and we may be adversely affected in terms of competing with other special purpose acquisition companies which do not have similar foreign ownership issues.

Moreover, the process of government review, whether by the CFIUS or otherwise, could be lengthy and we have limited time to complete our initial business combination. If we cannot complete our initial business combination by January 20, 2024 because the review process drags on beyond such timeframe or because our initial business combination is ultimately prohibited by CFIUS or another U.S. government entity, we may be required to liquidate. If we liquidate, our public stockholders may only receive an amount per share that will be determined by when we liquidate, and the warrants will expire worthless. This will also cause you to lose the investment opportunity in a target company and the chance of realizing future gains on your investment through any price appreciation in the combined company.

Risks Related to the Redemption

You must tender your shares of Edify’s Class A common stock in order to validly seek redemption at the special meeting.

In connection with tendering your shares of Edify’s Class A common stock for redemption, you must elect either to physically tender your common stock certificates to Edify’s transfer agent or to deliver your shares of common stock to the transfer agent electronically using The Depository Trust Company’s DWAC (Deposit/Withdrawal At Custodian) System, which election would likely be determined based on the manner in which you hold your shares of common stock, in each case, by two business days prior to the special meeting. The requirement for physical or electronic delivery by two business days prior to the special meeting ensures that a redeeming holder’s election to redeem is irrevocable once the business combination is approved. Any failure to observe these procedures will result in your loss of redemption rights in connection with the vote on the business combination.

Edify does not have a specified maximum redemption threshold. The absence of such a redemption threshold may make it possible for us to complete a business combination with which a substantial majority of Edify’s stockholders do not agree.

Edify’s existing charter does not provide a specified maximum redemption threshold, except that Edify will not redeem public shares in an amount that would cause Edify’s net tangible assets to be less than $5,000,001 (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act). Further, the Merger Agreement provides that Edify’s and Unique Logistics’ respective obligations to consummate the business combination are conditioned on Edify having at least $5,000,001 of net tangible assets as of the closing of the Transactions. As a result, Edify may be able to complete the business combination even though a substantial portion of public stockholders do not agree with the transaction and have redeemed their shares or have entered into privately negotiated agreements to sell their shares to the Sponsor, directors or officers or their affiliates. As of the date of this proxy statement/consent solicitation statement/prospectus, no agreements with respect to the private purchase of public shares by Edify or the persons described above have been entered into with any such investor or holder. Edify will file a Current Report on Form 8-K with the SEC to disclose private arrangements entered into or significant private purchases made by any of the aforementioned persons that would affect the vote on the Merger proposal or other proposals (as described in this proxy statement/consent solicitation statement/prospectus) at the special meeting.

In the event that the aggregate cash consideration that Edify would be required to pay for all shares of Edify’s Class A common stock that are validly submitted for redemption, plus any amount required to satisfy the foregoing cash condition pursuant to the terms of the Merger Agreement, exceeds the aggregate amount of cash available to Edify, Edify may not complete the business combination or redeem any shares, all shares of Edify’s Class A common stock submitted for redemption will be returned to the holders thereof and Edify may instead search for an alternate business combination.

There is no guarantee that an Edify stockholder’s decision whether to redeem its public shares for a pro rata portion of the trust account will put the stockholder in a better future economic position.

Edify can give no assurance as to the price at which a stockholder may be able to sell its public shares in the future following the completion of the business combination or any alternative business combination. Certain events following the consummation of any initial business combination, including the business combination, may cause an increase in Edify’s share price, and may result in a lower value realized now than a stockholder of Edify might realize in the future had the stockholder not redeemed its shares. Similarly, if an Edify stockholder does not redeem its shares, the stockholder will bear the risk of ownership of the public shares after the consummation of any initial business combination, and there can be no assurance that a stockholder can sell its shares in the future for a greater amount than the redemption price set forth in this proxy statement/consent solicitation statement/prospectus. A stockholder should consult the stockholder’s own tax and/or financial advisor for assistance on how this may affect his, her or its individual situation.

Stockholders of Edify who wish to redeem their shares of Edify’s Class A common stock for a pro rata portion of the trust account must comply with specific requirements for redemption that may make it more difficult for them to exercise their redemption rights prior to the deadline. Any Edify stockholder that fails to comply with the redemption requirements specified in this proxy statement/consent solicitation statement/prospectus will not be entitled to redeem their shares of Edify’s Class A common stock for a pro rata portion of the funds held in the trust account.

Edify stockholders electing to redeem their shares of Edify’s Class A common stock will receive their pro rata portion of the trust account less franchise and income taxes payable, calculated as of two business days prior to the anticipated consummation of the business combination. Please see the section titled “Special Meeting of Edify Stockholders — Redemption Rights” of this proxy statement/consent solicitation statement/prospectus for additional information on how to exercise your redemption rights.

If, despite Edify’s compliance with the proxy rules, an Edify stockholder fails to receive Edify proxy materials, such stockholder may not become aware of the opportunity to redeem its shares of Edify’s Class A common stock.

Risks If the Adjournment Proposal Is Not Approved

If the adjournment proposal is not approved, and an insufficient number of votes have been obtained to authorize the consummation of the business combination, the Edify Board will not have the ability to adjourn the special meeting to a later date in order to solicit further votes, and, therefore, the business combination will not be approved.

The Edify Board is seeking approval to adjourn the special meeting to a later date or dates if, at the special meeting, Edify is unable to consummate the business combination. If the adjournment proposal is not approved, the Edify Board will not have the ability to adjourn the special meeting to a later date and, therefore, we could not complete the Merger.

SPECIAL MEETING OF EDIFY STOCKHOLDERS

General

Edify is furnishing this proxy statement/consent solicitation statement/prospectus to Edify’s stockholders as part of the solicitation of proxies by the Edify Board for use at the special meeting of Edify stockholders to be held on [•], 2023, and at any adjournment or postponement thereof. This proxy statement/consent solicitation statement/prospectus provides Edify’s stockholders with information they need to know to be able to vote or instruct their vote to be cast at the special meeting.

Date, Time and Place

The special meeting of stockholders will be held via live webcast at [•] a.m. Eastern Time, on [•], 2023. The special meeting can be accessed by visiting [•], where you will be able to listen to the meeting live and vote during the meeting. Please note that you will only be able to access the special meeting by means of remote communication. Please have your Control Number, which can be found on your proxy card, to join the special meeting. If you do not have a control number, please contact the Continental Stock Transfer Company, the transfer agent.

Purpose of the Edify Special Meeting

At the special meeting, Edify is asking holders of Edify’s common stock to consider and vote upon:

•        a proposal to approve the business combination described in this proxy statement/consent solicitation statement/prospectus, including (i) adopting the Merger Agreement and (ii) approving the other transactions contemplated by the Merger Agreement and the other Transaction Agreements described in this proxy statement/consent solicitation statement/prospectus. See the section titled “Proposal No. 1 — The Merger Proposal”;

•        a proposal to approve and adopt the second amended and restated certificate of incorporation of Edify in the form attached hereto as Annex B. See the section titled “Proposal No. 2 — The Charter Proposal”;

•        a proposal to vote upon, on a non-binding advisory basis, a separate proposal with respect to certain governance provisions in the second amended and restated certificate of incorporation presented separately in accordance with SEC requirements. See the section titled “Proposal No. 3 — The Governance Proposal”;

•        a proposal to approve and adopt the Incentive Plan and the material terms thereof, including the authorization of the initial share reserve thereunder. See the section titled “Proposal No. 4 — The Incentive Plan Proposal”;

•        a proposal to elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement. See the section titled “Proposal No. 5 — The Director Election Proposal”;

•        a proposal to approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Edify’s Class A common stock and the resulting change in control in connection with the Transactions — we refer to this proposal as the “Nasdaq proposal”; and

•        a proposal to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal. See the section titled “Proposal No. 7 — The Adjournment Proposal.”

Recommendation of the Edify Board

The Edify Board unanimously recommends that stockholders vote “FOR” the Merger proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” each of the directors proposed for election, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented.

When you consider the Edify Board’s recommendation of these proposals, you should keep in mind that our directors and officers have interests in the Transactions that are different from, or in addition to, the interests of Edify stockholders generally. Please see the section titled “Proposal No. 1 — The Merger Proposal — Interests of Certain Persons in the Merger” for additional information. The Edify Board was aware of and considered these interests, among other matters, in evaluating and negotiating the Transactions and in recommending to the Edify stockholders that they vote “FOR” the proposals presented at the special meeting.

Record Date; Persons Entitled to Vote

Edify has fixed the close of business on [•], 2023, as the record date for determining Edify stockholders entitled to notice of and to attend and vote at the special meeting. As of the close of business on the record date, there were [•] shares of Edify’s common stock outstanding and entitled to vote. Each share of Edify common stock is entitled to one vote per share at the special meeting.

Quorum

The presence at the special meeting, by attendance via the virtual meeting website or by proxy, of a majority of the voting power of all the outstanding shares of common stock as of the record date entitled to vote constitutes a quorum at the special meeting. Proxies that are marked “abstain” will be treated as shares present for purposes of determining the presence of a quorum on all matters. Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting.

Edify’s bylaws permit the chair of the special meeting to adjourn the special meeting, whether or not there is a quorum, to a later date, time, and place. Notice of such adjournment need not be given if the date, time, and place (or means of remote communication, if any) of the adjourned meeting are announced at the special meeting.

Vote Required

The Merger proposal requires the affirmative vote of a majority of all shares of Edify common stock outstanding and entitled to vote thereon. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the Merger proposal will have the same effect as a vote “against” such proposal.

The approval of each of the governance proposal (which is a non-binding advisory vote), the incentive plan proposal, the Nasdaq proposal and the adjournment proposal require the affirmative vote of a majority of the votes cast by holders of Edify’s outstanding shares of common stock present at the special meeting by attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the governance proposal, the incentive plan proposal, the Nasdaq proposal and the adjournment proposal will have no effect on such proposals.

The approval of the charter proposal requires the affirmative vote of holders of at least 65% of all outstanding shares of Edify’s Class A common stock and Edify’s Class B common stock on the record date, voting together as a single class, and the affirmative vote of holders of a majority of Edify’s Class A common stock voting as a separate class. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal.

Directors are elected by a plurality of all of the votes cast by holders of shares of Edify’s common stock present at the special meeting by attendance via the virtual meeting website or represented by proxy and entitled to vote thereon at the special meeting. This means that the [_] director nominees who receive the most affirmative votes will be elected. Edify stockholders may not cumulate their votes with respect to the election of directors. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the director election proposal will have no effect on the outcome of such proposal.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. It is important for you to note that in the event that the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Effect of Abstentions and Broker Non-Votes

Abstentions will have no effect on the outcome of each of the Merger proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal and the adjournment proposal. However, abstentions will count as a vote “AGAINST” the charter proposal.

Under the rules of various national and regional securities exchanges, your broker, bank or nominee cannot vote your shares with respect to non-routine matters unless you provide instructions on how to vote in accordance with the information and procedures provided to you by your broker, bank or nominee. We believe that the proposals presented to the stockholders at the special meeting will be considered non-routine and, therefore, your broker, bank or nominee cannot vote your shares without your instruction on any of the proposals presented at the special meeting. If you do not provide instructions with your proxy, your broker, bank, or other nominee may deliver a proxy card expressly indicating that it is NOT voting your shares; this indication that a broker, bank or nominee is not voting your shares is referred to as a “broker non-vote.”

Broker non-votes will not be counted for the purposes of determining the existence of a quorum or for purposes of determining the number of votes cast at the special meeting. Your bank, broker or other nominee can vote your shares only if you provide instructions on how to vote. You should instruct your broker to vote your shares in accordance with directions you provide.

Broker non-votes will count as a vote “AGAINST” the charter proposal but will not have any effect on the outcome of any other proposals.

Voting Your Shares

Each share of Edify’s common stock that you own in your name entitles you to one vote. If your shares are held in “street name” or are in a margin or similar account, you should contact your broker to ensure that votes related to the shares you beneficially own are properly counted.

There are two ways to vote your shares of Edify’s common stock at the special meeting:

•        You Can Vote By Signing and Returning the Enclosed Proxy Card.    If you vote by proxy card, your “proxy,” whose name is listed on the proxy card, will vote your shares as you instruct on the proxy card. If you sign and return the proxy card but do not give instructions on how to vote your shares, your shares will be voted “FOR” the Merger proposal, “FOR” the charter proposal, “FOR” the governance proposal, “FOR” the incentive plan proposal, “FOR” each of the directors proposed for election, “FOR” the Nasdaq proposal and “FOR” the adjournment proposal, if presented. Votes received after a matter has been voted upon at the special meeting will not be counted.

•        You can attend the special meeting via the virtual meeting platform and vote during the meeting by following the instructions on your proxy card. You can access the special meeting by visiting the website [•]. You will need your control number for access. If you do not have a control number, please contact Continental Stock Transfer. Instructions on how to attend and participate at the special meeting are available at [•].

However, if your shares are held in the name of your broker, bank or another nominee, you must get a proxy from the broker, bank or other nominee. That is the only way Edify can be sure that the broker, bank or nominee has not already voted your shares.

Revoking Your Proxy

If you are a stockholder and you give a proxy, you may revoke it at any time before it is exercised by doing any one of the following:

•        you may send another proxy card with a later date;

•        you may notify Edify’s Secretary in writing before the special meeting that you have revoked your proxy; or

•        you may attend the special meeting and vote in person at the meeting.

Who Can Answer Your Questions About Voting Your Shares

If you are an Edify stockholder and have any questions about how to vote or direct a vote in respect of your shares of Edify’s common stock, you may call Morrow Sodali, Edify’s proxy solicitor, at (800) 662-5200 (Toll Free) or Edify at (212) 603-2800.

Redemption Rights

Pursuant to Edify’s current certificate of incorporation, holders of public shares may seek to redeem their shares for cash, regardless of whether they vote “for” or “against” the Merger proposal. Any stockholder holding public shares as of the record date may demand that Edify redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $[•] per share as of [•], 2023, the record date for the special meeting), calculated as of two business days prior to the anticipated consummation of the business combination. If a holder properly seeks redemption as described in this section and the business combination is consummated, Edify will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares. Accordingly, Edify will not redeem for cash all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group.”

The Sponsor and the Insiders will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly, in connection with the Transactions.

Holders may demand redemption by delivering their stock, either physically or electronically using The Depository Trust Company’s DWAC System, to Edify’s transfer agent prior to the vote at the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Edify will not redeem for cash public shares that have not been tendered (either physically or electronically) in accordance with these procedures. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event that the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the Merger proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the shares (physically or electronically).

If the business combination is not approved or completed for any reason, then Edify’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, Edify will promptly return any shares delivered by public holders. Additionally, if Edify would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash, Edify will not be able to consummate the Merger.

The closing price of Edify’s Class A common stock on [•], 2023, the record date for the special meeting, was $[•] per share. The cash held in the trust account on such date was approximately $[•] ($[•] per public share). Prior to exercising redemption rights, stockholders should verify the market price of Edify’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price. Edify cannot assure its stockholders that they will be able to sell their shares of Edify’s common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Edify’s common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you properly demand redemption no later than the close of the vote on the Merger proposal by delivering your shares (either physically or electronically) to Edify’s transfer agent prior to the vote at the special meeting, and we consummate the Merger.

Appraisal Rights

Neither stockholders, unitholders nor warrant holders of Edify have appraisal rights in connection the business combination under the DGCL.

Proxy Solicitation Costs

Edify is soliciting proxies on behalf of its board of directors. This solicitation is being made by mail. Edify and its directors, officers and employees may also solicit proxies in person, by telephone or by other electronic means. Edify will bear the cost of the solicitation.

Edify has hired Morrow Sodali to assist in the proxy solicitation process. Edify will pay that firm a fee of $[•] plus disbursements. Such payment will be made from non-trust account funds.

Edify will ask banks, brokers and other institutions, nominees and fiduciaries to forward the proxy materials to their principals and to obtain their authority to execute proxies and voting instructions. Edify will reimburse them for their reasonable expenses.

PROPOSAL NO. 1 — THE MERGER PROPOSAL

Edify’s stockholders are being asked to approve the Merger with Unique Logistics described in this proxy statement/consent solicitation statement/prospectus, including (i) adopting the Merger Agreement and (ii) approving the other transactions contemplated by the Merger Agreement and the other Transaction Agreements described in this proxy statement/consent solicitation statement/prospectus. The discussion in this proxy statement/consent solicitation statement/prospectus of the Merger and the principal terms of the Merger Agreement is subject to, and is qualified in its entirety by reference to, the Merger Agreement, which is attached as Annex A to this proxy statement/ consent solicitation statement/prospectus.

You should read carefully this proxy statement/consent solicitation statement/prospectus in its entirety for more detailed information concerning the Merger Agreement. Please see the subsection titled “— Certain Agreements Related to the Merger — Merger Agreement” below, for additional information and a summary of certain terms of the Merger Agreement.

We may consummate the Merger only if the Merger Proposal is approved by the affirmative vote of the holders of a majority of the shares of Edify’s common stock outstanding and entitled to vote thereon.

General

Structure of the Transactions

On December 18, 2022, Edify, Merger Sub and Unique Logistics entered into the Merger Agreement, pursuant to which Merger Sub will merge with and into Unique Logistics with Unique Logistics surviving the Merger as a wholly owned subsidiary of Edify.

The Merger will be effected as described in the following diagrams:

The following diagram depicts the current ownership structure of Unique Logistics and its subsidiaries:

[•]

The following diagram illustrates the ownership structure of Edify immediately following the business combination (percentages shown as basic ownership) and assumes that no Edify public stockholder exercises redemption rights with respect to its shares of common stock for a pro rata portion of the funds in the trust account:

Edify Acquisition Corp.
State of Incorporation: DE
100%
Unique Logistics International, Inc. (ULI)
State of Incorporation: NV
100%
100%
Unique Logistics Holdings, Inc. (ULHI)
State of Incorporation: DE
100%
100%
Unique Logistics International (NYC) LLC
State of Incorporation: NY
Unique Logistics International (Boston) Inc
State of Incorporation: MA
Acquired Affiliates
Affiliates of ULHL
65%
100%
50%
70%
50%
49.99%
70%
100%
Unique Logistics International (Vietnam) Co., LTD
(Vietnam)
E68
Unique Logistics International (India) Private Limited
(India)
E66
ULI International Company Limited
(Taiwan)
E28
Unique Logistics International (South China) Limited
(HK)
E21
ULI (North & East China) Company Limited
(HK)
E20
TGF Unique Limited
(UK)
E64
ULI (South China) Limited
(HK)
E19
Unique Logistics International (H.K.) Limited
(HK)
E15
100%
70%
Unique Logistics International (Shanghai) Company Limited
(PRC)
E70
Shenzhen Unique Logistics International Limited
(PRC)
E21

Merger Consideration

Subject to the terms of the Merger Agreement, at the Effective Time:

•        each share of Unique Logistics Common Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Edify’s Class A common stock equal the Common Exchange Ratio and its pro rata portion of any Earnout Consideration, as discussed below; and

•        each share of Unique Logistics Convertible Preferred Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Edify’s Class A common stock equal to the product of (i)(A) the number of shares of Unique Logistics Common Stock into which such share of Unique Logistics Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics Convertible Preferred Stock, and (B) the Common Exchange Ratio, and (ii) its pro rata portion of any Earnout Consideration, as discussed below.

Assuming a Closing Date of [_], 2023, we expect that Unique Logistics stockholders will be entitled to receive upon the closing of the Transactions approximately [_] shares of Edify’s Class A common stock for each share of Unique Common Stock that they owned or into which their shares of Unique Logistics Convertible Preferred Stock was convertible as of immediately prior to the Effective Time and that Edify will issue an aggregate of approximately [_] shares of Edify’s Class A common stock at closing.

Unique Logistics stockholders will also have the right to receive up to 1,250,000 additional shares of the Combined Company’s Common Stock if, during the seven-year period following the date that is 60 days after the Closing Date, (i) the closing price of the Combined Company’s Common Stock equals or exceeds $12.00 per share for any 20 trading days within any consecutive 30 trading days or (ii) the Combined Company or any of its subsidiaries consummate a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially all of its assets in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of the Combined Company’s Common Stock equals or exceeds $12.00 per share (on a fully diluted basis), subject to the terms of the Merger Agreement. Unique Logistics stockholders will also have the right to receive 1,250,000 additional shares of the Combined Company’s Common Stock if the closing price of the Combined Company’s Common Stock or the fair value of the consideration equals or exceeds $15.00 per share in the same circumstances. The 2,500,000 additional shares issuable pursuant to the foregoing are referred to herein as the “Earnout Consideration.”

Exchange and Fractional Shares

Immediately prior to or at the Effective Time, Edify will deposit with Continental Stock Transfer & Trust Company (the “Exchange Agent”) evidence in book-entry form of shares of Edify’s Class A common stock representing the number of shares of Edify’s Class A common stock sufficient to deliver the Closing Merger Consideration. In addition, Edify shall instruct the Exchange Agent to reserve the Earnout Consideration.

Edify will instruct the Exchange Agent to issue to each stockholder of Unique Logistics the portion of the Closing Merger Consideration to which that stockholder of Unique Logistics is entitled pursuant to the Merger Agreement at or promptly after the Closing.

Edify will not issue any fractional shares of Edify’s Class A common stock in connection with the Merger, and each stockholder of Unique Logistics who would otherwise be entitled to a fraction of a share of Edify’s Class A common stock (after aggregating all shares of Edify’s Class A common stock to which such stockholder of Unique Logistics otherwise would be entitled) will not receive any shares of Edify’s common stock or other consideration in lieu of such fractional share.

Ownership and Voting Power of the Combined Company

As of the date of this proxy statement/consent solicitation statement/prospectus, except the foregoing does not reflect the most recent redemption of Edify stockholders in July 2023, there are (i) 6,874,525 shares of common stock issued and outstanding, which includes the 5,186,861 founder shares held by the Sponsor and the 1,687,664 public shares and (ii) 19,440,000 warrants issued and outstanding, which includes the 5,640,000 private placement warrants held by the Sponsor and the 13,800,000 public warrants. Each whole warrant entitles the holder thereof to purchase one share of Edify’s Class A common stock and, following the Transactions, will entitle the holder thereof to purchase one share of the Combined Company’s Common Stock. Therefore, as of the date of this proxy statement/consent solicitation statement/prospectus (without giving effect to the Transactions) the Edify fully diluted share capital would be 26,314,525 common stock equivalents.

Upon completion of the Transactions, we anticipate that (i) Unique Logistics stockholders will hold an ownership interest of 80.4% of the issued and outstanding shares of the Combined Company’s Common Stock, (ii) the Sponsor will hold an ownership interest of 14.8% of the issued and outstanding shares of the Combined Company’s Common Stock, and (iii) Edify’s public stockholders will retain an ownership interest of 4.8% of the issued and outstanding shares of the Combined Company’s Common Stock. These levels of ownership interest assume that (A) no public stockholders exercise their redemption rights in connection with the Transactions, (B) no holders of Combined Company Warrants exercise such warrants, and (C) no Earnout Shares are issued. If the actual facts are different from these assumptions, these ownership percentage will be different.

The following table illustrates varying ownership levels in the Combined Company immediately following the consummation of the Transactions based on the assumptions above:

	No redemptions		50% redemptions		Maximum redemptions
Public stockholders	1,687,664	4.8%	843,832	2.5%	—	0.0%
Sponsor(1)	5,186,861	14.8%	5,186,861	15.2%	5,186,861	15.5%
Unique Logistics stockholders	28,200,000	80.4%	28,200,000	82.4%	28,200,000	84.5%
Total	35,074,525	100.0%	34,230,693	100.0%	33,386,861	100.0%

____________

(1)      net of 1,713,139 shares forfeited upon closing of the Transactions.

The following table illustrates varying ownership levels in the Combined Company immediately following consummation of the Transactions based on the assumptions above as well as the shares that could be issued under the warrants and issuance of all of the Earnout Shares.

	No redemptions		50% redemptions		Maximum redemptions
Public shareholders	1,687,664	3.0%	843,832	1.5%	—	0.0%
Sponsor(1)	5,186,861	9.1%	5,186,861	9.2%	5,186,861	9.4%
Unique Logistics	28,200,000	49.5%	28,200,000	50.2%	28,200,000	51.0%
Unique earnout	2,500,000	4.4%	2,500,000	4.5%	2,500,000	4.5%
Public warrants	13,800,000	24.2%	13,800,000	24.6%	13,800,000	24.9%
Private warrants	5,640,000	9.9%	5,640,000	10.0%	5,640,000	10.2%
Total	57,014,525	100.0%	56,170,693	100.0%	55,326,861	100.0%

____________

(1)      net of 1,713,139 shares forfeited upon closing of the Transactions.

See the section titled “Unaudited Pro Forma Condensed Combined Financial Information” for more information.

Certain Agreements Related to the Merger

Merger Agreement

Merger Agreement

The summary of the material provisions of the Merger Agreement set forth below and elsewhere in this proxy statement/consent solicitation statement/prospectus is qualified in its entirety by reference to the Merger Agreement, a copy of which is attached to this proxy statement/consent solicitation statement prospectus as Annex A and that is incorporated by reference in this proxy statement/consent solicitation statement/prospectus. All stockholders are encouraged to read the Merger Agreement in its entirety for a more complete description of the terms and conditions of the Merger.

The Merger Agreement contains representations and warranties that Edify and Merger Sub, on the one hand, and Unique Logistics, on the other hand, have made to one another as of specific dates. The assertions embodied in the representations and warranties are qualified by information in confidential disclosure schedules exchanged by the parties. Some of these schedules contain information that modifies, qualifies, and creates exceptions to the representations and warranties set forth in the Merger Agreement. You should not rely on the representations and warranties described below as current characterizations of factual information about Edify or Unique Logistics, because they were made as of specific dates, may be intended merely as a risk allocation mechanism between Edify and Merger Sub and Unique Logistics, and are modified by the disclosure schedules.

Closing of the Transactions

The closing of the Transactions will take place promptly following the satisfaction or waiver of the conditions described below under the subsection titled “Conditions to Closing,” unless Edify and Unique Logistics agree in writing to another time or unless the Merger Agreement is terminated. We expect to consummate the Transactions promptly after the approval of Edify’s stockholders at the special meeting of such stockholders.

Representations and Warranties

The Merger Agreement contains representations and warranties of Unique Logistics relating, among other things, to: (i) entity organization, formation, corporate power and authority, (ii) subsidiaries, (iii) authorization to enter into the Merger Agreement, (iv) capital structure, (v) filings with the U.S. Securities and Exchange Commission (“SEC”) (v) taxes, (vi) litigation, (vii) undisclosed liabilities, (viii) governmental consents, (ix) related party transactions, (x) brokers’ fees, and (xi) compliance with laws. In addition, Unique Logistics made representations and warranties relating to, among other matters, (i) financial statements, (ii) absence of a material adverse effect, (iii) real property, (iv) material contracts, (v) intellectual property, (vi) data privacy, (vii) employee benefits matters, (viii) insurance, (ix) environmental matters, and (x) employees. The representations and warranties of the parties contained in the Merger Agreement will terminate and be of no further force and effect as of the Closing.

Covenants

The parties have each agreed to use commercially reasonable efforts to (a) assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions, (b) obtain required material third-party consents and approvals other than consents or approvals required pursuant to any contract of Unique Logistics or any of its subsidiaries that is otherwise terminable at will, for convenience or upon or after the giving of 30 day’ notice of termination by a party thereto, and (c) take such other actions as may be reasonably necessary or as another party may reasonably request to satisfy the conditions of the other parties as set forth in the Merger Agreement or otherwise to comply with the Merger Agreement and to consummate the Transactions as soon as practicable.

Unique Logistics has agreed, until the earlier of the Closing or the termination of the Merger Agreement, to, and to cause its subsidiaries to, use commercially reasonable efforts to operate its business in the ordinary course of business, including recent past practice in light of the COVID-19 pandemic.

In addition, Unique Logistics and Edify have agreed that, unless contemplated by the Merger Agreement or the other Transaction Agreements, required by applicable law, or consented to in writing by Edify (which consent shall not be unreasonably conditioned, withheld, delayed or denied), subject to certain enumerated exceptions, Unique Logistics will not, and will cause its subsidiaries not to, take, among others, the following actions during the interim period between the date of the Merger Agreement and the Closing:

•        change or amend its organizational documents;

•        make, declare, set aside, establish a record date for or pay any dividend or distribution, other than any dividends or distributions from any wholly owned subsidiary of Unique Logistics to Unique Logistics or any other wholly owned subsidiaries of Unique Logistics;

•        enter into, assume, assign, amend or modify any material term of, or terminate (excluding any expiration in accordance with its terms) any collective bargaining or similar agreement to which it is a party or by which it is bound (other than entry into such agreements in the ordinary course of business);

•        issue, deliver, sell, transfer, pledge, dispose of or place any lien (other than a permitted lien) on any shares of capital stock or any other equity or voting securities of Unique Logistics or any of its subsidiaries or issue or grant any options, warrants or other rights to purchase or obtain any shares or any other equity or voting securities of Unique Logistics;

•        sell, assign, transfer, convey, lease, exclusively license, abandon, allow to lapse or expire, subject to or grant any lien (other than permitted liens) on, or otherwise dispose of, any material assets, rights or properties of Unique Logistics and its subsidiaries, taken as a whole, other than (i) the sale or license of software, goods and services to customers, (ii) the sale or other disposition of assets or equipment deemed by Unique Logistics in its reasonable business judgment to be obsolete, worthless or immaterial to the business of Unique Logistics and its subsidiaries, (iii) transactions among Unique Logistics and its wholly-owned subsidiaries or among its wholly-owned subsidiaries, and (iv) transactions in the ordinary course of business;

•        sell, lease, exclusively license, exclusively sublicense, covenant not to assert, assign, transfer, waive, abandon, allow to lapse, fail to maintain or otherwise dispose of or grant any rights in any intellectual property (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice) or disclose any material trade secrets of Unique Logistics or any of its subsidiaries to any person (other than in the ordinary course of business to a person bound by adequate, written confidentiality obligations);

•        process any personal information (or fail to do any of the foregoing, as applicable) in violation of any privacy requirements;

•        fail to take all actions (or avoid to take actions, as appropriate) reasonably necessary to protect the privacy and confidentiality of, and to protect and secure, any personal information in the possession or control of, or processed by or on behalf of, Unique Logistics or any of its subsidiaries, including by undergoing regular, comprehensive data security testing and auditing and expeditiously and fully resolving or remediating all material risks or vulnerabilities identified in any such testing or auditing or of which Unique Logistics or any of its subsidiaries is otherwise aware;

•        (i) cancel or compromise any claim or indebtedness owed to Unique Logistics or any of its subsidiaries in excess of $100,000, (ii) settle any pending or threatened action (A) if such settlement would require (x) payment by Unique Logistics in an amount greater than $100,000 or (y) Unique Logistics or any of its subsidiaries to perform or satisfy material continuing obligations, (B) to the extent such settlement includes an agreement to accept or concede injunctive relief or (C) to the extent such settlement involves a governmental authority or alleged criminal wrongdoing, or (iii) agree to modify in any respect materially adverse to Unique Logistics and its subsidiaries any confidentiality or similar contract to which Unique Logistics or any of its subsidiaries are a party;

•        except as otherwise required by the terms of any existing Company Plans (as defined in the Merger Agreement) or contract or collective bargaining agreement in effect as of the date of the Merger Agreement and to which Unique Logistics or a subsidiary of Unique Logistics is a party or is bound (i) increase the compensation or benefits of any employee except for employees with annual cash compensation less than $200,000, increases in annual salary or wage rate made in the ordinary course of business consistent with past practice and that do not exceed 5% individually or 3% of the aggregate salary paid by Unique Logistics and its subsidiaries in calendar year 2021, (ii) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Plan, (iii) take any action to accelerate the vesting, satisfaction of performance requirements, or lapse of restrictions on payment, or fund in any other way to secure the payment, of compensation or benefits under any Company Plan, (iv) make any change in the key management structure of Unique Logistics or any of its subsidiaries, including the hiring of additional officers or the termination of existing officers, (v) hire or terminate any employee or any other individual who is providing or will provide services to Unique Logistics or its subsidiaries, other than the hiring or termination of any employee or service provider with an annual base salary or wage rate of less than $200,000 in the ordinary course of business or (vi) establish, adopt, enter into, materially amend in any respect or terminate any Company Plan or any plan, agreement, program, policy or other arrangement that would be a Company Plan if it were in existence as of the date of the Merger Agreement;

•        directly or indirectly acquire by merging or consolidating with, by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof other than in the ordinary course of business;

•        forgive any loans or make any loans or advance any money or other property to any person (other than routine travel advances issued in the ordinary course of business);

•        enter into, assume, assign, partially or completely amend or modify any material term of, or terminate (excluding any expiration in accordance with its terms) any contract or agreement that would be a material contract as described in the Merger Agreement, other than entry into such agreements in the ordinary course of business;

•        redeem, purchase or otherwise acquire any shares of capital stock (or other equity interests) of Unique Logistics or any of its subsidiaries or any securities or obligations convertible (whether currently or only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock (or other equity interests) of Unique Logistics or any of its subsidiaries;

•        adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares of capital stock or other equity interests or securities of Unique Logistics;

•        make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of Unique Logistics, other than as may be required by applicable law, GAAP or regulatory guidelines;

•        adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Transactions);

•        make, change or rescind any income or other material tax election, adopt or change any material financial or tax accounting methods, principles, or practices, file any amended income or other material tax return, settle or compromise any material Tax liability, enter into any closing agreement with respect to any tax, consent in writing to any extension or waiver of the limitations period applicable to any material tax claim or assessment, surrender any right to claim a refund of a material amount of taxes, enter into any tax sharing or tax indemnification agreement or similar agreement (except, in each case, for such agreements that are ordinary course contracts not primarily relating to taxes), request a ruling or similar guidance from any taxing authority with respect to any tax matter, or file any income or other material tax return in a manner inconsistent with past practice;

•        directly or indirectly, incur, or modify in any material respect the terms of, any indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person for indebtedness;

•        voluntarily fail to maintain in full force and effect material insurance policies covering Unique Logistics or any of its subsidiaries and their respective properties, assets and businesses in a form and amount consistent with past practices;

•        enter into any transaction or amend in any material respect any existing agreement with any person that, to Unique Logistics’ knowledge, is an affiliate of Unique Logistics or its subsidiaries (excluding any Company Plans and ordinary course payments of annual compensation, provision of benefits or reimbursement or advancement of expenses in respect of members or stockholders who are employees of Unique Logistics or any of its subsidiaries);

•        enter into any agreement that materially restricts the ability of Unique Logistics or its subsidiaries to engage or compete in any line of business or enter into a new line of business;

•        make any capital expenditures that in the aggregate exceed $100,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with Unique Logistics’ annual capital expenditures budget for periods following the date of the Merger Agreement, which has been made available to Edify; or

•        enter into any agreement, or otherwise become obligated, to take any of the above-prohibited actions.

Further, Unique Logistics and Edify have agreed that, except as contemplated by the Merger Agreement or as consented to by Unique Logistics in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), and subject to certain enumerated exceptions, Edify will not and will not permit any of its subsidiaries to:

•        change, modify or amend Edify’s trust agreement or the organizational documents of Edify or Merger Sub;

•        (i) declare, set aside or pay any dividends on, or make any other distribution in respect of any of its outstanding capital stock or other equity interests; (ii) split, combine or reclassify any of its capital stock or other equity interests; or (iii) other than in connection with certain redemptions pursuant to Edify’s organizational documents, if applicable, or as otherwise required by Edify’s organizational documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or other equity interests;

•        make, change, or rescind any income or other material tax election, adopt or change any material financial or tax accounting methods, principles, or practices, file any amended income or other material tax return, consent in writing to any extension or waiver of the limitations period applicable to any material tax claim or assessment, or file any income or other material tax return in a manner inconsistent with past practice;

•        enter into, renew or amend in any material respect, any contract with an affiliate of Edify;

•        waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened action) or compromise or settle any liability;

•        directly or indirectly acquire by merging or consolidating with, by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or division thereof;

•        (i) make any material change in its accounting principles, policies, procedures, or methods unless required by (A) an amendment in GAAP made subsequent to the date of the Merger Agreement, as agreed to by its independent accountants, or (B) applicable law, or (ii) engage in any conduct in a new line of business or engage in any material commercial activities (other than to consummate the transactions contemplated by the Merger Agreement);

•        (i) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any Edify’s common stock or securities exercisable for or convertible into Edify’s common stock, or (ii) grant any options, warrants or other equity-based awards with respect to Edify’s common stock not outstanding on the date of the Merger Agreement and disclosed in documents filed publicly with the SEC, in each case, with an aggregate grant value in excess of $1,500,000;

•        forgive any loans or make any loans or advance any money or other property to any person (other than routine travel advances issued in the ordinary course of business);

•        directly or indirectly, incur, or modify in any material respect the terms of, any indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any person for indebtedness that in the aggregate exceed $1,500,000;

•        voluntarily fail to maintain in full force and effect material insurance policies covering Edify or Merger Sub and their respective properties, assets and businesses in a form and amount consistent with past practices;

•        liquidate, dissolve, reorganize or otherwise wind-up its business and operations; or

•        enter into any agreement, or otherwise become obligated, to take any above-prohibited action.

The Merger Agreement also contains additional covenants of the parties, including, among other things, covenants providing for:

•        Edify and Unique Logistics to prepare and file this proxy statement/consent solicitation statement/prospectus, Edify to solicit proxies from Edify stockholders to vote on the proposals that will be presented for consideration at the special meeting, and Unique Logistics to obtain the required approval of its stockholders by written consent;

•        compliance with the notification and reporting requirements under the HSR Act;

•        mutual exclusivity during the interim period between signing of the Merger Agreement and closing of the Transactions;

•        each party to take certain actions to effect the intended tax treatment of the Transactions;

•        the protection of confidential information of the parties and, subject to the confidentiality requirements, the provision of reasonable access to information by each of Unique Logistics and Edify to the other;

•        customary indemnification of, and provision of insurance with respect to, former and current officers and directors of Edify and Unique Logistics and each of their respective subsidiaries;

•        Edify to take all actions and do all things necessary, proper or advisable to satisfy on a timely basis all conditions and covenants applicable to Edify in the Sponsor Support Agreement and to enforce its rights under such agreement;

•        Edify to use its reasonable best efforts to ensure that Edify’s Class A common stock and warrants (but in the case of the warrants, only to the extent issued as of December 18, 2022) continue to be listed on Nasdaq;

•        Edify to take all commercially reasonable steps as may be required to cause any acquisition or disposition of Edify’s Class A common stock that occurs or is deemed to occur by reason of or pursuant to the Transactions by each individual who is or will be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Edify to be exempt under Rule 16b-3 promulgated under the Exchange Act; and

•        Edify to take all actions necessary to continue to qualify as an “emerging growth company” and not take any action that would cause Edify to not qualify as an “emerging growth company,” in each case as defined in Rule 12b-2 under the Exchange Act.

Conditions to Closing

General Conditions

Consummation of the transactions contemplated by the Merger Agreement is conditioned on the approval of the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal, as described in this proxy statement/consent solicitation statement/prospectus.

In addition, the consummation of the transactions contemplated by the Merger Agreement is conditioned upon, among other things:

•        the termination or expiration of the waiting period under the HSR Act;

•        no order, judgment, injunction, decree, writ, stipulation, determination or award entered by or with any governmental authority, and no statute, rule or regulation, that is in effect makes the Transactions illegal or otherwise enjoins or prohibits the consummation of the Transactions;

•        Edify having at least $5,000,001 of net tangible assets remaining after redemptions by Edify stockholders;

•        the required stockholder approvals having been obtained;

•        the shares of common stock having been listed on Nasdaq or any successor inter-dealer quotation system or stock exchange thereto;

•        The parties intend to apply to have the shares of Buyer Class A common stock to be issued in the Merger listed on the Nasdaq Capital Market tier. While the Nasdaq listing condition may be waived by agreement of Edify and Unique Logistics, without recirculation or resolicitation of their stockholders, neither party expects that it would waive this condition to Closing.

•        the registration statement contemplated under the Merger Agreement having become effective in accordance with the Securities Act, no stop order having been issued by the SEC with respect to the registration statement and no action seeking such order has been initiated and not withdrawn; and

•        the delivery by each of Unique Logistics and Edify to the other of a certificate with respect to the truth and accuracy of such party’s representations and warranties as of the Closing Date, as well as the performance by such party of the covenants and agreements contained in the Merger Agreement required to be complied with by such party prior to the Closing.

Edify’s Conditions to Closing

The obligations of Edify and Merger Sub to consummate the transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•        the accuracy of the representations and warranties of Unique Logistics (subject to customary bring-down standards); and

•        the covenants of Unique Logistics having been performed in all material respects.

•        no Material Adverse Effect (as defined in the Merger Agreement) having occurred since the date of the Merger Agreement.

Unique Logistics’ Conditions to Closing

The obligations of Unique Logistics to consummate the transactions contemplated by the Merger Agreement also are conditioned upon, among other things:

•        the accuracy of the representations and warranties of Edify and Merger Sub (subject to customary bring-down standards);

•        the covenants of Edify and Merger Sub having been performed in all material respects.

•        the current certificate of incorporation of Edify and the current bylaws of Edify having been amended and restated in the form of the second amended and restated certificate of incorporation and the amended and restated bylaws, respectively;

•        no material adverse effect on the ability of Edify or Merger Sub to enter into and perform their respective obligations under the Merger Agreement or any other Transaction Agreement to which either is a party, as applicable, having occurred since the date of the Merger Agreement and be continuing; and

•        the Debt Facility having been provided to Unique Logistics or alternative debt financing having been obtained by Unique Logistics; provided, however, that pursuant to the Acknowledgement and Waiver Agreement among the parties, dated as of September 18, 2023, Unique Logistics acknowledged that this condition to Closing will be fully satisfied and discharged in full upon the payment of the remaining $9.5 million available to Unique Logistics under the Financing Agreement directly to Edify’s service providers in satisfaction of Edify’s transaction expenses, $3.[_] million of which will be paid in cash and the remainder of which will be paid in the form of a note issued by Unique Logistics in favor of such service providers.

Waiver

Any party to the Merger Agreement may waive in writing any of its rights or conditions in its favor under the Merger Agreement. Notwithstanding the foregoing, pursuant to Edify’s current certificate of incorporation, Edify cannot consummate the proposed Merger if it has less than $5,000,001 of net tangible assets remaining after the Closing.

Termination

The Merger Agreement may be terminated at any time, but not later than the Closing, as follows:

(i)     by written consent of Unique Logistics and Edify;

(ii)    by written notice from either Unique Logistics or Edify to the other if any governmental entity shall have issued any Governmental Order) or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions, and such Governmental Order or other action shall have become final and non-appealable;

(iii)   by either Edify or Unique Logistics if the other has breached any representation, warranty, covenant or agreement set forth in the Merger Agreement such that the related condition to Closing would not be satisfied at Closing and has not cured its breach within 20 business days after receipt of notice of such breach; provided, that this right to terminate the Merger Agreement will not be available if the terminating party’s failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur;

(iv)   by either Edify or Unique Logistics if the Closing has not occurred on or before the Termination Date (January 20, 2024) or the Extended Termination Date, as applicable; provided that this right to terminate the Merger Agreement will not be available if the terminating party’s failure to fulfill any obligation under the Merger Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(v)    by written notice from either Unique Logistics or Edify to the other if the required approvals of the Edify stockholders is not obtained at the special meeting (subject to any adjournment, postponement or recess thereof); provided, that this right to terminate will not be available to Edify if, at the time of such termination, Edify is in breach of certain obligations under the Merger Agreement with respect to the Registration Statement of which this proxy statement/consent solicitation statement/prospectus is a part and/or the special meeting; or

(vi)   by written notice to Unique Logistics from Edify if Unique Logistics fails to deliver executed copies of the required written consent of its stockholders to Edify within 10 business days of the date that that Unique Logistics was required to disseminate this proxy statement/consent solicitation statement/prospectus to its stockholders.

Effect of Termination

Except as otherwise set forth in the Merger Agreement, if the Merger Agreement is properly terminated it will become void and have no effect (other than with respect to certain surviving obligations specified in the Merger Agreement), without any liability on the part of any party thereto or its respective affiliates, officers, directors, employees or stockholders, other than for fraud or any intentional and willful breach.

Fees and Expenses

The Merger Agreement provides that Unique Logistics will pay all fees, costs, and expenses incurred in connection with any competition, antitrust, or other regulatory filings, or the receipt of any approvals required in connection with the Transactions, up to a maximum amount of $13,000,000 and that otherwise, except as otherwise provided in the Merger Agreement or the other Transaction Agreements, each party will bear its own expenses incurred in connection with the Merger Agreement and the Transactions whether or not such Transactions are consummated; provided, that, if the Closing occurs, Edify will pay out of the proceeds held in the trust account, or cause Unique Logistics to pay, at or promptly after Closing, all transaction expenses due on or prior to the Closing Date up to the $13,000,000 amount, and provided further that Edify’s transaction expenses may not exceed $9,500,000.

The Merger Agreement also provides that Unique Logistics will pay 50% of the fees and expenses incurred by Edify relating to obtaining any extension of the date by which Edify must consummate a business combination.

Amendments

The Merger Agreement may be amended by the parties thereto at any time by execution of a duly authorized agreement in writing executed on behalf of each of the parties in the same manner as the Merger Agreement and that makes reference to the Merger Agreement. Edify and Unique Logistics would each file a Current Report on Form 8-K and would issue a press release to disclose any amendment to the Merger Agreement entered into by the parties. If such amendment is material to investors, Edify and Unique Logistics would send a supplement to this proxy statement/consent solicitation statement/prospectus as promptly as practicable.

Debt Facility; Financing Agreement

The Merger Agreement provides that it is a condition to Unique Logistics’ obligations to consummate the Transactions that CB Agent Services LLC (or a syndicate of lenders thereof) shall have provided the Debt Facility to it, or that Unique Logistics had obtained alternative debt financing, by February 5, 2023; pursuant to two Extension Agreements entered into among the parties to the Merger Agreement, the amount of the Debt Facility was decreased to $19.0 million and the funding deadline was extended as follows: (i) $4.0 million by March 10, 2023; (ii) $5.0 million (or such lower amount as Unique Logistics has requested) by June 30, 2023; and (iii) thereafter, the unfunded balance of the Debt Facility in an aggregate principal amount of no less than $10.0 million (or such lower amount as Unique Logistics has requested), as Unique Logistics may request.

In this regard, on March 10, 2023, the Company entered into the Financing Agreement and related fee letter as borrower with certain of its subsidiaries party thereto as guarantors, the lenders party thereto, CB Agent Services LLC as origination agent, and Alter Domus (US) LLC as collateral agent and administrative agent. The Financing Agreement provides for an initial senior secured term loan in the principal amount of $4,210,526 and a delayed draw term loan facility in an aggregate principal amount of up to $14,789,474.

Under the terms of the Financing Agreement, the Company may use the proceeds of such term loans to (i) pay fees and expenses related to entering into the Financing Agreement and the related transaction documents and the ULHK Entities Acquisition, (ii) redeem certain of the promissory notes issued at the closing of the ULHK Entities Acquisition to pay the purchase price of the shares purchased from ULHK in the ULHK Entities Acquisition, and (iii) pay fees and expenses related to the Transactions; Waiver and Amendment No. 1 to the Financing Agreement, dated as of September 18, 2023, provides that the $9.5 million remaining available to Unique Logistics under the Financing Agreement will be used to pay up to $9.5 million of Edify’s expenses with respect to the Transactions. The Company’s obligations under the Financing Agreement are or will be guaranteed by certain of its domestic subsidiaries as set forth in the Financing Agreement. Such obligations, including the guarantees, are secured by substantially all of the personal property of the Company and the subsidiary guarantors pursuant to a security agreement dated March 10, 2023.

At the Company’s option, each loan will bear interest at an annual rate of the Base Rate, as defined in the Financing Agreement, plus 9.00% or Adjusted Term Secured Overnight Finance Rate, as defined in the Financing Agreement, plus 10.00% per annum. Under certain circumstances, a default interest rate will apply on all obligations during the existence of an event of default under the Financing Agreement at an annual rate equal to 3.00% above the interest rate otherwise applicable to such obligations.

The Financing Agreement requires that the Company, its subsidiary guarantors, and their subsidiaries make certain mandatory prepayments. Any mandatory prepayments or repayment in full of the term loans will be subject to early termination fees except for any optional prepayment made on or prior to December 10, 2023.

The Financing Agreement contains (i) certain affirmative covenants that impose certain reporting obligations on Unique Logistics and its subsidiary guarantors and their subsidiaries, (ii) certain negative covenants that generally limit, subject to various exceptions, Unique Logistics and its subsidiary guarantors and their subsidiaries from taking certain actions, including, without limitation, incurring indebtedness, making investments, incurring liens, paying dividends and engaging in mergers and consolidations, sale and leasebacks, and asset dispositions, and (iii) financial maintenance covenants in the form of a maximum leverage ratio and minimum liquidity. Obligations under the Financing Agreement may be declared due and payable upon the occurrence and during the continuance of customary events of default.

On September 13, 2023, the parties to the Financing Agreement entered into the Waiver and Amendment No. 1 to the Financing Agreement, which waived certain events of default attributed to Unique Logistics under the Financing Agreement. In addition, subject to the satisfaction of certain conditions set forth in Section 6 the Waiver and Amendment No. 1 to the Financing Agreement, the lenders consented to amending the testing periods for certain financial covenants and increased the delayed draw term loan commitments by $1,192,174.74.

Lock-Up Agreement

Concurrently with the execution of the Merger Agreement, Edify and certain existing stockholders of Unique Logistics entered into the Lock-Up Agreement, pursuant to which each of them agreed not to, without Edify’s prior written consent, (i) sell, offer to sell, contract, or agree to sell, hypothecate, pledge, or otherwise dispose of, directly or indirectly, any shares of Edify’s Class A common stock or securities convertible into or exercisable for shares of Edify’s Class A common stock owned by him, her, or it, (ii) enter into any swap or other arrangement that transfers, in whole or in part, any of the economic consequences of ownership of the Covered Shares, or (iii) publicly announce any intention to effect any transaction specified in clause (i) or (ii), in each case other than to a Permitted Transferee (as defined in the Lock-Up Agreement), until the date that is 12 months after the Closing Date, except that (A) if the closing share price of Edify’s Class A common stock is equal to or exceeds $12.00 for any 20 trading days within any period of 30 consecutive trading days beginning at least 150 days after the Closing Date, the lock-up will automatically terminate, (ii) certain stockholders will be permitted to sell up to 1.5% or 6.0% of their Covered Shares, and (iii) certain stockholders will be permitted to Transfer, beginning on the date that is six months after the Closing Date, up to 50% of such stockholder’s other Covered Shares owned by it or its affiliates on such date. A copy of the form of Lock-Up Agreement is attached hereto as Annex D. The parties to the Lock-up Agreement entered into the agreement to facilitate the Transactions and did not receive any consideration in exchange for entry into the Lock-up Agreement.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, Edify, the Sponsor and the Insiders entered into the Sponsor Support Agreement, pursuant to which the Sponsor agreed: (i) to waive certain antidilution rights that may have otherwise entitled the Sponsor to more than one share of Edify’s Class A common stock per share upon conversion of the Sponsor’s founder shares on a one-to-one basis into shares of Edify’s Class A common stock in connection with the consummation of the Merger; (ii) to forfeit 1,713,139 of its founder shares contingent upon the Closing, subject to a reduction of up to 150,000 shares pursuant to the formula described therein; (iii) to vote in favor of the adoption of the Merger Agreement at the special meeting; and (iv) not to transfer any shares of Edify’s Class B common stock (or shares of Edify’s Class A common stock issuable upon conversion thereof) or any private placement warrants (or shares of Edify’s Class A common stock underlying such warrants), for a period of one year and 30 days, respectively, following the Closing Date, subject to potential early termination if the trading price of Edify’s Class A common stock trades above $12.00 per share for a specified period. The Sponsor and the Insiders entered into the Sponsor Support Agreement in order to facilitate the Transactions and did not receive any consideration in exchange for entry into the Sponsor Support Agreement.

Voting and Support Agreement

Concurrently with the execution of the Merger Agreement, Edify and Unique Logistics entered into a Voting and Support Agreement with each of Frangipani Trade Services, Inc. and Great Eagle Freight Limited, who collectively hold sufficient shares to deliver the required approval of the plan of merger set forth in the Merger Agreement by Unique Logistics’ existing stockholders, pursuant to which Frangipani Trade Services and Great Eagle agreed: (i) to deliver a written consent with respect to their Unique Logistics Shares in favor of the Merger Agreement and the Transactions on the second business day following the date on which the Registration Statement of which this proxy statement/consent solicitation statement/prospectus is a part is declared effective by the SEC; and (ii) vote or cause to be voted (or deliver a written consent with respect to) all of their Unique Logistics Shares against any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions; and (ii) not to sell or otherwise transfer their Unique Logistics Shares unless the buyer or other transferee thereof executes a joinder agreement to the Voting and Support Agreement in a form reasonably acceptable to Edify and Unique Logistics. The parties to the Voting and Support Agreement entered into the agreement to facilitate the Transactions and did not receive any consideration in exchange for entry into the Voting and Support Agreement. A copy of the form of Voting and Support Agreement is attached as Annex F to this proxy statement/consent solicitation statement/prospectus.

Registration Rights Agreement

Contingent upon the Closing, Edify and the Sponsor will enter into an Amended and Restated Registration Rights Agreement that will amend and restate Edify’s existing Registration Rights Agreement, which will amend and restate the existing registration rights of the Sponsor and grant holders of Edify’s Class A common stock, including certain current Edify stockholders (and their permitted transferees), following the Closing, certain registration rights with respect to securities of the Combined Company, including: (i) the right to require the Combined Company to register for resale certain securities of the Combined Company that that they hold on customary terms for a transaction of this type, including customary demand and piggyback registration rights for resale, pursuant to Rule 415 under the Securities Act; (ii) the right to initiate underwritten offerings, including block trades; (iii) a requirement that Edify file the resale registration statement with the SEC within 20 business days of the Closing; and (iv) a requirement that Combined Company pay certain expenses of the electing holders relating to such registrations and indemnify them against certain liabilities that may arise under the Securities Act.

Name, Headquarters; Stock Symbols

The name of the Combined Company after the consummation of the Transactions will be Unique Logistics International Holdings, Inc. and our headquarters will be located at 154-09 146th Avenue — 3rd Floor, Jamaica, NY 11434. Edify has applied to have the Combined Company’s Common Stock and public warrants listed on the Nasdaq Capital Market and, upon the Closing, we expect that the Combined Company’s Common Stock and the Combined Company Warrants will begin trading on the Nasdaq Capital Market under the symbols “[_]” and “[_].WS” respectively. As a result, Edify’s publicly traded units will separate into the component securities upon consummation of the Merger and will no longer trade as a separate security.

Background of the Transactions

Edify is a blank check company formed as a corporation in Delaware on September 20, 2020 in order to effect a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses or entities. The Merger is the result of an extensive search for a potential business combination, whereby Edify evaluated a large number of potential targets utilizing Edify’s global network and the investing, operating and transaction experience of Edify’s management team, advisory partners and the Edify Board. The terms of the Merger are the result of arm’s-length negotiations between representatives of Edify and representatives of Unique Logistics over the course of several months. The following is a brief discussion of the background of these negotiations, the Merger Agreement and the other transaction-related documents.

On January 20, 2021, Edify completed its initial public offering. Prior to the consummation of the Edify IPO, neither Edify, nor anyone on its behalf, contacted any prospective target business or had any substantive discussions, formal or otherwise, with respect to a transaction with Edify.

After the Edify IPO, Edify commenced an active search for prospective businesses and acquisition targets, reviewing a large number of potential targets. Representatives of Edify, Edify management, the Sponsor and members of the Edify Board either contacted or were contacted by a number of individuals, entities and third party financial advisors with respect to business combination opportunities.

In general, Edify looked for companies with a strong management team and a stable cash generative business that would benefit from being listed on a national securities exchange.

In connection with their evaluation of potential initial acquisition targets, Edify, the Edify Board and Edify’s management and/or representatives, including the Sponsor, Jason Beckman, Jason Colodne, Peter Ma, Chris Brown, and Luke Vande Guchte:

•        considered and conducted an analysis of over 200 potential acquisition targets (including Unique Logistics) in collaboration with the Edify Board, BMO Capital Markets Corp., one of the underwriters of the Edify IPO, and industry connections;

•        entered into non-disclosure agreements with approximately 30 of such potential acquisition targets, the terms of each of which were customary and did not include standstill obligations;

•        issued initial draft letters of intent to seven such potential acquisition targets, each of which outlined the terms of a proposed business combination, and five of which did not progress beyond such initial draft letter of intent; and

•        ultimately engaged in detailed discussions, due diligence and negotiations with two potential acquisition targets: Company A and Unique Logistics. Company A is an online education platform.

Edify initially narrowed the list of more than 200 potential acquisition targets down to 30 due to a number of targets expressing limited interest in undertaking the process of becoming a publicly listed company and others indicating there would be significant difference between their perceived valuation and a valuation that Edify would be likely to support. Following additional due diligence on the potential acquisition targets that agreed to enter into a non-disclosure agreement, Edify further reduced the list of potential acquisition targets due to the failure of a number of potential targets to generate consistent cash flow or a lack of confidence in the ability of such targets to generate consistent cash flow in the near or long term. Certain other potential acquisition targets declined to proceed due to general capital market performance or were determined to support a valuation that was not sufficiently large to support becoming a public company.

The foregoing factors assisted Edify’s determination to enter into term sheets with Company A and Unique Logistics.

During the week of March 15, 2021, Company A’s financial advisor contacted Edify to determine if Edify was interested in exploring a business combination with their client, which was seeking to go public via a business combination transaction with a SPAC. On March 26, 2021, Edify signed a non-disclosure agreement with Company A and shortly thereafter received access to Company A’s virtual data room, which contained information on the business, including a management presentation, industry overview presentation and other supporting materials. Between April 15, 2021 and May 24, 2021, Peter Ma and Chris Brown of Edify had several virtual meetings with Company A’s management team and its advisors to discuss the business, valuation expectations and process. On May 10, 2021, Edify submitted a formal non-binding letter of intent to complete a business combination with Company A. Between May 10, 2021 and May 24, 2021, Peter Ma and Chris Brown of Edify and Company A negotiated the terms of the non-binding letter of intent. On May 24, 2021, Edify and Company A executed the letter of intent.

From May 2021 through late-August 2021, Edify conducted commercial, legal and financial due diligence on Company A, drafted and negotiated a business combination agreement and related ancillary agreements, and engaged with potential private investors considering an equity investment in the business combination opportunity. After considering the responses of such potential private investors, the results of the commercial, legal and financial due diligence and the unwillingness of Company A’s ownership to agree to a reduced valuation, in late-August 2021, Edify and Company A mutually agreed to terminate discussions and no longer pursue a business combination.

As part of its evaluation of potential acquisition targets, Edify’s management and the Edify Board discussed on a regular basis the status of management’s and its representatives’ discussions with various acquisition targets. These updates generally addressed the potential targets under consideration and the status of the discussions, if any, with the respective acquisition targets. These updates continued throughout the period of time when Edify was evaluating various acquisition targets, including Company A and, subsequently, Unique Logistics.

On July 11, 2022, Luke Vande Guchte of Edify held an initial call with EF Hutton, a subsidiary of Benchmark Investments, LLC (“EF Hutton”), and David Briones of Unique Logistics to discuss potential transactions. During the call the parties also discussed an initial introduction between Edify and Unique Logistics to facilitate a discussion about Unique Logistics’ business and whether further discussions might be beneficial to the parties. Following the call, Edify engaged Kroll, LLC and Mintz Group to perform financial and commercial diligence and background checks, respectively, on Unique Logistics and its management.

On July 13, 2022, Edify and Unique Logistics executed a non-disclosure agreement to facilitate the exchange of confidential information in connection with a potential transaction. Following execution of the non-disclosure agreement, Edify commenced its due diligence review of Unique Logistics’ non-public information.

On July 18, 2022, Luke Vande Guchte of Edify, David Briones of Unique Logistics, and EF Hutton, held a follow-up call to discuss the possibility of exploring a business combination with Edify in order to facilitate the listing of Unique Logistics’ securities on a national securities exchange and gain access to the capital markets.

On August 3, 2022, Luke Vande Guchte of Edify delivered an initial draft letter of intent to Unique Logistics outlining the basic parameters for a potential transaction between Edify and Unique Logistics. The initial letter of intent draft proposed, among other things: (i) a total enterprise value for Unique Logistics of approximately $400 million; (ii) cash consideration comprised of the $276 million in cash held in the trust account, $21 million of which would be used to complete the acquisition of the ULHK Entities; (iii) a $30 million financing backstop by Edify in the form of debt or Unique Logistics Convertible Preferred Stock; (iv) a customary committed equity facility; (v) certain “lock-up” arrangements for the Sponsor and certain stockholders of Unique Logistics; (vi) an earnout of 2,500,000 additional shares of Edify’s Class A common stock potentially to be issued to Unique Logistics stockholders based upon the trading price of Edify’s Class A common stock exceeding certain thresholds during the seven years following the Closing; (vii) 40% of the shares of Edify’s common stock to be issued to the Sponsor upon conversion of Edify’s Class B common stock being subject to certain earnout restrictions based upon the trading price of Edify’s common stock during the seven years following the Closing; and (viii) pro forma equity ownership (assuming Maximum Redemptions) reflecting: (a) the Sponsor holding approximately 12.3% of the outstanding shares of Edify’s common stock immediately following the Closing and (b) current Unique Logistics stockholders holding approximately 87.7% of the outstanding shares of Edify’s common stock immediately following the Closing.

From August 4, 2022 through September 15, 2022, Unique Logistics contemplated continuing to pursue its own listing on Nasdaq through the completion of a primary sale of securities registered on a Form S-1 registration statement, which Unique Logistics initially filed on October 5, 2021. Unique Logistics and Edify continued to discuss the possibility of a transaction on revised terms, specifically that Unique Logistics required assurances related to the financing of the ULHK Entities Acquisition that was to be completed prior to any business combination with Edify as well further financial commitment related to fees and operating capital in order to avoid a private placement of equity securities at the time of any business combination between the parties.

On September 16, 2022, representatives of Weil, Gotshal & Manges LLP, counsel to Edify (“Weil”), delivered to Unique Logistics a revised draft of the letter of intent that, among other things: (i) retained a total enterprise value for Unique Logistics of approximately $400 million; (ii) increased the amount of the Edify financing backstop from $30 million to $35 million and provided that such backstop would potentially take the form of non-convertible debt; (iii) provided for the Sponsor and the underwriters of the Edify IPO to hold 16.0% of the outstanding shares of Edify’s common stock immediately following the closing of the transaction, subject to the Sponsor’s agreement to forfeit 22% of its founder shares at Closing; (iv) contemplated a commitment to provide a $25 million bridge loan (as part of Edify’s backstop) to Unique Logistics to facilitate Unique Logistics’ anticipated completion of the ULHK Entities Acquisition; and (v) contemplated that Edify and Unique Logistics would split any fees associated with the extension of the term during which Edify could consummate an initial business combination (the “extension fees”).

On September 20, 2022, representatives of Weil, Lucosky Brookman LLP, counsel to Unique Logistics (“Lucosky”), David Briones of Unique Logistics, Luke Vande Guchte of Edify, and EF Hutton held an introductory telephonic call to discuss the revised draft of the letter of intent and other aspects of the potential business combination. On September 22, 2022, representatives of Weil, Lucosky, David Briones of Unique Logistics, and Luke Vande Guchte of Edify held a telephone call to discuss the proposed treatment of the Unique Logistics Convertible Preferred Stock in the transaction.

On September 23, 2022, representatives of Weil, Luke Vande Guchte of Edify, and BMO Capital Markets Corp., one of the underwriters of the Edify IPO, held a telephone call to discuss certain Nasdaq requirements for the Combined Company following the Transactions. Also on September 23, 2022, Luke Vande Guchte of Edify delivered to Unique Logistics a revised draft of the letter of intent, which provided for certain exceptions to the “lock-up” restrictions on the shares of Edify’s common stock to be issued at the closing of the transaction to each of Trillium Partners L.P. (“Trillium”) and 3a Capital Establishment (“3a”), current stockholders of Unique Logistics.

Also on September 23, 2022, Luke Vande Guchte of Edify and certain of its advisors were granted access by EF Hutton to a virtual data room containing non-public information relating to Unique Logistics in order to facilitate Edify’s due diligence review of Unique Logistics. From September 23, 2022 to December 16, 2022, Luke Vande Guchte of Edify and its advisors continued their broader due diligence review of Unique Logistics. On September 28, 2022, representatives of Weil delivered to EF Hutton an initial due diligence request list. The initial due diligence request list requested information from Unique Logistics regarding general corporate matters, capitalization, financing, material contracts, labor and employment, employee benefits, litigation, intellectual property, data privacy, real property, regulatory and environmental, health and safety matters. Thereafter, representatives of Weil, Lucosky, EF Hutton, Luke Vande Guchte of Edify and Sunandan Ray and David Briones of Unique Logistics continued to correspond with respect to various supplemental legal diligence questions and Unique Logistics uploaded relevant documentation to the virtual data room.

On several occasions, representatives of Weil, Lucosky, Luke Vande Guchte of Edify and Eli Kay of Unique Logistics held virtual diligence sessions to address questions arising from Weil’s legal due diligence review, including on (i) November 2, 2022 with respect to intellectual property matters, (ii) November 7, 2022 with respect to compliance with applicable international trade laws (including anti-corruption laws), (iii) November 14, 2022 with respect to general corporate and finance-related matters and (iv) November 16, 2022 with respect to intellectual property, data privacy, and labor and employment matters.

During the week of September 26, 2022, representatives of Lincoln International LLC (“Lincoln”) commenced Lincoln’s diligence review of Unique Logistics in connection with its potential engagement for the potential delivery of a fairness opinion to the Edify Board.

On September 30, 2022, representatives of Weil delivered to Unique Logistics a revised draft of the letter of intent that provided for certain exceptions to the “lock-up” restrictions on the shares of Edify’s common stock to be issued at the closing of the proposed transaction to Front Four Management LLC, a current stockholder of Unique Logistics (together with 3a and Trillium, the “Preferred Holders”).

On September 30, 2022, Unique Logistics provided a copy of the letter of intent to 3a and Trillium, each of which reviewed the terms thereof and subsequently communicated to Unique Logistics that they would support the business combination transaction.

On October 4, 2022, representatives of Weil delivered to Unique Logistics an execution version of the letter of intent.

On October 4, 2022, the board of directors of Unique Logistics, by unanimous written consent, adopted and approved the letter of intent and determined that the letter of intent was fair, advisable and in the best interests of Unique Logistics and its stockholders, and directed that it be executed by an officer of Unique Logistics on Unique Logistics’ behalf. Unique Logistics executed the letter of intent on October 5, 2022.

On October 10, 2022, representatives of Edify reviewed the draft letter of intent regarding Unique Logistics and the proposed transactions with the Edify Board. The Edify Board held calls on October 10, 2022 and October 11, 2022 to discuss Unique Logistics’ business and the terms of the letter of intent, following which the Edify Board authorized representatives of Edify to execute the letter of intent. On October 11, 2022, Edify and Unique Logistics executed the letter of intent.

On October 12, 2022, representatives of Unique Logistics and Kroll, LLC (“Kroll”) held an introductory telephone call and Kroll subsequently circulated an initial draft of its engagement letter, which Edify executed on November 3, 2022.

On October 17, 2022, the Edify Board met to discuss updates surrounding the potential business combination and receive updates regarding transaction process, including a review of Unique Logistics’ business, plans for conducting due diligence on Unique Logistics and anticipated timing to negotiate definitive documentation for the potential business combination.

On November 2, 2022, representatives of Weil delivered to Lucosky an initial draft of the Merger Agreement.

On November 3, 2022, representatives of Weil delivered to Lucosky an initial draft of the debt commitment term sheet. From November 3, 2022 through December 16, 2022, representatives of Weil and Lucosky exchanged drafts in order to finalize the debt commitment term sheet.

On November 8, 2022, representatives of Weil delivered to Lucosky an initial draft of the Sponsor Support Agreement, pursuant to which the Sponsor and certain directors and officers of the Sponsor would agree, among other things: (i) to waive certain anti-dilution rights with respect to the conversion of the Sponsor’s founder shares on a one-to-one basis into shares of Edify’s Class A common stock in connection with the consummation of the Merger; (ii) to support the Transactions, including agreeing to vote in favor of the adoption of the Merger Agreement at the Special Meeting; (iii) not to transfer founder shares or private placement warrants between the date of the Merger Agreement and the Closing; and (iv) contingent upon the Closing, not to transfer (A) any shares of Edify’s common stock for up to 12 months following the Closing (subject to certain exceptions) and (B) any warrants to purchase shares of Edify’s common stock for up to 30 days following the Closing. The initial draft of the Sponsor Support Agreement also contemplated the forfeiture by the Sponsor of 22% of its founder shares at the Closing. From November 8, 2022 through December 13, 2022, representatives of Weil and Lucosky exchanged drafts in order to finalize the Sponsor Support Agreement.

Also on November 8, 2022, representatives of Weil delivered to Lucosky an initial draft of the Lock-Up Agreement, pursuant to which certain Unique Logistics stockholders would agree not to, without Edify’s prior written consent, transfer any shares of Edify’s common stock for 12 months following the Closing, subject to (i) certain exceptions relating to the trading price of shares of Edify’s common stock during such period and (ii) “leak-out” exceptions applicable to specified holders of Unique Logistics Convertible Preferred Stock.

On November 16, 2022, representatives of Lucosky delivered to Weil a revised draft of the Merger Agreement that, among other things: (i) revised the mechanics for the issuance of the earnout securities to the Unique Logistics stockholders; (ii) required the parties to split fees in connection with regulatory filings; (iii) narrowed the scope of the representations and warranties to be provided by Unique Logistics; (iv) increased the amount of time given to Unique Logistics to deliver, and removed Edify’s ability to terminate the Merger Agreement in the case of a failure by Unique Logistics to deliver, the approval of its stockholders of the Transactions (the “Unique Logistics stockholder approval”); (v) expanded limitations imposed by the conduct of business covenants on Edify; (vi) revised the proposed terms of the contemplated debt financing; and (vii) revised the mechanics for determining how the parties would split any extension fees.

On November 20, 2022, representatives of Lucosky delivered to Weil a revised draft of the Lock-Up Agreement that, among other things, clarified what constituted a change of control of the Combined Company thereunder.

On November 21, 2022, representatives of Weil delivered to Lucosky a revised draft of the Merger Agreement that, among other things: (i) decreased the amount of time given to Unique Logistics to deliver the Unique Logistics stockholder approval; (ii) specified that Unique Logistics shall have obtained the debt facility on terms reasonably acceptable to Unique Logistics and the lender party or parties and deleted a related provision allowing for termination of the Merger Agreement by Unique Logistics if the debt facility was not so obtained; (iii) expanded the scope of the representations and warranties to be provided by Unique Logistics; (iv) narrowed certain limitations imposed by the conduct of business covenants on Edify; (v) expanded other limitations imposed by the conduct of business covenants on Unique Logistics; (vi) required Unique Logistics to pay all fees in connection with regulatory filings; and (vii) revised the mechanics for determining how the parties would split any extension fees.

On November 28, 2022, representatives of Weil delivered to Lucosky an initial draft of the Articles of Merger to be filed with the Secretary of State of the State of Nevada in connection with the Merger.

On December 5, 2022, representatives of Lucosky delivered to Weil (i) a revised draft of the Merger Agreement, (ii) initial drafts of the second amended and restated certificate of incorporation of Edify and the amended and restated bylaws of the Combined Company, (iii) an initial draft of the Registration Rights Agreement addressing, among other things, the form of registration statement and timing and commitments relating to the registration rights of the parties, and (iv) an initial draft of the Voting and Support Agreement pursuant to which certain Unique Logistics stockholders would, in connection with the consent solicitation statement, agree to vote in favor of the Transactions and agree not to transfer shares of Unique Logistics capital stock during the pendency of the Transactions, subject to certain exceptions.

The revised draft of the Merger Agreement, among other things: (i) increased the amount of time that Unique Logistics would have to deliver the Unique Logistics stockholder approval; (ii) expanded limitations imposed by the conduct of business covenants on Edify; (iii) narrowed the scope of the representations and warranties to be provided by Unique Logistics; (iv) reverted to requiring the parties to split fees in connection with regulatory filings; (v) included a cap of $6 million on transaction fees to be borne by Unique Logistics; (vi) revised the mechanics for determining how the parties would split any extension fees; and (vii) revised the proposed terms of and termination rights of the parties in connection with the contemplated debt financing.

From December 5, 2022 through December 16, 2022, representatives of Lucosky and Weil exchanged revised drafts of the second amended and restated certificate of incorporation, the amended and restated bylaws of Edify, the Registration Rights Agreement and the Voting and Support Agreement in order to finalize these documents.

On December 7, 2022, representatives of Weil delivered to Lucosky a revised draft of the Merger Agreement that, among other things: (i) expanded the scope of the representations and warranties to be provided by Unique Logistics; (ii) decreased the amount of time that Unique Logistics would have to deliver the Unique Logistics stockholder approval; (iii) reverted to requiring Unique Logistics to pay all fees in connection with regulatory filings; (iv) narrowed the limitations imposed by the conduct of business covenants on Edify; (v) revised the standard of efforts required to be used by the parties in connection with regulatory filings; (vi) revised the mechanics for the splitting of any extension fees; and (vii) revised the proposed terms of and termination rights of the parties in connection with the contemplated debt financing.

Also on December 7, 2022, representatives of Lucosky delivered to Weil an initial draft of Unique Logistics’ disclosure schedules relating to the Merger Agreement. From December 7, 2022 through December 16, 2022, representatives of Lucosky and Weil exchanged drafts in order to finalize Unique Logistics’ disclosure schedules.

On December 8, 2022, representatives of Lucosky delivered to Weil an initial draft of Amendment No. 1 to the Stock Purchase Agreement, dated as of April 28, 2022 (the “ULHK SPA”), by and between Unique Logistics and ULHK pursuant to which Unique Logistics and ULHK would agree to extend the expiration date of the ULHK SPA. From December 8, 2022 through December 16, 2022, representatives of Lucosky, Weil and ULHK finalized Amendment No. 1 to the ULHK SPA.

On December 9, 2022, Edify executed the Lincoln engagement letter.

On December 10, 2022, representatives of Weil delivered to Lucosky an initial draft of the Edify disclosure schedules relating to the Merger Agreement. From December 10, 2022 through December 16, 2022, representatives of Weil and Lucosky exchanged drafts in order to finalize the Edify disclosure schedules.

On December 12, 2022, representatives of Lucosky delivered to Weil a revised draft of the Merger Agreement, which, among other things: (i) narrowed the scope of the representations and warranties to be provided by Unique Logistics; (ii) increased the amount of time that Unique Logistics would have to deliver the Unique Logistics stockholder approval; (iii) included a cap on regulatory filing fees and transaction fees of $10 million to be borne by Unique Logistics; (iv) added a requirement that the Sponsor forfeit certain additional founder shares; and (v) revised the proposed terms of and termination rights of the parties in connection with the contemplated debt financing.

On December 13, 2022, Luke Vande Guchte of Edify held a call with Sunandan Ray of Unique Logistics to discuss certain open points in the Merger Agreement, including the inclusion of a limitation on the incurrence of transaction expenses in order to preserve cash for the operation of the business and the potential forfeiture of additional founder shares in the event that transaction expenses exceeded such limitations.

On December 13, 2022, representatives of Weil delivered to Lucosky a revised draft of the Merger Agreement that, among other things: (i) increased the number of founder shares that the Sponsor would forfeit at the Closing; (ii) expanded the scope of the representations and warranties to be provided by Unique Logistics; (iii) revised the cap on regulatory filing fees and transaction fees to be borne by Unique Logistics from $10 million to $13 million; (iv) removed the requirement that the Sponsor forfeit additional founder shares; and (v) revised the proposed terms of and termination rights of the parties in connection with the contemplated debt financing.

On December 13, 2022, Edify formed Merger Sub.

On December 14, 2022, the Edify Board met, with representatives of Edify management, Colbeck Capital Management, LLC (“Colbeck”) and Weil participating, to provide an update on the Transactions, Edify’s extension proxy and the scope of diligence conducted by Edify and its advisors in connection with the Transactions.

Also on December 14, 2022, the board of directors of Unique Logistics (the “Unique Logistics Board”) held a special meeting, at which representatives of Lucosky were also present, at which it considered the definitive Merger Agreement as well as the Support Agreement, the Lock-Up Agreement, and the Registration Rights Agreement, copies of which were provided to each director before the meeting. The representatives of Lucosky presented the Unique Logistics Board with a detailed review of the Merger Agreement and the Transactions, followed by an overview of the material provisions of the Support Agreement, the Lock-Up Agreement, and the Registration Rights Agreement. The representatives of Lucosky also answered questions from members of the Unique Logistics Board during these discussions. At the conclusion of these presentations and discussion and deliberation by the members of the Unique Logistics Board, and after considering all of the factors that it deemed relevant, Unique Logistics Board unanimously adopted, approved and declared advisable and in the best interests of Unique Logistic and its stockholders the Merger Agreement, the Support Agreement, the Lock-Up Agreement, and the Registration Rights

Agreement and the transactions contemplated thereby, including the Merger, and authorized Sunandan Ray, Unique Logistics’ President and Chief Executive Officer, to execute and deliver the Merger Agreement and each such other Transaction Agreement in the name of and on behalf of Unique Logistics.

Between December 14, 2022 and December 16, 2022, representatives of Weil and Lucosky exchanged drafts to finalize the Merger Agreement and the other Transaction Agreements.

On December 14, 2022, counsel for 3a delivered to Weil a revised draft of the Lock-Up Agreement that, among other things, revised the metric for determining the daily trading volume restrictions with respect to open market transfers by the Preferred Holders.

On December 15, 2022, the Edify Board met to discuss and evaluate the proposed business combination with Unique Logistics, with representatives of Edify management, Colbeck, Weil and Lincoln participating. Luke Vande Guchte and representatives of Weil reviewed with the Edify Board the scope of commercial, tax, legal and financial diligence conducted by Colbeck, Weil and Kroll. Luke Vande Guchte then reviewed with the Edify Board the terms of the Debt Facility reflected in the debt commitment term sheet provided by CB Agent Services LLC, an affiliate of Colbeck, which debt commitment term sheet CB Agent Services LLC had negotiated with Unique Logistics. The Board then discussed the terms contained in the debt commitment term sheet and the importance of the debt commitment to Unique Logistics’ willingness to enter into the Merger Agreement and the other Transaction Agreements. A representative of Lincoln then reviewed certain materials containing Lincoln’s financial analyses in connection with the rendering of its fairness opinion to the Edify Board. A representative of Weil reviewed with the Edify Board its fiduciary duties and summarized the material terms of the Transaction Agreements, including those contained in the Merger Agreement. In recognition of their relationship with CB Agent Services LLC, each of Messrs. Beckman and Colodne informed the Edify Board that each would recuse himself from the meeting and vote of the Edify Board. Following further discussion and upon a motion duly made and seconded, the Edify Board, unanimously among those voting, (i) authorized, adopted and approved the Merger Agreement and the other Transaction Agreements, (ii) determined that such Transaction Agreements and the consummation of the transactions contemplated thereby, including the Merger, are advisable and in the best interests of Edify and its stockholders, (iii) approved the transactions contemplated by such Transaction Agreements as a “Business Combination” as defined in Edify’s then-existing certificate of incorporation, (iv) determined that the fair market value of Unique Logistics is equal to at least 80% of the amount held in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) as of such date and (v) adopted a resolution recommending that the Transactions be adopted by Edify’s stockholders.

On December 15, 2022, counsel for 3a delivered to Weil a further revised draft of the Lock-Up Agreement that, among other things, added a covenant requiring the Preferred Holders to timely provide trading records to the Combined Company with respect to shares of the Combined Company’s Common Stock sold by the Preferred Holders during the 12 months (or such lesser period pursuant to the terms of the Lock-Up Agreement) following the Closing Date.

On December 18, 2022, the parties executed the Merger Agreement, the Sponsor Support Agreement, the Lock-Up Agreement, the Voting and Support Agreement and the related Transaction Agreements. On the morning of December 19, 2022, before the stock market opened, Edify and Unique Logistics announced the execution of the Merger Agreement and the related Transaction Agreements.

Background of Edify’s Capital Markets Advisor

B. Riley is a full-service investment banking firm and, together with BMO Capital Markets, was a co-underwriter of the Edify IPO in January 2021. B. Riley is serving as the sole capital markets advisor for Edify’s business combination with Unique Logistics. Edify has not received notice, or any other indication, from BMO Capital Markets, B. Riley Securities or any other firm engaged in connection with the Edify IPO that such firm will cease involvement in Transactions.

B. Riley is entitled to an aggregate payment of $3,643,200 upon consummation of the business combination, consisting of $3,091,200 deferred underwriting commission and an advisory fee of $552,000. These payments were reflected in the Underwriting Agreement, dated January 14, 2021, by and between Edify and BMO Capital Markets Corp. and B. Riley Securities, Inc., as representatives of the several underwriters in connection with the Edify IPO. In addition, B. Riley is entitled to expense reimbursement of up to $100,000.

Edify’s Board of Directors’ Reasons for Approval of the Transactions

The Edify Board, in evaluating the Transactions, consulted with Edify’s management and financial, strategic and legal advisors. In (i) authorizing, adopting and approving the Merger Agreement and the other Transaction Agreements, (ii) determining that such Transaction Agreements and the consummation of the Transactions, including the Merger, are advisable and in the best interests of Edify and its stockholders, (iii) approving the Transactions as a “Business Combination” as defined in the current certificate of incorporation, (iv) determining that the fair market value of Unique Logistics is equal to at least 80% of the amount held in the trust account (less any deferred underwriting commissions and taxes payable on interest earned) as of such date and (v) adopting a resolution recommending that the Transactions be adopted by Edify’s stockholders, the Edify Board considered and evaluated a number of factors, including the factors discussed below. The Edify Board did not consider it practicable to, and did not attempt to, quantify or otherwise assign relative weights to the specific factors it considered in reaching its determination. In addition, individual directors may have given different weight to different factors. The Edify Board viewed its decision as being based on all of the information available and the factors presented to and considered by it. This explanation of Edify’s reasons for the Transactions and all other information presented in this section is forward-looking in nature and, therefore, should be read in light of the factors discussed under “Cautionary Note Regarding Forward-Looking Statements.”

The Edify Board considered a number of factors pertaining to the Transactions as generally supporting its decision to enter into the Merger Agreement and the other Transaction Agreements and the transactions contemplated thereby, including but not limited to, the following material factors:

•        Reasonableness of Aggregate Consideration.    Following a review of the financial data provided to Edify, including certain unaudited prospective financial information, Edify’s due diligence review of Unique Logistics’ business, the Edify Board considered the aggregate consideration to be paid and determined that the aggregate consideration was reasonable in light of such data, financial information and current market conditions.

•        Business and Financial Condition and Prospects.    Edify’s management and advisors conducted significant due diligence examinations of Unique Logistics, including financial, tax and legal due diligence, commercial due diligence, and discussions with Unique Logistics’ management and Edify’s financial, tax and legal advisors concerning such due diligence examinations of Unique Logistics, from which the Edify Board and Edify’s management gained a better understanding of Unique Logistics’ business, financial condition, management team and future growth prospects. The Edify Board considered how these factors will enhance Unique Logistics’ ability to scale effectively and to execute upon and achieve its business plan.

•        Experienced and Committed Management Team with a Track Record of Operational Excellence.    The Edify Board considered the fact that the Combined Company will be led by the Chief Executive Officer and senior management team of Unique Logistics, which has a track record of operational excellence, growth and ongoing capabilities for innovation.

•        Opinion of Edify’s Financial Advisor.    The Edify Board took into account the financial presentation and the opinion, each dated as of December 15, 2022, of Lincoln to the Edify Board as to the fairness, from a financial point of view and as of the date of the opinion, of the Merger Consideration to Edify, which opinion was based on and subject to the matters considered, the procedures followed, the assumptions made and various limitations of and qualifications to the review undertaken as more fully described under the section titled “Proposal No. 1 — The Merger Proposal — Opinion of Edify’s Financial Advisor” below.

•        Commitment of Unique Logistics’ Owners.    The Edify Board considered the fact that the current stockholders of Unique Logistics are not selling any of their current holdings of Unique Logistics in connection with the Transactions and as such, will continue to own more than a majority of the Combined Company on a pro forma basis, which the Edify Board believed reflects such stockholders’ belief in and commitment to the continued growth prospects of Unique Logistics going forward.

•        Unique Logistics Being an Attractive Target.    The Edify Board considered the fact that, among other attractive characteristics and as assessed by Edify’s advisors, Unique Logistics (i) is of a size that the Edify Board believes is large enough to be successful in the public marketplace, (ii) has a strong existing management team, (iii) has significant growth opportunities and (iv) would benefit from the consummation of the Transactions by obtaining access to capital to fund its business plan in the near term, thereby reducing financing risk, and by putting it in a position to access the public capital markets in the future.

•        Other Alternatives.    Edify raised $276,000,000 in its initial public offering with the objective of consummating an attractive business combination. Since that time, as more fully described in “— Background of the Transactions,” Edify has evaluated a number of businesses but has been most impressed by Unique Logistics’ business. The Edify Board believed that, based upon the terms of the Transactions, the Transactions create the best available opportunity to maximize value for Edify stockholders.

•        Negotiated Transaction and the Terms of the Merger Agreement and the Other Transaction Agreements.    The Edify Board considered the terms and conditions of the Merger Agreement and the other Transaction Agreements and the Transactions, including the Merger, including each party’s representations, warranties and covenants, the conditions to each party’s obligation to consummate the Transactions and the termination provisions as well as the strong commitment by both Unique Logistics and Edify to complete the Transactions.

Lock-Up.    The agreement by the Insiders, the Sponsor and certain Unique Logistics stockholders to be subject to a post-Closing lockup in respect of the Combined Company’s Common Stock, subject to certain customary exceptions (including the attainment of certain trading price thresholds), which will provide important stability to the leadership and governance of Unique Logistics.

•        Board of Directors of the Post-Combination Company.    The Edify Board considered that the initial board of directors of the Combined Company would be comprised of Unique Logistics’ current board of directors and one directed appointed by the Sponsor.

•        Role of Independent Directors.    The Edify Board is comprised of a majority of independent directors who are not affiliated with the Sponsor and its affiliates. In connection with the Transactions, Edify’s independent directors took an active role in evaluating the proposed terms of the Transactions, including the Merger Agreement and the other Transaction Agreements. Edify’s independent directors evaluated and unanimously approved, as members of the Edify Board, the Merger Agreement and the other Transaction Agreements and the Transactions.

The Edify Board also considered a variety of uncertainties and risks and other potentially negative factors concerning the Transactions, including, but not limited to, the following:

•        Macroeconomic Risks.    Macroeconomic uncertainty, including the potential impact of the COVID-19 pandemic, and the effects they could have on the Combined Company’s revenues.

•        Benefits May Not Be Achieved.    The risk that the potential benefits of the Transactions may not be fully achieved or may not be achieved within the expected timeframe.

•        Liquidation.    The risks and costs to Edify if the Merger is not completed, including the risk of diverting management focus and resources from other business combination opportunities, which could result in Edify being unable to effect a business combination within the completion window and force Edify to liquidate.

•        Stockholder Vote.    The risk that Edify’s stockholders may object to and challenge the Transactions and take action that may prevent or delay the consummation of the Transactions, including to vote down the proposals at the special meeting or redeem their shares.

•        Closing Conditions.    The fact that completion of the Transactions is conditioned on the satisfaction of certain closing conditions that are not within Edify’s control.

•        Edify Public Stockholders Holding a Minority Position in the Post-Combination Company.    The risk that Edify public stockholders will hold a minority position in the Combined Company (approximately [_]%, assuming that no shares of Edify’s Class A common stock are elected to be redeemed by Edify stockholders and excluding the impact of the shares of Edify’s Class A common stock underlying the warrants), which may reduce the influence that Edify’s current stockholders have on the management of the Combined Company.

•        Litigation.    The possibility of litigation challenging the Transactions or that an adverse judgment granting injunctive relief could enjoin or otherwise interfere with the consummation of the Transactions.

•        ULHK Entities Transaction.    Unique Logistics’ then-pending transaction with ULHK and the possibility that the ULHK Entities Transaction might not be consummated.

•        Lock-Up Agreement Carveouts.    The potential effects on the share price of the Combined Company’s Common Stock in connection with certain “leak-out” provisions with respect to the Preferred Holders contained in the Lock-Up Agreement.

•        Fees and Expenses.    The fees and expenses associated with completing the Transactions.

•        Other Risks.    Various other risks associated with the business of Unique Logistics, as described in the section titled “Risk Factors” appearing elsewhere in this proxy statement/consent solicitation statement/prospectus.

In addition to considering the factors described above, the Edify Board also considered that:

•        Interests of Certain Persons.    Some officers and directors of Edify have interests in the Transactions as individuals that are in addition to, and that may be different from, the interests of Edify’s stockholders (see the section titled “Proposal No. 1 — The Merger Proposal — Interests of Certain Persons in the Merger”). Edify’s independent directors reviewed and considered these interests during the negotiation of the Transactions and in evaluating and unanimously approving, as members of the Edify Board, the Merger Agreement, the other Transaction Agreements, and the Transactions.

The Edify Board concluded that the potential benefits that it expected Edify and its stockholders to achieve as a result of the Transactions outweighed the potentially negative factors associated with the Transactions. The Edify Board also noted that Edify stockholders would have a substantial economic interest in the Combined Company (depending on the level of Edify stockholders that sought redemption of their public shares into cash). Accordingly, the Edify Board unanimously determined that the Merger Agreement and the other Transaction Agreements and the Transactions were advisable, fair to, and in the best interests of Edify and its stockholders.

Certain Financial Projections Provided to the Edify Board

The Original Projections

In connection with its consideration of the Transactions, Unique Logistics provided the Original Projections, which included its internally prepared projections for the fiscal years ending May 31, 2023 and May 31, 2024, in connection with Edify’s evaluation of Unique Logistics. Unique Logistics believed that the forecasts and assumptions described above were reasonable at the time the Original Projections were prepared, given the information Unique Logistics had at that time and its business strategy and performance trends at such time. However, since the signing of the Merger Agreement in December 2022, certain unanticipated factors have arisen with the passage of time that have impacted Unique Logistics’ actual results to date in calendar 2023 and that are expected to continue to affect Unique Logistics’ results going forward. Those factors include (i) sharp decreases in market prices for ocean and air freight and (ii) decreases in freight market volumes due to the economic slowdown and an increase in customer inventories. As a result, Unique Logistics prepared new projections, as set forth under “— The Updated Projections” below, to reflect the adjusted assumptions and expectations of Unique Logistics’ management regarding Unique Logistics for the years ending May 31, 2023 and May 31, 2024. Accordingly, the Original Projections do not reflect Unique Logistics’ management’s view on future performance, and we caution you not to place undue reliance on the Original Projections in making a decision regarding the Transactions. For additional information, see “Risk Factors — Risks Related to Edify and the Transactions — The projections and forecasts presented in this proxy statement/consent solicitation statement/prospectus may not be an indication of the actual results of the Transactions or Unique Logistics’ future results.”

The Projections were not prepared with a view towards public disclosure or compliance with the published guidelines of the SEC or the guidelines established by the American Institute of Certified Public Accountants for preparation and presentation of prospective financial information but, in the view of Unique Logistics’ management, they were prepared on a reasonable basis and reflected the best available estimates and judgments at the time they were provided to Edify by Unique Logistics, and presented, to the best of management’s knowledge and belief, the expected course of action and the expected future financial performance of Unique Logistics. Unique Logistics does not, as a matter of general practice, publicly disclose long-term forecasts or internal projections of its future performance, revenue, financial condition or other results. The projections set forth below were prepared solely for use by Edify and the Edify Board in connection with the Transactions and are subjective in many respects and are therefore susceptible to varying interpretations and the need for periodic revision based on actual experience and business developments. We caution you that the Projections may be materially different than actual results. This information is not fact and should not be relied upon as being necessarily indicative of future results, and we caution readers of the Projections not to place undue reliance on the prospective financial information included therein.

The Projections are forward-looking statements that are based on growth assumptions that are inherently subject to significant uncertainties and contingencies, many of which are beyond Unique Logistics’ control. There will be differences between actual and projected results, and actual results may be materially greater or materially less than those contained in the Projections. Furthermore, the Projections do not take into account any circumstances or events occurring after the date that they were prepared. Nonetheless, a summary of the Projections is provided in this proxy statement/consent solicitation statement/prospectus because the Original Projections were made available to Edify and the Edify Board in connection with its review of the Transactions. The inclusion of the Projections in this proxy statement/consent solicitation statement/prospectus should not be regarded as an indication that Unique Logistics, Edify or their respective representatives considered or consider the Projections to be a reliable prediction of future events.

The Original Projections were requested by, and disclosed to, Edify and to the Edify Board for use as but one component in its overall evaluation of Unique Logistics and are included in this proxy statement/consent solicitation statement/prospectus on that account. Additionally, the Original Projections were reviewed and approved by Edify and provided to Lincoln, who was authorized and directed by Edify to use and rely upon the Projections for its financial analyses and opinion to the Edify Board, as set forth in Annex H to this proxy statement/consent solicitation statement/prospectus. Accordingly, such Original Projections are included in this proxy statement/consent solicitation statement/prospectus on that account. Unique Logistics did not prepare alternative “cases” or “sets” of projections, other than the Updated Projections. The Edify Board did not consider the Updated Projections in determining to approve the Transactions, in determining that the Merger proposal is fair to and in the best interests of Edify and its stockholders, and in determining to recommend that the Edify shareholders vote in favor of each of the proposals, including the Merger proposal.

By including in this proxy statement/consent solicitation statement/prospectus the unaudited prospective financial information reflected in the Projections set forth below, neither Unique Logistics nor Edify undertakes any obligation, and each of them expressly disclaims, any responsibility to update or revise, or publicly disclose any update or revision to, such unaudited prospective financial information to reflect circumstances or events, including unanticipated events, that may have occurred or that may occur after their preparation of the unaudited prospective financial information, even in the event that any or all of the assumptions underlying the such unaudited prospective financial information change, in each case, except to the extent required by applicable federal securities laws. Readers of this proxy statement/consent solicitation statement/prospectus are cautioned not to rely solely on the unaudited prospective financial information set forth below in making a decision regarding the Merger Proposal, as actual results are likely to differ materially from such prospective financial information. You should read the following unaudited prospective financial information together with the sections titled “Risk Factors” and “Unique Logistics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” of this proxy statement/consent solicitation statement/prospectus and Unique Logistics’ consolidated financial statements and the related notes included elsewhere in this proxy statement/consent solicitation statement/prospectus. None of Unique Logistics, Edify nor any of their respective affiliates, officers, directors, advisors or other representatives has made or makes any representation to any person that the results anticipated by the unaudited prospective financial information set forth in the Projections, or any other results, will be achieved. The Combined Company does not intend to reference the unaudited prospective financial information set forth in the Projections in its future periodic reports filed under the Exchange Act.

Neither Unique Logistics’ independent auditors, nor any other independent accountants, have compiled, examined, or performed any procedures with respect to the prospective financial information contained herein, nor have they expressed any opinion or any other form of assurance on such information or its achievability, and assume no responsibility for, and disclaim any association with, such prospective financial information.

Key Elements of the Original Projections

The key elements of the Original Projections provided to Edify and relied upon by Edify in its valuation analysis are set forth in the table below:

($ in millions)(1)	Fiscal Year 2023	Fiscal Year 2024
Revenue – UNQL U.S.	512	624
Revenue – UNQL Non U.S.	160	168
Total Revenue – UNQL Consolidated	672	791
Growth	N/A	17.8%

Gross Profit – UNQL U.S.	43	64
Gross Profit – UNQL Non U.S.	18	22
Gross Profit – UNQL Consolidated	62	86
Margin	9.2%	10.6%

Total Operating Expenses & Adjustments	(32)	(37)

Adjusted EBIDA – UNQL U.S.(2)	23	37
Adjusted EBIDA – UNQL Non U.S.(2)	7	11
Adjusted EBIDA – UNQL Consolidated(2)(3)	30	49
Margin	4.4%	6.2%
Growth	N/A	63.2%

____________

(1)      All amounts are estimates as of the date such projections were prepared.

(2)      Adjusted EBITDA represents net income before income taxes, finance income, finance expense, depreciation and amortization, reorganization expenses and operating expense settled by issuance of shares. Adjusted EBITDA is a non-GAAP financial measure.

(3)      Equity investment income from affiliates is treated as operating income in the updated projections and included in the consolidated EBITDA as equity investees are integral to Unique Logistics’ business operation.

The Updated Projections

Comparison of the Original Projections and Updated Projections

Among other updates, Unique Logistics’ management made the following principal changes in preparing the Updated Projections as compared to the Original Projections:

•        Updated Revenue Projections.    Unique Logistics’ management decreased total revenue projections for 2024 by $370 million, from $791 million in the Original Projections to $421 million in the Updated Projections, mainly attributable to a decrease in spot rates for ocean and air freight. This decline is primarily due to an excess of shipping capacity and customer inventory overhang from the supply chain disruptions resulting from the COVID-19 pandemic. As Unique Logistics passes its transportation costs directly to its customers, as further discussed below, the impact of the expected decline in revenue on Unique Logistics’ gross profit would not be as severe as the expected decline in revenue itself.

A freight forwarder like Unique Logistics generates profits by charging a dollar spread over its underlying transportation costs, which consists of the fees set by the shipping carriers/airlines/truckers that the forwarder contracts with to provide the underlying transportation services to its customers. The forwarder would typically pass its transportation costs directly to its shippers/customers and retain the spread (that is, the difference between such transportation costs and the fees it charges its client) as its gross profit. While the spread could fluctuate with spot shipping prices, it would not typically move by the same magnitude. For example, assume a forwarder would charge a $600 spread to ship a unit of cargo when the spot price is at $30,000; if the spot price were to decrease to, for example, $2,500, or by 92%, the forwarder would not typically reduce its spread by the same percentage, or to just $50. It would be more typical for such a forwarder to, for example, reduce its spread under such circumstances to $400 per unit of cargo. In such a case, while the forwarder’s revenue would have declined from $30,600 to $2,900, or 91%, its gross profit would have only declined from $600 to $400, or 33%. As a result, while lower shipping volume would impact a freight forwarder’s top-line revenue via lower spot prices, it would not affect gross profit to the same degree. In fact, its gross profit margin would improve as revenue declines.

•        Updated Gross Profit Projections.    Unique Logistics’ management decreased its gross profit projections for 2024 by $19 million, from $86 million in the Original Projections to $67 million in the Updated Projections. These adjustments were driven primarily by the lower shipping volume described above with respect to revenue.

•        Updated Adjusted EBITDA Projections.    Unique Logistics’ management decreased its Adjusted EBITDA projections for 2024 by $19 million, from $49 million in the Original Projections to $30 million in the Updated Projections. These adjustments were driven primarily by the factors described above, which decreased projected revenue and gross profit.

Key Elements of the Updated Projections

Considering the above main updates to the Original Projections, the key elements of the Updated Projections are summarized in the table below, which were prepared by Unique Logistics’ management:

($ in millions)(1)	Fiscal Year 2024
Revenue – UNQL U.S.	338
Revenue – UNQL Non U.S.	83
Total Revenue – UNQL Consolidated	421

Gross Profit – UNQL U.S.	47
Gross Profit – UNQL Non U.S.	20
Gross Profit – UNQL Consolidated	67
Margin	15.9%

Total Operating Expenses & Adjustments	39

Adjusted EBIDA – UNQL U.S.(2)	19
Adjusted EBIDA – UNQL Non U.S.(2)	11
Adjusted EBIDA – UNQL Consolidated(2)(3)	30
Margin	7.1%

____________

(1)      All amounts are estimates as of the date such projections were prepared.

(2)      Adjusted EBITDA represents net loss before income taxes, finance income, finance expense, depreciation and amortization, reorganization expenses and operating expense settled by issuance of shares. Adjusted EBITDA is a non-GAAP financial measure.

(3)      Equity investment income from affiliates is treated as operating income in the updated projections and included in the consolidated EBITDA as equity investees are integral to Unique Logistics’ business operations.

Material Assumptions Underlying the Financial Projections

The Projections set forth above reflect numerous assumptions, including assumptions with respect to general business, economic, market and regulatory conditions, all of which are difficult to predict and many of which are beyond Unique Logistics’ control, such as the volume of cross-border trade, the overall size and price level of the international freight market, the freight industry’s adoption of digital solutions, customer retention, competition, costs including labor, cloud services, digital advertising, and the other risks and uncertainties discussed in “Risk Factors,” “Unique Logistics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Cautionary Note Regarding Forward-Looking Statements.”

Projected revenue as set forth in the Original Projections and the Updated Projections is based on market conditions as revenue is largely driven by volume and spot shipping prices. Unique Logistics prepared the Original Projections during the tail-end of the supply chain crisis precipitated by COVID-19, when shipping volume and spot prices were at elevated levels due to excess shipping demand. The Updated Projections reflect a normalized shipping market with lower volume and spot prices. As described above, gross profit is reduced by smaller percentage compared to revenue in the Updated Projection as freight forwarders can better preserve gross profit as revenue declines. Fifteen percent of the gross profit margin is based on Unique Logistics’ revised budget against the current macro environment and is largely in-line with other freight forwarders. Total operating costs are largely consistent across both the Original Projections and the Updated Projections. If the freight market continues to weaken, Unique Logistics’ revenue could decline more than expected, that is, more than is reflected in the Updated Projections.

The material assumptions underlying the Original Projections and the Updated Projections include:

•        Lower revenue projections for fiscal years 2023 and 2024 compared to the actuals of more than $1 billion in fiscal year 2022 due to decreased freight rates driven by supply chain normalization. However, as freight forwarding is a pass-through business, Unique Logistics expects to maintain resiliency in its gross profit despite lower rates. If freight shipping rates continue to fall, Unique Logistics’ revenue growth would be adversely affected.

•        Continued retention of almost all Unique Logistics’ customers. Unique Logistics has retained most of its active customers to date, however, Unique Logistics’ revenue would be adversely impacted if it fails to retain customers who rely on freight forwarders for shipping services.

•        Additional shippers and customers using Unique Logistics as their preferred freight forwarder, particularly for ocean freight and air freight services. If Unique Logistics fails to add new customers, the growth of Unique Logistics’ revenue would be adversely impacted.

•        Accelerated utilization of the Unique Logistics platform by small and medium sized enterprises as the Unique Logistics platform continues to expand and as Unique Logistics makes additional investments in sales and marketing. If Unique Logistics fails to add small to medium size enterprises, the growth of its revenue would be adversely impacted. Higher customer acquisition costs, due to increased competition from other freight forwarders, would also negatively impact operating profit.

•        Existing customers maintaining or increasing shipping volume with Unique Logistics. A loss of customer wallet share would negatively impact Unique Logistics’ revenue.

•        Global trade and the international freight market remaining stable or growing slightly. A sustained drop in these areas would negatively affect revenues.

•        Shippers continuing to pay profitable rates for shipping cargos, and the gross profit per shipment increasing over time as Unique Logistics cross-sells ancillary services to existing customers. Based on Unique Logistics’ experience, shippers are open to pay reliable forwarders higher rates for additional ancillary services. In addition, Unique Logistics provides valuable shipping market updates and logistics consulting services to shippers. If Unique Logistics fails to provide increasing value to shippers and, as a result, is unable to increase its gross profit per shipment, Unique Logistics’ operating profit would be adversely impacted.

•        Continuing partnership with carriers who provide shipping capacity to Unique Logistics. Failure to do so would adversely impact the overall business and results of operations.

•        Stable price levels, especially for skilled labor, office rent and utilities in the countries where Unique Logistics operates. If price inflation increases Unique Logistics’ costs, its net income may decline, particularly if Unique Logistics was unable to increase its own prices.

As discussed throughout the section of this proxy statement/consent solicitation statement/prospectus entitled “Information About Unique Logistics,” the majority of Unique Logistics’ projected revenue is expected to be driven by its ocean and air freight segments, in which revenue is directly related to the shipping volume and shipping rates quoted by Unique Logistics.

Opinion of Edify’s Financial Advisor

On December 15, 2022, Lincoln orally rendered its opinion to the Edify Board, subsequently confirmed in writing by delivery of Lincoln’s written opinion addressed to the Edify Board, dated December 15, 2022, based upon and subject to the qualifications, procedures, limitations and assumptions set forth therein, as to the fairness, from a financial point of view, to Edify of the Merger Consideration to be paid by Edify in connection with the Merger.

Lincoln’s opinion was directed to the Edify Board (in its capacity as such) and only addressed the fairness, from a financial point of view, to Edify of the Merger Consideration to be paid by Edify in connection with the Merger and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger.

The summary of Lincoln’s opinion in this proxy statement/consent solicitation statement/prospectus is qualified in its entirety by reference to the full text of its written opinion, which is attached as Appendix H to this proxy statement/consent solicitation statement/prospectus and that describes the procedures followed, assumptions made, qualifications and limitations on the review undertaken and other matters considered by Lincoln in connection with the preparation of its opinion. Neither Lincoln’s opinion nor the summary of its opinion and the related analyses set forth in this proxy statement/consent solicitation statement/prospectus are intended to be, and do not constitute, advice or a recommendation to the Edify Board, Unique Logistics or any security holder as to how to act or vote on any matter relating to the Merger or otherwise.

Lincoln’s opinion was necessarily based on financial, economic, market and other conditions as in effect on, and the information made available to Lincoln, as of December 15, 2022, the date of its opinion. Such information included the Original Projections. Lincoln’s opinion does not take into account changes in circumstances or information coming to its attention after the date of its opinion and, therefore, does not take into account the Updated Projections. Lincoln did not undertake, and is under no obligation, to update, revise, reaffirm or withdraw its opinion.

In connection with rendering its opinion, Lincoln, among other things:

1.      Reviewed the following documents:

a.      Audited financial statements for Unique Logistics for the fiscal years ended May 31, 2021 and May 31, 2022;

b.      Standalone and pro forma combined historical income statements and balance sheets for Unique Logistics and Unique Logistics Holdings Limited, a Hong Kong corporation (“Unique Logistics Asia”), for the calendar year ended December 31, 2020, the calendar year ended December 31, 2021 and the fiscal year-to-date and twelve month period ended September 30, 2022;

c.      The Original Projections;

d.      The fully diluted equity capitalization table of Unique Logistics as of October 4, 2022;

e.      The pro forma equity ownership table of Edify and estimated Transaction sources and uses schedule provided to Lincoln by Edify;

f.       The pro forma organization chart of Edify and equity ownership amounts of Unique Logistics Asia;

g.      A letter addressed to Lincoln by management of Edify, which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, Lincoln by or on behalf of Edify, dated as of December 14, 2022;

h.      The executed stock purchase agreement between Unique Logistics and Unique Logistics Asia dated as of April 28, 2022;

i.       A draft of the Merger Agreement, dated as of December 13, 2022;

j.       Commercial due diligence report prepared by Kroll, LLC, dated as of November 22, 2022;

k.      Certain financial due diligence reports and accompanying workbooks prepared by Kroll, LLC, dated as of November 23, 2022 and November 30, 2022 including subsequent schedules and workbooks received through December 13, 2022; and

l.       Colbeck Syndication Memo for Unique Logistics dated October 2022;

2.      Discussed the terms and circumstances surrounding the Transactions with management of Edify and Unique Logistics;

3.      Met with management of each of Edify and Unique Logistics virtually and discussed the business, financial outlook and prospects of Unique Logistics and Unique Logistics Asia;

4.      Reviewed certain financial and other information for Unique Logistics and Unique Logistics Asia, and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities as of the date hereof, none of which is directly comparable to Unique Logistics and Unique Logistics Asia, that Lincoln deemed relevant;

5.      Performed certain valuation and comparative financial analyses including a discounted cash flow analysis, an analysis of selected public companies and an analysis of M&A transactions that Lincoln deemed relevant; and

6.      Considered such other information, financial studies, generally accepted valuation and analytical techniques and investigations and financial, economic and market criteria that Lincoln deemed relevant.

In preparing its opinion, Lincoln relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information Lincoln reviewed, and Lincoln has not assumed any responsibility for the independent verification of, nor independently verified, any of such information. With respect to the Original Projections, pro forma historical financial statements, and other financial information provided to Lincoln, Lincoln assumed that they were reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the applicable parties who prepared them. Lincoln used the Original Projections in performing its analyses and in arriving at its opinion. Lincoln assumed no responsibility for and expressed no opinion on the assumptions, estimates, and judgments on which such forecasts, including the Original Projections, interim financial statements, pro forma financial statements and other financial information were based. In addition, Lincoln was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Unique Logistics, Unique Logistics Asia, or any of their respective subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. With regard to the information provided to Lincoln by Unique Logistics and Unique Logistics Asia, Lincoln relied upon the assurances of Edify that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading. Lincoln also assumed that there has been no material change in assets, liabilities, business, condition (financial or otherwise), results of operations or prospects of Unique Logistics and Unique Logistics Asia since the date of the most recent financial information was made available to Lincoln. Lincoln also assumed that in the course of obtaining any necessary regulatory and third party consents, approvals and agreements for the Merger, no modification, delay, limitation, restriction or condition would be imposed that would have an adverse effect on Unique Logistics, Edify or the Merger and that the Merger (including the acquisition by Unique Logistics of the share capital held by ULHK in certain of ULHK’s subsidiaries (the “Related Transactions”)) would be consummated in accordance with the terms of the draft Merger Agreement and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that was material to Lincoln’s analysis.

Lincoln relied upon the fact that the Merger (including the Related Transactions) would be consummated in a manner that complies in all respects with all applicable federal and state statutes, rules and regulations. Representatives of Edify advised Lincoln, and Lincoln further assumed, that the final terms of the draft Merger Agreement and the Merger would not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln. Lincoln’s opinion was necessarily based on financial, economic, market and other conditions as they existed on, and the information made available to Lincoln, as of December 15, 2022. Although subsequent developments may affect Lincoln’s opinion, Lincoln does not have any obligation to update, revise or reaffirm its opinion.

Lincoln’s opinion only addressed the fairness, from a financial point of view, to Edify of the Merger Consideration to be paid by Edify in connection with the Merger and did not address any other terms, aspects or implications of the Merger, or any agreements, arrangements or understandings entered into in connection with the Merger or otherwise. In addition, Lincoln’s opinion did not address the relative merits of the Merger as compared to other transaction structures, transactions or business strategies that may have been available to Edify or the Edify Board, nor did it address or constitute a recommendation regarding the decision of the Edify Board to unanimously, among those voting, recommend the Merger, or the decision of the Edify Board to authorize the execution of the Merger Agreement or engage in the Merger or address the fairness from a financial point of view of the consideration to be paid by Unique Logistics in connection with the ULHK Entities Acquisition. Lincoln did not evaluate Unique Logistics’ or Unique Logistics Asia’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off-balance sheet or otherwise) of Unique Logistics or Unique Logistics Asia, or any of their respective subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln’s opinion did not constitute advice or recommendation to the Edify Board, Unique Logistics or any security holder as to how it should act or vote on any matter relating to the Merger or otherwise. Lincoln expressed no opinion as to what the market price or value of Unique Logistics’ or Edify’s stock would be after the announcement of the Merger. Lincoln also expressed no opinion about the amount or nature of any compensation or equity arrangement to be given to Unique Logistics’ officers, director or employees, or class of such persons in connection with the Merger relative to the Merger Consideration in the Merger or otherwise.

Set forth below is a summary of the material financial analyses reviewed by Lincoln with the Edify Board on December 15, 2022 in connection with rendering its opinion. The following summary, however, does not purport to be a complete description of the analyses performed by Lincoln. The order of the analyses described, and the results of these analyses, do not represent relative importance or weight given to these analyses by Lincoln. Except as otherwise noted, the following quantitative information, to the extent that it is based on market data, is based on market data that existed on or before December 12, 2022 and is not necessarily indicative of then-current market conditions.

The following summary of Lincoln’s financial analyses includes information presented in tabular format. Several financial analyses were employed and no one method of analysis should be regarded as critical to the overall conclusion reached. This summary is qualified in its entirety by reference to the full text of Lincoln’s written opinion, which is attached as Appendix H to this proxy statement/consent solicitation statement/prospectus. While this summary describes certain of the analyses and factors that Lincoln deemed material in its presentation to the Edify Board, it is not a comprehensive description of all analyses and factors considered by Lincoln. The preparation of a fairness opinion is a complex process that involves various determinations as to appropriate and relevant methods of financial analysis and the application of these methods to the particular circumstances. Therefore, a fairness opinion is not readily susceptible to partial analysis or summary description. Each analytical technique has inherent strengths and weaknesses, and the nature of the available information may further affect the value of particular techniques. Each of the analyses conducted was carried out to provide a particular perspective of the Merger Consideration. In order to fully understand the analyses, the tables must be read together with the full text of each summary. The tables are not intended to stand alone and alone do not constitute complete analyses. Considering the tables below without considering the full narrative description of Lincoln’s financial analyses, including the methodologies and assumptions underlying such analyses, could create a misleading or incomplete view of such analyses. Lincoln did not form a conclusion as to whether any individual analysis, when considered in isolation, supported or failed to support its opinion as to the fairness, from a financial point of view, to Edify of the Merger Consideration to be paid by Edify in connection with the Merger. In arriving at its opinion, Lincoln did not attribute any particular weight to any analysis or factor considered by it, but rather made qualitative judgments as to the significance and relevance of each analysis and factor. Accordingly, Lincoln believes that its analyses must be considered as a whole and that selecting portions of its analyses and of the factors considered by it in rendering its opinion without considering all analyses and factors could create a misleading or incomplete view of the evaluation process underlying the opinion. The conclusion reached by Lincoln was based on all analyses and factors taken as a whole, and also on the application of Lincoln’s own experience and judgment.

Summary of Lincoln’s Financial Analysis

Discounted Cash Flow Analysis

Lincoln performed a discounted cash flow analysis of Unique Logistics consolidated for the U.S. entities (“Unique Logistics U.S.”) and the Asian entities Unique Logistics would own greater than 50.0% of following consummation of the Related Transactions (“Unique Logistics Asia — Controlled” and, collectively with Unique Logistics U.S., “Unique Logistics Consolidated”). A discounted cash flow analysis is a valuation methodology used to derive an intrinsic valuation of a company by calculating the present value of its estimated future cash flows. Lincoln performed a discounted cash flow analysis of the projected unlevered free cash flows of Unique Logistics Consolidated for the fiscal years 2023 through 2024. Lincoln defined “free cash flow” as cash generated by Unique Logistics Consolidated that is available either to reinvest, service debt, or distribute to security holders. The discounted cash flow analysis was used to determine the net present value of projected unlevered free cash flows utilizing a cost of capital deemed appropriate for the discount rate. For purposes of its discounted cash flow analysis, Lincoln utilized and relied upon the Original Projections, which provided a financial forecast for the fiscal years 2023 through 2024, and other financial information provided by Edify’s management team. For further information regarding the Original Projections, see “— Certain Financial Projections Provided to the Edify Board.”

Lincoln calculated Unique Logistics Consolidated’s projected unlevered free cash flows by taking Adjusted EBITDA, subtracting tax depreciation and amortization, subtracting estimated taxes using a 23.0% tax rate, adding back tax depreciation and amortization, and subtracting capital expenditures and changes in net working capital. Lincoln determined the net present value of the projected unlevered free cash flows using a cost of capital deemed appropriate for the discount rate (including applicable country risk premia), which reflects the relative risk associated with the Original Projections cash flows as well as the rates of return that investors could expect to realize on alternative investment opportunities with similar risk profiles to Unique Logistics Consolidated. Lincoln’s selected discount rates for Unique Logistics Consolidated, which ranged from 12.50% to 14.50%, were selected based on the application of Lincoln’s professional judgment and experience, and were calculated using a capital asset pricing model (including applicable country risk premia) and information derived from the selected public companies and using a 23.0% tax rate, based on relative geographic profit contribution and discussions with Edify’s management team, Lincoln calculated Unique Logistics Consolidated’s terminal value using the Gordon Growth perpetuity growth formula assuming a 3.0% terminal growth rate and the aforementioned range of discount rates.

Based on these assumptions, Lincoln’s discounted cash flow analysis indicated an estimated enterprise value for Unique Logistics Consolidated of $330.0 million to $395.0 million.

Selected Public Companies Analysis

Lincoln performed a selected public company analysis for Unique Logistics Consolidated. Although none of these selected public companies is directly comparable to Unique Logistics Consolidated, Lincoln selected these companies for its analysis based on their relative similarity, primarily in terms of geographic footprint, relative size, historical and projected financial performance and profitability and revenue and earnings composition, to that of Unique Logistics Consolidated. Lincoln analyzed the logistics companies and financial data set forth below based on their relative similarity to Unique Logistics Consolidated, primarily in terms of business model and primary customer end markets:

Company Name	Adjusted Enterprise Value as a Multiple of
	LTM Sept. 2022 EBITDA	TTM June 2023 EBITDA	TTM June 2024 EBITDA	LTM Sept. 2022 EBIT	TTM June 2023 EBIT	TTM June 2024 EBIT
C.H. Robinson Worldwide, Inc.	9.3x	12.1x	12.2x	9.9x	13.2x	13.2x
DSV A/S	9.8x	11.4x	13.7x	10.6x	12.3x	14.9x
Expeditors International of Washington, Inc.	7.4x	9.7x	12.2x	7.6x	10.2x	13.5x
Forward Air Corporation	9.9x	9.1x	9.7x	11.7x	10.7x	12.0x
GXO Logistics, Inc.	8.9x	9.1x	8.3x	13.8x	17.4x	16.6x
ID Logistics Group SA(1)	11.4x	9.2x	7.8x	20.0x	16.9x	15.2x
Kuehne + Nagel International AG	5.9x	8.3x	12.0x	6.0x	8.6x	l2.7x
Wincanton plc	6.0x	5.8x	5.3x	7.5x	6.5x	6.1x

Min	5.9x	5.8x	5.3x	6.0x	6.5x	6.1x
Mean	8.6x	9.3x	10.2x	10.9x	12.0x	13.0x
Median	9.1x	9.2x	10.8x	10.3x	11.5x	13.3x
Max	11.4x	12.1x	13.7x	20.0x	17.4x	16.6x

____________

(1)      LTM period reflects June 30th financial metrics.

The tables below summarize observed historical and projected financial performance for Unique Logistics Consolidated and the selected public companies, as well as multiples of enterprise value to last 12 months (“LTM”) September 2022 earnings before interest, taxes, depreciation and amortization (“EBITDA”), trailing twelve months (“TTM”) estimated June 2023 EBITDA, TTM June 2024 EBITDA, LTM September 2022 earnings before interest and taxes (“EBIT”), TTM estimated June 2023 EBIT, and TTM estimated June 2024 EBIT for the selected public companies, in each case as of December 12, 2022. The revenue, EBITDA and EBIT estimates for fiscal year 2023 and fiscal year

2024 in the table below for the selected public companies were derived based on information for the 12 months ended closest to Unique Logistics’ fiscal year ended May 31, 2023 and fiscal year ending May 31, 2024, for which information was available. For purposes of its analysis, Lincoln used certain publicly available historical financial data and equity analyst estimates for the selected public companies, and information provided by Unique Logistics.

	Selected Public Companies – Financial Performance
	UNQL	Mean	Median
Revenue Growth
LTM/CY ‘20 CAGR	88.0%	30.0%	29.6%
FY ‘24/CY ‘20 CAGR	23.5%	10.0%	9.1%
FY ‘24/LTM CAGR	(20.5)%	(5.9)%	(4.0)%

EBITDA Growth
LTM/CY ‘20 CAGR	120.3%	48.6%	50.4%
FY ‘24/CY ‘20 CAGR	54.2%	13.3%	13.5%
FY ‘24/LTM CAGR	6.0%	(7.2)%	(6.6)%

EBIT Growth
LTM/CY ‘20 CAGR	126.1%	59.1%	55.2%
FY ‘24/CY ‘20 CAGR	57.5%	17.5%	16.6%
FY ‘24/LTMCAGR	7.7%	(9.9)%	(12.6)%

EBITDA Margin
CY ‘20	2.9%	7.4%	7.3%
CY ‘21	2.9%	8.5%	8.2%
LTM	3.8%	9.1%	9.1%
FY ‘23	4.4%	9.1%	8.7%
FY ‘24	6.2%	8.7%	8.5%

EBIT Margin
CY ‘20	2.6%	5.4%	4.6%
CY ‘21	2.8%	7.1%	6.6%
LTM	3.6%	7.8%	7.5%
FY ‘23	4.3%	7.5%	6.6%
FY ‘24	6.1%	6.9%	5.8%

____________

*        CY = Calendar year ending December 31; FY = Fiscal year ending June 30

*        CAGR means compound annual growth rate.

*        EBITDA Margin means EBITDA as a percentage of revenue.

*        EBIT Margin means EBIT as a percentage of revenue.

The table below summarizes certain observed trading multiples of the selected public companies as of December 12, 2022. The EBITDA and EBIT estimates for fiscal year 2023 and in the tables below for the selected public companies were derived based on information for the 12-month period ending closest to Unique Logistics’ fiscal year ended May 31, 2023 for which information was available.

Selected Public Companies – Valuation Multiples
	Min	Mean	Median	Max
Enterprise Value as a Multiple of
LTM Sept. 2022 EBITDA	5.9x	8.6x	9.1x	11.4x
TTM June 2023 EBITDA	5.8x	9.3x	9.2x	12.1x
TTM June 2024 EBITDA	5.3x	10.2x	10.8x	13.7x
LTM Sept. 2022 EBIT	6.0x	10.9x	10.3x	20.0x
TTM June 2023 EBIT	6.5x	12.0x	11.5x	17.4x
TTM June 2024 EBIT	6.1x	13.0x	13.3x	16.6x

Source: S&P Capital IQ, and company filings

None of the selected public companies was identical to Unique Logistics Consolidated. Expeditors International and GXO Logistics are the most comparable publicly traded companies from a business and geographic mix perspective. As a result, a complete valuation analysis cannot be limited to a quantitative review of the selected public companies, but also requires complex consideration and judgments concerning differences in financial and operating characteristics of such companies, as well as other factors that could affect their value relative to that of Unique Logistics Consolidated.

Selected M&A Transactions Analysis

Lincoln reviewed publicly available information related to precedent acquisition transactions listed in the below table. The selection of these transactions was based on, among other things, the target company’s industry, the relative size of the transaction, and the availability of public information related to the selected transaction. The selected transactions indicated (i) enterprise value to LTM EBITDA multiples ranging from 6.1x to 17.1x, with a mean of 11.0x and a median of 10.5x, (ii) enterprise value to LTM EBIT multiples ranging from 7.0x to 38.7x, with a mean of 19.7x and median of 19.0x, and (iii) enterprise value to LTM revenue multiples ranging from 0.37x to 2.06x, with a mean of 0.96x and a median of 1.00x.

Date of Announcement	Target	Acquiror	Revenue	EBITDA	EBIT
March 29, 2022	Aries Global Logistics, Inc.	NTG Nordic Transport Group A/S	0.37x	NA	7.0x
February 20, 2022	Clipper Logistics plc	GXO Logistics, Inc.	1.44x	13.3x	28.1x
February 13, 2022(1)	Kane Logistics, Inc.	ID Logistics Group SA	1.02x	12.0x	19.0x
October 8, 2021	Mid-Nite Sun Transportation Ltd	General Logistics Systems B.V.	2.06x	8.7x	NA
April 27, 2021(2)	Agility Global Integrated Logistics	DSV A/S	1.00x	NA	21.5x
February 22, 2021	Apex Logistics International (CN) Limited	Kuehne + Nagel International AG	0.52x	NA	13.5x
September 15, 2020(3)	DLS Worldwide Logistics Business	TFI International Inc.	0.42x	9.0x	10.0x
February 19, 2020	Performance Team, LLC	A.P. MØller – Mærsk A/S	1.04x	6.1x	NA
January 16, 2019	Panalpina Welttransport (Holding) AG	DSV A/S	0.78x	17.1x	38.7x

____________

Source: S&P Capital IQ

(1)      Revenue, EBITDA, and EBIT represent 2022 forward estimates.

(2)      Represents LTM Adjusted Revenue and LTM Adjusted EBIT multiples.

(3)      EBIT represents 2021 forward estimate.

No company or transaction utilized in the precedent transactions analysis was identical or directly comparable to Unique Logistics Consolidated or the Merger. Apex Logistics was the most comparable target in the M&A Transaction Analysis from a business comparability perspective.

Summary of Selected Public Companies/M&A Transactions Analyses

In order to estimate a range of enterprise value for Unique Logistics Consolidated, Lincoln applied valuation multiples to LTM Pro Forma Adjusted EBIT (as defined below) for Unique Logistics Consolidated for the last twelve months ended September 30, 2022, as follows:

•        LTM Pro Forma Adjusted EBIT: 6.5x to 8.5x

LTM Pro Forma Adjusted EBIT, for purposes of this analysis, was defined as EBIT adjusted to exclude certain non-recurring items and to include certain pro forma adjustments related to reversal of income from The GAP, Inc. and run-rate margin improvement for HP Inc. customers, respectively. Management’s presentation of Pro Forma Adjusted EBIT excludes noncontrolling interests associated with Unique Logistics Asia — Controlled and includes equity investment income from Asian entities Unique Logistics would own less than 50.0% of following consummation of the Related Transactions (“Unique Logistics Asia — Investments”).

The valuation multiple range was selected, in part, by taking into consideration historical and projected financial performance metrics of each of Unique Logistics Consolidated, Unique Logistics U.S. and Unique Logistics Asia — Controlled, relative to such metrics of the selected public companies and selected transactions, including, but not limited to, the size of Unique Logistics Consolidated, Unique Logistics U.S. and Unique Logistics Asia — Controlled on a revenue, Adjusted EBITDA, and Adjusted EBIT basis, historical, estimated and projected Adjusted EBITDA and Adjusted EBIT margins compared to the selected public companies, and historical, estimated and projected revenue, Adjusted EBITDA, and Adjusted EBIT growth compared to the selected public companies.

Based on these selected valuation multiples, the enterprise value indication of Unique Logistics Consolidated ranged from $305.0 million to $400.0 million.

Summary of Analysis

The range of indicated enterprise values for Unique Logistics Consolidated that Lincoln derived from its discounted cash flow analysis and its selected public companies / M&A transactions analysis was $318.0 million to $398.0 million.

In order to estimate the value associated with the Unique Logistics Asia — Investments and the noncontrolling interests of Unique Logistics Asia — Controlled, Lincoln also applied a valuation multiple of 3.5x to 4.5x on LTM Pro Forma Adjusted EBIT for the respective entities for the last twelve months ended September 30, 2022, and made adjustments for cash, debt and working capital to conclude an equity value range and Unique Logistics’ ownership value in each of the entities in Unique Logistics Asia — Investments and the value of the noncontrolling interest of Unique Logistics Asia — Controlled entities not 100% owned by Unique Logistics.

After taking into account the value of Unique Logistics Asia — Investments, the noncontrolling interests associated with Unique Logistics Asia — Controlled, cash and equivalents, long-term debt, other debt-like items, other non-operating liabilities, and excess working capital, the concluded aggregate equity value range of Unique Logistics was $285.0 million to $373.0 million.

Miscellaneous

Lincoln and its affiliates provide a range of investment banking and financial services and, in that regard, Lincoln and its affiliates may in the future provide investment banking and other financial services to Edify and each of its affiliates, for which Lincoln and its affiliates would expect to receive compensation. Lincoln will receive a fee from Edify of $400,000, a portion of which was payable upon Lincoln’s retention, the balance of which was earned upon Lincoln informing the Edify Board it was prepared to render its opinion and payable upon the earlier of the termination of the Transactions in accordance with the Merger Agreement or the closing of the Transactions. No portion of Lincoln’s fee in connection with the delivery of its opinion is contingent upon either the conclusion reached in its opinion or the consummation of the Merger. Pursuant to the engagement letter pursuant to which Lincoln agreed to render its opinion, Edify agreed to indemnify Lincoln and certain related parties against certain liabilities, and to reimburse Lincoln for certain expenses, arising in connection with or as a result of Lincoln’s engagement. Other than in connection with the foregoing engagements, no other fees have been paid to Lincoln and its affiliates by Edify during the last two years.

Lincoln expressly consented to the attachment of its opinion as Appendix [ ] to this proxy statement/consent solicitation statement/prospectus. The opinion will be available for any interested stockholder of Edify (or any representative of a stockholder who has been so designated in writing) to inspect and copy at Edify’s principal executive offices during regular business hours.

Recommendation of the Edify Board

After careful consideration of the matters described above, the Edify Board determined unanimously that each of the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal, the Nasdaq proposal, and the adjournment proposal, if presented, is fair to and in the best interests of Edify and its stockholders. The Edify Board has approved and declared advisable and unanimously recommend that you vote or give instructions to vote “FOR” each of these proposals.

Satisfaction of the 80% Test

It is a requirement under Edify’s current certificate of incorporation that any business acquired by Edify have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions at the time of the execution of a definitive agreement for an initial business combination). As of December 18, 2022, the date of the execution of the Merger Agreement, the balance of the funds in the trust account was approximately $[_] million (excluding up to $9,660,000 of deferred underwriting commissions) and 80% thereof represents approximately $[_] million. In reaching its conclusion on the 80% asset test, the Edify Board used as a fair market value the $[_] million enterprise value for Unique Logistics which was implied based on the terms of the Transactions agreed to by the parties in negotiating the Merger Agreement.

The parties to the Merger Agreement considered factors such as Unique Logistics’ historical financial results, the future growth outlook and financial plan, as well as valuations and trading of publicly traded companies in similar and adjacent sectors. The Edify Board determined that the Merger Consideration, the amount of which was negotiated at arm’s-length, was fair to, and in the best interests of, Edify and its stockholders and appropriately reflected Unique Logistics’ value.

The Edify Board believes that because of the financial skills and background of its directors, it was qualified to conclude that the acquisition of Unique Logistics met the 80% requirement. Based on the fact that the $[_] million fair market value of Unique Logistics as described above is in excess of the threshold of approximately $[_] million, representing 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions), the Edify Board determined that the fair market value of Unique Logistics was substantially in excess of 80% of the funds in the trust account and that the 80% test was met.

Interests of Certain Persons in the Merger

In considering the recommendation of the Edify Board to vote in favor of approval of the Merger proposal and the other proposals, stockholders should keep in mind that the Sponsor and the Insiders have interests in such proposals that are different from, or in addition to, those of Edify stockholders generally. In particular:

•        If the Transactions or another business combination are not consummated by October 20, 2023 (or January 20, 2024 if Edify has extended the deadline for completing a business combination by a month by contributing $75,000 to the trust account in accordance with the current certificate of incorporation), Edify will cease all operations except for the purpose of winding up, redeeming 100% of the outstanding public shares for cash and, subject to the approval of its remaining stockholders and the Edify Board, dissolving and liquidating. In such event, the 6,900,000 initial shares held by the Sponsor would be worthless because the holders thereof are not entitled to participate in any redemption or distribution with respect to such shares. Such shares had an aggregate market value of approximately $[•] based upon the closing price of $[•] per share on the Nasdaq Capital Market on [•], 2023, the record date for the special meeting. As a result of the nominal price of $[_] per founder share paid by the Sponsor compared to the recent market price of Edify’s Class A common stock, the Sponsor and its affiliates are likely to earn a positive rate of return on their investments in the founder shares even if the holders of Edify’s Class A common stock experience a negative rate of return on their investments in the Class A common stock. Such founder shares are subject to certain time- and performance-based vesting provisions as described under “Proposal No. 1 — The Merger Proposal — Sponsor Support Agreement.”

•        The Sponsor purchased an aggregate of 5,640,000 private placement warrants from Edify for an aggregate purchase price of $ 5,640,000 (or $1.00 per warrant). These purchases took place on a private placement basis simultaneously with the consummation of the Edify IPO. A portion of the proceeds Edify received from these purchases were placed in the trust account. Such warrants had an aggregate market value of approximately $[•] based upon the closing price of $[•] per warrant on the Nasdaq Capital Market on [•], 2023, the record date for the special meeting. The private placement warrants will become worthless if Edify does not consummate a business combination by October 20, 2023 (or January 20, 2024 if Edify has extended the deadline for completing a business combination by a month by contributing $75,000 to the trust account in accordance with the current certificate of incorporation). Such private placement warrants are subject to certain time- and performance-based vesting provisions as described under “Proposal No. 1 — The Merger Proposal — Sponsor Support Agreement.”

•        If Edify is unable to complete a business combination within the completion window, its executive officers will be personally liable under certain circumstances to ensure that the proceeds in the trust account are not reduced by the claims of target businesses or claims of vendors or other entities that are owed money by Edify for services rendered or contracted for or products sold to Edify. If Edify consummates a business combination, on the other hand, Edify will be liable for all such claims.

•        Edify’s officers and directors, and their affiliates, are entitled to reimbursement of out-of-pocket expenses that they incur in connection with certain activities on Edify’s behalf, such as identifying and investigating possible business targets and business combinations. As of the date of this proxy statement/consent solicitation statement/prospectus, Edify estimates that such reimbursement is approximately $[_] in the aggregate. However, if Edify fails to consummate a business combination within the completion window, they will not have any claim against the trust account for reimbursement. Accordingly, Edify may not be able to reimburse these expenses if it does not complete the Transactions or another business combination within the completion window.

•        The continued indemnification of current directors and officers and the continuation of directors’ and officers’ liability insurance.

•        Edify’s current certificate of incorporation provides that Edify renounces any interest or expectancy in, or in being offered an opportunity to participate in, any potential transaction or matter that may be a corporate opportunity for any member of Edify management on the one hand, and Edify, on the other hand, or the participation in which would breach any existing legal obligation, under applicable law or otherwise, of a member of Edify management to any other entity. Edify is not aware of any such corporate opportunities not being offered to Edify and does not believe that waiver of the corporate opportunities doctrine has materially affected Edify’s search for an acquisition target or will materially affect Edify’s ability to complete an initial business combination.

The foregoing interests may influence the officers and directors of Edify to support or approve the Merger. As such, the Sponsor and our officers and directors may be incentivized to complete an acquisition of a less favorable target company or on terms less favorable to stockholders rather than liquidate. In considering the recommendations of the Edify Board to vote for the proposals, Edify’s stockholders should consider these interests.

Board of Directors Following the Merger

[_] directors will be elected to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement. The board of directors and officers of the Combined Company shall be the board of directors and officers of Unique Logistics immediately prior to the closing of the Transactions. Please see the sections titled “Proposal No. 5 — The Director Election Proposal” and “Management After the Merger” and for additional information.

Redemption Rights

Pursuant to Edify’s current certificate of incorporation, holders of public shares may seek to redeem their shares for cash, regardless of whether they vote “for” or “against” the Merger proposal. Any stockholder holding public shares as of the record date may demand that Edify redeem such shares for a full pro rata portion of the trust account (which, for illustrative purposes, was approximately $[•] per share as of [•], 2023, the record date for the special meeting), calculated as of two business days prior to the anticipated consummation of the business combination. If a holder properly seeks redemption as described in this section and the business combination is consummated, Edify will redeem these shares for a pro rata portion of funds deposited in the trust account and the holder will no longer own these shares following the business combination.

Notwithstanding the foregoing, a holder of public shares, together with any affiliate of his or any other person with whom he is acting in concert or as a “group” (as defined in Section 13(d)(3) of the Exchange Act), will be restricted from seeking redemption rights with respect to more than 15% of the public shares.

Accordingly, all public shares in excess of 15% held by a public stockholder, together with any affiliate of such holder or any other person with whom such holder is acting in concert or as a “group,” will not be redeemed for cash.

The Sponsor and the Insiders will not have redemption rights with respect to any shares of common stock owned by them, directly or indirectly in connection with the Transactions.

Holders may demand redemption by delivering their stock, either physically or electronically using The Depository Trust Company’s DWAC System, to Edify’s transfer agent prior to the vote at the special meeting. If you hold the shares in street name, you will have to coordinate with your broker to have your shares certificated or delivered electronically. Certificates that have not been tendered (either physically or electronically) in accordance with these procedures will not be redeemed for cash. There is a nominal cost associated with this tendering process and the act of certificating the shares or delivering them through the DWAC system. The transfer agent will typically charge the tendering broker $100 and it would be up to the broker whether or not to pass this cost on to the redeeming stockholder. In the event the proposed business combination is not consummated this may result in an additional cost to stockholders for the return of their shares.

Any request to redeem such shares, once made, may be withdrawn at any time up to the vote on the Merger proposal. Furthermore, if a holder of a public share delivered its certificate in connection with an election of its redemption and subsequently decides prior to the applicable date not to elect to exercise such rights, it may simply request that the transfer agent return the certificate (physically or electronically).

If the business combination is not approved or completed for any reason, then Edify’s public stockholders who elected to exercise their redemption rights will not be entitled to redeem their shares for a full pro rata portion of the trust account, as applicable. In such case, Edify will promptly return any shares delivered by public holders. Additionally, if Edify would be left with less than $5,000,001 of net tangible assets as a result of the holders of public shares properly demanding redemption of their shares for cash, Edify will not be able to consummate the Merger.

The closing price of Edify’s Class A common stock on [•], 2023, the record date for the special meeting, was $[•] per share. The cash held in the trust account on such date was approximately $[•] (approximately $[•] per public share). Prior to exercising redemption rights, stockholders should verify the market price of Edify’s common stock as they may receive higher proceeds from the sale of their common stock in the public market than from exercising their redemption rights if the market price per share is higher than the redemption price.

Edify cannot assure its stockholders that they will be able to sell their shares of Edify’s common stock in the open market, even if the market price per share is higher than the redemption price stated above, as there may not be sufficient liquidity in its securities when its stockholders wish to sell their shares.

If a holder of public shares exercises its redemption rights, then it will be exchanging its shares of Edify’s common stock for cash and will no longer own those shares. You will be entitled to receive cash for these shares only if you affirmatively vote “for” or “against” the Merger proposal and properly demand redemption no later than the close of the vote on the Merger proposal by delivering your stock certificate (either physically or electronically) to Edify’s transfer agent prior to the vote at the special meeting, and the business combination is consummated.

MATERIAL U.S. FEDERAL INCOME TAX CONSEQUENCES

The following is a general discussion of the material U.S. federal income tax consequences (i) of the exercise of redemption rights by U.S. Holders and Non-U.S. Holders (each, as defined below) of Edify’s Class A common stock, (ii) of the Merger for U.S. Holders and Non-U.S. Holders of Unique Logistics Common Stock, and (iii) following the Merger, of the ownership and disposition of the Combined Company’s Common Stock received in the Merger.

This discussion is based on provisions of the Code, the Treasury Regulations promulgated thereunder (whether final, temporary, or proposed), administrative rulings of the IRS, and judicial decisions, all as in effect on the date hereof, and all of which are subject to differing interpretations or change, possibly with retroactive effect. This discussion does not purport to be a complete analysis or listing of all potential U.S. federal income tax considerations that may apply to a holder as a result of the Merger or as a result of the ownership and disposition of shares of Edify’s Class A common stock. In addition, this discussion does not address all aspects of U.S. federal income taxation that may be relevant to particular holders nor does it take into account the individual facts and circumstances of any particular holder that may affect the U.S. federal income tax consequences to such holder, and accordingly, is not intended to be, and should not be construed as, tax advice. This discussion does not address the U.S. federal 3.8% Medicare tax imposed on certain net investment income or any aspects of U.S. federal taxation other than those pertaining to the income tax, nor does it address any tax consequences arising under any tax laws other than the U.S. federal income tax law, such as gift or estate tax laws, U.S. state and local, or non-U.S. tax laws or, except as discussed herein, any tax reporting obligations of a holder of Edify’s Class A common stock or Unique Logistics Common Stock.

Holders should consult their own tax advisors regarding such tax consequences in light of their particular circumstances.

No ruling has been requested or will be obtained from the IRS regarding the U.S. federal income tax consequences of the Merger or any other related matter; thus, there can be no assurance that the IRS will not challenge the U.S. federal income tax treatment described below or that, if challenged, such treatment will be sustained by a court.

This summary is limited to considerations relevant to holders that hold shares of Edify’s Class A common stock, Unique Logistics Common Stock and, after the completion of the Transactions, the Combined Company’s Common Stock, as “capital assets” within the meaning of Section 1221 of the Code (generally, property held for investment). This discussion does not address all aspects of U.S. federal income taxation that may be important to holders in light of their individual circumstances, including holders subject to special treatment under the U.S. tax laws, such as, for example:

•        banks or other financial institutions, underwriters, or insurance companies;

•        traders in securities who elect to apply a mark-to-market method of accounting;

•        real estate investment trusts and regulated investment companies;

•        persons who own (directly or through attribution) 5% or more (by vote or value) of the outstanding shares of Edify’s Class A common stock or Unique Logistics Common Stock, or, after the Merger, the issued shares of the Combined Company’s Common Stock (excluding treasury shares);

•        tax-exempt organizations, qualified retirement plans, individual retirement accounts, or other tax-deferred accounts;

•        expatriates or former long-term residents of the United States;

•        subchapter S corporations, partnerships or other pass-through entities or investors in such entities;

•        dealers or traders in securities, commodities or currencies;

•        grantor trusts;

•        persons subject to the alternative minimum tax;

•        U.S. persons whose “functional currency” is not the U.S. dollar;

•        persons who received shares of Edify’s Class A common stock or Unique Logistics Common Stock through the issuance of restricted stock under an incentive plan or through a tax-qualified retirement plan or otherwise as compensation;

•        holders holding Edify’s Class A common stock or Unique Logistics Common Stock, as a position in a “straddle,” as part of a “synthetic security” or “hedge,” as part of a “conversion transaction,” or other integrated investment or risk reduction transaction;

•        controlled foreign corporations, passive foreign investment companies, or foreign corporations with respect to which there are one or more United States stockholders within the meaning of Treasury Regulation Section 1.367(b)-3(b)(1)(ii); or

•        the Sponsor or its affiliates.

As used in this proxy statement/consent solicitation statement/prospectus, the term “U.S. Holder” means a beneficial owner of shares of Edify’s Class A common stock or Unique Logistics Common Stock, and, after the Merger, the Combined Company’s Common Stock received in the Merger, that is, for U.S. federal income tax purposes:

•        an individual who is a citizen or resident of the United States;

•        a corporation (or other entity that is classified as a corporation for U.S. federal income tax purposes) that is created or organized in or under the laws of the United States or any state thereof or the District of Columbia;

•        an estate the income of which is subject to U.S. federal income tax regardless of its source; or

•        a trust (i) if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust, or (ii) that has a valid election in effect under applicable Treasury Regulations to be treated as a U.S. person for U.S. federal income tax purposes.

A “Non-U.S. Holder” means a beneficial owner of shares of Edify’s Class A common stock or Unique Logistics Common Stock, and, after the Merger, the Combined Company’s Common Stock received in the Merger that is, for U.S. federal income tax purposes, an individual, corporation, estate or trust that is not a U.S. Holder.

If a partnership, including for this purpose any entity or arrangement that is treated as a partnership for U.S. federal income tax purposes, holds shares of Edify’s Class A common stock or Unique Logistics Common Stock, and, after the completion of Merger, the Combined Company’s Common Stock received in the Merger, the U.S. federal income tax treatment of a partner in such partnership will generally depend on the status of the partner and the activities of the partner and the partnership. A holder that is a partnership and the partners in such partnership should consult their own tax advisors with regard to the U.S. federal income tax consequences of the exercise of redemption rights, the Merger and the subsequent ownership and disposition of the Combined Company’s Common Stock received in the Merger.

THIS SUMMARY DOES NOT PURPORT TO BE A COMPREHENSIVE ANALYSIS OR DESCRIPTION OF ALL POTENTIAL U.S. FEDERAL INCOME TAX CONSEQUENCES OF THE EXERCISE OF REDEMPTION RIGHTS, THE MERGER OR THE OWNERSHIP AND DISPOSITION OF THE Combined Company’s Common Stock. IN ADDITION, THE U.S. FEDERAL INCOME TAX TREATMENT OF THE BENEFICIAL OWNERS OF SHARES OF EDIFY’S CLASS A COMMON STOCK, UNIQUE LOGISTICS Common Stock, and THE COMBINED company’S common stock MAY BE AFFECTED BY MATTERS NOT DISCUSSED HEREIN AND DEPENDS IN SOME INSTANCES ON DETERMINATIONS OF FACT AND INTERPRETATIONS OF COMPLEX PROVISIONS OF U.S. FEDERAL INCOME TAX LAW FOR WHICH NO CLEAR PRECEDENT OR AUTHORITY MAY BE AVAILABLE. HOLDERS OF SHARES OF EDIFY’S CLASS A COMMON STOCK OR UNIQUE LOGISTICS COMMON STOCK SHOULD CONSULT WITH THEIR TAX ADVISORS REGARDING THE PARTICULAR TAX CONSEQUENCES TO THEM OF THE MERGER, OF THE OWNERSHIP

AND DISPOSITION OF THE COMBINED COMPANY’S COMMON STOCK AFTER THE MERGER, INCLUDING THE APPLICABILITY AND EFFECTS OF U.S. FEDERAL, STATE, LOCAL, AND OTHER TAX LAWS.

U.S. Holders

U.S. Federal Income Tax Consequences to U.S. Holders of Edify’s Class A Common Stock Exercising Redemption Rights

In the event that a U.S. Holder elects to redeem its shares of Edify’s Class A common stock for cash, the treatment of the transaction for U.S. federal income tax purposes will depend on whether the redemption qualifies as sale or exchange of the shares of Edify’s Class A common stock under Section 302 of the Code or is treated as a distribution under Section 301 of the Code with respect to the U.S. Holder. If the redemption qualifies as a sale or exchange of the shares of Edify’s Class A common stock, the U.S. Holder will be treated as recognizing capital gain or loss equal to the difference between the amount realized on the redemption and such U.S. Holder’s adjusted tax basis in the shares of Edify’s Class A common stock surrendered in such redemption transaction. Any such capital gain or loss generally will be long-term capital gain or loss if the U.S. Holder’s holding period for the shares of Edify’s Class A common stock redeemed exceeds one year. Long-term capital gains recognized by non-corporate U.S. Holders will be eligible to be taxed at reduced rates. However, it is unclear whether the redemption rights with respect to the shares of Edify’s Class A common stock may prevent a U.S. Holder from satisfying the applicable holding period requirement. The deductibility of capital losses is subject to limitations.

Redemption Treated as Sale or Exchange

Whether a redemption qualifies for sale or exchange treatment will depend largely on the total number of shares of Edify’s Class A common stock treated as held by the U.S. Holder (including any shares of Edify’s Class A common stock constructively owned by the U.S. Holder as a result of owning warrants) relative to all of the shares of Edify’s Class A common stock outstanding both before and after the redemption. The redemption of shares of Edify’s Class A common stock generally will be treated as a sale or exchange of the shares of Edify’s Class A common stock (rather than as a corporate distribution) if the redemption (i) is “substantially disproportionate” with respect to the U.S. Holder, (ii) results in a “complete termination” of the U.S. Holder’s interest in Edify’s Class A common stock or (iii) is “not essentially equivalent to a dividend” with respect to the U.S. Holder. These tests are explained more fully below.

In determining whether any of the foregoing tests are satisfied, a U.S. Holder takes into account not only shares of Edify’s Class A common stock actually owned by the U.S. Holder, but also shares of Edify’s Class A common stock that is constructively owned by him, her or it. A U.S. Holder may constructively own, in addition to stock owned directly, stock owned by certain related individuals and entities, including those in which the U.S. Holder has an interest or that have an interest in such U.S. Holder, as well as any stock the U.S. Holder has a right to acquire by exercise of an option, which would generally include Edify’s Class A common stock that could be acquired pursuant to the exercise of the warrants.

In order to meet the substantially disproportionate test, the percentage of Edify’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately following the redemption of the shares of Edify’s Class A common stock must be less than 80% of the percentage of Edify’s outstanding voting stock actually and constructively owned by the U.S. Holder immediately before the redemption, (ii) the U.S. Holder’s percentage ownership (including constructive ownership) of the outstanding shares of Edify’s Class A common stock (both voting and nonvoting) immediately after the redemption must be less than 80% of such percentage ownership (including constructive ownership) immediately before the redemption; and (iii) the U.S. Holder must own (including through constructive ownership), immediately after the redemption, less than 50% of the total combined voting power of all classes of stock of Edify entitled to vote. There will be a complete termination of a U.S. Holder’s interest if either (i) all of the shares of Edify’s Class A common stock actually and constructively owned by the U.S. Holder are redeemed or (ii) all of the shares of Edify’s Class A common stock actually owned by the U.S. Holder are redeemed and the U.S. Holder is eligible to waive, and effectively waives in accordance with specific rules, the attribution of stock owned by certain family members and the U.S. Holder does not constructively own any other shares of Edify’s Class A common Stock. The redemption of the shares of Edify’s Class A common stock will not be essentially equivalent to a dividend if a U.S. Holder’s conversion results in a “meaningful reduction” of the U.S. Holder’s proportionate interest in Edify. Whether the redemption will result in a meaningful reduction in a U.S. Holder’s proportionate interest in Edify will depend on the particular facts and circumstances. However, the IRS has indicated in a published ruling that even a small reduction in the proportionate interest of a small minority stockholder in a publicly held corporation who exercises no control over corporate affairs may constitute such a “meaningful reduction.” A U.S. Holder should consult with its own tax advisors as to the tax consequences of a redemption.

Redemption Treated as Corporate Distribution

If the redemption does not qualify as a sale or exchange of shares of Edify’s Class A common stock, the U.S. Holder will be treated as receiving a corporate distribution. Such distributions generally will constitute dividends for U.S. federal income tax purposes to the extent paid from Edify’s current or accumulated earnings and profits, as determined under U.S. federal income tax principles. Distributions in excess of current and accumulated earnings and profits will constitute a return of capital that will be applied against and reduce (but not below zero) the U.S. Holder’s adjusted tax basis in the shares of Edify’s Class A common stock. Any remaining excess will be treated as gain realized on the sale or other disposition of the shares of Edify’s Class A common stock. Dividends paid to a U.S. Holder that is a taxable corporation generally will qualify for the dividends received deduction if the requisite holding period is satisfied. With certain exceptions (including, but not limited to, dividends treated as investment income for purposes of investment interest deduction limitations) and provided certain holding period requirements are met, dividends paid to a non-corporate U.S. Holder generally will constitute “qualified dividends” that will be subject to tax at the preferential tax rate accorded to long-term capital gains. However, it is unclear whether the redemption rights with respect to the shares of Edify’s Class A common stock may prevent a U.S. Holder from satisfying the applicable holding period requirements with respect to the dividends received deduction or the preferential tax rate on qualified dividend income, as the case may be.

All U.S. Holders are urged to consult their tax advisors as to the tax consequences to them of a redemption of all or a portion of their shares of Edify’s Class A common stock pursuant to an exercise of redemption rights.

U.S. Federal Income Tax Consequences of the Merger to U.S. Holders of Unique Logistics Common Stock

Qualification of the Merger as a Reorganization.    The Merger has been structured to qualify as a “reorganization” under Section 368(a) of the Code (a “Reorganization”), and the parties to the Merger Agreement adopted the agreement as a “plan of reorganization” within the meaning of Treasury Regulations Section 1.368-2(g). In order for the Merger to qualify as a Reorganization (the “Intended Tax Treatment”), among other requirements, it is necessary that the Combined Company either (i) continue Edify’s historic business or (ii) use a significant portion of Edify’s historic business assets in a business. There is no authority applying this test to the acquisition of a blank check company in a transaction comparable to the Merger. Consequently, it is unclear under applicable law whether Edify’s operations and assets acquired in the Merger will qualify as a historic business or historic business assets for this purpose. If they do not so qualify, the Merger will not qualify as a Reorganization. Additionally, in order for the Merger to qualify as a Reorganization, it is necessary that a substantial part of the value of the proprietary interests in Edify be preserved in the Merger. It is unclear whether redemption rights will be exercised by Edify’s stockholders to a degree that will prevent a substantial part of the value of the propriety interests in Edify from being preserved for this purpose. If it is not so preserved, then the Merger would not qualify as a Reorganization.

Neither Edify nor Unique Logistics has requested, and neither intends to request, a ruling from the IRS addressing the U.S. federal income tax consequences of the Merger. Consequently, no assurance can be given that the IRS will not assert, or that a court would not sustain, a position contrary to the Intended Tax Treatment or any of the anticipated tax consequences set forth below, and accordingly, neither the Combined Company, Edify, nor any other party to the Merger Agreement makes any representations or provides any assurances regarding the qualification of the Merger as a Reorganization. Given this uncertainty, each holder of Edify and Unique Logistics stock is urged to consult its tax advisor with respect to the particular tax consequence of the Merger to such holder.

If the Merger qualifies as a Reorganization, neither Unique Logistics nor its stockholders should recognize any gain or loss as a result of the Merger. A shareholder’s aggregate tax basis of stock received in the Merger will be the same as the aggregate tax basis of the Unique Logistics stock exchanged in the Merger, and the holding period of the Combined Company stock received in exchange for shares of Unique Logistics stock will include the holding period of the Unique Logistics stock exchanged for the Combined Company stock.

If the Merger does not qualify as a Reorganization, a U.S. holder that receives Combined Company stock generally would recognize capital gain or loss, determined separately for each identifiable block of Unique Logistics stock surrendered in the merger, in an amount equal to the difference, if any, between (i) the fair market value of Combined Company stock which such U.S. holder received with respect to such block of Unique Logistics stock and (ii) such U.S. holder’s adjusted tax basis in the block of Unique Logistics stock surrendered. Such gain or loss generally would be long-term capital gain or loss provided the U.S. holder’s holding period in such block of Unique Logistics stock exceeds one year at the time of the Merger. Long-term capital gain of certain non-corporate U.S. holders (including individuals) is currently eligible for U.S. federal income taxation at preferential rates. The deductibility of capital losses is subject to limitations. U.S. holders that realize a loss should consult their tax advisors regarding any limitations on the deductibility of such losses.

U.S. Federal Income Tax Consequences of Ownership and Disposition of the Combined Company’s Common Stock

Distributions

A U.S. Holder that receives a distribution with respect to the Combined Company’s Common Stock generally will be required to include the gross amount of such distribution in income as a dividend when actually or constructively received, to the extent of the U.S. Holder’s pro rata share of the Combined Company’s current and/or accumulated earnings and profits (as determined under U.S. federal income tax principles). To the extent that a distribution received by a U.S. Holder is not a dividend because it exceeds the U.S. Holder’s pro rata share of the Combined Company’s current and accumulated earnings and profits, it will be treated first as a tax-free return of capital and reduce (but not below zero) the adjusted tax basis of the U.S. Holder’s common stock. To the extent the distribution exceeds the adjusted tax basis of the U.S. Holder’s common stock, the remainder will be taxed as capital gain.

Sale, Exchange or Other Disposition of our Common Stock

A U.S. Holder generally will recognize capital gain or loss for U.S. federal income tax purposes upon the sale, exchange or other disposition of the Combined Company’s Common Stock in an amount equal to the difference, if any, between the amount realized (i.e., the amount of cash plus the fair market value of any property received) on the sale, exchange or other disposition, and such U.S. Holder’s adjusted tax basis in the shares that were transferred. Such capital gain or loss generally will be long-term capital gain or long-term capital loss if, on the date of sale, exchange or other disposition, the transferred shares were held by the U.S. Holder for more than one year. Long-term capital gains of individual investors are generally subject to lower tax rates than those imposed on ordinary income. Any capital gain of a non-corporate U.S. Holder that is not long-term capital gain is taxed at ordinary income rates. Capital losses might not be permitted to offset the full amount of an individual’s ordinary income.

Medicare Tax on Net Investment Income

Certain U.S. Holders who are individuals, estates or trusts are subject to an additional 3.8% U.S. federal income tax on all or a portion of their “net investment income,” which generally includes dividends (and constructive dividends) on the shares and net gains from the disposition of common stock. U.S. Holders that are individuals, estates or trusts should consult their tax advisors regarding the applicability of this net investment tax to them.

Non-U.S. Holders

U.S. Federal Income Tax Consequences to Non-U.S. Holders of Edify Class A Common Stock Exercising Redemption Rights

The characterization for U.S. federal income tax purposes of the redemption of a Non-U.S. Holder’s shares of Edify’s Class A common stock as a sale or exchange under Section 302 of the Code or a distribution under Section 301 of the Code with respect to shares of Edify’s Class A common stock will generally will correspond to the U.S. federal income tax characterization of such a redemption of a U.S. Holder’s shares of Edify’s Class A common stock, as described above, and the corresponding consequences will be as described below.

Redemption Treated as Sale or Exchange

Any gain realized by a Non-U.S. Holder on the redemption of shares of Edify’s Class A common stock that is treated as a sale or exchange under Section 302 of the Code generally will not be subject to U.S. federal income tax unless:

•        the gain is effectively connected with a trade or business of the Non-U.S. Holder in the United States (and, if required by an applicable income tax treaty, is attributable to a United States permanent establishment or fixed base of the Non-U.S. Holder);

•        the Non-U.S. Holder is an individual who is present in the United States for a period or periods aggregating 183 days or more in the taxable year of the disposition, and certain other conditions are met; or

•        Edify is or has been a “United States real property holding corporation” for U.S. federal income tax purposes at any time during the shorter of the five-year period ending on the date of disposition or the Non-U.S. Holder’s holding period for such shares of Edify’s Class A common stock redeemed, and either (A) shares of Edify’s Class A common stock are not considered to be regularly traded on an established securities market or (B) such Non-U.S. Holder has owned or is deemed to have owned, at any time during the shorter of the five-year period preceding such disposition and such Non-U.S. Holder’s holding period more than 5% of the outstanding shares of Edify’s Class A common stock. There can be no assurance that shares of Edify’s Class A common stock will be treated as regularly traded on an established securities market for this purpose.

A non-corporate Non-U.S. Holder described in the first bullet point immediately above will be subject to tax on the net gain derived from the sale under regular graduated U.S. federal income tax rates. An individual Non-U.S. Holder described in the second bullet point immediately above will be subject to a flat 30% tax on the gain derived from the sale, which may be offset by certain United States source capital losses, even though the individual is not considered a resident of the United States, provided that the individual has timely filed U.S. federal income tax returns with respect to such losses. If a Non-U.S. Holder that is a corporation falls under the first bullet point immediately above, it will be subject to tax on its net gain in the same manner as if it were a United States person as defined under the Code and, in addition, may be subject to the branch profits tax equal to 30% (or such lower rate as may be specified by an applicable income tax treaty) of its effectively connected earnings and profits, subject to adjustments.

If the last bullet point immediately above applies to a Non-U.S. Holder, gain recognized by such Non-U.S. Holder on the redemption of shares of Edify’s Class A common stock generally will be subject to tax at generally applicable U.S. federal income tax rates. In addition, Edify may be required to withhold U.S. income tax at a rate of 15% of the amount realized upon such redemption. Edify would generally be classified as a “U.S. real property holding corporation” if the fair market value of its “United States real property interests” equals or exceeds 50% of the sum of the fair market value of its worldwide real property interests and our other assets used or held for use in a trade or business, as determined for U.S. federal income tax purposes. However, Edify believes that it is not and has not been at any time since its formation a U.S. real property holding corporation and it does not expect to be a U.S. real property holding corporation immediately after the Merger is completed.

Redemption Treated as Corporate Distribution

With respect to any redemption treated as a corporate distribution under Section 301 of the Code, provided such dividends are not effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States, Edify will be required to withhold U.S. tax from the gross amount of the dividend at a rate of 30%, unless such Non-U.S. Holder is eligible for a reduced rate of withholding tax under an applicable income tax treaty and provides proper certification of its eligibility for such reduced rate (usually on an IRS Form W-8BEN or W-8BEN-E). Any distribution not constituting a dividend will be treated first as reducing (but not below zero) the Non-U.S. Holder’s adjusted tax basis in its shares of Edify’s Class A common stock and, to the extent such distribution exceeds the Non-U.S. Holder’s adjusted tax basis, as gain realized from the sale or other disposition of the shares of Edify’s Class A common stock, which will be treated as described above.

This withholding tax does not apply to dividends paid to a Non-U.S. Holder who provides a Form W-8ECI, certifying that the dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States. Instead, the effectively connected dividends will be subject to regular U.S. income tax as if the Non-U.S. Holder were a U.S. resident, subject to an applicable income tax treaty providing otherwise. A Non-U.S. corporation receiving effectively connected dividends may also be subject to an additional “branch profits tax” imposed at a rate of 30% (or a lower treaty rate).

U.S. Federal Income Tax Consequences of Ownership and Disposition of the Combined Company’s Common Stock

Subject to the discussion below regarding backup withholding and foreign accounts, a non-U.S. holder generally will not be required to pay U.S. federal income tax on any gain realized upon the sale, exchange or other taxable disposition of the Combined Company’s Common Stock unless:

•        the gain is effectively connected with the non-U.S. holder’s conduct of a U.S. trade or business (and, if required by an applicable income tax treaty, the gain is attributable to a permanent establishment or fixed base maintained by the non-U.S. holder in the United States);

•        the non-U.S. holder is a non-resident alien individual who is present in the United States for a period or periods aggregating 183 days or more during the calendar year in which the sale or disposition occurs, and certain other conditions are met; or

•        shares of the Combined Company’s common stock constitute U.S. real property interests by reason of our status as a “United States real property holding corporation” (a “USRPHC”) for U.S. federal income tax purposes at any time within the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non- U.S. holder’s holding period for, the Combined Company’s Common Stock.

The Combined Company currently believes that it is not and will not become a USRPHC for U.S. federal income tax purposes, and the remainder of this discussion so assumes. However, because the determination of whether the Combined Company is a USRPHC depends on the fair market value of its U.S. real property relative to the fair market value of its other business assets, there can be no assurance that it will not become a USRPHC in the future. Even if the Combined Company becomes a USRPHC, however, as long as the Combined Company’s Common Stock is regularly traded on an established securities market, such common stock will be treated as U.S. real property interests only if the non-U.S. holder actually or constructively holds more than five percent of such regularly traded common stock at any time during the shorter of the five-year period preceding the non-U.S. holder’s disposition of, or the non-U.S. holder’s holding period for, the Combined Company’s Common Stock.

If the non-U.S. Holder is described in the first bullet above, they will be required to pay tax on the net gain derived from the sale, exchange or other taxable disposition under regular graduated U.S. federal income tax rates, and a corporate non-U.S. holder described in the first bullet above also may be subject to the branch profits tax at a rate of 30%, or such lower rate as may be specified by an applicable income tax treaty. An individual non-U.S. holder described in the second bullet above will be required to pay a flat 30% tax (or such lower rate specified by an applicable income tax treaty) on the gain derived from the sale, exchange or other taxable disposition, which gain may be offset by U.S. source capital losses for the year (provided the non-U.S. holder has timely filed U.S. federal income tax returns with respect to such losses). Non-U.S. holders should consult their own tax advisors regarding any applicable income tax or other treaties that may provide for different rules.

Information Reporting and Backup Withholding

Generally, the Combined Company must report annually to the IRS (with a copy of such report provided to each holder of the Combined Company’s Common Stock) the amount of dividends paid to them, their name and address, and the amount of tax withheld, if any. Pursuant to applicable income tax treaties or other agreements, the IRS may make these reports available to tax authorities in your country of residence.

Payments of dividends on or of proceeds from the disposition of the Combined Company’s Common Stock made to a holder thereof may be subject to backup withholding unless they establish an exemption, for example, by properly certifying their non-U.S. status on an IRS Form W-8BEN or IRS Form W-8BEN-E or other applicable IRS Form W-8. Notwithstanding the foregoing, backup withholding may apply if either the Combined Company or its paying agent has actual knowledge, or reason to know, that you are a U.S. person. Backup withholding is not an additional tax, rather, the U.S. federal income tax liability of persons subject to backup withholding will be reduced by the amount of tax withheld. If withholding results in an overpayment of taxes, a refund or credit may generally be obtained from the IRS, provided that the required information is furnished to the IRS in a timely manner.

Foreign Account Tax Compliance Act

The Foreign Account Tax Compliance Act generally imposes withholding tax at a rate of 30% on dividends on and gross proceeds from the sale or other disposition of securities that are beneficially owned by certain U.S. persons where held in a “foreign financial institution” (as specially defined under those rules), unless such institution enters into an agreement with the U.S. government to, among other things, withhold on certain payments and to collect and provide to the U.S. tax authorities substantial information regarding the U.S. account holders of such institution (which includes certain equity and debt holders of such institution, as well as certain account holders that are foreign entities with U.S. owners), or otherwise establishes an exemption. If a U.S. Holder owns the Combined Company’s Common Stock in a foreign financial institution, they should obtain specific advice from an expert on the implications of The Foreign Account Tax Compliance Act.

Expected Accounting Treatment of the Transactions

We expect the Transactions to be accounted for as a reverse recapitalization in accordance with GAAP. Under this method of accounting, Edify is expected to be treated as the “acquired” company for financial reporting purposes. Accordingly, for accounting purposes, the financial statements of the Combined Company will represent a continuation of the financial statements of Unique Logistics with the Transactions treated as the equivalent of Unique Logistics issuing shares for the net assets of Edify, accompanied by a recapitalization. The net assets of Edify will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Transactions will be those of Unique Logistics in future reports of the Combined Company.

Unique Logistics is expected to be the accounting acquirer based on evaluation of the following facts and circumstances under both the no and maximum redemption scenarios:

•        Unique Logistics stockholders will have a relative majority of the voting power of the Combined Company;

•        The board of directors of the Combined Company will have [_] members, and Unique Logistics stockholders will have the ability to nominate all of the members of the board of directors;

•        Unique Logistics’ senior management will comprise the senior management roles of the Combined Company and be responsible for the day-to-day operations; and

•        The Combined Company will assume the Unique Logistics name.

We currently expect the private placement warrants held by the Sponsor to remain liability classified instruments upon the Closing.

Regulatory Matters

On January 17, 2023, Edify and Unique Logistics filed the required forms under the HSR Act with the Antitrust Division and the FTC and requested early termination. The waiting period expired at 11:59 pm Eastern Time on February 16, 2023.

At any time before or after consummation of the Transactions, notwithstanding termination of the waiting period under the HSR Act, the applicable competition authorities could take such action under applicable antitrust laws as each deems necessary or desirable in the public interest, including seeking to enjoin the consummation of the Transactions. Private parties may also seek to take legal action under the antitrust laws under certain circumstances. There is no assurance that the Antitrust Division, the FTC, any state attorney general, or any other government authority will not attempt to challenge the Transactions on antitrust grounds, and, if such a challenge is made, we cannot assure you as to its result.

Neither Edify nor Unique Logistics is aware of any material regulatory approvals or actions that are required for completion of the Transactions other than the expiration or early termination of the waiting period under the HSR Act. It is presently contemplated that if any such additional regulatory approvals or actions are required, those approvals or actions will be sought. There can be no assurance, however, that any additional approvals or actions will be obtained.

Vote Required

The approval of the Merger proposal will require the affirmative vote of a majority of all shares of Edify common stock outstanding and entitled to vote thereon. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the Merger proposal will have the same effect as a vote “against” such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established and will have the same effect as a vote “against” the Merger proposal. Additionally, we will not consummate the business combination if Edify has less than $5,000,001 of net tangible assets after taking into account the holders of public shares that properly demanded that Edify redeem their public shares for their pro rata share of the trust account.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. It is important for you to note that in the event that the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the Transactions.

Recommendation of the Edify Board

THE EDIFY BOARD UNANIMOUSLY RECOMMENDS THAT THE EDIFY
STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE MERGER PROPOSAL.

PROPOSAL NO. 2 — THE CHARTER PROPOSAL

Overview

Edify stockholders are also being asked to adopt the second amended and restated certificate of incorporation in the form attached hereto as Annex B, which, in the judgment of the Edify Board, is necessary to adequately address the needs of the Combined Company following the consummation of the Transactions.

The following is a summary of the key changes to be effected by the second amended and restated certificate of incorporation, but this summary is qualified in its entirety by reference to the full text of the second amended and restated certificate of incorporation, a copy of which is included as Annex B:

•        change the purpose of the Combined Company to “any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware”;

•        decrease the total number of shares of capital stock from 111,000,000 shares to 100,000,000 shares, which would consist of (A) establishing 95,000,000 shares designated as common stock, par value $0.001 per share, (B) increasing the preferred stock from 1,000,000 shares to 5,000,000 shares, and (C) eliminating Edify’s Class A common stock and Class B common stock;

•        declassify the board of directors, so that each member of the Combined Company’s board of directors will be elected at each annual meeting of stockholders, as opposed to having three classes of directors, with only one class of directors being elected in each year and each class serving a three-year term, and to make certain related changes; and

•        eliminate provisions specific to Edify’s status as a blank check company (such as the obligation to dissolve and liquidate if it does not consummate a business combination within a certain period of time) or that were included primarily because of Edify’s status as such (primarily the provisions regarding the doctrine of corporate opportunity), including deleting Article IX (which generally set forth the requirements of an initial business combination).

Reasons for the Amendments

The Edify Board’s reasons for proposing each of these amendments to the certificate of incorporation are set forth below.

•        Amending Article II to provide solely that the purpose of Edify is “to engage in any lawful act or activity for which corporations may be organized under the DGCL” and to remove language relating to Edify’s powers in connection with “effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination.” The Edify Board believes this change is appropriate to remove language applicable to a blank check company.

•        Amending Section 4.1 to provide for a single class of common stock and increase the Combined Company’s number of authorized shares of preferred stock. A single class of common stock provides a cleaner capital structure and suits the Combined Company’s requirements following the consummation of the Merger. In addition, the additional shares of preferred stock provide flexibility for future issuances of preferred stock if the Combined Company’s board of directors determines that such issuances are in the best interests of the Combined Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Notwithstanding the foregoing, authorized but unissued preferred stock may enable the Combined Company’s Board to render it more difficult or to discourage an attempt to obtain control of the Combined Company and thereby protect continuity of or entrench its management, which may negatively impact the market price of the Combined Company’s Common Stock. If, in the due exercise of its fiduciary obligations, for example, the Combined Company’s Board was to determine that a takeover proposal was not in the best interests of the Combined Company, the Combined Company’s board of directors could authorize the Combined Company’s issuance of such preferred stock without stockholder approval in one or more private placements or other transactions that might prevent or render more difficult or make more costly the completion of any attempted takeover transaction by diluting voting or other rights of the proposed acquirer or insurgent stockholder group, by creating a substantial voting bloc in institutional or other hands that might support the position of the incumbent board of directors, by effecting an acquisition that might complicate or preclude the takeover, or otherwise. Allowing the Combined Company’s board of directors to authorize the Combined Company’s issuance of the authorized preferred stock on its own volition will enable the Combined Company to have the flexibility to issue such preferred stock in the future for financing its business, for acquiring other businesses, for forming strategic partnerships and alliances and for stock dividends and stock splits. However, the Combined Company currently has no such plans, proposals, or arrangements, written or otherwise, to issue any of the additional authorized stock for such purposes.

•        Eliminating provisions specific to Edify’s status as a blank check company (such as the obligation to dissolve and liquidate if it does not consummate a business combination within a certain period of time) or that were included primarily because of Edify’s status as such (primarily the provisions regarding the doctrine of corporate opportunity), including deleting Article IX (which generally set forth the requirements of an initial business combination), and to make conforming changes. These revisions are desirable because they will serve little or no purpose following the consummation of the Transactions as Edify will no longer be a blank check company whose sole purpose is to effect an initial business combination.

•        Amending prior Article V to declassify the Edify Board. The Edify Board believes that following the consummation of the Transactions, all directors of the Combined Company should be elected annually, as annual elections for all directors will support the Combined Company’s efforts to adopt governance best practices and enhance the accountability of directors to stockholders, as such elections provide stockholders with the opportunity to register their views on the entire board at each annual meeting.

•        The second amended and restated certificate of incorporation also makes changes to the format of Edify’s current certificate of incorporation and other updates that the Edify Board believes to be appropriate to be consistent with the latest developments in Delaware law and corporate governance, including permitting stockholders to remove directors without, instead of solely with, cause, and to extend the elimination of personal liability (to the extent permitted under the DGCL) for monetary damages for breaches of fiduciary duties to corporate officers.

•        Finally, the Edify Board approved the removal of certain provisions in its current certificate of incorporation that it believed are no longer necessary. For example, the second amended and restated certificate of incorporation does not include the provision in the current certificate of incorporation regarding indemnification and advancement of expenses as the Edify Board believes that this is adequately addressed by the DGCL and the similar provision included in the amended and restated bylaws of the Combined Company.

Vote Required

If the Merger proposal is not approved, the charter proposal will not be presented at the special meeting. The approval of the charter proposal will require the affirmative vote of holders of at least 65% of all outstanding shares of Edify’s Class A common stock and Edify’s Class B common stock on the record date, voting together as a single class, and (ii) holders of a majority of all of Edify’s outstanding shares of Class A common stock on the record date, voting as a separate class. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting with regard to the charter proposal will have the same effect as a vote “against” such proposal. Abstentions and broker-non-votes will count as a vote “against” the charter proposal.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. It is important for you to note that in the event that the Merger proposal, the charter proposal, the incentive plan proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the Transactions.

Recommendation of the Edify Board

THE EDIFY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE CHARTER PROPOSAL.

PROPOSAL NO. 3 — THE GOVERNANCE PROPOSAL

Overview

Edify stockholders are also being asked to vote on the governance provisions referred to below, which are included in the second amended and restated certificate of incorporation. In accordance with SEC guidance, this proposal is being presented separately and will be voted upon on a non-binding advisory basis.

In the judgment of the Edify Board, these provisions are necessary to adequately address the needs of Edify and its stockholders following the consummation of the Transactions. Accordingly, regardless of the outcome of the non-binding advisory vote on these proposals, Edify intends that the second amended and restated certificate of incorporation in the form set forth on Annex B will take effect at consummation of the business combination, assuming adoption of the charter proposal.

Proposal No. 3A: Change in Authorized Shares

Description of Amendment

The amendment would decrease our total number of authorized shares of all classes of capital stock from 111,000,000 shares to 100,000,000 shares, which would consist of (A) establishing 95,000,000 shares designated as common stock, par value $0.001 per share, (B) increasing the preferred stock from 1,000,000 shares to 5,000,000 shares, and (C) eliminating Edify’s Class A common stock and Class B common stock.

Reasons for the Amendment

A single class of common stock provides a cleaner capital structure and suits the Combined Company’s requirements following the consummation of the Merger. In addition, the additional shares of preferred stock provide flexibility for future issuances of preferred stock if determined by the Combined Company’s board of directors to be in the best interests of the Combined Company without incurring the risk, delay and potential expense incident to obtaining stockholder approval for a particular issuance.

Proposal No. 3B: Declassification of the Board of Directors

Description of Amendment

The amendment does not provide for a classified board of directors. Therefore, in accordance with Delaware law, each director on the Combined Company’s board of directors will be elected annually by the stockholders and serve for a term ending on the date of the annual meeting of stockholders next following the annual meeting at which such director was elected, or until their respective successor is duly elected and qualified, or until their earlier resignation, removal or death.

Reasons for Amendment

The amendment is intended to enhance the Combined Company’s governance “best practices” as annual elections enhance the accountability of directors to stockholders, as such elections provide stockholders with the opportunity to register their views on the entire board at each annual meeting.

Vote Required

The approval of the governance proposal will require the affirmative vote of a majority of the votes cast by holders of Edify’s outstanding shares of common stock present at the special meeting by attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting, abstentions and broker non-votes with regard to the governance proposal will have no effect on the outcome of such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the governance proposal.

As discussed above, a vote to approve the governance proposal is an advisory vote, and therefore, is not binding on Edify, Unique Logistics or their respective boards of directors. Accordingly, regardless of the outcome of the non-binding advisory vote, Edify and Unique Logistics intend that the proposed second amended and restated certificate of incorporation, in the form set forth on Annex B and containing the provisions noted above, will take effect at consummation of the business combination, assuming adoption of the charter proposal.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal and the Nasdaq proposal. It is important for you to note that in the event that the Merger proposal, the charter proposal, the incentive plan proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the Transactions.

Recommendation of the Edify Board

THE EDIFY BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE GOVERNANCE PROPOSAL.

PROPOSAL NO. 4 — THE INCENTIVE PLAN PROPOSAL

Overview

Edify is asking its stockholders to adopt and approve the Incentive Plan, which provides for the issuance of up to [__] shares of Edify Class A common stock through the grant of non-qualified options (the “Non-qualified Options”), incentive options (the “Incentive Options” and together with the Non-qualified Options, the “Options”), restricted stock (the “Restricted Stock”), unrestricted stock, stock appreciation rights and restricted stock units to directors, officers, consultants, attorneys, advisors and employees. The Edify Board approved the Incentive Plan, subject to Edify stockholder approval at the special meeting. If Edify’s stockholders approve the incentive plan proposal, the Incentive Plan will become effective on the consummation of the Merger. Notwithstanding the approval of the incentive plan proposal, if the Merger is not consummated for any reason, the actions contemplated by the incentive plan proposal will not be effected.

The essential features of the Incentive Plan are outlined below. The following description is qualified by reference to the full text of the Incentive Plan. A copy of the Incentive Plan is attached to this proxy statement/consent solicitation statement/prospectus as Annex G.

In addition to stock-based compensation, the Incentive Plan also authorizes the issuance of awards payable in cash.

Purpose

The objective of the Incentive Plan is to encourage and enable the officers, employees, directors, consultants and other key persons of the Company and its subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

Summary of Material Terms of the Incentive Plan

Options are subject to the following conditions:

(i)     The Committee (as defined below) determines the exercise price of Options at the time the Options are granted. The assigned exercise price must be no less than 100% of the Fair Market Value (as defined below) of the Edify Class A common stock on the date of grant. In the case of Incentive Options, if the recipient is a Ten Percent Owner (as defined below), the exercise price must be no less than 110% of the Fair Market Value of the Edify Class A common stock on the date of grant.

(ii)    The Committee fixes the term of Options, provided that Options may not be exercisable more than 10 years, and in the case of Incentive Options more than five years, from the date the Option is granted.

(iii)   Options shall become exercisable and/or vested at such time or times, whether or not in installments, as determined by the Committee at or after the date of grant. The Award Agreement (as defined below) may permit a grantee to exercise all or a portion of an Option immediately at grant, provided that the shares of Edify Class A common stock issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Option, such shares shall be deemed to be Restricted Stock for purposes of the Incentive Plan, and the optionee may be required to enter into an additional or new Award Agreement as a condition to exercise of such Option. An optionee shall have the rights of a stockholder only as to shares of Edify Class A common stock acquired upon the exercise of an Option and not as to unexercised Options. An optionee shall not be deemed to have acquired any shares of Edify Class A common stock unless and until an Option has been exercised pursuant to the terms of the Award Agreement and the Incentive Plan and the optionee’s name has been entered on Company’s books as a stockholder.

(iv)   Options are not transferable except to a recipient’s family members or partnerships in which such family members are the only partners, and Options are exercisable only by the Options’ recipient, except upon the recipient’s death.

(v)    Incentive Options may not be issued in an amount or manner where the amount of Incentive Options exercisable in one year entitles the holder to shares of Edify Class A common stock with an aggregate Fair Market value of greater than $100,000.

Awards of Restricted Stock are subject to the following conditions:

(i)     The Committee grants awards of Restricted Stock and determines the restrictions on each such award of Restricted Stock. Upon the grant of a Restricted Stock award and the payment of any applicable purchase price, the grantee is considered the record owner of the Restricted Stock and entitled to vote the Restricted Stock if such Restricted Stock is entitled to voting rights.

(ii)    Restricted Stock may not be delivered to the grantee until the Restricted Stock has vested.

(iii)   Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as provided in the Incentive Plan or in the Award Agreement.

Upon a Termination Event (as defined in the Incentive Plan), the Company or its assigns shall have the right and option to repurchase from a holder of shares of Edify Class A common stock received pursuant to a Restricted Stock award any shares that are still subject to a risk of forfeiture as of the Termination Event (as defined in the Incentive Plan).

Grants

The Incentive Plan permits the granting of Incentive Options, Non-qualified Options, stock awards, restricted stock units, stock appreciation rights (“SARs”) and other equity-based awards (collectively, “grants”). The grant to any particular participant is subject to the discretion of the Committee (as defined below).

The maximum number of shares of Edify Class A common stock reserved and available for issuance under the Incentive Plan is [__] shares, subject to adjustment. If a grant expires or terminates for any reason before it is fully vested or exercised, or if any grant is forfeited, we may again make the number of shares subject to that grant that the participant has not purchased or that has not vested subject to another grant under the Incentive Plan.

We will make appropriate adjustments to outstanding grants and to the number or kind of shares subject to the Incentive Plan in the event of a stock split, reverse stock split, stock dividend, share combination or reclassification and certain other types of corporate transactions, including a merger or a sale of all or substantially all of our assets.

All grants will be determined by the Compensation Committee or another committee of the Edify Board (the “Committee”). At this time, no grants have been determined or awarded.

Administration

The Incentive Plan will be administered by the Compensation Committee of the Edify Board, comprised of not less than three directors, or the Edify Board in the absence of a Compensation Committee of the Edify Board. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Incentive Plan at the relevant time (i.e., either the Edify Board or a committee or committees of the Edify Board, as applicable).

The Committee shall have the authority and power:

(i)     to select the individuals to whom awards under the Incentive Plan may from time to time be granted;

(ii)    to determine the time or times of grant, and the amount, if any, of Incentive Options, Non-Qualified Options, SARs, awards of Restricted Stock, awards of unrestricted stock, restricted stock units, or any combination of the foregoing, granted to any one or more grantees;

(iii)   to determine the number and types of shares of Edify Class A common stock to be covered by any award and, subject to the provisions of the Incentive Plan, the price, exercise price, conversion ratio or other price relating thereto;

(iv)   to determine and, subject to the Incentive Plan, to modify from time to time, the terms and conditions, including restrictions, not inconsistent with the terms of the Incentive Plan, of any award thereunder, which terms and conditions may differ among individual awards and grantees, and to approve the form of Award Agreements;

(v)    to accelerate at any time the exercisability or vesting of all or any portion of any award;

(vi)   to impose any limitations on awards under the Incentive Plan, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(vii)  subject to any restrictions imposed under the Incentive Plan or by Code Section 409A, to extend at any time the period in which Options may be exercised; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Incentive Plan and for its own acts and proceedings as it shall deem advisable, to interpret the terms and provisions of the Incentive Plan and any award thereunder (including Award Agreements), to make all determinations it deems advisable for the administration of the Incentive Plan, to decide all disputes arising in connection with the Incentive Plan and to otherwise supervise the administration of the Incentive Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and all holders of awards of shares of Edify Class A common stock pursuant to awards granted under the Incentive Plan.

Grant Instruments

All grants will be subject to the terms and conditions set forth in the Incentive Plan and to such other terms and conditions consistent with the Incentive Plan as the Committee deems appropriate and as are specified in writing by the Committee to the individual in a grant instrument or an amendment to the grant instrument (an “Award Agreement”). All grants will be made conditional upon the acknowledgement of the grantee in writing or by acceptance of the grant, that all decisions and determinations of the Committee will be final and binding on the grantee, his or her beneficiaries and any other person having or claiming an interest under such grant.

Terms and Conditions of Grants

The Award Agreement will state the number of shares of Edify Class A common stock subject to the grant and the other terms and conditions of the grant, consistent with the requirements of the Incentive Plan. The exercise price per share for the shares covered by an Option or a SAR shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the Grant Date. In the case of an Incentive Option that is granted to a Ten Percent Owner, the exercise price per share for the Shares covered by such Incentive Option shall not be less than 110% of the Fair Market Value on the Grant Date.

Under the Incentive Plan, the term “Fair Market Value” of the share of Edify Class A common stock on any given date means the fair market value of the stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method that is consistent with Section 409A of the Code. If the Edify Class A common stock is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price reported on such exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Edify Class A common stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent).

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent or subsidiary of the Company.

Transferability

Restricted Stock, Options, SARs and, prior to exercise, the shares of Edify Class A common stock issuable upon exercise of an Option, will not be transferable by the grantee or optionee otherwise than (i) by will, (ii) by the laws of descent and distribution, or (iii) pursuant to the terms of a domestic relations order, official marital settlement agreement or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer, and all Options will be exercisable, during the optionee’s lifetime, only by the optionee or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Option or Restricted Stock award that the optionee may transfer by gift, without consideration for the transfer, his or her Non-qualified Options to his or her family members (as defined in Rule 701 the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (to the extent such trusts or partnerships are considered “family members” for purposes of Rule 701 of the Securities Act), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of the Incentive Plan and the applicable Award Agreement, including the execution of a stock power upon the issuance of shares of Edify Class A common stock. Options, SARs and the shares of Edify Class A common stock issuable upon exercise of Options, shall be restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” (as defined in the Exchange Act) or any “call equivalent position” (as defined in the Exchange Act) prior to exercise.

Amendment and Termination

The Edify Board may, at any time, amend or discontinue the Incentive Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. The Committee may exercise its discretion to reduce the exercise price of outstanding Options or effect repricing through cancellation of outstanding Options and by granting such holders new Awards in replacement of the cancelled Options. To the extent determined by the Committee to be required either by the Code to ensure that Options granted under the Incentive Plan are qualified under Section 422 of the Code or otherwise, Incentive Plan amendments shall be subject to approval by the Company’s stockholders entitled to vote at a meeting of stockholders. The Edify Board reserves the right to amend the Incentive Plan and/or the terms of any outstanding Options to the extent reasonably necessary to comply with the requirements of the exemption pursuant to Rule 12h-1 of the Exchange Act.

Federal Income Tax Consequences

The following summary is intended only as a general guide as to the United States federal income tax consequences under current law of participation in the Incentive Plan and does not attempt to describe all possible federal or other tax consequences of such participation or tax consequences based on particular circumstances.

Option grants under the Incentive Plan are intended either to qualify as incentive stock options under Section 422 of the Code or to be non-qualified stock options governed by Sections 83 and 423 of the Code, depending on how same are granted. Generally, no federal income tax is payable by a participant upon the grant of an Incentive Option and no deduction is allowed to be taken by the Company. The grant of a Non-qualified Option does result in the recognition of taxable income when the Option is granted. Under current tax laws, if a participant exercises a Non-qualified Option, he or she will have taxable income equal to the difference between the market price of the stock on the exercise date and the Option grant price. The Company will be entitled to a corresponding deduction on its income tax return. A participant will have no taxable income upon exercising an Incentive Option if the shares received are held for the applicable holding period (except that alternative minimum tax may apply), and the Company will receive no deduction when an Incentive Option is exercised. The Company may be entitled to a deduction in the case of a disposition of shares acquired under an Incentive Option that occurs before the applicable holding period has been satisfied.

Restricted Stock and restricted stock units are also governed by Code Section 83. Generally, the award of such restricted rights do not give rise to taxable income so long as same are subject to a substantial risk of forfeiture (i.e., becomes vested or transferable). Restricted Stock generally becomes taxable when it is no longer subject to a “substantial risk of forfeiture.” restricted stock units become taxable when settled. When taxable to the participant, income tax is paid on the value of the stock or units at ordinary rates. The Company will generally be entitled to a corresponding deduction on its income tax return in the year of income recognition by the grantee. Any additional gain on shares received are then taxed at capital gains rates when the shares are sold.

The grant of a SAR will not result in income for the participant or in a tax deduction for the Company. Upon the settlement of such a right, the participant will recognize ordinary income equal to the aggregate value of the payment received, and the Company generally will be entitled to a tax deduction in the same amount.

The foregoing is only a summary of the effect of federal income taxation on the participant and the Company under the Incentive Plan. It does not purport to be complete and does not discuss the tax consequences arising in the context of a participant’s death or the income tax laws of any municipality, state or foreign country in which the participant’s income may be taxable.

Tax Withholding

Each grantee shall, no later than the date as of which the value of an award or of any shares of Edify Class A common stock or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

The Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from shares of Edify Class A common stock to be issued pursuant to an award under the Incentive Plan a number of shares having an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

Vote Required

The approval of the incentive plan proposal will require the affirmative vote of a majority of the votes cast by holders of Edify’s outstanding shares of common stock present at the special meeting by attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting and broker non-votes with regard to the incentive plan proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is outstanding, but will have no effect on the outcome of the incentive plan proposal.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal, the director election proposal and the Nasdaq proposal. It is important for you to note that in the event that the Merger proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Edify Board

THE EDIFY BOARD UNANIMOUSLY RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE INCENTIVE PLAN PROPOSAL.

PROPOSAL NO. 5 — THE DIRECTOR ELECTION PROPOSAL

Overview

Assuming that the Merger proposal, the Nasdaq proposal, the incentive plan proposal and the charter proposal are approved at the special meeting, Edify is requesting that its stockholders approve and adopt a proposal to elect [_] ([_]) directors to the Edify Board, effective immediately upon the Closing, with each director having a term ending on the date of the next annual stockholder meeting, or until his or her successor is duly elected and qualified, or until his or her earlier resignation, removal or death.

We are proposing Sunandan Ray, David Briones, Patrick Lee, [_], [_], [_] and [_] to serve as directors.

For more information on the experience of Sunandan Ray, David Briones, Patrick Lee, [_], [_], [_] and [_], please see the section titled “Management After the Merger.”

Vote Required

If a quorum is present, directors are elected by a plurality of the votes cast, in person or by proxy. This means that the [_] nominees who receive the most affirmative votes will be elected. Votes marked “FOR” a nominee will be counted in favor of that nominee. Proxies will have full discretion to cast votes for other persons in the event that any nominee is unable to serve.

Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting and broker non-votes with regard to the director election proposal will have no effect on the outcome of such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the director election proposal.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal, the director election proposal and the Nasdaq proposal. It is important for you to note that in the event that the Merger proposal, the charter proposal, the incentive plan proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the Transactions.

Recommendation of the Edify Board

THE EDIFY BOARD RECOMMENDS THAT STOCKHOLDERS VOTE “FOR” THE ELECTION OF EACH OF THE [_] DIRECTOR NOMINEES TO THE BOARD OF DIRECTORS.

PROPOSAL NO. 6 — THE NASDAQ PROPOSAL

Overview

Assuming that the Merger proposal is approved, the Merger Consideration to be paid to Unique Logistics’ stockholders in connection with the Merger will, pursuant to the terms of the Merger Agreement, consist of approximately [_] shares of Edify’s Class A common stock.

For further information, please see the full text of the Merger Agreement, which is attached as Annex A hereto. The discussion herein is qualified in its entirety by reference to such document.

Why Edify Needs Stockholder Approval

Edify is seeking stockholder approval of the issuance of the shares of Edify’s Class A common stock constituting the Merger Consideration in order to comply with Nasdaq Listing Rule 5635(a) and (b). Under Nasdaq Listing Rule 5635(a), stockholder approval is required prior to the issuance of securities in connection with the acquisition of another company where, due to the present or potential issuance of common stock, other than common stock issued in a public offering, (i) the common stock has, or will have upon issuance, voting power equal to or in excess of 20% of the voting power outstanding before the issuance of such securities (or securities convertible into or exercisable for common stock), or (ii) the number of shares of common stock to be issued is or will be equal to or in excess of 20% of the number of shares of common stock outstanding before the issuance of the stock or securities. Under Nasdaq Listing Rule 5635(b), stockholder approval is required prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the registrant. Although Nasdaq has not adopted any rule on what constitutes a “change of control” for purposes of Rule 5635(b), Nasdaq has previously indicated that the acquisition of, or right to acquire, by a single investor or affiliated investor group, as little as 20% of the common stock (or securities convertible into or exercisable for common stock) or voting power of an issuer could constitute a change of control.

Pursuant to the Merger Agreement, based on Edify’s current capitalization, Edify anticipates that it will issue to Unique Logistics’ stockholders as the Merger Consideration [_] shares of Edify’s Class A common stock. Because the number of shares of common stock Edify anticipates issuing as the Merger Consideration (i) will constitute more than 20% of Edify’s outstanding common stock and more than 20% of its outstanding voting power prior to such issuance and (ii) will result in a change of control of Edify, Edify is required to obtain stockholder approval of such issuance pursuant to Nasdaq Listing Rules 5635(a) and (b).

Effect of Proposal on Current Stockholders

If the Nasdaq proposal is approved, Edify would issue shares representing more than 20% of the outstanding shares of its common stock in connection with the Transactions. The issuance of such shares would result in significant dilution to Edify’s stockholders and would afford such stockholders a smaller percentage interest in the voting power, liquidation value and aggregate book value of Edify. If the Nasdaq proposal is adopted, we anticipate that, immediately after consummation of the Transactions, Edify’s stockholders, including the initial stockholders, will own [            ]% of the issued shares of the Combined Company’s Common Stock on a fully diluted basis, and Unique Logistics’ stockholders will own [            ]% of the issued shares of the Combined Company’s Common Stock on a fully diluted basis. These relative percentages assume that (i) none of Edify’s existing public stockholders exercise their redemption rights as discussed herein and (ii) no Combined Company Warrants are exercised. These percentages also do not take into account any equity awards that may be issued under the Incentive Plan following the Transactions.

If the Nasdaq proposal is not approved and we consummate the Transactions on its current terms, the Combined Company would be in violation of Nasdaq Listing Rule 5635(a) and (b), which could result in the delisting of Edify securities from the Nasdaq Capital Market. If Nasdaq delists Edify’s securities from trading on its exchange, it could face significant material adverse consequences, including:

•        a limited availability of market quotations for its securities;

•        reduced liquidity with respect to its securities;

•        a determination that its shares are a “penny stock,” which will require brokers trading in our securities to adhere to more stringent rules, possibly resulting in a reduced level of trading activity in the secondary trading market for its securities;

•        a limited amount of news and analyst coverage for the post-transaction company; and

•        a decreased ability to issue additional securities or obtain additional financing in the future.

It is a condition to the obligations of Edify and Unique Logistics to close the Transactions that the shares of Edify’s Class A common stock to be issued in the Merger shall have been approved for listing on Nasdaq. As a result, if the Nasdaq proposal is not adopted, we will not consummate the Transactions.

Vote Required

The approval of the Nasdaq proposal will require the affirmative vote of a majority of the votes cast by holders of Edify’s outstanding shares of common stock present at the special meeting by attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting and broker non-votes with regard to the Nasdaq proposal will have no effect on such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is outstanding, but will have no effect on the outcome of the Nasdaq proposal.

Consummation of the Transactions is conditioned on the approval of each of the Merger proposal, the charter proposal, the incentive plan proposal, the director election proposal and the Nasdaq proposal. It is important for you to note that in the event that the Merger proposal, the charter proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal do not receive the requisite vote for approval, we will not consummate the business combination.

Recommendation of the Edify Board

THE EDIFY BOARD UNANIMOUSLY RECOMMENDS THAT ITS STOCKHOLDERS VOTE “FOR” THE NASDAQ PROPOSAL.

PROPOSAL NO. 7 — THE ADJOURNMENT PROPOSAL

The adjournment proposal, if approved, will allow the chairperson of the special meeting to adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal.

In no event will Edify solicit proxies to adjourn the special meeting or consummate the business combination beyond the date by which it may properly do so under its current certificate of incorporation and Delaware law. The purpose of the adjournment proposal is to provide more time for the Sponsor, Edify and/or their respective affiliates to make purchases of public shares or other arrangements that would increase the likelihood of obtaining a favorable vote on such proposal(s) and to meet the requirements that are necessary to consummate the business combination. In addition, Edify’s bylaws permit the chair of the special meeting to adjourn the special meeting, whether or not there is a quorum, to a later date, time, and place. Notice of such adjournment need not be given if the date, time, and place (or means of remote communication, if any) of the adjourned meeting are announced at the special meeting.

In addition to an adjournment of the special meeting upon approval of an adjournment proposal, the Edify Board is empowered under Delaware law to postpone the meeting at any time prior to the special meeting being called to order. In such event, Edify will issue a press release and take such other steps as it believes are necessary and practical in the circumstances to inform its stockholders of the postponement.

Consequences if the Adjournment Proposal is Not Approved

If an adjournment proposal is presented at the special meeting and is not approved by the stockholders, the Edify Board may not be able to adjourn the special meeting to a later date. In such event, the business combination would not be completed.

Vote Required

The approval of the adjournment proposal will require the affirmative vote of a majority of the votes cast by holders of Edify’s outstanding shares of common stock present at the special meeting by attendance via the virtual meeting website or represented by proxy and entitled to vote at the special meeting. Adoption of the adjournment proposal is not conditioned upon the adoption of any of the other proposals. Accordingly, if a valid quorum is established, an Edify stockholder’s failure to vote by proxy or to vote at the special meeting and broker non-votes with regard to the adjournment proposal will have no effect on the outcome of such proposal. Abstentions will be counted in connection with the determination of whether a valid quorum is established, but will have no effect on the outcome of the adjournment proposal.

Recommendation of the Edify Board

THE EDIFY BOARD UNANIMOUSLY RECOMMENDS THAT EDIFY STOCKHOLDERS VOTE “FOR” THE APPROVAL OF THE ADJOURNMENT PROPOSAL.

UNIQUE LOGISTICS’ SOLICITATION OF WRITTEN CONSENTS

Purpose of the Consent Solicitation

Holders of Unique Logistics Common Stock, Unique Logistics Series A Convertible Preferred Stock and Unique Logistics Series B Convertible Preferred Stock are being asked to consent to approve the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions [and to consent to certain other matters specified in the consent], as discussed in the Section of this proxy statement/consent solicitation statement/prospectus titled “Proposal No. 1 — The Merger Proposal.”

Holders of Unique Logistics Series C Convertible Preferred Stock and Unique Logistics Series D Convertible Preferred Stock do not have voting rights with respect to the Merger Agreement or the Transactions and therefore are not being asked to provide a consent.

The board of directors of Unique Logistics has determined that the Merger Agreement (including the plan of merger set forth therein) and the other Transaction Agreements, the Merger contemplated by the Merger Agreement, and the other Transactions are advisable and in the best interests of Unique Logistics and its stockholders, and adopted and approved the Merger Agreement (including the plan of merger set forth therein), the other Transaction Agreements and the Transactions, including the Merger. The board of directors of Unique Logistics hereby submits the plan of merger set forth in the Merger Agreement for approval by the Unique Logistics stockholders entitled to vote thereon, and recommends the plan of merger set forth in the Merger Agreement to the stockholders, and therefore recommends that holders of Unique Logistics Common Stock, Unique Logistics Series A Convertible Preferred Stock and Unique Logistics Series B Convertible Preferred Stock consent to the approval of the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions.

Unique Logistics Stockholders Entitled to Consent

Only holders of record holding shares of Unique Logistics Common Stock, Unique Logistics Series A Convertible Preferred Stock and Unique Logistics Series B Convertible Preferred Stock are entitled to sign and deliver written consents with respect to the Merger Agreement, the plan of merger included therein, and the Transactions. As of the close of business on [•], 2023, there were approximately [•] shares of Unique Logistics Common Stock (including the shares of Unique Logistics Series A Convertible Preferred Stock and Unique Logistics Series B Convertible Preferred Stock on an as-converted basis) outstanding and entitling their holders to sign and deliver written consents with respect to the Merger Agreement, the plan of merger set forth therein, and the Transactions. Unique Logistics urges its stockholders who are entitled to vote to return a completed, dated, and signed written consent by [•] Eastern Time, on [•], 2023.

Consents; Required Consents

Written consents from the holders of at least a majority of the voting power of the outstanding shares of Unique Logistics Common Stock entitled to vote (including Unique Logistics Common Stock issuable upon conversion of Unique Logistics Series A Convertible Preferred Stock and Unique Logistics Series B Convertible Preferred Stock) are required to approve the Merger Agreement, the plan of merger set forth therein, and the Transactions.

Concurrently with the execution of the Merger Agreement, each of Frangipani Trade Services, Inc. and Great Eagle Freight Limited, who collectively hold sufficient shares to deliver the required stockholder approval, entered into a Voting and Support Agreement with Edify and Unique Logistics, pursuant to which they agreed, among other things, (i) to deliver a written consent with respect to their Unique Logistics Shares in favor of the Merger Agreement and the Transactions and (ii) not to transfer their Unique Logistics Shares unless the buyer or other transferee thereof executes a joinder agreement to the Voting and Support Agreement in a form reasonably acceptable to Edify and Unique Logistics.

Submission of Consents

You may consent to the approval of the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions with respect to your shares of Unique Logistics Common Stock (on an as-converted basis) by completing, dating and signing the written consent enclosed with this proxy statement/consent solicitation statement/prospectus and returning it to Unique Logistics.

If you hold shares of Unique Logistics Common Stock, Unique Logistics Series A Convertible Preferred Stock or Unique Logistics Series B Convertible Preferred Stock, please fill out the enclosed written consent, date, and sign it, and promptly return it to Unique Logistics. Once you have completed, dated, and signed the written consent, you may deliver it to Unique Logistics by emailing a .pdf copy to [_________] or by mailing it to Unique Logistics at 154-09 146th Ave, Jamaica, NY 11434, Attention: [_________].

Executing Consents

You may execute a written consent to approve the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions. A written consent to approve the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions is equivalent to a vote “for” such proposal. If you fail to execute and return your written consent, or otherwise withhold your written consent, it has the same effect as voting against the approval of the Merger Agreement, the plan of merger set forth in the Merger Agreement, and the Transactions.

Solicitation of Consents; Expenses

The expense of preparing, printing and mailing these consent solicitation materials is being borne by [____]. Officers and employees of Unique Logistics may solicit consents by telephone, by text message, by email, by text message, and personally, in addition to solicitation by mail. These persons will receive their regular salaries but no special compensation for soliciting consents.

The Unique Logistics Board of Directors’ Reasons for Approval of the Transactions

Unique Logistics’ board of directors had previously approved Unique Logistics applying to have the Unique Logistics Common Stock listed on Nasdaq, and Unique Logistics applied to do so during the third quarter of 2021. Unique Logistics also intended to raise capital to complete the ULHK Entities Acquisition through a public offering of Unique Logistics Common Stock in connection with such uplisting. Due to changing market conditions and issues with the Financial Industry Regulatory Authority with respect to the proposed uplisting, however, the representative of the underwriters for the contemplated offering suggested to Unique Logistics that a merger with a SPAC might be a better option for obtaining the desired Nasdaq listing, and introduced representatives of Unique Logistics to representatives of Edify, as further discussed in the section of this proxy statement/consent solicitation statement/prospectus titled “Proposal No. 1 — The Merger Proposal — General — Background of the Transactions.”

As discussed in the section of this proxy statement/consent solicitation statement/prospectus titled “Proposal No. 1 — The Merger Proposal — General — Background of the Transactions,” Unique Logistics engaged in multiple rounds of negotiations with Edify and at one point rejected the concept of engaging in a transaction with Edify, but later did agree to its revised offer as reflected in the Merger Agreement.

The primary reasons that the Unique Logistics board of directors approved the Merger Agreement and the Transactions, however, was because Edify agreed to arrange, through an affiliate, for the debt financing that Unique Logistics needed in order to consummate the ULHK Entities Acquisition, and the proposed deal structure would allow Unique Logistics to consummate ULHK Entities Acquisition even if the parties did not consummate the Merger.

Further, the Transactions will result in the listing of the Combined Company’s Common Stock on Nasdaq, which, Unique Logistics’ board of directors believed, Unique Logistics would not be able to accomplish with respect to the Unique Logistics Common Stock in the foreseeable future. Unique Logistics’ management and board of directors had previously determined that having the Unique Logistics Common Stock listed on Nasdaq was in the best interests of Unique Logistics and its stockholders because it believed, and continues to believe, that such a Nasdaq listing would provide Unique Logistics with increased access to and more cost-effective capital and provide its stockholders with greater liquidity. After its prior attempt to list on Nasdaq was unsuccessful, management and the board of directors investigated alternative means of achieving a Nasdaq listing, and based on its current circumstances, the information available to date, and its prior experience with attempting a Nasdaq listing, determined that the Transactions provided the most likely and cost-effective means of achieving its goal in this regard.

In addition, the Transactions provide for lower dilution to Unique Logistics’ stockholders compared to Edify’s initial offer, and represented a premium over current trading prices for the Unique Logistics Common Stock on the OTCQB.

The Unique Logistics board of directors also considered potential risks associated with the Merger when makings its decision to approve the Merger Agreement and the Transactions, including:

•        The risk that the Merger might not be consummated in a timely manner or at all, due to Edify’s failure to obtain required stockholder approvals or the failure to satisfy various other conditions to Closing;

•        The possibility that the Merger might not be completed and that there may be an adverse effect on Unique Logistics’ business and/or reputation if the Merger was not completed after it had been announced.

•        The expenses that Unique Logistics would incur in connection with the Merger and related administrative challenges associated with combining the companies.

•        The restrictions on the operations of Unique Logistics’ business while the Merger is pending pursuant to the terms of the Merger Agreement, which restricts Unique Logistics’ ability to take certain actions without Edify’s prior written consent,

•        Various other risks associated with the Merger and the Combined Company, including the risks described in the section of this proxy statement/consent solicitation statement/prospectus titled “Risk Factors.”

The discussion and factors considered by Unique Logistics’ board of directors is not intended to be exhaustive, but rather includes all material factors it considered. The board of directors considered these factors as a whole, and considered them to be favorable to, and supportive of, its determination. The Unique Logistics board of directors did not consider it practical, nor did it attempt, to quantify, rank, or otherwise assign relative weights to the specific factors that it considered in reaching its decision. In considering the factors described above, individual members of the Unique Logistics’ board of directors may have given different weights or priority to different factors.

The Unique Logistics board of directors realized that there can be no assurance about future results, including results expected or considered in the factors listed above. The board of directors concluded, however, that the potential benefits of the Merger to Unique Logistics outweighed the potential risks. Please note that this discussion of the Unique Logistics board of directors’ reasoning and the other information presented in this subsection is forward-looking in nature and, therefore, should be read in light of the factors described under “Cautionary Statement Regarding Forward-Looking Statements.”

OTHER INFORMATION RELATED TO EDIFY

Introduction

Edify was incorporated on September 30, 2020 for the purpose of entering into a merger, share exchange, asset acquisition, stock purchase, recapitalization, reorganization or other similar business combination with one or more businesses or entities. Prior to executing the Merger Agreement, Edify’s efforts were limited to organizational activities, completion of its initial public offering and the evaluation of possible business combinations.

Initial Public Offering and Simultaneous Private Placement

On January 20, 2021, Edify consummated its initial public offering of 27,600,000 units, including 3,600,000 units under the underwriters’ over-allotment option, with each unit consisting of one share of Edify’s Class A common stock and one-half of one warrant, each whole warrant to purchase one share of Edify’s Class A common stock. The units were sold at an offering price of $10.00 per unit, generating gross proceeds of $276,000,000. Simultaneously with the consummation of the initial public offering, Edify consummated the private placement of 5,640,000 warrants at a price of $1.00 per warrant, generating total proceeds of $5,640,000.

Following the consummation of the Edify IPO, Edify deposited $276,000,000 into a U.S.-based trust account with Continental Stock Transfer & Trust Company acting as trustee. On December 21, 2022, Edify held a special meeting of its stockholders at which the stockholders approved the First Charter Amendment, which allowed Edify to extend the date by which Edify must consummate a business combination from January 20, 2023 (the date that is 24 months from the closing date of the Edify IPO) to April 20, 2023 (the date that is 27 months from the closing date of the Edify IPO) and on a monthly basis up to three times from April 20, 2023 to July 20, 2023 (the date that is 30 months from the closing date of the Edify IPO) by (i) depositing $225,000 into the trust account for the three month extension from January 20, 2023 to April 20, 2023 and (ii) depositing $75,000 into the trust account for each subsequent one-month extension from April 20, 2023to July 20, 2023. On January 20, 2023, Edify made a cash contribution of $225,000 to the trust account for the extension from January 20, 2023 to April 20, 2023. In addition, the stockholders elected to redeem an aggregate of 25,912,336 shares of Edify’s Class A common stock in connection with the First Charter Amendment. As a result, an aggregate of $261,561,217 (or approximately $10.09 per share) was removed from the trust account to pay such stockholders and 1,687,664 shares of Edify’s Class A common stock were then issued and outstanding following such redemption. Edify subsequently made monthly cash contributions of $75,000 to the trust account to extend the date by which Edify must consummate a business combination from April 20, 2023 to July 20, 2023. On July 20, 2023, Edify held a special meeting of its stockholders at which the stockholders approved the Second Charter Amendment, which allows Edify to extend the date by which Edify must consummate a business combination from July 20, 2023 (the date that is 30 months from the closing date of the Edify IPO) to October 20, 2023 (the date that is 33 months from the closing date of the Edify IPO) and on a monthly basis up to three times from the Amended Date to January 20, 2024 (the date that is 36 months from the closing date of the Edify IPO) by (i) depositing $225,000 into the trust account for the three month extension from July 20, 2023 to the Amended Date and (ii) depositing $75,000 into the trust account for each subsequent one-month extension from the Amended Date to January 20, 2024. On July 20, 2023, Edify made a cash contribution of $225,000 to the trust account for the Initial Extension. In addition, the stockholders elected to redeem an aggregate of 697,235 shares of Edify’s Class A common stock in connection with the Second Charter Amendment. As a result, an aggregate of $7,488,538.44 (or approximately $10.74 per share) was removed from the trust account to pay such stockholders and 990,429 shares of Edify’s Class A common stock were then issued and outstanding following such redemption. As of [•], 2023, there was approximately $[•] held in the trust account. Except as described in the prospectus for the Edify IPO, these proceeds will not be released until the earlier of the completion of an initial business combination and Edify’s redemption of 100% of the outstanding public shares upon its failure to consummate a business combination within the completion window.

Fair Market Value of Target Business

The target business or businesses that Edify acquires must collectively have a fair market value equal to at least 80% of the balance of the funds in the trust account (excluding the deferred underwriting commissions and taxes payable on the income earned on the trust account) at the time of the execution of a definitive agreement for its initial business combination, although Edify may acquire a target business whose fair market value significantly exceeds 80% of the trust account balance. The Edify Board determined that this test was met in connection with the proposed business combination with Unique Logistics as described in the section titled “Proposal No. 1 — The Merger Proposal.”

Stockholder Approval of Transactions

Under Edify’s current certificate of incorporation, in connection with any proposed business combination, Edify must seek stockholder approval of an initial business combination at a meeting called for such purpose at which public stockholders may seek to redeem their public shares for cash, regardless of whether they vote for or against the proposed business combination, subject to the limitations described in the prospectus for the Edify IPO. Accordingly, in connection with the Merger, the Edify public stockholders may seek to redeem their public shares for cash in accordance with the procedures set forth in this proxy statement/consent solicitation statement/prospectus.

Voting Restrictions in Connection with Stockholder Meeting

In connection with any vote for a proposed business combination, including the vote with respect to the Merger proposal, the Sponsor and the Insiders have agreed to vote the founder shares as well as any shares of common stock acquired in the market in favor of such proposed business combination.

At any time prior to the special meeting, during a period when they are not then aware of any material nonpublic information regarding Edify or its securities, the Sponsor, Unique Logistics and/or their respective affiliates may purchase shares of Edify’s common stock from institutional and other investors who vote, or indicate an intention to vote, against the Merger proposal, or execute agreements to purchase such shares from them in the future, or they may enter into transactions with such persons and others to provide them with incentives to acquire shares of Edify’s common stock or vote their shares in favor of the Merger proposal. The purpose of such share purchases and other transactions would be to increase the likelihood of satisfaction of the requirements that the business combination be approved where it appears that such requirements would otherwise not be met. Edify’s affiliates would vote all shares of Edify’s common stock that they purchased pursuant to such arrangements for approval of the Merger proposal.

Liquidation if No Business Combination

Under Edify’s current certificate of incorporation, if Edify does not complete a business combination within the completion window, Edify will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than 10 business days thereafter, redeem 100% of the outstanding public shares and (iii) as promptly as reasonably possible following such redemption, subject to the approval of Edify’s remaining stockholders and the Edify Board, dissolve and liquidate, subject (in the case of (ii) and (iii) above) to Edify’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. At such time, the warrants will expire. Holders of warrants will receive nothing upon a liquidation with respect to such warrants and the warrants will be worthless.

The Sponsor and the Insiders have each agreed to waive their rights to participate in any distribution from the trust account or other assets with respect to the founder shares.

The funds in the trust account could, however, become subject to the claims of Edify’s creditors, which would be prior to the claims of the Edify public stockholders. Although Edify has obtained waiver agreements from certain vendors and service providers it has engaged and owes money to, and the prospective target businesses Edify has negotiated with, whereby such parties have waived any right, title, interest or claim of any kind they may have in or to any monies held in the trust account, and although Edify will seek such waivers from vendors it engages in the future, there is no guarantee that they (notwithstanding such agreements) or other vendors who did not execute such waivers will not seek recourse against the trust account. Accordingly, the actual per-share redemption price could be less than approximately $10.00, plus interest, due to claims of creditors. Additionally, if Edify is forced to file a bankruptcy case or an involuntary bankruptcy case is filed against it that is not dismissed, the proceeds held in the trust account could be subject to applicable bankruptcy law and may be included in Edify’s bankruptcy estate and subject to the claims of third parties with priority over the claims of Edify’s stockholders. To the extent any bankruptcy claims deplete the trust account, Edify cannot assure you that it will be able to return to the Edify public stockholders at least approximately $10.00 per share. Edify’s public stockholders are entitled to receive funds from the trust account only in the event of its failure to complete a business combination within the completion window or if the stockholders properly seek to have Edify redeem their public shares for cash upon a business combination that Edify actually completes. In no other circumstances does a stockholder have any right or interest of any kind to or in the trust account.

Under the DGCL, stockholders may be held liable for claims by third parties against a corporation to the extent of distributions received by them in a dissolution. The portion of the trust account distributed to the Edify public stockholders upon the redemption of 100% of its outstanding public shares in the event that Edify does not complete its initial business combination within the completion window may be considered a liquidation distribution under Delaware law. If a Delaware corporation complies with certain procedures set forth in Section 280 of the DGCL intended to ensure that it makes reasonable provision for all claims against it, including a 60-day notice period during which any third-party claims can be brought against the corporation, a 90-day period during which the corporation may reject any claims brought, and an additional 150-day waiting period before any liquidating distributions are made to stockholders, any liability of stockholders with respect to a liquidating distribution is limited to the lesser of such stockholder’s pro rata share of the claim or the amount distributed to the stockholder, and any liability of the stockholder would be barred after the third anniversary of the dissolution. However, if Edify does not complete an initial business combination, it intends to redeem its public shares as soon as reasonably possible following the expiration of the time periods described above and, therefore, Edify does not intend to comply with the procedures required by Section 280 of the DGCL, which would limit the amount and duration of Edify’s stockholders’ liability with respect to liquidating distributions as described above. As such, Edify’s stockholders could potentially be liable for any claims to the extent of distributions received by them (but no more) and any liability of Edify’s stockholders may extend well beyond the third anniversary of Edify’s dissolution.

Furthermore, if the portion of the trust account distributed to the Edify public stockholders upon the redemption of 100% of its public shares in the event that Edify does not complete its initial business combination within the required time period is not considered a liquidation distribution under Delaware law and such redemption distribution is deemed to be unlawful, then pursuant to Section 174 of the DGCL, the statute of limitations for claims of creditors could then be six years after the unlawful redemption distribution, instead of three years, as in the case of a liquidation distribution.

As Edify will not be complying with Section 280 of the DGCL, Section 281(b) of the DGCL requires Edify to adopt a plan, based on facts known to it at such time, that provides for its payment of all existing and pending claims or claims that may be potentially brought against it within the subsequent 10 years. However, because Edify is a blank check company, rather than an operating company, and Edify’s operations will be limited to searching for prospective target businesses to acquire, the only likely claims to arise would be from its vendors (such as lawyers, investment bankers, etc.) or prospective target businesses.

Edify will pay the costs of any subsequent liquidation from its remaining assets outside of the trust account. If such funds are insufficient, Edify’s executive officers have agreed to pay the funds necessary to complete such liquidation (currently anticipated to be no more than approximately $15,000) and have agreed not to seek repayment for such expenses.

Facilities

Edify currently maintains its principal executive offices at 888 7th Avenue, Floor 29, New York, NY 10106 and maintains other offices as provided to it by its officers. The cost for this space is included in the $10,000 per-month aggregate fee that the Sponsor charges Edify for general and administrative services pursuant to a letter agreement between Edify and the Sponsor. Edify believes that the fee charged by the Sponsor is at least as favorable as Edify could have obtained from an unaffiliated person. Edify considers its current office space adequate for its current operations.

Upon consummation of the business combination, the principal executive offices of Edify will be those of Unique Logistics, at which time nothing more will be paid to the Sponsor.

Employees

Edify has two executive officers. These individuals are not obligated to devote any specific number of hours to Edify’s matters and intend to devote only as much time as they deem necessary to its affairs. Edify does not currently have, and does not intend to have prior to the consummation of a business combination, any full time employees.

Management, Directors and Executive Officers

Edify’s directors and officers are as follows:

Name	Age	Title
Ronald H. Schlosser	74	Chief Executive Officer
Morris Beyda	49	Chief Financial Officer
Susan Wolford	66	Director and Chairwoman of the Edify Board
Jason Beckman	46	Director
Jason Colodne	51	Director
Rosamund M. Else-Mitchell	53	Director
Ari Horowitz	54	Director

Below is a summary of the business experience of each our executive officers and directors:

Ronald H. Schlosser has been Edify’s Chief Executive Officer since April 26, 2021. Currently, Mr. Schlosser advises global leaders in private equity on investing in education and information services companies. From March 2013 to October 2020, he served as an Executive Chairman and as a Director of McGraw-Hill Education. From May 2010 to March 2012, Mr. Schlosser was Chairman and Chief Executive Officer of Haights Cross Communications, an educational and library publishing company, where he led expansion of the company’s product lines especially with digital segments. From October 2008 to November 2009, he served as senior advisor to Providence Equity Partners and was chairman of several of Providence’s education and information services companies, including Jones & Bartlett and Assessment Technologies Institute (now Ascend Learning), Edline, and Survey Sampling International. Mr. Schlosser started at Thomson Corporation in July 1995. Mr. Schlosser spent 12 years at Thomson Corporation, including four years as Chief Executive Officer of Thomson Learning Group (now Cengage Learning). Additionally, he has held executive positions at Elsevier Science, which he started at in 1988. Mr. Schlosser currently serves on the Board of Directors of Copyright Clearance Center and the Warehouse Arts District in Florida. Mr. Schlosser holds an MBA from Farleigh Dickinson University and is a graduate of Rider University.

Morris Beyda has been Edify’s Chief Financial Officer since [_]. Mr. Beyda joined Colbeck Capital Management, LLC, an affiliate of the Sponsor, in 1999 and is currently a Partner, Chief Operating Officer and Chief Compliance Officer at Colbeck, responsible for all middle and back office functions including operations, finance, technology, and compliance. From May 2007 to February 2009, Mr. Beyda was Chief Technology Officer of Serengeti Asset Management LP, where he had both systems and operational responsibilities from pre-launch through a four times growth in AUM achieved in less than a year. Before joining Serengeti, from October 2001 to March 2006, Mr. Beyda was the North American Chief Information Officer and Vice President of Information Technology for Dimension Data Holdings, a global systems integrator. From June 1995 to July 1997, Mr. Beyda worked with Arthur Andersen’s Business Consulting group, followed by various executive roles in early-stage ventures. Mr. Beyda holds a Bachelor of Science degree in Economics from the Wharton School of the University of Pennsylvania.

Susan Wolford has been the Chairwoman of Edify’s Board and Directors since [January 14, 2021]. From April 2003 to July 2020, Ms. Wolford worked at BMO Capital Markets. In December 2018, Ms. Wolford became the Vice Chair of BMO Capital Markets after serving as the Head of the Technology and Business Services Group, which included the educational services and edtech, enterprise and application software, information services, and financial technology industries. During her tenure leading the education practice at BMO Capital Markets, Ms. Wolford sourced and executed 52 mergers and acquisition transactions and was involved in over $37 billion in debt and equity financings. She has served on multiple nonprofit and publicly-listed board of directors and is currently on the Dean’s Advisory Council of Villanova School of Business and the Board of Director’s Leadership Council of the Rutgers Cancer Institute of New Jersey and previously served on the Board of the Center for Education Reform. Ms. Wolford graduated with honors from Villanova University and received a Master’s of International Affairs from Columbia University. Ms. Wolford was an investment banker for over 35 years, leading a wide variety of financing and merger-and-acquisition transactions across many industry groups. For the past 20 years, she has been focused on the educational services industry, working with pre-K-12, post-secondary, and lifelong learning companies. Edify believe that Ms. Wolford is qualified to serve on the Edify Board based on her expertise in finance and her transaction expertise.

Jason Beckman has been one of our directors since June 14, 2021. Mr. Beckman has spent his professional career in private equity and related areas of strategic credit. Mr. Beckman co-founded Colbeck with Mr. Colodne in January 2009. Mr. Beckman is currently a Co-Founder and Managing Partner of Colbeck. At Colbeck, Mr. Beckman is intimately involved in all aspects of the business, including investment execution and management of the firm’s investment origination. From January 2005 to February 2008, Mr. Beckman was the Vice President of Distressed Debt Sourcing and Sales at Deutsche Bank. From July 1998 to February 2004, Mr. Beckman was the head of Fixed Income Currency, and Commodities Division’s distressed debt sourcing business at Goldman Sachs, where he built and managed a team responsible for sourcing strategic lending opportunities and distressed asset divestitures. Mr. Beckman focuses his philanthropic efforts in the Arts, as a benefactor of The Metropolitan Museum of Art and Art Production Fund and on global humanitarian issues through the World Food Program and International Rescue Committee. Mr. Beckman is a graduate of Union College and studied abroad at the London School of Economics. During his time at Union College, Mr. Beckman co-founded CollegetownUSA.com, an online education focused resource for College students around the United States. The company was ultimately acquired by Blackboard, which later went public. Edify believes that Mr. Beckman is qualified to serve on the Edify Board based on his expertise in finance.

Jason Colodne has been one of our directors since January 14, 2021. Mr. Colodne’s investment experience runs over two decades. Mr. Colodne co-founded Colbeck with Mr. Beckman in January 2009. Mr. Colodne is currently a Co-Founder and Managing Partner of Colbeck. He is the senior transaction partner at Colbeck and oversees all aspects of investment execution, including diligence, documentation, and portfolio management. From April 2007 to January 2008, Mr. Colodne served as the President and Head of Leveraged Loan and M&A Activity at the private equity firm Patriarch Partners. From June 2004 to March 2007, Mr. Colodne was a Managing Director at Morgan Stanley and, as the founder of the division, established all infrastructure for deal sourcing, accounting, deal execution, portfolio management, loan closing, loan administration, and credit trading. Under Mr. Colodne’s leadership, the Morgan Stanley Strategic Finance division transacted on $19 billion of Strategic Lending loan volume. From July 1998 to May 2004, Mr. Colodne served as the Head of Bank Loan Research and Investing and the Hybrid Lending Business in the Fixed Income Currency and Commodities Division at Goldman Sachs. Mr. Colodne joined Goldman Sachs after gaining proprietary investment and investment banking experience at UBS and Bear Stearns. Mr. Colodne has held board seats on multiple portfolio companies and participated in numerous restructuring steering committees. Mr. Colodne is a member of the Young Professionals Organizations — Metro New York, is a Board Member of the Centurion Foundation, and is a Committee Member at the Children’s Tumor Foundation. Mr. Colodne is a graduate of the University of Pennsylvania. Edify believes that Mr. Colodne is qualified to serve on the Edify Board based on his transaction expertise.

Rosamund M. Else-Mitchell has been one of our directors since January 14, 2021. In December 2020, Ms. Else-Mitchell rejoined Scholastic as President of Education Solutions. Ms. Else-Mitchell is currently a Visiting Teaching Fellow at Harvard GSE and Chair of the Edtech Evidence Exchange K-12 Industry Council. From June 2015 to July 2019, she was Chief Learning Officer and Executive Vice President at Houghton Mifflin Harcourt. In this role, she oversaw efficacy research, learning science, and data analytics teams, as well as the company’s teaching and learning platforms and professional learning business. From August 2013 to May 2015, Ms. Else-Mitchell was Executive Vice President of K-12 at Scholastic Education in the U.S. There she was responsible for the company’s product strategy and development, including product and platforms which use technology and analytics to enhance teaching and learning. She began her career as a high school English teacher in Australia and has worked as a publisher, a researcher, with education non-profits, and as a television book reviewer. She holds a master’s degree from the University of Sydney in Australia and a Bachelor of Arts degree from the University of Oxford, UK. We believe that Ms. Else-Mitchell is qualified to serve on the Edify Board based of her extensive education experience.

Ari Horowitz has been one of our directors since April 26. 2021. Mr. Horowiz is currently the Chief Executive Officer of Yardline Capital, a leading provider of non-dilutive growth capital solutions for business operating within the marketplace commerce economies. He has more than 20 years of experience in operational and transactional senior leadership, marketing, and corporate development roles. Prior to Yardline, Mr. Horowitz was the Senior Vice President, Strategic Partnerships & Corporate Development at Thrasio, the fastest growing acquirer of Amazon third-party seller businesses, where he co-led the team that has acquired over 100 Amazon sellers. He continues to serve as an Advisor to Thrasio and has been the CEO of multiple companies, including Opus360, which he co-founded and took public. During his career, he has also been a senior member of teams that completed financings and merger and acquisition transactions with a total value in excess of $1.5 billion. Mr. Horowitz holds a Bachelor of Arts degree in economics from the University of Pennsylvania. Edify believes that Mr. Horowitz is qualified to serve on the Edify Board based on his transaction expertise.

Director Independence

Nasdaq rules require that a majority of the Edify Board be independent. An “independent director” is defined generally as a person other than an officer or employee of the company or its subsidiaries or any other individual having a relationship that, in the opinion of the company’s board of directors, would interfere with the director’s exercise of independent judgment in carrying out the responsibilities of a director. The Edify Board has determined that Susan Wolford, Rosamund M. Else-Mitchell, and Ari Horowitz are “independent directors” as defined in the Nasdaq listing standards and applicable SEC rules. Edify’s independent directors have regularly scheduled meetings at which only independent directors are present.

Number and Terms of Office of Officers and Directors

The Edify Board consists of seven members. The Edify Board is divided into three classes with only one class of directors being elected in each year and each class (except for those directors appointed prior to our first annual meeting of stockholders) serving a three-year term. The term of office of the first class of directors, consisting of Rosamund M. Else-Mitchell, will expire at our first annual meeting of stockholders. The term of office of the second class of directors, consisting of Ari Horowitz and Susan Wolford, will expire at the second annual meeting of stockholders. The term of office of the third class of directors, consisting of Jason Beckman and Jason Colodne, will expire at the third annual meeting of stockholders. We may not hold an annual meeting of stockholders until after we consummate our initial business combination.

Edify’s officers are appointed by the Edify Board and serve at the discretion of the Edify Board, rather than for specific terms of office. The Edify Board is authorized to appoint persons to the offices set forth in Edify’s current bylaws as it deems appropriate. Edify’s current bylaws provide that officers may consist of a Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, Vice Presidents, Secretary, Treasurer, Assistant Secretaries and such other offices as may be determined by the Edify Board.

Committees of the Board of Directors

The Edify Board has three standing committees: an audit committee, a compensation committee and a nominating and corporate governance committee. Both its audit committee and its compensation committee are composed solely of independent directors. Subject to phase-in rules, the rules of Nasdaq and Rule 10A-3 of the Exchange Act require that the audit committee of a listed company be comprised solely of independent directors, and the rules of Nasdaq require that the compensation committee and the nominating and corporate governance committee of a listed company be comprised solely of independent directors. Each committee operates under a charter that was approved by the Edify Board and has the composition and responsibilities described below. The charter of each committee is available on Edify’s website.

Audit Committee

The members of Edify’s audit committee are Ms. Wolford, Ms. Elsie-Mitchell and Mr. Horowitz, and Mr. Horowitz serves as chair of the audit committee. Each member of the audit committee is financially literate and the Edify Board has determined that each member qualifies as an “audit committee financial expert” as defined in applicable SEC rules and has accounting or related financial management expertise.

Edify has adopted an audit committee charter, which details the purpose and principal functions of the audit committee, including:

•        the appointment, compensation, retention, replacement, and oversight of the work of the independent registered public accounting firm engaged by us;

•        pre-approving all audit and permitted non-audit services to be provided by the independent registered public accounting firm engaged by us, and establishing pre-approval policies and procedures;

•        setting clear hiring policies for employees or former employees of the independent registered public accounting firm, including but not limited to, as required by applicable laws and regulations;

•        setting clear policies for audit partner rotation in compliance with applicable laws and regulations;

•        obtaining and reviewing a report, at least annually, from the independent registered public accounting firm describing (i) the independent registered public accounting firm’s internal quality-control procedures, (ii) any material issues raised by the most recent internal quality-control review, or peer review, of the audit firm, or by any inquiry or investigation by governmental or professional authorities within the preceding five years respecting one or more independent audits carried out by the firm and any steps taken to deal with such issues and (iii) all relationships between the independent registered public accounting firm and us to assess the independent registered public accounting firm’s independence;

•        reviewing and approving any related party transaction required to be disclosed pursuant to Item 404 of Regulation S-K promulgated by the SEC prior to us entering into such transaction; and

•        reviewing with management, the independent registered public accounting firm, and our legal advisors, as appropriate, any legal, regulatory or compliance matters, including any correspondence with regulators or government agencies and any employee complaints or published reports that raise material issues regarding our financial statements or accounting policies and any significant changes in accounting standards or rules promulgated by the Financial Accounting Standards Board, the SEC or other regulatory authorities.

Compensation Committee

The Edify Board has established a compensation committee. The members of the compensation committee are Susan Wolford, Rosamund M. Else-Mitchell and Ari Horowitz, and Mr. Horowitz serves as chair of the compensation committee.

Edify has adopted a compensation committee charter, which details the purpose and responsibility of the compensation committee, including:

•        reviewing and approving on an annual basis the corporate goals and objectives relevant to Edify’s Chief Executive Officer’s compensation, if any is paid by it, evaluating the Chief Executive Officer’s performance in light of such goals and objectives and determining and approving the remuneration (if any) of the Chief Executive Officer based on such evaluation;

•        reviewing and approving on an annual basis the compensation, if Edify pays any, of all of its other officers;

•        reviewing on an annual basis Edify’s executive compensation policies and plans;

•        implementing and administering Edify’s incentive compensation equity-based remuneration plans;

•        assisting management in complying with Edify’s proxy statement and annual report disclosure requirements;

•        approving all special perquisites, special cash payments and other special compensation and benefit arrangements for Edify’s officers and employees;

•        if required, producing a report on executive compensation to be included in Edify’s annual proxy statement; and

•        reviewing, evaluating and recommending changes, if appropriate, to the remuneration for Edify’s directors.

The compensation committee charter also provides that the compensation committee may, in its sole discretion, retain or obtain the advice of a compensation consultant, independent legal counsel or other adviser and will be directly responsible for the appointment, compensation and oversight of the work of any such adviser. However, before engaging or receiving advice from a compensation consultant, external legal counsel or any other adviser, the compensation committee will consider the independence of each such adviser, including the factors required by Nasdaq and the SEC.

Director Nominations

Edify does not have a standing nominating committee, though it intends to form a corporate governance and nominating committee as and when required to do so by law or Nasdaq rules. In accordance with Rule 5605 of the Nasdaq rules, a majority of the independent directors may recommend a director nominee for selection by the Edify Board. The Edify Board believes that the independent directors can satisfactorily carry out the responsibility of properly selecting or approving director nominees without the formation of a standing nominating committee. The directors who will participate in the consideration and recommendation of director nominees are Susan Wolford, Rosamund M. Else-Mitchell and Ari Horowitz. In accordance with Nasdaq Rule 5605, all such directors are independent. As there is no standing nominating committee, Edify does not have a nominating committee charter in place.

The Edify Board will also consider director candidates recommended for nomination by its stockholders during such times as they are seeking proposed nominees to stand for election at the next annual meeting of stockholders (or, if applicable, a special meeting of stockholders). Edify stockholders that wish to nominate a director for election to the Edify Board should follow the procedures set forth in the current bylaws.

Edify has not formally established any specific, minimum qualifications that must be met or skills that are necessary for directors to possess. In general, in identifying and evaluating nominees for director, the Edify Board considers educational background, diversity of professional experience, knowledge of its business, integrity, professional reputation, independence, wisdom, and the ability to represent the best interests of its stockholders.

Compensation Committee Interlocks and Insider Participation

None of Edify’s officers currently serves, and in the past year has not served, as a member of the board of directors or compensation committee of any entity that has one or more officers serving on the Edify Board.

Code of Ethics

Edify has adopted a Code of Ethics applicable to its directors, officers and employees. Edify has previously filed a copy of its form of Code of Ethics and its audit committee charter as exhibits to the registration statement in connection with the Edify IPO. You can review these documents by accessing Edify’s public filings at the SEC’s website at www.sec.gov. In addition, a copy of the Code of Ethics will be provided without charge upon request. Edify intends to disclose any amendments to or waivers of certain provisions of its Code of Ethics by posting such information on its website rather than by filing a Current Report on Form 8-K. Please see the section titled “Where You Can Find More Information.”

Legal Proceedings

There is no material litigation, arbitration, governmental proceeding or any other legal proceeding currently pending or known to be contemplated against Edify, and Edify has not been subject to any such proceeding in the 12 months preceding the date of this proxy statement/consent solicitation statement/prospectus.

Periodic Reporting and Audited Financial Statements

Edify has registered its securities under the Exchange Act and has reporting obligations, including the requirement to file annual and quarterly reports with the SEC. In accordance with the requirements of the Exchange Act, Edify’s annual reports contain financial statements audited and reported on by Edify’s independent registered public accounting firm.

EDIFY’S MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

The following discussion should be read in conjunction with Edify’s Condensed Financial Statements and footnotes thereto contained in this proxy statement/consent solicitation statement/prospectus. References in this section to “we,” “our,” “us,” the “Company,” or “Edify” generally refer to Edify Acquisition Corp.

Forward-Looking Statements

The statements discussed in this proxy statement/consent solicitation statement/prospectus include forward looking statements that involve risks and uncertainties detailed from time to time in Edify’s reports filed with the Securities and Exchange Commission.

Overview

Edify is a blank check company formed under the laws of the State of Delaware on September 30, 2020, for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or other similar business combination with one or more businesses. Edify intends to effectuate a business combination using cash from the proceeds of the Edify IPO and the sale of the private placement warrants, its capital stock, debt or a combination of cash, stock and debt.

Results of Operations

We have neither engaged in any operations nor generated any operating revenues to date. Our only activities from inception through June 30, 2023 were organizational activities and those necessary to prepare for the Edify IPO and identifying a target company for a Business Combination, as defined in the current certificate of incorporation. We do not expect to generate any operating revenues until after the completion of our initial Business Combination. We generate non-operating income in the form of interest income on marketable securities held in the trust account. We expect that we will incur increased expenses as a result of being a public company (for legal, financial reporting, accounting and auditing compliance), as well as for due diligence expenses in connection with searching for, and completing, a Business Combination.

For the three months ended June 30, 2023, we had a net loss of approximately $286,000, which consisted of interest earned on marketable securities held in the trust account of approximately $204,000, offset by formation and operating costs of approximately $452,000 and provision for income taxes of approximately $38,000.

For the six months ended June 30, 2023, we had a net loss of approximately $536,000, which consisted of income of approximately $394,000 derived from the changes in deferred underwriting fee and interest earned on marketable securities held in the trust account of approximately $359,000, offset by formation and operating costs of approximately $1.2 million and provision for income taxes of approximately $66,000.

For the three months ended June 30, 2022, we had net income of approximately $1.05 million, which consisted of income of approximately $1.0 million derived from the changes in fair value of the warrant liabilities and interest earned on marketable securities held in the trust account of approximately $0.4, offset by formation and operating costs of approximately $0.2 million and provision for income taxes of approximately $0.02 million.

For the six months ended June 30, 2022, we had net income of approximately $7.4 million, which consisted of income of approximately $7.6 million derived from the changes in fair value of the warrant liabilities and interest earned on marketable securities held in the trust account of approximately $0.4, offset by formation and operating costs of approximately $0.6 million and provision for income taxes of approximately $0.02 million.

For the year ended December 31, 2022, we had net income of approximately $11.1 million, which consisted of income of approximately $9.0 million derived from the change in fair value of warrant liabilities and interest earned on marketable securities held in the trust account of approximately $3.8 million, offset by general and administrative expenses of approximately $1.2 million and provision for income taxes of approximately $0.7 million.

For the year ended December 31, 2021, we had net income of approximately $11.9 million, which consisted of income of approximately $17.0 million derived from the change in fair value of warrant liabilities and interest earned on marketable securities held in the trust account of approximately $0.03 million, offset by general and administrative expenses of approximately $1.1 million and transaction costs incurred in connection with the Edify IPO of approximately $4.1 million.

Liquidity and Capital Resources

On January 20, 2021, we consummated the Edify IPO of 27,600,000 units, at a price of $10.00 per unit, which included the full exercise by the underwriters of their over-allotment option in the amount of 3,600,000 units, generating gross proceeds of $276,000,000. Simultaneously with the closing of the Edify IPO, we consummated the sale of 5,640,000 private placement warrants to the Sponsor at a price of $1.00 per private placement warrant, generating gross proceeds of $5,640,000.

Following the Edify IPO, the full exercise of the over-allotment option, and the sale of the private placement warrants, we placed a total of $276,000,000 in the trust account and we had $1,305,151 of cash held outside of the trust account, after payment of costs related to the Edify IPO, and available for working capital purposes.

For the six months ended June 30, 2023, cash used in operating activities was $856,126. Net loss of $536,147 was affected by interest earned on marketable securities held in the trust account of $359,135 and change in deferred underwriting fee of $394,100. Changes in operating assets and liabilities provided $433,256 of cash for operating activities.

For the six months ended June 30, 2022, cash used in operating activities was $458,544. Net income of $7,393,298 was affected by interest earned on marketable securities held in the trust account of $375,200 and change in fair value of warrant liabilities of $7,638,000. Changes in operating assets and liabilities provided $161,358 of cash for operating activities.

For the year ended December 31, 2022, cash used in operating activities was $1,504,835. Net income of $11,124,257 was affected by interest earned on marketable securities held in the trust account of $3,796,223 and change in fair value of warrant liabilities of $9,249,600. Changes in operating assets and liabilities provided $416,731 of cash for operating activities.

For the year ended December 31, 2021, cash used in operating activities was $1,178,843. Net income of $11,891,223 was composed of interest earned on marketable securities held in the trust account of $26,092, change in fair value of warrant liabilities of $17,043,600, transaction costs incurred in connection with the Edify IPO of $943,412, and a loss on initial issuance of private placement warrants of $3,158,400. Changes in operating assets and liabilities used $102,186 of cash for operating activities.

As of June 30, 2023, we had $18,081,361 held in the trust account consisting of securities held in a money market fund and government bonds that invests in United States government treasury bills, bonds or notes with a maturity of 180 days or less. We may use interest income on the balance in the trust account to pay taxes. Through June 30, 2023, we had withdrawn $3,293,029 from the trust account in connection with the redemption of shares of Edify’s Class A common stock. We intend to use substantially all of the funds held in the trust account, to acquire a target business and to pay our expenses relating thereto. To the extent that we use our capital stock in whole or in part as consideration to effect a Business Combination, we will use the remaining funds held in the trust account as working capital to finance the operations of the target business. Such working capital funds could be used in a variety of ways including continuing or expanding the target business’ operations, for strategic acquisitions and for marketing, research and development of existing or new products. We could also use such funds to repay any operating expenses or finders’ fees that we had incurred prior to the completion of a Business Combination if the funds available to us outside of the trust account were insufficient to cover such expenses.

As of June 30, 2023, we had cash of $57,726. We intend to use the funds held outside the trust account primarily to identify and evaluate target businesses, perform business due diligence on prospective target businesses, travel to and from the offices, plants or similar locations of prospective target businesses or their representatives or owners, review corporate documents and material agreements of prospective target businesses, and structure, negotiate and complete a Business Combination.

In order to fund working capital deficiencies or finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor or certain of our officers and directors may, but is not obligated to, loan us funds as may be required. If we complete a Business Combination, we may repay such loaned amounts out of the proceeds of the trust account released to us. In the event that a Business Combination does not close, we may use a portion of the working capital held outside the trust account to repay such loaned amounts, but we would not use any proceeds from the trust account for such repayment. Up to $1,500,000 of such loans may be convertible into warrants, at a price of $1.00 per warrant, at the option of the lender. The warrants would be identical to the private placement warrants.

We do not believe that we will need to raise additional funds in order to meet the expenditures required for operating our business. However, if our estimate of the costs of identifying a target business, undertaking in-depth due diligence and negotiating a Business Combination are less than the actual amount necessary to do so, we may have insufficient funds available to operate our business prior to a Business Combination. Moreover, we may need to obtain additional financing either to complete a Business Combination or because we become obligated to redeem a significant number of our public shares upon consummation of a Business Combination, in which case we may issue additional securities or incur debt in connection with such Business Combination. Subject to compliance with applicable securities laws, we would only complete such financing simultaneously with the completion of a Business Combination. If we are unable to complete a Business Combination because we do not have sufficient funds available to us, we will be forced to cease operations and liquidate the Trust Account. In addition, following a Business Combination, if cash on hand is insufficient, we may need to obtain additional financing in order to meet our obligations.

Going Concern

As of June 30, 2023, the Company had $57,726 in its operating bank account, $18,081,361 in money market securities held in the trust account to be used for a Business Combination or to repurchase or redeem shares of Edify’s Class A common stock in connection therewith and a working capital deficit of $3,084,257. As of June 30, 2023, $3,192,578 of the amount on deposit in the trust account represented interest income. We may use interest income earned on the trust account to pay the Company’s tax obligations. As of June 30, 2023, we had withdrawn $3,293,029 from the trust account in connection with redemptions.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (the “FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by October 20, 2023 and on a monthly basis up to three times from the Amended Date to January 20, 2024, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution coupled with the Company’s current liquidity condition, as described above, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 20, 2023. The Company intends to complete a Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by October 20, 2023.

Off-Balance Sheet Financing Arrangements

We have no obligations, assets or liabilities that would be considered off-balance sheet arrangements as of June 30, 2023. We do not participate in transactions that create relationships with unconsolidated entities or financial partnerships, often referred to as variable interest entities, which would have been established for the purpose of facilitating off-balance sheet arrangements. We have not entered into any off-balance sheet financing arrangements, established any special purpose entities, guaranteed any debt or commitments of other entities, or purchased any non-financial assets.

Contractual Obligations

We do not have any long-term debt, capital lease obligations, operating lease obligations or long-term liabilities other than, as described below, an agreement to pay the Sponsor a monthly fee of $10,000 for office space, utilities and secretarial, and administrative and support services. We began incurring these fees on January 14, 2021 and will continue to incur these fees monthly until the earlier of the completion of a Business Combination and our liquidation.

The underwriters in the Edify IPO are entitled to a deferred fee of $0.35 per share, or $9,660,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the trust account solely in the event that we complete a Business Combination, subject to the terms of the underwriting agreement. Subject to the consummation of the Transactions, the underwriters have agreed to reduce the amount of their deferred fees by $6,016,800. As the waiver is solely subject to the consummation of the Transactions, the Company did not alter the fee payable as the probability of the consummation of the Transactions is not yet certain.

Critical Accounting Policies

The preparation of financial statements and related disclosures in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities, disclosure of contingent assets and liabilities at the date of the financial statements, and income and expenses during the period reported. Actual results could materially differ from those estimates. We have not identified any critical accounting policies.

Warrant Liabilities

We account for the warrants in accordance with the guidance contained in ASC 815-40 under which the warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, we classify the warrants as liabilities at their fair value and adjust the warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in our statement of operations. The private placement warrants for periods where no observable traded price was available are valued using the Black-Scholes Option Pricing Model. The public warrants for periods where no observable traded price was available were valued using a binomial/lattice model. For periods subsequent to the detachment of the public warrants from the units, the public warrant quoted market price was used as the fair value as of each relevant date.

Income Taxes

We account for income taxes under ASC 740. ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized.

Class A Common Stock Subject to Possible Redemption

We account for the shares of Edify’s Class A common stock subject to possible redemption in accordance with the guidance in ASC Topic 480, “Distinguishing Liabilities from Equity.” Shares of Edify’s Class A common stock subject to mandatory redemption are classified as a liability instrument and is measured at fair value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within our control) is classified as temporary equity. At all other times, Edify’s common stock is classified as stockholders’ equity. Edify’s Class A common stock features certain redemption rights that are considered to be outside of our control and subject to occurrence of uncertain future events. Accordingly, the shares of Edify’s Class A common stock subject to possible redemption is presented as temporary equity, outside of the stockholders’ deficit section of our balance sheets.

Net (Loss) Income per Common Share

Net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of shares of Edify common stock outstanding for the period. The Company has two classes of shares, which are referred to as Edify’s Class A common stock and Edify’s Class B common stock. Accretion associated with the redeemable shares of Edify’s Class A common stock is excluded from earnings per share as the redemption value approximates fair value.

Recent Accounting Standards

In June 2016, the FASB issued ASU 2016-13 - Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on our financial statements.

INFORMATION ABOUT UNIQUE LOGISTICS

References in this section to “we,” “our,” “us,” the “Company,” or “Unique Logistics” generally refer to Unique Logistics International, Inc., a Nevada corporation, and its consolidated subsidiaries.

Corporate History

Unique Logistics International, Inc. (formerly Innocap, Inc.) was incorporated in Nevada on January 23, 2004. In May 2011, the Company changed its business plan to begin researching the location of and salvaging sunken ships. Until October 2020, the Company had been actively negotiating several research and salvage projects in Indonesia, Malaysia, and other countries in connection with ships that were sunk during World War II.

Sunandan Ray, the Company’s current President and Chief Executive Officer, formed Unique Logistics Holdings, Inc., a Delaware corporation (“ULHI”), on October 28, 2019, for the purpose of conducting a management buyout of three United States subsidiaries that were majority owned by ULHK. At the time, Mr. Ray owned a minority interest in each of ULHK’s majority-owned Indian and New York subsidiaries and was running the operations of its New York subsidiary.

ULHK was incorporated in Hong Kong in 1983 by Richard Lee, a Canadian citizen resident in Hong Kong. ULHK commenced its business with a focus on transpacific logistics services because of the increasing demands of trade between Hong Kong and the United States. Its initial focus was on air freight services, but ULHK quickly diversified into ocean freight services. In its first 15 years of operations, ULHK established itself as a major international logistics service provider in Hong Kong. Driven by the needs of its customer base, from 1997 through 2012, ULHK established a network of offices throughout Asia and the United States. By the end of 2012, the Unique Logistics brand was well recognized in several Asian countries including China, India, and Vietnam. In the United States, ULHK offices in Boston, Atlanta, New York, Los Angeles, and Chicago had a growing United States customer base in several sectors such as fashion, department stores, furniture, toys, and home goods. The vast majority of ULHK’s international business consisted of services pertaining to United States-based companies.

On May 29, 2020, ULHI entered into a Securities Purchase Agreement with ULHK, pursuant to which the Company purchased from ULHK: (i) 60% of the membership interests of Unique Logistics International (ATL) LLC, a Georgia limited liability company; (ii) 80% of the common stock of Unique Logistics International (BOS) Inc., a Massachusetts corporation; and (iii) 65% of the Unique Logistics International (USA) Inc., a New York corporation.

On October 8, 2020, the Company, Unique Acquisition Corp., a wholly owned subsidiary of the Company, and ULHI entered into an Agreement and Plan of Merger and Reorganization pursuant to which, on that date, Unique Acquisition Corp. was merged with and into ULHI, with ULHI surviving as a wholly owned subsidiary of the Company (the “ULHI Merger”). Pursuant to the ULHI Merger, the Company acquired all of the outstanding capital stock of ULHI in exchange for issuing ULHI’s stockholders an aggregate of 130,000 shares of Unique Logistics Series A Convertible Preferred Stock and 870,000 shares of Unique Logistics Series B Convertible Preferred Stock. Immediately after the ULHI Merger was consummated, and in accordance with the Agreement and Plan of Merger and Reorganization, certain affiliates of the Company cancelled a total of 45,606,489 shares of the Unique Logistics Common Stock and 1,000,000 shares of Unique Logistics Convertible Preferred Stock held by them in exchange for ULHI’s agreement to assume certain liabilities of the Company. As a result, the ULHI stockholders became the majority stockholders of the Company. Immediately following the closing of the ULHI Merger, the Company changed its business plan to that of ULHI.

On January 11, 2021, the Company filed a certificate of amendment to its articles of incorporation with the Secretary of State of the State of Nevada for the adoption of amended and restated articles of incorporation, which (i) increased the number of authorized shares of Unique Logistics Common Stock from 500,000,000 shares to 800,000,000 shares and (ii) changed the Company’s name to Unique Logistics International, Inc.

The name change was approved by the Financial Industry Regulatory Authority and became effective in the market on January 14, 2021.

On February 21, 2023, the Company completed its acquisition of all of the share capital owned by ULHK in eight subsidiaries for $26.5 million, consisting of $3.5 million in cash and promissory notes totaling $23.0 million. One such promissory note in the amount of $4.5 million matured on March 7, 2023, and was paid with cash held by the ULHK Entities, one such promissory note matured on April 7, 2023, and was paid with the Company’s existing cash as well as the borrowings under the delayed draw term loan under the Financing Agreement, and the balance mature between June 30, 2023 and February 21, 2024. In addition to the shares in the ULHK Entities, the Company acquired two companies that are owned by two of the ULHK Entities.

Business

Unique Logistics provides a full range of global logistics services by providing to its customers a robust international network that strategically supports the movement of its customers’ goods. Acting solely as a third-party logistics provider, Unique Logistics purchases available cargo space in volume from its network of carriers (such as airlines, ocean shipping, and trucking lines) and resells that space to our customers. Unique Logistics does not own any of these ships, trucks, or aircraft and does not plan on entering the ownership model.

Operating via its subsidiaries, Unique Logistics International (BOS) Inc., a Massachusetts corporation and Unique Logistics International (NYC), LLC, a Delaware limited liability company, Unique Logistics provides a range of international logistics services that enable its customers to outsource to the Company sections of their supply chain process. Our network of trained employees and integrated information systems seamlessly manage the services that we provide to our customers. We enable our customers to share data regarding their international vendors and purchase orders with us, execute the flow of goods and information under their operating instructions, provide visibility to the flow of goods from factory to distribution center or store and when required, update their inventory records.

Unique Logistics’ primary services include:

•        Air freight services;

•        Ocean freight services;

•        Customs brokerage and compliance services;

•        Warehousing and distribution services; and

•        Order management.

Air Freight Services

Operating as an indirect air carrier or an airfreight consolidator, Unique Logistics provides both time savings and cost-effective air freight options to its customers. An expansive global network enables the Company to offer door to door service allowing customers to benefit from our expert staff for guidance with the physical movement of cargo and documentation compliance. Unique Logistics purchases cargo space from airlines on a volume basis and resells that space to our customers at a lower price than they would be able to negotiate themselves for their individual shipments. Through its integrated management system, the Company determines the best routing for shipments and then makes arrangements to receive the cargo into a designated warehouse. Upon receipt, we inspect and weigh the cargo, collect documentation, and process export clearance. Once cargo is cleared it is prepared for departure. Unique Logistics offers real-time tracking visibility for customers to view when an order is booked, departs, and arrives. Unique Logistics contracts with a worldwide network of airlines and other service providers to provide the best airfreight service in assisting importers to ship using the most efficient and cost-effective method. Some of the selections we offer include:

•        International, domestic, deferred, express and charter services, which permit customers to choose from a menu of different priority options that secure, at different price levels, greater assurance of timely delivery;

•        Port to port and door to door shipments, which provide customers the option of managing, independently, the post-arrival services such as delivery or clearance if the Company is not providing such services;

•        Global blocked space agreements, which guarantee the availability of space on certain flights;

•        Air and ocean combination shipment, which offer cost effective transportation using multimodal, combination movements, by one mode to an international hub, such as Dubai, UAE or Singapore, and converting to a different mode at the hub;

•        Air and transload dedicated truck shipment, where arriving cargo is transferred from airline container or pallet into a truckload ready for delivery;

•        Dangerous goods handling requiring qualified handling; and

•        Refrigerated cargo.

Our air freight customer base is comprised of importers in various industries including fashion retail, technology and general department stores merchandise importers. The majority of shipments originate in Asian manufacturing countries. Air freight is seasonal for fashion retailers, with the period July through December being much stronger than the remainder of the year. For technology companies, the seasonal impact is less pronounced.

The Company works with its international network to ensure air freight shipping capacity is secured and planned in advance to meet our customers’ requirements. We then make this capacity available to our customers at competitive prices and with the added security of availability, particularly during peak air freight shipping periods. We supplement scheduled capacity with full charter capacity to ensure that we meet customer capacity requirements throughout the year. While capacity management is critical to securing and maintaining air freight customers, the Company will try to quickly move to the position of offering additional primary services to our air freight customers.

The Company’s integrated management system is built around a cloud-based software package known as Cargo Wise. The software is accessible to our offices or overseas third party associates when planning and recording the receipt of cargo and booking shipments. The Cargo Wise system assists in the creation of documentation required to plan each shipment, including management information systems that enable our operational management teams to generate reports or provide access to information to our customers so that they have daily visibility to their purchased orders. This enables shipments to be approved, planned, and routed within the available air freight capacity procured by the Company. The Cargo Wise software is part of the integrated management system that also incorporates (in some cases with interface) airline resources, congestion/market condition information, pricing databases, customer preferences in key account management databases and the trained personnel and experienced managers that make decisions as required based on the information.

Ocean Freight Services

Operating as an ocean transportation intermediary to provide ocean freight service both as a non-vessel owning common carrier (“NVOCC”) and ocean freight forwarder, Unique Logistics provides to its customers ocean freight consolidation, direct ocean forwarding, and order management. We are a common carrier that holds itself out to the public to provide ocean transportation, issues its own house bills of lading or equivalent document, but does not operate the vessels by which ocean transportation is provided. The Company’s roles and responsibilities in ocean freight services include the following:

•        Selecting the most optimal ocean carriers based on both cost and service. The Company has NVOCC contracts with multiple ocean carriers and is thus able to offer its customers a choice in service;

•        Entering into contract/rate agreement with clients to transport their ocean shipments. Under such contracts the customer is assured of the Company’s pricing and weekly capacity to carry the customer’s cargo;

•        Consolidating shipments at origin/deconsolidating of freight at destination. This enables the customer to receive the economics of a consolidated container rate rather than a higher rate for less than full container load. It also makes delivery at destination more efficient;

•        Arranging pick-up of shipment at origin and deliver at destination, with a factory to door service;

•        Preparing and processing the documentation/clearance (customs/security) for shipments during ocean transit, in advance of arrival of shipment at destination;

•        Providing ocean freight services in both major and minor trade lanes with representation in all trading nations in Americas, Asia, and Europe;

•        Offering a wide array of services typically performed by multiple services providers including, but not limited to, offering options to customers on ocean carrier service choices prior to final selection and securing such space based on customer requirement; this enables our customers to delegate more of their logistics management to us whereas a more limited range of service would require the customer to deal with multiple service providers;

•        Communicating on any regulation/compliance issues on exporting and importing shipments;

•        Playing an intermediary role at any point of ocean transportation based on a customer’s routing preferences; and

•        Providing space acquisition on carrier service for committed delivery during high demand periods and providing a lower-price option in weak demand season for the greatest possible cost saving.

Some of the major industry sectors we serve in connection with our ocean freight services are home products and appliances, furniture, automotive, giftware and fashion. Our customers include retailers as well as wholesale importers. Our volumes enable us to enter into significant contracts with shipping lines to lock in capacity at prices that enable us to secure and retain customers.

Customs Brokerage and Compliance Services

Unique Logistics is a licensed United States customs broker whose mission is to ensure that its importing clients are in compliance with all required regulations. Our services help importers clear cargo with the U.S. Customs and Border Protection, including documentation collection, valuation review, product classification, electronic submission to customs and the collection and payment of duties, tariffs, and fees. Unique Logistics works with importers to develop a compliant trade program including product databases, compliance manuals and periodic internal audits. The development of product databases has become critical in the current economic environment due to increasing trade tensions and various tariffs imposed as a result. Unique Logistics also offers importers tools to improve efficiency such as reporting, visibility and trade consulting, including training seminars. Our additional services include:

•        Preparation of the Import Security Filing (10+2) required to be on file 24 hours prior to shipment departure;

•        Clearance and compliance with other government agencies such as the Food and Drug Administration, U.S. Department of Agriculture, Consumer Product Safety Commission and U.S. Fish & Wildlife Service;

•        Focused assessment and internal audit to determine and eliminate weak areas of compliance;

•        Post-entry service to change past entries and take advantage of tariff exclusions granted after the original entry was processed;

•        Binding rulings to obtain pre-entry classification;

•        Classification and valuation;

•        Trade agreements;

•        Warehouse entries to defer duty;

•        Licensing and country of origin marking requirements;

•        Free Trade Zone;

•        Duty drawback to get duty back on items exported under certain requirements; and

•        Cargo insurance coverage.

Warehousing and Distribution Services

Unique Logistics operates a warehousing facility in Santa Fe Springs, California, and plans to expand such services through its own managed facilities. We lease this facility, which is 110,000 sq. ft. with storage capacity for approximately 9,000 pallets and 10 dedicated employees. Unique Logistics also provides warehousing and distribution services through third party facilities.

Warehousing and distribution services enable Unique Logistics to greatly expand its involvement in our customers’ supply chain, post arrival of international shipments into the United States. By providing inventory management, order fulfillment, and other services, our customers benefit from cost savings related to space, equipment, and labor due to efficiencies of scale. Our warehousing and distribution services include:

•        Transloading of cargo from incoming containers to trucks for delivery;

•        Pick and pack services;

•        Quality control services under customer instructions;

•        Kitting;

•        Storage;

•        Inventory management; and

•        Delivery services, including e-commerce fulfillment services.

Warehousing and distribution is a higher-margin business than air freight or ocean freight. In the case of freight service, we are primarily re-selling capacity while in warehousing and distribution we are offering services based on fixed space cost, fixed staffing and equipment cost and relatively smaller variable labor and equipment cost. The customer base includes freight customers with warehousing and distribution needs as well as customers who are exclusively warehousing and distribution service users. Such customers are in a variety of industries, including footwear, apparel, giftware, and home appliances. We bill customers under three broad categories — storage, transloading (with quick turnaround and no storage) and other warehouse services listed above. The location of our existing warehouse, within 15 miles of the Port of Los Angeles/Long Beach and 20 miles from Los Angeles Airport, is an important factor for our customers. Racking as well as bulk storage space availability enables us to handle a variety of customer requirements. In recent years, severe congestion at the terminals serving the Port of Los Angeles/Long Beach has increased the demand for transloading as well as short-term storage services at warehouses such as ours that are within a 50-mile radius of the port.

This warehouse facility is the only such facility that we currently operate. We believe, however, that warehousing and distribution is an important opportunity for our business expansion.

Order Management

Unique Logistics offers order management services providing importers with total visibility on every order from the time placed with the supplier to door delivery. Importers send orders electronically immediately upon creation, giving the Company the ability to assist in firmly holding suppliers to shipping windows. This results in optimizing consolidation and improved on-time delivery. Order management also gives importers the power to control their supply chain by monitoring key milestone events, tracking order status, and managing delivery to their end-consumer.

Our order management services include the following features:

•        Importer and vendor Electronic Data Interchange (EDI) integration;

•        Key milestone notifications customized per importers’ requirements;

•        Vendor, booking and document management;

•        Customized reporting including exception reporting for maximum efficiency;

•        Consolidation management; and

•        Tracking visibility in real time.

Other benefits include:

•        Single data platform.

•        Avoids a manual booking process.

•        Eliminates unnecessary data entry.

•        Document visibility and historical recordkeeping.

•        Vendor key performance indicators (KPI) management.

•        Live milestone updates.

Industry Overview and Competition

The global logistics industry is highly competitive, and we expect it to remain so for the foreseeable future. Although there are a large number of companies that compete or provide services in one or more segments of the logistics industry, Unique Logistics is part of a much smaller group of companies that provides a full suite of services. In each area of service, we face competition from companies operating within that service segment as well as companies that provide a wider range of global services.

The industry includes (i) specialized NVOCCs, an ocean carrier that transports goods under its own house bill of lading, or equivalent documentation, without operating ocean transportation vessels and (ii) indirect air carriers, which are persons or entities within the United States, not in possession of a Federal Aviation Administration (“FAA”) air carrier operating certificate, that undertake to engage indirectly in air transportation of property and uses for all or any part of such transportation the services of an air carrier, freight forwarders, trucking companies, customs brokers and warehouse operators who operate within their specialized space and very often pose pricing advantages within that segment.

Our mission is to bring value to our customers through specific competitive advantages:

•        Trained, experienced staff with knowledge of those areas of the world where customers are likely to require problem solving abilities.

•        Trained, experienced staff with knowledge of the various supply chain segments: air, ocean, customs, warehousing and information technology integration.

•        Responsive customer service and the ability to meet our customers’ needs with people at the front of well-established processes.

Our customer base includes companies in a wide range of industries. Some of the major industry sectors we serve are home products and appliances, furniture, fashion retail, automotive and technology. We aim to provide a wide range of services to each customer and cross sell all of our primary services.

Ocean freight services and air freight services are the most significant revenue drivers for the Company. To distinguish our service offerings from our competitors, our primary focus is on capacity management for these services. Our volumes enable us to enter significant contracts with shipping lines to lock in capacity at prices that enable us to secure and retain customers. Similarly, our air freight capacity strategy includes rate/space agreements with scheduled airlines as well as a full air cargo charter program under which we are able to lock in capacity for our customers at contracted rates.

While capacity management is critical to establishing relations with new customers and securing existing ones, it is essential for the Company to expand its range of services to each customer. Our customer support teams will work with each customer to identify the areas, such as customs brokerage, warehousing and distribution and order management, where our service offerings may create additional value-added opportunities within the customer’s supply chain.

Seasonality

Historically, our own operating results, as well as the industry as a whole, have been subject to seasonal demand. With our financial year end of May 31, typically our first and second quarters are the strongest with the fourth quarter being the weakest. There are no guarantees, however, that these trends will continue. These seasonal trends are influenced by a number of factors, including weather patterns, national holidays, economic conditions, consumer demand, major product launches, as well as a number of other market forces. As many of these forces are unforeseen, there is no way for us to provide assurances that these seasonal trends will continue.

Growth Strategy

Unique Logistics has established plans to grow its business by focusing on the following key areas: (i) organic growth and expansion in existing markets; (ii) strategic acquisitions; (iii) warehousing and distribution; (iv) growth of business on the Trans-Atlantic and Latin American trade lanes; and (v) specialized services to United States companies on their overseas logistics needs in conjunction with the export and distribution of products in certain Asian markets such as India, Vietnam and China.

Organic Growth and Expansion in Existing Markets

We plan to focus on developing business domestically to drive organic growth. Since our initial formation and combination, we have significantly improved our operating efficiencies in the areas of procurement, customer service, finance, and administration. We have achieved this by consolidating our volumes, centralizing many of the functions previously handled separately by individual operating subsidiaries, and rationalizing our organizational structure, including hiring and empowering experienced executives in critical positions including the hiring of a full time Chief Operating Officer. We believe that this has resulted in much lower overhead and the ability to build a uniform marketing strategy to build market share and further Unique Logistics’ brand recognition throughout the United States. Additionally, the Company will continuously assess its information technology environment based on emerging trends in logistics and customer requirements. The first step in this strategy is already in place: a single operating platform. We will continue to build add-on service tools that enhance our operating platform. One key area for technology focus will be the seamless delivery of e-commerce services from origin to consumer, with shipment visibility for both the customer and the customer’s consumer.

We believe that we can expand Unique Logistics’ business base, which includes three out of the 50 largest importers in the United States, by building our sales organization and the support organization to successfully deliver our brand of service.

Strategic Acquisitions

On February 21, 2023, the Company acquired all of the share capital (the “Purchased Shares”) owned by ULHK in the ULHK Entities for $26.5 million pursuant to a Stock Purchase Agreement between the Company and ULHK, dated as of April 28, 2022, and amendments thereto dated as of December 17, 2022 and February 21, 2023 and separate Share Sale and Purchase Agreements dated September 13, 2022, as amended pursuant to amendments thereto dated as of February 21, 2023, with each of ULHK Entities, provided that the acquisition of the Purchased Shares in each of Unique Logistics International Co., Ltd (“Unique-Taiwan”) and Unique Logistics International (Vietnam) Co., Ltd. (“Unique-Vietnam”) is subject to receipt of all required governmental approvals in Taiwan and Vietnam, respectively, and the Company’s acquisition of the Purchased Shares in those entities will therefore not officially close until after such approvals are obtained. We obtained the required Taiwan approvals on June 1, 2023, and expect to close on our acquisition of the Purchased Shares in Unique-Taiwan during the fourth quarter of calendar 2023. The Company has not yet received the required approvals in Vietnam.

At the closing of the ULHK Entities Acquisition, the Company paid $3.5 million in cash and issued promissory notes to ULHK totaling $23.0 million to purchase the Purchased Shares. The Company paid off one such promissory note in the amount of $4.5 million, which matured on March 7, 2023, using cash held by the ULHK Entities, another such promissory note in the amount of $5.0 million, which matured on April 7, 2023, using the Company’s existing cash and borrowings under the delayed draw term loan under the Financing Agreement, and one promissory note in the amount of $5.0 million that matured on June 30, 2023, using borrowings under the delayed draw term loan under the Financing Agreement. One promissory note in the amount of $2.5 million that originally matured on June 30, 2023, was subsequently amended to extend the maturity date to October 31, 2023;

the Company had paid off $1.1 million of such promissory note before it was canceled and replaced by a new promissory note dated October 3, 2023, as further discussed below. One promissory note in the amount of $2.0 million that originally matured on February 21, 2024, and bore no interest was amended as of October 9, 2023, to extend the maturity date to March 31, 2025 and to provide for the payment of interest beginning on February 21, 2024, at the rate of 15% per annum. Finally, one promissory note in the amount of $1.0 million matures on February 21, 2025; this promissory note bears no interest.

In addition, the promissory notes related to the purchase price for the Purchased Shares in Unique-Taiwan and Unique-Vietnam, in the amount of $2.0 million and $1.0 million, respectively, originally matured on June 30, 2023, but were not payable until the later of July 15, 2023, or 15 days after receipt of all required or necessary government and other regulatory approvals necessary to consummate our purchase of such Purchased Shares; these promissory notes provided for no interest. We received the required approvals with respect to Unique-Taiwan on June 1, 2023, and the Company and ULHK entered into an amended and restated promissory note with respect to the Purchased Shares in Unique-Taiwan on August 31, 2023, to extend its maturity date to July 31, 2024 and to provide for interest to be accrued at an annual rate of 15%; this note was subsequently cancelled and replaced with a new promissory note dated as of October 3, 2023, as further discussed below. Similarly, as of September 8, 2023, the Company and ULHK entered into an amendment to the promissory note with respect to the Purchased Shares in Unique-Vietnam that extends the maturity date of that note to 12 months after receipt of the Vietnam approvals, although as we have not received the required approvals with respect to Unique-Vietnam this note has not yet become payable, and provides for interest to be accrued at an annual rate of 15%.

The Company subsequently issued to ULHK a promissory note dated October 3, 2023, in the amount of $4.5 million, representing (i) the $1.4 principal amount owed on the $2.5 million promissory note, as amended, previously scheduled to mature on October 31, 2023, (ii) $2.0 million for the Purchased Shares in Unique-Taiwan, and (iii) $1.1 million representing a loan from ULHK to Unique Logistics in the principal amount of $1.1 million. This promissory note cancels, replaces and supersedes the promissory notes reflected in (i) and (ii) of the prior sentence and evidences the new loan from ULHK. This promissory note matures on March 31, 2025 and provides for interest to be accrued at an annual rate of 15%.

In addition to the acquisition of the ULHK Entities, the Company acquired in the ULHK Entities Acquisition two companies that are owned by two of the ULHK Entities.

The Stock Purchase Agreement also provided that the Company would be obligated to pay ULHK an earn-out payment of either $2.5 million or $2.0 million if the ULHK Entities achieved certain EBITDA-related milestones set forth therein during the 12 month-period ended June 30, 2023. Such milestone amounts were not achieved and, as a result, the Company is not required to make the earn-out payment.

In accordance with Amendment No. 1 to the Stock Purchase Agreement, $1.0 million of the cash portion of the purchase price was used to establish a reserve against certain potential existing and contingent liabilities relating to certain of the ULHK Entities that had not been disclosed to the Company as of the date of the original Stock Purchase Agreement. To the extent that any claims related to such undisclosed liabilities are asserted on or before February 20, 2024, any amounts that the relevant ULHK Entities pay upon settlement or are found liable for by a competent court, tribunal or governmental authority will be paid to Unique Logistics up to the $1.0 million amount of the reserve. If no such claims are made then the entire $1.0 million reserve, or the amount left, if any, after deducting such settlement or liability amounts, will be released to ULHK. The Company and ULHK are still in the process of evaluating the impact of potential tax issues in Unique-Vietnam and any potential liabilities resulting therefrom that the Company would be responsible for and that would be reimbursable pursuant to the reserve. The Company and ULHK have also discussed reducing the amount of the $2.0 million promissory note due and payable on February 21, 2024, by the amount of any such liabilities in lieu of having the Company reimbursed from the monies held in reserve.

As a result of consummation of the ULHK Entities Acquisition, the Company became a party to certain agreements with the remaining stockholders of each of three of the eight ULHK Entities, one located in the United Kingdom and two located in China. Each of the stockholder agreements contains restrictive negative covenants favoring the protection of the minority stockholders party thereto. The stockholder agreements require unanimous written consent of all stockholders in the applicable ULHK Entity in order for the ULHK Entity to, among other things: (i) adopt a business plan or materially change its business; (ii) change its name or amend its organizational/governing documents; (iii) issue or create any new shares, alter the rights associated with any class of equity, consolidate, sub-divide or convert any of its equity or capital, or issue securities exercisable for or convertible into shares of the ULHK Entity; (iv) enter into a merger, amalgamation, or similar transaction, acquire ownership interests in any equity or capital of any other company or undertaking, or enter into any partnership or enter into any profit-sharing agreement other than in ordinary course of business; and (v) wind up, dissolve, or otherwise terminate its existence. Such consents are required for such actions taken only at the ULHK Entity itself and does not apply to actions taken by Unique Logistics and, as a result, no such consents are required in connection with the Merger Agreement and the Transactions.

Simultaneously with the closing of the ULHK Entities Acquisition, the Company purchased the remaining 458,370 shares of the ULHK Entity located in India that were owned by Frangipani Trade Services, Inc. (“FTS”), a New York corporation owned by Sunandan Ray, Unique Logistics’ Chief Executive Officer, which resulted in the Company owning all of the share capital of this ULHK Entity, pursuant to a separate Stock Purchase Agreement between the Company and FTS. FTS is owned by the Company’s President and Chief Executive Officer. In consideration for the shares, the Company issued a promissory note to FTS in the principal amount of $500,000, bearing no interest and with a maturity date of February 21, 2025.

Warehousing and Distribution

Unique Logistics has successfully established a major warehousing facility in Santa Fe Springs, California and now has in-house the management expertise (commercial as well as operational) in successfully managing such facilities. Unique Logistics has also identified a method of identifying growth opportunities by focusing on specific areas of the United States and existing well-constructed facilities where lease assumption is available with an existing customer base.

Specialized Services to U.S. Companies in Overseas Markets

Unique Logistics has several decades of experience in Asian markets such as India, Vietnam and China. Unique Logistics is constantly interacting with a United States customer base that seeks to do business in these areas but requires local expertise. We have the experience and the connections to assist United States companies with local importation, local warehousing and distribution and other local logistics and trade compliance services. We plan to build on our expertise in these three specific countries to build tailored services to U.S. customers, including in business consulting pertaining to logistics and related trade services.

Government Regulations and Security

Our industry is subject to regulation and supervision by several governmental authorities.

Operations

The U.S. Department of Transportation (“DOT”), the FAA and the U.S. Department of Homeland Security, through the Transportation Security Administration (“TSA”), have regulatory authority over our air transportation services. The Federal Aviation Act of 1958, as amended, is the statutory basis for DOT and FAA authority and the Aviation and Transportation Security Act of 2001, as amended, is the basis for TSA aviation security authority.

All United States indirect air carriers are required to maintain prescribed security procedures and are subject to periodic audits by the TSA. Our overseas offices and agents are licensed as airfreight forwarders in their respective countries of operation. Our offices are licensed as an airfreight forwarder from the International Air Transport Association (IATA), a voluntary association of airlines and air transport related entities that prescribes certain operating procedures for airfreight forwarders acting as agents for its members.

The shipping of goods by sea is regulated by the Federal Maritime Commission (“FMC”). Our Company is licensed by the FMC to operate as an Ocean Transportation Intermediary (“OTI”) and as a NVOCC. As a licensed OTI and NVOCC, we are required to comply with several regulations, including the filing of our tariffs.

Under Department of Homeland Security regulations, we are a qualified participant in the Customs-Trade Partnership Against Terrorism program, requiring us to be compliant with relevant security procedures in our operations.

We are licensed as a customs broker by the U.S. Customs and Border Protection Agency of the Department of Homeland Security, nationally and in each U.S. customs district in which we do business. All United States customs brokers are required to maintain prescribed records and are subject to periodic audits by U.S. Customs and Border Protection. In other jurisdictions in which we perform customs clearance services, we are licensed by the appropriate governmental authority where such license is required to perform these services.

We do not believe that current United States and foreign governmental regulations impose significant economic restraint upon our business operations. The regulations of foreign governments, however, can impose barriers to our ability to provide the full range of our business activities in a wholly or majority United States-owned subsidiary. For example, foreign ownership of a customs brokerage business is prohibited in some jurisdictions and, less frequently, the ownership of the licenses required for freight forwarding and/or freight consolidation is restricted to local entities. When we encounter this sort of governmental restriction, we work to establish a legal structure that meets the requirements of the local regulations while also providing the substantive operating and economic advantages that would be available in the absence of such regulation. This can be accomplished by creating a joint venture or exclusive agency relationship with a qualified local entity that holds the required license.

Environmental

We are subject to federal, state and local environmental laws and regulations across all of our business units. These laws and regulations cover a variety of processes, including, but not limited to: proper storage, handling and disposal of waste materials; appropriately managing wastewater and stormwater; monitoring and maintaining the integrity of underground storage tanks; complying with laws regarding clean air, including those governing emissions; protecting against and appropriately responding to spills and releases and communicating the presence of reportable quantities of hazardous materials to local responders. We have established site- and activity-specific environmental compliance and pollution prevention programs to address our environmental responsibilities and remain compliant. In addition, we have created several programs that seek to minimize waste and prevent pollution within our operations.

Employees and Human Capital

As of May 31, 2023, the Company had 605 employees including 592 full-time employees. None of our employees are represented by a union or covered by a collective bargaining agreement. We have not experienced any work stoppages and we consider our relationship with our employees to be good.

Our human capital resources objectives include, as applicable, identifying, recruiting, retaining, incentivizing, and integrating our existing and new employees, advisors, and consultants. The principal purposes of our equity incentive plan are to attract, retain and reward personnel through the granting of stock-based compensation awards, in order to increase stockholder value and the success of our company by motivating such individuals to perform to the best of their abilities and achieve our objectives.

Insurance

The Company effectively maintains all industry-specific and business in general insurance policies and believes that it has appropriately addressed the potential risk of material losses. We currently have the following policies in place:

•        US Customs Bonds

•        Federal Maritime Commission License Bonds

•        Business Insurance

•        General Liability

•        Commercial Property (including Business Personal Property and Business Income with Extra Expense)

•        Business Auto

•        Commercial Umbrella

•        Worker’s Compensation and Employer’s Liability

•        Employment Practices Liability Insurance

•        Trade Credit Insurance

•        Cyber Security

•        Directors and Officers

•        Combined Transit Liability

•        Errors and Omissions

•        Warehouse Legal Liability

•        Marine Open Cargo Insurance

From time to time, the Company may also purchase credit insurance for certain customers, resulting in the risk of loss being limited to the accounts receivable not covered by credit insurance, which the Company does not believe to be significant.

Properties

Unique Logistics’ corporate headquarters is located at 154-09 146th Avenue, Jamaica, NY 11434. We lease this space, consisting of 2,219 square feet, pursuant to a lease agreement that expires on April 30, 2024.

We lease 37 properties around the world, which we use as office space and, with respect to our leased property in Santa Fe Springs, California, as office and warehouse space. We consider our Sante Fe property, at 110,791 square feet, to be the only significant property that Unique Logistics leases.

We use our leased properties for office and warehouse purposes, and we believe that our current warehouse and office spaces are adequate for our immediate needs. We may require additional space as we expand our business activities. We do not foresee any significant difficulties in obtaining additional facilities if and when we require them.

Legal Proceedings

The Company is not involved in any disputes and does not have any litigation matters pending that the Company believes could have a materially adverse effect on its financial condition or results of operations. There is no action, suit, proceeding, inquiry or investigation before or by any court, public board, government agency, self-regulatory organization or body pending or, to the knowledge of the Company’s executive officers or any of its subsidiaries, threatened against or affecting, the Company, the Unique Logistics Common Stock, any of our subsidiaries or of the Company’s or the Company’s subsidiaries’ officers or directors in their capacities as such, in which an adverse decision could have a material adverse effect.

From time to time, however, we may become involved in various lawsuits and legal proceedings that arise in the ordinary course of our business. Litigation is subject to inherent uncertainties, and an adverse result in any such matters may arise from time to time that may harm our business.

Market for Registrant’s Common Equity, Related Stockholder Matters and Issuer Purchases of Equity Securities.

Unique Logistics Common Stock is currently traded on the Pink market tier of the OTC Markets Group under the trading symbol “UNQL.”

Holders of Common Equity

As of October 5, 2023, there were 72 stockholders of record of the Unique Logistics’ Common Stock.

Dividends

We have not paid any cash dividends to our stockholders. The declaration of any future cash dividends is at the discretion of our board of directors and depends upon our earnings, if any, our capital requirements and financial position, our general economic conditions, and other pertinent conditions. It is our present intention not to pay any cash dividends in the foreseeable future, but rather to reinvest earnings, if any, in our business operations.

Securities Authorized for Issuance under Equity Compensation Plans

The following table sets forth information as of May 31, 2023, with respect to our compensation plans under which equity securities may be issued.

Plan Category	Number of Securities to be Issued upon Exercise of Outstanding Options, Warrants and Rights	Weighted-Average Exercise Price of Outstanding Options, Warrants and Rights	Number of Securities Remaining Available for Future Issuance under Equity Compensation Plans (Excluding Securities Reflected in Column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders:
2020 Equity Incentive Plan	—	—	—
Total	—	—	—

Transfer Agent

Action Stock Transfer Corporation is the transfer agent for the Unique Logistics Common Stock. Its principal office is located at 2469 E. Fort Union Blvd, Suite 214, Salt Lake City, UT 84121, and its telephone number is (801) 274-1088.

Security Ownership of Certain Beneficial Owners and Management and Related Stockholder Matters.

The following table sets forth, as of September 14, 2023, the number of shares of Unique Logistics Common Stock owned by (i) each person who is known by us to own of record or beneficially 5% or more of the outstanding shares of Unique Logistics Common Stock, (ii) each of our directors, (iii) each of our executive officers, and (iv) all of our directors and executive officers as a group. The address of our directors and officers is c/o Unique Logistics Holdings, Inc. at 154-09 146th Ave, Jamaica, NY 11434.

Beneficial ownership has been determined in accordance with the rules of the SEC and is calculated based on 799,141,770 shares of Unique Logistics Common Stock issued and outstanding as of September 14, 2023. Shares of Unique Logistics Common Stock subject to options, warrants, Unique Logistics Convertible Preferred Stock or other securities convertible into Unique Logistics Common Stock that are currently exercisable or convertible, or exercisable or convertible within 60 days of September 14, 2023, are deemed outstanding (i) without regard to the fact that the Company is limited to 800,000,000 authorized shares of Unique Logistics Common Stock and (ii) for computing the percentage of the person holding the option, warrant, preferred stock, or convertible security but not for computing the percentage of any other person.

The holders of Unique Logistics Series A Convertible Preferred Stock and Unique Logistics Series B Convertible Preferred Stock reflected in the table below vote together with the holders of the Unique Logistics Common Stock on an as converted basis on each matter submitted to a vote of holders of Unique Logistics Common Stock. With respect to the Unique Logistics Series C Convertible Preferred Stock and the Unique Logistics Series D Convertible Preferred Stock, Unique Logistics may not, without the affirmative vote of the holders of a majority of the then-outstanding shares of the applicable series, (i) disproportionally alter or change adversely the powers, preferences or rights given to, or alter or amend the Certificate of Designations of, such Series of Unique Logistics Convertible Preferred Stock, (ii) amend its certificate of incorporation or other charter documents in any manner that disproportionally adversely affects any rights of the holders of such series of Unique Logistics Convertible Preferred Stock, (iii) increase or decrease the number of authorized shares of such series of Unique Logistics Convertible Preferred Stock or (iv) enter into any agreement with respect to any of the foregoing. Otherwise, holders of Unique Logistics Series C Convertible Preferred Stock and Unique Logistics Series D Convertible Preferred Stock have no voting rights except as required by law.

Except as indicated by the footnotes below, we believe, based on the information furnished to us, that the persons and entities named in the table below have sole voting and investment power with respect to all shares of Unique Logistics Common Stock that they beneficially own, except to the extent that power may be shared with a spouse.

Name and Address of Beneficial Owner	Total Shares Beneficially Owned	% of Unique Logistics Common Stock Outstanding
5% Beneficial Stockholders
Great Eagle Freight Limited(1)	1,002,015,791	55.6%
3a Capital Establishment(2)	939,343,295	54.0%
Trillium Partners LP(3)	939,343,295	54.0%
Douglas Tabor(4)	43,878,000	5.5%

Officers and Directors
Sunandan Ray(5)	4,693,413,109	90.8%
David Briones(6)	130,929,400	14.1%
Patrick Lee	—	—
Eli Kay	—	—
Migdalia Diaz	—	—

Officers and Directors as a Group (5 persons)	4,824,943,718	91.01%

____________

(1)      Great Eagle Freight Limited beneficially owns no shares of Unique Logistics Common Stock and 153,062 shares of Unique Logistics Series B Convertible Preferred Stock that convert at a rate of 6,646.47 shares of Unique Logistics Common Stock for every one share of Unique Logistics Series B Convertible Preferred Stock. Mr. Richard Chi Tak Lee has sole voting and dispositive power over the shares of Unique Logistics Common Stock beneficially owned by Great Freight Limited.

(2)      Represents the maximum number of shares of Unique Logistics Common Stock that 3a can beneficially control under a contractually stipulated 9.99% ownership restriction. 3a beneficially owns no shares of Unique Logistics Common Stock and 180 shares of Unique Logistics Series D Convertible Preferred Stock that convert at a rate of 6,283,080 shares of Unique Logistics Common Stock for every one share of Unique Logistics Series D Convertible Preferred Stock. Nicola Feuerstein has sole voting and dispositive power over the shares of Unique Logistics Common Stock beneficially owned by 3a.

(3)      Represents the maximum number of shares of Common Stock that Trillium can beneficially control under a contractually stipulated 9.99% ownership restriction. Trillium beneficially owns no shares of Common Stock and 195 shares of Series C Convertible Preferred Stock that convert at a rate of 6,283,080 shares of Common Stock for every one share of Series C Convertible Preferred Stock. Stephen M. Hicks has sole voting and dispositive power over the shares of Unique Logistics Common Stock beneficially owned by Trillium.

(4)      Douglas Tabor reported in a Schedule 13G filed with the SEC on February 15, 2023, that he has sole voting and investment power of 40,878,000 shares of Common Stock and shared voting and dispositive power with Texas Time Express, Inc., a Texas corporation, of 3,000,000 shares of Common Stock. Mr. Tabor is the President of Texas Time Express, Inc.

(5)      Sunandan Ray owns 322,086,324 shares of Unique Logistics Common Stock and 667,738 shares of Unique Logistics Series B Convertible Preferred Stock that convert at a rate of 6,546.47 shares of Unique Logistics Common Stock for every one share of Unique Logistics Series B Convertible Preferred Stock.

(6)      David Briones owns no shares of Unique Logistics Common Stock and 20,000 shares of Unique Logistics Series A Convertible Preferred Stock that convert at a rate of 6,546.47 shares of Unique Logistics Common Stock for every one share of Unique Logistics Series A Convertible Preferred Stock.

MANAGEMENT AFTER THE MERGER

The following sets forth certain information, as of [_], 2023, concerning the persons who are expected to serve as directors and executive officers of the Combined Company following the Closing and assuming the election of the director nominees at the special meeting as set forth in “Proposal No. 5 — The Director Election Proposal.”

Name	Age	Title
Sunandan Ray	65	President and Chief Executive Officer, Director
Migdalia Diaz	57	Chief Operating Officer
Eli Kay	57	Chief Financial Officer
David Briones	47	Director
Patrick Lee	46	Director
[•]	[•]	Director
[•]	[•]	Director
[•]	[•]	Director
[•]	[•]	Director

Executive Officers

Sunandan Ray has served as President and Chief Executive Officer and as a Director of Unique Logistics since October 2020. Mr. Ray has close to 30 years of experience in the logistics industry. He established and managed over 15 of ULHK’s offices in the United States and India with over $400 million in revenue. Prior to working with ULHK, Mr. Ray established and managed operating companies on behalf of MSAS Cargo International (now part of DHL/Deutsche Post) in the United States, India, Sri Lanka, Bangladesh, Mauritius and Turkey from 1989 to 1997. In 1997, Sunandan successfully negotiated with MSAS Cargo a management buyout of the companies under his management and after building the group from 1997 to 2005 into a $50 million enterprise, it was bought by French transportation company, Group Bollore. After the sale to Group Bollore in 2005, Mr. Ray continued as a Senior Vice President in Group Bollore with responsibility for the Group’s business on the Transpacific sector as well as in the Indian subcontinent before joining the ULHK’s New York based operating subsidiary in 2010. From 1992 through 1996, Mr. Ray built and sold to a strategic investor a group of software companies, Sunrise Group, that had over $10 million in revenue at the time of sale. Mr. Ray is a qualified Chartered Accountant (London, UK) who worked for 10 years with Price Waterhouse (now PwC) in London, UK, The Hague, Netherlands and New York, New York from 1979 to 1989. He also holds a Masters in Science (Technology) in Computer Science from the Birla Institute of Technology & Science, in Pilani, India.

Migdalia (“Mickey”) Diaz has served as Chief Operating Officer of Unique Logistics since April 25, 2022. She brings over 32 years of experience in the logistics industry, with over 20 years in officer and senior management roles. Between 2018 and April 2022, Ms. Diaz served as Senior Vice President Customer Experience for the Americas and as Vice President of Operations USA at GEODIS, an international logistics provider. From 2011 to 2018, Ms. Diaz served as Vice President of Operations and board member at Dachser USA, another international logistics company. From 2006 to 2011 Ms. Diaz served as a board member, Chief Operating Officer of USA, and Chief Executive Officer Latin America of IJS Global, an international freight forwarder. The Unique Logistics board of directors believes that Ms. Diaz’s experience in management and operations and her extensive knowledge in logistics and international regulatory requirements makes her ideally qualified to help lead it towards continued growth and success.

Eli Kay joined Unique Logistics as its Chief Financial Officer in April 2021. As Chief Financial Officer he is responsible for all aspects of Unique Logistics’ financial management, including SEC reporting and compliance. Eli previously served as Chief Financial Officer for Transit Wireless LLC, an exclusive provider of wireless infrastructure in the New York City Subway, from 2019 to 2020, and prior to that as Chief Financial Officer for JFKIAT, a joint venture between Delta Airlines and Royal Schiphol Group with operations at JFK International Airport, from 2016 to 2019. From 2013 to 2016 he served as Chief Financial Officer for the Chicago Skyway and the Indiana Toll Road Concession Companies in Chicago, both owned by private equity infrastructure funds. He progressed through a series of senior management positions in finance and accounting roles with two publicly traded companies in the manufacturing industry from 2006 to 2013. Eli started his career in public accounting in 1997 as an auditor and worked for 10 years primarily with PricewaterhouseCoopers LLP. Mr. Kay holds Bachelor of Science in Accounting and a Master’s in Business Administration degrees, both from the University of Oregon. Mr. Kay is a Certified Public Accountant.

Non-Executive Director Nominees

David Briones has served as a member of the board of directors of Unique Logistics since October 2020. Mr. Briones is the founder and managing member of the Brio Financial Group, a financial consulting firm that brings experienced finance and accounting expertise to both public and private companies. Since 2010, Brio has served over 75 companies as well as numerous banks, hedge funds, venture capital funds and private equity firms. Mr. Briones has provided several public companies in financial reporting, internal control development and evaluation, budgeting and forecasting services. He has developed a specialty representing private companies as the outsourced Chief Financial Officer Financial reporting specialist as a private company navigates toward becoming a public company through a self-filing, a reverse merger or through a traditional initial public offering. In addition, Mr. Briones has served as the Chief Financial Officer of Hoth Therapeutics, Inc., a clinical-stage biopharmaceutical company focused on developing new generation therapies for unmet medical needs, since March 2019. He also served as the Chief Financial Officer, Treasurer, Secretary, and a Director of Larkspur Health Acquisition Corp., a special purpose acquisition company, from March 2021 to December 2022. From August 2013 to January 2020, Mr. Briones served as Chief Financial Officer of Petro River Oil Corp., an independent energy company focused on the exploration and development of conventional oil and gas assets. Mr. Briones also served as interim Chief Financial Officer of AdiTx Therapeutics, Inc. (Nasdaq: ADTX), a pre-clinical stage, life sciences company with a mission to prolong life and enhance life quality of transplanted patients, from January 2018 to July 2020 (until its initial public offering). From October 2017 to May 2018, Mr. Briones served as the Chief Financial Officer of Bitzumi, Inc., a Bitcoin exchange and marketplace. Prior to founding Brio Financial Group, LLC, Mr. Briones was an auditor with Bartolomei Pucciarelli, LLC in Lawrenceville, New Jersey and PricewaterhouseCoopers LLP in New York, New York. Mr. Briones received a Bachelor of Science degree in accounting from Fairfield University.

Patrick Lee has served as a member of the board of directors of Unique Logistics since October 2020. Mr. Lee combines over 15 years of experience in freight forwarding/warehousing senior management. Previously, he had been involved in two global companies in the logistics industry, holding positions including Management Trainee, Business Development Coordinator, and Logistics Operations Coordinator. From 2005 through 2012, Patrick was the Business Development Director for ULHK. From 2012 to 2017, Patrick served ULHK in his capacity as Executive Vice President, and has served as its Group Chief Operating Officer since 2017 and as a member of its board of directors since 2012. He has a Bachelor of Commerce from University of British Columbia (Canada) and an MSc in Supply Chain Management from Cranfield University (England).

Legal Proceedings

On June 15, 2021, Mr. Kay filed for personal bankruptcy through the filing of a Chapter 7 bankruptcy petition in New York federal court. The aforementioned bankruptcy was discharged on March 23, 2022.

With the exception of the foregoing, during the past 10 years, none of the persons who are expected to serve as directors and executive officers of the Combined Company following the Closing has been:

•        the subject of any bankruptcy petition filed by or against any business of which such person was a general partner or executive officer either at the time of the bankruptcy or within two years prior to that time;

•        convicted in a criminal proceeding or is subject to a pending criminal proceeding (excluding traffic violations and other minor offenses);

•        subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting his involvement in any type of business, securities or banking activities;

•        found by a court of competent jurisdiction (in a civil action), the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, that has not been reversed, suspended, or vacated;

•        subject of, or a party to, any order, judgment, decree or finding, not subsequently reversed, suspended or vacated, relating to an alleged violation of a federal or state securities or commodities law or regulation, law or regulation respecting financial institutions or insurance companies, law or regulation prohibiting mail or wire fraud or fraud in connection with any business entity; or

•        subject of, or a party to, any sanction or order, not subsequently reversed, suspended or vacated, of any self-regulatory organization, any registered entity or any equivalent exchange, association, entity or organization that has disciplinary authority over its members or persons associated with a member.

Corporate Governance

We anticipate that, upon the consummation of the Merger, the initial size of the Combined Company’s board of directors will be seven. Each director nominee will be voted upon by Edify’s stockholders at the special meeting.

Board of Directors

The Combined Company’s business and affairs will be organized under the direction of its board of directors. [_] will serve as Chairman of the board of directors of the Combined Company. The primary responsibilities of the board of directors of the Combined Company will be to provide oversight, strategic guidance, counseling and direction to management. The board of directors of the Combined Company will meet on a regular basis and additionally, as required.

Director Independence

Nasdaq rules generally require that independent directors must comprise a majority of a listed company’s board of directors. Upon consummation of the Merger, we expect the board of directors of the Combined Company to determine that each of its directors, other than Sunandan Ray, David Briones and Patrick Lee, will qualify as an independent director as defined in Nasdaq’s listing rules, and that the board of directors of the Combined Company will consist of a majority of independent directors.

Family Relationships

[There are no family relationships among any of the individuals who we expect to serve as directors or executive officers of the Combined Company following the consummation of the Merger.]

Role of Board in Risk Oversight

The board of directors of the Combined Company will have extensive involvement in the oversight of risk management related to the Combined Company and its business and will accomplish this oversight through the regular reporting to the board of directors by the audit committee. The audit committee will represent the board of directors by periodically reviewing the Combined Company’s accounting, reporting and financial practices, including the integrity of its financial statements, the surveillance of administrative and financial controls and its compliance with legal and regulatory requirements. Through its regular meetings with management, including the finance, legal, internal audit and information technology functions, the audit committee will review and discuss all significant areas of the Combined Company’s business and summarize for the board of directors all areas of risk and the appropriate mitigating factors. In addition, the board of directors will receive periodic detailed operating performance reviews from management.

Committees of the Board of Directors

The board of directors of the Combined Company will have an audit committee, a compensation committee, and a nominating and corporate governance committee, each of which will have the composition and responsibilities described below upon completion of the Merger. Members will serve on these committees until their resignation or until otherwise determined by the board of directors.

Audit Committee

Following the consummation of the Transactions and subject to the approval of the board of directors of the Combined Company, we expect the audit committee to consist of [_], [_] and [_], with [_] serving as chairperson. We expect the board of the Combined Company to determine (i) that each of [_], [_] and [_] satisfies the requirements for independence and financial literacy under the rules and regulations of Nasdaq and the SEC and (ii) that [_] qualifies as an “audit committee financial expert” as defined in the SEC rules and regulations and satisfies the financial sophistication requirements of Nasdaq. The audit committee of the Combined Company will be responsible for, among other things:

•        selecting and hiring the Combined Company’s registered public accounting firm;

•        evaluating the performance and independence of the Combined Company’s registered public accounting firm;

•        approving the audit and pre-approving any non-audit services to be performed by the Combined Company’s registered public accounting firm;

•        reviewing the integrity of the Combined Company’s financial statements and related disclosures and reviewing the Combined Company’s critical accounting policies and practices;

•        reviewing the adequacy and effectiveness of the Combined Company’s internal control over financial reporting

•        overseeing procedures for the treatment of complaints relating to accounting, internal accounting controls or audit matters;

•        reviewing and discussing with management and the registered public accounting firm the results of the annual audit, the Combined Company’s quarterly financial statements and the Combined Company’s publicly filed reports;

•        establishing procedures for employees to anonymously submit concerns about questionable accounting or audit matters;

•        reviewing and approving in advance any proposed related-person transactions; and

•        preparing the audit committee report that the SEC requires in the Combined Company’s annual proxy statement.

Compensation Committee

Following the consummation of the Transactions and subject to the approval of the board of directors of the Combined Company, we expect the compensation committee to consist of [_], [_] and [_], with [_] serving as chairperson. We expect the board of the Combined Company to determine that each of [_], [_] and [_] satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC. The compensation committee of the Combined Company will be responsible for, among other things:

•        determining, or recommending to the board of directors for determination, the compensation of the Combined Company’s executive officers, including the chief executive officer;

•        overseeing and setting compensation for the members of the board of directors;

•        administering the Combined Company’s equity compensation plans;

•        overseeing the Combined Company’s overall compensation policies and practices, compensation plans, and benefits programs; and

•        preparing the compensation committee report that the Combined Company will be required to include in its annual proxy statement.

Nominating and Corporate Governance Committee

Following the consummation of the Transactions and subject to the approval of the board of directors of the Combined Company, we expect the nominating and corporate governance committee to consist of [_], [_] and [_], with [_] serving as chairperson. We expect the board of the Combined Company to determine that each of [_], [_] and [_] satisfies the requirements for independence under the rules and regulations of Nasdaq and the SEC. The nominating and corporate governance committee will be responsible for, among other things:

•        evaluating and making recommendations regarding the composition, organization and governance of the board of directors and its committees;

•        reviewing and making recommendations with regard to the Combined Company’s corporate governance guidelines and compliance with laws and regulations;

•        reviewing conflicts of interest of the Combined Company’s directors and officers and proposed waivers of the Combined Company’s corporate governance guidelines and code of business conducts and ethics; and

•        evaluating the performance of the board of directors and its committees.

Code of Business Conduct and Ethics

Prior to the completion of the business combination, the Combined Company will adopt a code of business conduct and ethics that will apply to all of its employees, officers, and directors, including its executive officers. Upon the completion of the business combination, the full text of the code of business conduct and ethics will be available on the investor relations page on the Combined Company’s website. The Combined Company intends to post any amendment to its code of business conduct and ethics, and any waivers of its requirements, on its website or in filings under the Exchange Act to the extent required by applicable rules or regulations or Nasdaq’s listing requirements. Information on or that can be accessed through such website is not part of this proxy statement/consent solicitation statement/prospectus.

EXECUTIVE COMPENSATION

Summary Compensation Table

The following table sets forth the compensation earned by Unique Logistics’ executive officers, each of whom who will continue to serve in such capacities for the Combined Company after consummation of the Merger, for their services rendered in all capacities for the fiscal years ended May 31, 2023 and 2022.

Name and Principal Position	Year	Salary ($)	Bonus ($)	Other ($)		Total ($)
Sunandan Ray, President and Chief Executive Officer	2023	290,140	325,898	19,500	(1)	635,538
	2022	282,319	316,406	19,500	(1)	618,225

Migdalia Diaz, Chief Operating Officer(2)	2023	304,500	25,000	1,500	(3)	331,000
	2022	31,231	—	125	(3)	31,356

Eli Kay, Chief Financial Officer	2023	217,250	29,700	1,500	(3)	248,450
	2022	184,500	24,000	1,500	(3)	210,000

____________

(1)      Consists of automobile allowance of $18,000 and home office allowance.

(2)      Ms. Diaz joined the Company on April 25, 2022.

(3)      Consists of home office allowance.

Outstanding Equity Awards at Fiscal Year-end

Effective November 20, 2020, the Unique Logistics board of directors approved, authorized and adopted the Unique Logistics International, Inc. 2020 Equity and Incentive Plan (the “Incentive Plan”) and certain forms of ancillary agreements to be used in connection with the issuance of stock and/or options pursuant to the Incentive Plan. The Incentive Plan provides for the issuance of up to 40,000,000 shares of Unique Logistics Common Stock through the grant of non-qualified options, incentive options and restricted stock to directors, officers, consultants, attorneys, advisors and employees.

There were no equity awards outstanding as of May 31, 2023 or 2022.

Director Compensation

Unique Logistics does not currently compensate its directors for their service in such capacity and did not do so during the years ended May 31, 2023 or 2022.

Employment Agreements

On May 29, 2020, Unique Logistics and Sunandan Ray entered into an employment agreement, as amended pursuant to an amendment thereto effective May 29, 2021, pursuant to which Mr. Ray has been employed by Unique Logistics to serve as President and Chief Executive Officer. Mr. Ray’s employment agreement has an initial term of three years and automatically renews for successive consecutive one-year periods, unless either party provides notice to the other party not more than 270 days and not less than 180 days before the end of the then-existing term. The agreement provides that Mr. Ray will receive a base salary of $250,000 per year with annual increases at the rate of 3%, with such increases applied on January 1 of each year. The employment agreement includes a performance-based bonus of up to 125% of the base salary upon Unique Logistics achieving certain performance targets set forth in the agreement. The agreement also provides that Mr. Ray is entitled to an annual car allowance of up to $18,000 and reimbursement for home office expenses, including without limitation the purchase and maintenance of a home computer with linkup facilities to Unique Logistics, a home facsimile, printer and scanner, interconnection of two telephone or cable connections to the Internet, laptop computer, portable mobile phone, together with any charges for the use thereof.

Mr. Ray’s employment agreement also provides for other employment benefits and reimbursement provisions that are typical of such agreements.

Upon any termination of Mr. Ray’s employment with Unique Logistics, except for a termination for Cause, as defined in the agreement, Mr. Ray will be entitled to a payment equal to two years’ worth of the then-existing base salary and the prior year’s bonus and to retain the health, other medical, car allowance, home office, 401(k), life insurance, financial planning, and disability insurance benefits set forth in Article IV of the agreement for the balance of its term.

On August 11, 2021, Unique Logistics and Mr. Kay entered into an employment agreement pursuant to which Mr. Kay serves as Unique Logistics’ Chief Financial Officer. Mr. Kay’s employment agreement provides that his employment is “at will,” meaning that either party can terminate his employment at any time for any reason, provided that Mr. Kay may not voluntarily terminate his employment upon less than 30 days prior written notice or upon such shorter notice as Unique Logistics and Mr. Kay agree. Under Mr. Kay’s employment agreement, Mr. Kay will be paid an initial annual salary of $180,000, subject to annual review and adjustment, and a monthly home office allowance of $125. Mr. Kay is also entitled to receive certain benefits such as health insurance, vacation, and other benefits consistent with Unique Logistics’ benefit plans extended to its other executive employees. In addition, for the fiscal year ended May 31, 2021, and in each subsequent fiscal year, Mr. Kay will be eligible to receive an annual bonus at the discretion of Unique Logistics’ board of directors.

In the event that Unique Logistics terminates Mr. Kay’s employment without Cause, as defined in the agreement, or Mr. Kay resigns for Good Reason, as defined in the agreement, and he executes a release in favor of Unique Logistics substantially in the form attached as an exhibit to the agreement not later than 30 days after his employment terminates, then Unique Logistics will continue to pay to Mr. Kay his annual base salary in effect immediately prior to such termination for the six-month period following his last day of employment. In addition, Unique Logistics will continue Mr. Kay’s coverage under and its contributions towards his health care, dental, and life insurance benefits on the same basis as immediately prior to the date of termination for the six-month period following his last day of employment, unless and until he is actually covered or becomes covered by an equivalent benefit (at the same cost to Mr. Kay, if any) from another source. In addition to the foregoing amounts, Unique Logistics is required to pay Mr. Kay, in a single lump sum, a pro rata portion of any bonus (to the extent earned prior to such termination) for the year in which his termination occurs. Further, all stock options granted by Unique Logistics and then held by Mr. Kay will be accelerated and become fully vested and exercisable as of the date of his termination.

On April 25, 2022, Unique Logistics and Ms. Diaz entered into an employment agreement pursuant to which Ms. Diaz serves as Unique Logistics’ Chief Operating Officer. The agreement provides that Ms. Diaz’ employment is “at will” and that either party has the right to terminate her employment at any time and for any or for no reason upon 90 days’ notice. Ms. Diaz’ employment agreement provides that she will receive an annual salary of $304,500 and a monthly home office allowance of $125. Additionally, Ms. Diaz is eligible for a discretionary performance incentive payment that, for the fiscal year ended May 31, 2023, may be up to 60% of her annual gross salary (the “Incentive Bonus”). Pursuant to the agreement, Ms. Diaz received an incentive advance of $25,000 upon completion of six months of employment, which will be offset against the Incentive Bonus. The agreement also contains non-competition, non-solicitation, and confidentiality provisions.

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

Defined terms included below have the same meaning as terms defined and included elsewhere in this proxy statement/consent solicitation statement/prospectus. Unless the context otherwise requires, all references in this section to the “Combined Company” refer to Edify and its wholly owned subsidiaries after giving effect to the Transactions.

Introduction

Edify is providing the following unaudited pro forma condensed combined financial information to aid you in your analysis of the financial aspects of the Transactions contemplated by the Merger Agreement, as more fully described below. The following unaudited pro forma condensed combined balance sheet of the Combined Company as of May 31, 2023 and the unaudited pro forma condensed combined statements of operations of the Combined Company for the year ended May 31, 2023 present the combination of the financial information of Edify and Unique Logistics after giving effect to the following transactions (the “Actions”):

•        the Merger;

•        the ULHK Entities Acquisition; and

•        the fulfillment of the lenders’ obligations to Unique Logistics with respect to the Debt Facility pursuant to the Financing Agreement, as amended pursuant to the Waiver and Amendment No. 1 to Financing Agreement dated as of September 18, 2023;

The unaudited pro forma condensed combined statements of operations for the year ended May 31, 2023 give effect to the Actions as if they had occurred on June 1, 2022. The unaudited pro forma condensed combined balance sheet as of May 31, 2023 gives effect to the Actions as if they had occurred on May 31, 2023. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Unique Logistics’ financial condition or results of operations would have been had the Actions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Unique Logistics. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The Actions represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Unique Logistics and Edify have different fiscal year ends. Unique Logistics’ is May 31 and Edify’s is December 31.

The historical financial information of Edify was derived from the unaudited financial statements of Edify as of and for the six months ended June 30, 2023 and the audited financial statements of Edify as of December 31, 2022 and for the year ended December 31, 2022, which are included elsewhere in this proxy statement/consent solicitation statement/prospectus.

The historical financial information of Unique Logistics was derived from the audited consolidated financial statements of Unique Logistics as of and for the year ended May 31, 2023, which are included elsewhere in this proxy statement/consent solicitation statement/prospectus.

The unaudited pro forma condensed combined financial information is based on and should be read in conjunction with the audited and unaudited historical financial statements of each of Edify and Unique Logistics and the notes thereto, as well as the disclosures contained in the sections titled “Edify’s Management’s Discussion and Analysis of Financial Condition and Results of Operations” and “Unique Logistics’ Management’s Discussion and Analysis of Financial Condition and Results of Operations” and other financial information included elsewhere in this proxy statement/consent solicitation statement/prospectus.

Description of the Actions

The Merger and the Other Transactions

On December 18, 2022, Edify, Unique Logistics and Merger Sub entered into the Merger Agreement. As of July 19, 2023, Edify, Unique Logistics and Merger Sub entered into Amendment No. 1 to the Merger Agreement, and as of September 18, 2023, Edify, Unique Logistics and Merger Sub entered into the Acknowledgement and Waiver Agreement with respect to the Merger Agreement. As a result of the Transactions, (i) all outstanding shares of Unique Logistics Common Stock will be automatically cancelled in exchange for the right to receive such number of newly-issued shares of Edify’s Class A common stock that is equal to the Common Exchange Ratio calculated in accordance with the Merger Agreement, and (ii) each share of Unique Logistics Convertible Preferred Stock will be cancelled in exchange for the right to receive such number of shares of Edify’s Class A common stock equal to the product of (A) the number of shares of Unique Logistics Common Stock into which such share of Unique Logistics Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics Convertible Preferred Stock, and (B) the Common Exchange Ratio, in each case other than excluded shares and dissenting shares. The value of the Closing Merger Consideration is $282 million.

The Unique Logistics stockholders will have the right to receive an aggregate of up to an additional 2,500,000 shares of the Combined Company’s Common Stock based on the achievement of certain milestones related to the closing market price of the Combined Company’s Common Stock or the Combined Company’s consummation of a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially all of its assets in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of the Combined Company’s Common Stock equals or exceeds such milestones during the seven-year period following the period that begins 60 days after the Closing Date.

For a description of the Transactions and certain agreements executed in connection therewith, see “Summary of the Proxy Statement/Consent Solicitation Statement/Prospectus — The Merger Proposal.”

The following table summarizes the number of shares of Unique Logistics Common Stock outstanding following the consummation of the Merger under the three scenarios, at the consummation of the Merger excluding the potential dilutive effect of the exercise of warrants and issuance of the Earnout Shares:

	No redemptions		50% redemptions		Maximum redemptions
Public stockholders	1,687,664	4.8%	843,832	2.5%	—	0.0%
Sponsor(1)	5,186,861	14.8%	5,186,861	15.2%	5,186,861	15.5%
Unique Logistics’ stockholders	28,200,000	80.4%	28,200,000	82.4%	28,200,000	84.5%
Total	35,074,525	100.0%	34,230,693	100.0%	33,386,861	100.0%

____________

(1)      net of 1,713,139 shares forfeited upon closing of the Transactions.

The following table presents information regarding the post-merger allocation of the shares of Edify’s Class A common stock to be issued to the Unique Logistics stockholders based on the number of shares of Unique Logistics Common Stock and Unique Logistics Convertible Preferred Stock outstanding as of May 31, 2023.

	Outstanding	Converted	Allocated
Common stock	799,141,770	799,141,770	2,328,567
Series A Preferred	120,065	1,168,177,320	3,403,876
Series B Preferred	820,800	5,373,342,576	15,657,034
Series C Preferred	195	1,206,351,359	3,515,109
Series D Preferred	180	1,130,954,399	3,295,414
Total		9,677,967,424	28,200,000

Accounting Treatment

The Merger is expected to be accounted for as a reverse recapitalization because Unique Logistics has been determined to be the accounting acquirer under both the no redemption and maximum redemption scenarios. Under this method of accounting, Edify will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Merger will be treated as the equivalent of Unique Logistics issuing shares for the net assets of Edify, accompanied by a recapitalization. The net assets of Edify will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the merger will be those of Unique Logistics. This accounting treatment determination was primarily based on the following:

•        The Unique Logistics stockholders immediately prior to the Effective Time will hold the majority of voting rights of the Combined Company or will be the largest single voting interest block in the Combined Company, in the “maximum redemption” and “no redemption” scenarios, respectively;

•        The pre-combination directors of Unique Logistics will be the majority of the directors on the board of directors of the Combined Company;

•        Senior management of Unique Logistics will comprise the senior management of the Combined Company; and

•        Operations of Unique Logistics will comprise the ongoing operations of the Combined Company.

Description of the ULHK Entities Acquisition

On February 21, 2023, Unique Logistics closed the acquisition of all of the share capital owned by Unique Logistics Holdings Limited, a Hong Kong company, in eight subsidiaries for $26.5 million. In addition to the acquisition of the shares in the ULHK Entities, Unique Logistics acquired two companies that are owned by two of the ULHK Entities. At the closing of the ULHK Entities Acquisition, Unique Logistics paid $3.5 million in cash and issued promissory notes to ULHK totaling $23.0 million to purchase the Purchased Shares.

Accounting Treatment

The acquisition has been accounted for as a business combination with the recognition of intangible assets and goodwill

Description of the Financing Agreement

On March 10, 2023, Unique Logistics entered into a financing agreement and related fee letter as borrower with certain of its subsidiaries party thereto as guarantors, the lenders party thereto, CB Agent Services LLC, as origination agent, and Alter Domus (US) LLC, as collateral agent and administrative agent. The Financing Agreement provides for an initial senior secured term loan in a principal amount of $4.2 million and a delayed draw term loan facility in an aggregate principal amount of up to $14.8 million. Unique Logistics borrowed an aggregate of $[9.5] million under the terms of the Financing Agreement to pay a portion of the purchase price in the ULHK Entities Acquisition. Pursuant to the Waiver and Amendment No. 1 to the Financing Agreement, dated as of September 18, 2023, the remaining $9.5 million available to Unique Logistics under the Financing Agreement will be used to pay up to $9.5 million of Edify’s expenses with respect to the Transactions; at Closing, $3.[_] million in cash will be paid directly to Edify’s service providers and $6.[_] million will be paid in the form of a note issued by Unique Logistics in favor of such service providers.

Accounting Treatment

The Financing Agreement has been accounted for as debt, with no features requiring further accounting consideration.

Basis of Pro Forma Presentation

The following unaudited pro forma condensed combined financial information has been prepared in accordance with Article 11 of Regulation S-X. The historical financial information of Edify and Unique Logistics has been adjusted in the unaudited pro forma condensed combined financial information to give effect for management adjustments and the Transaction Adjustment.

The unaudited pro forma condensed combined financial information has been prepared using the assumptions below with respect to the potential redemption of Edify’s Class A common stock for cash:

•        Assuming No Redemptions: This presentation assumes that no Edify stockholders exercise redemption rights with respect to their shares of Edify’s Class A common stock.

•        Assuming Maximum Redemptions: This scenario assumes that all 1,687,664 shares of Edify’s Class A common stock are redeemed pursuant to their redemption rights at a redemption price of approximately $10.62 per share for a total of $17.9 million. This scenario includes all adjustments contained in the above scenario but presents additional adjustments to reflect the effect of the maximum redemptions.

Management has made significant estimates and assumptions in its determination of the pro forma adjustments. As the unaudited pro forma condensed combined financial information has been prepared based on these preliminary estimates, the final amounts recorded may differ materially from the information presented.

If the actual facts are different than these assumptions, then the amounts and shares of the Combined Company’s Common Stock outstanding in the unaudited pro forma condensed combined financial information will be different.

The unaudited pro forma condensed combined information contained herein assumes that the Edify stockholders approve the merger. Edify’s public stockholders may elect to redeem their shares of Edify’s Class A common stock for cash even if they approve the Merger. Edify cannot predict how many of its public stockholders will exercise their right to have their shares of Edify’s Class A common stock redeemed for cash. As a result, the unaudited pro forma condensed combined financial information has been provided under two different redemption scenarios, which produce different allocations of the Combined Company’s total equity between holders of the Combined Company’s Common Stock. The first scenario, or “no redemption scenario,” assumes that none of Edify’s public stockholders will exercise their right to have their shares of Edify’s Class A common stock redeemed for cash, and the second scenario, or “maximum redemption scenario,” assumes that all stockholders redeem all of their shares of Edify’s Class A common stock. The actual results will be within the parameters described by the two scenarios. However, there can be no assurance regarding which scenario will be closest to the actual results.

EDIFY ACQUISITION CORP.
Unaudited Pro Forma Condensed Combined Balance Sheets
As of May 31, 2023

							Minimum Redemptions			Maximum Redemptions
	Unique Historical	Holdings Historical	Adjustments		New Unique	Edify Historical	Proforma Adjustments	Notes	Proforma Combined	Proforma Adjustments	Notes	Proforma Combined
Current assets:
Cash and cash equivalents	461,167	6,283,071			6,744,238	$57,726	$18,081,361	8	$26,740,125	(17,926,097)	3	8,814,028
							$(3,500,000)	1				—
							$9,000,000	7
							$(3,643,200)	9
Accounts receivable – trade, net	29,002,122	19,307,075	(6,906,762)	10	41,402,435				41,402,435			41,402,435
Intercompany		25,558	(25,558)	10	—
Contract assets	1,462,009	1,128,167	296,603	11	2,886,779				2,886,779			2,886,779
Prepaid taxes					—	9,433			9,433			9,433
Prepaid expenses	1,287,221	8,006,312			9,293,533	60,918			9,354,451			9,354,451
	32,212,519	34,750,183	(6,635,717)		60,326,985	128,077	19,938,161		80,393,223	(17,926,097)		62,467,126

Non-current assets:
Goodwill	13,254,156	136,046	7,125,816	12	20,516,018				20,516,018			20,516,018
Intangible assets, net	12,865,093				12,865,093				12,865,093			12,865,093
Investments in subsidiaries	6,303,955		(6,303,955)	13	—
Investments in equity	10,507,500		(7,125,816)	12	3,381,684				3,381,684			3,381,684
Deferred tax asset	(4,458,219)	52,777	4,405,442	14	—				—			—
Property and equipment, net	197,646	412,139			609,785				609,785			609,785
Right of use asset	9,558,394	711,122			10,269,516				10,269,516			10,269,516
Other long term assets, net	3,106,424	447,226			3,553,650				3,553,650			3,553,650
Investments held in trust					—	18,081,361	(18,081,361)	8	—			—
Total Assets	83,547,468	36,509,493	(8,534,230)		111,522,731	$18,209,438	$1,856,800		$131,588,969	$(17,926,097)		$113,662,872

Liabilities and Stockholders’/Members’ Deficit

Current liabilities
Accounts payable – trade	17,154,949	11,905,876	(3,928,438)	10	25,132,387	819,152			25,951,539			25,951,539
Accrued expenses and other current liabilities	4,534,081	3,958,126	102,742	15	8,594,949				8,594,949			8,594,949
Accrued freight	(296,603)	3,489,957	296,603	11	3,489,957				3,489,957			3,489,957
Revolving credit facility	8,050,227				8,050,227				8,050,227			8,050,227
Current portion of notes payable – net of discount	11,460,861		(11,460,861)	16	—				—			—
Current portion of long-term debt due to related parties	301,309	285,882	4,214,119	16	4,801,310	2,360,252	950,000	7	8,111,562			8,111,562
Intercompany	1,800,000		(1,800,000)	10	—				—
Current portion of operating lease liability	1,926,468	453,306			2,379,774				2,379,774			2,379,774
Other current liabilities					—				—			—
Excise tax payable					—	32,930			32,930			32,930
Contingent liabilities	6,250,000		(6,250,000)	16	—				—			—
	51,181,292	20,093,147	(18,825,835)		52,448,604	3,212,334	950,000		56,610,938	—		56,610,938

EDIFY ACQUISITION CORP.
Unaudited Pro Forma Condensed Combined Balance Sheets — (Continued)
As of May 31, 2023

							Minimum Redemptions			Maximum Redemptions
	Unique Historical	Holdings Historical	Adjustments		New Unique	Edify Historical	Proforma Adjustments	Notes	Proforma Combined	Proforma Adjustments	Notes	Proforma Combined
Non-current liabilities
Long-term-debt due to related parties, net of current portion		14,292	8,735,708	16	8,750,000		8,050,000	7	16,800,000			16,800,000
Notes payable, net of current portion	1,500,000		2,500,000	16	4,000,000				4,000,000			4,000,000
Operating lease liability, net of current portion	7,983,987	228458			8,212,445				8,212,445			8,212,445
Derivative Liability	11,558,261				11,558,261		(11,558,261)	6	—			—
Deferred underwriting fee payable					—	3,643,200	(3,643,200)	9	—			—
Deferred tax liability			4,405,442	14	4,405,442				4,405,442			4,405,442
Warrant Liability					—	583,200			583,200			583,200
Other liabilities		4,552,346			4,552,346				4,552,346			4,552,346
Total Liabilities	72,223,540	24,888,243	(3,184,685)		93,927,098	7,438,734	(6,201,461)		95,164,371	—		95,164,371

Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no non-redeemable shares issued and outstanding as of May 31, 2023						17,926,097	(17,926,097)	2	—	—		—

Stockholders Equity
Series A preferred stock	130		(10)	17	120		(120)	6	—			—
Series B preferred stock	821				821		(821)	6	—			—
Series C preferred stock					—				—
Series D preferred stock					—				—
Common stock	799,133		10	17	799,143				799,143			799,143
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no non-redeemable shares issued and outstanding as of May 31, 2023					—		690	4	—			—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,900,000 shares issued and outstanding as of May 31, 2023					—	690	(690)	4	690			690
Additional paid-in capital	180,219	2,933,541	(2,933,541)	10	180,219		(7,156,083)	5	40,283,435	(17,926,097)	3	22,357,338
							11,559,202	6
							(3,500,000)	1
							17,926,097	2
							21,274,000	24
Accumulated comprehensive income		9,427	(6,169)	10	3,258				3,258			3,258
Retained earnings	10,343,625	5,119,525	(2,397,040)	10	13,066,110	(7,156,083)	7,156,083	5	(8,207,890)			(8,207,890)
							(21,274,000)	24
Total Stockholders Equity attributable to the registrant	11,323,928	8,062,493	(5,336,750)		14,049,671	(7,155,393)	25,984,358		32,878,636	(17,926,097)		14,952,539

Noncontrolling Interest		3,558,757	(12,795)		3,545,962		—		3,545,962			3,545,962
Total Stockholders Equity	11,323,928	11,621,250	(5,349,545)		17,595,633	(7,155,393)	25,984,358		36,424,598	(17,926,097)		18,498,501

Total Liabilities and Equity	83,547,468	36,509,493	(8,534,230)		111,522,731	$18,209,438	$1,856,800		$131,588,969	$(17,926,097)		$113,662,872

UNIQUE LOGISTICS INTERNATIONAL INC.
Unaudited Pro Forma Condensed Combined Statements of Operations
For the year ended May 31, 2023

	Unique Historical	Holdings Historical	Adjustments		New Unique	Edify Historical	Minimum and Maximum Redemptions Proforma Adjustments		Minimum and Maximum Redemptions Proforma Combined
Revenues
Airfreight services	$77,300,042	$130,695,944			$207,995,986				207,995,986
Ocean freight and ocean services	176,535,202				176,535,202				176,535,202
Contract logistics	3,217,479				3,217,479				3,217,479
Customs brokerage and other services	58,495,545				58,495,545				58,495,545
Total revenues	315,548,268	130,695,944			446,244,212		—		446,244,212

Equity method earnings		3,345,946			3,345,946				3,345,946

Costs and operating Expenses:
Air freight services	70,906,593	117,464,616			188,371,209				188,371,209
Ocean freight and ocean services	156,902,654				156,902,654				156,902,654
Contract logistics	1,050,896				1,050,896				1,050,896
Custom brokerage and other services	53,795,550				53,795,550				53,795,550
Salaries and related costs	13,863,305				13,863,305				13,863,305
Professional fees	1,225,069				1,225,069				1,225,069
Rent and occupancy	2,861,807				2,861,807				2,861,807
Selling and promotion	2,831,767	706,993			3,538,760				3,538,760
Depreciation and amortization	1,090,915	64,344			1,155,259		—		1,155,259
Other expense	1,704,263	6,896,654			8,600,917	1,804,490			10,405,407
Total operating expenses	306,232,819	125,132,607			431,365,426	1,804,490	—		433,169,916

Income from operations	9,315,449	8,909,283			18,224,732	(1,804,490)	—		13,074,296

Other income (expenses)
Interest income						3,780,158	(3,780,158)	18	—
Interest expense	(3,707,711)	(36,152)			(3,743,863)		(2,660,000)	19	(6,403,863)
Change in fair value of derivative liabilities	879,733				879,733	1,611,600	(879,733)	21	1,611,600
Change in fair value of contingent liabilities			1,750,000	22	1,750,000				1,750,000
Waiver of deferred underwriting fee					—	394,100	(394,100)	20	—
Total Other Income (Expenses)	(2,827,978)	(36,152)	1,750,000		(1,114,130)	5,785,858	(7,713,991)		(3,042,263)

Net income before income taxes	6,487,471	8,873,131	1,750,000		17,110,602	3,981,368	(7,713,991)		10,032,033

Income tax expense (benefit)	1,132,043	906,846			2,038,889	786,556	(786,556)	23	2,038,889

Net income before allocation to noncontrolling interests	$5,355,428	$7,966,285	$1,750,000		15,071,713	3,194,812	$(6,927,435)		$7,993,144

Noncontrolling interest	—	1,146,665			1,146,665				1,146,665

Net Income attributable to shareholders	$5,355,428	$6,819,620	$1,750,000		$13,925,048	3,194,812	$(6,927,435)		$6,846,479
	Minimum Redemptions	Maximum Redemptions
Net income per common share – basic and diluted	$0.20	$0.21
Weighted average common shares outstanding – basic and diluted	35,074,525	33,386,861

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL STATEMENTS

1. BASIS OF PRESENTATION

The unaudited pro forma condensed combined statements of operations for the year ended May 31, 2023 give effect to the Transactions as if they had occurred on June 1, 2022. The unaudited pro forma condensed combined balance sheet as of May 31, 2023 gives effect to the Transactions as if they had occurred on May 31, 2023. The unaudited pro forma condensed combined financial statements have been presented for illustrative purposes only and do not necessarily reflect what Unique Logistics’ financial condition or results of operations would have been had the Transactions occurred on the dates indicated. Further, the unaudited pro forma condensed combined financial information also may not be useful in predicting the future financial condition and results of operations of Unique Logistics. The actual financial position and results of operations may differ significantly from the pro forma amounts reflected herein due to a variety of factors. The Actions represent management’s estimates based on information available as of the date of these unaudited pro forma condensed combined financial statements and are subject to change as additional information becomes available and analyses are performed.

Unique Logistics and Edify have different fiscal year ends. Unique Logistics’ is May 31 and Edify’s is December 31.

The historical unaudited pro forma condensed combined statement of operations for the year ended May 31, 2023 combines Unique Logistics’ historical audited consolidated statement of operations for the year ended May 31, 2023 with the results of Edify for the year ended June 30, 2023. The historical unaudited statement of operations of Edify for the year ended June 30, 2023 was determined by adding the historical unaudited condensed statement of operations of Edify for the six months ended June 30, 2023 to its historical audited statement of operations for the year ended December 31, 2022, and then subtracting the historical unaudited condensed statement of operations for the six months ended June 30, 2022.

On December 18, 2022, Edify entered into the Merger Agreement. The Merger Consideration is $282 million, subject to certain adjustments, including earnout provisions for 2.5 million shares.

In connection with the Merger, Unique Logistics expects that it will draw down on a line of credit for approximately $19.0 million. The interest rate is variable based on a benchmark plus 10%.

2. ACCOUNTING POLICIES

The Merger is expected to be accounted for as a reverse recapitalization because Unique Logistics has been determined to be the accounting acquirer under both the no redemption and maximum redemption scenarios. Under this method of accounting, Edify will be treated as the “acquired” company for financial reporting purposes. Accordingly, the Merger will be treated as the equivalent of Unique Logistics issuing shares for the net assets of Edify, accompanied by a recapitalization. The net assets of Edify will be stated at historical cost, with no goodwill or other intangible assets recorded. Operations prior to the Merger will be those of Unique Logistics. This accounting treatment determination was primarily based on the following:

•        The Unique Logistics stockholders immediately prior to the Effective Time will hold the majority of voting rights of the Combined Company or will be the largest single voting interest block in the Combined Company, in the “maximum redemption” and “no redemption” scenarios, respectively;

•        The pre-combination directors of Unique Logistics will be the majority of the directors on the board of directors of the Combined Company;

•        Senior management of Unique Logistics will comprise the senior management of the Combined Company; and

•        Operations of Unique Logistics will comprise the ongoing operations of the Combined Company.

3. TRANSACTION ADJUSTMENTS

(1)    To record estimated transaction costs of Edify, including legal, accounting and advisor fees, of $4.5 million, $1.0 have been incurred as of June 30, 2023. Unique Logistics’ transaction costs are not significant.

(2)    To reclassify temporary equity to equity.

(3)    To reflect the redemption of all outstanding shares of Edify’s Class A common stock.

(4)    To reflect the conversion of Edify’s Class B common stock into Edify’s Class A common stock upon Closing and the forfeiture of

(5)    To reflect the closing of Edify’s historical accumulated deficit to additional paid in capital.

(6)    To reflect the conversion of Unique Logistics preferred stock and warrants to common stock.

(7)    To reflect the draw down on the financing agreement of $19 million with a variable interest estimated at 14% based on the index and margin. Assumed drawdown of the full amount of the financing agreement with the corresponding classification between current portion and long term.

(8)    To reclassify the investments held in trust to cash as post-closing they can be used to pay transaction costs and operating costs.

(9)    To pay the deferred underwriting fee that is due at closing.

(10)  To reflect intercompany eliminations.

(11)  To reclassify certain balances.

(12)  To record additional goodwill as the result of remeasurement.

(13)  To eliminate investment in subsidiaries

(14)  To net the deferred tax asset and deferred tax liability.

(15)  To adjust accrued interest on notes.

(16)  To reclassify certain note payable balances.

(17)  To reclassify certain equity balances.

(18)  To eliminate Edify interest income as the assets are assumed to be used to support operations.

(19)  To reflect interest expense on $19 million financing.

(20)  To eliminate the deferred underwriting fee waiver.

(21)  Elimination of the change in fair value of Unique Logistics’ derivative liability that was eliminated upon the reclassification of the preferred shares and related warrants to common stock.

(22)  To reverse the Earnout Consideration.

(23)  To reflect the tax effect of eliminating Edify’s interest income.

(24)  To reflect the fair value of the Earnout Shares — $21.3 million.

Unique Logistics used a Monte Carlo simulation analysis to determine the fair value of the Earnout Shares. In a Monte Carlo simulation, a computer is used to generate random price movements, which are constrained by the expected volatility of the underlying security. Key assumptions included risk free rate of 3.6% and volatility of 33%.

The accounting for the Earnout Shares was first evaluated under ASC 718 to determine if the arrangement represents a share-based payment arrangement. Because there are no service conditions nor any requirement of the participants to provide goods or services, Unique Logistics determined that the Earnout Shares are not within the scope of ASC 718.

Next, Unique Logistics determined that the Earnout Shares represent a freestanding equity-linked financial instrument to be evaluated under ASC 480 and ASC 815-40. Based upon the analysis, Unique Logistics concluded that the Earnout Shares should not be classified as a liability under ASC 480.

Unique Logistics next considered the equity classification conditions in ASC 815-40-25 and concluded that all of them were met. Therefore, the Earnout Shares arrangement is appropriately classified in equity.

As the Merger is expected to be accounted for as a reverse recapitalization, the fair value of the Earnout Shares will be accounted for as an equity transaction as of the closing date of the Merger. As such, this adjustment to accumulated deficit and additional paid in capital is for the estimated fair value of the Earnout Shares.

4. SHARE DATA

Presented below are the outstanding shares of the Combined Company’s Common Stock under three redemption scenarios.

	Minimum redemptions		50% redemptions		Maximum redemptions
Public stockholders	1,687,664	4.8%	843,832	2.5%	—	0.0%
Sponsor(1)	5,186,861	14.8%	5,186,861	15.2%	5,186,861	15.5%
Unique Logistics stockholders	28,200,000	80.4%	28,200,000	82.4%	28,200,000	84.5%
Total	35,074,525	100.0%	34,230,693	100.0%	33,386,861	100.0%

____________

(1)      net of 1,713,139 shares forfeited upon closing of the Transactions.

Presented below are the potential dilutive securities that are not included in the earnings per share calculation as the warrants’ exercise price is greater than the market price and the earnout shares are not yet earned.

Public warrants	13,800,000
Private warrants	5,640,000
Earnout Consideration	2,500,000
Total	21,940,000

UNIQUE LOGISTICS’ MANAGEMENT’S DISCUSSION AND ANALYSIS OF
FINANCIAL CONDITION AND RESULTS OF OPERATIONS

Unless the context otherwise requires, all references in this section to “Unique Logistics,” “we,” “us,” or “our” refer to the business of Unique Logistics and its subsidiaries prior to the consummation of the Merger, which will be the business of the Combined Company’s and its subsidiaries following the consummation of the Merger.

You should read the following discussion and analysis of our financial condition and results of operations together with the historical audited consolidated financial statements as of and for the years ended May 31, 2023 and 2022 and the related notes thereto included elsewhere in this proxy statement/consent solicitation statement/prospectus. Some of the information contained in this discussion and analysis or set forth elsewhere in this proxy statement/consent solicitation statement/prospectus, including information with respect to our plans and strategy for our business and related financing, includes forward-looking statements that involve risks and uncertainties. As a result of many factors, such as those set forth under the “Risk Factors” and “Forward-Looking Statements” sections and elsewhere in this proxy statement/consent solicitation statement/prospectus, our actual results may differ materially from those anticipated in these forward-looking statements.

Business Overview and Recent Developments

We are a global logistics and freight forwarding company. We operate via our wholly owned subsidiaries, Unique Logistics Holdings, Inc., Unique Logistics International (BOS) Inc, a Massachusetts corporation and Unique Logistics International (NYC), LLC, a Delaware limited liability company.

Unique Logistics provides a range of international logistics services that enable its customers to outsource to the Company sections of their supply chain process. Our global network of trained employees and integrated information systems seamlessly manage the services we provide. We enable our customers to share data regarding their international vendors and purchase orders with us, execute the flow of goods and information under their operating instructions, provide visibility to the flow of goods from factory to distribution center or store and, when required, update their inventory records.

Our range of services can be categorized as follows:

•        Air freight services

•        Ocean freight services

•        Customs brokerage and compliance services

•        Warehousing and distribution services

•        Order management

As discussed above, on February 21, 2023, we completed the acquisition of all of the share capital owned by ULHK in eight subsidiaries for $26.5 million. In addition to the acquisition of the shares in the ULHK Entities, Unique Logistics acquired two companies that are owned by two of the ULHK Entities. We expect that the acquisition of the ULHK Entities will have a material favorable impact on revenues and consolidated income of the Company going forward.

Market and Business Trends

Unique Logistics’ fiscal year 2023, which commenced June 1, 2022, can be considered its first fiscal year in the post COVID-19 period. The impact of COVID-19 in the previous two fiscal years resulted in an initial drop in shipping volumes and then the post COVID-19 surge in shipping volumes including all related logistics challenges.

Market conditions trended towards a slowdown in shipping in the fiscal 2023. This slowdown significantly impacted Unique Logistics in the year ended May 31, 2023. The impact was particularly severe in the air freight sector. The uncertainty created by inflation and high inventory levels coupled with the fact that Unique Logistics’

third fiscal quarter is traditionally a slow period due to shipping market seasonality, has resulted in lower shipping volumes and lower shipping costs. Lower shipping costs result in lower revenue for Unique Logistics. We believe, however, that Unique Logistics is positioned to improve net revenue yield through improved procurement; we have also added to our customer base in the last 15 months, which will mitigate the impact of a declining shipping market.

Demand for space by ocean freight and air freight from United States importers surged in the period June 2021 through December 2021 as retailers increased inventory in anticipation of the post COVID-19 resurgence. This surge coupled with the impact of COVID-19-related factory lockdowns in Vietnam resulted in logistics disruptions and ultimately unprecedented congestion in United States ports and airports. Air cargo charters, including passenger aircrafts converted to cargo charter flights, were heavily in demand in the second half of 2021 and pricing of all shipping methods increased to unprecedented levels. The demand for shipping started slowing down in early 2022 and the price of shipping has been on a declining trend since then. Many United States retailers found themselves with excessive inventory by the middle of 2022 and temporary corrections resulted in over-capacity of space on aircrafts and shipping vessels resulting in a softer logistics market from May 2022 through June 2023, with shipping volumes starting to increase thereafter. While shipping volumes have increased beginning in July 2023, the over-capacity continues to impact net revenues because in more competitive market conditions our customers receive from competitors offers for the services that we provide at lower rates, resulting in margin pressure.

During the year ended May 31, 2022, Unique Logistics experienced not just a surge in volume but due to the elevated cost of shipping, revenues increased tremendously, while net revenue or gross profit as a percentage of gross revenue declined. During the year ended May 31, 2023, by comparison, volumes declined and per unit revenue declined due to lower shipping costs and, correspondingly, the rates we charged our customers.

We believe that, overall, Unique Logistics is well positioned to grow its business in the post COVID-19 era as it continues to build its customer base, increases in gross margins and profitability, and makes strategic plans for organic growth and through the targeted acquisitions. We are expanding our sales organization, locking in procurement strategies, and receiving positive feedback from our existing customers regarding their future shipping needs. Further, the ULHK Entities Acquisition has increased our local sales and marketing presence in important new markets such as India, China, Hong Kong and Vietnam and, we believe, positions the Company for business growth in these new areas. We expect that some of the growth in business in these areas, along with reducing certain of our costs in these countries, will result in additional services in the United States in relation to exports, warehousing and delivery to meet the service needs in the United States of customers located in such countries.

Results of Operations for the Years Ended May 31, 2023 and 2022

Revenue

For the years ended May 31, 2023 and 2022, Unique Logistics’ revenue by product line was as follows:

	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022	$ change	% change
Revenues
Air freight	$80,971,563	$499,024,643	(418,053,080)	(83.8)%
Ocean freight	181,432,206	446,977,162	(265,544,956)	(59.4)%
Contract logistics	3,217,479	3,491,489	(274,010)	(7.8)%
Customs brokerage and other services	59,997,244	64,993,386	(4,996,142)	(7.7)%
Total revenues	$325,618,492	$1,014,486,680	(688,868,188)	(67.9)%

The 67.9% decrease in total revenue for the year ended May 31, 2023 compared to the year ended May 31, 2022, was primarily due to decreases of 83.9% in air freight revenue and 59.4% in ocean freight revenue; decreased revenues from our contract logistics and customs brokerage operating segments also contributed to the decrease in total revenues.

The decline in air freight revenue was primarily due to a volume reduction of approximately 80.0% over the comparable period of 2022, which accounted for 95.0% of the decline in air freight revenue year-over-year, due to a decrease in demand. During the year ended May 31, 2022, demand for air freight was so much greater than historical levels due to the rebound of post-COVID buying that the Company was operating dedicated air cargo charters for its customers to meet the increased demand. The air charter program was an agreement with several major airlines to add a substantial number of charter flights for the peak season period of August 1, 2021, through December 31, 2021. The agreements terminated, and the charter flights ended, in December 2021 (the third quarter of our 2022 fiscal year). A pricing reduction of approximately 26.0% year-over-year, also due to a decrease in demand, accounted for the remainder of the decrease in air freight volume.

The decline in ocean freight revenue was due to a volume reduction of approximately 44.1% and a pricing reduction of approximately 34.8% during the year ended May 31, 2023, compared to the prior fiscal year, which were responsible for 25.0% and 75.0% of the decline in air freight revenue year-over-year, in each case due to decreases in demand. Overall shipping volumes have been experiencing a steady global decline in the past 15 months, with additional ocean freight capacity available, putting further pressure on pricing.

Going forward, management is expecting both the air and the ocean freight business to steadily improve in terms of volumes and to remain stable in terms of pricing in the second half of calendar 2023 based on the customer projections and secured customer commitments received to date. The Company also expects revenues from the ULHK Entities to have a positive impact on revenues for the interim periods and the full fiscal year ending May 31, 2024.

Costs and Operating Expenses

Cost of freight and other operating expenses were $315.2 million for the year ended May 31, 2023, compared to $998.0 million for the year ended May 31, 2022, a reduction of 68.4%, primarily as a result of the reduction in shipping volumes in air freight and ocean freight, as discussed above. In particular, air freight costs were 85.4% lower and ocean freight costs were 61.6% lower during the year ended May 31, 2023, compared with the year ended May 31, 2022.

Other operating and administrative expenses were $25.8 million and $26.4 million, respectively, for the years ended May 31, 2023 and 2022, a 2.3% decrease year-over-year, primarily due to a $3.8 million, or 56.7%, reduction in selling and promotional costs due to lower sales that reduced the commissions we paid to our sales staff and the lack of any bad debt expense during the year ended May 31, 2023, compared to bad debt expense of $2.5 million during the year ended May 31, 2022. The bad debt expense during fiscal 2022 resulted from the Company recording a specific provision against several specific customer balances that are currently in dispute. There were no such customer balances identified during the year ended May 31, 2023. These reductions were offset by a $3.6 million, or 31.0%, increase in salaries and related costs and a $1.1 million, or 52.2%, increase in rent and occupancy costs during the year ended May 31, 2023 compared to the year ended May 31, 2022. The increase of $3.6 million in salaries and related costs year-over-year is due to the addition of salaries and related costs for the employees of our new subsidiaries acquired in the ULHK Entities Acquisition, new hires and promotions. Rent and occupancy expenses increased approximately $1.0 million year-over-year due to an approximately 50.0% increase in the rental rates under the renewed lease for our warehouse facility and our leasing of new office space during fiscal 2023 as the Company expanded globally. The Company doesn’t expect significant increases in rent and occupancy expenses going forward.

Gross Margin

Although revenue and direct costs both decreased during the year ended May 31, 2023 compared to the year ended May 31, 2022, the gross margin as a percentage of revenue increased from 4.2% to 11.1% year over year. This increase was primarily the result of our adoption of better planning and procurement practices, synergies achieved with recently acquired entities in strategic markets, better alignment and retention with our existing customers and positive contributions from our recently upgraded sales and customer service teams. Gross margin is an important measurement of the logistics company efficiency and profitability. The Company is focused on this and other measures when making strategic decisions and investments.

Other Income (Expenses)

For the year ended May 31, 2023, other expenses were $0.9 million and consisted of interest expense of $3.8 million from our operating line of credit with TBK Bank, SSB, offset by the gain recognized on change in valuation of contingent consideration in the amount of $1.8 million, which represents the reversal of a previously-recorded earn-out provision as part of ULHK Entities Acquisition as we determined after closing that the milestones that would have triggered the payment had not been met, a $0.9 million gain in fair value of derivative liabilities related to the antidilution provision imbedded in the Unique Logistics Convertible Preferred Stock and $0.3 million in other gains recorded by the ULKH Entities.

For the year ended May 31, 2022, other expenses were $10.6 million and consisted primarily of interest expense of $5.6 million and a $4.0 million loss in fair value of derivative liabilities related to the antidilution provisions imbedded in the Unique Logistics Convertible Preferred Stock.

The $0.9 gain in the fair value of derivative liabilities during the year ended May 31, 2023 compared to the $4.0 million loss for year ended May 31, 2022, is due to recognition of derivative liability for the first time during the quarter ended February 28, 2022. Interest expense decreased year-over-year primarily due to our reduced borrowing on our operating line of credit in order to support our operations due to lower shipping volumes and a decline in the costs of freight services during fiscal 2023 as compared to the previous year.

Net Income

Net income was $8.2 million for the year ended May 31, 2023, compared to $3.5 million for the year ended May 31, 2022. Net income attributable to common shareholders was $8.2 million during the year ended May 31, 2023 compared to net loss available to common shareholders of $1.0 million for the year ended May 31, 2022, due to a deemed dividend of $4.6 million recorded as a result of the Company exchanging $3.9 million of convertible notes into Unique Logistics Series C Convertible Preferred Stock and Unique Logistics Series D Convertible Preferred Stock on December 10, 2022.

Adjusted EBITDA

We define adjusted EBITDA to be earnings before interest, taxes, depreciation and amortization, factoring fees, other income, net, stock-based compensation and expenses, merger and acquisition costs, restructuring, transition and acquisitions expense, net, goodwill impairment and certain other items.

Adjusted EBITDA is not a measurement of financial performance under GAAP and may not be comparable to other similarly titled measures of other companies. We present adjusted EBITDA because we believe that adjusted EBITDA is a useful supplement to net income as an indicator of operating performance. We use adjusted EBITDA as a financial metric to measure the financial performance of the business because management believes that it provides additional information with respect to the performance of our fundamental business activities. For this reason, we believe that adjusted EBITDA will also be useful to others, including our stockholders, as a valuable financial metric.

Adjusted EBITDA should not be considered as an alternative to net income as an indicator of performance or as an alternative to cash flows from operating activities as an indicator of cash flows, in each case as determined in accordance with GAAP, or as a measure of liquidity. In addition, adjusted EBITDA does not take into account changes in certain assets and liabilities as well as interest and income taxes that can affect cash flows. We do not intend the presentation of this non-GAAP financial measure to be considered in isolation or as a substitute for results prepared in accordance with GAAP. Such non-GAAP financial measure should be read only in conjunction with our condensed consolidated financial statements prepared in accordance with GAAP and appearing elsewhere in this proxy statement/consent solicitation statement/prospectus.

Following is the reconciliation of our consolidated net income to adjusted EBITDA for the years ended May 31, 2023 and 2022:

	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022
Net income (loss)	$8,201,773	$3,534,554

Add Back:

Income tax expense	1,388,983	2,414,298
Depreciation and amortization	1,270,462	782,351
Gain (loss) on forgiveness of promissory notes	—	(358,236)
Gain (loss) on extinguishment of convertible notes	—	564,037
Change in fair value of derivative liability	(879,733)	4,020,698
Change in fair value of contingent liability	(1,750,000)
Factoring fees	—	27,000
Interest expense (including accretion of debt discount)	3,836,511	6,349,067
Noncontrolling interest income (loss)	(12,795)	—
Adjusted EBITDA	$12,055,201	$17,333,769

Liquidity and Capital Resources

Unique Logistics’ condensed consolidated financial statements appearing elsewhere in this proxy statement/consent solicitation statement/prospectus have been prepared on a going concern basis. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued.

The following table summarizes our total current assets, liabilities and working capital at the dates indicated:

	May 31, 2023	May 31, 2022	Change
Current Assets	$60,326,985	$108,543,031	$(48,216,046)
Current Liabilities	52,448,603	104,367,590	(51,918,987)
Net Working Capital	$7,878,382	$4,175,441	$3,702,941

As of May 31, 2023, the Company reported positive net working capital of $7.9 million compared to $4.2 million as of May 31, 2022. The increase in working capital is a result of net income of $8.2 million during the year ended May 31, 2023 compared with $3.5 million for the year ended May 31, 2023 and 2022, as well as the Company’s positive cash flows from operations of $42.4 million for the year ended May 31, 2023 compared with cash used in operations of $33.5 million for the year ended May 31, 2022.

In addition, working capital improved significantly during the final quarter of fiscal 2023. Subsequent to the ULHK Entities Acquisition on February 21, 2023, the Company improved its working capital by either repaying certain of the loans with cash from the acquired entities or restructuring the due date of such loans. At the time of the acquisition, the Company paid $3.5 million in cash and assumed further $23.8 million as current liabilities and $1.5 million in noncurrent liabilities by either issuing promissory notes to ULHK and FTS or by recognizing contingent liabilities at fair value on its balance sheet as of February 28, 2023. We recorded $3.8 million of the purchase price as goodwill, $6.5 million as intangibles and $10.9 million as equity method investments. We classified all of these assets as noncurrent assets while recording most of the liabilities associated with the acquisition as current liabilities, resulting in a temporary negative impact on working capital. Since the acquisition, during its last fiscal quarter, the Company has paid off $10.3 million of the promissory notes issued to ULHK, restructured $7.3 million in current liabilities into long term debt and eliminated contingent liabilities in the amount of $1.8 million, leaving the balance of the current debt due to ULHK at $4.5 million on May 31, 2023 a reduction of $19.3 million in current portion of long term debt since the acquisition.

As discussed in the section titled “Proposal No. 1 — The Merger Proposal — Debt Facility; Financing Agreement,” we entered into the Financing Agreement on March 10, 2023, which provides for an initial senior secured term loan in a principal amount of $4,210,526.32 and a delayed draw term loan facility in a principal amount of up to $14,789,473.68. On June 30, 2023, the Company drew additional funds on this line in the amount of $5.3 million for repayment of short-term notes, leaving available balance at $9.5 million. The Company intends to use the remaining available balance to pay any deferred expenses relating to the Transactions. The debt related to the Financing Agreement will be classified as a noncurrent liability, which will have a positive effect on our working capital.

In addition, Unique Logistics maintains its operating line of credit with TBK Bank, SSB, under which TBK Bank will, from time to time, buy approved receivables from Unique Logistics, that has a credit limit up to $47.5 million (the “TBK Facility”). The prior TBK Facility matured on May 31, 2023, and on July 25, 2023 we entered into an agreement with TBK Bank to renew the TBK Facility with a credit limit of up to $25 million. We believe that the funds available under the current TBK Facility, together with cash flows generated by operating activities, will provide us with the cash required to support our ongoing operations.

While we continue to execute our strategic plan, growing Unique Logistics and its customer base, management is focused on managing cash and monitoring our liquidity position. We have implemented several initiatives to conserve our liquidity position, including activities such as increasing credit facilities, when needed, reducing the cost of debt by obtaining more favorable financing, controlling general and administrative expenditures, and improving our collection processes. Many of the aspects of the liquidity plan involve management’s judgments and estimates that include factors that could be beyond our control and actual results could differ from our estimates. These and other factors could cause the strategic plan to be unsuccessful, which could have a material adverse effect on our operating results, financial condition, and liquidity. Negative operating capital may be an indicator that there could be a going concern issue, but based on its evaluation of Unique Logistics’ projected cash flows and business performance as of and subsequent to May 31, 2023, management has concluded that Unique Logistics’ current cash and cash availability under the TBK Facility as of May 31, 2023, would be sufficient to fund its planned operations and alleviates substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date that the consolidated financial statements were issued.

Cash generated and used by Unique Logistics during the years ended May 31, 2023 and 2022 was as follows:

	Year Ended, May 31, 2023	Year Ended, May 31, 2022	Change
Net cash provided by (used in) operating activities	$34,055,608	$(33,504,739)	67,560,347
Net cash provided by (used in) investing activities	10,523,976	(72,001)	10,595,977
Net cash provided by (used in) financing activities	(39,260,997)	34,746,518	(74,007,515)
Effect of exchange rate on cash and equivalents	3,258	—	3,258
Net increase in cash and cash equivalents	$5,321,845	1,169,778	4,152,067

Operating activities provided cash of $34.1 million during the year ended May 31, 2023, compared to net cash used by operating activities of $33.5 million during the year ended May 31, 2022. The primary reason for the cash provided during 2023 was the $86.7 million collection on accounts receivable and contact assets, offset by a $38.1 million reduction in accounts payable and accrued freight. It should be noted that during the year ended May 31, 2022, we repurchased approximately $30.0 million of previously factored accounts receivable. This repurchase created a negative impact on the operating cash flow that was fully offset by a positive cash flow impact from the investing activities as we borrowed cash to repurchase these receivables.

Investing activities provided cash of $10.5 million during the year ended May 31, 2023 compared to cash used of $0.01 million during the year ended May 31, 2022. During the year ended May 31, 2023, investing activities consisted of $8.8 million of cash received from the acquisition of the ULHK Entities and recognition of the equity method investments (investments in non-consolidated subsidiaries) net of cash paid and acquired in the amount of $2.0 million, offset by the cash used for purchases of equipment in the amount of $0.3 million.

Financing activities used cash of $39.3 million during the year ended May 31, 2023, primarily as a result of our repayment of $30.1 million on the TBK Facility offset by borrowing $4.0 million in the form of a term debt and repayment of related party notes during the year in the amount of $10.7 million. Financing activities provided cash in the amount of $34.7 million during the year ended May 31, 2022, primarily because of borrowing of $38.0 million under the TBK Facility during the year when the cost of freight increased significantly in the post-Covid period of unprecedented demand and the record high prices as well as $2.0 million of proceeds from notes payable. These increases were offset by repayments of notes payable and related party debt of $4.5 million.

Critical Accounting Policies

Accounting policies, methods and estimates are an integral part of the consolidated financial statements prepared by management and are based upon management’s current judgments. These judgments are normally based on knowledge and experience regarding past and current events and assumptions about future events. Certain accounting policies, methods and estimates are particularly sensitive because of their significance to the financial statements and because of the possibility that future events affecting them may differ from management’s current judgments. While there are a number of accounting policies, methods and estimates that affect our consolidated financial statements, the areas that are particularly significant include: revenue recognition; the fair value of acquired assets and liabilities; fair value of contingent consideration; the assessment of the recoverability of long-lived assets, goodwill, and intangible assets; and leases.

We perform an impairment test of goodwill for each year unless events or circumstances indicate impairment may have occurred before that time. We assess qualitative factors to determine whether it is more-likely-than-not that the fair value of the reporting unit is less than the carrying amount. After assessing qualitative factors, if further testing is necessary, we would determine the fair value of each reporting unit and compare the fair value to the reporting unit’s carrying amount.

Intangible assets consist of customer relationships, trade names and trademarks and non-compete agreements arising from our acquisitions. Customer relationships are amortized on a straight-line basis over 12 to 15 years. Tradenames, trademarks and non-compete agreements, are amortized on a straight-line basis over 3 to 10 years.

We review long-lived assets for impairment whenever events or changes in circumstances indicate the carrying amount of the assets may not be recoverable. If the sum of the undiscounted expected future cash flows over the remaining useful life of a long-lived asset is less than its carrying amount, the asset is considered to be impaired. Impairment losses are measured as the amount by which the carrying amount of the asset exceeds the fair value of the asset. When fair values are not available, we estimate fair value using the expected future cash flows discounted at a rate commensurate with the risks associated with the recovery of the asset. Assets to be disposed of are reported at the lower of carrying amount or fair value less costs to sell.

For the years ended May 31, 2023 and 2022, we conducted an annual review of impairment of goodwill and intangible assets and did not identify any impairment.

Unique Logistics has identified derivative instruments arising from an antidilution provision in the Unique Logistics Convertible Preferred Stock. Each reporting period, the embedded derivative liability is adjusted to reflect fair value at each period end with changes in fair value recorded in the “change in fair value of embedded derivative liability” financial statement line item of the Company’s statements of operations.

Our significant accounting policies are summarized in Note 1 of Unique Logistics’ consolidated financial statements appearing elsewhere in this proxy statement/consent solicitation statement/prospectus.

DESCRIPTION OF SECURITIES

The following description summarizes the most important terms of the Combined Company’s capital stock, as expected to be in effect upon the consummation of the Transactions. Edify expects to adopt the second amended and restated certificate of incorporation and amended and restated bylaws in connection with the Closing of the Transactions, and this description summarizes the provisions that are included in such documents. Because it is only a summary, it does not contain all of the information that may be important to you. For a complete description of the matters set forth in this section titled “Description of Securities,” you should refer to the second amended and restated certificate of incorporation, and the amended and restated bylaws, which are attached to this proxy statement/consent solicitation statement/prospectus as Annex B and Annex C, respectively, and to the applicable provisions of Delaware law.

Authorized and Outstanding Stock

The second amended and restated certificate of incorporation authorizes the issuance of shares of the Combined Company’s capital stock, par value of $0.001 per share, consisting of (i) 95,000,000 shares of common stock and (ii) 5,000,000 shares of preferred stock. The outstanding shares of Edify’s common stock are, and the shares of common stock issuable in connection with the Transactions will be, duly authorized, validly issued, fully paid and non-assessable.

Voting Power

Except as otherwise required by law or as otherwise provided in any certificate of designation for any series of preferred stock, under the second amended and restated certificate of incorporation, the holders of the Combined Company’s Common Stock will possess all voting power for the election of directors and all other matters requiring stockholder action and will be entitled to one vote per share on matters to be voted on by stockholders.

Dividends

Subject to the rights of the holders of any outstanding series of the Combined Company’s preferred stock, holders of shares of the Combined Company’s Common Stock will be entitled to receive dividends when, as and if declared by the Combined Company’s board of directors out of funds legally available therefor.

Liquidation, Dissolution and Winding Up

In the event of the voluntary or involuntary liquidation, dissolution, or winding-up of the Combined Company, the holders of the Combined Company’s Common Stock will be entitled to receive all the remaining assets of the Combined Company available for distribution to stockholders, ratably in proportion to the number of shares of Combined Company’s Common Stock held by them, after the rights of creditors of the Combined Company and the holders of any outstanding shares of preferred stock have been satisfied.

Preemptive or Other Rights

The holders of the Combined Company’s Common Stock will not have preemptive or other subscription rights and there will be no sinking fund or redemption provisions applicable to the Combined Company’s Common Stock.

Warrants

Public Stockholders’ Warrants

Each whole warrant entitles the registered holder to purchase one share of Edify’s Class A common stock, and after the consummation of the Transactions will entitle to holder to purchase one share of the Combined Company’s Common Stock, at a price of $11.50 per share, subject to adjustment as discussed below, at any time commencing 30 days after the completion of the Merger. The warrants will expire five years after the completion of the Merger, at 5:00 p.m., New York City time, or earlier upon redemption or liquidation.

The Combined Company will not be obligated to deliver any shares of the Combined Company’s Common Stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act with respect to the shares of the Combined Company’s Common Stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to its satisfying its obligations described below with respect to registration. No warrant will be exercisable and the Combined Company will not be obligated to issue shares of the Combined Company’s Common Stock upon exercise of a warrant unless the issuance of the Combined Company’s Common Stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants. In the event that the conditions in the two immediately preceding sentences are not satisfied with respect to a warrant, the holder of such warrant will not be entitled to exercise such warrant and such warrant may have no value and expire worthless. In no event will the Combined Company be required to net cash settle any warrant.

We are not registering the shares of the Combined Company’s Common Stock issuable upon exercise of the warrants at this time. However, pursuant to Edify’s agreement in connection therewith, the Combined Company is obligated to use its best efforts to, as soon as practicable, but in no event later than 15 business days, after the Closing of the Merger, file with the SEC a registration statement for the registration under the Securities Act of the offer and sale of the shares of the Combined Company’s Common Stock issuable upon exercise of the warrants and thereafter to use its best efforts to cause the same to become effective within 60 business days following the Merger and to maintain a current prospectus relating to the Combined Company’s Common Stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the offer and sale of the shares of the Combined Company’s Common Stock issuable upon exercise of the warrants is not effective by the 60th business day after the Closing, warrantholders may, until such time as there is an effective registration statement and during any period when the Combined Company will have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the offer and sale of the Combined Company’s Common Stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of the Merger, warrant holders may, until such time as there is an effective registration statement and during any period when the Combined Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Combined Company may call the warrants for redemption:

•        in whole and not in part;

•        at a price of $0.01 per warrant;

•        upon not less than 30 days’ prior written notice of redemption (the “30-day redemption period”) to each warrantholder; and

•        if, and only if, the reported last reported sale price of the Combined Company’s Common Stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before we send the notice of redemption to the warrantholders.

If and when the warrants become redeemable, the Combined Company may not exercise its redemption right if the issuance of shares of the Combined Company’s Common Stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Combined Company is unable to effect such registration or qualification. The Combined Company will use its best efforts to register or qualify such shares of the Combined Company’s Common Stock under the blue sky laws of the state of residence in those states in which the warrants were offered by Edify in the Edify IPO.

Edify established the last of the redemption criteria discussed above to prevent a redemption call unless there is at the time of the call a significant premium to the warrant exercise price. If the foregoing conditions are satisfied and the Combined Company issues a notice of redemption of the warrants, each warrantholder will be entitled to exercise its warrant prior to the scheduled redemption date. However, the price of the Combined Company’s Common Stock may fall below the $18.00 redemption trigger price (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) as well as the $11.50 warrant exercise price after the redemption notice is issued.

If the Combined Company calls the warrants for redemption as described above, its management will have the option to require any holder that wishes to exercise its warrant to do so on a “cashless basis.” In determining whether to require all holders to exercise their warrants on a “cashless basis,” the Combined Company’s management will consider, among other factors, its cash position, the number of warrants that are outstanding and the dilutive effect on its stockholders of issuing the maximum number of shares of the Combined Company’s Common Stock issuable upon the exercise of the warrants. If the Combined Company’s management takes advantage of this option, all holders of warrants would pay the exercise price by surrendering their warrants for that number of shares of the Combined Company’s Common Stock equal to the quotient obtained by dividing (x) the product of the number of shares of the Combined Company’s Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (y) the fair market value. The “fair market value” shall mean the average last reported sale price of the Combined Company’s Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of redemption is sent to the holders of the warrants. If the Combined Company’s management takes advantage of this option, the notice of redemption will contain the information necessary to calculate the number of shares of the Combined Company’s Common Stock to be received upon exercise of the warrants, including the “fair market value” in such case. Requiring a cashless exercise in this manner will reduce the number of shares to be issued and thereby lessen the dilutive effect of a warrant redemption. We believe this feature is an attractive option if the Combined Company does not need the cash from the exercise of the warrants. If the Combined Company calls the warrants for redemption and its management does not take advantage of this option, the Sponsor and its permitted transferees would still be entitled to exercise their private placement warrants for cash or on a cashless basis using the same formula described above that other warrantholders would have been required to use had all warrantholders been required to exercise their warrants on a cashless basis, as described in more detail below.

A holder of a warrant may notify the Combined Company in writing in the event it elects to be subject to a requirement that such holder will not have the right to exercise such warrant, to the extent that after giving effect to such exercise, such person (together with such person’s affiliates), to the warrant agent’s actual knowledge, would beneficially own in excess of 4.99% or 9.99% (or such other amount as a holder may specify) of the shares of the Combined Company’s Common Stock outstanding immediately after giving effect to such exercise.

If the number of outstanding shares of the Combined Company’s Common Stock is increased by a stock dividend payable in shares of the Combined Company’s Common Stock, or by a split-up of shares or other similar event, then, on the effective date of such stock dividend, split-up or similar event, the number of shares of the Combined Company’s Common Stock issuable on exercise of each warrant will be increased in proportion to such increase in the outstanding shares of the Combined Company’s Common Stock. A rights offering to holders of the Combined Company’s Common Stock entitling holders to purchase shares of the Combined Company’s Common Stock at a price less than the fair market value will be deemed a stock dividend of a number of shares of the Combined Company’s Common Stock equal to the product of (i) the number of shares of the Combined Company’s Common Stock actually sold in such rights offering (or issuable under any other equity securities sold in such rights offering that are convertible into or exercisable for the Combined Company’s Common Stock) and (ii) one minus the quotient of (x) the price per share of the Combined Company’s Common Stock paid in such rights offering divided by (y) the fair market value. For these purposes (i) if the rights offering is for securities convertible into or exercisable for the Combined Company’s Common Stock, in determining the price payable for the Combined Company’s Common Stock, there will be taken into account any consideration received for such rights, as well as any additional amount payable upon exercise or conversion and (ii) fair market value means the volume weighted average price of the Combined Company’s Common Stock as reported during the 10 trading day period ending on the trading day prior to the first date on which the shares of the Combined Company’s Common Stock trade on the applicable exchange or in the applicable market, regular way, without the right to receive such rights.

In addition, if the Combined Company, at any time while the warrants are outstanding and unexpired, pay a dividend or make a distribution in cash, securities or other assets to the holders of the Combined Company’s Common Stock on account of such shares of the Combined Company’s Common Stock (or other shares of its capital stock into which the warrants are convertible), other than (i) as described above or (ii) certain ordinary cash dividends, then the warrant exercise price will be decreased, effective immediately after the effective date of such event, by the amount of cash and/or the fair market value of any securities or other assets paid on each share of the Combined Company’s Common Stock in respect of such event.

If the number of outstanding shares of the Combined Company’s Common Stock is decreased by a consolidation, combination, reverse stock split or reclassification of shares of the Combined Company’s Common Stock or other similar event, then, on the effective date of such consolidation, combination, reverse stock split, reclassification or similar event, the number of shares of the Combined Company’s Common Stock issuable on exercise of each warrant will be decreased in proportion to such decrease in outstanding shares of the Combined Company’s Common Stock.

Whenever the number of shares of the Combined Company’s Common Stock purchasable upon the exercise of the warrants is adjusted, as described above, the warrant exercise price will be adjusted by multiplying the warrant exercise price immediately prior to such adjustment by a fraction (i) the numerator of which will be the number of shares of the Combined Company’s Common Stock purchasable upon the exercise of the warrants immediately prior to such adjustment, and (ii) the denominator of which will be the number of shares of the Combined Company’s Common Stock so purchasable immediately thereafter.

In case of any reclassification or reorganization of the outstanding shares of the Combined Company’s Common Stock (other than those described above or that solely affects the par value of such shares of the Combined Company’s Common Stock), or in the case of any merger or consolidation of the Combined Company with or into another corporation (other than a consolidation or merger in which it is the continuing corporation and that does not result in any reclassification or reorganization of the outstanding shares of the Combined Company’s Common stock), or in the case of any sale or conveyance to another corporation or entity of the assets or other property of the Combined Company’ as an entirety or substantially as an entirety in connection with which it is dissolved, the holders of the warrants will thereafter have the right to purchase and receive, upon the basis and upon the terms and conditions specified in the warrants and in lieu of the shares of the Combined Company’s Common Stock immediately theretofore purchasable and receivable upon the exercise of the rights represented thereby, the kind and amount of shares of stock or other securities or property (including cash) receivable upon such reclassification, reorganization, merger or consolidation, or upon a dissolution following any such sale or transfer, that the holder of the warrants would have received if such holder had exercised their warrants immediately prior to such event. If less than 70% of the consideration receivable by the holders of the Combined Company’s Common Stock in such a transaction is payable in the form of the Combined Company’s Common Stock in the successor entity that is listed for trading on a national securities exchange or is quoted in an established over-the-counter market, or is to be so listed for trading or quoted immediately following such event, and if the registered holder of the warrant properly exercises the warrant within 30 days following public disclosure of such transaction, the warrant exercise price will be reduced as specified in the warrant agreement based on the Black-Scholes value (as defined in the warrant agreement) of the warrant. The purpose of such exercise price reduction is to provide additional value to holders of the warrants when an extraordinary transaction occurs during the exercise period of the warrants pursuant to which the holders of the warrants otherwise do not receive the full potential value of the warrants in order to determine and realize the option value component of the warrant. This formula is to compensate the warrant holder for the loss of the option value portion of the warrant due to the requirement that the warrant holder exercise the warrant within 30 days of the event. The Black-Scholes model is an accepted pricing model for estimating fair market value where no quoted market price for an instrument is available.

The warrants are and will continue to be issued in registered form under a warrant agreement between Continental Stock Transfer & Trust Company, as warrant agent, and Edify or the Combined Company (as applicable). You should review a copy of the warrant agreement, which was filed as an exhibit to the registration statement relating the Edify IPO, for a complete description of the terms and conditions applicable to the warrants. The warrant agreement provides that the terms of the warrants may be amended without the consent of any holder to cure any ambiguity or correct any defective provision, but requires the approval by the holders of at least a majority of the then outstanding warrants to make any change that adversely affects the interests of the registered holders of public warrants.

The warrants may be exercised upon surrender of the warrant certificate on or prior to the expiration date at the offices of the warrant agent, with the exercise form on the reverse side of the warrant certificate completed and executed as indicated, accompanied by full payment of the exercise price (or on a cashless basis, if applicable), by certified or official bank check payable to us, for the number of warrants being exercised. The warrantholders will not have the rights or privileges of holders of the Combined Company’s Common Stock and any voting rights until they exercise their warrants and receive shares of the Combined Company’s Common Stock.

No fractional shares will be issued upon exercise of the warrants. If, upon exercise of the warrants, a holder would be entitled to receive a fractional interest in a share, the Combined Company will, upon exercise, round down to the nearest whole number the number of shares of the Combined Company’s Common Stock to be issued to the warrantholder.

Edify has agreed that, subject to applicable law, any action, proceeding or claim against it (and after the Closing, the Combined Company) arising out of or relating in any way to the warrant agreement will be brought and enforced in the courts of the State of New York or the United States District Court for the Southern District of New York, and it irrevocably submit to such jurisdiction, which jurisdiction will be the exclusive forum for any such action, proceeding or claim. This provision applies to claims under the Securities Act but does not apply to claims under the Exchange Act or any claim for which the federal district courts of the United States of America are the sole and exclusive forum.

Private Placement Warrants

The private placement warrants (including the shares of the Combined Company’s Common Stock issuable upon exercise of the private placement warrants) will not be transferable, assignable or salable until 30 days after the completion of the Merger (except, among other limited exceptions, to our officers and directors and other persons or entities affiliated with or related to the Sponsor, each of whom will be subject to the same transfer restrictions) and they will not be redeemable by the Combined Company so long as they are held by the Sponsor or its permitted transferees. The Sponsor, or its permitted transferees, has the option to exercise the private placement warrants on a cashless basis. Except as described below, the private placement warrants have terms and provisions that are identical to those of the public, including as to exercise price, exercisability and exercise period. If the private placement warrants are held by holders other than the Sponsor or its permitted transferees, the private placement warrants will be redeemable by the Combined Company and exercisable by the holders on the same basis as the public warrants.

If holders of the private placement warrants elect to exercise them on a cashless basis, they would pay the exercise price by surrendering their warrants for that number of shares of the Combined Company’s Common Stock equal to the quotient obtained by dividing (i) the product of the number of shares of the Combined Company’s Common Stock underlying the warrants, multiplied by the difference between the exercise price of the warrants and the “fair market value” (defined below) by (ii) the fair market value. The “fair market value” shall mean the average last reported sale price of the Combined Company’s Common Stock for the 10 trading days ending on the third trading day prior to the date on which the notice of warrant exercise is sent to the warrant agent. If they are affiliated with the Combined Company following the Merger, their ability to sell the Combined Company’s securities in the open market will be significantly limited. We expect that the Combined Company will have policies in place that prohibit insiders from selling the Combined Company’s securities except during specific periods of time. Even during such periods of time when insiders will be permitted to sell the Combined Company’s securities, an insider cannot trade in the Combined Company’s securities if he or she is in possession of material non-public information. Accordingly, unlike public stockholders who could sell the shares of the Combined Company’s Common Stock issuable upon exercise of the warrants freely in the open market, the insiders could be significantly restricted from doing so. As a result, we believe that allowing the holders to exercise such warrants on a cashless basis is appropriate.

Anti-Takeover Provisions

The provisions of Delaware law and the Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws could have the effect of delaying, deferring or discouraging another person from acquiring control of the Combined Company. These provisions, which are summarized below, may have the effect of discouraging takeover bids. They are also designed, in part, to encourage persons seeking to acquire control of the Combined Company to negotiate first with its board of directors. We believe that the benefits of increased protection of the Combined Company’s potential ability to negotiate with an unfriendly or unsolicited acquirer outweigh the disadvantages of discouraging a proposal to acquire the Combined Company because negotiation of these proposals could result in an improvement of their terms.

Delaware Law

The Combined Company will be subject to the provisions of Section 203 of the DGCL, regulating corporate takeovers. In general, Section 203 prohibits a publicly held Delaware corporation from engaging in a “business combination” with an “interested stockholder” for a period of three years following the date on which the person became an interested stockholder unless:

•        Prior to the date of the transaction, the board of directors of the corporation approved either the business combination or the transaction that resulted in the stockholder becoming an interested stockholder;

•        upon consummation of the transaction that resulted in the stockholder becoming an interested stockholder, the interested stockholder owned at least 85% of the voting stock of the corporation outstanding at the time the transaction commenced, excluding for purposes of determining the voting stock outstanding, but not the outstanding voting stock owned by the interested stockholder, (i) shares owned by persons who are directors and also officers and (ii) shares owned by employee stock plans in which employee participants do not have the right to determine confidentially whether shares held subject to the plan will be tendered in a tender or exchange offer; or

•        at or subsequent to the date of the transaction, the business combination is approved by the board of directors of the corporation and authorized at an annual or special meeting of stockholders, and not by written consent, by the affirmative vote of at least 66.67% of the outstanding voting stock that is not owned by the interested stockholder.

Generally, a business combination includes a merger, asset or stock sale, or other transaction or series of transactions together resulting in a financial benefit to the interested stockholder. An interested stockholder is a person who, together with affiliates and associates, owns or, within three years prior to the determination of interested stockholder status, did own 15% or more of a corporation’s outstanding voting stock. We expect the existence of this provision to have an anti-takeover effect with respect to transactions that the Combined Company’s board of directors does not approve in advance. We also anticipate that Section 203 may also discourage attempts that might result in a premium over the market price for the shares of the Combined Company’s Common Stock held by stockholders.

Second Amended and Restated Certificate of Incorporation and Amended and Restated Bylaws Provisions

The Combined Company’s second amended and restated certificate of incorporation and amended and restated bylaws include a number of provisions that could deter hostile takeovers or delay or prevent changes in control of the Combined Company, including the following:

•        Board of Directors Vacancies.    The second amended and restated certificate of incorporation and the amended and restated bylaws authorize only the Combined Company’s board of directors to fill vacant directorships, including newly-created seats. In addition, the number of directors constituting the Combined Company’s board of directors will be permitted to be set only by a resolution adopted by a majority vote of our entire board of directors. These provisions would prevent a stockholder from increasing the size of the Combined Company’s board of directors and then gaining control of the Combined Company’s board of directors by filling the resulting vacancies with its own nominees. This makes it more difficult to change the composition of the board of directors but promotes continuity of management.

•        Stockholder Action; Special Meetings of Stockholders.    The second amended and restated certificate of incorporation provides that the Combined Company’s stockholders may not take action by written consent in lieu of an annual or special meetings of stockholders unless such action has previously been approved by the Combined Company’s board of directors. As a result, a holder controlling a majority of the Combined Company’s capital stock would not be able to amend the second amended and restated certificate of incorporation or remove directors without holding a meeting of stockholders called in accordance with the amended and restated bylaws. Further, the Combined Company’s second amended and restated certificate of incorporation and the amended and restated bylaws provide that special meetings of stockholders may be called only by the board of directors, the chairman of the board of directors, or the Chief Executive Officer, thus prohibiting stockholders from calling a special meeting.

These provisions might delay the ability of the Combined Company’s stockholders to force consideration of a proposal or for stockholders controlling a majority of the Combined Company’s capital stock to take any action, including the removal of directors.

•        Advance Notice Requirements for Stockholder Proposals and Director Nominations.    The Combined Company’s amended and restated bylaws provide advance notice procedures for stockholders seeking to bring business before an annual meeting of stockholders or to nominate candidates for election as directors at an annual meeting of stockholders. The amended and restated bylaws also specify certain requirements regarding the form and content of a stockholder’s notice. These provisions might preclude stockholders from bringing matters before the Combined Company’s annual meeting of stockholders or from making nominations for directors at the annual meeting of stockholders if the proper procedures are not followed. We expect that these provisions might also discourage or deter a potential acquirer from conducting a solicitation of proxies to elect the acquirer’s own slate of directors or otherwise attempting to obtain control of the Combined Company.

•        No Cumulative Voting.    The DGCL provides that stockholders are not entitled to the right to cumulate votes in the election of directors unless a corporation’s certificate of incorporation provides otherwise. The Combined Company’s second amended and restated certificate of incorporation does not provide for cumulative voting.

•        Issuance of Undesignated Preferred Stock.    As discussed above, the Combined Company’s board of directors will have the authority, without further action by the stockholders, to authorize the Combined Company to issue up to 5,000,000 shares of undesignated preferred stock with rights and preferences, including voting rights, designated from time to time by the board of directors. The existence of authorized but unissued shares of preferred stock would enable the board of directors to render more difficult or to discourage an attempt to obtain control of the Combined Company by means of a merger, tender offer, proxy contest or other means.

Transfer Agent and Warrant Agent

[_] will be the transfer agent for the Combined Company’s Common Stock. Continental Stock Transfer & Trust Company will continue to be the warrant agent for the warrants.

COMPARISON OF STOCKHOLDER RIGHTS

This section describes the material differences between the rights of Unique Logistics stockholders and Edify stockholders before the consummation of the Merger and the rights of the Combined Company’s stockholders after the Merger. These differences in stockholder rights result from the differences between the respective governing documents of Unique Logistics and Edify, on the one hand, and the Combined Company, on the other hand (and assumes the approval of the second amended and restated certificate of incorporation by Edify’s stockholders), as well as differences between Nevada and Delaware law.

This section does not include a complete description of all differences among such rights, nor does it include a complete description of such rights. Furthermore, the identification of some of the differences of these rights as material is not intended to indicate that other differences that may be equally important do not exist. This summary is not intended to be complete or to provide a comprehensive discussion of each company’s governing documents and is qualified in its entirety by reference to the full text of those documents, as well as the relevant provisions of the NRS and the DGCL.

Unique Logistics	Combined Company	Edify
Authorized Capital Stock

Unique Logistics is currently authorized to issue 805,000,000 shares, consisting of 800,000,000 shares of common stock and 5,000,000 shares of preferred stock, each with $0.001 par value.

Pursuant to the NRS, with certain exceptions the board of directors of Unique Logistics can, without stockholder approval, increase or decrease the number of shares of a class or series of Unique Logistics’ authorized stock by increasing or decreasing the number of authorized shares of the class or series and correspondingly increasing or decreasing the number of issued and outstanding shares of the same class or series (essentially, authorizing a forward or reverse stock split) held by each stockholder of record at the effective date and time of the change.

The Combined Company will be authorized to issue 100,000,000 shares of capital stock, par value $0.001 per share, of which 95,000,000 shares are designated as common stock and 5,000,000 shares are designated as preferred stock.

Edify is currently authorized to issue 111,000,000 shares of stock, each with a par value of $0.0001, including (i) 100,000,000 shares of Class A Common Stock, (ii) 10,000,000 shares of Class B Common Stock, and 1,000,000 shares of preferred stock.

Rights of Preferred Stock

The board of directors is authorized to provide for the issuance of preferred stock in one or more series, and to fix the number of shares and to determine or alter for each such series, such voting powers, full or limited, or no voting powers, and such designation, preferences, and relative, participating, optional, or other rights and such qualifications, limitations, or restrictions thereof.

Subject to limitations prescribed by law, the board of directors is authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of preferred stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers, whether full, limited or no voting powers), preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

The board of directors is authorized to provide out of the unissued shares of the preferred stock for one or more series of preferred stock and to establish the number of shares to be included in each such series and to fix the voting rights, if any, designations, powers, preferences and relative, participating, optional, special and other rights, if any, of each such series and any qualifications, limitations and restrictions thereof.

Unique Logistics	Combined Company	Edify
Number of Directors
The board of directors must consist of at least one director and the number of directors may be changed from time to time by resolution of the board of directors.

The board of directors shall consist of seven directors or such other number as may be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized.

The number of directors, other than those who may be elected by the holders of one or more series of the preferred stock voting separately by class or series, shall be fixed from time to time by the board of directors pursuant to a resolution adopted by a majority of the board.

Election of Directors
Directors are elected annually by the stockholders by a plurality of the votes cast.	Directors will be elected annually by the stockholders by a plurality of the votes cast.

The board of directors is divided into three classes, with approximately one-third of the directors elected at each annual meeting of stockholders to a three-year term. Subject to the rights of the holders of one or more series of preferred stock, voting separately by class or series, to elect directors pursuant to the terms of one or more series of preferred stock, directors are elected by a plurality of the votes cast.

Removal of Directors
Any or all of the directors may be removed with or without cause by the holders of two-thirds of the voting power of Unique Logistics’ stock at any meeting of stockholders.

Except for such additional directors, if any, as are elected by the holders of any series of preferred stock, any director, or the entire board of directors, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

Except for directors elected by any class or series of preferred stock, any or all of the directors may be removed, but only for cause, by the affirmative vote of holders of a majority of the voting power of all then outstanding shares of capital stock entitled to vote generally in the election of directors, voting together as a single class.

Vacancies on the Board of Directors

Vacancies on the board of directors may be filled by a majority of the directors then in office. The directors so chosen hold office until the next annual election of directors and until their successors are duly elected and shall qualify, unless sooner displaced. If, at the time of filling any vacancy or any newly created directorship, the directors then in office shall constitute less than a majority of the whole board of directors (as constituted immediately prior to any such increase), any stockholder or stockholders holding at least 10% of the voting power of the corporation’s stock may summarily order an election to be held to fill any such vacancies or newly created directorships, or to replace the directors chosen by the directors then in office.

Subject to the rights of the holders of any outstanding series of preferred stock, vacancies on the board of directors shall be filled solely by the affirmative vote of a majority of the remaining directors then in office.

Except for directors elected by any class or series of preferred stock, vacancies on the board of directors may be filled by a majority vote of the remaining directors then in office. Any director so chosen shall hold office for the remainder of the full term of the class of directors to which the new directorship was added or in which the vacancy occurred and until his or her successor has been elected and qualified, subject, however, to such director’s earlier death, resignation, retirement, disqualification, or removal.

Unique Logistics	Combined Company	Edify
Special Meetings of Stockholders

Special meetings of the stockholders may be called by the board of directors, the holders of outstanding shares of stock entitled to cast not less than 33.34% of the votes at the meeting, or such person or persons authorized by the board of directors.

Except as may be provided with respect to any class or series of preferred stock, special meetings of the stockholders may be called by the board of directors, the Chairman of the Board, or the Chief Executive Officer.

Subject to the rights, if any, of the holders of any outstanding series of preferred stock, special meetings of stockholders may be called by the board of directors, the Chairman of the Board, or the Chief Executive Officer.

Quorum

Unless otherwise provided in the bylaws, the holders of 33.34% of the issued and outstanding shares of the corporation entitled to vote at a meeting, present in person or represented by proxy, constitutes a quorum.

Unless otherwise provided by law, the second amended and restated certificate of incorporation or the amended and restated bylaws, the holders of a majority in voting power of all stock outstanding and entitled to vote at a meeting, present in person or represented by proxy, constitutes a quorum; provided that where a separate vote by a class or series or classes or series is required, the holders of a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter.

The holders of a majority of the shares of capital stock issued and outstanding and entitled to vote, represented in person or by proxy, will constitute a quorum at all meetings of the stockholders for the transaction of business, except as otherwise provided by statute or by the current certificate of incorporation.

Stockholder Action Without a Meeting

Unless otherwise provided by law, any action required to or that may be taken at a meeting of the stockholders may be taken without a meeting, without prior notice and without a vote, if written consents are signed by stockholders representing a majority of the shares entitled to vote at such a meeting (or such other required proportion of voting power).

Except as may be otherwise provided with respect to any class or series of preferred stock, no action that is required or permitted to be taken by the stockholders at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless such action has been approved in advance by the board of directors.

Except as may be otherwise provided with respect to any class or series of preferred stock, any action required or permitted to be taken by the stockholders must be effected by a duly called annual or special meeting of such stockholders and may not be effected by written consent of the stockholders, other than with respect to Edify’s Class B common stock with respect to which action may be taken by written consent.

Amendment to Charter

Pursuant to the NRS, an amendment to Unique Logistics’ articles of incorporation generally requires the approval of the board of directors and stockholders holding shares representing at least a majority of the voting power, or such greater proportion of the voting power as may be required in the case of a vote by classes or series.

Pursuant to the DGCL, an amendment to the Combined Company’s second amended and restated certificate of incorporation generally requires the approval of the board of directors and the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class.

Other than with respect to Article IX covering an initial business combination and limited existence, pursuant to the DGCL, an amendment to the current certificate of incorporation generally requires the approval of the board of directors and the holders of a majority of the outstanding stock entitled to vote thereon and a majority of the outstanding stock of each class entitled to vote thereon as a class.

Unique Logistics	Combined Company	Edify
Stockholder Proposals and Nominations of Persons for Election as Directors

Stockholders may nominate persons for election as directors at the annual meeting by delivering written notice to the Secretary at the company’s principal executive offices not later than the 90th nor earlier than the 120th day prior to the first anniversary of the prior year’s annual meeting, unless the date of the annual meeting is more than 30 days before or more than 70 days after such anniversary date, in which case a stockholder must deliver such notice no earlier than the 120th day prior to such annual meeting and not later than the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made.

No specific provisions exist governing stockholder proposals with respect to matters other than the election of directors.

Stockholders seeking to bring business before or to nominate candidates for election as directors at the annual meeting of stockholders must deliver notice of their intent in writing to the Secretary and, other than with respect to director nominations, the board of directors, at the company’s principal executive offices not later than 90 nor more than 120 days prior to the first anniversary of the prior year’s annual meeting; provided that if the date of the annual meeting is more than 30 days before or 70 days after such anniversary date or there was no annual meeting the prior year, such notice must be delivered no earlier than the 120th day before the meeting and no later than the later of the 90th day prior to such annual meeting or the 10th day following the day on which public announcement of the date of such meeting is first made; provided further that if the number of directors to be elected is to be increased and there is no announcement of such at least 100 days before the first anniversary of the prior year’s annual meeting, then such notice, but only with respect to nominees for any new positions created by such increase, must be delivered by the 10th day following the date on which the company publicly announces such increase.

No provisions exist governing stockholder proposals at a meeting of stockholders or director nominations by a stockholder.
Limitation of Liability of Directors and Officers

Pursuant to the NRS and Unique Logistics’ articles of incorporation, a director or officer is not personally liable to the company or its stockholders for damages as a result of their act or failure to act unless (i) the presumption under the NRS that officers and directors have act in good faith, on an informed basis, and with a view to the interests of the corporation is rebutted and (ii) it is proven that such act or failure to act constituted a breach of their fiduciary duty and such breach involved intentional misconduct, fraud, or a knowing violation of law, or the payment of unlawful distributions.

The second amended and restated certificate of incorporation provides that, to the fullest extent permitted by the DGCL, no director or officer shall be personally liable to the Combined Company or its stockholders for monetary damages for breach of fiduciary duty. The DGCL provides that such provision does not eliminate or limit the liability: (i) for any breach of the duty of loyalty; (ii) for acts or omissions not in good faith or that involve intentional misconduct, or a knowing violation of law; (iii) of a director for unlawful stock redemptions, repurchases, or dividends; (iv) for any transaction from which the director or officer derived an improper personal benefit; or (v) an officer in any action by or in the right of the corporation.

Pursuant to the DGCL and the current certificate of incorporation, a director shall not be personally liable to Edify or its stockholders for monetary damages for breach of their fiduciary duty, except for (i) breaches of the duty of loyalty, (ii) bad faith, intentional misconduct, or knowing or intentional violation of law, (iii) unlawful stock redemptions, repurchases, or dividends, or (iv) improper personal benefit.

Although permitted under the DGCL, the current certificate of incorporation does not limit liability to the company and its stockholders with respect to officers.

Unique Logistics	Combined Company	Edify
Dividends and Distributions

Pursuant to the NRS, no distribution (including dividends on, or redemption or repurchases of, shares of capital stock) may be made if, after giving effect to such distribution, Unique Logistics would not be able to pay its debts as they become due in the usual course of business or its total assets would be less than the sum of its total liabilities plus the amount that would be needed at the time of a dissolution to satisfy the preferential rights of preferred stockholders.

Pursuant to the DGCL, the Combined Company may declare and pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets).

Pursuant to the DGCL, Edify may declare and pay dividends out of surplus or, if no surplus exists, out of net profits for the fiscal year in which the dividend is declared and/or the preceding fiscal year (provided that the amount of capital is not less than the aggregate amount of the capital represented by the issued and outstanding stock of all classes having a preference upon the distribution of assets).

Restrictions on Transactions with Interested Stockholders

The NRS provisions governing the acquisition of a controlling interest in a Nevada corporation and business combinations with interested stockholders do not apply to corporations, like Unique Logistics, that do not have 200 or more stockholders of record.

Unless a corporation opts out of the statutory provision in accordance with the requirements of the DGCL, Section 203 of the DGCL generally prohibits corporations from engaging in certain business combinations (including mergers, sales and leases of assets, issuances of securities, and similar transactions by the corporation or a subsidiary) with an “interested stockholder” for three years following the date that such person becomes an interested stockholder, unless (i) prior to the date on which such stockholder became an interested stockholder, the board of directors approves either the business combination or the transaction that resulted in the person becoming an interested stockholder, (ii) as a result of the transaction that resulted in such person becoming an interested stockholder, the person owns at least 85% of the corporation’s voting stock (excluding certain shares), or (iii) after the stockholder became an interested stockholder, the business combination is approved by the board of directors and by a 66⅔% vote of the voting shares of the corporation not owned by the interested stockholder. An “interested stockholder” generally is a person that owns more than 15% of a corporation’s outstanding voting stock or is an affiliate or associate of the corporation and was the owner of 15% or more of the outstanding voting stock at any time within the past three years.

No change (Edify has not opted out of Section 203 of the DGCL).

Unique Logistics	Combined Company	Edify
The second amended and restated certificate of incorporation does not provide that the Combined Company has opted out of Section 203 of the DGCL.
Inspection of Books and Records; Stockholder Lists

Pursuant to the NRS, holders of at least 15% of the outstanding shares of stock of Unique Logistics, or that have been authorized by the holders of at least 15% of such shares, have the right to inspect, copy, and audit the books of account and financial records during normal business hours if they provide an affidavit that the inspection, copies, or audit is not for any purpose unrelated to his or her interest as a stockholder.

Pursuant to the NRS, any person who has been a stockholder of Unique Logistics for at least six months or that holds 5% of its outstanding shares or is authorized by persons holding 5% of its outstanding shares is entitled to inspect and copy its stockholder list during usual business hours.

In addition, Unique Logistics’ bylaws provide that the Secretary shall prepare and make, at least 10 days before every meeting of stockholders, a complete list of stockholders entitled to vote at such meeting, which shall be open to the examination of any stockholder, for any purpose germane to the meeting, (i) on a reasonably accessible electronic network or (ii) during ordinary business hours at its principal place of business.

Pursuant to the DGCL, any stockholder (including beneficial owners) may inspect the Combined Company’s stock ledger, list of stockholders, and books and records for any proper purpose (if they provide an affidavit to that effect) during its usual hours for business. A “proper purpose” means a purpose reasonably related to such person’s interest as a stockholder.

The Combined Company’s amended and restated bylaws provide that it will prepare, by the 10th day before every meeting of stockholders, a complete list of all stockholders entitled to vote at the meeting, which shall be open to the examination of any stockholder, for any purpose germane to the meeting, (i) on a reasonably accessible electronic network or (ii) during ordinary business hours at its principal place of business.

Pursuant to the DGCL, any stockholder (including beneficial owners) may inspect Edify’s stock ledger, list of stockholders, and books and records for any proper purpose (if they provide an affidavit to that effect) during its usual hours for business. A “proper purpose” means a purpose reasonably related to such person’s interest as a stockholder.

Choice of Forum
None.	None.

The current certificate of incorporation provides that, unless Edify consents in writing to the selection of an alternative forum, the Court of Chancery of the State of Delaware shall be the sole and exclusive forum for any stockholder to bring (i) any derivative action or proceeding brought on behalf of Edify, (ii) any action asserting a claim of breach of a fiduciary duty owed by any director, officer, or other employee of Edify to Edify or its stockholders, (iii) any action asserting a claim against Edify or its directors, officers, or employees arising

Unique Logistics	Combined Company	Edify

pursuant to any provision of the DGCL, the current certificate of incorporation, or the current bylaws, or (iv) any action asserting a claim against Edify or its directors, officers, or employees governed by the internal affairs doctrine, except for (a) any claim as to which the Court of Chancery determines that there is an indispensable party not subject to the jurisdiction of the Court of Chancery (and the indispensable party does not consent to the personal jurisdiction of the Court of Chancery within 10 days following such determination), (b) that is vested in the exclusive jurisdiction of a court or forum other than the Court of Chancery, (c) for which the Court of Chancery does not have subject matter jurisdiction, and (d) any action or claim arising under the Securities Act.

Provisions Specific to a Special Purpose Acquisition Company
None.

The second amended and restated certificate of incorporation deletes the provisions previously included as Article IX in the current certificate of incorporation in their entirety because, upon consummation of the Merger, the Combined Company will cease to be a special purpose acquisition company. In addition, the provisions governing Edify’s consummation of a proposed business combination will not be applicable following consummation of the Merger and thus will be removed.

Article IX of the current certificate of incorporation sets forth various provisions related to Edify’s operations as a special purpose acquisition company prior to the consummation of an initial business combination as well as the process for consummating such a transaction.

PRICE RANGE OF SECURITIES AND DIVIDENDS

Price Range of Edify’s Securities

Edify’s public units, each of which consists of one share of Edify’s Class A common stock and one-half of one public warrant, each whole public warrant entitling the holder thereof to purchase one share of Edify’s Class A common stock, began trading on the Nasdaq Capital Market under the symbol “EACPU” on January 15, 2021. On February 16, 2021, Edify announced that holders of its public units could elect to separately trade Edify’s Class A common stock and the public warrants included in the public units, under the symbols “EAC” and “EACPW,” respectively, or to continue to trade the public units without separating them. Each public warrant entitles the holder to purchase one share of Edify’s Class A common stock at a price of $11.50 per share, subject to adjustments as described in Edify’s final prospectus dated January 20, 2021, which it filed with the SEC. Warrants may only be exercised for a whole number of shares of Edify’s Class A common stock and will become exercisable 30 days after Edify’s completion of an initial business combination. Edify’s public warrants will expire five years after Edify completes an initial business combination or earlier upon redemption or liquidation as described in the Edify IPO prospectus.

The following table sets forth, for the calendar quarter indicated, the high and low sales prices of Edify’s Class A common stock, public warrants and units as reported on the Nasdaq Capital Market for the periods presented.

	Common Stock		Warrants		Units
Period	High	Low	High	Low	High	Low
Q1 2022	$	$	$	$	$	$
Q2 2022	$	$	$	$	$	$
Q3 2022	$	$	$	$	$	$
Q4 2022	$	$	$	$	$	$

Dividend Policy

Edify has not paid any cash dividends on its common stock to date and does not intend to pay cash dividends prior to the completion of its initial business combination. The payment of cash dividends in the future is dependent upon Edify’s revenues and earnings, if any, capital requirements, the terms of any indebtedness and general financial condition subsequent to completion of a business combination. The payment of any cash dividends subsequent to a business combination will be within the discretion of the Edify Board at such time. In addition, the Edify Board is not currently contemplating and does not anticipate declaring any stock dividends in the foreseeable future.

BENEFICIAL OWNERSHIP OF SECURITIES

The following table sets forth information known to Edify regarding (i) the actual beneficial ownership of Edify’s common stock as of [_], 2023 (before the Merger) and (ii) the expected beneficial ownership of the Combined Company’s Common Stock immediately following consummation of the Merger, assuming that no public shares of Edify are redeemed, and alternatively the maximum number of shares of Edify are redeemed, by:

•        each person who is, or is expected to be, the beneficial owner of more than 5% of the outstanding shares of Edify’s common stock;

•        each of Edify’s current executive officers and directors;

•        each person who will become an executive officer or director of the Combined Company; and

•        all executive officers and directors of Edify, as a group, and of the Combined Company, as a group.

Beneficial ownership is determined according to the rules of the SEC, which generally provide that a person has beneficial ownership of a security if he, she or it possesses sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days. Except as described in the footnotes below and subject to applicable community property laws and similar laws, Edify believes that each person listed above has sole voting and investment power with respect to such shares.

The beneficial ownership of Edify’s common stock before the Merger is based on 7,890,429 shares of Edify’s Class A common stock issued and outstanding as of [_], 2023. The beneficial ownership of the Combined Company’s Common Stock immediately following consummation of the Merger is based on an assumed [_] shares of the Combined Company’s Common Stock issued and outstanding assuming that no public shares of Edify are redeemed, and [_] shares of the Combined Company’s Common Stock issued and outstanding assuming that the maximum number of shares of Edify are redeemed, in each case assuming (i) that no public stockholders exercise their redemption rights in connection with the Transactions and (ii) all options and warrants that are exercisable on, or become exercisable within 60 days from, [_], 2023 are taken into account. The maximum number of shares to be redeemed is calculated as [_] shares of Edify’s Class A common stock in connection with the Transactions at approximately $10.00 per share based on trust account figures as of [_], 2023.

				After the Merger
	Before the Merger			No Redemption		With Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of Shares		Percent Owned	Number of Shares	Percent Owned	Number of Shares	Percent Owned
Directors and Executive Officers Pre-Merger:
Ronald H. Schlosser	—		—	—	—	—	—
Morris Beyda	—		—	—	—	—	—
Susan Wolford	—		—	—	—	—	—
Jason Beckman(2)	6,900,000	(3)	20.0	[_]	[_]	[_]	[_]
Jason Colodne(2)	6,900,000	(3)	20.0	[_]	[_]	[_]	[_]
Rosamund M. Else-Mitchell	—		—	—	—	—	—
Ari Horowitz	—		—	—	—	—	—
All directors and executive officers prior to the Transactions as a group (seven individuals)	6,900,000		20.0%	[_]	[_]	[_]	[_]
Five Percent Holders Pre-Merger:
Colbeck Edify Holdings, LLC(2)	6,900,000		20.0%	[_]	[_]	[_]	[_]
Adage Capital Partners, L.P.(4)	1,800,000		5.2%	[_]	[_]	[_]	[_]

After the Merger
	Before the Merger		No Redemption		With Maximum Redemption
Name and Address of Beneficial Owner(1)	Number of Shares	Percent Owned	Number of Shares	Percent Owned	Number of Shares	Percent Owned
Directors and Executive Officers Post-Merger:
	—	—
	—	—
	—	—
	—	—
	—	—
	—	—
	—	—
	—	—
	—	—
	—	—
	—	—
	—	—
All directors and executive officers of the Combined Company as a group ([_] individuals)	—	—
Five Percent Holders Post-Merger:
Colbeck Edify Holdings, LLC	6,900,000	20.0%
	—	—

____________

*        Less than 1%.

(1)      Unless otherwise noted, the business address of each of the entities or individuals listed under the headings “Directors and Executive Officers Pre-Merger” and “Five Percent Holders Pre-Merger” is c/o Edify Acquisition Corp., 888 7th Avenue, Floor 29, New York, NY 10106.

(2)      The Sponsor is controlled by Jason Beckman and Jason Colodne.

(3)      Consists of shares owned by Colbeck Edify Holdings, LLC.

(4)      Based on information provided in a Schedule 13G filed on February 1, 2021. Adage Capital Partners, L.P. has the power to dispose of and the power to vote the shares of Edify’s Class A common stock beneficially owned by it, which power may be exercised by its general partner, Adage Capital Partners GP, L.L.C. Adage Capital Advisors, L.L.C., as managing member of Adage Capital Partners GP, L.L.C., directs Adage Capital Partners GP, L.L.C.’s operations. Robert Atchinson and Phillip Gross, as managing members of Adage Capital Partners GP, L.L.C., have shared power to vote the shares of Edify’s Class A common stock beneficially owned by Adage Capital Partners, L.P.

CERTAIN RELATIONSHIPS AND RELATED PERSON TRANSACTIONS

Edify Related Person Transactions

In October 2020, the Sponsor purchased an aggregate of 5,750,000 shares of Edify’s Class B common stock for an aggregate purchase price of $25,000. On January 14, 2021, Edify effected a stock dividend of 0.2 share for each outstanding share of Edify’s Class B common stock, resulting in the Sponsor holding 6,900,000 shares of Edify’s Class B common stock. The number of founder shares issued was determined based on the expectation that the founder shares would represent 20% of the outstanding shares of common stock upon completion of Edify IPO.

The Sponsor also purchased an aggregate of 5,640,000 private placement warrants for a purchase price of $1.00 per warrant in a private placement that occurred simultaneously with the closing of Edify IPO. As such, the Sponsor’s interest in the Edify IPO was valued at $5,640,000, based on the number of private placement warrants purchased. Each private placement warrant entitles the holder thereof to purchase one share of Edify’s Class A common stock at a price of $11.50 per share, subject to adjustment.

Jason Beckman, Jason Colodne, [_] and [_], each of whom is a director or officer of Edify, has an indirect economic interest in the founder shares and private placement warrants purchased by the Sponsor as a result of his or her membership interest in the Sponsor. In considering the recommendations of the Edify Board to vote for the Merger proposal and the other proposals set forth in this proxy statement/consent solicitation statement/prospectus, Edify’s stockholders should consider these interests.

Edify entered into an Administrative Services Agreement pursuant to which it pays the Sponsor a total of $10,000 per month for office space, administrative and support services. Upon Edify’s completion of an initial business combination or its liquidation, it will cease paying these monthly fees.

The Sponsor, Edify’s officers and directors or any of their respective affiliates will be reimbursed for any out-of-pocket expenses incurred in connection with activities on Edify’s behalf such as identifying potential target businesses and performing due diligence on suitable business combinations. Edify’s audit committee reviews on a quarterly basis all payments that were made by Edify to its Sponsor, officers, directors or its or any of their respective affiliates and determines which expenses and the amount of expenses that will be reimbursed. There is no cap or ceiling on the reimbursement of out-of-pocket expenses incurred by such persons in connection with activities on Edify’s behalf.

In addition, in order to finance transaction costs in connection with an intended initial business combination, the Sponsor or an affiliate of the Sponsor or certain of Edify’s officers and directors may, but are not obligated to, loan Edify funds as may be required. If Edify completes an initial business combination, it would repay such loaned amounts. In the event that Edify does not close an initial business combination, it may use a portion of the working capital held outside the trust account to repay such loaned amounts, but no proceeds from the trust account would be used for such repayment. Up to $1,000,000 of such loans may be convertible into warrants at a price of $1.00 per warrant at the option of the lender. The warrants would be identical to the private placement warrants, including as to exercise price, exercisability and exercise period. The terms of such loans by Edify’s officers and directors, if any, have not been determined and no written agreements exist with respect to such loans.

Sponsor Support Agreement

In connection with the execution of the Merger Agreement, the Sponsor and the Insiders entered into the Sponsor Support Agreement pursuant to which they have agreed to comply with the provisions of the Merger Agreement applicable to such persons as well as the covenants set forth in the Sponsor Support Agreement, including voting all shares of Edify’s common stock beneficially owned by such persons in favor of the Transactions. Please see the section titled “Proposal No. 1 — The Merger Proposal — Certain Agreements Related to the Merger — Sponsor Support Agreement.”

Unique Logistics’ Related Person Transactions

The following is a summary of transactions to which Unique Logistics has been or will be a party in which the amount involved exceeded or will exceed $500,000 (one percent of the average of its total assets at year-end for its last two completed fiscal years) and in which any of Unique Logistics’ directors, executive officers or beneficial holders of more than 5% of any class of its capital stock, or any immediate family member of, or person sharing a household with, any of these individuals, had or will have a direct or indirect material interest, other than compensation arrangements that are described under the section of this proxy statement/consent solicitation statement/prospectus titled “Executive Compensation.”

Other than as disclosed below, there have been no transactions involving Unique Logistics since the beginning of its last fiscal year, or any currently proposed transactions, in which Unique Logistics was or is to be a participant and the amount involved exceeds $120,000 or 1% of the average of Unique Logistics total assets at year-end for the last two completed fiscal years, and in which any related person had or will have a direct or indirect material interest.

Assumption of Liability

Pursuant to the ULHI Merger, effective October 8, 2020, Unique Logistics assumed debt in the amount of $903,927 due to Frangipani Trade Services, which is owned by Sunandan Ray, Unique Logistics’ President and Chief Executive Officer, pursuant to a promissory note. The promissory note was originally issued to Frangipani Trade Services by ULHK and was previously assumed by ULHI in connection with its purchase from ULHK of ULHK’s membership interests in its three U.S.-based majority-owned subsidiaries in May 2020.

The note is due on demand and is non-interest bearing. The principal amount of this promissory note bears no interest, provided that any amount due under the note that is not paid when due shall bear interest at an interest rate equal to 6% per annum. The principal amount is due and payable in six payments of $150,655, and the first payment was due on November 30, 2021, with each succeeding payment to be made six months after the preceding payment. As of May 23, 2023, the amount outstanding under this note is $451,963.50.

Purchase of Equity Interests

As discussed above, on February 21, 2023, Unique Logistics purchased 458,370 shares of the ULHK Entity located in India that were owned by Frangipani Trade Services, Inc., which is owned by the Company’s President and Chief Executive Officer. The Company paid the $500,000 purchase price for the shares by issuance to FTS of a promissory note bearing no interest that matures on February 21, 2025.

Consulting Agreements

Unique Logistics entered into a Consulting Services Agreement on May 29, 2020 for a term of three years with Great Eagle Freight Limited pursuant to which Unique Logistics pays $500,000 per year until the expiration of the agreement on May 28, 2023. The fair value of the services was determined to be less than the cash payments and the difference was recorded as a contingent liability on Unique Logistics’ consolidated balance sheets and amortized over the life of the agreement. The unamortized balances were $282,666 and $565,338 as of May 31, 2022 and May 31, 2021, respectively. As of May 23, 2023 all amounts due to Great Eagle under this agreement are fully settled and there is no contingent liability remaining.

Voting and Support Agreements

Concurrently with the execution of the Merger Agreement, Edify and Unique Logistics entered into a Voting and Support Agreement with each of Frangipani Trade Services, Inc. and Great Eagle Freight Limited, who collectively hold sufficient shares to deliver the required approval of the plan of merger set forth in the Merger Agreement by Unique Logistics’ existing stockholders, pursuant to which Frangipani Trade Services and Great Eagle agreed: (i) to deliver a written consent with respect to their Unique Logistics Shares in favor of the Merger Agreement and the Transactions on the second business day following the date on which the Registration Statement of which this proxy statement/consent solicitation statement/prospectus is a part is declared effective by the SEC; and (ii) vote or cause to be voted (or deliver a written consent with respect to) all of their Unique Logistics Shares against any other action that would reasonably be expected to materially impede, interfere with, delay, postpone or adversely affect the Merger or any of the Transactions; and (ii) not to sell or otherwise transfer their Unique Logistics Shares unless the buyer or other transferee thereof executes a joinder agreement to the Voting and Support Agreement in a form reasonably acceptable to Edify and Unique Logistics.

Executive Officer and Director Compensation Arrangements

See “Executive Compensation” for information regarding compensation arrangements with the executive officers and directors of Unique Logistics, which include, among other things, employment, termination of employment and change in control arrangements, and certain other benefits.

Director and Executive Officer Indemnification

Unique Logistics’ organizational documents provide, and the Combined Company’s amended and restated bylaws will provide, for indemnification for its directors and executive officers to the fullest extent permitted by law.

Policies and Procedures for Related Person Transactions

Effective upon the consummation of the business combination, the Combined Company’s board of directors will adopt a written related person transaction policy that will set forth the following policies and procedures for the review and approval or ratification of related person transactions. A “related person transaction” is a transaction, arrangement or relationship in which the Combined Company or any of its subsidiaries was, is or will be a participant, the amount of which involved exceeds the lesser of $120,000 or 1% of its total assets at year-end for the last two completed fiscal years, and in which any related person had, has or will have a direct or indirect material interest. A “related person” means:

•        any person who is, or at any time during the applicable period was, one of the Combined Company’s executive officers or directors;

•        any person who is known by the Combined Company to be the beneficial owner of more than 5% of the Combined Company’s voting stock;

•        any immediate family member of any of the foregoing persons, which means any child, stepchild, parent, step-parent, spouse, sibling, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law or sister-in-law of a director, executive officer or a beneficial owner of more than 5% of the Combined Company’s voting stock, and any person (other than a tenant or employee) sharing the household of such director, executive officer or beneficial owner of more than 5% of the Combined Company’s voting stock; and

•        any firm, corporation or other entity in which any of the foregoing persons is a partner or principal, or in a similar position, or in which such person has a 10% or greater beneficial ownership interest.

The Combined Company will have policies and procedures designed to minimize potential conflicts of interest arising from any dealings it may have with its affiliates and to provide appropriate procedures for the disclosure of any actual or potential conflicts of interest that may exist from time to time. Specifically, pursuant to its audit committee charter, the Combined Company’s audit committee will have the responsibility to review related person transactions.

SECURITIES ACT RESTRICTIONS ON RESALE OF EDIFY’S SECURITIES

In general, Rule 144 of the Securities Act, (“Rule 144”), permits the resale of restricted securities without registration under the Securities Act if certain conditions are met. Rule 144 is not available for the resale of restricted securities initially issued by shell companies (other than business combination related shell companies) or issuers that have been at any time previously a shell company, including us. However, Rule 144 also includes an important exception to this prohibition if the following conditions are met at the time of such resale:

•        the issuer of the securities that was formerly a shell company has ceased to be a shell company;

•        the issuer of the securities is subject to the reporting requirements of Section 13 or 15(d) of the Exchange Act;

•        the issuer of the securities has filed all Exchange Act reports and material required to be filed, as applicable, during the preceding 12 months (or such shorter period that the issuer was required to file such reports and materials), other than Form 8-K reports; and

•        at least one year has elapsed from the time that the issuer filed current Form 10 type information with the SEC reflecting its status as an entity that is not a shell company.

We anticipate that, following the consummation of the Transactions, Edify will no longer be a shell company, and as long as the conditions set forth in the exceptions listed above are satisfied, Rule 144 will become available for the resale of our restricted securities.

If the above conditions have been met and Rule 144 is available, a person who has beneficially owned restricted shares of common stock or warrants for at least one year would be entitled to sell their securities pursuant to Rule 144, provided that such person is not deemed to have been one of Edify’s affiliates at the time of, or at any time during the three months preceding, a sale. If such persons are affiliates at the time of, or at any time during the three months preceding, a sale, such persons would be subject to additional restrictions, by which such person would be entitled to sell within any three-month period only a number of securities that does not exceed the greater of:

•        1% of the total number of shares of common stock or warrants, as applicable, then outstanding; or

•        the average weekly reported trading volume of the common stock or warrants, as applicable, during the four calendar weeks preceding the filing of a notice on Form 144 with respect to the sale.

Sales by affiliates under Rule 144, when available, will also limited by manner of sale provisions and notice requirements.

As of the date of this proxy statement/consent solicitation statement/prospectus, except the foregoing does not reflect the most recent redemption of Edify stockholders in July 2023, Edify had 6,874,525 shares of common stock outstanding. Of these shares, 1,687,664 shares sold in the Edify IPO are freely tradable without restriction or further registration under the Securities Act, except for any shares purchased by one of Edify’s affiliates within the meaning of Rule 144. All of the shares of Edify’s Class A common stock owned by the Sponsor are restricted securities as defined in Rule 144, in that they were issued in private transactions not involving a public offering.

As of the date of this proxy statement/consent solicitation statement/prospectus, there are 19,440,000 warrants of Edify outstanding, consisting of 13,800,000 public warrants originally sold as part of the units issued in the Edify IPO and 5,640,000 private placement warrants that Edify sold to the Sponsor in a private sale prior to the Edify IPO. Each warrant is exercisable for one share of Edify’s Class A common stock, in accordance with the terms of the warrant agreement governing the warrants. The public warrants are freely tradable, except for any warrants purchased by one of Edify’s affiliates within the meaning of Rule 144. In addition, Edify has agreed that as soon as practicable, but in no event later than 15 business days after the closing of the Transactions, it will use its best efforts to file with the SEC a registration statement covering the shares of Edify’s Class A common stock issuable upon exercise of the public warrants and thereafter will use its best efforts to cause the same to become effective within 60 business days following the closing of the Transactions and to maintain a current prospectus relating to those shares of Edify’s Class A common stock until the warrants expire or are redeemed, as specified in the warrant agreement.

Edify expects Rule 144 to be available for the resale of the above noted restricted securities as long as the conditions set forth in the exceptions listed above are satisfied following the Transactions.

APPRAISAL AND DISSENTERS’ RIGHTS

Neither Edify stockholders nor Edify unit or warrant holders have appraisal rights under the DGCL in connection with the Transactions.

Holders of Unique Logistics Common Stock and Unique Logistics Convertible Preferred Stock electing to exercise dissenters’ rights must comply with the provisions of the Sections 92A.300 through NRS 92A.500 of the NRS in order to perfect their rights. The following is intended as a brief summary of the material provisions of the procedures that such a Unique Logistics stockholder must follow in order to dissent from the Merger and perfect dissenters’ rights. This summary, however, is not a complete statement of all applicable requirements and is qualified in its entirety by reference to the applicable Nevada statutes, the full text of which is set forth in Annex I to this proxy statement/consent solicitation statement/prospectus.

This proxy statement/consent solicitation statement/prospectus also functions as a dissenters’ notice pursuant to NRS 92A.430. In addition, a copy of the dissenters’ rights provisions of NRS 92A.300 through 92A.500 are attached to this proxy statement/consent solicitation statement/prospectus as Annex I.

A stockholder who wishes to assert dissenters’ rights must, within 30 days from the date that this proxy statement/consent solicitation statement/prospectus is delivered to such stockholder, deliver to Unique Logistics:

•        written notice of the stockholder’s demand for payment for the stockholder’s shares of Unique Logistics Common Stock or Unique Logistics Convertible Preferred Stock if the Merger is completed;

•        any stock certificates representing such shares of Unique Logistics Common Stock or Unique Logistics Convertible Preferred Stock; and

•        certification that the stockholder acquired beneficial ownership of the shares of Unique Logistics Common Stock or Unique Logistics Convertible Preferred Stock before December 19, 2022, the date that Unique Logistics and Edify announced their entry into the Merger Agreement, the form of which is attached as Annex [•] to this proxy statement/consent solicitation statement/prospectus.

A stockholder wishing to deliver a notice asserting dissenters’ rights should hand-deliver or mail the notice, his, her, or its stock certificates, and the certification to the following address:

Unique Logistics International, Inc.
154-09 146th Ave
Jamaica, NY 11434
Attn: Sunandan Ray, Chief Executive Officer

Stockholders whose shares of Unique Logistics Common Stock or Unique Logistics Convertible Preferred Stock are not represented by certificates will be unable to transfer such shares once Unique Logistics receives the demand for payment from such stockholder, unless such stockholder later withdraws their demand for payment or otherwise loses their right to demand payment for their shares.

A stockholder who wishes to exercise dissenters’ rights generally must dissent with respect to all of the shares the stockholder owns. If a record stockholder is a nominee for several beneficial stockholders, however, some of whom wish to dissent and some of whom do not, then the record holder may dissent with respect to all the shares beneficially owned by any one person by notifying Unique Logistics in writing of the name and address of each person on whose behalf the record stockholder asserts dissenters’ rights. A beneficial stockholder may assert dissenters’ rights directly by submitting to Unique Logistics the record stockholder’s written consent to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights, and by dissenting with respect to all the shares of which such stockholder is the beneficial stockholder or which such stockholder has the power to direct the vote.

A stockholder who does not, prior to lapse of 30 days from the date this proxy statement/consent solicitation statement/prospectus is delivered, deliver to Unique Logistics a written notice of the stockholder’s intent to demand payment for the “fair value” of the shares will lose the right to exercise dissenters’ rights.

Any stockholder electing to exercise dissenters’ rights must not have signed a stockholder written consent approving the Merger Agreement.

A stockholder wishing to exercise dissenters’ rights must file the payment demand within the prescribed time period and deliver share certificates as required in the notice. Failure to do so will cause that stockholder to lose his, her, or its dissenters’ rights.

A stockholder who has complied with the requirements summarized in the previous paragraphs may nevertheless decline to exercise dissenters’ rights and withdraw from the appraisal process by notifying Unique Logistics within such 30-day period. If the stockholder does not withdraw from the appraisal process by such date, he, she, or it may not do so thereafter unless Unique Logistics consents to such withdrawal in writing.

Within 30 days after the Effective Time, the Combined Company will pay each dissenter with properly perfected dissenters’ rights the Combined Company’s estimate of the “fair value” of the stockholder’s shares, plus accrued interest from the effective date of the Merger. The payment will be accompanied by specified financial information as required by NRS 92A.460 and a statement as to the Combined Company’s estimate of the fair value of the shares and the interest payable with respect to the shares.

With respect to a dissenter who did not beneficially own shares of Unique Logistics Common Stock or Unique Logistics Convertible Preferred Stock prior to the public announcement of the Merger, the Combined Company is not required to make the payment until the dissenter has agreed to accept the payment in full satisfaction of the dissenter’s demands or demand appraisal under NRS 92A.460.

“Fair value” is defined in NRS 92A.320 as the value of the Unique Logistics Common Stock or Unique Logistics Convertible Preferred Stock, as applicable, immediately before the effective time of the Merger, excluding any appreciation or depreciation in anticipation of the Merger unless exclusion would be inequitable. The “fair value” may be less than, equal to, or greater than the value of the consideration that a Unique Logistics stockholder would be entitled to receive under the Merger. The rate of interest will be the rate of interest provided under applicable law.

Within 30 days of the Combined Company’s payment (or offer of payment in the case of shares acquired after public announcement of the Merger) to a dissenting stockholder, a dissenter dissatisfied with the Combined Company’s estimate of the fair value of the shares may notify the Combined Company of the dissenter’s own estimate of the fair value and demand payment of that amount. If the Combined Company does not accept the dissenter’s estimate and the parties do not otherwise settle on a fair value, then the Combined Company must, within 60 days of receiving the estimate and demand, petition a court to determine the fair value of the shares and accrued interest.

In view of the complexity of the Nevada statutes governing dissenters’ rights, Unique Logistics stockholders who wish to dissent from the Merger and pursue dissenters’ rights should consult their legal advisors.

SUBMISSION OF STOCKHOLDER PROPOSALS

The Edify Board is aware of no other matter that may be brought before the special meeting. Under Delaware law, only business that is specified in the notice of special meeting to stockholders may be transacted at the special meeting.

FUTURE STOCKHOLDER PROPOSALS

For any proposal to be considered for inclusion in Edify’s proxy statement and form of proxy for submission to the stockholders at its 2024 annual meeting of stockholders, it must be submitted in writing and comply with the requirements of Rule 14a-8 of the Exchange Act and Edify’s bylaws. Such proposals must be received by Edify at its executive offices a reasonable time before Edify begins to print and mail its 2024 annual meeting proxy materials in order to be considered for inclusion in Edify’s proxy materials for the 2024 annual meeting.

OTHER STOCKHOLDER COMMUNICATIONS

Stockholders and interested parties may communicate with the Edify Board, any committee chairperson or the non-management directors as a group by writing to the Edify Board or committee chairperson in care of Edify Acquisition Corp., 888 7th Avenue, Floor 29, New York, NY 10106.

LEGAL MATTERS

Loeb & Loeb LLP, New York, New York, will pass upon the validity of the securities of Edify offered by this proxy statement/consent solicitation statement/prospectus and certain other legal matters related to this proxy statement/consent solicitation statement/prospectus.

EXPERTS

The financial statements of Unique Logistics International, Inc. included in this proxy statement/consent solicitation statement/prospectus and elsewhere in this Registration Statement have been so included in reliance upon the report of Marcum LLP, independent registered public accountants, upon the authority of said firm as experts in accounting and auditing.

The financial statements of Edify Acquisition Corp. as of December 31, 2022 and for the year then ended, appearing in this Registration Statement on Form S-4 have been audited by WithumSmith+Brown, PC, an independent registered public accounting firm, as stated in their report (which includes an explanatory paragraph relating to Edify Acquisition Corp.’s ability to continue as a going concern) thereon and included in this proxy statement/consent solicitation statement/prospectus, in reliance upon such report and upon the authority of such firm as experts in accounting and auditing.

DELIVERY OF DOCUMENTS TO STOCKHOLDERS

Pursuant to the rules of the SEC, Edify and services that it employs to deliver communications to its stockholders are permitted to deliver to two or more stockholders sharing the same address a single copy of each of Edify’s annual report to stockholders and Edify’s proxy statements. Upon written or oral request, Edify will deliver a separate copy of the annual report and/or this proxy statement/consent solicitation statement/prospectus to any stockholder at a shared address to which a single copy of each document was delivered and who wishes to receive separate copies of such documents. Stockholders receiving multiple copies of such documents may likewise request that Edify deliver single copies of such documents in the future. Stockholders receiving multiple copies of such documents may request that Edify deliver single copies of such documents in the future. Stockholders may notify Edify of their requests by calling or writing Edify at its principal executive offices at 888 7th Avenue, Floor 29, New York, NY 10106 or (212) 603-2800.

WHERE YOU CAN FIND MORE INFORMATION

Edify files reports, proxy statements and other information with the SEC as required by the Exchange Act. You may access information on Edify at the SEC web site containing reports, proxy statements and other information at: http://www.sec.gov.

Information and statements contained in this proxy statement/consent solicitation statement/prospectus or any annex to this proxy statement/consent solicitation statement/prospectus are qualified in all respects by reference to the copy of the relevant contract or other document filed as an exhibit to the registration statement of which this proxy statement/consent solicitation statement/prospectus is a part.

All information contained in this document relating to Edify has been supplied by Edify, and all such information relating to Unique Logistics has been supplied by Unique Logistics. Information provided by one another does not constitute any representation, estimate or projection of the other.

If you would like additional copies of this document or if you have questions about the Merger, you should contact via phone or in writing:

Edify Acquisition Corp.
888 7th Avenue, Floor 29
New York, NY 10106
Tel.: (212) 603-2800

or:

Morrow Sodali LLC
333 Ludlow Street, 5th Floor, South Tower
Stamford, CT 06902
Tel: (800) 662-5200 (toll-free) or
(203) 658-9400 (banks and brokers can call collect)
Email: [•]

If you are a stockholder of Edify and would like to request documents, please do so by [•], 2023, in order to receive them before the special meeting. If you request any documents from us, we will mail them to you by first class mail, or another equally prompt means.

This document is a proxy statement of Edify for the special meeting, a prospectus of Edify with respect to Edify’s offer and issuance of the shares of Edify’s Class A common stock it will issue in connection with the Merger, and a consent solicitation of Unique Logistics with respect to its solicitation of written consents for stockholder approvals in connection with the Merger Agreement. We have not authorized anyone to give any information or make any representation about the Transactions, Unique Logistics or Edify that is different from, or in addition to, that contained in this proxy statement/consent solicitation statement/prospectus. Therefore, if anyone does give you information of this sort, you should not rely on it. The information contained in this proxy statement/consent solicitation statement/prospectus speaks only as of the date of this proxy statement/consent solicitation statement/prospectus, unless the information specifically indicates that another date applies.

INDEX TO FINANCIAL STATEMENTS

EDIFY ACQUISITION CORP.

UNIQUE LOGISTICS INTERNATIONAL, INC.

Report of Independent Registered Public Accounting Firm

To the Stockholders and the Board of Directors of
Edify Acquisition Corp.

Opinion on the Financial Statements

We have audited the accompanying balance sheets of Edify Acquisition Corp. (the “Company”) as of December 31, 2022 and 2021, the related statements of operations, changes in stockholders’ deficit and cash flows for the years then ended and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of December 31, 2022 and 2021, and the results of its operations and its cash flows for the years then ended, in conformity with accounting principles generally accepted in the United States of America.

Going Concern

The accompanying financial statements have been prepared assuming that the Company will continue as a going concern. As discussed in Note 1 to the financial statements, if the Company is unable to raise additional funds to alleviate liquidity needs and complete a business combination by July 20, 2023 then the Company will cease all operations except for the purpose of liquidating. The liquidity condition and date for mandatory liquidation and subsequent dissolution raise substantial doubt about the Company’s ability to continue as a going concern. Management’s plans in regard to these matters are also described in Note 1. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

/s/ WithumSmith+Brown, PC

We have served as the Company’s auditor since 2020.

New York, New York
April 10, 2023
PCAOB Number 100

EDIFY ACQUISITION CORP.
BALANCE SHEETS

	December 31,
	2022	2021
ASSETS
Current assets:
Cash	$67,944	$67,944
Prepaid expenses	69,715	418,750
Total Current Assets	137,659	486,694

Investments held in Trust Account	20,152,710	276,026,092
TOTAL ASSETS	$20,290,369	$276,512,786
LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$317,199	$317,564
Advance from related parties	651,799	135,836
Income taxes payable	68,061	—
Total Current Liabilities	1,037,059	453,400
Deferred underwriting fee payable	9,660,000	9,660,000
Warrant liabilities	583,200	9,832,800
TOTAL LIABILITIES	11,280,259	19,946,200

Commitments and Contingencies
Class A common stock subject to possible redemption $0.0001 par value; 1,970,384 and 27,600,000 shares at $10.23 and $10.00 per share redemption value as of December 31, 2022 and 2021, respectively	20,110,081	276,000,000

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of December 31, 2022 and 2021	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no non-redeemable shares issued and outstanding as of December 31, 2022 and 2021	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,900,000 shares issued and outstanding as of December 31, 2022 and 2021	690	690
Additional paid-in capital	—	—
Accumulated deficit	(11,100,661)	(19,434,104)
Total Stockholders’ Deficit	(11,099,971)	(19,433,414)
TOTAL LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT	$20,290,369	$276,512,786

The accompanying notes are an integral part of the financial statements.

EDIFY ACQUISITION CORP.
STATEMENTS OF OPERATIONS

	For the Years Ended December 31,
	2022	2021
General and administrative expenses	$1,178,505	$1,076,657
Loss from operations	(1,178,505)	(1,076,657)

Other income (expense):
Interest earned on marketable securities held in Trust Account	3,796,223	26,092
Change in fair value of warrant liabilities	9,249,600	17,043,600
Loss on initial issuance of private warrants	—	(3,158,400)
Offering costs – derivative warrant liability	—	(943,412)
Total other income (expense) net	13,045,823	12,967,880

Income before provision for income taxes	11,867,318	11,891,223
Provision for income taxes	743,061	—
Net income	$11,124,257	$11,891,223
Basic and diluted weighted average shares outstanding, Class A common stock	27,454,165	26,087,671
Basic and diluted net income per share, Class A common stock	$0.32	$0.36
Basic weighted average shares outstanding, Class B common stock	6,900,000	6,850,685
Basic net income per share, Class B common stock	$0.32	$0.36
Diluted weighted average shares outstanding, Class B common stock	6,900,000	6,900,000
Diluted net income per share, Class B common stock	$0.32	$0.36

The accompanying notes are an integral part of the financial statements.

EDIFY ACQUISITION CORP.
STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
FOR THE YEARS ENDED DECEMBER 31, 2022 AND 2021

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Equity (Deficit)
	Shares	Amount
Balance – December 31, 2020	6,900,000	$690	$24,310	$(1,000)	$24,000
Accretion for Class A common stock to redemption amount	—	—	(24,310)	(31,324,327)	(31,348,637)
Net income	—	—	—	11,891,223	11,891,223
Balance – December 31, 2021	6,900,000	690	—	(19,434,104)	(19,433,414)
Accretion for Class A common stock subject to redemption	—	—	—	(2,790,814)	(2,790,814)
Net income	—	—	—	11,124,257	11,124,257
Balance – December 31, 2022	6,900,000	$690	$—	$(11,100,661)	$(11,099,971)

The accompanying notes are an integral part of the financial statements.

EDIFY ACQUISITION CORP.
STATEMENTS OF CASH FLOWS

	For the Years Ended December 31,
	2022	2021
Cash Flows from Operating Activities:
Net income	$11,124,257	$11,891,223
Adjustments to reconcile net income to net cash used in operating activities:
Change in fair value of warrant liabilities	(9,249,600)	(17,043,600)
Loss on issuance of Private Placement Warrants	—	3,158,400
Transaction costs associated with issuance of warrants	—	943,412
Interest earned on marketable securities held in Trust Account	(3,796,223)	(26,092)
Changes in operating assets and liabilities:
Prepaid expenses	349,035	(418,750)
Accounts payable and accrued expenses	(365)	316,564
Income taxes payable	68,061	—
Net cash used in operating activities	(1,504,835)	(1,178,843)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	—	(276,000,000)
Cash withdrawn from Trust Account to pay franchise and income taxes	988,872	—
Cash withdrawn from Trust Account in connection with redemption	258,680,733	—
Net cash provided by (used in) investing activities	259,669,605	(276,000,000)

Cash Flows from Financing Activities:
Proceeds from sale of Units, net of underwriting discounts paid	—	271,860,000
Proceeds from sale of Private Placement Warrants	—	5,640,000
Advances from related party	515,963	135,836
Proceeds from promissory note – related party	—	75,000
Repayment of promissory note – related party	—	(230,000)
Payment of offering costs	—	(276,446)
Redemption of common stock	(258,680,733)	—
Net cash (used in) provided by financing activities	(258,164,770)	277,204,390

Net Change in Cash	—	25,547
Cash – Beginning of year	67,944	42,397
Cash – End of year	$67,944	$67,944

Non-cash investing and financing activities:
Deferred underwriting fee payable	$—	$9,660,000

The accompanying notes are an integral part of the financial statements.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Edify Acquisition Corp. (the “Company”) was incorporated in Delaware on September 30, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of December 31, 2022, the Company had not commenced any operations. All activity from inception through December 31, 2022 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the marketable securities held in the Trust Account.

The registration statement for the Company’s Initial Public Offering was declared effective on January 14, 2021. On January 20, 2021 the Company consummated the Initial Public Offering of 27,600,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 3,600,000 Units, at $10.00 per Unit, generating gross proceeds of $276,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,640,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Colbeck Edify Holdings, LLC (the “Sponsor”), generating gross proceeds of $5,640,000, which is described in Note 4.

Transaction costs amounted to $14,214,049, consisting of $4,140,000 in cash underwriting fees, net of $1,380,000 reimbursed from the underwriters, $9,660,000 of deferred underwriting fees and $414,049 of other offering costs.

Following the closing of the Initial Public Offering on January 20, 2021, an amount of $276,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 following any related redemptions and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation (the “Certificate of Incorporation”), conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination by January 20, 2023 and (c) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

The Company had until January 20, 2023 to complete a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

On December 21, 2022, the stockholders approved the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to allow the Company to extend the date by which the Company must consummate a business combination from January 20, 2023 (the date that is 24 months from the closing date of the Company’s initial public offering of units (the “IPO”)) to April 20, 2023 (the date that is 27 months from the closing date of the IPO) (the “Amended Date”) and on a monthly basis up to three times from the Amended Date to July 20, 2023 (the date that is 30 months from the closing date of the IPO).

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

Liquidity and Going Concern

As of December 31, 2022, the Company had $67,944 in its operating bank accounts, $19,376,793 in the trustee’s cash operating account, and $775,917 in money market securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem stock in connection therewith and working capital deficit of $899,400, which excludes franchise taxes payable of $150,000, of which such amount will be paid from interest earned on the Trust Account. As of December 31, 2022, $3,796,223 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations. As of December 31, 2022, an affiliate of the Sponsor paid for certain expenses on behalf of the Company amounting to $651,799. These advances are non-interest bearing and are due on demand.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by April 20, 2023 (the date that is 27 months from the closing date of the IPO) (the “Amended Date”) and on a monthly basis up to three times from the Amended Date to July 20, 2023 (the date that is 30 months from the closing date of the IPO), then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution coupled with the Company’s current liquidity condition, as described above, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after July 20, 2023. The Company intends to complete a Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by July 20, 2023.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying financial statements are presented in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and pursuant to the rules and regulations of the SEC.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Investment Held in Trust Account

At December 31, 2022, $19,376,793 was held in a cash operating account maintained by the trustee and $775,917 was held in money market funds which are primarily invested in U.S. Treasury securities. On January 19, 2023, the Company reinvested $17,497,468 of the funds previously held in the trustee’s cash operating account as of December 31, 2022 into money market funds which are primarily invested in U.S. Treasury securities. At December 31, 2021, substantially all of the assets held in the Trust Accounts were held in money market funds which are invested primarily in U.S. Treasury securities.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Topic 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at redemption value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

In connection with the stockholders’ vote at the Special Meeting of Stockholders held by the Company on December 21, 2022, the stockholders elected to redeem an aggregate 25,629,616 shares of Class A common stock.

Accordingly, as of December 31, 2022 and 2021, 1,970,384 and 27,600,000 shares of Class A common shares subject to possible redemption are presented at redemption value of $10.23 and 10.00, respectively, as temporary equity, outside of the stockholders’ deficit section of the Company’s balance sheets.

Immediately upon closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable share of Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

At December 31, 2022 and 2021, the Class A common stock subject to possible redemption reflected in the balance sheets is reconciled in the following table:
Gross proceeds	$276,000,000
Less:
Proceeds allocated to Public Warrants	(18,078,000)
Class A common stock issuance at cost	(13,270,637)
Plus:
Accretion of carrying value to redemption value	31,348,637
Class A common stocks subject to possible redemption, December 31, 2021	276,000,000
Less:
Redemption of Class A common stock	(258,680,733)
Plus:
Accretion of carrying value to redemption value	2,790,814
Class A common stocks subject to possible redemption, December 31, 2022	$20,110,081

Derivative Warrant Liabilities

The Company accounts for the Public Warrants (as defined in Note 3) and Private Placement Warrants (together, with the Public Warrants, the “Warrants”) in accordance with the guidance contained in Accounting Standards Codification (“ASC”) 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The Private Placement Warrants for periods where no observable traded price was available are valued using the Black-Scholes Option Pricing Model. The Public Warrants for periods where no observable traded price was available were valued using a binomial/lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740 requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the financial statements and tax basis of assets and liabilities and for the expected future tax benefit to be derived from tax loss and tax credit carryforwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion has this been assessed as the trust is now earning interest of deferred tax assets will not be realized. As of December 31, 2022 and 2021, the Company’s deferred tax assets have a full valuation allowance recorded against them.

The Company’s effective tax rate was 6.25% and 0.00% for the years ended December 31, 2022 and 2021, respectively. The effective tax rate differs from the statutory tax rate of 21% for the years ended December 31, 2022 and 2021, due to changes in fair value in warrant liability and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more likely than not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of December 31, 2022 and 2021. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company has been subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net Income per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Net income per common share is computed by dividing net income by the weighted average number of common stock outstanding for the period. Accretion associated with the redeemable shares of Class A common stock is excluded from income per common share as the redemption value approximates fair value.

The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 19,440,000 shares of Class A common stock in the calculation of diluted income per common share, since the exercise of the warrants is contingent upon the occurrence of future events. As of December 31, 2022 and 2021, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net income per common share is the same as basic net income per common share for the periods presented.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following tables reflect the calculation of basic and diluted net income per common share (in dollars, except per share amounts):
	For the Years Ended December 31,
	2022		2021
	Class A	Class B	Class A	Class B
Basic net income per common share
Numerator:
Allocation of net income, as adjusted	$8,889,961	$2,234,296	$9,418,027	$2,473,196
Denominator:
Basic weighted average common shares outstanding	27,454,165	6,900,000	26,087,671	6,850,685
Basic net income per common share	$0.32	$0.32	$0.36	$0.36
Diluted net income per common share
Numerator:
Allocation of net income, as adjusted	$8,889,961	$2,234,296	$9,403,947	$2,487,276
Denominator:
Diluted weighted average common shares outstanding	27,454,165	6,900,000	26,087,671	6,900,000
Diluted net income per common share	$0.32	$0.32	$0.36	$0.36

Concentration of Credit Risk

Financial instruments that potentially subject the Company to concentrations of credit risk consist of a cash account in a financial institution, which, at times, may exceed the Federal Deposit Insurance Corporation coverage limit of $250,000.

Recent Accounting Standards

Management does not believe that any recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 27,600,000 Units which includes a full exercise by the underwriters of their over-allotment option in the amount of 3,600,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7).

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,640,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant or $5,640,000 from the Company in a private placement. Each Private Placement Warrant will be exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 7). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On October 19, 2020, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000. On January 14, 2021, the Company declared a dividend of 0.2 shares of common stock for each outstanding share, resulting in an aggregate of 6,900,000 Founder Shares outstanding. The Founders Shares included an aggregate of up to 900,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founders Shares will equal, on an un-converted basis, approximately 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On January 20, 2021, the underwriter’s election exercised their over-allotment option; therefore the 900,000 shares were no longer subject to forfeiture. Accordingly, there are 6,900,000 Founders Shares issued and outstanding.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the reported closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on January 14, 2021, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. Fees related to these services totaling $120,000 and $115,000 are included in accrued expenses in the accompanying balance sheets at December 31, 2022 and 2021, respectively. For the years ended December 31, 2022 and 2021, administrative fees totaled $120,000 and $115,000, respectively.

Advances from Related Party and Due to Sponsor

An affiliate of the Sponsor paid for certain operating costs on behalf of the Company amounting to $651,799 and $135,836 as of December 31, 2022 and 2021, respectively. The advances are non-interest bearing and are due on demand.

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. At December 31, 2022 and 2021, no such Working Capital Loans were outstanding.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, its results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these financial statements. The financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy is not determinable as of the date of these financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these financial statements.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination, (iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

Registration Rights

Pursuant to a registration rights agreement entered into on January 14, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain piggyback registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require the Company to register for resale such securities

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $9,660,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. Subject to the consummation of the proposed business combination, the underwriters have agreed to reduce the amount of their deferred fees by $6,016,800. As the waiver is solely subject to the consummation of the proposed business combination, the Company did not alter the fee payable as the probability of the transaction closing is not yet certain.

Legal Fees

During 2022, the Company entered into a contingent fee arrangement with a third-party legal firm. The fees, contingent upon a successful Business Combination are approximately $800,000 (“Success Fees”). These Success Fees will only become payable upon the consummation of an initial Business Combination.

Merger Agreement

On December 18, 2022, the Company entered into an Agreement and Plan of Merger, as amended pursuant to Amendment No. 1 thereto dated as of July 19, 2023 and the Acknowledgement and Waiver Agreement with respect thereto dated as of September 18, 2023 (the “Merger Agreement”), by and among the Company, Edify Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), and Unique Logistics International, Inc., a Nevada corporation (the “Unique Logistics”).

The Merger Agreement provides, among other things, that on the terms and subject to the conditions of the Merger Agreement, and in accordance with the Nevada Revised Statutes (the “NRS”) and other applicable laws, Merger Sub will merge with and into Unique Logistics (the “Merger”), with Unique Logistics being the surviving corporation of the Merger (Unique Logistics, in its capacity as the surviving corporation of the Merger, the “Surviving Corporation”) and a wholly owned subsidiary of the Company.

The proposed Merger is expected to be consummated after receipt of the required approvals from the stockholders of the Company and Unique Logistics and the satisfaction of certain other conditions summarized below.

Closing Merger Consideration

At the effective time of the Merger, each share of common stock, par value $0.001 per share, of the Unique Logistics (“Unique Logistics’ Common Stock”) (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Class A Common Stock, par value $0.0001 per share, of Buyer (“Buyer Class A Common Stock”) equal to the quotient of (i) the Per Share Consideration Value (as defined herein), divided by (ii) $10.00 (subject to equitable adjustment) (the “Common Exchange Ratio”). The “Per Share Consideration Value” equals the quotient of (i) $282 million, divided by (ii) the sum of (A) the number of shares of Unique Logistics’ Common Stock, plus (B) the number of shares of Unique Logistics’ Common Stock into which all of the shares of Unique Logistics’ convertible preferred stock, par value $0.001 per share, of the Unique Logistics (collectively, the “Unique Logistics’ Convertible Preferred Stock”) would convert, in each case, as of immediately prior to the Merger, taking into account the effects of the Transactions in accordance with the certificate of designations applicable to such Unique Logistics’ Convertible Preferred Stock.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

At the effective time of the Merger:

•        each share of Unique Logistics’ Series A Convertible Preferred Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of the Company’s Class A Common Stock equal to the product of (i) the number of shares of Unique Logistics’ Common Stock into which such share of Unique Logistics’ Series A Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics’ Convertible Preferred Stock, and (ii) the Common Exchange Ratio;

•        each share of Unique Logistics’ Series B Convertible Preferred Stock (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of the Company’s Class A Common Stock equal to the product of (i) the number of shares of Unique Logistics’ Common Stock into which such share of Unique Logistics’ Series B Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics’ Convertible Preferred Stock, and (ii) the Common Exchange Ratio;

•        each share of Unique Logistics’ Series C Convertible Preferred Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of the Company’s Class A Common Stock equal to the product of (i) the number of shares of Unique Logistics’ Common Stock into which such share of Unique Logistics’ Series C Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics’ Convertible Preferred Stock, and (ii) the Common Exchange Ratio; and

•        each share of Unique Logistics’ Series D Convertible Preferred Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of the Company’s Class A Common Stock equal to the product of (i) the number of shares of Unique Logistics’ Common Stock into which such share of Company Series D Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics’ Convertible Preferred Stock, and (ii) the Common Exchange Ratio.

Unique Logistics’ stockholders will also have the opportunity to earn up to 1,250,000 additional shares of the Company’s Class A Common Stock if (i) the trading price of Company’s Class A Common Stock exceeds $12.00 per share during the seven-year period following the date that is sixty days after the date of the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Transactions”) or (ii) the Company or the Surviving Corporation or any of its Subsidiaries’ consummate a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially all of its assets (each, a “Sale Transaction”), in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of Company’s Class A Common Stock in such Sale Transaction equals or exceeds $12.00 per share (on a fully diluted basis), subject to the terms of the Merger Agreement. Company stockholders will also have the opportunity to earn 1,250,000 additional shares of Company’s Class A Common Stock if the trading price of the Company’s Class A Common Stock exceeds $15.00 per share in the same circumstances as above.

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, the Sponsor entered into an amended and restated letter agreement with the Company, Unique Logistics and certain directors and officers of the Company pursuant to which the Sponsor agreed (i) to waive certain anti-dilution rights that may have otherwise entitled the Sponsor to more than one share of the Company’s Class A Common Stock per share upon conversion of the Sponsor’s

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

founder shares on a one-to-one basis into shares of the Company’s Class A Common Stock in connection with the consummation of the Merger; (ii) to forfeit 1,713,139 of its founder shares contingent upon the closing of the transactions contemplated by the Merger Agreement; (iii) to support the transactions contemplated by the Merger Agreement, including agreeing to vote in favor of the adoption of the Merger Agreement at the Special Meeting; (iv) not to transfer founder shares or private placement warrants between the date of the Merger Agreement and the Closing; and (v) contingent upon the closing of the transactions contemplated by the Merger Agreement, not to transfer any shares of Class B common stock, par value $0.0001 per share, of the Company (or shares of the Company’s Class A Common Stock issuable upon conversion thereof), or any warrant entitling the Sponsor to purchase one share of the Company’s Class A Common Stock per warrant, in each case, for a period of 12 months following the date of the Closing subject to potential early termination if the trading price of the Company’s Class A Common Stock trades above $12.00 per share for a period specified therein.

For additional information, refer to the Company’s Current Report on Form 8-K, as filed with the SEC on December 19, 2022.

NOTE 7 — STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At December 31, 2022 and 2021, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of December 31, 2022 and 2021, there were 1,970,384 and 27,600,000 shares of Class A common stock issued and outstanding, which are subject to possible redemption and classified as temporary equity. In connection with the stockholder vote on December 22, 2022, the holders of 25,629,616 shares of Class A common stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.11, for an aggregate redemption amount of approximately $259.1 million, leaving approximately $20.1 million in the Trust Account, immediately following the redemptions.

Class B Common Stock — The Company is authorized to issue 10,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. At December 31, 2022 and 2021, there were 6,900,000 shares of common stock issued and outstanding.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of the Company’s stockholders except as otherwise required by law.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Propose Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). The Company cannot determine at this time whether a majority of the holders of the Class B common stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 8 — WARRANT LIABILITIES

As of December 31, 2022 and 2021, there were 13,800,000 Public Warrants and 5,640,000 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use its best efforts to cause the same to become effective within 60 business days following a Business Combination and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may call the warrant for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 8 — WARRANT LIABILITIES (cont.)

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9 — INCOME TAXES

The Company’s net deferred tax assets as of December 31, 2022 and 2021 are as follows:

	December 31, 2022	December 31, 2021
Deferred tax assets
Net operating loss carryforward	$210	$35,977
Start-up/organization expenses	379,840	184,852
Business combination expenses	—	—
Total deferred tax assets	380,050	220,829
Valuation allowance	(380,050)	(220,829)
Deferred tax assets, net of allowance	$—	$—

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 9 — INCOME TAXES (cont.)

The income tax provision consists of the following for the years ended December 31, 2022 and 2021:

	For the Years Ended December 31,
	2022	2021
Federal
Current	$743,061	$—
Deferred	(159,221)	(220,619)
State
Current	—	—
Deferred	—	—
Change in valuation allowance	159,221	220,619
Income tax provision	$743,061	$—

In assessing the realization of the deferred tax assets, management considers whether it is more likely than not that some portion of all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon the generation of future taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. After consideration of all of the information available, management believes that significant uncertainty exists with respect to future realization of the deferred tax assets and has therefore established a full valuation allowance. For the years ended December 31, 2022 and 2021, the change in the valuation allowance was $159,221 and $220,619, respectively.

A reconciliation of the federal income tax rate to the Company’s effective tax rate at December 31, 2022 and 2021 is as follows:

	December 31,
	2022	2021
Statutory federal income tax rate	21.00%	21.00%
State taxes, net of federal tax benefit	0.00%	0.00%
Change in fair value of warrant liabilities	(16.37)%	(34.30)%
Transaction costs associated with IPO	0.00%	2.40%
Meals and entertainment	0.28%	0.00%
Fair value of private warrant liabilities in excess of proceeds	0.00%	8.20%
Change in valuation allowance	1.34%	2.70%
Income tax provision	6.25%	0.00%

The Company files income tax returns in the U.S. federal jurisdiction and in various state and local jurisdictions and is subject to examination by the various taxing authorities.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 10 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on assessment of the assumptions that market participants would use in pricing the asset or liability.

At December 31, 2022, assets held in the Trust Account were comprised of $775,917 of mutual funds invested in U.S. Treasury securities with dividends reinvested and $19,376,793 held in the trustee’s cash operating account. As of December 31, 2021, assets held in the Trust Account were comprised of $276,026,092 of mutual funds invested in U.S. Treasury securities with dividends reinvested. During the year ended December 31, 2022, the Company had withdrawn $988,872 of interest earned from Trust Account to pay taxes and $258,680,733 from Trust Account in connection with the redemption of common stock. During the year ended December 31, 2021, the Company did not withdraw any interest income from the Trust Account.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at December 31, 2022 and 2021 and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value:

	Held to Maturity	Level	Fair Value
Assets:
December 31, 2022	Investments held in Trust Account – Mutual Funds(1)	1	$775,917

Liabilities:
December 31, 2022	Warrant Liabilities – Public Warrants	2	$414,000
December 31, 2022	Warrant Liabilities – Private Placement Warrants	3	$169,200
	Held to Maturity	Level	Fair Value
Assets:
December 31, 2021	Investments held in Trust Account – Mutual Funds	1	$276,026,092

Liabilities:
December 31, 2021	Warrant Liabilities – Public Warrants	2	$6,900,000
December 31, 2021	Warrant Liabilities – Private Placement Warrants	3	$2,932,800

____________

(1)      As of December 31, 2022, $19,376,793 of mutual funds held in the Trust Account was deposited into the cash operating account maintained by the trustee.

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the change in fair value of warrant liabilities in the statements of operations.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 10 — FAIR VALUE MEASUREMENTS (cont.)

The Private Placement Warrants were valued using the Black-Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Black-Scholes model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The Public Warrants were initially valued using a binomial/lattice model, which is considered to be a Level 3 fair value measurement, that assumes the optimal exercise of the Company’s redemption option at the earliest possible date. For periods subsequent to the detachment of the warrants from the Units, the close price of the Public Warrants was used as the fair value of the Public Warrants as of each relevant date. The measurement of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market. During the three months ended June 30, 2022, as a result of the recent decline in trading volume within the last two weeks of the quarter ended June 30, 2022, the warrants were transferred to and are currently classified as Level 2 securities.

The key inputs to both models for the Private Warrants were as follows:

Input	December 31, 2022	December 31, 2021
Asset Price	$10.09	$9.77
Exercise Price	$11.50	$11.50
Expected Merger Announcement Date	12/18/2022	3/31/2022
Expected Merger Date	07/20/2023	9/30/2022
Expiration Date	07/20/2028	9/30/2027
Call Price	N/A	N/A
Contractual Term	5.6	5.5
Risk-Free Rate	4.0%	1.3%
Volatility	6.6%	20.4%
Dividend Yield	0.0%	0.0%
Steps	N/A	N/A

The following table presents the changes in the fair value of Level 3 warrant liabilities for the years ended December 31, 2022 and 2021:

	Private Placement	Public	Warrant Liabilities
Fair value as of December 31, 2021	$2,932,800	$—	$2,932,800
Change in fair value	(2,763,600)	—	(2,763,600)
Fair value as of December 31, 2022	$169,200	$—	$169,200
Fair value as of December 31, 2020	$—	$—	$—
Initial measurement on January 20, 2021	8,798,400	18,078,000	26,876,400
Change in fair value	(5,865,600)	(11,178,000)	(17,043,600)
Transfers to Level 1	—	(6,900,000)	(6,900,000)
Fair value as of December 31, 2021	$2,932,800	$—	$2,932,800

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There was a transfer of $6,900,000 from Level 3 to Level 1 in the fair value hierarchy for Public Warrants during the year ended December 31, 2021. The estimated fair value of the Public Warrants transferred from a Level 1 measurement to a Level 2 fair value measurement during the year ended December 31, 2022 was $414,000.

EDIFY ACQUISITION CORP.
NOTES TO FINANCIAL STATEMENTS
DECEMBER 31, 2022

NOTE 11 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the balance sheets date up to the date that the financial statements were issued. Based upon this review, other than stated below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the financial statements.

On January 11, 2023, the Company, received a notification letter from the Listing Qualifications Staff of The Nasdaq Stock Market LLC (“Nasdaq”) indicating that, since the Company has not yet held an annual meeting of shareholders within twelve months of the end of its December 31, 2021 fiscal year, it is out of compliance with the Nasdaq rules for continued listing (Listing Rules 5620(a) and 5810(c)(2)(G)). The notification letter has no immediate effect on the listing of the Company’s securities on the Nasdaq Capital Market.

The Company expects to file a definitive proxy statement in the coming weeks for an annual meeting to be held in February 2023 to regain compliance with the applicable Nasdaq Listing Rules.

On January 19, 2023, the Company reinvested $17,497,468 of funds previously held in the trustee’s cash operating account as of December 31, 2022 into money market funds.

EDIFY ACQUISITION CORP.
CONDENSED BALANCE SHEETS

	June 30, 2023	December 31, 2022
	(Unaudited)
ASSETS
Current assets:
Cash	$57,726	$67,944
Prepaid expenses	60,918	69,715
Prepaid income taxes	9,433	—
Total Current Assets	128,077	137,659

Investments and cash held in Trust Account	18,081,361	20,152,710
TOTAL ASSETS	$18,209,438	$20,290,369

LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT
Current liabilities:
Accounts payable and accrued expenses	$819,152	$317,199
Advance from related parties	2,360,252	651,799
Excise tax payable	32,930	—
Income taxes payable	—	68,061
Total Current Liabilities	3,212,334	1,037,059
Deferred underwriting fee payable	3,643,200	9,660,000
Warrant liabilities	583,200	583,200
TOTAL LIABILITIES	7,438,734	11,280,259

Commitments and Contingencies

Class A common stock subject to possible redemption $0.0001 par value; 1,687,664 and 1,970,384 shares at $10.62 and $10.23 per share redemption value as of June 30, 2023 and December 31, 2022, respectively	17,926,097	20,110,081

Stockholders’ Deficit
Preferred stock, $0.0001 par value; 1,000,000 shares authorized; none issued or outstanding as of June 30, 2023 and December 31, 2022	—	—
Class A common stock, $0.0001 par value; 100,000,000 shares authorized; no shares issued and outstanding as of June 30, 2023 and December 31, 2022 (excluding 1,687,664 and 1,970,384 shares subject to possible redemption, respectively)	—	—
Class B common stock, $0.0001 par value; 10,000,000 shares authorized; 6,900,000 shares issued and outstanding as of June 30, 2023 and December 31, 2022	690	690
Additional paid-in capital	—	—
Accumulated deficit	(7,156,083)	(11,100,661)
Total Stockholders’ Deficit	(7,155,393)	(11,099,971)
TOTAL LIABILITIES, CLASS A COMMON STOCK SUBJECT TO POSSIBLE REDEMPTION, AND STOCKHOLDERS’ DEFICIT	$18,209,438	$20,290,369

The accompanying notes are an integral part of these unaudited condensed financial statements.

EDIFY ACQUISITION CORP.
CONDENSED STATEMENTS OF OPERATIONS
(UNAUDITED)

	For the Three Months Ended June 30,		For the Six Months Ended June 30,
	2023	2022	2023	2022
General and administrative expenses	$452,470	$241,191	$1,223,876	$597,891
Loss from operations	(452,470)	(241,191)	(1,223,876)	(597,891)

Other income:
Interest earned on marketable securities held in Trust Account	204,437	350,594	359,135	375,200
Change in fair value of warrant liabilities	—	972,000	—	7,638,000
Waiver of deferred underwriting fee	—	—	394,100	—
Total other income, net	204,437	1,322,594	753,235	8,013,200

(Loss) Income before provision for income taxes	(248,033)	1,081,403	(470,641)	7,415,309
Provision for income taxes	(37,871)	(22,011)	(65,506)	(22,011)
Net (loss) income	$(285,904)	$1,059,392	$(536,147)	$7,393,298

Basic and diluted weighted average shares outstanding, Class A common stock	1,687,664	27,600,000	1,693,912	27,600,000

Basic and diluted net (loss) income per share, Class A common stock	$(0.03)	$0.03	$(0.06)	$0.21

Basic weighted average shares outstanding, Class B common stock	6,900,000	6,900,000	6,900,000	6,900,000

Basic net (loss) income per share, Class B common stock	$(0.03)	$0.03	$(0.06)	$0.21

The accompanying notes are an integral part of these unaudited condensed financial statements.

EDIFY ACQUISITION CORP.
CONDENSED STATEMENTS OF CHANGES IN STOCKHOLDERS’ DEFICIT
(UNAUDITED)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2023

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance – January 1, 2023	6,900,000	$690	$—	$(11,100,661)	$(11,099,971)
Adjustment to accretion for Class A common stock to redemption amount	—	—	—	4,881,122	4,881,122
Excise tax payable	—	—	—	(32,930)	(32,930)
Net loss	—	—	—	(250,243)	(250,243)
Balance – March 31, 2023 (unaudited)	6,900,000	690	—	(6,502,712)	(6,502,022)
Adjustment to accretion for Class A common stock to redemption amount	—	—	—	(367,467)	(367,467)
Net loss	—	—	—	(285,904)	(285,904)
Balance – June 30, 2023 (unaudited)	6,900,000	$690	$—	$(7,156,083)	$(7,155,393)

FOR THE THREE AND SIX MONTHS ENDED JUNE 30, 2022

	Class B Common Stock		Additional Paid-in Capital	Accumulated Deficit	Total Stockholders’ Deficit
	Shares	Amount
Balance – January 1, 2022	6,900,000	$690	$—	$(19,434,104)	$(19,433,414)
Net income	—	—	—	6,333,906	6,333,906
Balance – March 31, 2022 (unaudited)	6,900,000	690	—	(13,100,198)	(13,099,508)
Accretion for Class A common stock to redemption amount	—	—	—	(60,971)	(60,971)
Net income	—	—	—	1,059,392	1,059,392
Balance – June 30, 2022 (unaudited)	6,900,000	$690	$—	$(12,101,777)	$(12,101,087)

The accompanying notes are an integral part of these unaudited condensed financial statements.

EDIFY ACQUISITION CORP.
CONDENSED STATEMENTS OF CASH FLOWS
(UNAUDITED)

	For the Six Months Ended June 30,
	2023	2022
Cash Flows from Operating Activities:
Net (loss) income	$(536,147)	$7,393,298
Adjustments to reconcile net (loss) income to net cash used in operating activities:
Change in fair value of warrant liabilities	—	(7,638,000)
Waiver of deferred underwriting fee	(394,100)	—
Interest earned on marketable securities held in Trust Account	(359,135)	(375,200)
Changes in operating assets and liabilities:
Prepaid expenses	8,797	172,124
Prepaid income taxes	(9,433)	—
Accounts payable and accrued expenses	501,953	(32,777)
Bank service charge reimbursement	(45)	—
Income taxes payable	(68,061)	22,011
Net cash used in operating activities	(856,171)	(458,544)

Cash Flows from Investing Activities:
Investment of cash in Trust Account	(862,500)	—
Cash withdrawn from Trust Account in connection with redemption	3,293,029	—
Net cash provided by investing activities	2,430,529	—

Cash Flows from Financing Activities
Advances from related party	1,708,453	458,544
Redemption of common stock	(3,293,029)	—
Net cash (used in) provided by financing activities	(1,584,576)	458,544

Net Change in Cash	(10,218)	—
Cash – Beginning of period	67,944	67,944
Cash – End of period	$57,726	$67,944

Non-Cash Investing and Financing activities:
Excise tax	$32,930	$—
Waiver of deferred underwriting fee	$5,622,700	$—

The accompanying notes are an integral part of these unaudited condensed financial statements.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS

Edify Acquisition Corp. (the “Company” or “EAC”) was incorporated in Delaware on September 30, 2020. The Company was formed for the purpose of effecting a merger, capital stock exchange, asset acquisition, stock purchase, reorganization or similar business combination with one or more businesses (the “Business Combination”).

The Company is not limited to a particular industry or sector for purposes of consummating a Business Combination. The Company is an early stage and emerging growth company and, as such, the Company is subject to all of the risks associated with early stage and emerging growth companies.

As of June 30, 2023, the Company had not commenced any operations. All activity from inception through June 30, 2023 relates to the Company’s formation, the initial public offering (“Initial Public Offering”), which is described below, and identifying a target company for a Business Combination. The Company will not generate any operating revenues until after the completion of its initial Business Combination, at the earliest. The Company generates non-operating income in the form of interest income from the marketable securities held in the Trust Account.

The registration statement for the Company’s Initial Public Offering was declared effective on January 14, 2021. On January 20, 2021 the Company consummated the Initial Public Offering of 27,600,000 units (the “Units” and, with respect to the Class A common stock included in the Units sold, the “Public Shares”), which includes the full exercise by the underwriter of its over-allotment option in the amount of 3,600,000 Units, at $10.00 per Unit, generating gross proceeds of $276,000,000 which is described in Note 3.

Simultaneously with the closing of the Initial Public Offering, the Company consummated the sale of 5,640,000 warrants (the “Private Placement Warrants”) at a price of $1.00 per Private Placement Warrant in a private placement to Colbeck Edify Holdings, LLC (the “Sponsor”), generating gross proceeds of $5,640,000, which is described in Note 4.

Transaction costs amounted to $14,214,049, consisting of $4,140,000 in cash underwriting fees, net of $1,380,000 reimbursed from the underwriters, $9,660,000 of deferred underwriting fees and $414,049 of other offering costs.

Following the closing of the Initial Public Offering on January 20, 2021, an amount of $276,000,000 ($10.00 per Unit) from the net proceeds of the sale of the Units in the Initial Public Offering and the sale of the Private Placement Warrants was placed in a trust account (the “Trust Account”), located in the United States and invested only in U.S. government securities, within the meaning set forth in Section 2(a)(16) of the Investment Company Act of 1940, as amended (the “Investment Company Act”), with a maturity of 185 days or less or in any open-ended investment company that holds itself out as a money market fund selected by the Company meeting certain conditions of Rule 2a-7 of the Investment Company Act, as determined by the Company, until the earlier of (i) the completion of a Business Combination and (ii) the distribution of the funds held in the Trust Account, as described below.

The Company’s management has broad discretion with respect to the specific application of the net proceeds of the Initial Public Offering and the sale of Private Placement Warrants, although substantially all of the net proceeds are intended to be applied generally toward consummating a Business Combination. There is no assurance that the Company will be able to complete a Business Combination successfully. The Company must complete one or more initial Business Combinations with one or more operating businesses or assets with a fair market value equal to at least 80% of the net assets held in the Trust Account (excluding the deferred underwriting commissions and taxes payable on the interest earned on the Trust Account). The Company will only complete a Business Combination if the post-transaction company owns or acquires 50% or more of the outstanding voting securities of the target or otherwise acquires a controlling interest in the target business sufficient for it not to be required to register as an investment company under the Investment Company Act.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

The Company will provide the holders of the outstanding Public Shares (the “Public Stockholders”) with the opportunity to redeem all or a portion of their Public Shares upon the completion of a Business Combination either (i) in connection with a stockholder meeting called to approve the Business Combination or (ii) by means of a tender offer. The decision as to whether the Company will seek stockholder approval of a Business Combination or conduct a tender offer will be made by the Company. The Public Stockholders will be entitled to redeem their Public Shares for a pro rata portion of the amount then in the Trust Account (initially anticipated to be $10.00 per Public Share, plus any pro rata interest then in the Trust Account, net of taxes payable). There will be no redemption rights upon the completion of a Business Combination with respect to the Company’s warrants.

The Company will only proceed with a Business Combination if the Company has net tangible assets of at least $5,000,001 following any related redemptions and, if the Company seeks stockholder approval, a majority of the shares voted are voted in favor of the Business Combination. If a stockholder vote is not required by applicable law or stock exchange listing requirements and the Company does not decide to hold a stockholder vote for business or other reasons, the Company will, pursuant to its Amended and Restated Certificate of Incorporation, conduct the redemptions pursuant to the tender offer rules of the U.S. Securities and Exchange Commission (“SEC”) and file tender offer documents with the SEC prior to completing a Business Combination. If, however, stockholder approval of the transaction is required by applicable law or stock exchange listing requirements, or the Company decides to obtain stockholder approval for business or other reasons, the Company will offer to redeem shares in conjunction with a proxy solicitation pursuant to the proxy rules and not pursuant to the tender offer rules. If the Company seeks stockholder approval in connection with a Business Combination, the Sponsor has agreed to vote its Founder Shares (as defined in Note 5) and any Public Shares purchased during or after the Initial Public Offering in favor of approving a Business Combination. Additionally, each Public Stockholder may elect to redeem their Public Shares without voting, and if they do vote, irrespective of whether they vote for or against the proposed transaction.

Notwithstanding the foregoing, if the Company seeks stockholder approval of a Business Combination and it does not conduct redemptions pursuant to the tender offer rules, the Certificate of Incorporation will provide that a Public Stockholder, together with any affiliate of such stockholder or any other person with whom such stockholder is acting in concert or as a “group” (as defined under Section 13 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”)), will be restricted from redeeming its shares with respect to more than an aggregate of 15% of the Public Shares, without the prior consent of the Company.

The Sponsor has agreed (a) to waive its redemption rights with respect to the Founder Shares and Public Shares held by it in connection with the completion of a Business Combination, (b) to waive its liquidation rights with respect to the Founder Shares if the Company fails to complete a Business Combination by October 20, 2023 (as extended, see below) and (c) not to propose an amendment to the Certificate of Incorporation (i) to modify the substance or timing of the Company’s obligation to allow redemptions in connection with a Business Combination or to redeem 100% of its Public Shares if the Company does not complete a Business Combination within the Combination Period (as defined below) or (ii) with respect to any other provision relating to stockholders’ rights or pre-business combination activity, unless the Company provides the Public Stockholders with the opportunity to redeem their Public Shares in conjunction with any such amendment. However, if the Sponsor acquires Public Shares in or after the Initial Public Offering, such Public Shares will be entitled to liquidating distributions from the Trust Account if the Company fails to complete a Business Combination within the Combination Period.

The Company will have until October 20, 2023 (as extended, see below) to complete a Business Combination (the “Combination Period”). If the Company has not completed a Business Combination within the Combination Period, the Company will (i) cease all operations except for the purpose of winding up, (ii) as promptly as reasonably possible but not more than ten business days thereafter, redeem the Public Shares, at a per-share price, payable in cash, equal to the aggregate amount then on deposit in the Trust Account, including interest earned on the funds held in the Trust Account and not previously released to pay taxes (less up to $100,000 of interest to pay dissolution expenses), divided by the number of then outstanding Public Shares, which redemption will completely extinguish

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Public Stockholders’ rights as stockholders (including the right to receive further liquidating distributions, if any), and (iii) as promptly as reasonably possible following such redemption, subject to the approval of the Company’s remaining stockholders and the Company’s board of directors, dissolve and liquidate, subject in each case to the Company’s obligations under Delaware law to provide for claims of creditors and the requirements of other applicable law. There will be no redemption rights or liquidating distributions with respect to the Company’s warrants, which will expire worthless if the Company fails to complete a Business Combination within the Combination Period.

On December 21, 2022, the stockholders approved the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to allow the Company to extend the date by which the Company must consummate a business combination from January 20, 2023 (the date that is 24 months from the closing date of the Company’s initial public offering of units (the “IPO”)) to April 20, 2023 and on a monthly basis up to three times from the Amended Date (as defined below) to July 20, 2023 (the date that is 30 months from the closing date of the IPO).

On July 20, 2023, the stockholders approved the proposal to amend the Company’s Amended and Restated Certificate of Incorporation to allow the Company to extend the date by which the Company must consummate a business combination from July 20, 2023 to October 20, 2023 (the “Amended Date”) and on a monthly basis up to three times from the Amended Date to January 20, 2024 (the “Extended Date”).

On April 4, 2023, the Company received a letter (the “MVLS Notice”) from the Listing Qualifications Department (the “Staff”) of The NASDAQ Stock Market LLC (“NASDAQ”) notifying the Company that for the last 30 consecutive business days prior to the date of the MVLS Notice, the Company’s Minimum Market Value of Listed Securities (“MVLS”) was less than $35.0 million, which does not meet the requirement for continued listing on The NASDAQ Capital Market, as required by NASDAQ Listing Rule 5550(b)(2) (the “MVLS Rule”). In accordance with NASDAQ Listing Rule 5810(c)(3)(C), the Staff has provided the Company with 180 calendar days, or until October 3, 2023, to regain compliance with the MVLS Rule. The MVLS Notice has no immediate effect on the listing of the Company’s securities on The NASDAQ Capital Market.

If the Company regains compliance with the MVLS Rule, the Staff will provide written confirmation to the Company and close the matter. To regain compliance with the MVLS Rule, the Company’s MVLS must meet or exceed $35.0 million for a minimum of ten consecutive business days during the 180- day compliance period ending on October 3, 2023. In the event the Company does not regain compliance with the MVLS Rule prior to the expiration of the compliance period, it will receive written notification that its securities are subject to delisting. At that time, the Company may appeal the delisting determination to a Hearings Panel.

In order to protect the amounts held in the Trust Account, the Sponsor has agreed to be liable to the Company if and to the extent any claims by a third party for services rendered or products sold to the Company, or a prospective target business with which the Company has discussed entering into a transaction agreement, reduce the amount of funds in the Trust Account to below the lesser of (i) $10.00 per Public Share and (ii) the actual amount per Public Share held in the Trust Account as of the date of the liquidation of the Trust Account, if less than $10.00 per public Share due to reductions in the value of the trust assets, less taxes payable, provided that such liability will not apply to any claims by a third party or prospective target business who executed a waiver of any and all rights to monies held in the Trust Account nor will it apply to any claims under the Company’s indemnity of the underwriters of the Initial Public Offering against certain liabilities, including liabilities under the Securities Act of 1933, as amended (the “Securities Act”). Moreover, in the event that an executed waiver is deemed to be unenforceable against a third party, the Sponsor will not be responsible to the extent of any liability for such third-party claims. The Company will seek to reduce the possibility that the Sponsor will have to indemnify the Trust Account due to claims of creditors by endeavoring to have all vendors, service providers (except for the Company’s independent registered public accounting firm), prospective target businesses and other entities with which the Company does business, execute agreements with the Company waiving any right, title, interest or claim of any kind in or to monies held in the Trust Account.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 1 — DESCRIPTION OF ORGANIZATION AND BUSINESS OPERATIONS (cont.)

Liquidity and Going Concern

As of June 30, 2023, the Company had $57,726 in its operating bank accounts, $18,081,361 in money market securities held in the Trust Account to be used for a Business Combination or to repurchase or redeem stock in connection therewith and working capital deficit of $3,084,257. As of June 30, 2023, $3,192,578 of the amount on deposit in the Trust Account represented interest income, which is available to pay the Company’s tax obligations. As of June 30, 2023, an affiliate of the Sponsor paid for certain expenses on behalf of the Company amounting to $2,360,252. These advances are non-interest bearing and are due on demand.

In connection with the Company’s assessment of going concern considerations in accordance with Financial Accounting Standards Board (“FASB”) Accounting Standards Update (“ASU”) 2014-15, “Disclosures of Uncertainties about an Entity’s Ability to Continue as a Going Concern,” management has determined that if the Company is unable to complete a Business Combination by October 20, 2023 and on a monthly basis up to three times from the Amended Date to January 20, 2024, then the Company will cease all operations except for the purpose of liquidating. The date for mandatory liquidation and subsequent dissolution coupled with the Company’s current liquidity condition, as described above, raises substantial doubt about the Company’s ability to continue as a going concern. No adjustments have been made to the carrying amounts of assets or liabilities should the Company be required to liquidate after October 20, 2023. The Company intends to complete a Business Combination before the mandatory liquidation date. However, there can be no assurance that the Company will be able to consummate any business combination by October 20, 2023.

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Basis of Presentation

The accompanying unaudited condensed financial statements have been prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”) for interim financial information and in accordance with the instructions to Form 10-Q and Article 8 of Regulation S-X of the Securities and Exchange Commission (“SEC”). Certain information or footnote disclosures normally included in financial statements prepared in accordance with U.S. GAAP have been condensed or omitted, pursuant to the rules and regulations of the SEC for interim financial reporting. Accordingly, they do not include all the information and footnotes necessary for a complete presentation of financial position, results of operations, or cash flows. In the opinion of management, the accompanying unaudited condensed financial statements include all adjustments, consisting of a normal recurring nature, which are necessary for a fair presentation of the financial position, operating results and cash flows for the periods presented.

The accompanying unaudited condensed financial statements should be read in conjunction the Company’s Annual Report on Form 10-K for the year ended December 31, 2022, as filed with the SEC on April 11, 2023. The interim results for the three and six months ended June 30, 2023 are not necessarily indicative of the results to be expected for the year ending December 31, 2023 or for any future periods.

Emerging Growth Company

The Company is an “emerging growth company,” as defined in Section 2(a) of the Securities Act, as modified by the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”), and it may take advantage of certain exemptions from various reporting requirements that are applicable to other public companies that are not emerging growth companies including, but not limited to, not being required to comply with the auditor attestation requirements of Section 404 of the Sarbanes-Oxley Act of 2002, reduced disclosure obligations regarding executive compensation in its periodic reports and proxy statements, and exemptions from the requirements of holding a nonbinding advisory vote on executive compensation and stockholder approval of any golden parachute payments not previously approved.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Further, Section 102(b)(1) of the JOBS Act exempts emerging growth companies from being required to comply with new or revised financial accounting standards until private companies (that is, those that have not had a Securities Act registration statement declared effective or do not have a class of securities registered under the Exchange Act) are required to comply with the new or revised financial accounting standards. The JOBS Act provides that a company can elect to opt out of the extended transition period and comply with the requirements that apply to non-emerging growth companies but any such election to opt out is irrevocable. The Company has elected not to opt out of such extended transition period which means that when a standard is issued or revised and it has different application dates for public or private companies, the Company, as an emerging growth company, can adopt the new or revised standard at the time private companies adopt the new or revised standard. This may make comparison of the Company’s financial statements with another public company which is neither an emerging growth company nor an emerging growth company which has opted out of using the extended transition period difficult or impossible because of the potential differences in accounting standards used.

Use of Estimates

The preparation of the unaudited condensed financial statements in conformity with GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the financial statements and the reported amounts of revenues and expenses during the reporting period.

Making estimates requires management to exercise significant judgment. It is at least reasonably possible that the estimate of the effect of a condition, situation or set of circumstances that existed at the date of the financial statements, which management considered in formulating its estimate, could change in the near term due to one or more future confirming events. One of the more significant accounting estimates included in these financial statements is the determination of the fair value of the warrant liabilities. Such estimates may be subject to change as more current information becomes available and accordingly the actual results could differ significantly from those estimates.

Investments and Cash Held in Trust Account

At June 30, 2023, $18,081,361 was held in a money market fund which is primarily invested in U.S. Treasury securities. At December 31, 2022, $19,376,793 was held in a cash operating account maintained by the Trustee (as defined below) and $775,917 was held in money market funds which were primarily invested in U.S. Treasury securities. On January 19, 2023, the Company reinvested $17,497,468 of the funds previously held in the Trustee’s cash operating account as of December 31, 2022 into money market funds which are primarily invested in U.S. Treasury securities.

Class A Common Stock Subject to Possible Redemption

The Company accounts for its Class A common stock subject to possible redemption in accordance with the guidance in Topic 480, “Distinguishing Liabilities from Equity.” Shares of Class A common stock subject to mandatory redemption are classified as a liability instrument and are measured at redemption value. Conditionally redeemable common stock (including common stock that features redemption rights that are either within the control of the holder or subject to redemption upon the occurrence of uncertain events not solely within the Company’s control) is classified as temporary equity. At all other times, common stock is classified as stockholders’ equity. The Company’s Class A common stock features certain redemption rights that are considered to be outside of the Company’s control and subject to occurrence of uncertain future events.

In connection with the stockholders’ vote at the special meeting of Stockholders held by the Company on December 21, 2022, the stockholders elected to redeem an aggregate 25,629,616 shares of Class A common stock. Additionally, on January 4, 2023, 282,720 shares of Class A common stock were redeemed.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Accordingly, as of June 30, 2023 and December 31, 2022, 1,687,664 and 1,970,384 shares of Class A common shares subject to possible redemption are presented at redemption value of $10.62 and 10.23, respectively, as temporary equity, outside of the stockholders’ deficit section of the Company’s condensed balance sheets.

Immediately upon closing of the Initial Public Offering, the Company recognized the accretion from initial book value to redemption amount value. The change in the carrying value of redeemable share of Class A common stock resulted in charges against additional paid-in capital and accumulated deficit.

At June 30, 2023 and December 31, 2022, the Class A common stock subject to possible redemption reflected in the condensed balance sheets is reconciled in the following table:
Gross proceeds	$276,000,000
Less:
Proceeds allocated to Public Warrants	(18,078,000)
Class A common stock issuance at cost	(13,270,637)
Less:
Redemption of Class A common stock	(258,680,733)
Plus:
Accretion of carrying value to redemption value	34,139,451
Class A common stock subject to possible redemption, December 31, 2022	20,110,081
Less:
Redemption of Class A common stock	(3,293,029)
Plus:
Waiver of deferred underwriting fees	5,622,700
Accretion of carrying value to redemption value	(4,513,655)
Class A common stock subject to possible redemption, June 30, 2023	$17,926,097

Derivative Warrant Liabilities

The Company accounts for the Public Warrants (as defined in Note 4) and Private Placement Warrants (together, with the Public Warrants, the “Warrants”) in accordance with the guidance contained in Accounting Standards Codification (“ASC”) 815-40 under which the Warrants do not meet the criteria for equity treatment and must be recorded as liabilities. Accordingly, the Company classifies the Warrants as liabilities at their fair value and adjusts the Warrants to fair value at each reporting period. This liability is subject to re-measurement at each balance sheet date until exercised, and any change in fair value is recognized in the Company’s statements of operations. The Private Placement Warrants for periods where no observable traded price was available are valued using the Black-Scholes Option Pricing Model. The Public Warrants for periods where no observable traded price was available were valued using a binomial/lattice model. For periods subsequent to the detachment of the Public Warrants from the Units, the Public Warrant quoted market price was used as the fair value as of each relevant date.

Income Taxes

The Company accounts for income taxes under ASC 740, “Income Taxes.” ASC 740, Income Taxes, requires the recognition of deferred tax assets and liabilities for both the expected impact of differences between the unaudited condensed financial statements and tax basis of assets and liabilities and for the expected future

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

tax benefit to be derived from tax loss and tax credit carry forwards. ASC 740 additionally requires a valuation allowance to be established when it is more likely than not that all or a portion of deferred tax assets will not be realized. As of June 30, 2023 and December 31, 2022, the Company’s deferred tax asset had a full valuation allowance recorded against it.

Our effective tax rate was 15.27% and 2.04% for the three months ended June 30, 2023 and 2022, respectively, 13.92% and 0.30% for the six months ended June 30, 2023 and 2022, respectively. The effective tax rate differs from the statutory tax rate of 21% for the three and six months ended June 30, 2023 and 2022, due to changes in fair value in warrant liability and the valuation allowance on the deferred tax assets.

ASC 740 also clarifies the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements and prescribes a recognition threshold and measurement process for financial statement recognition and measurement of a tax position taken or expected to be taken in a tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. ASC 740 also provides guidance on derecognition, classification, interest and penalties, accounting in interim period, disclosure and transition.

The Company recognizes accrued interest and penalties related to unrecognized tax benefits as income tax expense. There were no unrecognized tax benefits and no amounts accrued for interest and penalties as of June 30, 2023 and December 31, 2022. The Company is currently not aware of any issues under review that could result in significant payments, accruals or material deviation from its position.

The Company has identified the United States as its only “major” tax jurisdiction. The Company is subject to income taxation by major taxing authorities since inception. These examinations may include questioning the timing and amount of deductions, the nexus of income among various tax jurisdictions and compliance with federal and state tax laws. The Company’s management does not expect that the total amount of unrecognized tax benefits will materially change over the next twelve months.

Net (Loss) Income per Common Share

The Company complies with accounting and disclosure requirements of FASB ASC Topic 260, “Earnings Per Share”. The Company has two classes of shares, which are referred to as Class A common stock and Class B common stock. Net (loss) income per common share is computed by dividing net (loss) income by the weighted average number of common stock outstanding for the period. Accretion associated with the redeemable shares of Class A common stock is excluded from (loss) income per common share as the redemption value approximates fair value.

The Company has not considered the effect of warrants sold in the Initial Public Offering and private placement to purchase 19,440,000 shares of Class A common stock in the calculation of diluted (loss) income per common share, since the exercise of the warrants is contingent upon the occurrence of future events. As of June 30, 2023 and 2022, the Company did not have any dilutive securities or other contracts that could, potentially, be exercised or converted into common stock and then share in the earnings of the Company. As a result, diluted net (loss) income per common share is the same as basic net (loss) income per common share for the periods presented.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 2 — SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The following tables reflect the calculation of basic and diluted net (loss) income per common share (in dollars, except per share amounts):
	For the Three Months Ended June 30				For the Six Months Ended June 30,
	2023		2022		2023		2022
	Class A	Class B	Class A	Class B	Class A	Class B	Class A	Class B
Basic and Diluted net (loss) income per common share
Numerator:
Allocation of net (loss) income	$(56,186)	$(229,718)	$847,514	$211,878	$(105,678)	$(430,469)	$5,914,638	$1,478,660
Denominator:
Basic and Diluted weighted average common shares outstanding	1,687,664	6,900,000	27,600,000	6,900,000	1,693,912	6,900,000	27,600,000	6,900,000
Basic and Diluted net (loss) income per common share	$(0.03)	$(0.03)	$0.03	$0.03	$(0.06)	$(0.06)	$0.21	$0.21

Concentration of Credit Risk

The Company has significant cash balances at financial institutions which throughout the year regularly exceed the federally insured limit of $250,000. Any loss incurred or a lack of access to such funds could have a significant adverse impact on the Company’s financial condition, results of operations, and cash flows.

Recent Accounting Standards

In June 2016, the FASB issued Accounting Standards Update (“ASU”) 2016-13 — Financial Instruments — Credit Losses (Topic 326): Measurement of Credit Losses on Financial Instruments (“ASU 2016-13”). This update requires financial assets measured at amortized cost basis to be presented at the net amount expected to be collected. The measurement of expected credit losses is based on relevant information about past events, including historical experience, current conditions, and reasonable and supportable forecasts that affect the collectability of the reported amount. Since June 2016, the FASB issued clarifying updates to the new standard including changing the effective date for smaller reporting companies. The guidance is effective for fiscal years beginning after December 15, 2022, and interim periods within those fiscal years, with early adoption permitted. The Company adopted ASU 2016-13 on January 1, 2023. The adoption of ASU 2016-13 did not have a material impact on its financial statements.

Management does not believe that any other recently issued, but not yet effective, accounting standards, if currently adopted, would have a material effect on the Company’s unaudited condensed financial statements.

NOTE 3 — INITIAL PUBLIC OFFERING

Pursuant to the Initial Public Offering, the Company sold 27,600,000 Units which includes a full exercise by the underwriters of their over-allotment option in the amount of 3,600,000 Units, at a price of $10.00 per Unit. Each Unit consists of one share of Class A common stock and one-half of one redeemable warrant (“Public Warrant”). Each whole Public Warrant entitles the holder to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8).

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 4 — PRIVATE PLACEMENT

Simultaneously with the closing of the Initial Public Offering, the Sponsor purchased an aggregate of 5,640,000 Private Placement Warrants, at a price of $1.00 per Private Placement Warrant or $5,640,000 from the Company in a private placement. Each Private Placement Warrant will be exercisable to purchase one share of Class A common stock at a price of $11.50 per share, subject to adjustment (see Note 8). The proceeds from the sale of the Private Placement Warrants were added to the net proceeds from the Initial Public Offering held in the Trust Account. If the Company does not complete a Business Combination within the Combination Period, the proceeds from the sale of the Private Placement Warrants held in the Trust Account will be used to fund the redemption of the Public Shares (subject to the requirements of applicable law) and the Private Placement Warrants will expire worthless.

NOTE 5 — RELATED PARTY TRANSACTIONS

Founder Shares

On October 19, 2020, the Sponsor purchased 5,750,000 shares (the “Founder Shares”) of the Company’s common stock for an aggregate price of $25,000. On January 14, 2021, the Company declared a dividend of 0.2 shares of common stock for each outstanding share, resulting in an aggregate of 6,900,000 Founder Shares outstanding. The Founders Shares included an aggregate of up to 900,000 shares that were subject to forfeiture depending on the extent to which the underwriters’ over-allotment option is exercised, so that the number of Founders Shares will equal, on an un-converted basis, approximately 20% of the Company’s issued and outstanding common stock after the Initial Public Offering. On January 20, 2021, the underwriter’s election exercised their over-allotment option; therefore the 900,000 shares were no longer subject to forfeiture. Accordingly, there are 6,900,000 Founders Shares issued and outstanding.

The Sponsor has agreed, subject to limited exceptions, not to transfer, assign or sell any of the Founder Shares until the earlier to occur of (A) one year after the completion of a Business Combination and (B) subsequent to a Business Combination, (x) if the reported closing price of the Class A common stock equals or exceeds $12.00 per share (as adjusted for stock splits, stock capitalizations, reorganizations, recapitalizations and the like) for any 20 trading days within any 30-trading day period commencing at least 150 days after a Business Combination, or (y) the date on which the Company completes a liquidation, merger, capital stock exchange or other similar transaction that results in all of the Public Stockholders having the right to exchange their shares of common stock for cash, securities or other property.

Administrative Services Agreement

The Company entered into an agreement, commencing on January 14, 2021, to pay the Sponsor a total of $10,000 per month for office space, utilities, secretarial and administrative support. Upon completion of the Business Combination or the Company’s liquidation, the Company will cease paying these monthly fees. For the three and six months ended June 30, 2023 the Company incurred fees related to these services totaling $30,000 and $60,000, respectively. For the three and six months ended June 30, 2022 administrative fees totaled $30,000 and $60,000, respectively. As of June 30, 2023 and December 31, 2022, $60,000 and $120,000, respectively, of these fees are included in accrued expenses in the accompanying condensed balance sheets.

Advances from Related Party and Due to Sponsor

An affiliate of the Sponsor paid for certain operating costs on behalf of the Company amounting to $2,360,252 and $651,799 as of June 30, 2023 and December 31, 2022, respectively. The advances are non-interest bearing and are due on demand.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 5 — RELATED PARTY TRANSACTIONS (cont.)

Related Party Loans

In order to finance transaction costs in connection with a Business Combination, the Sponsor or an affiliate of the Sponsor, or certain of the Company’s officers and directors may, but are not obligated to, loan the Company funds as may be required (“Working Capital Loans”). If the Company completes a Business Combination, the Company would repay the Working Capital Loans out of the proceeds of the Trust Account released to the Company. Otherwise, the Working Capital Loans would be repaid only out of funds held outside the Trust Account. In the event that a Business Combination does not close, the Company may use a portion of proceeds held outside the Trust Account to repay the Working Capital Loans, but no proceeds held in the Trust Account would be used to repay the Working Capital Loans. Except for the foregoing, the terms of such Working Capital Loans, if any, have not been determined and no written agreements exist with respect to such loans. The Working Capital Loans would either be repaid upon consummation of a Business Combination, without interest, or, at the lender’s discretion, up to $1,500,000 of such Working Capital Loans may be convertible into warrants of the post-Business Combination entity at a price of $1.00 per warrant. The warrants would be identical to the Private Placement Warrants. At June 30, 2023 and December 31, 2022, no such Working Capital Loans were outstanding.

NOTE 6 — COMMITMENTS AND CONTINGENCIES

Risks and Uncertainties

Management continues to evaluate the impact of the COVID-19 global pandemic and has concluded that while it is reasonably possible that the virus could have a negative effect on the Company’s financial position, its results of operations and/or search for a target company, the specific impact is not readily determinable as of the date of these unaudited condensed financial statements. The unaudited condensed financial statements do not include any adjustments that might result from the outcome of this uncertainty.

In February 2022, the Russian Federation and Belarus commenced a military action with the country of Ukraine. As a result of this action, various nations, including the United States, have instituted economic sanctions against the Russian Federation and Belarus. Further, the impact of this action and related sanctions on the world economy is not determinable as of the date of these unaudited condensed financial statements. The specific impact on the Company’s financial condition, results of operations, and cash flows is also not determinable as of the date of these unaudited condensed financial statements.

Inflation Reduction Act of 2022

On August 16, 2022, the Inflation Reduction Act of 2022 (the “IR Act”) was signed into federal law. The IR Act provides for, among other things, a new U.S. federal 1% excise tax on certain repurchases of stock by publicly traded U.S. domestic corporations and certain U.S. domestic subsidiaries of publicly traded foreign corporations occurring on or after January 1, 2023. The excise tax is imposed on the repurchasing corporation itself, not its shareholders from which shares are repurchased. The amount of the excise tax is generally 1% of the fair market value of the shares repurchased at the time of the repurchase. However, for purposes of calculating the excise tax, repurchasing corporations are permitted to net the fair market value of certain new stock issuances against the fair market value of stock repurchases during the same taxable year. In addition, certain exceptions apply to the excise tax. The U.S. Department of the Treasury (the “Treasury”) has been given authority to provide regulations and other guidance to carry out and prevent the abuse or avoidance of the excise tax.

Any redemption or other repurchase that occurs after December 31, 2022, in connection with a Business Combination, extension vote or otherwise, may be subject to the excise tax. Whether and to what extent the Company would be subject to the excise tax in connection with a Business Combination, extension vote or otherwise would depend on a number of factors, including (i) the fair market value of the redemptions and repurchases in connection with the Business Combination, extension or otherwise, (ii) the structure of a Business Combination,

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

(iii) the nature and amount of any “PIPE” or other equity issuances in connection with a Business Combination (or otherwise issued not in connection with a Business Combination but issued within the same taxable year of a Business Combination) and (iv) the content of regulations and other guidance from the Treasury. In addition, because the excise tax would be payable by the Company and not by the redeeming holder, the mechanics of any required payment of the excise tax have not been determined. The foregoing could cause a reduction in the cash available on hand to complete a Business Combination and in the Company’s ability to complete a Business Combination.

On January 5, 2023, the Company’s stockholders redeemed 282,720 Class A shares for a total of $3,293,029. The Company evaluated the classification and accounting of the stock redemption under ASC 450, “Contingencies”. ASC 450 states that when a loss contingency exists the likelihood that the future event(s) will confirm the loss or impairment of an asset, or the incurrence of a liability can range from probable to remote. A contingent liability must be reviewed at each reporting period to determine appropriate treatment. The Company evaluated the current status and probability of completing a Business Combination as of June 30, 2023 and determined that a contingent liability should be calculated and recorded. As of June 30, 2023, the Company recorded $32,930 of excise tax liability calculated as 1% of shares redeemed.

Registration Rights

Pursuant to a registration rights agreement entered into on January 14, 2021, the holders of the Founder Shares, Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans (and any Class A common stock issuable upon the exercise of the Private Placement Warrants and warrants that may be issued upon conversion of Working Capital Loans and upon conversion of the Founder Shares) will be entitled to registration rights requiring the Company to register such securities for resale (in the case of the Founder Shares, only after conversion to Class A common stock). The holders of the majority of these securities are entitled to make up to three demands, excluding short form demands, that the Company register such securities. In addition, the holders have certain “piggy-back” registration rights with respect to registration statements filed subsequent to the completion of a business combination and rights to require the Company to register for resale such securities pursuant to Rule 415 under the Securities Act. The registration rights agreement does not contain liquidated damages or other cash settlement provisions resulting from delays in registering the Company’s securities. The Company will bear the expenses incurred in connection with the filing of any such registration statements.

Underwriting Agreement

The underwriters are entitled to a deferred fee of $0.35 per Unit, or $9,660,000 in the aggregate. The deferred fee will become payable to the underwriters from the amounts held in the Trust Account solely in the event that the Company completes a Business Combination, subject to the terms of the underwriting agreement. Subject to the consummation of the proposed business combination, the underwriters have agreed to reduce the amount of their deferred fees by $6,016,800. As the waiver is solely subject to the consummation of the proposed business combination, the Company did not alter the fee payable as the probability of the transaction closing is not yet certain.

On March 28, 2023, BMO Capital Markets Corp. (“BMO”) informed the Company that it would be waiving its entitlement to its portion of the deferred underwriting fee that accrued from its participation in the Company’s IPO, as reflected in the underwriting agreement, dated on or about January 14, 2021. As a result of the foregoing, the reduction in deferred fees was split on a pro rata basis between additional paid-in capital and other income based upon the original amount of the deferred underwriting fee’s allocation to the liability-classified instruments in the initial public offering. Therefore, the deferred underwriting fee was reduced by $6,016,800, of which $394,100 is shown in the unaudited condensed statements of operations as the change in deferred underwriting fees and $5,622,700 is charged to additional paid-in capital in the unaudited condensed statements of stockholders’ deficit. As a result of the reduction, the outstanding deferred underwriting fee payable was reduced to $3,643,200.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Legal Fees

During 2022, the Company entered into a contingent fee arrangement with a third-party legal firm. The fees, contingent upon a successful Business Combination are approximately $800,000 (“Success Fees”). These Success Fees will only become payable upon the consummation of an initial Business Combination. The Company will recognize an expense for these services when the performance trigger is considered probable.

Merger Agreement

On December 18, 2022, the Company entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among the Company, Edify Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of the Company (“Merger Sub”), and Unique Logistics International, Inc., a Nevada corporation (the “Unique Logistics” or “UNQL”).

The Merger Agreement provides, among other things, that on the terms and subject to the conditions of the Merger Agreement, and in accordance with the Nevada Revised Statutes (the “NRS”) and other applicable laws, Merger Sub will merge with and into Unique Logistics (the “Merger”), with Unique Logistics being the surviving corporation of the Merger (Unique Logistics, in its capacity as the surviving corporation of the Merger, the “Surviving Corporation”) and a wholly owned subsidiary of the Company.

The proposed Merger is expected to be consummated after receipt of the required approvals from the stockholders of the Company and Unique Logistics and the satisfaction of certain other conditions summarized below.

Closing Merger Consideration

At the effective time of the Merger, each share of common stock, par value $0.001 per share, of the Unique Logistics (“Unique Logistics’ Common Stock”) (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Class A Common Stock, par value $0.0001 per share, of Buyer (“Buyer Class A Common Stock”) equal to the quotient of (i) the Per Share Consideration Value (as defined herein), divided by (ii) $10.00 (subject to equitable adjustment) (the “Common Exchange Ratio”). The “Per Share Consideration Value” equals the quotient of (i) $282 million, divided by (ii) the sum of (A) the number of shares of Unique Logistics’ Common Stock, plus (B) the number of shares of Unique Logistics’ Common Stock into which all of the shares of Unique Logistics’ convertible preferred stock, par value $0.001 per share, of the Unique Logistics (collectively, the “Unique Logistics’ Convertible Preferred Stock”) would convert, in each case, as of immediately prior to the Merger, taking into account the effects of the Transactions in accordance with the certificate of designations applicable to such Unique Logistics’ Convertible Preferred Stock.

At the effective time of the Merger:

•        each share of Unique Logistics’ Series A Convertible Preferred Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of the Company’s Class A Common Stock equal to the product of (i) the number of shares of Unique Logistics’ Common Stock into which such share of Unique Logistics’ Series A Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics’ Convertible Preferred Stock, and (ii) the Common Exchange Ratio;

•        each share of Unique Logistics’ Series B Convertible Preferred Stock (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of the Company’s Class A Common Stock equal to the product of (i) the number of shares of Unique Logistics’ Common Stock into which such share of Unique Logistics’

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Series B Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics’ Convertible Preferred Stock, and (ii) the Common Exchange Ratio;

•        each share of Unique Logistics’ Series C Convertible Preferred Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of the Company’s Class A Common Stock equal to the product of (i) the number of shares of Unique Logistics’ Common Stock into which such share of Unique Logistics’ Series C Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics’ Convertible Preferred Stock, and (ii) the Common Exchange Ratio; and

•        each share of Unique Logistics’ Series D Convertible Preferred Stock (other than excluded shares and dissenting shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of the Company’s Class A Common Stock equal to the product of (i) the number of shares of Unique Logistics’ Common Stock into which such share of Company Series D Convertible Preferred Stock is convertible, taking into account the effects of the Transactions in accordance with the certificate of designation applicable to such Unique Logistics’ Convertible Preferred Stock, and (ii) the Common Exchange Ratio.

Unique Logistics’ stockholders will also have the opportunity to earn up to 1,250,000 additional shares of the Company’s Class A Common Stock if (i) the trading price of Company’s Class A Common Stock exceeds $12.00 per share during the seven-year period following the date that is sixty days after the date of the closing (the “Closing”) of the transactions contemplated by the Merger Agreement (the “Transactions”) or (ii) the Company or the Surviving Corporation or any of its Subsidiaries’ consummate a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially all of its assets (each, a “Sale Transaction”), in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of Company’s Class A Common Stock in such Sale Transaction equals or exceeds $12.00 per share (on a fully diluted basis), subject to the terms of the Merger Agreement. Company stockholders will also have the opportunity to earn 1,250,000 additional shares of Company’s Class A Common Stock if the trading price of the Company’s Class A Common Stock exceeds $15.00 per share in the same circumstances as above.

On July 20, 2023, EAC entered into Amendment No. 1 to the Merger Agreement (the “Amendment”) with the other parties thereto. The Amendment extends the termination date under the Merger Agreement from July 20, 2023 to January 20, 2024 (the “Termination Date”); provided, that, if any bona fide action for specific performance or other equitable relief by UNQL with respect to the Merger Agreement, or any other agreement contemplated thereunder or otherwise with respect to the transactions contemplated thereby, is commenced or pending on or before the Termination Date, then the Termination Date shall be automatically extended without any further action by any party until the date that is 30 days following the date on which a final, non-appealable governmental order has been entered with respect to such action and the Termination Date shall be deemed to be such later date for all purposes under the Merger Agreement.

Sponsor Support Agreement

Concurrently with the execution of the Merger Agreement, the Sponsor entered into an amended and restated letter agreement with the Company, Unique Logistics and certain directors and officers of the Company pursuant to which the Sponsor agreed (i) to waive certain anti-dilution rights that may have otherwise entitled the Sponsor to more than one share of the Company’s Class A Common Stock per share upon conversion of the Sponsor’s founder shares on a one-to-one basis into shares of the Company’s Class A Common Stock in connection with the consummation of the Merger; (ii) to forfeit 1,713,139 of its founder shares contingent upon the closing of the transactions contemplated by the Merger Agreement; (iii) to support the transactions contemplated by the Merger

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 6 — COMMITMENTS AND CONTINGENCIES (cont.)

Agreement, including agreeing to vote in favor of the adoption of the Merger Agreement at the special meeting; (iv) not to transfer founder shares or private placement warrants between the date of the Merger Agreement and the Closing; and (v) contingent upon the closing of the transactions contemplated by the Merger Agreement, not to transfer any shares of Class B common stock, par value $0.0001 per share, of the Company (or shares of the Company’s Class A Common Stock issuable upon conversion thereof), or any warrant entitling the Sponsor to purchase one share of the Company’s Class A Common Stock per warrant, in each case, for a period of 12 months following the date of the Closing subject to potential early termination if the trading price of the Company’s Class A Common Stock trades above $12.00 per share for a period specified therein.

For additional information, refer to the Company’s Current Report on Form 8-K, as filed with the SEC on December 19, 2022.

NOTE 7 — STOCKHOLDERS’ DEFICIT

Preferred Stock — The Company is authorized to issue 1,000,000 shares of preferred stock with a par value of $0.0001 per share with such designations, voting and other rights and preferences as may be determined from time to time by the Company’s board of directors. At June 30, 2023 and December 31, 2022, there were no shares of preferred stock issued or outstanding.

Class A Common Stock — The Company is authorized to issue 100,000,000 shares of Class A common stock with a par value of $0.0001 per share. Holders of Class A common stock are entitled to one vote for each share. As of June 30, 2023 and December 31, 2022, there were 1,687,664 and 1,970,384 shares of Class A common stock issued and outstanding, which are subject to possible redemption and classified as temporary equity. In connection with the stockholder vote on December 22, 2022, the holders of 25,629,616 shares of Class A common stock exercised their right to redeem their shares for cash at a redemption price of approximately $10.11, for an aggregate redemption amount of approximately $259.1 million, leaving approximately $20.1 million in the Trust Account, immediately following the redemptions. Additionally, on January 4, 2023, 282,720 shares of Class A common stock were redeemed.

Class B common Stock — The Company is authorized to issue 10,000,000 shares of common stock with a par value of $0.0001 per share. Holders of common stock are entitled to one vote for each share. At June 30, 2023 and December 31, 2022, there were 6,900,000 shares of common stock issued and outstanding.

Holders of Class A common stock and holders of Class B common stock will vote together as a single class on all matters submitted to a vote of our stockholders except as otherwise required by law.

The shares of Class B common stock will automatically convert into Class A common stock at the time of a Business Combination, or earlier at the option of the holder, on a one-for-one basis, subject to adjustment. In the case that additional shares of Class A common stock, or equity-linked securities, are issued or deemed issued in excess of the amounts offered in this prospectus and related to the closing of a Business Combination, the ratio at which shares of Class B common stock shall convert into shares of Class A common stock will be adjusted (unless the holders of a majority of the outstanding shares of Class B common stock agree to waive such adjustment with respect to any such issuance or deemed issuance) so that the number of shares of Class A common stock issuable upon conversion of all shares of Class B common stock will equal, in the aggregate, on an as-converted basis, 20% of the sum of the total number of all shares of common stock outstanding upon completion of the Propose Public Offering plus all shares of Class A common stock and equity-linked securities issued or deemed issued in connection with a Business Combination (excluding any shares or equity-linked securities issued, or to be issued, to any seller in a Business Combination and any private placement-equivalent warrants issued to the Sponsor or its affiliates upon conversion of loans made to the Company). The Company cannot determine at this time whether a majority of the holders of the Class B common stock at the time of any future issuance would agree to waive such adjustment to the conversion ratio.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 8 — WARRANT LIABILITIES

As of June 30, 2023 and December 31, 2022, there were 13,800,000 Public Warrants and 5,640,000 Private Placement Warrants outstanding.

Public Warrants may only be exercised for a whole number of shares. No fractional warrants will be issued upon separation of the Units and only whole warrants will trade. The Public Warrants will become exercisable on the later of (a) 30 days after the completion of a Business Combination and (b) 12 months from the closing of the Initial Public Offering. The Public Warrants will expire five years after the completion of a Business Combination or earlier upon redemption or liquidation.

The Company will not be obligated to deliver any shares of Class A common stock pursuant to the exercise of a warrant and will have no obligation to settle such warrant exercise unless a registration statement under the Securities Act covering the issuance of the shares of Class A common stock underlying the warrants is then effective and a prospectus relating thereto is current, subject to the Company satisfying its obligations with respect to registration. No warrant will be exercisable, and the Company will not be obligated to issue shares of Class A common stock upon exercise of a warrant unless Class A common stock issuable upon such warrant exercise has been registered, qualified or deemed to be exempt under the securities laws of the state of residence of the registered holder of the warrants.

The Company has agreed that as soon as practicable, but in no event later than 15 business days after the closing of a Business Combination, it will use its best efforts to file with the SEC a registration statement for the registration under the Securities Act of the shares of Class A common stock issuable upon exercise of the warrants and thereafter will use its best efforts to cause the same to become effective within 60 business days following a Business Combination and to maintain a current prospectus relating to the Class A common stock issuable upon exercise of the warrants, until the expiration of the warrants in accordance with the provisions of the warrant agreement. If a registration statement covering the shares of Class A common stock issuable upon exercise of the warrants is not effective by the 60th business day after the closing of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a “cashless basis” in accordance with Section 3(a)(9) of the Securities Act or another exemption. Notwithstanding the foregoing, if a registration statement covering the Class A common stock issuable upon exercise of the warrants is not effective within a specified period following the consummation of a Business Combination, warrant holders may, until such time as there is an effective registration statement and during any period when the Company shall have failed to maintain an effective registration statement, exercise warrants on a cashless basis pursuant to the exemption provided by Section 3(a)(9) of the Securities Act, provided that such exemption is available. If that exemption, or another exemption, is not available, holders will not be able to exercise their warrants on a cashless basis.

Once the warrants become exercisable, the Company may call the warrant for redemption:

•        in whole and not in part;

•        at a price of $0.01 per Public Warrant;

•        upon not less than 30 days’ prior written notice of redemption to each warrant holder; and

•        if, and only if, the reported last reported sale price of the Class A common stock equals or exceeds $18.00 per share (as adjusted for stock splits, stock dividends, reorganizations, recapitalizations and the like) for any 20 trading days within a 30-trading day period ending three business days before the Company sends the notice of redemption to the warrant holders.

If and when the warrants become redeemable by the Company, the Company may not exercise its redemption right if the issuance of shares of common stock upon exercise of the warrants is not exempt from registration or qualification under applicable state blue sky laws or the Company is unable to effect such registration or qualification.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 8 — WARRANT LIABILITIES (cont.)

If the Company calls the Public Warrants for redemption, management will have the option to require all holders that wish to exercise the Public Warrants to do so on a “cashless basis,” as described in the warrant agreement. The exercise price and number of shares of Class A common stock issuable upon exercise of the warrants may be adjusted in certain circumstances including in the event of a stock dividend, or recapitalization, reorganization, merger or consolidation. However, except as described below, the warrants will not be adjusted for issuances of Class A common stock at a price below its exercise price. Additionally, in no event will the Company be required to net cash settle the warrants. If the Company is unable to complete a Business Combination within the Combination Period and the Company liquidates the funds held in the Trust Account, holders of warrants will not receive any of such funds with respect to their warrants, nor will they receive any distribution from the Company’s assets held outside of the Trust Account with the respect to such warrants. Accordingly, the warrants may expire worthless.

In addition, if (x) the Company issues additional shares of Class A common stock or equity-linked securities for capital raising purposes in connection with the closing of its initial Business Combination at an issue price or effective issue price of less than $9.20 per share of common stock (with such issue price or effective issue price to be determined in good faith by the Company’s board of directors and, in the case of any such issuance to the Sponsor or its affiliates, without taking into account any Founder Shares held by the Sponsor or such affiliates, as applicable, prior to such issuance) (the “Newly Issued Price”), the exercise price of the warrants will be adjusted (to the nearest cent) to be equal to 115% of the Newly Issued Price.

The Private Placement Warrants are identical to the Public Warrants underlying the Units sold in the Initial Public Offering, except that the Private Placement Warrants and the Class A common stock issuable upon the exercise of the Private Placement Warrants will not be transferable, assignable or saleable until 30 days after the completion of a Business Combination, subject to certain limited exceptions. Additionally, the Private Placement Warrants will be exercisable on a cashless basis and be non-redeemable, except as described above, so long as they are held by the initial purchasers or their permitted transferees. If the Private Placement Warrants are held by someone other than the initial purchasers or their permitted transferees, the Private Placement Warrants will be redeemable by the Company and exercisable by such holders on the same basis as the Public Warrants.

NOTE 9 — FAIR VALUE MEASUREMENTS

The fair value of the Company’s financial assets and liabilities reflects management’s estimate of amounts that the Company would have received in connection with the sale of the assets or paid in connection with the transfer of the liabilities in an orderly transaction between market participants at the measurement date. In connection with measuring the fair value of its assets and liabilities, the Company seeks to maximize the use of observable inputs (market data obtained from independent sources) and to minimize the use of unobservable inputs (internal assumptions about how market participants would price assets and liabilities). The following fair value hierarchy is used to classify assets and liabilities based on the observable inputs and unobservable inputs used in order to value the assets and liabilities:

Level 1:

Quoted prices in active markets for identical assets or liabilities. An active market for an asset or liability is a market in which transactions for the asset or liability occur with sufficient frequency and volume to provide pricing information on an ongoing basis.

Level 2:

Observable inputs other than Level 1 inputs. Examples of Level 2 inputs include quoted prices in active markets for similar assets or liabilities and quoted prices for identical assets or liabilities in markets that are not active.

Level 3:	Unobservable inputs based on our assessment of the assumptions that market participants would use in pricing the asset or liability.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 9 — FAIR VALUE MEASUREMENTS (cont.)

At June 30, 2023, assets held in the Trust Account were comprised of $18,081,361 of mutual funds invested in U.S. Treasury securities with dividends reinvested. At December 31, 2022, assets held in the Trust Account were comprised of $775,917 of mutual funds invested in U.S. Treasury securities with dividends reinvested and $19,376,793 held in the trust’s cash operating account. During the period ended June 30, 2023, the Company had withdrawn $3,293,029 from Trust Account in connection with the redemption of common stock. During the year ended December 31, 2022, the Company had withdrawn $988,872 of interest earned from Trust Account to pay taxes and $258,680,733 from Trust Account in connection with the redemption of common stock.

The following tables present information about the Company’s assets and liabilities that are measured at fair value on a recurring basis at June 30, 2023 and December 31, 2022 and indicate the fair value hierarchy of the valuation inputs the Company utilized to determine such fair value.
		Level	Fair Value
Assets:
June 30, 2023	Investments and cash held in Trust Account – Mutual Fund	1	$18,081,361

Liabilities:
June 30, 2023	Warrant Liabilities – Public Warrants	2	$414,000
June 30, 2023	Warrant Liabilities – Private Placement Warrants	3	$169,200
		Level	Fair Value
Assets:
December 31, 2022	Investments and cash held in Trust Account – Mutual Funds(1)	1	$775,917

Liabilities:
December 31, 2022	Warrant Liabilities – Public Warrants	2	$414,000
December 31, 2022	Warrant Liabilities – Private Placement Warrants	3	$169,200

____________

(1)      As of December 31, 2022, $19,376,793 of mutual funds held in the Trust Account was deposited into the cash operating account maintained by the Trustee.

The Warrants are accounted for as liabilities in accordance with ASC 815-40 and are presented within warrant liabilities in the accompanying condensed balance sheets. The warrant liabilities are measured at fair value at inception and on a recurring basis, with changes in fair value presented within the change in fair value of warrant liabilities in the condensed unaudited statements of operations.

The Private Placement Warrants were valued using the Black-Scholes Option Pricing Model, which is considered to be a Level 3 fair value measurement. The Black-Scholes model’s primary unobservable input utilized in determining the fair value of the Private Placement Warrants is the expected volatility of the common stock. The expected volatility as of the Initial Public Offering date was derived from observable public warrant pricing on comparable ‘blank-check’ companies without an identified target. The Public Warrants were initially valued using a binomial/lattice model, which is considered to be a Level 3 fair value measurement, that assumes the optimal exercise of the Company’s redemption option at the earliest possible date. For periods subsequent to the detachment of the warrants from the Units, the close price of the Public Warrants was used as the fair value of the Public Warrants as of each relevant date. The measurement of the Public Warrants after the detachment of the Public Warrants from the Units is classified as Level 1 due to the use of an observable market quote in an active market. As of the period ended June 30, 2023, the warrants are currently classified as Level 2 securities.

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 9 — FAIR VALUE MEASUREMENTS (cont.)

The key inputs to both models for the Private Warrants were as follows:
Input	December 31, 2022	June 30, 2023
Asset Price	$10.09	$10.59
Exercise Price	$11.50	$11.50
Merger Announcement Date	12/18/2022	12/18/2022
Expected Merger Date	07/20/2023	01/20/2024
Expiration Date	07/20/2028	01/20/2029
Call Price	N/A	N/A
Contractual Term	5.6	5.60
Risk-Free Rate	4.0%	4.10%
Volatility	6.6%	7.5%
Dividend Yield	0.0%	0.0%
Steps	N/A	200

The following table presents the changes in the fair value of Level 3 warrant liabilities for the comparable period:
	Private Placement	Warrant Liabilities
Fair value as of December 31, 2022	$169,200	$169,200
Change in fair value	—	—
Fair value as of March 31, 2023	$169,200	$169,200
Change in fair value	—	—
Fair value as of June 30, 2023	$169,200	$169,200

The following table presents the changes in the fair value of Level 3 warrant liabilities:

	Private Placement	Warrant Liabilities
Fair value as of December 31, 2021	$2,932,800	$2,932,800
Change in fair value	(1,974,000)	(1,974,000)
Fair value as of March 31, 2022	958,800	958,800
Change in fair value	(282,000)	(282,000)
Fair value as of June 30, 2022	$676,800	$676,800

Transfers to/from Levels 1, 2 and 3 are recognized at the end of the reporting period in which a change in valuation technique or methodology occurs. There were no transfers to/from during the six months ended June 30, 2023.

NOTE 10 — SUBSEQUENT EVENTS

The Company evaluated subsequent events and transactions that occurred after the condensed balance sheet date up to the date that the unaudited condensed financial statements were issued. Other than as disclosed below, the Company did not identify any subsequent events that would have required adjustment or disclosure in the unaudited condensed financial statements.

On July 20, 2023, EAC entered into Amendment No. 1 to the Merger Agreement (the “Amendment”) with the other parties thereto. The Amendment extends the Termination Date under the Merger Agreement; provided, that, if any bona fide action for specific performance or other equitable relief by UNQL with respect to the

EDIFY ACQUISITION CORP.
NOTES TO CONDENSED FINANCIAL STATEMENTS
JUNE 30, 2023
(UNAUDITED)

NOTE 10 — SUBSEQUENT EVENTS (cont.)

Merger Agreement, or any other agreement contemplated thereunder or otherwise with respect to the transactions contemplated thereby, is commenced or pending on or before the Termination Date, then the Termination Date shall be automatically extended without any further action by any party until the date that is 30 days following the date on which a final, non-appealable governmental order has been entered with respect to such action and the Termination Date shall be deemed to be such later date for all purposes under the Merger Agreement.

On July 20, 2023, EAC held a special meeting in lieu of annual meeting of stockholders (the “Special Meeting”). On June 6, 2023, the record date for the Special Meeting, there were 8,587,664 issued and outstanding shares of EAC’s common stock entitled to vote at the Special Meeting, 94.30% of which were represented in person or by proxy. The following matters were submitted and approved via a vote of the stockholders at the Special Meeting:

Extension Amendment Proposal — Proposal to amend the Company’s Amended and Restated Certificate of Incorporation to allow the Company to extend the date by which the Company must consummate a business combination (as defined below) (the “Extension”) from July 20, 2023 (the date that is 30 months from the closing date of the Company’s IPO of units to October 20, 2023 (the date that is 33 months from the closing date of the IPO) (the “Amended Date”) and on a monthly basis up to three times from the Amended Date to January 20, 2024 (the “Extended Date”).

Trust Amendment Proposal — Proposal to amend the Investment Management Trust Agreement, dated January 14, 2021, by and between the Company and Continental Stock Transfer & Trust Company (the “Trustee”), to allow the Company to extend the date on which the Trustee must liquidate the trust account established by the Company in connection with the IPO (the “trust account”) if the Company has not completed its initial business combination, from July 20, 2023 (the date that is 30 months from the closing date of the IPO) to October 20, 2023 (the date that is 33 months from the closing date of the IPO) (the “Initial Extension”) and on a monthly basis up to three times from the Amended Date to January 20, 2024 (the date that is 36 months from the closing date of the IPO) by depositing (i) the lesser of (a) $225,000 and (b) $0.15 into the trust account for each public share that has not been redeemed in accordance with the terms of the Company’s charter for the Initial Extension and (ii) and the lesser of (a) $75,000 and (b) $0.05 into the trust account for each public share that has not been redeemed in accordance with the terms of the Company’s charter for each subsequent one-month extension from the Amended Date to the Extended Date.

NTA Requirement Amendment Proposal — Proposal to amend the Company’s charter to remove the net tangible asset requirement from the Company’s charter in order to expand the methods that the Company may employ so as not to become subject to the “penny stock” rules of the United States Securities and Exchange Commission.

Founder Share Amendment Proposal — Proposal to amend the Company’s charter to provide for the right of a holder of the Company’s Class B common stock, par value $0.0001 per share, to convert into shares of the Company’s Class A common stock, par value $0.0001 per share on a one-for-one basis at any time, and from time to time, prior to the closing of a business combination at the election of the holder.

Director Election Proposal — Proposal to re-elect Ari Horowitz and Susan Wolford as Class II directors of the Company’s board of directors.

Auditor Ratification Proposal — Proposal to appoint WithumSmith+Brown, PC as the Company’s independent registered public accounting firm for the fiscal year ended December 31, 2023.

In connection with the approval of the above proposals, EAC’s stockholders elected to redeem an aggregate 697,235 shares of Common Stock in connection with the Special Meeting.

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Shareholders and Board of Directors of

Unique Logistics International, Inc.

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Unique Logistics International, Inc. (the “Company”) as of May 31, 2023 and 2022, the related consolidated statements of operations, comprehensive income, changes in stockholders’ equity and cash flows for each of the two years in the period ended May 31, 2023, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the financial position of the Company as of May 31, 2023 and 2022, and the results of its operations and its cash flows for each of the two years in the period ended May 31, 2023, in conformity with accounting principles generally accepted in the United States of America.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits we are required to obtain an understanding of internal control over financial reporting but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatement of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provide a reasonable basis for our opinion.

Critical Audit Matters

The critical audit matters communicated below are matters arising from the current period audit of the financial statements that were communicated or required to be communicated to the audit committee and that: (1) relate to accounts or disclosures that are material to the financial statements and (2) involved especially challenging, subjective, or complex judgments. The communication of critical audit matters does not alter in any way our opinion on the financial statements, taken as a whole, and we are not, by communicating the critical audit matters below, providing separate opinions on the critical audit matters or on the accounts or disclosures to which they relate.

Valuation of Intangible Assets for Business Combination

Critical Audit Matter Description

As described in Note 2 to the financial statements, on February 21, 2023, the Company completed the acquisition of Unique Logistics Holdings Limited (the “ULHL”), whereby the Company acquired all ULHL’s share capital in eight of ULHL’s operating subsidiaries for total consideration of approximately $28.8 million. As of the date of the acquisition, the purchase price was allocated to the assets acquired and liabilities assumed, based on their respective fair values identified including intangible assets with aggregate fair values of approximately $6.5 million. The Company, with the assistance of third-party valuation experts, estimated the fair values of the identified intangible assets using valuation models including the multi-period excess earning method. Determining the fair value of the intangible assets acquired required management to make significant judgments, including the revenue growth rate assumption, attrition rate, selling and marketing adjustment and discount rate.

We identified the valuation of identified intangible assets as a critical audit matter due to the significant judgments made by management to estimate the fair value and the sensitivity of the fair value to the significant underlying assumptions, which include the revenue growth rate assumption, attrition rate, selling and marketing adjustment, and discount rate. These significant assumptions are forward looking and could be affected by future economic and market conditions. This in turn led to a high degree of auditor judgment and effort in performing procedures and evaluating management’s fair value measurement of the acquired customer relationships.

How the Critical Audit Matter was Addressed in the Audit

Our audit procedures related to the valuation of identified intangible assets included the following, among others:

•        We obtained an understanding of the design of controls associated with management’s process for estimating the fair value of the acquired identified intangible assets.

•        We assessed the reasonableness of management’s projections by comparing the projections used to the historical financial results of the acquired businesses and reviewing the industry outlook reports prepared by third-parties.

•        We evaluated the reasonableness of the attrition rate by reviewing third party assessment of customer attrition.

•        We evaluated the reasonableness of the Earnings Before Income Tax (“EBIT”) computation by reviewing the underlying data utilized in the adjustments made to historical EBIT and tested the mathematical accuracy.

•        With the assistance of our valuation specialists, we evaluated the reasonableness of the valuation methodology and the following significant valuation assumption:

•        Discount rate by testing the source information underlying the determination of the discount rate, testing mathematical accuracy of the calculation, and reconciling the weighted average cost of capital, weighted average return on assets and internal rate of return.

/s/ Marcum llp

Marcum llp

We have served as the Company’s auditor since 2021.

New York, NY
September 14, 2023

UNIQUE LOGISTICS INTERNATIONAL, INC.
CONSOLIDATED BALANCE SHEETS

	May 31, 2023	May 31, 2022
ASSETS
Current Assets:
Cash and cash equivalents	$6,744,238	$1,422,393
Accounts receivable, net	41,402,435	74,746,036
Contract assets	2,886,779	30,970,581
Other current assets and prepaids	9,293,533	1,404,021
Total current assets	60,326,985	108,543,031
Property and equipment, net	609,785	188,889

Other noncurrent assets:
Goodwill	20,516,018	4,463,129
Intangible assets, net	12,865,093	7,337,704
Equity-method investments	3,381,683	—
Operating lease right-of-use assets, net	10,269,516	2,408,098
Deferred tax asset, net	—	942,748
Deferred offering cost	2,419,976	506,502
Other noncurrent assets	1,133,674	521,834
Total other noncurrent assets	50,585,960	16,180,015
Total assets	$111,522,730	$124,911,935

LIABILITIES AND STOCKHOLDERS’ EQUITY
Current Liabilities:
Accounts payable	$25,132,388	$49,028,862
Accrued expenses and current liabilities	8,594,947	5,666,159
Accrued freight	3,489,957	9,240,650
Contract liabilities	—	468,209
Revolving credit facility	8,050,227	38,141,451
Current portion of notes payable	—	608,333
Current portion of notes payable to related parties	4,801,310	301,308
Current portion of operating lease liability	2,379,774	912,618
Total current liabilities	52,448,603	104,367,590

Noncurrent liabilities
Notes payable	4,000,000	—
Notes payable to related parties, net of current portion	8,750,000	397,968
Operating lease liability, net of current portion	8,212,445	1,593,873
Derivative liabilities	11,558,261	12,437,994
Deferred tax liability, net	4,405,442	—
Other noncurrent liabilities	4,552,346	282,666
Total noncurrent liabilities	41,478,494	14,712,501
Total liabilities	93,927,097	119,080,091

Commitments and contingencies

Stockholders’ Equity:
Preferred Stock, $.001 par value: 5,000,000 shares authorized
Series A Convertible Preferred stock, $0.001 par value; 120,065 and 130,000 issued and outstanding as of May 31, 2023 and 2022, respectively. Liquidation preference $120 at May 31, 2023	120	130
Series B Convertible Preferred stock, $0.001 par value; 820,800 issued and outstanding as of May 31, 2023 and 2022, respectively. Liquidation preference of $821 at May 31, 2023	821	821
Series C Convertible Preferred stock, $0.001 par value; 195, issued and outstanding as of May 31, 2023 and 2022, respectively. Liquidation preference $9.6 million at May 31, 2023	—	—
Series D Convertible Preferred stock, $0.001 par value; 180 and 187, issued and outstanding as of May 31, 2023 and 2022, respectively. Liquidation preference $9.0 million at May 31, 2023	—	—
Common stock, $0.001 par value; 800,000,000 shares authorized; 799,141,770 and 687,196,478 shares issued and outstanding as of May 31, 2023 and 2022, respectively.	799,142	687,197
Additional paid-in capital	180,220	292,155
Accumulated other comprehensive income	3,258	—
Retained earnings	13,066,109	4,851,541
Total Stockholders’ Equity attributable to common shareholder	14,049,670	5,831,844
Equity attributable to noncontrolling interests	3,545,963	—
Total Stockholders’ Equity	17,595,633	5,831,844
Total Liabilities and Stockholders’ Equity	$111,522,730	$124,911,935

See notes to accompanying consolidated financial statements.

UNIQUE LOGISTICS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF OPERATIONS

	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022
Revenues:
Airfreight services	$80,971,563	$499,024,643
Ocean freight and ocean services	181,432,206	446,977,162
Contract logistics	3,217,479	3,491,489
Customs brokerage and other services	59,997,244	64,993,386
Total revenues	325,618,492	1,014,486,680
Equity method earnings	136,656	—

Costs and operating expenses:
Airfreight services	72,578,396	496,918,427
Ocean freight and ocean services	160,572,708	418,552,477
Contract logistics	1,045,680	1,771,415
Customs brokerage and other services	55,280,445	54,368,332
Salaries and related costs	15,378,957	11,736,610
Professional fees	1,261,899	1,079,819
Rent and occupancy	3,077,975	2,022,396
Selling and promotion	2,883,916	6,653,335
Depreciation and amortization	1,270,462	782,351
Bad debt expense	—	2,541,676
Other expense	1,880,332	1,535,425
Total costs and operating expenses	315,230,770	997,962,263
Income from operations	10,524,378	16,524,417

Other income (expenses)
Interest expense	(3,836,511)	(5,632,551)
Amortization of debt discount	—	(776,515)
Gain on forgiveness of promissory note	—	358,236
Change in fair value of derivative liabilities	879,733	(4,020,698)
Loss on extinguishment of convertible note	—	(564,037)
Change in fair value of contingent liabilities	1,750,000	—
Other income	285,951	60,000
Total other income (expenses)	(920,827)	(10,575,565)
Net income before income taxes	9,603,551	5,948,852
Income tax expense	1,388,983	2,414,298
Net income	8,214,568	3,534,554
Deemed dividend	—	(4,565,725)
Net income (loss) before allocation to noncontrolling interests	8,214,568	(1,031,171)
Noncontrolling interest	(12,795)	—
Net income (loss) attributable to for common shareholders	$8,201,773	$(1,031,171)

Net income (loss) attributable to common shareholders per common share
– basic	$0.01	$—
– diluted	$—	$—

Weighted average common shares outstanding
– basic	785,412,500	605,817,180
– diluted	9,664,238,154	605,817,180

See notes to accompanying consolidated financial statements.

UNIQUE LOGISTICS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF COMPREHENSIVE INCOME

	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022
Net Income	$8,214,568	$3,534,554
Other comprehensive income, net of tax:
Foreign currency translation adjustments	3,258	—
Total comprehensive income (loss)	8,217,826	3,534,554
Deemed dividend	—	(4,565,725)
Net loss attributable to noncontrolling interest	(12,795)	—
Comprehensive income (loss) attributable to common shareholder	$8,205,031	$(1,031,171)

See notes to accompanying consolidated financial statements.

UNIQUE LOGISTICS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY
For the Years Ended May 31, 2023 and 2022

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Additional Paid in capital	Accumulated Comprehensive income	Retained earning	Total Stockholders’ equity attributable to registrant	Non- Controlling Interest	Total Stockholders Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, June 1, 2021	130,000	$130	840,000	$840	—	—	—	—	393,742,663	$393,743	$4,906,384	$—	$1,316,987	$6,618,084	—	$6,618,084
Conversion of Preferred B to Common Stock	—	—	(19,200)	(19)	—	—	—	—	125,692,224	125,692	(125,673)	—	—	—	—	—
Conversion of debt to preferred C and D	—	—	—	—	195	—	192	—	—	—	—	—	—	—	—	—
Conversion of Preferred D to Common Stock	—	—	—	—	—	—	(5)	—	31,415,400	31,415	(31,415)	—	—	—	—	—
Issuance of Common Stock for the conversion of notes and accrued interest	—	—	—	—	—	—	—	—	136,346,191	136,347	108,584	—	—	244,931	—	244,931
Deemed Dividend	—	—	—	—	—	—	—	—	—	—	(4,565,725)	—	—	(4,565,725)	—	(4,565,725)
Net income	—	—	—	—	—	—	—	—	—	—	—	—	3,534,554	3,534,554	—	3,534,554
Balance, May 31 2022	130,000	$130	820,800	$821	195	$—	187	$—	687,196,478	$687,197	$292,155	$—	4,851,541	$5,831,844	$—	$5,831,844

UNIQUE LOGISTICS INTERNATIONAL, INC.
CONSOLIDATED STATEMENT OF STOCKHOLDERS’ EQUITY — (Continued)
For the Years Ended May 31, 2023 and 2022

	Series A Preferred Stock		Series B Preferred Stock		Series C Preferred Stock		Series D Preferred Stock		Common Stock		Additional Paid in capital	Accumulated Comprehensive income	Retained earning	Total Stockholders’ equity attributable to registrant	Non- Controlling Interest	Total Stockholders Equity
	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount	Shares	Amount
Balance, May 31 2022	130,000	$130	820,800	$821	195	$—	187	$—	687,196,478	$687,197	$292,155	$—	4,851,541	$5,831,844	$—	$5,831,844
Conversion of Preferred A to Common Stock	(9,935)	(10)	—	—	—	—	—	—	67,963,732	67,964	(67,954)	—	—	—	—	—
Conversion of Preferred D to Common Stock	—	—	—	—	—	—	(7)	—	43,981,560	43,981	(43,981)	—	—	—	—	—
Recognition of non-controlling interest upon acquisition	—	—	—	—	—	—	—	—	—	—	—	—	—	—	3,558,758	3,558,758
Other comprehensive income (loss), net of tax	—	—	—	—	—	—	—	—	—	—	—	3,258	—	3,258	—	3,258
Net income (loss)	—	—	—	—	—	—	—	—	—	—	—	—	8,214,568	8,214,568	(12,795)	8,201,773
Balance, May 31, 2023	120,065	$120	820,800	$821	195	$—	180	$—	799,141,770	$799,142	$180,220	$3,258	$13,066,109	$14,049,670	$3,545,963	$17,595,633

See notes to accompanying consolidated financial statements.

UNIQUE LOGISTICS INTERNATIONAL, INC.
CONSOLIDATED STATEMENTS OF CASH FLOWS

	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022
CASH FLOWS FROM OPERATING ACTIVITIES:
Net income	$8,214,568	$3,534,554
Adjustments to reconcile net income to net cash used in operating activities:
Depreciation and amortization	1,270,462	782,351
Amortization of debt discount	—	776,515
Amortization of right of use assets	1,748,665	1,389,429
Bad debt expense	—	2,541,676
Gain on forgiveness of notes payable	—	(358,236)
Loss on extinguishment of notes payable	—	564,037
Change in net deferred tax provision	(1,236,478)	(679,527)
Change in fair value of derivative liabilities	(879,733)	4,020,698
Accretion of consulting agreement	—	(282,672)
Change in fair value of contingent consideration	(1,750,000)	—
Changes in operating assets and liabilities:
Accounts receivable	58,657,048	(56,917,965)
Contract assets	28,083,802	(7,547,267)
Factoring reserve	—	7,593,665
Other prepaid expenses and other current assets	(8,240,557)	(642,563)
Deposits and other assets	(611,840)	(229,693)
Accounts payable	(34,062,717)	10,036,018
Accrued expenses and other current liabilities	(11,095,725)	3,999,874
Accrued freight	(4,063,354)	(1,162,780)
Contract liabilities	(468,209)	468,209
Lease liability	(1,510,325)	(1,391,062)
Net Cash Provided by (used in) Operating Activities	34,055,608	(33,504,739)
CASH FLOWS FROM INVESTING ACTIVITIES:
Purchase of property and equipment	(291,608)	(72,001)
Equity method investments, net of income	1,987,275	—
Acquisition of business, net of cash acquired	8,828,309	—
Net Cash Provided by (used in) Investing Activities	10,523,976	(72,001)
CASH FLOWS FROM FINANCING ACTIVITIES:
Proceeds from notes payable	4,000,000	2,000,000
Repayments of notes payable	(608,333)	(4,473,784)
Repayments of debt due to related parties	(10,647,966)	(414,647)
Deferred offering costs	(1,913,474)	(506,502)
Revolving credit facility, net	(30,091,224)	38,141,451
Net Cash (used in) Provided by Financing Activities	(39,260,997)	34,746,518
Effect of exchange rate on cash and equivalents	3,258	—
Net change in cash and cash equivalents	5,321,845	1,169,778
Cash and cash equivalents – Beginning of year	1,422,393	252,615
Cash and cash equivalents – End of year	$6,744,238	$1,422,393
SUPPLEMENTARY CASH FLOW INFORMATION:
Cash Paid During the year for:
Income taxes	$1,705,967	$3,775,967
Interest	$3,733,771	$5,632,551
SUPPLEMENTARY DISCLOSURE OF NON-CASH INVESTING AND FINANCING ACTIVITIES:
Operating lease asset and liability additions	$8,715,190	$—
Non-cash consideration paid in business acquisition (Note 2)	$25,250,000	$—
Conversion of preferred shares to common stock	$111,935	$157,088
Issuance of common stock for the conversion of principal net of accrued interest capitalized to principal to notes payable	$—	$244,931
Reduction of debt due to exchange of convertible notes for preferred shares Series C & D	$—	$4,565,725
Derivative liability recognized related to exchange of convertible notes for preferred shares Series C and D	$—	$8,417,296

See notes to accompanying consolidated financial statements.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

Nature of Business

Unique Logistics International, Inc. and its subsidiaries (the “Company” or “Unique”) is a non-asset-based provider of global logistics and freight forwarding services operating through a worldwide network of offices and exclusive or non-exclusive agents. The Company’s customers include retailing and wholesaling, electronics, high technology, industrial and manufacturing companies around the world. The Company provides a range of international logistics services that enable its customers to outsource sections of their supply chain process. This range of services can be categorized as follows:

•        Air Freight

•        Ocean Freight

•        Customs Brokerage and Compliance

•        Warehousing and Distribution

•        Order Management

Basis of Presentation

These consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“GAAP”) and include all accounts of the Company and its subsidiaries stated in U.S. dollars, the Company’s functional currency. For subsidiaries operating outside the U.S., the financial information will be accounted for on a one-month lag. Substantially all unremitted earnings of international subsidiaries are free of legal and contractual restrictions. All intercompany transactions and balances have been eliminated in the consolidated financial statements.

Liquidity

The accompanying consolidated financial statements have been prepared on a going concern basis. Substantial doubt about an entity’s ability to continue as a going concern exists when conditions and events, considered in the aggregate, indicate that it is probable that the entity will be unable to meet its obligations as they become due within one year after the date that the financial statements are issued.

As of May 31, 2023, the Company reported positive net working capital of $7.9 million compared to $4.2 million as of May 31, 2022. The Company also reported positive net income of $8.2 million compared with $3.5 million for the years ended May 31, 2023 and 2022, respectively. The Company also generated positive cash flows from operations of $34.1 million compared with cash used in operations of $33.5 million for the years ended May 31, 2023 and 2022, respectively.

The Company made payments during the last fiscal quarter on promissory notes issued in relation to the ULHK Entities Acquisition (see Note 2) on February 21, 2023. At the time of the acquisition, the Company paid $3.5 million in cash and assumed further $23.8 million as current liabilities and $1.5 million in noncurrent liabilities by either issuing promissory notes to ULHK and FTS or by recognizing contingent liabilities at fair value on its balance sheet as of February 28, 2023. Since the acquisition, during its last fiscal quarter, the Company has paid off $10.3 million of the promissory notes issued to ULHK, restructured $7.3 million in current liabilities into long term debt and eliminated contingent liabilities in the amount of $1.8 million, leaving the balance of the current debt due to ULHK at $4.5 million on May 31, 2023 a reduction of $19.3 million in current portion of long term debt since the acquisition.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

On March 10, 2023, the Company entered into the Financing Agreement (Note 8 Financing Arrangements “Term Debt”), which provides for an initial senior secured term loan in a principal amount of approximately $4.2 million and a delayed draw term loan facility in principal amount of approximately $14.8 million, or up to an aggregate of $19.0 million. On June 30, 2023, the Company drew additional funds on this line in the amount of $5.3 million for repayment of short-term notes, leaving available balance at $9.5 million. The Company intends to use the remaining available balance to pay any deferred expenses relating to the Transaction. The debt related to the Financing Agreement will be classified as a noncurrent liability, which will have a positive effect on our working capital.

In addition, the Company maintains its operating line of credit with TBK Bank, SSB, under which TBK Bank will, from time to time, buy approved receivables from Unique Logistics, that has a credit limit up to $47.5 million (“TBK Facility”). The prior TBK Facility matured on May 31, 2023, and on July 25, 2023 we entered into an agreement with TBK Bank to renew the TBK Facility with a credit limit of up to $25.0 million. We believe that the funds available under the current TBK Facility, together with cash flows generated by operating activities, will provide the Company with the cash required to support its ongoing operations.

While we continue to execute our strategic plan, growing Unique Logistics and our customer base, management is focused on managing cash and monitoring the Company’s liquidity position. We have implemented several initiatives to conserve our liquidity position, including activities such as increasing credit facilities, when needed, reducing the cost of debt by obtaining more favorable financing, controlling general and administrative expenditures, and improving our cash collection processes. Many of the aspects of the liquidity plan involve management’s judgments and estimates that include factors that could be beyond our control and actual results could differ from our estimates. These and other factors could cause the strategic plan to be unsuccessful, which could have a material adverse effect on our operating results, financial condition, and liquidity. Negative operating capital may be an indicator that there could be a going concern issue, but based on its evaluation of the Company’s projected cash flows and business performance as of and subsequent to May 31, 2023, management has concluded that the Company’s current cash and cash availability under the TBK Facility as of May 31, 2023, would be sufficient to fund its planned operations and alleviates substantial doubt about the Company’s ability to continue as a going concern for at least one year from the date the consolidated financial statements were issued.

Acquisitions

These consolidated financial statements include the operations of acquired businesses from the date of the acquisitions. On February 21, 2023, the Company completed the acquisition of share capital in eight operating subsidiaries from Unique Logistics Holdings Limited, a Hong Kong corporation (see Note 2). The decision of whether to consolidate an entity for financial reporting purposes requires consideration of majority voting interests, as well as effective economic or other control over the entity.

We account for acquired businesses that we control using the acquisition method of accounting, which requires, among other things, that most assets acquired, and liabilities assumed be recognized at their estimated fair values as of the acquisition date. Transaction costs are expensed as incurred. Any excess of the consideration transferred over the assigned values of the net assets acquired is recorded as goodwill.

Contingent consideration in a business combination is included as part of the contingent liability and is recognized at fair value as of the acquisition date. Fair value is generally estimated by using a probability-weighted discounted cash flow approach. Any liability resulting from contingent consideration is remeasured to fair value at each reporting date until the contingency is resolved. These changes in fair value are recognized in earnings.

For equity-method investments in share capital of the subsidiaries where share interest acquired is less than 50%, but we have significant influence over the financial and operating policies of the investee, we use the equity method of accounting. Under the equity method, we record our share of the investee’s income and expenses in income from operation and any share of the earnings and loss would be recorded against investment reduced by cash

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

dividends received. The initial excess of the cost of the investment over our share of the underlying equity in the net assets of the investee as of the acquisition date is allocated to the identifiable assets and liabilities of the investee, with any remaining excess amount allocated to goodwill. Such investments are initially recorded at cost, which is the fair value of consideration paid and typically does not include contingent consideration. For equity-method investments, an impairment charge is recorded only if and when a decline in fair value is determined to be other than temporary.

Use of Estimates

The preparation of consolidated financial statements in conformity with GAAP requires management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosures of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenue and expenses during the reported period. Actual results could differ from those estimates.

Significant estimates inherent in the preparation of the consolidated financial statements include determinations of the useful lives and expected future cash flows of long-lived assets, including intangibles, valuation of assets and liabilities acquired in business combinations, and estimates and assumptions in valuation of debt and equity instruments, including derivative liabilities. In addition, the Company makes significant judgments to recognize revenue — see policy note “Revenue Recognition” below.

Revenue Recognition

The Company adopted ASC 606, Revenue from Contracts with Customers. Under ASC 606, revenue is recognized when control of the promised goods or services is transferred to the Company’s customers, in an amount that reflects the consideration the Company expects to receive in exchange for services. The Company recognizes revenue upon meeting each performance obligation based on the allocated amount of the total consideration of the contract to each specific performance obligation.

To determine revenue recognition, the Company applies the following five steps:

1.      Identify the contract(s) with a customer;

2.      Identify the performance obligations in the contract;

3.      Determine the transaction price;

4.      Allocate the transaction price to the performance obligations in the contract; and

5.      Recognize revenue as or when the performance obligation is satisfied.

Revenue is recognized as follows:

i.       Freight income — export sales

Freight income from the provision of air, ocean, and land freight forwarding services are recognized over time based on a relative transit time basis through the sail or departure from origin port. The Company is the principal in these transactions and recognizes revenue on a gross basis.

ii.      Freight income — import sales

Freight income from the provision of air, ocean, and land freight forwarding services are recognized over time based on a relative transit time basis through the delivery to the customer’s designated location. The Company is the principal in these transactions and recognizes revenue on a gross basis.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

iii.     Customs brokerage and other service income

Customs brokerage and other service income from the provision of other services are recognized at the point in time the performance obligation is met.

The Company’s business practices require, for accurate and meaningful disclosure, that it recognizes revenue over time. The “over time” policy is the period from point of origin to arrival of the shipment at the Port of entry (or in the case when the customer requires delivery to a designated point, the arrival at that delivery point). This overtime policy requires the Company to make significant judgements to recognize revenue over the estimated duration of time from port of origin to arrival at port of entry. The point in the process when the Company meets its obligation in the port of entry and the subsequent transfer of the goods to the customer is when the customer has the obligation to pay, has taken physical possession, has legal title, risk and awards (ownership) and has accepted the goods. The Company has elected to not disclose the aggregate amount of the transaction price allocated to performance obligations that are unsatisfied as of the end of the period as the Company’s contracts with its customers have an expected duration of one year or less.

The Company uses independent contractors and third-party carriers in the performance of its transportation services. The Company evaluates who controls the transportation services to determine whether its performance obligation is to transfer services to the customer or to arrange for services to be provided by another party. The Company determined it acts as the principal for its transportation services performance obligation since it is in control of establishing the prices for the specified services, managing all aspects of the shipments process and assuming the risk of loss for delivery and collection.

Revenue billed prior to realization is recorded as contract liabilities on the consolidated balance sheets and contract costs incurred prior to revenue recognition are recorded as contract assets on the consolidated balance sheets.

Contract Assets

Contract assets represent amounts for which the Company has the right to consider for the services provided while a shipment is still in-transit but for which it has not yet completed the performance obligation and has not yet invoiced the customer. Upon completion of the performance obligations, which can vary in duration based upon the method of transport and billing the customer, these amounts become classified within accounts receivable.

Contract Liabilities

Contract liabilities represent the amount of obligation to transfer goods or services to a customer for which consideration has been received.

Significant Changes in Contract Asset and Contract Liability Balances for the year ended May 31, 2023:
	Contract Assets Increase (Decrease)	Contract Liabilities (Increase) Decrease
Reclassification of the beginning contract liabilities to revenue, as the result of performance obligation satisfied	$—	$468,209
Cash Received in advance and not recognized as revenue	—	—
Reclassification of the beginning contract assets to receivables, as the result of rights to consideration becoming unconditional	(41,471,463)	—
Current year contract assets recognized, net reclassification to receivables	13,387,660	—
Net change	$(28,083,802)	$468,209

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Significant Changes in Contract Asset and Contract Liability Balances for the year ended May 31, 2022:

	Contract Assets Increase (Decrease)	Contract Liabilities (Increase) Decrease
Reclassification of the beginning contract liabilities to revenue, as the result of performance obligation satisfied	$—	$—
Cash Received in advance and not recognized as revenue	—	(468,209)
Reclassification of the beginning contract assets to receivables, as the result of rights to consideration becoming unconditional	(10,491,045)	—
Prior year contract assets recognized, net reclassification to receivables	18,038,312	—
Net change	$7,547,267	$(468,209)

Disaggregation of Revenue from Contracts with Customers

The following table disaggregates gross revenue from our clients by significant geographic area for the year ended May 31, 2023, and 2022, based on origin of shipment (imports) or destination of shipment (exports):
	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022
China, Hong Kong & Taiwan	$138,554,312	$343,370,279
Southeast Asia	80,967,866	422,869,068
United States	42,463,526	39,362,326
India Sub-continent	45,877,123	161,841,791
Other	17,755,665	47,043,216
Total revenue	$325,618,492	$1,014,486,680

Cash and Cash Equivalents

The Company considers all highly liquid investments with an original maturity of three months or less when purchased to be cash equivalents. The Company maintains its cash in bank deposit accounts, which at times may exceed federally insured limits.

Accounts Receivable

Accounts receivable from revenue transactions are based on invoiced prices which the Company expects to collect. In the normal course of business, the Company extends credit to customers that satisfy pre-defined credit criteria. The Company generally does not require collateral to support customer receivables. Accounts receivable, as shown on the consolidated balance sheets, is net of allowances when applicable.

An allowance for doubtful accounts is determined through analysis of the aging of accounts receivable at the date of the consolidated financial statements, assessments of collectability based on an evaluation of historic and anticipated trends, the financial condition of the Company’s customers, and an evaluation of the impact of economic conditions. The maximum accounting loss from the credit risk associated with accounts receivable is the amount receivable recorded, net of allowance for doubtful accounts. As of May 31, 2023, and May 31, 2022 the Company recorded an allowance for doubtful accounts of approximately $1.7 million and $2.7 million, respectively.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Concentrations

As of May 31, 2023, three major customers represented approximately 7.0% of all accounts receivable and no single customer represented more than 10.0% of total accounts receivable. Revenue from these customers in the aggregate as a percentage of the Company’s total revenue was 19.0% for the year ended May 31, 2023, and no single customer represented more than 10.0% of total revenue.

As of May 31, 2022, three major customers represented approximately 21% of all accounts receivable as of May 31, 2022 and no single customer represented more than 10%. Revenue from these customers in the aggregate as a percentage of the Company’s total revenue was 48%, with customer A at 35%, customer B at 7% and Customer C 6%.

Property and Equipment

Property and equipment are stated at cost less accumulated depreciation and impairment losses. Depreciation is provided for by the straight-line method over the estimated useful lives of the related assets.

Estimated useful lives of property and equipment are as follows:
Software	3 years
Computer equipment	3 – 5 years
Furniture and fixtures	5 – 7 years
Leasehold improvements	Shorter of estimated useful life or remaining term of the lease

Both the useful life of an asset and its residual value, if any, are reviewed annually.

Expenditures for repairs and maintenance are charged to expense as incurred. For assets sold or otherwise disposed of, the cost and related accumulated depreciation are removed from the accounts, and any related gain or loss is reflected in income for the period. The Company did not record any impairment for the year ended May 21, 2023 or May 31, 2022.

Goodwill and Other Intangibles

The Company accounts for business acquisitions in accordance with GAAP. Goodwill in such acquisitions is determined as the excess of fair value over amounts attributable to specific tangible and intangible assets. GAAP specifies criteria to be used in determining whether intangible assets acquired in a business combination must be recognized and reported separately from goodwill. Amounts assigned to goodwill and other identifiable intangible assets are based on independent appraisals or internal estimates.

In accordance with GAAP, the Company does not amortize goodwill or indefinite-lived intangible assets. Management evaluates the remaining useful life of an intangible asset that is not being amortized each reporting period to determine whether events and circumstances continue to support an indefinite useful life. If an intangible asset that is not being amortized is subsequently determined to have a finite useful life, it is amortized prospectively over its estimated remaining useful life. Amortizable intangible assets, including tradenames and non-compete agreements, are amortized on a straight-line basis over 3 to 10 years. Customer relationships are amortized on a straight-line basis over 12 to 15 years.

The Company tests goodwill for impairment annually as of May 31 or if an event occurs or circumstances change that indicate that the fair value of the entity, or the reporting unit, may be below its carrying amount (a “triggering event”). Whenever events or circumstances change, entities have the option to first make a qualitative evaluation about the likelihood of goodwill impairment. If impairment is deemed more likely than not, management would perform the two-step goodwill impairment test. Otherwise, the two-step impairment test is not required.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

In assessing the qualitative factors, the Company assessed relevant events and circumstances that may impact the fair value and the carrying amount of the reporting unit. The identification of the relevant events and circumstances and how these may impact a reporting unit’s fair value or carrying amount involve significant judgements and assumptions. The judgement and assumptions include the identification of macroeconomic conditions, industry and market considerations, overall financial performance, Company specific events and share price trends, an assessment of whether each relevant factor will impact the impairment test positively or negatively, and the magnitude of such impact.

If a quantitative assessment is performed, a reporting unit’s fair value is compared to its carrying value. A reporting unit’s fair value is determined based upon consideration of various valuation methodologies, including the income approach, which utilizes projected future cash flows discounted at rates commensurate with the risks involved and multiples of current and future earnings. If the fair value of a reporting unit is less than its carrying amount, an impairment charge is recognized for the amount by which the carrying amount exceeds the reporting unit’s fair value; however, the loss recognized cannot exceed the total amount of goodwill allocated to that reporting unit.

We test goodwill for impairment annually in the fiscal fourth quarter or whenever events or circumstances indicate the carrying value may not be recoverable. For the year ended May 31, 2023 and 2022 the Company conducted its annual review of impairment of goodwill and intangible assets and no impairment was identified.

Impairment of Long-Lived Assets

Long-lived assets are comprised of intangible assets and property and equipment. Long-lived assets are reviewed for impairment whenever events or changes in circumstances indicate that the carrying amount of the asset may not be recoverable. An estimate of undiscounted future cash flows produced by the asset, or the appropriate grouping of assets, is compared to the carrying value to determine whether an impairment exists, pursuant to the provisions of FASB ASC 360-10 “Accounting for the Impairment of Long-Lived Assets and for Long-Lived Assets to Be Disposed Of”. If an asset is determined to be impaired, the loss is measured based on quoted market prices in active markets, if available. If quoted market prices are not available, the estimate of fair value is based on various valuation techniques, including a discounted value of estimated future cash flows and fundamental analysis. The Company reports an asset to be disposed of at the lower of its carrying value or its estimated net realizable value. The Company did not record any impairment for the years ended May 31, 2023 and 2022, as there were no triggering events or changes in circumstances that indicate that the carrying amount of an asset may not be recoverable.

Fair Value Measurement

The Company follows the authoritative guidance that establishes a formal framework for measuring fair values of assets and liabilities in the consolidated financial statements that are already required by generally accepted accounting principles to be measured at fair value. The guidance defines fair value as the price that would be received to sell an asset or paid to transfer a liability in an orderly transaction between market participants at the measurement date (exit price). The transaction is based on a hypothetical transaction in the principal or most advantageous market considered from the perspective of the market participant that holds the asset or owes the liability.

The Company utilizes market data or assumptions that market participants who are independent, knowledgeable, and willing and able to transact would use in pricing the asset or liability, including assumptions about risk and the risks inherent in the inputs to the valuation technique. These inputs can be readily observable, market corroborated or generally unobservable. The Company attempts to utilize valuation techniques that maximize the use of observable inputs and minimize the use of unobservable inputs.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company is able to classify fair value balances based on the observability of those inputs. The guidance establishes a formal fair value hierarchy based on the inputs used to measure fair value. The hierarchy gives the highest priority to Level 1 measurements and the lowest priority to level 3 measurements, and accordingly, Level 1 measurement should be used whenever possible.

The hierarchy is broken down into three levels based on the reliability of inputs as follows:

Level 1 —	Quoted prices in active markets for identical assets or liabilities or published net asset value for alternative investments with characteristics similar to a mutual fund.
Level 2 —	Inputs other than quoted prices included within Level 1 that are observable for the asset or liability, either directly or indirectly.
Level 3 —	Unobservable inputs for the asset or liability.

The methods used may produce a fair value calculation that may not be indicative of net realizable value or reflective of future fair values. Furthermore, while management believes its valuation methods are appropriate, the fair value of certain financial instruments could result in a difference fair value measurement at the reporting date. There were no changes in the Company’s valuation methodologies from the prior year.

For purpose of this disclosure, the fair value of a financial instrument is the amount at which the instrument could be exchanged in a current transaction between willing parties, other than in a forced sale or liquidation. The carrying amounts for financial assets and liabilities such as cash and cash equivalents, accounts receivable — trade, contract assets, factoring reserve, other prepaid expenses and current assets, accounts payable — trade and other current liabilities, including contract liabilities, convertible notes, promissory notes, all approximate fair value due to their short-term nature as of May 31, 2023, and May 31, 2022. The carrying amount of the long-term debt approximates fair value because the interest rates on these instruments approximate the interest rate on debt with similar terms available to the Company. Lease liabilities approximate fair value based on the incremental borrowing rate used to discount future cash flows. The Company had Level 3 liabilities, (Derivative liabilities Note) as of May 31, 2023 and May 31, 2022. There were no transfers between levels during the reporting period.

Derivative Liability

On December 10, 2021, the Company entered into an amended securities exchange agreement with the holders of convertible notes to exchange all Convertible Notes of the Company into shares of the Convertible Preferred Stock Series C and D.

Similar to the Convertible Preferred Stock Series A already in place, these preferred stocks featured anti-dilution provision that expire on a specified date. Management has determined the anti-dilution provision embedded in preferred stock Series A, C and D is required to be accounted for separately from the preferred stock as a derivative liability and recorded at fair value. Separation of the anti-dilution option as a derivative liability is required because its economic characteristics are considered more akin to a debt instrument and therefore the anti-dilution option is not considered to be clearly and closely related to the economic characteristics of the preferred stock.

The Company has identified and recorded derivative instruments arising from an anti-dilution provision in the Company’s Series A, C and D Preferred Stock. An embedded derivative liability is representing the rights of holders of Convertible Preferred Stock Series A, C and D to receive additional common stock of the Company upon issuance of any additional common stock by the Company prior to qualified financing event as defined in the agreement. Each reporting period, the embedded derivative liability, if material, would be adjusted to reflect fair value at each period end with changes in fair value recorded in the “Change in fair value of embedded derivative liability” financial statement line item of the Company’s statements of operations. During the year ended May 31, 2023, the Company recorded a change in fair value of $879,733 in the consolidated statements of operations.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

	Level 1	Level 2	Level 3
Derivative liabilities as June 1, 2021	$—	$—	$—
Addition	—	—	8,417,296
Changes in fair value	—	—	4,020,698
Derivative liabilities as May 31, 2022	$—	$—	$12,437,994
Addition	—	—	—
Change in fair value	—	—	(879,733)
Derivative liabilities as May 31, 2023	$—	$—	$11,558,261

The underlying value of the anti-dilution provision is calculated from estimating the probability and value of the provision assuming a near term financing event, defined as a capital raise, for the Company this would be a Merger with Edify Acquisition Corp. and Edify Merger Sub, Inc. For the period ended May 31, 2022, the model used estimates the potential that the company completes a capital raise prior to the expiration of the anti-dilution feature and determines the value of the anti-dilution feature given these assumptions. The model required the use of certain assumptions. These assumptions include the probability of a raise is completed, probability certain anti-dilution features are extended, estimated raise amount, term to a capital raise, and an appropriate risk-free interest rate. For the period ended May 31, 2023, due to changes in the way antidilutive shares of Convertible Preferred Series A, C and D would be exchanged in the near future for common stock, and the fact that the antidilution provision of these shares was extended through December 31, 2023, the assumptions were changed to include probability of the financing event, estimated value of common stock at the exchange point and estimated time to financing event.

The key inputs into the model were as follows:
	May 31, 2023	May 31, 2022
Risk-free interest rate	5.5%	1.60%
Probability of financing event or capital raise	90%	50%
Estimated capital raise	—	39.0 million
Estimated value of common stock	$10.00 per share	—
Estimated time to financing event	0.42 years	0.5 years

Income Taxes

Income taxes are accounted for under the asset and liability method of accounting. Under this method, deferred tax assets and liabilities are recognized for the future tax consequences attributed to differences between the financial statement carrying amounts of existing assets and liabilities and their respective tax bases, the tax effect of loss carryforwards and tax credit carryforwards. Deferred tax assets and liabilities are measured using enacted tax rates expected to apply to taxable income in the years in which those temporary differences are expected to be recovered or settled. The effect on deferred tax assets and liabilities of a change in tax rates is recognized in income in the period that includes the enactment date. A valuation allowance is established when necessary to reduce deferred tax assets to amounts expected to be realized.

The Company uses a two-step approach to recognizing and measuring uncertain income tax positions (tax contingencies). The first step is to evaluate the tax position for recognition by determining if the weight of available evidence indicates it is more likely than not the position will be sustained on audit, including resolution of related appeals or litigation processes. The second step is to measure the tax benefit as the largest amount which is more than 50% likely of being realized upon ultimate settlement. The Company considers many factors when evaluating its tax positions and estimating our tax benefits, which may require periodic adjustments, and which may not match the ultimate future outcome.

U.S. corporate income tax laws and regulations include a territorial tax framework and provisions for Global Intangible Low-Taxed Income (GILTI) under which taxes on foreign income are imposed on the excess of a deemed return on tangible assets of certain foreign subsidiaries, Base Erosion and Anti-Abuse Tax (BEAT) under which taxes

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

are imposed on certain base eroding payments to affiliated foreign companies as well as U.S. income tax deductions for Foreign-derived intangible income (FDII). The Company treats BEAT and GILTI as discrete adjustments as components of current income tax expense.

Earnings of the Company’s foreign subsidiaries are not considered to be indefinitely reinvested outside of the United States.

Net Earnings Attributable to Shareholders per Common Share

Basic Earnings Per Share (“EPS”) is computed by dividing income available to common stockholders (the numerator) by the weighted-average number of common shares outstanding, including warrants exercisable for less than a penny, (the denominator) during the period. Income available to common stockholders shall be computed by deducting both the dividends declared in the period on preferred stock (whether or not paid) and the dividends accumulated for the period on cumulative preferred stock (whether or not earned) from net income.

The computation of diluted EPS is similar to the computation of basic EPS except that the denominator is increased to include the number of additional common shares that would have been outstanding if the dilutive potential common shares had been issued during the period to reflect the potential dilution that could occur from common shares issuable through contingent shares issuance arrangement, preferred stock, stock options or warrants.

The following table provides a reconciliation of the numerator and denominator used in computing basic and diluted net income attributable to common stockholders per common share.
	For the Year Ended
	May 31, 2023	May 31, 2022
Numerator:
Net income (loss) attributable to common stockholders	$8,201,773	$(1,031,171)
Effect of dilutive securities:	—	—
Diluted net income (loss)	$8,201,773	$(1,031,171)
Denominator:
Weighted average common shares outstanding – basic	785,412,500	605,817,180
Dilutive securities:*
Series A Preferred	1,168,177,320	—
Series B Preferred	5,373,342,576	—
Series C Preferred	1,206,351,359	—
Series D Preferred	1,130,954,399	—
Weighted average common shares outstanding and assumed conversion – diluted	9,664,238,154	605,817,180
Basic net income per common share	$0.01	$(0.00)
Diluted net income per common share	$0.00	$(0.00)

____________

*        Due to a net loss for the year ended May 31, 2022, only weighted average common shares are used in calculations. As May 31, 2022, the Company’s dilution of all outstanding securities would be as follows:

May 31, 2022
Weighted average common shares outstanding – basic	605,817,180
Series A Preferred	1,233,209,295
Series B Preferred	5,373,342,576
Series C Preferred	1,206,351,359
Series D Preferred	1,174,935,959
Weighted average common shares outstanding and assumed conversion – diluted	9,593,656,369

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

Foreign Currency

For most of our international operations conducted by the subsidiaries operating outside the U.S., local currencies have been determined to be their functional currencies. We translate functional currency assets and liabilities to their U.S. dollar equivalents at exchange rates in effect as of the balance sheet date and income and expense amounts at average exchange rates for the period. The U.S. dollar affects that arise from changing translation rates are recorded in Other comprehensive income/(loss). The effects of converting transactions denominated in non-functional currency monetary assets and liabilities into the functional currency are recorded in Other Income.

Comprehensive Income

Comprehensive income consists of net earnings and other gains and losses affecting equity that, under U.S. GAAP, are excluded from net earnings. For the Company, these consist of foreign currency translation gains and losses, net of related income tax effects and comprehensive income or loss attributable to the noncontrolling interests. Accumulated other comprehensive income or loss consisted entirely of foreign currency translation adjustments, net of related income tax effects, as of May 31, 2023 and 2022.

Leases

The Company recognizes a right of use (“ROU”) asset and liability in the consolidated balance sheet primarily related to its operating leases of office space, warehouse space and equipment. Right-of-use assets represent the Company’s right to use an underlying asset for the lease term, and lease liabilities represent the Company’s obligation to make lease payments arising from the lease. All ROU assets and lease liabilities are recognized at the commencement date at the present value of lease payments over the lease term. ROU assets are adjusted for lease incentives and initial direct costs. The lease term includes renewal options exercised at the Company’s sole discretion when the Company is reasonably certain to exercise that option. As the Company’s leases generally do not have an implicit rate, the Company uses an estimated incremental borrowing rate based on borrowing rates available to them at the commencement date to determine the present value. Certain of our leases include variable payments, which may vary based upon changes in facts or circumstances after the start of the lease. The Company excludes variable payments from ROU assets and lease liabilities to the extent not considered fixed, and instead expenses variable payments as incurred. Lease expense is recognized on a straight-line basis over the lease term and is included in rent and occupancy expenses in the consolidated statements of operations.

Segment Reporting

Based on the guidance provided by ASC Topic 280, Segment Reporting, management has determined that the Company currently operates in one primary geographical segment, the US where most of the customers are and consists of a single reporting unit given the similarities in economic characteristics between its operations and the common nature of its products, services, and customers.

Stock-Based Compensation

The Company accounts for stock-based compensation in accordance with ASC Topic 718, “Compensation — Stock Compensation” (“ASC 718”), which establishes financial accounting and reporting standards for stock-based employee compensation. It defines a fair value-based method of accounting for an employee stock option or similar equity instrument. The Company accounts for compensation cost for stock option plans in accordance with ASC 718.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

1. NATURE OF BUSINESS AND SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES (cont.)

The Company recognizes all forms of share-based payments, including stock option grants, warrants and restricted stock grants, at their fair value on the grant date, which are based on the estimated number of awards that are ultimately expected to vest.

Share-based payments, excluding restricted stock, are valued using a Black-Scholes option pricing model. Grants of share-based payment awards issued to non-employees for services rendered have been recorded at the fair value of the share-based payment, which is the more readily determinable value. The grants are amortized on a straight-line basis over the requisite service periods, which is generally the vesting period. If an award is granted, but vesting does not occur, any previously recognized compensation cost is reversed in the period related to the termination of service. Stock-based compensation expenses are included in costs and operating expenses depending on the nature of the services provided in the consolidated statements of operations.

For the years ended May 31, 2023 and May 2022, there were no share-based awards.

Advertising and Marketing

All costs associated with advertising and marketing of the Company products are expensed during the period when the activities take place and are included in selling and promotion on the consolidated statements of operations.

Convertible Debt

The Company accounts for Convertible Debt based on the guidance in ASC 470, “Debt with Conversion and Other Options” (“ASC 470”). As such all convertible debt instruments that separated into debt and an equity component based on the beneficial conversion feature (“BCF”) amount determined on the in-the-money amount of the conversion option. BCF is recorded in additional paid-in — capital with corresponding discount on the debt liability amortized to interest expense over the life of the debt instrument. There is no subsequent remeasurement of the amount recorded in equity while discount is amortized in the same manner as nonconvertible debt. See Note 7, Financing Arrangements for Convertible Notes outstanding and the associated unamortized discounts.

Sequencing Policy

Under ASC 815-40-35, “Derivatives and Hedging — Contracts in Entity’s Own Equity” (“ASC 815”), the Company has adopted a sequencing policy whereby, in the event that reclassification of contracts from equity to assets or liabilities is necessary pursuant to ASC 815 due to the Company’s inability to demonstrate it has sufficient authorized shares as a result of certain securities with a potentially indeterminable number of shares, shares will be allocated on the basis of the earliest issuance date of potentially dilutive instruments, with the earliest grants receiving the first allocation of shares. Pursuant to ASC 815, issuance of securities to the Company’s employees or directors are not subject to the sequencing policy.

Recently Issued Accounting Pronouncements

For the twelve months ended May 31, 2023, there were no recently issued or newly adopted accounting pronouncements that had, or are expected to have, a material impact to our consolidated financial statements.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

2. ACQUISITIONS AND EQUITY METHOD INVESTMENTS

On February 21, 2023, the Company completed the acquisition via a stock purchase agreement (“SPA”) signed on April 28, 2022, and applicable amendments by and between the Company and Unique Logistics Holdings Limited, a Hong Kong corporation (the “ULHK”), whereby the Company acquired all ULHK’s share capital in eight (8) of ULHK’s (“ULHK Entities Acquisition”) operating subsidiaries as follows:
Name of acquired operating subsidiary	Purchased Percentage	Designation
Unique Logistics International (H.K.) Limited	100%	Consolidated subsidiary
Unique Logistics International (Vietnam) Co., Ltd.	65%	Consolidated subsidiary
ULI (South China) Limited	70%	Consolidated subsidiary
Unique Logistics International (South China) Limited	70%	Consolidated subsidiary
Unique Logistics International (India) Private Ltd.	65%	Consolidated subsidiary
ULI (North & East China) Company Limited	50%	Equity-method investment
Unique Logistics International Co., Ltd	50%	Equity-method investment
TGF Unique Limited	49.99%	Equity-method investment

Purchase Price

The total fair value of the consideration recorded as of the acquisition date was $28.8 million ($16.5 million net of $12.3 million cash acquired as part of operating capital).
	Maturity Date	Description		Fair Value	Interest rate
Cash at closing				$3,500,000

Promissory Notes	3/7/2023	Note 1 to ULHK		4,500,000	15.0%
	4/7/2023	Note 2 to ULHK		5,000,000	15.0%
	6/30/2023	Note 3 to ULHK		5,000,000	15.0%
	2/21/2025	Note 4 to ULHK		1,000,000	—
	2/21/2025	Note 5 to FTS		500,000	—
	7/31/2024	Note 6 to ULHK	(Taiwan)	2,000,000	—
	7/31/2024	Note 7 to ULHK	(Vietnam)	1,000,000	—
				19,000,000

Contingent considerations	10/31/2023	Note 8 to ULHK		2,500,000	15.0%
	2/21/2024	Note 9 to ULHK		2,000,000	—
	2/21/2024	Earnout payment		1,750,000
				6,250,000
Purchase Price				$28,750,000

Promissory Notes

As part of the acquisition, the Company issued certain promissory notes consisting of the following:

Promissory Note 1 in the principal amount of $4,500,000 which matures March 7, 2023, having an interest rate of 15%.

Promissory Note 2 in the principal amount of $5,000,000 which matures April 7, 2023, having an interest rate of 15%.

Promissory Note 3 in the principal amount of $5,000,000 which matures June 30, 2023, having an interest rate of 15%

Promissory Note 4 in the principal amount of $1,000,000 which matures February 21, 2025 and bearing no interest.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

2. ACQUISITIONS AND EQUITY METHOD INVESTMENTS (cont.)

Promissory Note 5 in the principal amount of $500,000 for the remaining 35% share capital of Unique Logistics International (India) Private Ltd. acquired by the Company from Frangipani Trade Services, Inc. (“FTS”), a New York corporation owned by Sunandan Ray, Chief Executive Officer of the Company, maturing February 21, 2025 and bearing no interest.

Promissory Note 6 in the principal amount of $2,000,000 due June 30, 2023 (the “Initial Taiwan Maturity Date”), bearing no interest and payable on: (a) July 15, 2023, provided that all government and other regulatory approvals necessary or required by Taiwan in order to consummate the Transaction as the same relates to Unique-Taiwan (the “Taiwan Approvals”) have been received by the Initial Taiwan Maturity Date; or (b) in the event that the Taiwan Approvals have not been received by the Taiwan Maturity Date, payment under this promissory note will be due and payable within fifteen (15) days of receipt of the Taiwan Approvals. This promissory note was issued in lieu of cash otherwise due under the original Local SPA in respect of the Purchased Shares of Unique-Taiwan. The Company received the required approvals with respect to Unique-Taiwan on June 1, 2023 and the Company and ULHK entered into an amended and restated promissory note with respect to the Purchased Shares in Unique-Taiwan on August 31, 2023, to extend its maturity date to July 31, 2024 and to provide for interest to be accrued at an annual rate of 15%.

Promissory Note 7 in the principal amount of $1,000,000 due June 30, 2023 (the “Initial Vietnam Maturity Date”), bearing no interest and payable on: (a) July 15, 2023, provided that all government and other regulatory approvals necessary or required by Vietnam in order to consummate the Transaction as the same relates to Unique-Vietnam (the “Vietnam Approvals”) have been received by the Initial Vietnam Maturity Date; or (b) in the event that the Vietnam Approvals have not been received by the Vietnam Maturity Date, payment under this promissory note will be due and payable within fifteen (15) days of receipt of the Vietnam Approvals. This promissory note was issued in lieu of cash otherwise due under the original Local SPA in respect of the Purchased Shares of Unique-Vietnam. The Vietnam Approvals are yet to be obtained. As of September 8, 2023, the Company and ULHK entered into an amendment to the promissory note with respect to the Purchased Shares in Unique-Vietnam that extended the maturity date of that note to 12 months after receipt of the Vietnam approvals, although as we have not received the required approvals with respect to Unique-Vietnam this note has not yet become payable.

Contingent Considerations

As part of ULHK Entities Acquisition the Company issued two additional promissory notes, in lieu of cash, as payment of certain milestones set forth in the SPA that were already achieved:

•        Promissory Note 8 in the principal amount of $2,500,000 originally due on June 30, 2023, having an interest rate of 15%. This Promissory Note was issued in respect of the purchase price adjustment provided for under the SPA. Subsequently this note was adjusted to reflect Net Asset Adjustments related to the entities acquired and the maturity date was extended to October 31, 2023. As of May 31, 2023, the face value of the note approximated its fair value at $2,500,000 and interest was accrued accordingly.

•        Promissory Note 9 in the principal amount of $2,000,000 due on February 21, 2024, and bearing no interest. This Promissory Note was issued in respect of the purchase price adjustment provided for under the SPA

In addition to the purchase price discussed above, ULHK was eligible for a one-time cash earn-out payment in the amount of (i) $2,500,000, if the EBITDA of the Company’s acquired portion of the subsidiaries acquired from ULHK Purchased Shares, in the aggregate, exceeded $5,000,000 for the one-year period beginning on July 1, 2022 and ending June 30, 2023 (the “Earn Out Period”), or (ii) $2,000,000, if the EBITDA of the Company’s acquired portion of the subsidiaries acquired from ULHK Purchased Shares, in the aggregate, it was equal to or less than $5,000,000 but exceeded $4,500,000, for the Earn Out Period, in each case, to be paid by the Company within 90 days of June 30, 2023. At the date of acquisition, management estimated fair value of the earnout payment based

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

2. ACQUISITIONS AND EQUITY METHOD INVESTMENTS (cont.)

on the actual up to date performance of the acquired entities and the probability of the earn out payment occurrence to be at $1,750,000 as of February 28, 2023. Subsequent to year end, it was confirmed that the applicable milestones were not achieved, and this contingency was released through the statement of operations as a change in fair value of the contingent liability in the amount of $1.8 million as a non-recurring level 3 measurement.

In accordance with Amendment No. 1 to the Stock Purchase Agreement. $1.0 million of the cash portion of the purchase price was used to establish a reserve against certain potential existing and contingent liabilities relating to certain of the ULHK Entities that had not been disclosed to the Company as of the date of the original Stock Purchase Agreement. To the extent that any claims related to such undisclosed liabilities are asserted on or before February 20, 2024, any amounts that the relevant ULHK Entities pay upon settlement or are found liable for by a competent court, tribunal or governmental authority will be paid to Unique Logistics up to the $1.0 million amount of the reserve. If no such claims are made then the entire $1.0 million reserve, or the amount left, if any, after deducting such settlement or liability amounts, will be released to ULHK. The Company and ULHK are still in the process of evaluating the impact of potential tax issues in Unique-Vietnam and any potential liabilities resulting therefrom that the Company would be responsible for and that would be reimbursable pursuant to the reserve. The Company and ULHK have also discussed reducing the amount of the $2.0 million Promissory Note 9 due and payable on February 21, 2024, by the amount of any such liabilities in lieu of having the Company reimbursed from the monies held in reserve.

Purchase Price Allocation

The Company obtained full control of five subsidiaries during the acquisition identified above and consolidated these subsidiaries as of the acquisition date. US GAAP requires an acquirer to recognize the assets acquired, the liabilities assumed, and any noncontrolling interest in the acquirer at the acquisition date, measured at their fair values as of that date. The acquisition method of accounting requires extensive use of estimates and judgments to allocate the considerations transferred to the identifiable tangible and intangible assets acquired and liabilities assumed.

The following summarizes estimates of fair values of the assets acquired and liabilities assumed as of May 31, 2023:
	Initial Purchase Price Allocation	Measurement Period Adjustment	Updated Purchase Price Allocation
Assets Acquired:
Cash	$12,328,319	$—	$12,328,319
Current Assets	23,904,207	—	23,904,207
Equity in net assets of affiliated companies	5,368,959	—	5,368,959
Identifiable intangible assets	6,515,000	—	6,515,000
Other noncurrent assets	2,367,272	—	2,367,272
	50,483,757	—	50,483,757
Liabilities Assumed:
Current liabilities	(27,326,110)	(6,574,412)	(33,900,522)
Noncurrent liabilities	(327,861)	—	(327,861)
	(27,653,971)	(6,574,412)	(34,228,383)
Less noncontrolling interest	(3,558,263)	—	(3,558,263)
Goodwill	9,478,477	6,574,412	16,052,889
Purchase Price	$28,750,000	$—	$28,750,000

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

2. ACQUISITIONS AND EQUITY METHOD INVESTMENTS (cont.)

The total amount of goodwill recognized during the initial transaction was $9,478,477 recorded on the balance sheet. Subsequently, goodwill was adjusted for the impact of deferred income tax liability related to the acquisitions and accounted for it as a measurement period adjustment in the amount of $6,574,412. The goodwill acquired is primarily attributable to the workforce retained of the acquired businesses and synergies expected to arise after the Company’s acquisition of the above operating subsidiaries. The measurement period arose from the adoption of a policy at the time of the acquisition to currently remit a portion of the earnings and profits of the acquired subsidiaries and recognition of the related income tax liabilities.

The Company paid approximately $0.5 million of closing costs for legal, accounting, and other professional fees that were expensed during the year ended May 31, 2023.

Identifiable intangible assets and their amortization periods are estimated as follows:
	Cost Basis	Useful Life
Customer relationships	$6,292,000	7 years
Non-compete agreements	223,000	1 year
	$6,515,000

Amortization of these acquired intangibles is included in Note 5, Intangible Assets.

Equity Method Investments

The following summarizes financial information at fair value for the equity-method investments at the acquisition date:
Fair Value
Current assets	$17,493,164
Noncurrent assets	152,658
Total assets	17,645,822
Current liabilities	6,907,904
Noncurrent liabilities	—
Total liabilities	6,907,904
Net assets of the equity investee	10,737,918
Equity attributable to non-controlling interest	(5,368,959)
Total equity method investment attributable to registrant	5,368,959

Pro Forma Information (Unaudited)

The results of operations of eight entities that the Company acquired on February 21, 2023, have been included in our May 31, 2023, consolidated financial statements as follows: 7 days of these entities operations in February 2023, and two full months ended March 31 and April 30, 2023, based on the Company’s decision to include earnings from consolidated subsidiaries and equity method investments on a one-month lag basis.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

2. ACQUISITIONS AND EQUITY METHOD INVESTMENTS (cont.)

The following unaudited pro forma financial information represents a summary of the consolidated results of operations for the years ended May 31, 2022, assuming the acquisitions had been completed as of June 1, 2021, the first day of the period presented. The proforma adjustments include the elimination of intercompany revenue and expense transactions. The pro forma financial information is not necessarily indicative of the results of operations that would have been achieved if the acquisitions had been effective as of these dates, or of future results.

	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022
Revenue, net	$416,289,385	$1,271,514,041
Net Income attributable to registrant	11,742,885	26,095,482
Weighted average shares of common stock outstanding, basic	785,412,500	605,817,180
Weighted average shares of common stock outstanding, diluted	9,664,238,154	9,593,656,369
Net income per share, basic	$0.02	$0.04
Net income per share, diluted	$0.00	$0.00

3. PROPERTY AND EQUIPMENT

Major classifications of property and equipment are summarized below as of May 31, 2023 and 2022.
	May 31, 2023	May 31, 2022
Furniture and fixtures	$328,480	$102,062
Computer equipment	223,736	159,674
Software	48,175	30,609
Leasehold improvements	197,966	27,146
Motor Vehicles	224,881	—
	1,023,238	319,491
Less: accumulated depreciation	(413,453)	(130,602)
	$609,785	$188,889

Depreciation expense charged to income for the years ended May 31, 2023 and May 31, 2022 amounted to $282,851 and $75,204.

4. GOODWILL

On February 21, 2023, the Company completed the acquisition of ULHK subsidiaries and recorded additional goodwill. Subsequently, goodwill was adjusted for the impact of deferred income tax liability related to the acquisitions and accounted for it as a measurement period adjustment. As of May 31, 2023, the Company has recorded goodwill as follows:
Beginning balance June 1, 2022	$4,463,129
Acquired through business combination	16,052,889
Ending balance May 31, 2023	20,516,018

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

5. INTANGIBLE ASSETS

Intangible assets consist of the following at May 31, 2023 and 2022:
	May 31, 2023	May 31, 2022
Trade names/trademarks	$806,000	$806,000
Customer relationships	13,925,000	7,633,000
Non-compete agreements	536,000	313,000
	15,267,000	8,752,000
Less: Accumulated amortization	(2,401,907)	(1,414,296)
	$12,865,093	$7,337,704

Amortizable intangible assets, including tradenames and non-compete agreements, are amortized on a straight-line basis over 3 to 10 years. Customer relationships are amortized on a straight-line basis over 12 to 15 years. For the years ended May 31, 2023 and 2022, amortization expense related to the intangible assets was $987,611 and $707,149, respectively. As of May 31, 2023, the weighted average remaining useful lives of these assets were 6.33 years.

Estimated amortization expense for the next five years and thereafter is as follows:
Twelve Months Ending May 31,
2024	1,668,921
2025	1,501,671
2026	1,501,671
2027	1,501,671
2028	1,501,671
Thereafter	5,189,488
$12,865,093

6. EQUITY METHOD INVESTMENT

As discussed in Note 2, on February 21, 2023, the Company completed the acquisition of eight of ULHK’s operating subsidiaries, including three subsidiaries accounted for under equity investment method, Unique-NEC, Unique Logistics International Co., Ltd (“Unique-Taiwan”) and TGF Unique Limited (“Unique-UK”).

Under the equity method, the investment is initially recorded at cost, adjusted for any excess of the Company’s share of the incorporated-date fair values of the investee’s identifiable net assets over the cost of the investment. Thereafter, the investment is adjusted for the post incorporation change in the Company’s share of the investee’s net assets and any impairment loss relating to the investment and for any distributions made by the investees.

Activity recorded for the Company’s share of equity method investments is summarized in the following table:
Equity investment carrying amount at May 31, 2022	$—
Payment made for equity method investment	5,368,959
Net income share of the Company	136,656
Dividends received	(2,123,932)
Equity investment carrying amount at May 31, 2023	$3,381,683

The dividends received represent a return of the Company’s investment.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

6. EQUITY METHOD INVESTMENT (cont.)

The tables below present the summarized financial information, as provided to the Company by the investees, for the unconsolidated companies:
May 31, 2023
Current assets	$14,712,542
Noncurrent assets	138,172
Current liabilities	7,289,746
Noncurrent liabilities	—
Equity	$7,560,968
For the period ended May 31, 2023 (from the acquisition date)*
Net Revenue	$11,799,721
Gross Profit	2,584,720
Income from operations	1,116,717
Net Income	$273,311

____________

*        Net Income from equity method investments available to the Company’s shareholders was $136,656 included in the statement of operations for the year ended May 31, 2023 and none for the year ended May 31, 2022.

7. ACCRUED EXPENSES AND OTHER CURRENT LIABILITIES

Accrued expenses and other current liabilities consisted of the following on May 31, 2023, and May 31, 2022:
	May 31, 2023	May 31, 2022
Accrued salaries and related expenses	$1,938,111	$625,000
Accrued sales and marketing expense	768,713	2,383,500
Accrued professional fees	2,574,542	1,350,170
Accrued income tax	1,531,789	559,544
Accrued overdraft liabilities	—	681,058
Other accrued expenses and current liabilities	1,784,730	66,887
	$8,594,947	$5,666,159

8. FINANCING ARRANGEMENTS

Financing arrangements on the consolidated balance sheets consists of:
	May 31, 2023	May 31, 2022
Revolving Credit Facility	$8,050,227	$38,141,451
Term Debt	4,000,000
Notes Payable	—	608,333
	12,050,227	38,749,784
Less: Current portion	8,050,227	38,749,784
	$4,000,000	$—

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

8. FINANCING ARRANGEMENTS (cont.)

Revolving Credit Facility

On June 1, 2021, the Company entered into a Revolving Purchase, Loan and Security Agreement (the “TBK Agreement”) with TBK Bank, SSB, a Texas State Savings Bank (“Purchaser”), for a facility under which Purchaser will, from time to time, buy approved receivables from the seller. The TBK Agreement provides for the Company to have access to the lesser of (i) $30 million (“Maximum Facility”) and (ii) the Formula Amount (as defined in the TBK Agreement). The facility is for an initial term of twenty-four (24) months (the “Term”) and may be extended or renewed, unless terminated in accordance with the TBK Agreement.

On August 4, 2021, the parties to the TBK Agreement entered into a First Amendment Agreement to increase the credit facility from $30.0 million to $40.0 million during the period commencing on August 4, 2021, through and including December 2, 2021, with all other terms of the original TBK Agreement remaining unchanged.

On September 17, 2021, the parties to the TBK Agreement entered into a Second Amendment to the TBK Agreement to temporarily increase the credit facility from $40.0 million to $47.5 million for the period commencing on August 4, 2021, through and including January 31, 2022.

On January 31, 2022, the parties to the TBK Agreement entered into a Third Amendment to the TBK Agreement to permanently increase the credit facility from $40.0 million to $47.5 million to the maturity date.

On April 14, 2022, the parties to the TBK Loan Agreement entered into a Fourth Amendment to temporarily increase the credit facility from $47.5 million to $57.5 million from April 15, 2022 through October 31, 2022.

On May 31, 2023, the date of the original maturity, the parties to the TBK Loan Agreement entered into a Fifth Amendment to extend the maturity date to June 30th, 2023 and in the Sixth Amendment dated June 30th, the parties agreed to extend TBK Loan Agreement through July 15, 2023.

On July 20, 2023, the Company and TBK Bank entered into a new loan and security agreement (the “New TBK Agreement,”) amending and restating in their entirety, the terms, conditions, agreements, covenants, obligations, representations, and warranties of the existing TBK Agreement. The terms of the new agreement are substantially the same as the original agreement. The New TBK Agreement provides for a facility under which TBK Bank will, from time to time, make advances under the Revolving Credit Facility to the Company in such amounts as the Company may request, but not to exceed $25,000,000. This New TBK Agreement is scheduled to mature on June 1, 2025.

Purchase Money Financing

On September 8, 2021, the Company entered into a Purchase Money Financing Agreement (the “Financing Agreement”) with Corefund Capital, LLC (“Corefund”) in order to enable the Company to finance additional cargo charter flights for the peak shipping season.

Pursuant to the Financing Agreement, the Company may, from time to time, request financing from Corefund to enable the Company to engage Company’s suppliers to provide chartered cargo flights for the Company’s clients. The Company may also request that Corefund tender payments directly to a supplier. Corefund requires payments from a buyer to be made to a Deposit Account Control Agreement account at an agreed upon bank where Corefund is the sole director and accessor to the account for the term of the relationship.

The fees and interest related to Corefund purchase money financing are included in the interest expense on the statement of operations. The fee paid to Corefund for the year ended May 31, 2022 were approximately $1.0 million and none for the year ended May 31, 2023. The balance outstanding under the Purchase Money Financing as of May 31, 2023 and 2022 was $0.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

8. FINANCING ARRANGEMENTS (cont.)

Promissory Notes

On May 29, 2020, the Company entered into a $1,825,000 note payable with a former shareholder. The agreement calls for six semi-annual payments of $304,167, for which the first payment was due on November 29, 2020. The loan bears interest and has a maturity of three years, or May 29, 2023. The note’s remaining balance was recorded in the current portion of notes payable with balance of $0 and $608,333 as of May 31, 2023 and May 31, 2022, respectively.

On March 9, 2021, the Company was granted an SBA loan (the “Loan”) by Century Bank in the aggregate amount of $358,236, pursuant to the second round of the Paycheck Protection Program (the “PPP”) under The Coronavirus Aid, Relief, and Economic Security Act (CARES) Act. The Loan, which was in the form of a note, matures on March 5, 2026 and bears interest at a rate of 1% per annum. The Loan is payable in equal monthly instalments after the deferral period. The funds from the Loan may only be used for payroll costs, costs used to continue group health care benefits, mortgage payments, rent, and utilities. The amount of $358,236 was forgiven during the period ended May 31, 2022, and is included in gain on forgiveness of promissory notes on the consolidated statements of operations.

On March 19, 2021, the Company issued to an accredited investor a 10% promissory note in the principal aggregate amount of $1,000,000. The Company received aggregate gross proceeds of $1,000,000. The purpose of the funds is to augment working capital resulting from a surge in business and new customer acquisition. This promissory note matures on the date that is thirty (30) days following the Effective Date (the “Maturity Date”). The Note bears interest at a rate of ten percent (10%) per annum (the “Interest Rate”). The Company may prepay the Note without penalty. On May 31, 2022, this note was repaid in full.

Convertible Notes Payable

Trillium SPA

On October 8, 2020, the Company entered into a securities purchase agreement with Trillium Partners (“Trillium”) pursuant to which the Company sold to Trillium (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $1,111,000 (the “Trillium Note”) realizing gross proceeds of $1,000,000 and (ii) a warrant to purchase up to 570,478,452 shares of the Company’s common stock at an exercise price of $0.001946, subject to adjustment as provided therein. The Trillium Note was to mature on October 6, 2021 and was convertible at any time. The Trillium Note was amended on October 14, 2020, to adjust the conversion price to $0.00179638. On June 1, 2021, the Trillium Note maturity was extended to October 6, 2022. On August 19, 2021, Trillium entered into a Securities Exchange Agreement and on December 10, 2021 into an amended Securities Exchange Agreement, as discussed below. Upon effectiveness of these agreements, the Trillium Note was exchanged for Series D Preferred, as defined below. During the year ended May 31, 2022, a noteholder converted $131,759 of principal and interest of the Trillium Note into 73,346,191 shares of the Company’s common stock at a rate of $0.00179640 per share and as of May 31, 2022, the outstanding balance on the Trillium Note was $0.

3a SPA

On October 14, 2020, the Company entered into a securities purchase agreement with 3a Capital Establishment (“3a”) pursuant to which the Company sold to 3a (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $1,111,000 (the “3a Note”) realizing gross proceeds of $1,000,000 and (ii) a warrant to purchase up to 570,478,452 shares of the Company’s common stock at an exercise price of $0.001946, subject to adjustment as provided therein. The 3a Note was to mature on October 6, 2021 and was convertible at any time. On June 1, 2021, the 3a Note was amended to extend its maturity date to October 6, 2022. Upon this amendment, the Company accounted for this modification as debt extinguishment and recorded a net gain of $383,819 in the consolidated statements of operations for the period ended May 31, 2022. On August 19, 2021, 3a entered into a Securities Exchange Agreement and on December 10, 2021 into an amended Securities

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

8. FINANCING ARRANGEMENTS (cont.)

Exchange Agreement, as discussed below. Upon effectiveness of these agreements, the 3a Note was exchanged for Series C Preferred (as defined below). As of May 31, 2023 and 2022, the total unamortized debt discount related to the 3a SPA was $0 and during the year ended May 31, 2022, the Company recorded amortization of debt discount totaling $285,048. During the year ended May 31, 2022, the noteholder converted $113,172 of the 3a Note into 63,000,000 shares of the Company’s common stock at a rate of $0.00179638 per share. As of May 31, 2023 and 2022, the outstanding principal balance on the 3a Note was $0.

Trillium and 3a January Convertible Notes

On January 28, 2021, the Company entered into a securities purchase agreement with Trillium and 3a together, the “Investors”) pursuant to which the Company sold to each of the Investors (i) a 10% secured subordinated convertible promissory note in the principal aggregate amount of $916,666 or $1,833,333 in the aggregate (together, the “Notes”) realizing gross proceeds of $1,666,666. The Notes mature on January 28, 2022 and are convertible at any time. The conversion price of the Notes is $0.0032 (the “Conversion Price”). The Company determined the fair value of the warrant using the Black-Scholes model and recorded an adjustment to the carrying value of the note liability with an equal and offsetting adjustment to Stockholders Equity. The beneficial conversion feature for both Notes was valued at $1,666,666. On June 1, 2021, Notes were amended to extent their maturity date to January 28, 2023. Upon this amendment, the Company accounted for this modification as debt extinguishment and recorded a net gain of $247,586. During the year ended May 31, 2022, the Company recorded amortization of debt discount totaling $491,467. On August 19, 2021, the Investors entered into a Securities Exchange Agreement and on December 10, 2021 into an amended Securities Exchange Agreement with the Company, as discussed below. Upon effectiveness of these agreements, the Notes were exchanged for shares of Preferred Stock (as defined below). As of May 31, 2023, the outstanding principal balance on the Notes was $0.

Amended Securities Exchange Agreement

On December 10, 2021, the Company entered into an amended securities exchange agreement with the Investors, pursuant to which the Company agreed to issue, and the Investors agreed to acquire, in exchange for the Convertible Notes described above, shares of the newly created Series C Convertible Preferred Stock, par value $0.001 per share (the “Series C Preferred”), and shares of Series D Convertible Preferred Stock, par value $0.001 per share (the “Series D Preferred” and, together with the Series C Preferred, the “Preferred Stock”), of the Company, upon entering into the Amended Exchange Agreement.

In connection with the Amended Exchange Agreement, each of the Investors received that number of shares of Preferred Stock equal to one share of Preferred Stock for every $10,000 of Convertible Notes value held by such Investor. The Company issued 195 shares of Series C Preferred and 192 shares of Series D Preferred. In the aggregate, each of the Series C Preferred and Series D Preferred may be converted up to an amount of common stock equal to 12.48% of the Company’s capital stock on a fully diluted basis, subject to adjustment up to a specified date.

Upon effectiveness of the Amended Exchange Agreement, the Company no longer has any outstanding convertible notes or warrants.

Term Debt

On March 10, 2023, the Company entered into a financing agreement and related fee letter (the “Financing Agreement”) as borrower with certain of its subsidiaries party thereto as guarantors, the lenders party thereto, CB Agent Services LLC, as origination agent, and Alter Domus (US) LLC, as collateral agent, and administrative agent. The Financing Agreement provides for an initial senior secured term loan in a principal amount of $4,210,526 and a delayed draft term loan in an aggregate principal amount of up to $14,789,474. The proceeds of such term loans may be used to (i) pay fees and expenses related to entering into the Financing Agreement and the related transaction documents and the acquisitions of those certain entities contemplated by that certain Stock Purchase

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

8. FINANCING ARRANGEMENTS (cont.)

Agreement between the Company and seller thereunder and those separate certain Share Sale and Purchase Agreements, as previously reported on the Company’s Current Report on Form 8-K filed on February 27, 2023 (the “Acquisitions”), (ii) redeem certain of the notes issued to the Seller in connection with the Acquisition, and (iii) pay fees and expenses related of the transactions contemplated by that certain Agreement and Plan of Merger, dated as of December 18, 2022, by and among Edify Acquisition Corp., a Delaware corporation, Edify Merger Sub, Inc., a Nevada corporation, and the Company, as previously reported on the Company’s Current Report on Form 8-K filed on December 19, 2022.

Debt Covenants

The Company is subject to certain financial covenants as part of the financing agreement with both Revolving Credit Facility and Term Debt.

As of May 31, 2023, the Company was in compliance with the financial covenants except for the following:

Events of default have occurred per the Financing Agreement (Term Debt) with noncompliance items including timely repayment of the acquisition related notes, delivery of control agreements, closing deposit accounts, deliver of landlord waivers or collateral access agreements with respect to each leased location, failure to deliver certain consents from equity method operating companies, and obtaining consent from the agent prior to agreeing to an extension of the maturity date of the acquisition related promissory notes. On September 13, 2023, the Company entered into a waiver agreement with CB Agent Services LLC, origination agent and Alter Domus (US) LLC, administrative agent to permanently waive all existing events of default existing as of this date and specifically listed in the waiver agreement. The waiver is effective only in this specific instance and for the specific purpose set forth in the agreement and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other loan document, which terms and conditions shall continue in full force and effect.

Events of default also occurred in relation to the loan agreement with TBK Bank, SSB, due to the failure of the Company to maintain a fixed charge coverage ratio in accordance with the loan agreement. On May 31, 2023, the Company and TBK Bank, SSB, entered into a first amendment and waiver to revolving purchase loan and security agreement, extending agreement’s terms and providing a waiver of the specified default through and including June 30, 2023. Subsequently, on July 20, 2023, the Company and TBK Bank, SSB entered into a new loan and security agreement that requires starting August 31, 2023 and on the last day of each quarter thereafter during the term of this agreement, to the Company to maintain a specified Fixed Charge Coverage Ratio with the first reporting date of September 30, 2023.

9. RELATED PARTY TRANSACTIONS

The Company has the following debt due to related parties:
	May 31, 2023	May 31, 2022
Due to FTS(1)	$801,310	$602,618
Due to ULHK(4)	12,750,000	—
Due to employee(2)	—	30,000
Due to employee(3)	—	66,658
	13,551,310	699,276
Less: current portion	(4,801,310)	(301,308)
	$8,750,000	$397,968

____________

(1)      Two Notes due to Frangipani Trade Services (“FTS”), an entity owned by the Company’s CEO:

The Promissory Note dated March 30, 2021 in the principal amount $903,927 bears no interest provided that any amount due under this Note which is not paid when due shall bear interest at an interest rate equal to six percent (6%) per annum.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

9. RELATED PARTY TRANSACTIONS (cont.)

The principal amount is due and payable in six payments of $150,655. The first payment was due on November 30, 2021, with each succeeding payment to be made six months after the preceding payment. The balance of this Promissory Note due within the next 12 months is $301,309 as of May 31, 2023.

Promissory Note dated February 21, 2023, in connection with the acquisitions (see Note 2) in the principal amount of $500,000 for the remaining 35% share capital of Unique Logistics International (India) Private Ltd. acquired by the Company from FTS maturing February 21, 2025 and bearing no interest.

(2)      On May 29, 2020, the Company entered into a $90,000 payable with an employee. The payment terms consist of thirty-six monthly non-interest-bearing payments of $2,500 from the date of closing. This Note is fully paid off as of May 31, 2023.

(3)      On May 29, 2020, the Company entered into a $200,000 payable with an employee. The payment terms consist of thirty-six monthly non-interest-bearing payments of $5,556 from the date of closing. This Note is fully paid off as of May 31, 2023.

(4)      Due to ULHK, the entity with over 10% investment in the Company.

As discussed in Note 2, On February 21, 2023, the Company completed the acquisition of eight ULHK operating subsidiaries, in a combination of cash and promissory notes issued to the Seller. As of May 31, 2023, some of these notes were paid off, or refinanced with Term Debt.

The following notes were outstanding and classified as current as of May 31, 2023:

•        Promissory Note 8 in the principal amount of $2,500,000 originally due on June 30, 2023, having an interest rate of 15%. This Promissory Note was issued in respect of the purchase price adjustment provided for under the SPA. Subsequently this note was adjusted to reflect Net Asset Adjustments related to the entities acquired and the maturity date was extended to October 31, 2023. As of May 31, 2023, the face value of the note approximated its fair value at $2,500,000 and interest was accrued accordingly.

•        Promissory Note 9 in the principal amount of $2,000,000 due on February 21, 2024, and bearing no interest. This Promissory Note was issued in respect of the purchase price adjustment provided for under the SPA

The following notes are classified as noncurrent as of May 31, 2023:

•        Promissory Note 3 in the principal amount of $5,000,000 which matures June 30, 2023, having an interest rate of 15%. This note was partially paid off with the principle amount remaining as of May 31, 2023 of $4,250,000. This note was fully repaid on June 30, 2023 with the proceeds from the Term Debt, that is classified as noncurrent.

•        Promissory Note 4 in the principal amount of $1,000,000 which matures February 21, 2025 and bear no interest.

•        Promissory Note 6 in the principal amount of $2,000,000 due June 30, 2023 (the “Initial Taiwan Maturity Date”), bearing no interest and payable on: (a) July 15, 2023, provided that all government and other regulatory approvals necessary or required by Taiwan in order to consummate the Transaction as the same relates to Unique-Taiwan (the “Taiwan Approvals”) have been received by the Initial Taiwan Maturity Date; or (b) in the event that the Taiwan Approvals have not been received by the Taiwan Maturity Date, payment under this promissory note will be due and payable within fifteen (15) days of receipt of the Taiwan Approvals. This promissory note was issued in lieu of cash otherwise due under the original Local SPA in respect of the Purchased Shares of Unique-Taiwan. The Company received the required approvals with respect to Unique-Taiwan on June 1, 2023 and the Company and ULHK entered into an amended and restated promissory note with respect to the Purchased Shares in Unique-Taiwan on August 31, 2023, to extend its maturity date to July 31, 2024 and to provide for interest to be accrued at an annual rate of 15%.

•        Promissory Note 7 in the principal amount of $1,000,000 due June 30, 2023 (the “Initial Vietnam Maturity Date”), bearing no interest and payable on: (a) July 15, 2023, provided that all government and other regulatory approvals necessary or required by Vietnam in order to consummate the Transaction as the same relates to Unique-Vietnam (the “Vietnam Approvals”) have been received by the Initial

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

9. RELATED PARTY TRANSACTIONS (cont.)

Vietnam Maturity Date; or (b) in the event that the Vietnam Approvals have not been received by the Vietnam Maturity Date, payment under this promissory note will be due and payable within fifteen (15) days of receipt of the Vietnam Approvals. This promissory note was issued in lieu of cash otherwise due under the original Local SPA in respect of the Purchased Shares of Unique-Vietnam. The Vietnam Approvals are yet to be obtained. Subsequent to May 31, 2023, the Company and ULHK entered into an amendment to the promissory note with respect to the Purchased Shares in Unique-Vietnam that extended the maturity date of that note, although as we have not received the required approvals with respect to Unique-Vietnam this note has not yet become payable.

Accounting Services

David Briones, one of our directors, is the managing member and sole owner of the Brio Financial Group, a financial consulting firm that the Company uses to assist it in preparing and reviewing its financial statements and Management’s Discussion and Analysis disclosure in the reports that it files with the SEC pursuant to the requirements of the Exchange Act. During the year ended May 31, 2023, we also engaged Brio Financial Group to prepare the pro forma financial statements for inclusion in the registration statement on Form S-4 relating to the Transactions. Brio Financial Group billed the Company $40,000 for such services during the year ended May 31, 2023, and an additional $20,000 to date since then.

Consulting Agreements

Unique entered into a Consulting Services Agreement on May 29, 2020 for a term of three years with Great Eagle Freight Limited, a Hong Kong Company, pursuant to which the Company pays $500,000 per year until the expiration of the agreement on May 28, 2023. The fair value of the services was determined to be less than the cash payments and the difference was recorded as Other Long Term Liabilities line item on the consolidated balance sheets and amortized over the life of the agreement. The unamortized balances were none and $282,666 as of May 31, 2023 and 2022, respectively.

Accounts Receivable and Payable

Transactions with related parties account for $3.5 million and $2.9 million of accounts receivable and accounts payable as of May 31, 2023, respectively, compared to $3.0 million and $15.2 million of accounts receivable and accounts payable as of May 31, 2022, respectively.

Revenue and Expenses

Revenue from related party transactions is for export services from related parties or for delivery at place imports nominated by such related parties. For the years ended May 31, 2023 and 2022 these transactions represented approximately $7.3 million and $3.9 million, respectively.

Direct costs are services billed to the Company by related parties for shipping activities. For the year ended May 31, 2023 and 2022 these transactions represented approximately $38.0 million and $192.8 million

10. RETIREMENT PLAN

We have two savings plans that qualify under Section 401(k) of the Internal Revenue Code legacy of the predecessor companies. Eligible employees may contribute a portion of their salary into the savings plans, subject to certain limitations. In one of which the Company has the discretionary option of matching employee contributions and in the other the Company matches 20% on the first 100% contribution. In either Plan, employees can contribute 1% to 98% of gross salary up to a maximum permitted by law. The Company recorded expense of $0.01 million and $0.05 million for the year ended May 31, 2023 and 2022, respectively.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

11. STOCKHOLDERS’ EQUITY

Common Stock

The Company is authorized to issue 800,000,000 shares of stock, a par value of $0.001 per share.

During the year ended May 31, 2022:

On June 23, 2021, a noteholder converted $25,842.22 in convertible notes (principal and interest) into 14,385,720 shares of the Company’s common stock at a rate of $0.00179638 per share.

On June 28, 2021, a noteholder converted $71,855.20 in convertible notes (principal and interest) into 40,000,000 shares of the Company’s common stock at a rate of $0.00179638 per share.

On July 8, 2021, a noteholder converted $15,620.83 in convertible notes (principal and interest) into 8,695,727 shares of the Company’s common stock at a rate of $0.00179638 per share.

On August 3, 2021, a noteholder converted $24,418.89 in convertible notes (principal and interest) into 13,593,388 shares of the Company’s common stock at a rate of $0.00179638 per share.

On August 9, 2021, a noteholder converted $12,820.83 in convertible notes (principal and interest) into 7,137,037 shares of the Company’s common stock at a rate of $0.00179638 per share.

On September 28, 2021, a noteholder converted $53,054.86 in convertible notes (principal and interest) into 29,534,319 shares of the Company’s common stock at a rate of $0.00179638 per share.

On October 27, 2021, a noteholder converted $41,317 in convertible notes (principal and interest) into 23,000,000 shares of the Company’s common stock at a rate of $0.00179638 per share.

During the years ended May 31, 2023 and 2022 there were no other common stock issuances, except for the conversions of Preferred Shares and Convertible Notes.

As of May 31, 2023 and 2022, there were 799,141,770 and 687,196,478 shares of Common Stock issued and outstanding, respectively.

Preferred Shares

The Company is authorized to issue 5,000,000 shares of preferred stock, $0.001 par value per share.

Series A Convertible Preferred

The holders of Series A Preferred stock subject to the rights of holders of shares of the Company’s Series B Preferred stock which shares will be pari passu with Series B Preferred in terms of liquidation preference and dividend rights and are subject to an anti-dilution provision, making the holders subject to an adjustment necessary to maintain their agreed upon fully diluted ownership percentage.

Each holder of shares of Series A Preferred stock have the right to convert all or any portion of such holder’s Series A Preferred stock into fully paid and non-assessable shares of common stock at any time or from time to time at such holder’s sole discretion. Each share of Series A Preferred Stock as to which the conversion right is exercised may be converted into 6,546.47 shares of the Company’s authorized but unissued shares of common stock.

If the Common Stock issuable upon conversion of Series A Preferred may be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, then, in any such event, in lieu of the number of shares of common stock which the holders would otherwise have been entitled to receive, each holder of Series A Preferred Stock may have the right thereafter to convert such shares of Series A Preferred stock into a number of shares of such other class or classes of stock which a holder of the number of shares of common stock deliverable upon conversion of the Series A Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

11. STOCKHOLDERS’ EQUITY (cont.)

If and whenever on or after the date on which the holder received shares of Series A Preferred stock (the “Issuance Date”) and through December 31, 2023, the anti-dilution termination date, the Company issues or sells, or in accordance with the terms herein is deemed to have issued or sold, any shares of common stock or equivalents, the number of conversion shares issuable upon conversion will be adjusted to entitle the holder to acquire such number of shares of common stock necessary to maintain the holders fully-diluted ownership percentage at the time of the Issuance Date.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the stockholders of record of shares of Series A Preferred may be entitled to receive, at their option, immediately prior and in preference to any distribution to the holders of the Company’s common stock, $0.001 par value per share and other junior securities, a liquidation preference equal to the stated value per share.

During the year ended May 31, 2023, a shareholder converted 9,935 shares of Series A Convertible Preferred Stock into 67,963,732 shares of the Company’s common stock. During the year ended May 31, 2022, there were no conversions of Series A Preferred Shares.

Series B Convertible Preferred

The holders of Series B Preferred stock, subject to the rights of holders of shares of the Company’s Series A Preferred stock which shares will be pari passu with the Series B Preferred in terms of liquidation preference and dividend rights, may be entitled to receive, at their option, immediately prior an in preference to any distribution to the holders of the Company’s common stock.

Each holder of shares of Series B Preferred stock may have the right to convert all or any portion of such holder’s Series A Preferred Stock into fully paid and non-assessable shares of common stock at any time or from time to time at such holder’s sole discretion. Each share of Series B Preferred stock as to which the conversion right is exercised may be converted into 6,546.47 shares of the Company’s authorized but unissued shares of common stock.

If the Common Stock issuable upon conversion of Series B Preferred may be changed into the same or a different number of shares of any other class or classes of stock, whether by capital reorganization, reclassification or otherwise, then, in any such event, in lieu of the number of shares of common stock which the holders would otherwise have been entitled to receive, each holder of Series B Preferred stock may have the right thereafter to convert such shares of Series B Preferred stock into a number of shares of such other class or classes of stock which a holder of the number of shares of common stock deliverable upon conversion of the Series B Preferred Stock immediately before that change would have been entitled to receive in such reorganization or reclassification, all subject to further adjustment as provided herein with respect to such other shares.

In the event of any liquidation, dissolution or winding up of the Company, either voluntary or involuntary, the stockholders of record of shares of Series B Preferred may be entitled to receive, at their option, immediately prior and in preference to any distribution to the holders of the Company’s common stock, $0.001 par value per share and other junior securities, a liquidation preference equal to the stated value per share.

During the year ended May 31, 2023, there were no conversions of Series B Preferred Shares. During the year ended May 31, 2022, the Company issued 125,692,224 shares of the Company’s common stock pursuant to the conversion of 19,200 shares of Series B Convertible Preferred Stock held by Frangipani Trade Services Inc, an entity 100% owned by the Company’s Chief Executive Officer.

Series C & D Convertible Preferred

The number of shares designated as Series C and D Preferred stock may be 200 each. Such number may not be subject to increase without the written consent of the Series C and D holders of a majority of the then-issued and outstanding Series C or D Preferred stock. The Series C and D Preferred Stock have no voting rights.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

11. STOCKHOLDERS’ EQUITY (cont.)

Each share of Series C Preferred Stock may be convertible, at any time and from time to time from and after the date of issuance, at the option of the Series C holder thereof, into a number of shares of common stock determined in accordance with the conversion ratio calculated on the conversion date where each share of Series C Preferred stock may be a number of shares of common stock equal to 0.064113% (or up to 12.48% in the aggregate) of the Corporation’s common stock on a fully diluted basis, subject to anti-dilution adjustment.

Each share of Series D Preferred stock may be convertible, at any time and from time to time from and after the date of issuance, at the option of the Series D holder thereof, into a number of shares of common stock determined in accordance with the conversion ratio calculated on the conversion date where each share of Series D Preferred stock may be a number of shares of common stock equal to 0.0651869% (or up to 12.48% in the aggregate) of the Corporation’s common stock on a fully diluted basis, subject to anti-dilution adjustment.

In order to maintain the conversion ratio, the fully diluted basis may be calculated as of the conversion date and after an anti-dilution termination event the conversion ratio will be set to the fully diluted basis as of the moment after the anti-dilution termination event without any further adjustments for any subsequent issuance of common stock or equivalents, by the Corporation after the anti-dilution termination event. An anti-dilution termination event is the earlier of (i) December 31, 2023, or (ii) the closing of the qualified financing or SPAC merger.

The holders of the Series C and D Preferred stock may be entitled to receive, upon liquidation, dissolution or winding up of the Company, the amount of cash, securities, or other property to which such holder would be entitled to receive with respect to such shares of Series C and D Preferred stock if such shares had been converted to common stock immediately prior to such liquidation.

During the year ended May 31, 2023, a shareholder converted 7 shares of Series D Convertible Preferred Stock into 43,981,560 shares of the Company’s common stock. During the year ended May 31, 2022 a shareholder converted 5 shares of Series D Convertible Preferred Stock into 31,415,400 shares of the Company’s common stock.

Warrants

The following is a summary of the Company’s warrant activity:
	Warrants	Weighted Average Exercise Price
Outstanding – May 31, 2021	1,140,956,904	$0.002
Exercisable – May 31, 2021	1,140,956,904	$0.002
Cancelled	(1,140,956,904)	$—
Outstanding – May 31, 2022	—	$—

On December 10, 2021, the Company entered into an amended securities exchange with two investors holding convertible notes and warrants for Convertible Preferred Stock Series C and D. For additional information on the exchange agreement see Note 5, Financing Arrangements. Upon effectiveness of the Amended Exchange Agreement, as of May 31, 2022 the Company no longer has any outstanding warrants.

12. COMMITMENTS AND CONTINGENCIES

Litigation

From time to time, the Company may become involved in litigation relating to claims arising in the ordinary course of the business. There are no claims or actions pending or threatened against the Company that, if adversely determined, would in the Company’s management’s judgment have a material adverse effect on the Company.

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

12. COMMITMENTS AND CONTINGENCIES (cont.)

Leases

The Company leases office space, warehouse facilities and equipment under non-cancellable lease agreements expiring on various dates through October 2028. Office leases contain provisions for future rent increases. The Company adopted ASC 842 from inception, requiring the Company to recognize an asset and liability on the consolidated balance sheets for lease arrangements with terms longer than 12 months. The Company has elected a practical expedient to not apply the recognition requirement to leases with a term of less than one year (short term leases). The Company uses its incremental borrowing rate to discount lease payments to present value. The incremental borrowing rate is based on the estimated interest rate the Company could obtain for borrowing over a similar term of the lease at commencement date. Rental escalations, renewal options and termination options, when applicable, have been factored into the Company’s determination of lease payments when appropriate. The Company does not separate lease and non-lease components of contracts. Variable payments related to pass-through costs for maintenance, taxes and insurance or adjustments based on an index such as Consumer Price Index are not included in the measurement of the lease liability or asset and are expensed as incurred.

The components of lease expense were as follows:
	31-May-23	31-May-22
Operating lease	$1,955,377	$1,717,807
Interest on operating lease liabilities	594,366	209,536
Total net lease cost	$2,540,217	$1,927,343

Supplemental balance sheet information related to leases was as follows:
	31-May-23	31-May-22
Operating leases:
Operating lease ROU assets – net	$10,269,516	$2,408,098
Current operating lease liabilities, included in current liabilities	$2,379,774	$912,618
Noncurrent operating lease liabilities, included in long-term liabilities	8,212,445	1,593,873
Total operating lease liabilities	$10,592,219	$2,506,491

The operating lease right of use asset and corresponding lease liabilities were significantly impacted during the nine-month ended February 28, 2023, by a renewal of a warehouse lease located in in Santa Fe Springs, CA with a term of 5 years and the addition of new office warehouse lease in Lawrence, NY and an office in Garden City, NY with terms of 5 years and 3 years, respectively. The discount rate used to account for new leases was approximately 10.0%. The Company assessed the renewal options as a part of the adoption of ASC 842, if the renewal options were determined to be reasonably assured/certain at inception they would be appropriately captured within the future minimum lease payment schedule within the footnote of the Company’s financial statement and included in the ROU Asset and ROU liability upon transition. During the year ended May 31, 2023 and 2022, the Company made lease payments of $2.1 million and $1.5 million, respectively.

Supplemental cash flow and other information related to leases was as follows:
	For the Year Ended 31-May-23	For the Year Ended 31-May-22
ROU assets obtained in exchange for lease liabilities:
Operating leases	$8,715,190	$1,805
Weighted average remaining lease term (in years):
Operating leases	4.37	3.88
Weighted average discount rate:
Operating leases	9.06%	4.02%

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

12. COMMITMENTS AND CONTINGENCIES (cont.)

As of May 31, 2023, future minimum lease payments under noncancelable operating leases are as follows:
Future Minimum Payments for the Twelve Months Ending May 31,
2024	$3,196,539
2025	2,939,156
2026	2,594,468
2027	2,547,323
2028	1,463,384
Thereafter	—
Total lease payments	12,740,869
Less: imputed interest	(2,148,651)
Total lease obligations	$10,592,219

13. INCOME TAXES

The breakout of pretax income between foreign and domestic is as follows:
	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022
Domestic	$8,944,305	$5,948,852
Foreign	659,246	—
	$9,603,551	$5,948,852

The expense (benefit) for income taxes consists of:
	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022
Current:
Federal	$1,475,897	$2,052,526
State	208,481	1,041,298
Foreign	519,257	—
	2,203,635	3,093,827
Deferred:
Federal	(133,051)	(554,294)
State	(141,572)	(125,235)
Foreign	(540,029)	—
	(814,652)	(679,529)
Total tax expense	$1,388,983	$2,414,298

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

13. INCOME TAXES (cont.)

Other noncurrent liabilities include liabilities for uncertain tax provision (UTP) as follows:
	For the Year Ended 31-May-23	For the Year Ended 31-May-22
Total UTP balance on June 1	$—	$—
Additions based on tax provisions related to the current year	—	—
Additions for tax positions of prior years	2,582,341	—
Reductions for tax positions of prior years	—	—
Settlements	—	—
Reductions due to lapse of applicable statute of limitations	—	—
Total UTP balance on May 31	$2,582,341	$—

The Company evaluated the provisions of ASC 740 related to the accounting for uncertainty in income taxes recognized in an enterprise’s financial statements. ASC 740 prescribes a comprehensive model for how a company should recognize, present, and disclose uncertain positions that the Company has taken or expects to take in its tax return. For those benefits to be recognized, a tax position must be more-likely-than-not to be sustained upon examination by taxing authorities. Differences between tax positions taken or expected to be taken in a tax return and the net benefit recognized and measured pursuant to the interpretation are referred to as “unrecognized benefits.” A liability is recognized (or amount of net operating loss carry forward or amount of tax refundable is reduced) for unrecognized tax benefit because it represents an enterprise’s potential future obligation to the taxing authority for a tax position that was not recognized as a result of applying the provisions of ASC 740.

If applicable, interest and penalties related to the unrecognized tax positions are required to be calculated and would be classified as “tax expense” in the statement of operations.

These reserves would impact income tax expense if released into income. The Company does not expect a change to its unrealized tax positions in the next twelve months.

The Taxing jurisdiction that is significant to Company is the U.S. open tax years related to this taxing jurisdiction remains subject to examination and could result in additional tax liabilities. The Company is no longer subject to income tax examinations for years before 2019.

The Company’s deferred tax assets (liabilities) consisted of the effects of temporary differences attributable to the following:
Deferred Tax Assets	May 31, 2023	May 31, 2022
Allowance for doubtful accounts	$437,493	$733,139
Consulting contract liability	—	230,263
Acquisition Costs	397,567	—
Interest Expense (163j Limitation)	259,984	—
Lease liability	2,507,442	659,460
Other	562,228	238,006
Total deferred tax assets	4,164,713	1,860,868

Deferred Tax Liabilities
Operating lease right-of-use assets	(2,414,333)	(631,173)
Dividends received	(3,480,143)	—
Accrued withholding tax	(714,945)	—
Goodwill and intangibles	(1,921,833)	(256,533)
Fixed assets	(38,902)	(30,414)
Net deferred tax asset (liability)	$(4,405,442)	$942,748

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

13. INCOME TAXES (cont.)

In assessing the realization of deferred tax assets, management considers whether it is more likely than not that some portion or all of the deferred tax assets will not be realized. The ultimate realization of deferred tax assets is dependent upon future generation for taxable income during the periods in which temporary differences representing net future deductible amounts become deductible. Management considers the scheduled reversal of deferred tax liabilities, projected future taxable income and tax planning strategies in making this assessment. For the years ended May 31, 2023 and 2022, there was no valuation allowance necessary.

The expected tax expense (benefit) based on the statutory rate is reconciled with actual tax expense benefit as follows:
	For the Year Ended May 31, 2023	For the Year Ended May 31, 2022
US Federal statutory rate (%)	21.0	21.0
State income tax, net of federal benefit	(0.5)	16.4
Impact of debt exchange	(2.5)	18.9
PPP loan forgiveness	—	(1.3)
Foreign income taxes and adjustments	1.5	—
FDII deduction	(4.0)	(10.1)
Withholding taxes	1.1	—
Other	(2.1)	(4.3)
Income tax provision	14.5	40.6

14. SUBSEQUENT EVENTS

The Company has evaluated subsequent events through the date the consolidated financial statements were available to be issued. Based on this evaluation, the Company has identified no reportable subsequent events other than those disclosed elsewhere in these consolidated financial statements.

On June 30, 2023, the Company borrowed on the delayed draft term loan amount of $5,263,158, ($5,000,000 principal and $263,158 related to the upfront fees), with interest rate based on 3 months SOFR Rate Loans. The outstanding principal amount of (i) the Initial Term Loan shall be repayable (1) on August 31, 2023 and November 30, 2023, in an amount equal to 1.25% of the principal amount of the Initial Term Loan, (2) on February 29, 2024, May 31, 2024, August 31, 2024 and November 30, 2024, in an amount equal to 2.50% of the principal amount of the Initial Term Loan and (3) on February 28, 2025, May 31, 2025, August 31, 2025, November 30, 2025, and February 28, 2026 in an amount equal to 3.75% of the principal amount of the Initial Term Loan and (ii) any funded Delayed Draw Term Loan shall be repayable (1) on August 31, 2023 and November 30, 2023, in an amount equal to 1.25% of the funded principal amount of such Delayed Draw Term Loan, (2) on February 29, 2024, May 31, 2024, August 31, 2024 and November 31 2024, in an amount equal to 2.50% of the funded principal amount of such Delayed Draw Term Loan and (3) on February 28, 2025, May 31, 2025, August 31, 2025, November 30, 2025 and February 28, 2026, in an amount equal to 3.75% of the funded principal amount of such Delayed Draw Term Loan.

The proceeds of the above borrowing shall be used to pay a portion of the purchase price under the SPA. On June 30, 2023, the Company paid off the remaining amount of $4,250,000 of the Promissory Note 3 to ULHK (see Note 2, Acquisitions and Equity Method Investments) including associated interest.

On June 1, 2023, the Company received an approval by the Investment Commission of the Ministry of Economic Affairs of Taiwan to the application (No.: Wai-18976) filed by Unique Logistics International, Inc. for the purchase and for the transfer of the total 500,000 shares of Unique Logistics International Co., Ltd. or 50% of the Company’s share capital. Promissory Note 6, issued to ULHK in connection with the acquisition of ULHK ownership

UNIQUE LOGISTICS INTERNATIONAL, INC.
NOTES TO CONSOLIDATED FINANCIAL STATEMENTS
May 31, 2023

14. SUBSEQUENT EVENTS (cont.)

in this Taiwan entity on February 21, 2023 (see Note 2, Acquisitions and Equity Method Investments), $2,000,000 is due and payable 15 days after the receipt of an approval of this transfer by the Taiwan government. On August 1, 2023, Promissory Note 6 was amended to extend maturity date to July 31, 2024, with all other terms unchanged.

On September 8, 2023, the Company agreed with ULHK to amend Promissory Note 7 issued in connection with the acquisition of ULHK ownership in Vietnam entity on February 21, 2023 (see Note 2, Acquisitions and Equity Method Investments), where $1,000,000 is due and payable on June 30, 2023, or the 15 days after the receipt of an approval of this transfer by the Vietnam government, whichever is the latest. The approvals have not yet been received and this note has not yet become payable. The date of extension was agreed to twelve months after receipt of the Vietnam approvals.

On July 7, 2023, the Company and ULHK amended Promissory Note 8, in the principal amount of $2,500,000 having an interest rate of 15% and original due date of June 30, 2023, to a new maturity date of October 31, 2023, with all other terms unchanged. This Promissory Note was issued in respect of the purchase price adjustment provided for under the SPA.

On July 20, 2023, The Company (“Borrower”) entered into a Revolving Credit Facility (“Agreement”) with TBK Bank, SSB, a Texas State Savings Bank (“Lender”). The Agreement provides for a facility under which the Lender will, from time to time, make Advances under the Revolving Credit Facility to the Borrower in such amounts as Borrower may request, but not to exceed $25,000,000. This agreement replaced the previous loan agreement with TBK Bank, SSB which expired on May 31, 2023. The proceeds of the Revolving Credit Facility will be used by the Borrower (i) for fees and expenses incurred in connection with the consummation of the agreement and the transactions contemplated thereby, (ii) for Borrower’s legitimate working capital requirements or purposes, and (iii) to satisfy the indebtedness, obligations and liabilities of the Borrower to Lender under or pursuant to the Existing Loan Agreement. The Agreement is set to mature on May 31, 2025.

On June 9, 2023, the Company and Edify issued a press release announcing that Edify has filed a registration statement on form S-4 in connection with the Merger. On December 18, 2022, Unique Logistics International, a Nevada corporation (the “Company”), entered into an Agreement and Plan of Merger (the “Merger Agreement”) by and among Edify Acquisition Corp., a Delaware corporation (“Edify”), Edify Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Edify (“Merger Sub”), and the Company. The Merger Agreement and the transactions contemplated thereby (the “Transactions”) were approved by the board of directors of each of the Company, Edify, and Merger Sub. The Merger Agreement provides, among other things, that Merger Sub will merge with and into the Company, with the Company as the surviving corporation (the “Surviving Corporation”) in the merger and, after giving effect to such merger, the Company shall be a wholly-owned subsidiary of Edify (the “Merger”).

Previously, the Company entered into an Agreement and Plan of Merger on December 18, 2022 (the “Merger Agreement”) by and among Edify Acquisition Corp., a Delaware corporation (“Edify”), Edify Merger Sub, Inc., a Nevada corporation and a wholly-owned subsidiary of Edify (“Merger Sub”), and the Company. The Merger Agreement and the transactions contemplated thereby were approved by the board of directors of each of the Company, Edify, and Merger Sub. The Merger Agreement provides, among other things, that Merger Sub will merge with and into the Company, with the Company as the surviving corporation in the merger and, after giving effect to such merger, the Company shall be a wholly-owned subsidiary of Edify (the “Merger”). On June 9, 2023, the Company and Edify issued a press release announcing that Edify had filed a registration statement on form S-4 in connection with the Merger. On July 23, 2023, the Parties entered into a First Amendment to Merger Agreement, dated July 19, 2023, to update the Termination Date of the Merger Agreement to January 20, 2024.

On September 13, 2023, the Company entered into a waiver agreement with CB Agent Services LLC, origination agent and Alter Domus (US) LLC, administrative agent to permanently waive all existing as of May 31, 2023, events of default existing as of this date and specifically listed in the waiver agreement. The waiver is effective only in this specific instance and for the specific purpose set forth in the agreement and does not allow for any other or further departure from the terms and conditions of the Financing Agreement or any other loan document, which terms and conditions shall continue in full force and effect.

Annex A

EXECUTION VERSION

AGREEMENT AND PLAN OF MERGER

by and among

EDIFY ACQUISITION CORP.,

EDIFY MERGER SUB, INC.

and

UNIQUE LOGISTICS INTERNATIONAL, INC.

dated as of

December 18, 2022

A-i

A-ii

SCHEDULES

Schedule A	—	Illustrative Allocation Schedule

EXHIBITS

Exhibit A	—	Form of Company Voting and Support Agreement
Exhibit B	—	Form of Buyer Charter
Exhibit C	—	Form of Buyer Bylaws
Exhibit D	—	Sponsor Support Agreement
Exhibit E	—	Lock-Up Agreement
Exhibit F	—	Form of Registration Rights Agreement
Exhibit G	—	Form of Merger Certificate
A-iii

AGREEMENT AND PLAN OF MERGER

THIS AGREEMENT AND PLAN OF MERGER (this “Agreement”) is made and entered into as of December 18, 2022, by and among Edify Acquisition Corp., a Delaware corporation (“Buyer”), Edify Merger Sub, Inc., a Nevada corporation and direct, wholly owned subsidiary of Buyer (“Merger Sub”), and Unique Logistics International, Inc., a Nevada corporation (the “Company”). Buyer, Merger Sub and the Company are collectively referred to herein as the “Parties” and individually as a “Party.” Capitalized terms used and not otherwise defined herein have the meanings set forth in Section 1.01.

RECITALS

WHEREAS, Buyer is a blank check company incorporated in Delaware and formed to acquire one or more operating businesses through a business combination;

WHEREAS, on the terms and subject to the conditions of this Agreement and in accordance with the Nevada Revised Statutes (the “NRS”) and other applicable Laws, the Parties intend to enter into a business combination transaction by which Merger Sub will merge with and into the Company (the “Merger”), with the Company being the surviving corporation of the Merger (the Company, in its capacity as the surviving corporation of the Merger, is sometimes referred to as the “Surviving Corporation”);

WHEREAS, for U.S. federal income Tax purposes (and for purposes of any applicable state or local income Tax that follows the U.S. federal income Tax treatment), each of the Parties intends that (a) the Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder and (b) this Agreement be, and hereby is, adopted as a “plan of reorganization” for the purposes of Section 368 of the Code and Treasury Regulations Section 1.368-2(g) and 1.368-3(a);

WHEREAS, the board of directors of the Company has unanimously (a) determined that it is in the best interests of the Company and the stockholders of the Company to enter into this Agreement, (b) approved this Agreement and the Transactions, including the Merger, and adopted the plan of merger set forth herein, and (c) adopted a resolution recommending the plan of merger set forth in this Agreement to the stockholders of the Company and that the stockholders of the Company approve such plan of merger;

WHEREAS, concurrently with the execution and delivery of this Agreement, certain Holders collectively holding sufficient shares of Company Common Stock and Company Convertible Preferred Stock to constitute the Company Stockholder Approval have entered into one or more Voting and Support Agreements substantially in the form attached hereto as Exhibit A (each, a “Company Voting and Support Agreement”) with Buyer pursuant to which, inter alia, such Holders have agreed to (a) vote their respective shares of Company Common Stock and Company Convertible Preferred Stock, as applicable, in favor of the Company Stockholder Matters, and (b) waive any and all rights to exercise dissenters or appraisal rights under the NRS or the Organizational Documents of the Company;

WHEREAS, the board of directors of Buyer has unanimously among those voting (a) determined that it is in the best interests of Buyer and the Buyer Stockholders to enter into this Agreement, (b) approved this Agreement and the Transactions, including the Merger, and adopted the plan of merger set forth herein, (c) adopted a resolution recommending that this Agreement be adopted by the Buyer Stockholders (the “Buyer Board Transaction Recommendation”), and (d) adopted a resolution recommending the Extension Proposals be adopted by the Buyer Stockholders (the “Buyer Board Extension Recommendation”);

WHEREAS, prior to the Effective Time, Buyer shall (a) subject to obtaining the approval of the Buyer Stockholder Matters, amend and restate the Existing Buyer Certificate of Incorporation to be substantially in the form of Exhibit B attached hereto (the “Buyer Charter”), and (b) amend and restate the bylaws of Buyer to be substantially in the form of Exhibit C attached hereto (the “Buyer Bylaws”);

WHEREAS, concurrently with execution and delivery of this Agreement, the Sponsor, Buyer and the members of Buyer’s board of directors and/or management team as are party thereto have executed and delivered that certain Amended and Restated Letter Agreement (as amended, restated, modified or supplemented from time to time, the “Sponsor Support Agreement”), substantially in the form of Exhibit D attached hereto, pursuant to which, among other things, the Sponsor has agreed (a) to be present at the Special Meeting (including any adjournment or postponement thereof) for purposes of constituting a quorum, voting in favor of each of the Buyer Stockholder

Matters and voting against any proposal that would impede the consummation of the Transactions, (b) not to redeem any of its Buyer Common Stock, (c) to forfeit an amount equal in the aggregate of 1,713,139 of the shares of Buyer Class B Common Stock owned by it, with such forfeiture to be subject to and contingent upon the Closing and (d) not to transfer any shares of Buyer Common Stock or any Buyer Warrants for the applicable period set forth in the Sponsor Support Agreement;

WHEREAS, concurrently with execution and delivery of this Agreement, in connection with the Transactions, Buyer has entered into that certain lock-up agreement (as amended, restated, modified or supplemented from time to time, the “Lock-Up Agreement”), substantially in the form of Exhibit E attached hereto, with certain existing stockholders of the Company who, in each case, will receive Buyer Class A Common Stock in connection with the Transactions, to be effective upon the Closing;

WHEREAS, in connection with the consummation of the Transactions, Buyer, the Sponsor and certain other stockholders of the Company at the Closing will enter into a Registration Rights Agreement substantially in the form of Exhibit F attached hereto (as such form may be altered from time to time, the “Registration Rights Agreement”); and

WHEREAS, in addition to the Closing Merger Consideration, in connection with the Merger, the Holders will be entitled to receive up to 2,500,000 Earnout Shares in the aggregate upon achievement (if any) of certain Triggering Events as further set forth in this Agreement.

NOW, THEREFORE, in consideration of the foregoing and the respective representations, warranties, covenants and agreements set forth in this Agreement, and intending to be legally bound, the Parties hereby agree as follows:

ARTICLE I

CERTAIN DEFINITIONS

Section 1.01. Definitions. For purposes of this Agreement, the following terms have the following meanings:

“Acquired Companies” means the Company and each of its Subsidiaries.

“Acquired Company Representative” has the meaning specified in Section 5.23.

“Acquisition Transaction” has the meaning specified in Section 9.03(a).

“Action” means any claim, action, suit, assessment, arbitration or legal, judicial or administrative proceeding (whether at law or in equity) or arbitration.

“Affiliate” means, with respect to any specified Person, any Person that, directly or indirectly, controls, is controlled by, or is under common control with, such specified Person, through one or more intermediaries or otherwise. The term “control” means the ownership of a majority of the voting securities of the applicable Person or the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of the applicable Person, whether through ownership of voting securities, by contract or otherwise, and the terms “controlled” and “controlling” have meanings correlative thereto; provided, that in no event shall the Buyer Parties or the Sponsor be considered an Affiliate of any portfolio company or any investment fund affiliated with or managed by Colbeck Capital Management, LLC nor shall any portfolio company or any investment fund affiliated with or managed by Colbeck Capital Management, LLC be considered an Affiliate of Buyer or the Sponsor.

“Agreement” has the meaning specified in the preamble hereto.

“Allocation Schedule” means a schedule, dated as of the Closing Date, in a form consistent with the format set forth on the illustrative example of the Allocation Schedule attached hereto as Schedule A, and executed by the Company setting forth for each Holder: (a) the name of such Holder as reflected in the records of the Company’s transfer agent; (b) the number of shares of Company Common Stock and/or the number of shares of Company Convertible Preferred Stock, as applicable, held as of the Closing Date by such Holder; (c) the allocation of the Closing Merger Consideration at the Closing to each Holder; and (d) the allocation of the Earnout Consideration to each Holder, in each case, in accordance with the methodology and principles set forth on Schedule A (as such form may be altered from time to time as agreed between Buyer and the Company).

“Audited Financial Statements” has the meaning specified in Section 5.05(a).

“Borrowed Money Debt” means, with respect to the Company and its Subsidiaries, (a) all indebtedness for borrowed money, (b) all obligations evidenced by bonds, debentures, notes or similar instruments (including any letter of credit, surety bond, banker’s acceptance or similar reimbursement agreement or obligation, in each case, solely to the extent drawn), (c) all obligations to pay the deferred purchase price of property or services (excluding trade accounts payable arising in the ordinary course of business), (d) all obligations under leases required to be capitalized in accordance with GAAP and any purchase money indebtedness, (e) all obligations under any hedging arrangement, (f) all obligations under any direct or indirect guaranties in respect of, or obligations (contingent or otherwise) to purchase or otherwise acquire, or otherwise to assure a creditor against loss in respect of, indebtedness for borrowed money or obligations of others of the kinds referred to in clauses (a) through (e) above, and (h) all obligations of the kinds referred to in clauses (a) through (e) above of other Persons secured by any Lien on any property or asset of the Company or its Subsidiaries.

“Bridge Loan Facility” means the $10,000,000 delayed draw term loan facility that is part of the Debt Facility (hereinafter defined) to be provided by CB Agent Services LLC (and such other lenders as are party thereto) to the Company, on such terms and conditions as are set forth in the Term Sheet.

“Business Combination” has the meaning ascribed to such term in the Existing Buyer Certificate of Incorporation.

“Business Combination Proposal” has the meaning specified in Section 9.03(b).

“Business Day” means a day other than a Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by Law to remain closed.

“Buyer” has the meaning specified in the Preamble hereto.

“Buyer Board Extension Recommendation” has the meaning specified in the Recitals hereto.

“Buyer Board Transaction Recommendation” has the meaning specified in the Recitals hereto.

“Buyer Bylaws” has the meaning specified in the Recitals hereto.

“Buyer Charter” has the meaning specified in the Recitals hereto.

“Buyer Class A Common Stock” means the Class A common stock, par value $0.0001 per share, of Buyer. When used herein, any reference to Buyer Class A Common Stock (a) with respect to periods prior to the Closing and the effective amendment and restatement of the Existing Buyer Certificate of Incorporation in the form of the Buyer Charter, shall be a reference to Buyer Class A Common Stock having the rights, powers and preferences set forth in the Existing Buyer Certificate of Incorporation and, (b) with respect to periods from and after the Closing and the effectiveness of the Buyer Charter, shall be a reference to Buyer Class A Common Stock having the rights, powers and preferences set forth in the Buyer Charter.

“Buyer Closing Share Price” means the closing price per share of the Buyer Class A Common Stock on the principal securities exchange or securities market on which shares of Buyer Class A Common Stock are then traded.

“Buyer Common Stock” means, when used herein, (a) with respect to periods prior to the Closing and the effective amendment and restatement of the Existing Buyer Certificate of Incorporation in the form of the Buyer Charter, a reference to Buyer Class A Common Stock and/or Buyer Class B Common Stock having the rights, powers and preferences set forth in the Existing Buyer Certificate of Incorporation, and (b) with respect to periods from and after the Closing and the effectiveness of the Buyer Charter, a reference to Buyer Class A Common Stock and/or Buyer Class B Common Stock having the rights, powers and preferences set forth in the Buyer Charter.

“Buyer Cure Period” has the meaning specified in Section 11.01(d).

“Buyer Extension Approval” has the meaning specified in Section 6.02(b)(ii).

“Buyer Extension Redemptions” has the meaning specified in Section 9.02(c)(v).

“Buyer Organizational Documents” means the Existing Buyer Certificate of Incorporation and Buyer’s bylaws, as amended and in effect on the date hereof.

“Buyer Parties” means Buyer and Merger Sub.

“Buyer Party Representations” means the representations and warranties of Buyer and Merger Sub expressly and specifically set forth in ARTICLE VI of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Buyer Party Representations are solely made by Buyer and Merger Sub.

“Buyer SEC Reports” has the meaning specified in Section 6.09(a).

“Buyer Stockholder Matters” has the meaning specified in Section 9.02(a)(ii).

“Buyer Stockholder Redemption” has the meaning specified in Section 9.02(a)(ii).

“Buyer Stockholders” means the holders of shares of Buyer Common Stock.

“Buyer Transaction Expenses” means all accrued fees, costs and expenses of Buyer incurred prior to and through the Closing Date, including in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein and therein to be performed or complied with at or before Closing, and the consummation of the Transactions, including the fees, costs, expenses and disbursements of counsel, accountants, advisors, consultants and any other service providers of Buyer, whether paid or unpaid prior to the Closing.

“Buyer Warrant” means a warrant entitling the holder to purchase one share of Buyer Common Stock per warrant.

“Cap” has the meaning specified in Section 12.05(a).

“CARES Act” means the Coronavirus Aid, Relief and Economic Security Act (Public Law 116-136).

“Certificate” has the meaning specified in Section 3.05(b).

“Certificate of Merger” has the meaning specified in Section 2.02.

“Closing” has the meaning specified in Section 4.01.

“Closing Date” has the meaning specified in Section 4.01.

“Closing Form 8-K” has the meaning specified in Section 9.05(c).

“Closing Merger Consideration” means the aggregate number of shares of Buyer Class A Common Stock to be issued to the Holders in connection with the Merger at Closing pursuant to Section 3.02. For the avoidance of doubt, the Closing Merger Consideration does not include the Earnout Consideration.

“Closing Press Release” has the meaning specified in Section 9.05(c).

“Code” means the Internal Revenue Code of 1986, as amended.

“Common Exchange Ratio” means the quotient obtained by dividing (i) the Per Share Consideration Value by (ii) the Per Share Price.

“Company” has the meaning specified in the Preamble hereto.

“Company Common Stock” means the common stock, par value $0.001 per share, of the Company.

“Company Convertible Preferred Stock” means, collectively, the Company Series A Convertible Preferred Stock, the Company Series B Convertible Preferred Stock, the Company Series C Convertible Preferred Stock and the Company Series D Convertible Preferred Stock.

“Company Cure Period” has the meaning specified in Section 11.01(c).

“Company Employee” means any current or former employee, officer, director or independent contractor of any of the Acquired Companies.

“Company Equity Awards” means Company Options or Company RSUs.

“Company Option” means any issued and outstanding option to purchase shares of Company Common Stock (whether or not vested) under the Company Stock Plan.

“Company Plan” means each plan, program, policy, agreement, collective bargaining agreement, or other arrangement providing for compensation, severance, nonqualified deferred compensation, performance awards, stock or stock-based awards, health, dental, retirement, life, death, accidental death and dismemberment, or disability insurance, fringe or wellness benefits or other employee benefits or remuneration of any kind, including each employment, termination, retention, change in control or individual consulting or individual independent contractor plan, program arrangement, or agreement, in each case, whether funded or unfunded, insured or self-insured, including each “employee benefit plan,” within the meaning of Section 3(3) of ERISA, whether or not subject to ERISA, which is sponsored, maintained, contributed to, or required to be contributed to, by the Company or any of its Subsidiaries for the benefit of any current or former employee, independent contractor, consultant or director or manager of the Company or any of its Subsidiaries.

“Company Related Party Contracts” has the meaning specified in Section 5.18.

“Company Representations” means the representations and warranties of the Company expressly and specifically set forth in ARTICLE V of this Agreement, as qualified by the Schedules. For the avoidance of doubt, the Company Representations are solely made by the Company.

“Company RSU” means any issued and outstanding restricted stock unit denominated in shares of Company Common Stock (whether or not vested) under the Company Stock Plan.

“Company SEC Reports” has the meaning specified in Section 5.05(a).

“Company Series A Convertible Preferred Stock” means the Series A convertible preferred stock, par value $0.001 per share, of the Company.

“Company Series B Convertible Preferred Stock” means the Series B convertible preferred stock, par value $0.001 per share, of the Company.

“Company Series C Convertible Preferred Stock” means the Series C convertible preferred stock, par value $0.001 per share, of the Company.

“Company Series D Convertible Preferred Stock” means the Series D convertible preferred stock, par value $0.001 per share, of the Company.

“Company Software” means all Software owned or purported to be owned by, or developed by or for, any Acquired Company.

“Company Stock” means, collectively, the Company Common Stock and the Company Convertible Preferred Stock.

“Company Stockholder Approval” means the approval of the Company Stockholder Matters by the stockholders of the Company in accordance with the NRS and the Company’s Organizational Documents, which shall require the affirmative vote of a majority of the issued and outstanding shares of Company Stock, voting together as a single class.

“Company Stockholder Matters” has the meaning specified in Section 7.05.

“Company Stock Plan” means the Company’s 2020 Equity and Incentive Plan, as amended from time to time.

“Company Total Shares” means a number of shares of Company Stock equal to the sum of (a) the number of shares of Company Common Stock as of immediately prior to the Effective Time, plus (b) the number of shares of Company Common Stock into which all of the shares of Company Convertible Preferred Stock would convert as of immediately prior to the Effective Time, taking into account the effects of the Transactions in accordance with certificate of designations applicable to such Company Convertible Preferred Stock.

“Company Transaction Expenses” means all accrued fees, costs and expenses of the Acquired Companies incurred prior to and through the Closing Date in connection with the negotiation, preparation and execution of this Agreement, the other Transaction Agreements, the performance and compliance with all Transaction Agreements and conditions contained herein and therein to be performed or complied with at or before Closing, and the consummation of the Transactions, whether paid or unpaid prior to the Closing, including the fees, costs, expenses and disbursements of counsel, accountants, advisors, consultants and any other service providers of the Acquired Companies.

“Company Voting and Support Agreement” has the meaning specified in the Recitals hereto.

“Confidentiality Agreement” has the meaning specified in Section 12.09.

“Consent Solicitation Statement” has the meaning specified in Section 9.02(a)(i).

“Consideration Value” means $282,000,000.

“Contracts” means any legally binding contracts, agreements, subcontracts, leases and all amendments, modifications and supplements thereto.

“control”, “controlled” and “controlling” have the meanings specified in the definition of Affiliate.

“COVID-19” means SARS-CoV-2 or COVID-19, and any evolutions thereof or any other related epidemics, pandemics or disease outbreaks.

“COVID-19 Measures” means any quarantine, “shelter in place,” “stay at home,” workforce reduction, social distancing, shut down, closure, sequester or any other Law, Governmental Order, Action, directive, guidelines or recommendations by any Governmental Authority in connection with or in response to COVID-19, including the CARES Act.

“Debt Facility” means the senior secured financing facility in the maximum aggregate principal amount of Thirty-Five Million Dollar ($35,000,000) to be provided by CB Agent Services LLC (and such other lenders as are party thereto) to the Company, on such terms and conditions as are set forth in the Term Sheet, consisting of (a) an initial term loan facility in the original principal amount up to $25,000,000, and (b) the $10,000,000 Bridge Loan Facility.

“Definitive Extension Proxy Statement” has the meaning specified in Section 9.02(c)(vi).

“Dissenting Shares” has the meaning specified in Section 3.07(a).

“DGCL” means the Delaware General Corporation Law.

“Earnout Consideration” means the Earnout Shares to be issued to the Holders upon the achievement (if any) of the Triggering Events as additional consideration in the Merger, in each case, in accordance with the Allocation Schedule and on the terms and subject to the conditions set forth herein.

“Earnout Exchange Ratio One” has the meaning specified in Section 3.02(a)(ii).

“Earnout Exchange Ratio Two” has the meaning specified in Section 3.02(a)(iii).

“Earnout Notice” has the meaning specified in Section 3.03(b)(ii).

“Earnout Shares” means the 2,500,000 total shares of Buyer Class A Common Stock to be issued as earnout consideration in the Merger pursuant to Section 3.03, consisting of (a) 1,250,000 shares of Buyer Class A Common Stock issuable pursuant to Section 3.02(a)(ii), and (b) 1,250,000 shares of Buyer Class A Common Stock issuable pursuant to Section 3.02(a)(iii).

“Earnout Termination Date” has the meaning specified in Section 3.03(a).

“Effective Time” has the meaning specified in Section 2.02.

“Enforceability Exceptions” has the meaning specified in Section 5.03(a).

“Environmental Laws” means any and all applicable Laws relating to pollution or protection of the environment, natural resources or human health and safety (as it relates to exposure to Hazardous Materials).

“ERISA” means the Employee Retirement Income Security Act of 1974, as amended.

“ERISA Affiliate” means any trade or business (whether or not incorporated) that, together with the Company or any of its Subsidiaries is treated as a single employer under Section 414(b) or (c) of the Code, or solely for purposes of Section 412 of the Code, Section 414(m) or (o) of the Code.

“Exchange Act” means the Securities Exchange Act of 1934, as amended.

“Exchange Agent” has the meaning specified in Section 3.05(a).

“Exchange Fund” has the meaning specified in Section 3.05(a).

“Excluded Share” has the meaning specified in Section 3.02(h).

“Existing Buyer Certificate of Incorporation” means the Amended and Restated Certificate of Incorporation of Buyer, filed with the Secretary of State of the State of Delaware on January 14, 2021, as amended prior to and in effect on the date hereof.

“Export Approvals” has the meaning specified in Section 5.21.

“Extension” has the meaning specified in Section 9.02(c)(i).

“Extended Termination Date” has the meaning specified in Section 11.01(c).

“Extension Approval End Date” has the meaning specified in Section 9.02(c)(i).

“Extension Fees” has the meaning specified in Section 9.02(c)(vi).

“Extension Proposals” has the meaning specified in Section 9.02(c)(i).

“Extension Proxy Statement” has the meaning specified in Section 9.02(c)(i).

“Extension Stockholders’ Meeting” has the meaning specified in Section 9.02(c)(v).

“Financial Statements” has the meaning specified in Section 5.05(b).

“Fraud” means common law fraud under Delaware law that must include a knowing and intentional misrepresentation of a material fact in the making of a representation or warranty set forth in ARTICLE V or ARTICLE VI or in any certificate delivered pursuant to Section 10.02(d) or Section 10.03(c) of this Agreement. For the avoidance of doubt, “Fraud” shall not include any claim for equitable fraud, promissory fraud, unfair dealings fraud, or any torts (including a claim for fraud) based on negligence or recklessness.

“GAAP” means United States generally accepted accounting principles, consistently applied.

“Governmental Authority” means any federal, state, provincial, municipal, local or foreign government, governmental authority, regulatory or administrative agency, governmental commission, department, board, bureau, agency or instrumentality, court or tribunal.

“Governmental Official” means any officer or employee of a Governmental Authority or any department, agency, or instrumentality thereof, including any political subdivision thereof or any corporation or other Person owned or controlled in whole or in part by any Governmental Authority or any sovereign wealth fund, or of a public international organization, or any Person acting in an official capacity for or on behalf of any such government or department, agency, or instrumentality, or for or on behalf of any such public international organization, or any political party, party official, or candidate thereof.

“Governmental Order” means any order, judgment, injunction, decree, writ, stipulation, determination or award, in each case, entered by or with any Governmental Authority.

“Hazardous Material” means any material, substance or waste that is listed, regulated, or otherwise defined as “hazardous,” “toxic,” or “radioactive,” or as a “pollutant” or “contaminant” or words of similar meaning or regulatory effect under applicable Environmental Laws including asbestos, polychlorinated biphenyls, radon, urea formaldehyde, per- and polyfluoroalkyl substances, petroleum, petroleum hydrocarbons, petroleum products or petroleum by-products.

“Holder” means each holder of Company Common Stock or Company Convertible Preferred Stock, as applicable.

“HSR Act” means the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

“ICE” has the meaning specified in Section 5.22(g).

“Indebtedness” means, with respect to any Person as of any time, without duplication, (a) all indebtedness for borrowed money of such Person or indebtedness issued by such Person in substitution or exchange for borrowed money, (b) indebtedness evidenced by any note, bond, debenture or other debt security of such Person, (c) obligations for the deferred purchase price of property or other services (other than trade payables incurred in the ordinary course of business), (d) all obligations as lessee that are required to be capitalized in accordance with GAAP, (e) all obligations of such Person for the reimbursement of any obligor on any line or letter of credit, banker’s acceptance, guarantee or similar credit transaction, in each case, to the extent drawn or claimed against, (f) all interest rate and currency swaps, caps, collars and similar agreements or hedging devices under which payments are obligated to be made by such Person, (g) any premiums, prepayment fees or other penalties, fees, costs or expenses associated with payment of any indebtedness of such Person of the types referred to in clause– (a) – (f) of this definition and (h) all obligations of the types referred to in clause– (a) – (g) of this definition of any other Person, the payment of which such Person is responsible or liable, directly or indirectly, as obligor, guarantor, surety or otherwise, including any guarantee of such obligations. Notwithstanding anything to the contrary contained herein, “Indebtedness” of any Person shall not include any item that would otherwise constitute “Indebtedness” of such Person that is an obligation between such Person and any wholly owned Subsidiary of such Person or between any two or more wholly owned Subsidiaries of such Person.

“Indemnitee Affiliates” has the meaning specified in Section 8.02(c).

“Information or Document Request” means any request or demand for the production, delivery or disclosure of documents or other evidence, or any request or demand for the production of witnesses for interviews or depositions or other oral or written testimony, by any Regulatory Consent Authority relating to the Transactions or by any third party challenging the Transactions, including any so called “second request” for additional information or documentary material or any civil investigative demand made or issued by any Regulatory Consent Authority or any subpoena, interrogatory or deposition.

“Insurance Policies” has the meaning specified in Section 5.16.

“Intellectual Property” means all worldwide rights, title and interests associated with or arising out of any intellectual property, including all: (a) patents and patent applications, including all reissuances, continuations, divisionals, continuations-in-part, provisionals, renewals, extensions, revisions, reexaminations and patents issuing on any of the foregoing and all rights to claim priority from any of the foregoing (collectively, “Patents”); (b) trademarks, service marks, trade names, trade dress, brand names, logos, corporate names, trade styles and other indicia of commercial source or origin (whether registered, arising under common law or statutory law, or otherwise) and general intangibles of a like nature, together with all of the goodwill associated with any of the foregoing, and all registrations, applications for registration, renewals and extensions of any of the foregoing (collectively, “Trademarks”); (c) copyrights and copyrightable works, and rights in works of authorship, compilations, data, database and design rights, whether or not registered or published, including moral rights, and all registrations, applications for registration, renewal, extensions and reversions of any of the foregoing (collectively, “Copyrights”); (d) internet domain names and social media accounts, and all registrations, applications and renewals in connection therewith (collectively, “Domain Names”); (e) trade secrets rights and rights in confidential information and other non-public or proprietary information (whether or not patentable or copyrightable), including source code, algorithms, ideas, formulas, recipes, compositions, inventor’s notes, discoveries and improvements, know-how, manufacturing and production processes and techniques, testing information, research and development information, inventions, invention disclosures, unpatented blueprints, drawings, specifications, designs, plans, proposals and technical data, business and marketing plans, market surveys, market know-how, customer lists and information (collectively, “Trade Secrets”); (f) intellectual property rights arising from or related to Software or Technology; (g) rights of privacy and publicity; and (h) any and all similar, corresponding or equivalent intellectual or proprietary rights anywhere in the world.

“Intended Income Tax Treatment” has the meaning specified in Section 9.04(b).

“Interim Period” has the meaning specified in Section 7.01.

“IRS” means the U.S. Internal Revenue Service.

“IT Systems” means all information technology systems, computer systems, networks, servers, hardware, technology, Software, databases, websites and equipment used, owned, leased or licensed by the Company or any of its Subsidiaries.

“Law” means any statute, law, ordinance, rule, regulation, Governmental Order, or other legal requirement (including common law) in each case, of any Governmental Authority.

“Lease” has the meaning specified in Section 5.07(c).

“Leased Real Property” has the meaning specified in Section 5.07(c).

“Licensed Intellectual Property” has the meaning specified in Section 5.10(d).

“Lien” means any mortgage, deed of trust, pledge, hypothecation, encumbrance, easement, license, option, right of first refusal, security interest or other lien of any kind.

“Lock-Up Agreement” has the meaning set forth in the Recitals hereto.

“Material Adverse Effect” means, with respect to the Company, any change, event, state of facts, development, circumstance, occurrence or effect that (a) has had, or would reasonably be expected to have, a material adverse effect on the business, assets, results of operations or condition (financial or otherwise) of the Acquired Companies, taken as a whole, or (b) does or would reasonably be expected to, individually or in the aggregate, prevent or materially delay the ability of the Company to consummate the Transactions; provided, that in no event would any of the following (or the effect of any of the following), alone or in combination, be deemed to constitute, or be taken into account in determining whether there has been or will be, a “Material Adverse Effect” with respect to clause (a) above: (i) any change or proposed change in applicable Laws or GAAP or any interpretation thereof; (ii) any change in interest rates or economic, political, business, financial, commodity, currency or market conditions generally; (iii) the announcement or the execution of this Agreement, the pendency or consummation of the Transactions or the transactions contemplated by the other Transaction Agreements, or any inaction or omission of an Acquired Company not taken as a result of the refusal of Buyer to provide consent requested by the Company pursuant to Section 7.01, including the impact thereof on relationships, contractual or otherwise, with customers, suppliers, licensors, distributors, partners, providers and employees (provided, that the exceptions in this clause (iii) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.03 or, to the extent related thereto, the condition in Section 10.02(a)); (iv) any change generally affecting any of the industries or markets in which the Company or its Subsidiaries operate or the economy as a whole; (v) the taking of any action expressly required by this Agreement or with the prior written consent of Buyer (provided, that the exceptions in this clause (v) shall not be deemed to apply to references to “Material Adverse Effect” in the representations and warranties set forth in Section 5.03 or, to the extent related thereto, the condition in Section 10.02(a)); (vi) any earthquake, hurricane, tsunami, tornado, flood, mudslide, wild fire or other natural disaster, act of God or other force majeure event; (vii) any national or international political or social conditions in the United States or any other countries in which, or in the proximate geographic region of which, the Company operates, including the engagement by the United States or any such other relevant country in hostilities or the escalation thereof, whether or not pursuant to the declaration of a national emergency or war, or the occurrence or the escalation of any military or terrorist attack upon the United States or any such other relevant country, or any territories, possessions, or diplomatic or consular offices of the United States or any such other relevant countries or upon any military installation, equipment or personnel of the United States or any such other relevant country; (viii) any failure of the Acquired Companies, taken as a whole, to meet any projections, forecasts or budgets;

provided, that clause (viii) shall not prevent or otherwise affect a determination that any change or effect underlying such failure to meet projections or forecasts has resulted in, or contributed to, or would reasonably be expected to result in or contribute to, a Material Adverse Effect (to the extent such change or effect is not otherwise excluded from this definition of Material Adverse Effect); and (ix) any epidemic or pandemic (including COVID-19) or any action taken or refrained from being taken in response thereto (including COVID-19 Measures); provided, that, in the case of clauses (i), (ii), (iv), (vi), (vii) and (ix), such changes may be taken into account to the extent (but only to the extent) that such changes have had a disproportionate impact on the Acquired Companies, taken as a whole, as compared to other industry participants.

“Material Contract” has the meaning specified in Section 5.09(a).

“Merger” has the meaning specified in the Recitals hereto.

“Merger Consideration” means (a) in the case of each share of Company Common Stock, the Per Share Merger Consideration, (b) in the case of each share of Company Series A Convertible Preferred Stock, the Series A Preferred Merger Consideration, (c) in the case of each share of Company Series B Convertible Preferred Stock, the Series B Preferred Merger Consideration, (d) in the case of each share of Company Series C Convertible Preferred Stock, the Series C Preferred Merger Consideration, and in the case of each share of Company Series D Convertible Preferred Stock, the Series D Preferred Merger Consideration.

“Merger Materials” has the meaning specified in Section 9.02(a)(iii).

“Multiemployer Plan” means any “multiemployer plan” subject to ERISA that is described in Section 3(37) of ERISA.

“Nasdaq” means The Nasdaq Stock Market LLC.

“NRS” has the meaning specified in the Recitals hereto.

“Open Source Software” means any Software that is subject to or licensed, provided or distributed under, any license meeting the Open Source Definition (as promulgated by the Open Source Initiative as of the date of this Agreement) or the Free Software Definition (as promulgated by the Free Software Foundation as of the date of this Agreement) or any similar license for “free,” “publicly available” or “open source” Software, including the GNU General Public License, the Lesser GNU General Public License, the Apache License, the BSD License, Mozilla Public License (MPL), the MIT License or any other license that includes similar terms.

“Organizational Documents” means, with respect to any Person, such Person’s articles of incorporation, certificate of incorporation, articles of organization, articles of association, memorandum of association, certificate of formation, bylaws, limited liability company agreement, certificates of designation relating to shares of preferred stock, or other organizational documents, as applicable.

“Owned Intellectual Property” means any Intellectual Property that is owned or purported to be owned by an Acquired Company, including all Scheduled Intellectual Property and Company Software.

“Party” has the meaning specified in the Preamble hereto.

“PCAOB” means the Public Company Accounting Oversight Board.

“Per Share Merger Consideration” has the meaning specified in Section 3.02(a)(iii).

“Per Share Price” means $10.00, as the same may be adjusted in accordance with Section 1.04 hereof.

“Per Share Consideration Value” means an amount equal to the quotient obtained by dividing (a) the Consideration Value by (b) the Company Total Shares.

“Permits” means any approvals, authorizations, registrations, consents, licenses, permits or certificates of a Governmental Authority, including those related to real property.

“Permitted Liens” means (a) statutory or common law Liens of mechanics, materialmen, warehousemen, landlords, carriers, repairmen, construction contractors and other similar Liens that arise in the ordinary course of business, that relate to amounts not yet delinquent or that are being contested in good faith through appropriate

Actions, in each case only to the extent appropriate reserves have been established in accordance with GAAP, (b) Liens arising under original purchase price conditional sales contracts and equipment leases with third parties entered into in the ordinary course of business, (c) Liens for Taxes not yet due and payable or that are being contested in good faith through appropriate Actions, in each case, for which appropriate reserves have been established in accordance with GAAP, (d) Liens, encumbrances and restrictions on real property (including easements, covenants, rights of way and similar restrictions of record) that (i) are matters of record or (ii) do not materially interfere with the present uses of such real property, (e) Liens (i) that were not incurred in connection with indebtedness for borrowed money and (ii) the impact of which are not material to any of the Acquired Companies, (f) non-exclusive licenses of Intellectual Property granted to customers in the ordinary course of business and (g) Liens securing any Indebtedness of the Acquired Companies as of the date of this Agreement.

“Person” means any individual, firm, corporation, partnership, limited liability company, incorporated or unincorporated association, joint venture, joint stock company, governmental agency or instrumentality or other entity of any kind.

“Personal Information” means all information in any form or media that identifies, could be used to identify or is otherwise related to an individual person (including any current, prospective, or former customer, end user or employee), including, but not limited to any definition for “personal information,” or any similar term provided by applicable Law or by any of the Acquired Companies in any of their privacy policies, notices or contracts (e.g., “personal data,” “personal health information,” “personally identifiable information” or “PII”).

“Personnel IP Contracts” has the meaning specified in Section 5.10(f).

“Privacy Laws” means, regardless of jurisdiction (domestic or foreign), any and all applicable Laws, legal requirements and self-regulatory guidelines and binding industry standards (including of any applicable foreign jurisdiction), relating to the Processing of any Personal Information, including, but not limited to, the Federal Trade Commission Act, California Consumer Privacy Act (CCPA), Payment Card Industry Data Security Standard (PCI-DSS), EU General Data Protection Regulation (EU GDPR), UK General Data Protection Regulation (UK GDPR), Controlling the Assault of Non-Solicited Pornography And Marketing Act (CAN-SPAM), Telephone Consumer Protection Act (TCPA), Health Insurance Portability and Accountability Act of 1996, as amended, and its implementing rules and regulations (together, HIPAA), any and all applicable Laws relating to breach notification, the use of biometric identifiers, and the use of Personal Information for marketing purposes.

“Privacy Requirements” means all applicable Privacy Laws and all of the Acquired Companies’ policies, notices, and contractual obligations relating to the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical and administrative), disposal, destruction, disclosure, or transfer (including cross-border) of Personal Information.

“Processing” means the receipt, collection, compilation, use, storage, processing, sharing, safeguarding, security (technical, physical or administrative), disposal, destruction, disclosure or transfer (including cross-border) of any data, including Personal Information.

“Proxy Statement” has the meaning specified in Section 9.02(a)(i).

“Registration Rights Agreement” has the meaning specified in the Recitals hereto.

“Registration Statement” has the meaning specified in Section 9.02(a)(i).

“Regulation S-X” means 17 CFR Part 210.

“Regulatory Consent Authority” means the Antitrust Division of the United States Department of Justice or the United States Federal Trade Commission, as applicable.

“Release” means any spilling, leaking, pumping, pouring, emitting, emptying, discharging, injecting, escaping, leaching, dumping or disposing, into the environment.

“Representative” means, as to any Person, any of the officers, directors, managers, employees, counsel, accountants, financial advisors, and consultants of such Person.

“Required Company Stockholder Approval” means the approval of the plan of merger set forth in this Agreement by the stockholders of the Company in accordance with the NRS and the Company’s Organizational Documents, which shall require the affirmative vote of a majority of the issued and outstanding shares of Company Stock, voting together as a single class.

“Sale Transaction” has the meaning specified in Section 3.03(c)(i)(2).

“Sanctions Laws” means (a) the economic sanctions Laws, rules, regulations and executive orders of the United States, including the International Emergency Economic Powers Act (50 U.S.C. §§١٧٠١ et seq.), the Trading with the Enemy Act (50 App. U.S.C. §§١ et seq.), and any economic sanctions administered by the U.S. Department of the Treasury’s Office of Foreign Assets Control and (b) any other economic sanctions Laws, rules or regulations of a Governmental Authority with applicable jurisdiction over the Company or any of its Subsidiaries.

“Scheduled Intellectual Property” has the meaning specified in Section 5.10(a).

“Schedules” means (a) in the case of the Company, the disclosure schedules of the Acquired Companies delivered by the Company to Buyer on the date of this Agreement, and (b) in the case of the Buyer Parties, the disclosure schedules of the Buyer Parties delivered by Buyer to the Company on the date of this Agreement.

“SEC” means the United States Securities and Exchange Commission.

“Securities Act” means the Securities Act of 1933, as amended.

“Securities Laws” means the securities Laws of any state, federal or foreign entity and the rules and regulations promulgated thereunder.

“Series A COD” means the Certificate of Designations, Preferences and Rights of Series A Convertible Preferred Stock of Buyer filed with the Secretary of State of the State of Delaware, as amended, modified or supplemented from time to time.

“Series A Common Share Equivalent” has the meaning specified in Section 3.02(b).

“Series A Preferred Merger Consideration” has the meaning set forth in Section 3.02(b).

“Series B COD” means the Certificate of Designations, Preferences and Rights of Series B Convertible Preferred Stock of Buyer filed with the Secretary of State of the State of Delaware, as amended, modified or supplemented from time to time.

“Series B Common Share Equivalent” has the meaning specified in Section 3.02(c).

“Series B Preferred Merger Consideration” has the meaning set forth in Section 3.02(c).

“Series C COD” means the Certificate of Designations, Preferences and Rights of Series C Convertible Preferred Stock of Buyer filed with the Secretary of State of the State of Delaware, as amended, modified or supplemented from time to time.

“Series C Common Share Equivalent” has the meaning specified in Section 3.02(d).

“Series C Preferred Merger Consideration” has the meaning set forth in Section 3.02(d).

“Series D COD” means the Certificate of Designations, Preferences and Rights of Series D Convertible Preferred Stock of Buyer filed with the Secretary of State of the State of Delaware, as amended, modified or supplemented from time to time.

“Series D Common Share Equivalent” has the meaning specified in Section 3.02(e).

“Series D Preferred Merger Consideration” has the meaning set forth in Section 3.02(e).

“Software” means any and all (a) computer programs, including any and all software implementation of algorithms, models and methodologies, whether in source code, object code, human readable form or other form, (b) databases and compilations, including any and all data and collections of data, whether machine readable or otherwise, (c) descriptions, flow charts and other work products used to design, plan, organize and develop any of the foregoing, screens, user interfaces, report formats, firmware, development tools, templates, menus, buttons and icons and (d) all documentation including user manuals and other training documentation relating to any of the foregoing.

“Special Meeting” has the meaning specified in Section 9.02(b).

“Specified Representations” means: (a) in the case of the Company, the representations and warranties contained in: Section 5.01 (Due Organization); Section 5.02 (Subsidiaries); Section 5.03(a) (Due Authorization); and Section 5.19 (Brokers’ Fees); and (b) in the case of Buyer, the representations and warranties contained in: Section 6.01 (Due Organization); Section 6.02 (Due Authorization); and Section 6.08 (Brokers’ Fees).

“Sponsor” means Colbeck Edify Holdings, LLC, a Delaware limited liability company.

“Sponsor Support Agreement” has the meaning specified in the Recitals hereto.

“Subsidiary” means, with respect to a Person, any corporation or other organization (including a limited liability company or a partnership), whether incorporated or unincorporated, of which such Person directly or indirectly owns or controls a majority of the securities or other interests having by their terms ordinary voting power to elect a majority of the board of directors or others performing similar functions with respect to such corporation or other organization or any organization of which such Person or any such corporation or other organization serves, directly or indirectly, as a general partner, as a managing member or in a similar role; provided, however that for purposes of this Agreement, only those subsidiaries owned by the Company as of the date of this Agreement shall be considered to be a “Subsidiary” of the Company.

“Surviving Corporation” has the meaning specified in the Recitals hereto.

“Surviving Provisions” has the meaning specified in Section 11.02.

“Takeover Statute” has the meaning specified in Section 5.24.

“Tax” means any federal, state, provincial, territorial, local, foreign and other taxes, including net income tax, alternative or add-on minimum tax, franchise tax, gross income, adjusted gross income or gross receipts tax, employment related tax (including employee withholding or employer payroll tax) ad valorem, transfer, franchise, license, excise, severance, stamp, occupation, premium, personal property, real property, withholding, escheat, unclaimed property, imputed underpayment, capital stock, profits, disability, registration, value added, estimated, customs duties, and sales or use tax, or other tax or like assessment or charge of any kind whatsoever in the nature of a tax, together with any interest, penalty, addition to tax or additional amount imposed with respect thereto by a Governmental Authority.

“Tax Incentive” has the meaning specified in Section 5.08(r).

“Tax Return” means any return, report, statement, refund, claim, declaration, information return, statement, estimate or other document filed or required to be filed with a Governmental Authority in respect of Taxes, including any schedule or attachment thereto and including any amendments thereof.

“Taxing Authority” means, with respect to any Tax, any Governmental Authority or other authority competent to impose such Tax or responsible for the administration and/or collection of such Tax or enforcement of any Law in relation to such Tax.

“Technology” means, collectively, all Software, information, formulae, algorithms, procedures, methods, techniques, research and development, technical data, programs, subroutines, tools, materials, processes, apparatus, creations, and other similar materials, and all recordings, graphs, reports, analyses, and other writings, and other tangible embodiments of the foregoing, in any form whether or not specifically listed herein, and all related technology, that are used in, incorporated in, embodied in, displayed by or related to, or are used in connection with the foregoing.

“Term Sheet” means that certain term sheet set forth as Exhibit A to the Commitment Letter, dated as of the date hereof, provided by CB Agent Services LLC to the Company relating to the Debt Facility.

“Terminating Buyer Breach” has the meaning specified in Section 11.01(d).

“Terminating Company Breach” has the meaning specified in Section 11.01(c).

“Termination Date” has the meaning specified in Section 11.01(c).

“Trade Secrets” has the meaning specified in the definition of Intellectual Property.

“Trading Day” means any day on which shares of Buyer Class A Common Stock are actually traded on the principal securities exchange or securities market on which shares of Buyer Class A Common Stock are then traded.

“Transaction Agreements” shall mean this Agreement, the Lock-Up Agreement, the Sponsor Support Agreement, the Registration Rights Agreement, the Buyer Charter, the Buyer Bylaws, and all the agreements, documents, instruments and certificates entered into in connection herewith or therewith and any and all exhibits and schedules thereto.

“Transactions” means the transactions contemplated by this Agreement, including the Merger.

“Transfer Taxes” means any transfer, stamp, documentary, sales, use, registration, value-added and other similar Taxes (including all applicable real estate transfer Taxes) incurred in connection with this Agreement or the Transactions.

“Treasury Regulations” means the regulations promulgated under the Code.

“Triggering Event” has the meaning specified in Section 3.03(c).

“Trust Account” has the meaning specified in Section 6.07(a).

“Trust Agreement” has the meaning specified in Section 6.07(a).

“Trustee” has the meaning specified in Section 6.07(a).

“Unaudited Financial Statements” has the meaning specified in Section 5.05(a).

“Virtual Data Room” has the meaning specified in Section 1.02(h).

“WARN” means the Worker Adjustment and Retraining Notification Act of 1988, as amended, or similar Laws.

“Written Consent” has the meaning specified in Section 7.05.

Section 1.02. Construction.

(a) Unless the context of this Agreement otherwise requires, (i) words of any gender include each other gender, (ii) words using the singular or plural number also include the plural or singular number, respectively, (iii) the terms “hereof,” “herein,” “hereby,” “hereto” and derivative or similar words refer to this entire Agreement, (iv) the terms “Article,” “Section,” “Schedule,” “Exhibit” and “Annex” refer to the specified Article, Section, Schedule, Exhibit or Annex, as applicable, of or to this Agreement unless otherwise specified, (v) the word “including” shall mean “including without limitation,” (vi) the word “or” shall be disjunctive but not exclusive, and (vii) the phrase “to the extent” means the degree to which a thing extends (rather than if).

(b) When used herein, “ordinary course of business” means an action taken, or omitted to be taken, in the ordinary and usual course of the Company’s and its Subsidiaries’ business, consistent with past practice (including, for the avoidance of doubt, recent past practice in light of COVID-19).

(c) Unless the context of this Agreement otherwise requires, references to agreements and other documents shall be deemed to include all subsequent amendments and other modifications thereto.

(d) Unless the context of this Agreement otherwise requires, references to statutes shall include all regulations promulgated thereunder and references to statutes or regulations shall be construed as including all statutory and regulatory provisions consolidating, amending or replacing the statute or regulation.

(e) The language used in this Agreement shall be deemed to be the language chosen by the Parties to express their mutual intent and no rule of strict construction shall be applied against any Party.

(f) Whenever this Agreement refers to a number of days, such number shall refer to calendar days unless Business Days are specified. If any action is to be taken or given on or by a particular calendar day, and such calendar day is not a Business Day, then such action may be deferred until the next Business Day. When calculating the time period before which, within which or following which, any act is to be done or step taken pursuant to this Agreement, the date that is the reference date in calculating such period shall be excluded.

(g) All accounting terms used herein and not expressly defined herein shall have the meanings given to them under GAAP.

(h) The phrases “provided to,” “furnished to,” “made available” and phrases of similar import when used herein, unless the context otherwise requires, means that a copy of the information or material referred to has been provided no later than 9:00 a.m. Eastern Time on the day that is one (1) day prior to the date of this Agreement to the Party to which such information or material is to be provided or furnished (i) in the virtual “data room” set up by the Company in connection with this Agreement (the “Virtual Data Room”) or (ii) by delivery to such Party or its legal counsel via electronic mail.

Section 1.03. Knowledge. As used herein, the phrase “to the knowledge” shall mean the actual knowledge, following reasonable inquiry of their respective management team members with responsibility for the subject matter at issue, of (a) in the case of the Company, the Persons listed on Schedule 1.03(a), and (b) in the case of the Buyer Parties, the Persons listed on Schedule 1.03(b).

Section 1.04. Equitable Adjustments. If, between the date of this Agreement and the Closing, the outstanding shares of Company Stock or shares of Buyer Common Stock shall have been changed into a different number of shares or a different class, by reason of any stock dividend, subdivision, reclassification, reorganization, recapitalization, split, combination or exchange of shares, or any similar event shall have occurred, then any number, value (including dollar value) or amount contained herein that is based upon the number of shares of Company Stock or shares of Buyer Common Stock, as applicable, will be appropriately adjusted to provide to the Holders of Company Stock or the holders of Buyer Common Stock, as applicable, the same economic effect as contemplated by this Agreement prior to such event; provided, that this Section 1.04 shall not be construed to permit Buyer, the Company or Merger Sub to take any action with respect to their respective securities that is prohibited by the terms and conditions of this Agreement.

ARTICLE II

THE MERGER

Section 2.01. The Merger (a). At the Effective Time, on the terms and subject to the conditions set forth herein and in accordance with the applicable provisions of the NRS, Merger Sub and the Company shall consummate the Merger, pursuant to which Merger Sub shall be merged with and into the Company, following which the separate corporate existence of Merger Sub shall cease and the Company shall continue as the Surviving Corporation after the Merger and as a direct, wholly owned subsidiary of Buyer; provided, that references to the Company for periods after the Effective Time shall include the Surviving Corporation.

Section 2.02. Effective Time. On the terms and subject to the conditions set forth herein, on the Closing Date, the Company and Merger Sub shall cause the Merger to be consummated by filing the certificate of merger in substantially the form of Exhibit G attached hereto (the “Certificate of Merger”) with the Secretary of State of the State of Nevada in accordance with the applicable provisions of the NRS (the time of such filing, or such later time as may be agreed in writing by the Company and Buyer and specified in the Certificate of Merger, being the “Effective Time”).

Section 2.03. Effect of the Merger. At the Effective Time, the effect of the Merger shall be as provided in this Agreement, the Certificate of Merger and the applicable provisions of the NRS. Without limiting the generality of the foregoing, and subject thereto, at the Effective Time, all the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of Merger Sub and the Company shall become the property, rights, privileges, agreements, powers and franchises, debts, liabilities, duties and obligations of the Surviving Corporation, which shall include the assumption by the Surviving Corporation of any and all agreements, covenants, duties and obligations of Merger Sub and the Company set forth in this Agreement to be performed after the Effective Time.

Section 2.04. Governing Documents. Subject to Section 8.02, at the Effective Time, the certificate of incorporation and bylaws of the Surviving Corporation shall be amended to read the same as the certificate of incorporation and bylaws of Merger Sub as in effect immediately prior to the Effective Time, except that the name of the Surviving Corporation shall be “Unique Logistics International, Inc.”

Section 2.05. Directors and Officers of the Surviving Corporation. Immediately after the Effective Time, the board of directors and officers of the Surviving Corporation shall be the board of directors and officers of the Company immediately prior to the Effective Time.

Section 2.06. Further Assurances. If, at any time after the Effective Time, any further action is necessary or desirable to carry out the purposes of this Agreement and to vest the Surviving Corporation following the Merger with full right, title and possession to all assets, property, rights, privileges, powers and franchises of the Company and Merger Sub, the applicable directors and officers of the Company and Merger Sub (or their respective designees) are fully authorized in the name of their respective corporations or otherwise to take, and will take, all such lawful and necessary action, so long as such action is not inconsistent with this Agreement.

ARTICLE III

CLOSING MERGER CONSIDERATION; EARNOUT CONSIDERATION;
CONVERSION OF SECURITIES

Section 3.01. Closing Merger Consideration. The total consideration to be paid to the Holders in respect of the Merger shall consist of (a) the Closing Merger Consideration, and (b) the Earnout Consideration. The Closing Merger Consideration shall be paid to the Holders at the Closing and the Earnout Consideration shall be paid as provided in Section 3.03(c), in each instance, in accordance with the Allocation Schedule and the terms and conditions set forth herein.

Section 3.02. Effect of Merger. On the terms and subject to the conditions set forth herein, at the Effective Time, by virtue of the Merger and without any further action on the part of any Party or the holders of any securities of Buyer, the following shall occur:

(a) Each share of Company Common Stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive the Merger Consideration as set forth in clause (i) of this Section 3.02(a) and the Earnout Consideration as set forth in clauses (ii) and (iii) of this Section 3.02(a), subject in the latter instance to any requirements as to Triggering Events applicable to the Earnout Shares:

(i) a number of shares of Buyer Class A Common Stock equal to the Common Exchange Ratio;

(ii) a number of shares of Buyer Class A Common Stock equal to the quotient of (A) 1,250,000, divided by (B) the Company Total Shares (“Earnout Exchange Ratio One”); and

(iii) a number of shares of Buyer Class A Common Stock equal to the quotient of (A) 1,250,000, divided by (B) the Company Total Shares (“Earnout Exchange Ratio Two”) (clauses (i) — (iii), the “Per Share Merger Consideration”).

(b) Each share of Company Series A Convertible Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Buyer Class A Common Stock equal to the sum of (i) the product of (A) the number of shares of Company Common Stock into which such share of Company Series A Convertible Preferred Stock is convertible as of immediately prior to the Effective Time, taking into account the effects of the Transactions in accordance with the Series A COD (the “Series A Common Share Equivalent”), and (B) the Common Exchange Ratio, (ii) a number of shares of Buyer Class A Common Stock equal to the product of (A) the Series A Common Share Equivalent, and (B) Earnout Exchange Ratio One, and (iii) a number of shares of Buyer Class A Common Stock equal to the product of (A) the Series A Common Share Equivalent, and (B) Earnout Exchange Ratio Two (collectively, the “Series A Preferred Merger Consideration”).

(c) Each share of Company Series B Convertible Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Buyer Class A Common Stock equal to the sum of (i) the product of (A) the number of shares of Company Common Stock into which such share of Company Series B Convertible Preferred Stock is convertible as of immediately prior to the Effective Time, taking into account the effects of the Transactions in accordance with the Series B COD (the “Series B Common Share Equivalent”), and (B) the Common Exchange Ratio, (ii) a number of shares of Buyer Class A Common Stock equal to the product of (A) Series B Common Share Equivalent, and (B) Earnout Exchange Ratio One, and (iii) a number of shares of Buyer Class A Common Stock equal to the product of (A) Series B Common Share Equivalent, and (B) Earnout Exchange Ratio Two (collectively, the “Series B Preferred Merger Consideration”).

(d) Each share of Company Series C Convertible Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Buyer Class A Common Stock equal to the sum of (i) the product of (A) the number of shares of Company Common Stock into which such share of Company Series C Convertible Preferred Stock is convertible as of immediately prior to the Effective Time, taking into account the effects of the Transactions in accordance with the Series C COD (the “Series C Common Share Equivalent”), and (B) the Common Exchange Ratio, (ii) a number of shares of Buyer Class A Common Stock equal to the product of (A) the Series C Common Share Equivalent, and (B) Earnout Exchange Ratio One, and (iii) a number of shares of Buyer Class A Common Stock equal to the product of (A) the Series C Common Share Equivalent, and (B) Earnout Exchange Ratio Two (collectively, the “Series C Preferred Merger Consideration”).

(e) Each share of Company Series D Convertible Preferred Stock issued and outstanding as of immediately prior to the Effective Time (other than Excluded Shares and Dissenting Shares) will be cancelled and automatically deemed for all purposes to represent the right to receive a number of shares of Buyer Class A Common Stock equal to the sum of (i) the product of (A) the number of shares of Company Common Stock into which such share of Company Series D Convertible Preferred Stock is convertible as of immediately prior to the Effective Time, taking into account the effects of the Transactions in accordance with the Series D COD (the “Series D Common Share Equivalent”), and (B) the Common Exchange Ratio, (ii) a number of shares of Buyer Class A Common Stock equal to the product of (A) the Series D Common Share Equivalent, and (B) Earnout Exchange Ratio One, and (iii) a number of shares of Buyer Class A Common Stock equal to the product of (A) Series D Common Share Equivalent, and (B) Earnout Exchange Ratio Two (collectively, the “Series D Preferred Merger Consideration”).

(f) From and after the Effective Time, each Holder shall cease to have any other rights in and to the Company or the Surviving Corporation, and each Certificate relating to the ownership of shares of Company Stock (other than Excluded Shares and Dissenting Shares) shall thereafter represent only the right to receive the allocable portion of the Merger Consideration in respect of such shares of Company Stock represented by such Certificate. At the Effective Time, the stock transfer books of the Company shall be closed, and no transfers of Company Stock shall be made thereafter.

(g) Each issued and outstanding share of common stock of Merger Sub shall be converted into and become one validly issued, fully paid and nonassessable share of common stock, par value $0.0001 per share, of the Surviving Corporation, which shall constitute the only outstanding shares of capital stock of the Surviving Corporation.

(h) Each share of Company Stock held in the Company’s treasury immediately prior to the Effective Time (each, an “Excluded Share”) shall be cancelled and no consideration shall be paid or payable with respect thereto.

(i) Notwithstanding anything to the contrary herein, no fraction of a share of Buyer Common Stock will be issued by virtue of the Merger, and each Holder that would otherwise be entitled to a fraction of a share of Buyer Common Stock (after aggregating all fractional shares of Buyer Common Stock of the same class and series that otherwise would be received by such Holder) shall not receive from Buyer any shares of Buyer Common Stock or other consideration in lieu of such fractional share.

Section 3.03. Earnout.

(a) Earnout Shares. In addition to the Closing Merger Consideration, commencing 60 days following the Closing Date, the Holders shall be entitled to receive Earnout Shares, subject to the occurrence of the Triggering Events as hereinafter provided. The right to acquire the Earnout Shares shall expire in the event that such Earnout Shares are not earned, in accordance with Section 3.03(c), on or prior to the seventh anniversary of the Closing Date (the “Earnout Termination Date”).

(b) Procedures Applicable to the Earnout Shares.

(i) From and after the Effective Time, Buyer shall set aside and reserve for issuance that number of shares of Buyer Class A Common Stock as are sufficient to fulfill Buyer’s obligations to issue the Earnout Shares, assuming (A) the occurrence of all of the Triggering Events and (B) the issuance of all of the corresponding Earnout Shares.

(ii) As soon as practicable, but in any event within five Business Days, after Buyer becomes aware of the occurrence of a Triggering Event, Buyer shall (A) prepare and deliver, or cause to be prepared and delivered, a written notice to the Holders (each, an “Earnout Notice”), which Earnout Notice shall describe in reasonable detail the applicable Triggering Event, and (B) issue and deliver, or cause to be issued and delivered, the number of Earnout Shares that have been earned as a result of such Triggering Event.

(c) Triggering Events. The Earnout Shares shall be earned and the Buyer Class A Common Stock shall be issued in respect thereof as follows (each such event described in subsections (i) – (ii) below, a “Triggering Event”):

(i) with respect to shares of Buyer Class A Common Stock that constitute Earnout Shares, the earlier to occur of the following (but only if occurring on or prior to the Earnout Termination Date):

(1) the Buyer Closing Share Price being equal to or exceeding $12.00 per share for any 20 Trading Days within any period of 30 consecutive Trading Days beginning after the Closing Date; and

(2) Buyer’s or the Surviving Corporation’s or any of its Subsidiaries’ consummation of a merger, consolidation, tender offer, exchange offer or business combination or sale of all or substantially all of its assets (each, a “Sale Transaction”), in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of Buyer Class A Common Stock in such Sale Transaction equals or exceeds $12.00 per share (on a fully diluted basis, taking into account the dilutive effect of the shares of Buyer Class A Common Stock issuable pursuant to this Section 3.03(c)(i) as if they had been earned in determining whether this Triggering Event has been met);

(ii) with respect to shares of Buyer Class A Common Stock that constitute Earnout Shares, the earlier to occur of the following (but only if occurring on or prior to the Earnout Termination Date):

(1) the Buyer Closing Share Price being equal to or exceeding $15.00 per share for any 20 Trading Days within any period of 30 consecutive Trading Days beginning after the Closing Date; and

(2) the consummation of a Sale Transaction by Buyer or the Surviving Corporation or any of its Subsidiaries in which the fair value of the consideration (including all forms of consideration, including contingent consideration) payable in respect of each outstanding share of Buyer Class A Common Stock equals or exceeds $15.00 per share (on a fully diluted basis, taking into account the dilutive effect of the shares of Buyer Class A Common Stock issuable pursuant to this Section 3.03(c)(ii) as if they had been earned in determining whether this Triggering Event has been met).

(d) Achievement of Multiple Triggering Events. For the avoidance of doubt, each Triggering Event set forth in Section 3.03(c) will only be deemed to occur once, if at all, and in no event shall the Holders or any other Person, in the aggregate, be entitled to receive more than 2,500,000 Earnout Shares, other than as a result of an adjustment pursuant to Section 3.03(e).

(e) Adjustments. If Buyer at any time combines or subdivides (by any stock split, stock dividend, recapitalization, reorganization, merger, amendment of the Buyer Organizational Documents, scheme, arrangement or otherwise or extraordinary dividend resulting from an asset sale or leveraged recapitalization) the Buyer Common Stock, each of the applicable per share prices set forth in Section 3.03(c) shall be equitably adjusted by Buyer in good faith to take into account such stock split, stock dividend, recapitalization, reorganization, merger, amendment of the Buyer Organizational Documents, scheme, arrangement or extraordinary dividend or other applicable transaction.

(f) Termination of Rights to Receive Earnout Shares. Notwithstanding anything to the contrary contained in this Section 3.03, in the event of any Sale Transaction that does not constitute a Triggering Event, the right of any Holders to receive Earnout Shares for which a Triggering Event has not occurred as of the consummation of such Sale Transaction shall be automatically terminated upon such consummation, without any further action by any Person, and the Holders shall not have any rights with respect to such Earnout Shares.

Section 3.04. Allocation Schedule. At least three Business Days prior to the Closing Date, the Company shall deliver the Allocation Schedule to Buyer and the Exchange Agent. The Allocation Schedule and the calculations and determinations contained therein shall be prepared in accordance with the Organizational Documents of the Company, the NRS and the applicable definitions contained in this Agreement. The Buyer Parties shall be entitled to rely (without any duty of inquiry) upon the Allocation Schedule. The Company hereby waives, and the Letter of Transmittal that shall be required to be delivered by the Holders (other than holders of publicly traded shares of Company Common Stock) as a condition to receipt of any consideration hereunder shall include a waiver of, any and all claims (a) that the Allocation Schedule did not accurately reflect the terms of the Company Organizational Documents, and (b) in connection with the issuance of any securities of the Company (including any rights to indemnities from the Company or any of its Affiliates pursuant to any Contract entered into by such holder in connection with such issuance); provided, that in no event shall the amounts set forth on the Allocation Schedule result in, or require Buyer or any other Person to issue or pay hereunder, an amount greater than the aggregate of the Closing Merger Consideration and the Earnout Consideration.

Section 3.05. Exchange of Certificates and Disbursement of Consideration.

(a) Exchange Agent and Exchange Fund. Prior to the Effective Time, Buyer shall appoint Continental Stock Transfer & Trust Company or Buyer’s then transfer agent (the “Exchange Agent”) for the purposes of exchanging shares of Company Stock for the portions of the Closing Merger Consideration and the Earnout Consideration payable to each Holder pursuant to Section 3.01. At the Effective Time, Buyer shall deposit with the Exchange Agent to be held in trust the aggregate amount of equity equal to the Closing Merger Consideration required to fund the disbursements set forth in Section 3.02. Such equity deposited with the Exchange Agent is referred to in this Agreement as the “Exchange Fund.” At the Effective Time, Buyer shall deliver irrevocable instructions to the Exchange Agent to deliver the Closing Merger Consideration out of the Exchange Fund and shall reserve the Earnout Consideration in the manner it is contemplated to be issued pursuant to this ARTICLE III.

(b) Exchange Procedures. Promptly after the Effective Time (and in any event within five Business Days thereafter), the Exchange Agent shall mail to each holder of record of Company Stock represented by a stock certificate, if any, representing such shares of Company Stock (“Certificates”) (other than holders of Excluded Shares) (i) a letter of transmittal in customary form specifying that delivery shall be effected, and risk of loss and title to the Certificates shall pass, only upon delivery of the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.05(f)) to the Exchange Agent, such letter of transmittal to be in such form and have such other provisions as Buyer and the Company may reasonably agree, and (ii) instructions for surrendering the Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.05(f)) to the Exchange Agent. Upon surrender of a Certificate (or affidavit of loss in lieu of the Certificate as provided in Section 3.05(f)) to the Exchange Agent in accordance with the terms of such letter of transmittal, the Holder of such Certificate shall be entitled to receive in exchange therefor the aggregate Merger Consideration that such Holder has the right to receive pursuant to Section 3.02, less any required Tax withholdings as provided in Section 3.06. The Certificate so surrendered shall forthwith be cancelled. No interest will be paid or accrued on any amount payable upon due surrender of the Certificates. In the event of a transfer of ownership of Company Stock that is not registered in the transfer records of the Company, the Merger Consideration to be exchanged upon due surrender of the Certificate may be issued to such transferee if the Certificate formerly representing such Company Stock is presented to the Exchange Agent, accompanied by all documents required to evidence and effect such transfer and to evidence that any applicable stock transfer Taxes have been paid or are not applicable.

(c) Distributions with Respect to Unexchanged Shares. All Closing Merger Consideration to be issued pursuant to the Merger shall be deemed issued and outstanding as of the Effective Time and the Earnout Shares shall be deemed issued and outstanding as of the date of the applicable Triggering Event; whenever a dividend or other distribution is declared by Buyer in respect of the Buyer Class A Common Stock, the record date for which is after the Effective Time or the date of the applicable Triggering Event, if any, that declaration shall include dividends or other distributions in respect of all shares of Buyer Class A Common Stock issuable hereunder as of such record date. No dividends or other distributions in respect of the Buyer Class A Common Stock issued pursuant to the Merger shall be paid to any holder of any unsurrendered Certificate until such Certificate (or affidavit of loss in lieu thereof as provided in Section 3.05(f)) is surrendered for exchange in accordance with this ARTICLE III. Subject to the effect of applicable Laws, following surrender of any such Certificate (or affidavit of loss in lieu thereof as provided in Section 3.05(f)), there shall be issued and/or paid to the holder of the whole shares of Buyer Class A Common Stock issued in exchange therefor, without interest thereon, (i) at the time of such surrender, the dividends or other distributions with a record date after the Effective Time theretofore payable with respect to such whole shares of Buyer Class A Common Stock and not paid and (ii) at the appropriate payment date, the dividends or other distributions payable with respect to such whole shares of Buyer Class A Common Stock with a record date after the Effective Time, but with a payment date subsequent to surrender.

(d) Transfers. From and after the Effective Time, there shall be no transfers on the transfer books of the Company of any shares of Company Stock that were outstanding immediately prior to the Effective Time. If, after the Effective Time, any Certificate is presented to the Surviving Corporation, Buyer or the Exchange Agent for transfer, it shall be cancelled and exchanged for (without interest and after giving effect to any required Tax withholdings as provided in Section 3.06) the allocable portion of the Closing Merger Consideration and the Earnout Consideration in respect of such shares of Company Stock represented by such Certificate provided for, and in accordance with the procedures set forth in, ARTICLE III.

(e) Termination of Exchange Fund. Any portion of the Exchange Fund (including the proceeds of any investments of the Exchange Fund) that remains unclaimed by the stockholders of the Company for 180 days after the Effective Time shall be delivered, at Buyer’s option, to Buyer. Any Holder of shares of Company Stock (other than Excluded Shares) who has not theretofore complied with this ARTICLE III shall thereafter look only to Buyer for delivery of any shares of Buyer Common Stock and any dividends and other distributions in respect of the Buyer Common Stock to be issued or paid pursuant to the provisions of this ARTICLE III (after giving effect to any required Tax withholdings as provided in Section 3.06) upon due surrender of the Holder’s Certificates (or affidavits of loss in lieu of the Certificates as provided in Section 3.05(f)), without any interest thereon. Notwithstanding the foregoing, none of the Surviving Company, Buyer, the Exchange Agent or any other Person shall be liable to any former Holder for any amount properly delivered to a public official pursuant to applicable abandoned property, escheat or similar Laws. To the fullest extent permitted by Law, immediately prior to the date any Merger Consideration would otherwise escheat to or become the property of any Governmental Authority, such Merger Consideration shall become the property of the Surviving Company, free and clear of all claims or interest of any Person previously entitled thereto.

(f) Lost, Stolen or Destroyed Certificates. In the event any Certificate shall have been lost, stolen or destroyed, upon the making of an affidavit of that fact by the Person claiming such Certificate to be lost, stolen or destroyed, and, if required by Buyer or the Exchange Agent, the posting by such person of a bond in such reasonable amount as Buyer or the Exchange Agent, as applicable, may direct as indemnity against any claim that may be made against it with respect to such Certificate, the Exchange Agent will issue in exchange for such lost, stolen or destroyed Certificate, the shares of Buyer Common Stock and any dividends and other distributions in respect of the Buyer Common Stock that would have been issuable or payable pursuant to the provisions of this ARTICLE III (after giving effect to any required Tax withholdings as provided in Section 3.06) had such lost, stolen or destroyed Certificate been surrendered.

Section 3.06. Withholding Rights. Notwithstanding anything in this Agreement to the contrary, Buyer, Merger Sub, the Company, the Surviving Corporation, the Exchange Agent, their respective Affiliates, and any other withholding agent shall be entitled to deduct and withhold from amounts otherwise issuable or payable pursuant to this Agreement any amount required to be deducted and withheld with respect to the making of any such issuance or payment under applicable Law. To the extent that amounts are so withheld and paid over to the appropriate Governmental Authority, such withheld amounts shall be treated for all purposes of this Agreement as having been paid to the Person in respect of which such deduction and withholding was made. Any amounts so withheld shall be timely remitted to the applicable Governmental Authority.

Section 3.07. Appraisal Rights.

(a) Notwithstanding any provision of this Agreement to the contrary and to the extent available under the NRS, shares of Company Stock that are outstanding immediately prior to the Effective Time and that are held by Holders who shall have neither voted in favor of the Merger nor consented thereto in writing and who shall have demanded properly in writing appraisal for such shares of Company Stock in accordance with the terms of NRS 92A.300 through 92A.500 and otherwise complied with all of the provisions of the NRS relevant to the exercise and perfection of dissenters’ rights (such shares, the “Dissenting Shares”) shall not be converted into, and such stockholders shall have no right to receive, the applicable portion of the consideration set forth in ARTICLE III unless and until such stockholder fails to perfect or withdraws or otherwise loses his, her or its right to appraisal and payment under the NRS. Any Dissenting Shares, the Holder of which fails to perfect or who effectively withdraws or otherwise loses his, her or its rights to appraisal of his, her or its Dissenting Shares pursuant to the terms of NRS 92A.300 through 92A.500, shall thereupon be deemed to have been converted into, and to have become exchangeable for, as of the Effective Time, the right to receive their allocable portion of the Closing Merger Consideration and the Earnout Consideration provided for, and in accordance with the procedures set forth in, ARTICLE III, without any interest thereon, upon surrender, if applicable, in the manner provided in Section 3.05, of the Certificate, Certificates or uncertificated shares of Company Stock that formerly evidenced such shares of Company Stock.

(b) Prior to the Closing, the Company shall give Buyer (i) prompt notice of any demands for appraisal received by the Company and any withdrawals of such demands, and (ii) the opportunity to participate in all negotiations and proceedings with respect to demands for appraisal under the NRS. The Company shall not, except with the prior written consent of Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), make any payment with respect to any demands for appraisal or offer to settle or settle any such demands.

ARTICLE IV

CLOSING TRANSACTIONS

Section 4.01. Closing. On the terms and subject to the conditions set forth in this Agreement, the closing of the Transactions (the “Closing”) shall take place (a) electronically by the mutual exchange of electronic signatures (including portable document format (.PDF)) commencing as promptly as practicable (and in any event no later than 10:00 a.m. Eastern Time on the third Business Day) following the satisfaction or (to the extent permitted by applicable Law) waiver of the conditions set forth in ARTICLE X (other than those conditions that by their terms or nature are to be satisfied at the Closing; provided, that such conditions are satisfied or (to the extent permitted by applicable Law) waived at the Closing) or (b) at such other place, time or date as Buyer and the Company may mutually agree in writing. The date on which the Closing shall occur is referred to herein as the “Closing Date.”

ARTICLE V

REPRESENTATIONS AND WARRANTIES OF THE COMPANY

Except as set forth in the Schedules to this Agreement dated as of the date of this Agreement (each of which qualifies representations, warranties or covenants set forth in the correspondingly numbered Section of this Agreement and any other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of the disclosure), or in in the Company SEC Reports filed since December 31, 2021 and prior to the date hereof (other than (a) any information that is contained solely in the “Risk Factors” section of such Company SEC Reports and (b) any forward-looking statements, or other statements that are similarly predictive or forward-looking in nature, contained in such Company SEC Reports), the Company hereby represents and warrants to each Buyer Party as follows:

Section 5.01. Due Organization. The Company has been duly incorporated, and is validly existing and in good standing, under the Laws of the State of Nevada and has all requisite corporate power and authority to own and operate its properties and to carry on its businesses as now conducted. The copies of the Organizational Documents of the Company certified by the Secretary of the State of Nevada, as in effect on the date hereof, previously made available by the Company to Buyer are (a) true, correct and complete, (b) in full force and effect and (c) have not been amended in any respect. The Company is qualified to do business and is in good standing as a foreign entity in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not constitute a Material Adverse Effect. The Company is not in violation of any of the provisions of its Organizational Documents.

Section 5.02. Subsidiaries; Other Equity Interests.

(a) Except as set forth on Schedule 5.02(a), the Company does not own or hold the right to acquire any shares, stock, partnership interest or joint venture interest or other equity interest in any other corporation, organization or entity. Except as set forth on Schedule 5.02(a), the Company owns, directly or indirectly, of record and beneficially, all shares, capital stock and other equity interests in each of its Subsidiaries, free and clear of all Liens (other than Permitted Liens and Liens arising under applicable Securities Laws), and all such shares, capital stock and other equity interests are validly issued, fully paid and non-assessable (to the extent such concept is applicable to such shares, capital stock and other equity interests). Each of the Subsidiaries of the Company is duly incorporated, formed or organized, validly existing and in good standing (or its equivalent, if applicable) under the applicable Laws of its jurisdiction of incorporation, formation or organization, and each of the Subsidiaries of the Company has all requisite corporate (or comparable) power and authority to own and operate its properties and to carry on its businesses as now conducted. Each of the Subsidiaries of the Company is qualified to do business and is in good standing (or its equivalent, if applicable) as a foreign entity in every jurisdiction in which its ownership of property or the conduct of business as now conducted requires it to qualify, except where the failure to be so qualified would not constitute a Material Adverse Effect. The respective jurisdiction of incorporation or organization of each Subsidiary of the Company is set forth on Schedule 5.02(a).

(b) A list of each entity other than the Subsidiaries of the Company in which any of the Acquired Companies holds any equity interests, including the percentage of the equity interests of such entities held by the Acquired Companies, and the respective jurisdiction of incorporation or organization of each such entity, is set forth on Schedule 5.02(b), and, except as set forth on Schedule 5.02(b), all such equity interests are owned by the applicable Acquired Companies free and clear of all Liens other than Liens arising under applicable Securities Laws.

Section 5.03. Due Authorization; No Conflicts.

(a) The Company has all requisite corporate power and authority to execute and deliver this Agreement and each other Transaction Agreement that is to be executed by the Company and, upon receipt of the Required Company Stockholder Approval, to perform its obligations hereunder and thereunder and to consummate the Transactions and the transactions contemplated by such other Transaction Agreements. The execution, delivery and performance of this Agreement and each of the other Transaction Agreements to be executed by the Company and the consummation of the Transactions and the transactions contemplated by such other Transaction Agreements have been duly and validly authorized by the board of directors of the Company, and no other corporate proceedings on its part are necessary to authorize the execution, delivery or performance of this Agreement. This Agreement has been, and each of the other Transaction Agreements to be executed by the Company will be, at or prior to the Closing, duly and validly authorized, executed and delivered by the Company, and assuming that this Agreement and each of the other Transaction Agreements to be executed by the Company is a valid and binding obligation of the other parties hereto and thereto, this Agreement constitutes, and each of the other Transaction Agreements to be executed by the Company when so executed and delivered will constitute, legal, valid and binding obligations of the Company, enforceable against the Company in accordance with their respective terms, subject to bankruptcy, insolvency, reorganization, moratorium and similar Laws relating to or affecting creditors’ rights or to general principles of equity (the “Enforceability Exceptions”).

(b) Except for compliance with the requirements under the HSR Act, Securities Laws, the rules and regulations of Nasdaq and any other regulations applicable to the consummation of the Transactions and as set forth on either Schedule 5.03(b) or Schedule 5.14, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which any Acquired Company is a party by such Acquired Company and the consummation of the Transactions and the transactions contemplated by such other Transaction Agreements do not and will not (i) conflict with or violate any provision of, or result in the breach of, the Organizational Documents of any Acquired Company, (ii) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to the Acquired Companies or any of their respective properties or assets, (iii) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event that, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract required to be set forth on Schedule 5.09(a) (other than with respect to any Multiemployer Plan or any Company Plan), or (iv) result in the creation of any Lien upon any of the properties or assets of any Acquired Company, except (in the case of clauses (ii), (iii) or (iv) above) for such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to be material to the Acquired Companies, taken as a whole.

Section 5.04. Capitalization.

(a) The authorized capital stock of the Company consists of (i) 800,000,000 shares of Company Common Stock and (ii) 5,000,000 shares of Company Convertible Preferred Stock, of which (A) 130,000 shares are designated as Series A Convertible Preferred Stock, (B) 870,000 shares are designated as Series B Convertible Preferred Stock, (C) 200 shares are designated as Series C Convertible Preferred Stock and (D) 200 shares are designated as Series D Convertible Preferred Stock.

(b) As of the date hereof, (i) 799,141,770 shares of Company Common Stock are issued and outstanding, (ii) 120,065 shares of Company Series A Convertible Preferred Stock are issued and outstanding, (iii) 820,800 shares of Company Series B Convertible Preferred Stock are issued and outstanding, (iv) 195 shares of Company Series C Convertible Preferred Stock are issued and outstanding, (v) 180 shares of Company Series D Convertible Preferred Stock are issued and outstanding and (vi) 40,000,000 shares of Company Common Stock are authorized for issuance under the Company Stock Plan.

(c) As of the date hereof, there are no outstanding Company Equity Awards. The Company has made available to Buyer in the Virtual Data Room an accurate and complete copy of the Company Stock Plan.

(d) All of the outstanding shares of capital stock or other equity interests of the Company (i) have been duly authorized and are validly issued, fully paid and non-assessable, (ii) were issued in compliance with applicable Law, and (iii) were not issued in breach or violation of any Contract or right of first refusal, rights of first offer or similar rights. Except as set forth on Schedule 5.04(d), there are no outstanding options, warrants, redemption rights, rights to subscribe to, purchase rights, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares or securities containing any equity features of the Company, or Contracts, commitments, understandings or arrangements by which the Company is or may become bound to issue additional shares or other equity interests or options, warrants, scrip, rights to subscribe to, purchase rights, puts, calls or commitments of any character whatsoever relating to, or securities or rights convertible into, any shares or other equity interests.

(e) All of the outstanding shares of capital stock or other equity interests of each of the Acquired Companies have been duly authorized and are validly issued and are fully paid and nonassessable. Except as set forth on Schedule 5.04(e), there are no securities or rights of any of the Acquired Companies, or Contracts, commitments, understandings or arrangements by which any of the Acquired Companies is bound, obligating any of the Acquired Companies to redeem or otherwise acquire any shares, shares of capital stock or other equity interests of the Acquired Companies. Except as set forth on Schedule 5.04(e), none of the Acquired Companies have outstanding bonds, debentures, notes or other similar obligations, the holders of which have the right to vote (or that are convertible into or exchangeable or exercisable for shares or securities having the right to vote) with the equity holders of any of the Acquired Companies on any matter. Except as set forth on Schedule 5.04(e), there are no voting trusts or other agreements or understandings to which any of the Acquired Companies is a party with respect to the voting of the shares, shares of capital stock or other equity interests of the Acquired Companies.

Section 5.05. Company SEC Reports; Financial Statements.

(a) Except as set forth in Schedule 5.05(a), the Company has filed or otherwise transmitted in a timely manner all forms, reports, statements, certifications and other documents (including all exhibits, schedules amendments and supplements thereto) required to be filed by it with the SEC since June 1, 2020 (all such forms, reports, statements, certificates and other documents filed or incorporated by reference therein since June 1, 2020, collectively, the “Company SEC Reports”). As of their respective dates, or, if amended, as of the date of the last such amendment, each of the Company SEC Reports complied as to form in all material respects with the applicable requirements of the Securities Act and the Exchange Act, and the applicable rules and regulations promulgated thereunder, as the case may be, each as in effect on the date so filed. As of their respective filing dates (or, if amended or superseded by a subsequent filing prior to the date hereof, as of the date of such amendment or superseding filing), none of the Company SEC Reports contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) The Company has made available to Buyer true, correct and complete copies of (i) the audited consolidated balance sheets of the Company as of May 31, 2022 and May 31, 2021, and the audited consolidated statements of operations, stockholders’ equity, and cash flows of the Company for the fiscal years ended May 31, 2022 and May 31, 2021, together with the auditor’s report thereon (the “Audited Financial Statements”) and (ii) the unaudited consolidated balance sheets of the Company as of August 31, 2022 (the “Interim Balance Sheet”), and the unaudited consolidated statements of operations, stockholders’ equity, and cash flows of the Company for the three-month period then ended (collectively, the “Unaudited Financial Statements” and together with the Audited Financial Statements, the “Financial Statements”). The Financial Statements (except as may be indicated in the notes thereto) comply as to form in all material respects, and were prepared in accordance, with GAAP applied on a consistent basis throughout the periods involved, fairly present in all material respects the financial position of the Company as of the date thereof and the results of its operations and changes in stockholders’ equity and cash flows for the period indicated therein (as applicable) and were derived from and accurately reflect in all material respects, the books and records of the Company, and comply in all material respects with the applicable accounting requirements and with the applicable rules and regulations of the SEC, the Exchange Act and the Securities Act in effect as of the respective dates thereof (including Regulation S-X). All financial projections with respect to the Company that have been delivered by or on behalf of the Company to Buyer or its Representatives were prepared in good faith using assumptions that the Company believes to be reasonable.

(c) Since June 1, 2020, the Company has maintained disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by the Company in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of the Company’s filings with the SEC under the Exchange Act. Since June 1, 2020, the Company has maintained internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. The Company has disclosed, based on the most recent evaluation of its Chief Executive Officer and its Chief Financial Officer prior to the date of this Agreement, to the Company’s independent auditors and the audit committee of the board of directors of the Company, (i) all significant deficiencies and material weaknesses in the design or operation of the Company’s internal control over financial reporting that are reasonably likely to adversely affect the Company’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves the Company’s management or other employees who have a significant role in the Company’s internal control over financial reporting.

(d) Except as set forth on Schedule 5.05(d), as of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC staff with respect to the Company SEC Reports and, to the knowledge of the Company, none of the Company SEC Reports is subject to ongoing SEC staff review or investigation as of the date hereof.

(e) No Subsidiary of the Company is required to file any form, report, schedule, statement or other document with the SEC.

(f) There are no outstanding loans or other extensions of credit made by the Company to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of the Company.

Section 5.06. No Material Adverse Effect; Absence of Certain Developments.

(a) Since May 31, 2022 through the date of this Agreement, there has not been any Material Adverse Effect.

(b) Except as set forth on Schedule 5.06(b), except in connection with the Transactions, since the date of the Interim Balance Sheet through the date of this Agreement, none of the Acquired Companies has engaged in any material transaction or taken any action that was not in the ordinary course of business. Without limiting the generality of the foregoing, and except as set forth on Schedule 5.06(b) and except in connection with the Transactions, since the date of the Interim Balance Sheet through the date of this Agreement, none of the Acquired Companies has taken any action that would have been prohibited by, or required the consent of Buyer under, Section 7.01 if it had been taken after the date hereof and prior to the Closing Date.

Section 5.07. Title to Properties.

(a) Each of the Acquired Companies owns good and valid title to, or holds a valid leasehold interest in, all of the material tangible personal property used by it in the conduct of its business, free and clear of all Liens, except for Permitted Liens. Each such item of material tangible personal property is in all material respects in operable condition and repair, subject to normal wear and tear, ongoing repairs or refurbishments in the ordinary course and obsolescence in the ordinary course.

(b) None of the Acquired Companies owns any real property.

(c) Schedule 5.07(c) contains a list of all real property leased or subleased by each of the Acquired Companies as of the date hereof (the “Leased Real Property”). The Acquired Companies have delivered to Buyer a true, correct and complete copy of the underlying lease with respect to each parcel of Leased Real Property (each, a “Lease”). Except as set forth on Schedule 5.07(c), with respect to each of the Leases: (i) to the Company’s knowledge, either the Company or one of its Subsidiaries has a valid and enforceable leasehold interest in each parcel or tract of real property leased by any Acquired Company; (ii) none of the Acquired Companies have received written notice of any existing or potential material defaults thereunder by such Acquired Company (as applicable) nor, to the Company’s knowledge, are there any existing material defaults by the lessor thereof; and (iii) to the Company’s knowledge, no event has occurred that (with notice, lapse of time or both) would constitute a material breach or default thereunder by any of the Acquired Companies (as applicable) or, to the Company’s knowledge, any other party thereto. The present use and operation of the Leased Real Property is authorized by, and is in compliance with, in all material respects, all applicable zoning, land use, building and fire Laws and other legal requirements. Except for Permitted Liens, there are no subleases, licenses, occupancy agreements or other contractual obligations pursuant to which an Acquired Company has granted the right of use or occupancy of any of the Leased Real Property to any Person other than the Acquired Companies, and there is no Person in possession of any of the Leased Real Property other than the Acquired Companies. No Acquired Company is party to any contract or subject to any claim that may require the payment of any real estate brokerage commissions, and no commission is owed with respect to any of the Leased Real Property.

(d) There are no outstanding options or other contractual rights to which an Acquired Company is a party to purchase, sell or lease, or rights of first refusal to purchase, sell or lease the Leased Real Property or any portion thereof or interests therein or contracts relating to the right to receive any portion of the income or profits from the sale thereof. None of the Acquired Companies has any contractual obligation, nor has entered into any contract, to purchase or sell any real property.

(e) The Acquired Companies have not received any written notice of existing, pending or threatened (i) condemnation proceedings affecting the Leased Real Property, or (ii) zoning, building code or other moratorium proceedings, or similar matters, that would reasonably be expected to materially and adversely affect the ability to operate the Leased Real Property as currently operated. Neither the whole nor any material portion of any Leased Real Property has been damaged or destroyed by fire or other casualty.

(f) All of the buildings, fixtures, structures and other improvements constituting the Leased Real Property are in good order, working condition and repair, suitable for the conduct of the business of the Acquired Companies, and there are no impediments on the ability to use the Leased Real Property for its intended purpose in the ordinary course of business.

(g) The existing uses of the Leased Real Property comply in all material respects with all applicable Laws. The Acquired Companies have not made any application for a re-zoning of any Leased Real Property, and to the knowledge of the Company there is no proposed or pending change to any zoning Laws affecting any Leased Real Property.

(h) The Leased Real Property is serviced by all private and public utility services that are necessary for the operations of the business on the Leased Real Property and, to the Company’s knowledge, there are no facts, circumstances or conditions that are reasonably likely to result in the termination of such connections.

Section 5.08. Tax Matters.

(a) All income and other material Tax Returns required by Law to be filed by any of the Acquired Companies have been timely filed (taking into account any applicable extensions of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects.

(b) All material Taxes required to be paid by any of the Acquired Companies, whether or not shown on any Tax Return, have been paid, and the Company has established an adequate accrual or reserve for the payment of all Taxes not yet due or owing.

(c) Each Acquired Company has duly and timely (i) withheld and deducted all material amounts of Taxes required to have been withheld or deducted by it in connection with amounts paid or owed to any employee, independent contractor, creditor, shareholder or any other third party, (ii) remitted, or will remit on a timely basis, such amounts to the appropriate Taxing Authority and (iii) complied in all material respects with all applicable Laws with respect to Tax withholding, including all reporting and record keeping requirements.

(d) No audit, administrative proceeding, investigation, claim, dispute, deficiency or judicial proceeding with respect to Taxes of the Acquired Companies is pending, being conducted, claimed, or threatened. Any past audits have been completed and fully resolved to the satisfaction of the applicable Taxing Authority conducting such audit and all Taxes determined by such audit to be due from any of the Acquired Companies have been paid in full to the applicable Taxing Authorities.

(e) No claim has been made by any Taxing Authority in writing in a jurisdiction where any Acquired Company does not file a Tax Return or does not pay Taxes that such entity is or may be required to file Tax Returns or be subject to Taxes by that jurisdiction. There are no outstanding agreements or arrangements extending or waiving, or having the effect of extending or waiving, the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, a material amount of Taxes of any Acquired Company.

(f) No Acquired Company has ever constituted either a “distributing corporation” or a “controlled corporation” in a distribution of stock that was purported or intended to be governed in whole or in part by Section 355 or Section 361 of the Code.

(g) No Acquired Company has been a party to any “reportable transaction” within the meaning of Treasury Regulation Section 1.6011-4(b)(2) or any analogous or similar provision of U.S. state or local or non-U.S. Law.

(h) There are no Liens with respect to Taxes on any of the assets or properties of any Acquired Company, other than Permitted Liens.

(i) No Acquired Company has any material liability for the Taxes of any Person (other than another Acquired Company) (i) under Treasury Regulation Section 1.1502-6 (or any similar provision of state, local or foreign Law), (ii) as a transferee or successor, or (iii) by Contract (except, in the case of clauses (ii) and (iii), for liabilities pursuant to Contracts entered into in the ordinary course of business not primarily relating to Taxes).

(j) No Acquired Company has made a request for an advance tax ruling, request for technical advice, or a request for a change of any method of accounting or any similar request that is in progress or pending with any Taxing Authority with respect to any amount of Taxes.

(k) No Acquired Company will be required to include any material amount in taxable income, or exclude any material item of deduction or loss from taxable income, for any taxable period (or portion thereof) beginning after the Closing Date as a result of any (i) intercompany transaction or excess loss account as described in the Treasury Regulations under Section 1502 of the Code (or any similar provision of state, local, or foreign Law) or installment sale or open transaction disposition made prior to the Closing, (ii) prepaid amount received or deferred revenue recognized prior to the Closing (other than amounts received or recognized in the ordinary course of business), (iii) change in method of accounting or use of an improper method of accounting for a taxable period ending on or prior to the Closing Date, or (iv) “closing agreement” described in Section 7121 of the Code (or any similar provision of state, local or foreign Law) executed prior to the Closing, or (v) by reason of Section 965(a) of the Code or election pursuant to Section 965(h) of the Code (or any similar provision of state, local or foreign Law).

(l) Each Acquired Company is in compliance in all material respects with all applicable transfer pricing laws and regulations.

(m) Each Acquired Company has collected all material sales and use Taxes required to be collected, and has remitted, or will remit on a timely basis, such amounts to the appropriate Taxing Authorities, or has been furnished properly completed exemption certificates.

(n) No Acquired Company has ever been a member of an affiliated group filing a consolidated, joint, unitary or combined Tax Return (other than any such group the common parent of which is the Company or a Subsidiary of the Company). No Acquired Company is a party to, or bound by, any Tax allocation, Tax sharing or Tax indemnification agreement (except, in each case, for any such agreements that are entered into in the ordinary course of business and are not primarily relating to Taxes).

(o) No Acquired Company has taken any action (or permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying for the Intended Income Tax Treatment.

(p) The Company is not and has not been a United States real property holding company within the meaning of Section 897(c)(2) of the Code during the period specified in Section 897(c)(1)(A)(ii) of the Code.

(q) The Acquired Companies have not (i) made any election to defer any payroll Taxes or any other “applicable employment taxes” under the CARES Act (or any corresponding or similar provision of state, local, or foreign Law), (ii) taken, claimed, or applied for an employee retention credit under the CARES Act, or (iii) taken out any loan, received any loan assistance or received any other financial assistance, or requested any of the foregoing, in each case under the CARES Act, including pursuant to the Paycheck Protection Program or the Economic Injury Disaster Loan Program.

(r) The Acquired Companies are in material compliance with all terms and conditions of any Tax incentives (including those based on COVID-19 relief), Tax exemption, Tax holiday or other Tax reduction arrangement, agreement or order (each, a “Tax Incentive”) and the consummation of the Transactions will not have any adverse effect on the continued validity and effectiveness of any such Tax Incentive.

For purposes of this Section 5.08, any reference to the Company or any of its Subsidiaries shall be deemed to include any Person that merged with or was liquidated or converted into the Company or any Subsidiary, as applicable. This Section 5.08, and, to the extent expressly related to Taxes, Section 5.05, Section 5.06, Section 5.09, Section 5.13 and Section 5.15, are the sole and exclusive representations and warranties of the Acquired Companies in respect of Taxes.

Section 5.09. Material Contracts.

(a) Schedule 5.09(a) lists, as of the date of this Agreement, the following types of Contracts and agreements to which any Acquired Company is a party (such Contracts and agreements as are set forth, or required to be set forth, on Schedule 5.09(a), the “Material Contracts”):

(i) pension, profit sharing or retirement plans, other than any Multiemployer Plan or any Company Plan, whether or not set forth in Section 5.15 or the Schedules relating thereto;

(ii) Contracts and agreements pursuant to which an Acquired Company has obligated one or more of the Acquired Companies to make capital expenditures that would reasonably be expected to exceed $100,000;

(iii) Contracts and agreements with consideration paid or payable to or by any Acquired Company of more than $250,000, in the aggregate, over any 12-month period;

(iv) Contracts for the services of any officer, director, individual employee (except, as it relates to any former employee, only to the extent of ongoing liability), independent contractor or individual service provider that cannot be terminated on 60 or fewer days’ notice without any liability or financial obligation incurred by any Acquired Company;

(v) agreements, indentures or other evidence of Indebtedness relating to the borrowing of money by the Acquired Companies or to mortgaging, pledging or otherwise placing a Lien (other than a Permitted Lien) on any portion of the assets of the Acquired Companies;

(vi) guaranties of any obligation for Borrowed Money Debt or other material guaranties;

(vii) any individual lease or agreement under which it is lessee of, or holds or operates any personal property owned by any other party, for which the aggregate rental payments exceed (or are expected to exceed) $100,000 in any 12-month period;

(viii) lease or agreement under which it is lessor of or permits any third party to hold or operate any property, real or personal, for which the aggregate rental payments exceed (or are expected to exceed) $100,000 in a 12-month period;

(ix) other than purchase orders entered into in the ordinary course of business, any Contracts with any customers or suppliers of the Acquired Companies, in each case involving consideration in excess of $750,000;

(x) Contracts containing any grant, license, sublicense, right, consent, waiver, permission or covenant not to assert any claims relating to or under any Intellectual Property (A) by any of the Acquired Companies to a third party or (B) by a third party to any of the Acquired Companies (excluding licenses of commercially available, non-customized, off-the-shelf Software available on standard terms for a potential annual or aggregate license fee (whichever is higher) of no more than $50,000);

(xi) Contracts providing for the invention, creation, conception or other development of any Intellectual Property (A) by any of the Acquired Companies for any third party, (B) by any third party for any of the Acquired Companies (other than any Personnel IP Contracts) or (C) jointly by any of the Acquired Companies and any third party;

(xii) all Contracts providing for the assignment or transfer of any ownership interest in any Intellectual Property by (A) any of the Acquired Companies to any third party or (B) any third party to any of the Acquired Companies (other than any Personnel IP Contracts);

(xiii) Contracts prohibiting or restricting in any respect the ability of any Acquired Company to engage in any business, to operate in any geographical area or to compete with any Person;

(xiv) Contracts relating to the acquisition or disposition (whether in one transaction or a series of transactions and whether by merger, sale, lease, purchase or otherwise) of any equity interests, operating business, or material assets of any Person or material assets or material line of business;

(xv) each joint venture Contract, partnership agreement, limited liability company agreement, strategic alliance agreement or other similar Contract with a third party;

(xvi) Contracts providing for the grant of an option or a first-refusal, first-offer or similar preferential right to purchase, lease or acquire any material asset of the Acquired Companies;

(xvii) Contracts granting exclusivity, “most-favored nation”, “take or pay” or similar rights, or that require or purport to require any Acquired Company to acquire all or a specified portion of its requirements of a particular material good or service from any Person;

(xviii) Contracts with any supplier (A) that is a sole source supplier to the Acquired Companies or (B) from which the Acquired Companies source substantially all of their supply of any material product or service, except in each case where the Acquired Companies would likely be able to replace such source of supply with a substitute supply at substantially the same volume and quality, on substantially comparable terms and without material delay;

(xix) Contracts under which any of the compensation or benefits thereunder, to any Person that is a party thereto, shall be increased, or the vesting of benefits of which shall be accelerated, by the consummation of the Transactions or the value of any of the benefits of which shall be calculated on the basis of any of the Transactions, excluding any Multiemployer Plan or any Company Plan;

(xx) Contracts that currently are, or at any point in the three-year period ending on the date of this Agreement were, in effect (A) to which any present or former director, officer, employee, stockholder or holder of derivative securities of the Acquired Companies, or any member of any such Person’s immediate family, or any entity owned or controlled by any such Person, is a party, excluding any Multiemployer Plan or any Company Plan or other benefit or compensation plan or other plans, programs, policies, commitments or arrangements or (B) pursuant to which any Acquired Company receives any “preferred pricing” or similar benefit that is utilized by such Acquired Company in the ordinary course;

(xxi) any Contracts (A) of the Company involving the payment of royalties or other amounts calculated based upon the revenues or income of any Acquired Company or income or revenues related to any product of any Acquired Company that deviate from the Company’s standard form agreements made available to Buyer, or (B) with the Company’s top 10 licensing partners as measured by revenue during the 12 months prior to the date of this Agreement;

(xxii) Contracts in respect of any settlements or coexistence agreements with respect to any pending or threatened action (A) entered into within 12 months prior to the date of this Agreement, or (B) with respect to which any unsatisfied amounts or ongoing obligations remain outstanding;

(xxiii) any Company Related Party Contracts;

(xxiv) Contracts with any Governmental Authority or any Contract with a third party that is a party to a Contract with a Governmental Authority with respect to the subject matter of such underlying Contract;

(xxv) any documents not otherwise covered by (i)-(xxiv) of this Section 5.09(a) that may be required to be filed by the Company as an exhibit for a registration statement on Form S-1 pursuant to Items 601(b)(1), (2), (4), (9) or (10) of Regulation S-K under the Securities Act as if the Company was the registrant; and

(xxvi) any written offer or proposal that, if accepted, would constitute any of the foregoing.

(b) Each Material Contract is in full force and effect, and is the legal, valid and binding obligation of either the Company or a Subsidiary of the Company that is party thereto, and, to the Company’s knowledge, of the other parties thereto enforceable against each of them in accordance with its terms (in each case, subject to the Enforceability Exceptions). Except as set forth on Schedule 5.09(b), no Acquired Company is in material default under any Material Contract, and, to the Company’s knowledge, the other party to each of the Material Contracts is not in material default thereunder. Except as set forth on Schedule 5.09(b), no event has occurred that with the lapse of time or the giving of notice or both would constitute a material breach or default on the part of the Company, or any Subsidiary of the Company or, to the Company’s knowledge, any other party under any Material Contract. To the knowledge of the Company, (i) no party to any Material Contract has exercised any termination rights with respect thereto, and (ii) no party has given written notice of any material dispute with respect to any Material Contract. The Company has made available to Buyer true, correct and complete copies of each Material Contract, together with all amendments, modifications or supplements thereto.

Section 5.10. Intellectual Property and IT Matters.

(a) Schedule 5.10(a) sets forth a true, correct and complete list of all registered or applied for or issued items of Intellectual Property, in each case, included in the Owned Intellectual Property (collectively, the “Scheduled Intellectual Property”), including, for each item listed, the record owner, jurisdiction, registration, issuance or application number and registration, issuance or application date, status and registrar, as applicable of each such item. All necessary registration, maintenance, renewal and other relevant filing fees due and owing in connection with the Scheduled Intellectual Property have been timely paid to, and all necessary documents, recordations and certifications have been timely filed with the relevant Parent, Trademark, Copyright, Domain Name, or other authorities in the United States or foreign jurisdictions, as the case may be, for the purposes of maintaining the Scheduled Intellectual Property in full force and effect. All Scheduled Intellectual Property is subsisting and, to the Company’s knowledge, valid and enforceable. No issuance or registration obtained or acquired by an Acquired Company, and no application filed or acquired by an Acquired Company, for any Scheduled Intellectual Property has been cancelled, abandoned, allowed to lapse or not renewed, except where the applicable Acquired Company has, in its reasonable business judgement, decided to cancel, abandon, allow to lapse or not renew such issuance, registration or application.

(b) Neither the conduct and operation of the businesses of the Acquired Companies nor the products and services of the Acquired Companies, has infringed, misappropriated, diluted or otherwise violated, or does infringe, misappropriate, dilute or otherwise violate, any Intellectual Property of any Person in any material respect. No member of the Acquired Companies is the subject of any pending or, to the Company’s knowledge, threatened, Action, and in the last three years no member of the Acquired Companies has been the subject of any pending, threatened in writing or, to the Company’s knowledge, otherwise threatened Action, in each case (i) involving a claim of infringement, misappropriation, dilution, use or disclosure in an unauthorized manner or other violation of any Intellectual Property of any Person, or (ii) challenging or contesting the use, ownership, validity or enforceability of any Intellectual Property (other than office actions and other communications received from any Governmental Authority in the normal course of prosecuting applications for issuance or registration of any Intellectual Property or any renewals, extensions or recordations thereof). No Acquired Company has received any written notice of any such threatened claim or challenge or any other notice alleging any of the foregoing and, to the Company’s knowledge, there are no facts or circumstances that would form the basis for any such claim or challenge.

(c) To the Company’s knowledge, no Person has infringed, misappropriated, diluted or otherwise violated, or is infringing, misappropriating, diluting or otherwise violating, any Owned Intellectual Property or Intellectual Property exclusively licensed to an Acquired Company in any material respect, and no such claims have been made against any Person by an Acquired Company.

(d) An Acquired Company (i) is the sole and exclusive owner of all right, title and interest in and to all Owned Intellectual Property and (ii) has valid, enforceable and continuing rights to use, sell, license, and otherwise exploit, as the case may be, pursuant to a valid and enforceable written Contract, all other Intellectual Property as the same is used, sold, licensed or otherwise exploited by the Acquired Companies or as the same is otherwise necessary for the conduct of the business of each Acquired Company (such Intellectual Property in the foregoing clause (ii), the “Licensed Intellectual Property”), in each case of (i) and (ii), free and clear of all Liens other than Permitted Liens. The Owned Intellectual Property, along with the Licensed Intellectual Property (when used within the scope of the applicable Contract), constitutes all the Intellectual Property used or practiced in, held for use or practice in or necessary and sufficient for the conduct and operation of the businesses of the Acquired Companies as currently conducted and proposed to be conducted.

(e) The Acquired Companies have taken adequate measures to preserve, protect and maintain (i) all material Owned Intellectual Property, including all Trade Secrets included in the Owned Intellectual Property and (ii) Trade Secrets owned by any Person to whom any Acquired Company has a confidentiality obligation. No Trade Secrets included in the Owned Intellectual Property have been authorized to be disclosed or, to the Company’s knowledge, have been actually disclosed by any Acquired Company to any Person other than pursuant to a valid and enforceable written non-disclosure agreement restricting the disclosure and use thereof.

(f) The Acquired Companies have entered into valid and enforceable written agreements with each Person (including all past and current founders, officers, directors, employees, independent contractors and consultants) involved in the discovery, conception, development, creation or reduction to practice of any material Owned Intellectual Property for or on behalf of any Acquired Company pursuant to which such Person: (i) effectively and validly assigns to an Acquired Company all of such Person’s right, title and interest in and to all such Owned Intellectual Property created or developed for a member of the Acquired Companies in the course of such Person’s employment or engagement thereby; and (ii) agreed to hold all Trade Secrets of the Company in confidence both during and after his, her or its employment or engagement, as applicable (the “Personnel IP Contracts”). All Personnel IP Contracts are in full force and effect, and, to the Company’s knowledge, have not suffered a material default or breach.

(g) Schedule 5.10(g) sets forth a complete and accurate list of (i) all Company Software and (ii) all other Software used in the business of the Company as currently conducted, excluding Open Source Software and off-the-shelf Software commercially available on standard, non-discriminatory terms for an annual or aggregate fee of no more than $50,000. Except as set forth in part (iii) of Schedule 5.10(g), all Company Software was created solely by employees of an Acquired Company within the scope of their employment. Part (iv) of Schedule 5.10(g) identifies all countries in which the development of the Company Software was conducted.

(h) Schedule 5.10(h) sets forth a complete and accurate list of all Open Source Software used or incorporated into any Company Software (or the development thereof). The Acquired Companies have been and are in material compliance with the terms and conditions of all relevant licenses for Open Source Software that is or has been included, incorporated or embedded in, linked to, combined or distributed with, or used in the delivery or provision of any Software included in the Owned Intellectual Property. No Open Source Software is or has been included, incorporated or embedded in, linked to, combined or distributed with or used in the development, maintenance, operation, delivery or provision of any Company Software in a manner that requires, as a condition to the use, modification or distribution of such Open Source Software, that any Owned Intellectual Property be licensed, distributed or otherwise made available: (i) in source code form; (ii) under terms that permit redistribution, reverse engineering or creation of derivative works or other modification of any of the foregoing Intellectual Property; or (iii) without a license fee, except as is not and could not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole.

(i) No Owned Intellectual Property or Company Software is subject to any source code escrow arrangement or obligation to deposit any source code or related materials. No source code or related materials included in the Owned Intellectual Property has been licensed or otherwise provided, made available or disclosed to any Person other than disclosure of source code to employees, contractors or consultants of the Company who have executed a Personnel IP Contract.

(j) Schedule 5.10(j) sets forth a complete and accurate list of all material unremediated bugs or errors in Company Software. All Company Software is in good working order and condition and is sufficient in all material respects for the purposes for which it is used in the respective businesses of the Acquired Companies. None of the Acquired Companies has experienced any material defect in design, workmanship or material in connection with the operation or use of any Company Software that has not been completely corrected or remediated. To the Company’s knowledge, none of the Company Software (i) contains any contaminants or (ii) constitutes, contains or is considered “spyware” or “trackware” (as such terms are commonly understood in the software industry). The Acquired Companies have implemented industry standard procedures to mitigate against the likelihood that any Company Software contains any contaminant or other Software routines or hardware components designed to permit unauthorized access to or disable, erase or otherwise harm Software, hardware or data.

(k) The Acquired Companies own, or have valid rights to access and use pursuant to a written Contract, all IT Systems. The IT Systems are adequate for, and operate and perform in all material respects as needed by the Acquired Companies to conduct their businesses as currently conducted and proposed to be conducted. To the Company’s knowledge, the IT Systems do not contain any viruses, worms, Trojan horses, bugs, faults or other devices, errors, contaminants or effects that (i) materially disrupt or adversely affect the functionality of any IT Systems, except as disclosed in their documentation, or (ii) enable or assist any Person to access without authorization any IT Systems. The Acquired Companies have taken adequate measures to protect and maintain the performance and security of the IT Systems (and all Software, information and data stored or contained therein or transmitted thereby) and to the Company’s knowledge, the IT Systems have not suffered any material malfunction, unauthorized use, access, intrusion, failure or security breach.

(l) The execution and delivery of this Agreement and the consummation of the Transactions will not result in the loss, termination or impairment of any right of any Acquired Company to own, use, practice, license or otherwise exploit any Owned Intellectual Property or Licensed Intellectual Property as the same is owned, used, practiced, licensed or otherwise exploited by such member of the Acquired Companies immediately prior to the Closing.

Section 5.11. Data Privacy.

(a) Each of the Acquired Companies and any Person acting for or on any Acquired Company’s behalf is, and has at all times been, in compliance with all Privacy Requirements in all material respects. Each of the Acquired Companies has implemented and maintained adequate policies, procedures and systems for receiving and appropriately responding to requests from individuals concerning their Personal Information. None of the Acquired Companies’ privacy policies or notices have contained any material omissions or been misleading or deceptive. None of the Acquired Companies have received any written notice of any claims (including notice from third parties acting on any Acquired Company’s behalf) of any claims, charges, or investigations or regulatory inquiries related to, or been charged with, the violation of any Privacy Requirements. To the Company’s knowledge, there are no facts or circumstances that could reasonably form the basis of any such notice or claim, charge, investigation, or regulatory inquiry.

(b) Each of the Acquired Companies has (i) implemented and at all times maintained reasonable and appropriate administrative, technical and organizational safeguards to protect all Personal Information and other confidential data in any Acquired Company’s possession or under its control against loss, theft, misuse or unauthorized access, use, modification, alteration, destruction or disclosure and (ii) taken reasonable steps to ensure, including by making contractual commitments to the extent required by applicable Privacy Requirements, or as otherwise appropriate, that any third party with access to Personal Information collected by or on behalf of the Company has implemented and maintains the same. Each of the Acquired Companies has conducted commercially reasonable privacy and data security testing or audits at reasonable and appropriate intervals and has resolved or remediated any privacy or data security issues or vulnerabilities identified. Each of the Acquired Companies has implemented reasonable disaster recovery and business continuity plans, and taken actions consistent with such plans, to the extent required, to safeguard all data and Personal Information in its possession or control. To the Company’s knowledge, any third party who has provided Personal Information to any Acquired Company has done so in compliance with applicable Privacy Laws, including providing any notice and obtaining any consent required.

(c) There have been no failures, crashes, security breaches, unauthorized access to, use or disclosure of or other adverse events or incidents related to Personal Information in the possession or control of any of the Acquired Companies, or Processed by or on behalf of any of the Acquired Companies, and none of the Acquired Companies have provided or been legally required to provide any notice to any Person in connection with an unauthorized disclosure of Personal Information.

(d) The transfer of Personal Information in connection with the Transactions will not violate any Privacy Requirements as they currently exist or as they existed at any time during which any of the Personal Information was collected or obtained. None of the Acquired Companies are subject to any contractual requirement or other legal obligation that, following the Closing, would prohibit any of the Acquired Companies or Buyer from Processing any Personal Information in the manner in which each of the Acquired Companies Processed such Personal Information prior to the Closing. The execution, delivery and performance of this Agreement complies with all applicable Privacy Requirements.

Section 5.12. Litigation. Except as set forth on Schedule 5.12, there are no Actions or investigations pending or, to the Company’s knowledge, threatened, against any of the Acquired Companies, at law or in equity, or before or by any Governmental Authority. Except as set forth on Schedule 5.12, none of the Acquired Companies is subject to any outstanding judgment, order or decree of any Governmental Authority as of the date hereof. There is no unsatisfied judgment or any open injunction binding upon any Acquired Company, except as is not and could not reasonably be expected to be, individually or in the aggregate, material to the Acquired Companies, taken as a whole.

Section 5.13. Undisclosed Liabilities. As of the date of this Agreement, neither the Company nor any of its Subsidiaries has any liability, debt or obligation, whether accrued, contingent, absolute, determined, determinable or otherwise, except for liabilities, debts or obligations (a) reflected or reserved for in the Financial Statements or disclosed in any notes thereto, (b) that have arisen since the date of the Interim Balance Sheet in the ordinary course of business of the Acquired Companies, (c) arising under this Agreement or the performance by the Company of its obligations hereunder, including the Company Transaction Expenses, or (d) that would not reasonably be expected to be material to the Acquired Companies, taken as a whole.

Section 5.14. Governmental Consents. Except for the requirements of the HSR Act, Securities Laws, Nasdaq, the OTC Markets Group (the “OTC”) and any other regulations that are required for the consummation of the Transactions and set forth on Schedule 5.14, no material authorization of any Governmental Authority is required in connection with any of the execution, delivery or performance of this Agreement or the other Transaction Agreements to be executed by the Company or the consummation by the Company of any other transaction contemplated hereby.

Section 5.15. Employee Benefit Plans.

(a) Schedule 5.15(a) sets forth, as of the date hereof, a true, correct and complete list of all Company Plans, except for employment agreements or offer letters that (i) provide for annual compensation under $150,000, (ii) are terminable by the Company or any of its Subsidiaries “at-will” without any notice requirement and (iii) do not provide for severance or termination pay (including payment in respect of enforcing any restrictive covenants following such termination) upon any termination. Each Company Plan has been established, maintained and administered, in all material respects, in compliance with its terms and all applicable Laws, including ERISA and the Code, and all contributions required to be made with respect to any Company Plan on or before the date hereof have been made and all obligations in respect of each Company Plan as of the date hereof have been accrued and reflected in the Company’s financial statements to the extent required by GAAP. Each Company Plan that is intended to be qualified under Section 401(a) of the Code has received a favorable determination letter from the IRS, and nothing has occurred with respect to the operation of such Company Plan that could reasonably be expected to cause the loss of such qualification. There are no actions, suits, claims, audits, inquiries or proceedings (other than routine claims for benefits) pending or, to the Company’s knowledge, threatened against any Company Plan, as of the date hereof, and to the Company’s knowledge, no facts or circumstances exist that could reasonably be expected to give rise to any such actions, suits, claims, audits, inquiries or proceedings.

(b) With respect to each Company Plan, the Company has delivered or made available to Buyer copies of (i) each written Company Plan and all documents, including any related to trust documents, insurance contracts or other funding arrangement, and all amendments thereto, (ii) the most recent summary plan description, if any, required under ERISA with respect to such Company Plan, (iii) the most recent annual report on Form 5500 and all attachments with respect to each such Company Plan (if applicable), (iv) the most recent actuarial valuation (if applicable) relating to such Company Plan and (v) all material correspondence to or from any Governmental Authority received in the last three years with respect to any Company Plan.

(c) No event has occurred and, to the Company’s knowledge, no condition exists that would subject the Company or its Subsidiaries, either directly or by reason of their affiliation with any ERISA Affiliate, to any material tax, fine, lien, penalty or other material liability imposed by Section 502 of ERISA or Section 4975, 4980B, 4980D or 4980H of the Code or for violations of other applicable Laws.

(d) Neither the Company nor any of its Subsidiaries has incurred any current or projected liability in respect of post-employment or post-retirement health, medical or life insurance benefits for current, former or retired employees of Company or any of its Subsidiaries, except continuation coverage pursuant to Section 4980B of the Code and at the sole expense of the participant.

(e) No Company Plan is, and neither any of the Acquired Companies nor any ERISA Affiliate of any Acquired Company sponsors, maintains, contributes is required to contribute to or otherwise has liability with respect to or, has sponsored, maintained, contributed to, was required to contribute to or otherwise had any liability (whether current or contingent) with respect to a plan which is subject to Section 412 of the Code or Section 302 or Title IV of ERISA, including a “multiemployer plan” (as defined in Section 3(37) of ERISA). No Company Plan is a “multiple employer welfare arrangement” (as defined in Section 3(40) of ERISA).

(f) Neither the execution of this Agreement nor the consummation of the Transactions (whether alone or in connection with any other event(s)) will: (i) result in any payment or benefit coming due to any Company Employee; (ii) result in the acceleration of the time of payment or the funding or vesting of any payment of compensation or benefits to any Company Employee under, or materially increase the amount payable to a Company Employee pursuant to, any of the Company Plans; (iii) limit the right to merge, amend, terminate or transfer the assets of any Company Plan; or (iv) otherwise give rise to any material liability under any Company Plan.

(g) No amount or benefit that could be, or has been, received (whether in cash or property or the vesting of property or the cancellation of indebtedness) by any Company Employee who is a “disqualified individual” within the meaning of Section 280G of the Code would reasonably be expected to be characterized as an “excess parachute payment” (as defined in Section 280G(b)(1) of the Code) as a result of the consummation of the Transactions.

(h) Each Company Plan that is a “nonqualified deferred compensation plan” (within the meaning of Section 409A of the Code) has been established, operated and maintained in compliance with Section 409A of the Code in all material respects. None of the Acquired Companies is party to an agreement providing for a gross-up of Taxes, including under Sections 409A or 4999 of the Code.

Section 5.16. Insurance. Schedule 5.16 sets forth each material insurance policy maintained by each of the Acquired Companies as of the date hereof on their properties, assets, products, business or personnel (other than policies underlying any Company Plans) with respect to the policy period that includes the date of this Agreement (the “Insurance Policies”). None of the Acquired Companies is in material default with respect to any provision contained in any Insurance Policy or has failed to give any notice or present any material claim under any Insurance Policy in due and timely fashion.

Section 5.17. Environmental Matters.

(a) The Acquired Companies are and have been in compliance with all Environmental Laws, except for any non-compliance that would not reasonably be expected, individually or in the aggregate, to be material to the Acquired Companies, taken as a whole.

(b) None of the Acquired Companies has (i) received written notice from any Governmental Authority or Person regarding any actual or alleged violation of or liability under any Environmental Laws, (ii) is subject to any pending or threatened Actions asserting a remedial obligation or liability under Environmental Laws, or (iii) is subject to any outstanding Governmental Order pursuant to any applicable Environmental Law, in each case, that would reasonably be expected, individually or in the aggregate, to be material to the Acquired Companies, taken as a whole.

(c) No Acquired Company nor, to the Company’s knowledge, any predecessor of any Acquired Company or any other Person, has Released any Hazardous Material on, under, from or at any real property currently or formerly owned, operated or leased by any Acquired Company that would reasonably be expected to be material to the Acquired Companies, taken as a whole.

(d) No Acquired Company nor, to the Company’s knowledge, any entity previously owned by, or any predecessors of, any Acquired Company, has transported or arranged for the transportation of any Hazardous Material to any off-site location, or arranged for the treatment, storage, handling, disposal, or other management of any Hazardous Material at any off-site location, except in either case would not reasonably be expected to be material to the Acquired Companies, taken as a whole.

(e) The Company has made available to Buyer in the dataroom all material environmental assessments, reports, audits, investigations or similar reports relating to the Acquired Companies or any real property currently or formerly owned, operated or leased by any Acquired Company or any entity for which any Acquired Company would be liable under Environmental Laws, in each case, that is in its possession or reasonable control and that relates to a pending material liability or material non-compliance of any Acquired Company under Environmental Laws.

Section 5.18. Related Party Transactions. Except for the Contracts set forth on Schedule 5.18, there are no transactions, Contracts, side letters, arrangements or understandings between any Acquired Company, on the one hand, and any director, officer, employee (or any of such director’s, officer’s, or employee’s immediate family members), stockholder, warrant holder or Affiliate of such Acquired Company, on the other hand, except, in each case, for Contracts in respect of (a) employment and compensation paid to directors, officers and employees consistent with previously established policies and (b) amounts paid pursuant to Company Plans, in each case of clauses (a) and (b), that have been made available to Buyer (“Company Related Party Contracts”).

Section 5.19. Brokers’ Fees. Except as disclosed on Schedule 5.19, there are no claims for brokerage commissions, finders’ fees or similar compensation in connection with the Transactions based on any arrangement or agreement made by or on behalf of any of the Acquired Companies.

Section 5.20. Permits; Compliance with Laws.

(a) Except as set forth on Schedule 5.20(a), each of the Acquired Companies holds, and is and for the past three years has been in compliance in all material respects with, all material Permits required for the operation of the Acquired Companies. None of the Acquired Companies has received written notice of any Actions pending or, to the Company’s knowledge, threatened, relating to the suspension, revocation or modification of any material Permit required for the operation of the business of the Acquired Companies.

(b) Except as set forth on Schedule 5.20(b), (i) the Acquired Companies comply and for the past three years have complied, in all material respects, with all Laws applicable to the Acquired Companies, and (ii) none of the Acquired Companies has, during the past three years, received any written notice or, to the Company’s knowledge, any other communication from a Governmental Authority that alleges the Company’s failure to comply with any applicable Law.

Section 5.21. International Trade Compliance; Sanctions. The Acquired Companies (a) are in compliance and have at all times complied with all Sanctions Laws and import, export, and other international trade Laws and (b) have obtained all required licenses, consents, notices, waivers, approvals, orders, registrations, declarations, or other authorizations from, and have made any required filings with, any applicable Governmental Authority for the import, export, re-export, deemed export, deemed re-export, or transfer required under the international trade Laws and Sanctions Laws (the “Export Approvals”). Within the past five years, to the Company’s knowledge, there have not been any claims, complaints, charges, investigations, voluntary disclosures or legal proceedings by or against any of the Acquired Companies related to any international trade Laws or Sanctions Laws or any Export Approvals. None of the Acquired Companies or any of their respective owners, directors, officers, employees or agents is a Person that is, or is acting under the direction of, on behalf of or for the benefit of a Person that is, or is owned or controlled by a Person that (i) is the target of Sanctions Laws or restrictive export controls, (ii) is located, organized or ordinarily resident in a country or territory that is the target of trade sanctions under Sanctions Laws (i.e., as of the date hereof, Cuba, Iran, North Korea, Syria, the Crimea region of Ukraine, the so-called Donetsk People’s Republic, or the so-called Luhansk People’s Republic), (iii) is otherwise a Person with which transactions are prohibited under Sanctions Laws or international trade Laws, or (iv) has transacted business with any of the foregoing Persons or in any of the jurisdictions referenced in clause (ii) of this sentence. The Acquired Companies maintain policies and procedures reasonably designed to promote and ensure compliance with Sanctions Laws and applicable import and export control Laws.

Section 5.22. Employees.

(a) Schedule 5.22(a) sets forth a true, correct, and complete list of all employees of the Acquired Companies, showing date of hire, hourly rate or salary or other basis of non-discretionary cash compensation, including annual bonus payments (if applicable), full-time or part-time status, exempt or non-exempt status, and job title or position. To the Company’s knowledge, as of the date of this Agreement, no director or officer of the Acquired Companies intends to terminate his or her employment relationship with the Acquired Companies within 12 months following Closing.

(b) None of the Acquired Companies is party to or bound by any collective bargaining agreement with any labor organization or any works council agreement. Except as set forth on Schedule 5.22(b): (i) to the Company’s knowledge, there are and within the past three years have been no union organizing activities involving employees of the Acquired Companies; (ii) there are no pending or, to the Company’s knowledge, threatened, strikes, work stoppages, walkouts, lockouts, unfair labor practice charges, or similar material labor disputes and no such disputes have occurred within the past three years; and (iii) within the past three years, none of the Acquired Companies has committed a material unfair labor practice, and there are no pending or, to the Company’s knowledge, threatened, unfair labor practice charges or complaints against any of the Acquired Companies.

(c) The Acquired Companies are, and for the past three years, have been, in material compliance with all applicable Laws relating to the employment of labor, including all such Laws relating to wages (including minimum wage and overtime), hours of work, child labor, discrimination, civil rights, withholdings and deductions, classification and payment of employees, independent contractors, and consultants, temporary employees, joint employees, employment equity, the Affordable Care Act (ACA), WARN and any similar state or local “mass layoff” or “plant closing” Law, collective bargaining, occupational health and safety, workers’ compensation, and immigration. None of the Acquired Companies has taken any action or intends to take any action that would constitute a “plant closing” or “mass layoff” within the meaning of WARN or issued any notification of a plant closing or mass layoff required by WARN with the six months prior to the Closing.

(d) There are no complaints, charges, claims, actions, suits, audits, inquiries or proceedings against the Acquired Companies pending or, to knowledge of the Company, threatened to be brought or filed, with any Governmental Authority based on, arising out of, in connection with or otherwise relating to the employment or termination of employment or failure to employ by the Acquired Companies any individual.

(e) No Governmental Order, consent decree, or arbitration award imposes continuing remedial obligations or otherwise limits or affects the Acquired Companies’ ability to manage its employees, service providers, or job applicants.

(f) The Acquired Companies have incurred no material outstanding liability arising from (i) the failure to pay wages (including overtime wages), (ii) the misclassification of employees as independent contractors or (iii) the misclassification of employees as exempt from the requirements of the Fair Labor Standards Act or similar state Laws, in each case of (i) through (iii) in the past three years, and to the Company’s knowledge no circumstances exist under which any of the Acquired Companies would reasonably be expected to incur such material liability.

(g) To the knowledge of the Company, the current employees of the Acquired Companies who work in the United States are authorized and have appropriate documentation to work in the United States. None of the Acquired Companies has, in the past three years, been notified of any pending or threatened investigation by any branch or department of U.S. Immigration and Customs Enforcement (“ICE”), or other federal agency charged with administration and enforcement of federal immigration laws concerning the Acquired Companies. To the Company’s knowledge, the Acquired Companies have never received any “no match” notices from ICE, the Social Security Administration, or the IRS with respect to current employees.

(h) As of the Closing, the Acquired Companies will have satisfied in all material respects any consent, consultation, notice, bargaining, or filing obligation owed under applicable Law or labor agreement to any unions, labor organizations, or groups of employees of the Acquired Companies, or any Governmental Authority arising in connection with the execution and delivery of this Agreement and the performance of this Agreement.

(i) Since January 1, 2020: (i) to the knowledge of the Company, no allegations of sexual harassment have been made against any current or former officer or director of any Acquired Company; and (ii) none of the Acquired Companies have been in involved in any proceedings, or entered into any settlement agreements, related to allegations of sexual harassment or misconduct by any current or former officer or director of any Acquired Company.

Section 5.23. Anti-Corruption. None of the Acquired Companies, or any of their respective officers, directors, managers, employees or, to the Company’s knowledge, any of their agents, in each case acting or purporting to act on behalf of any Acquired Company (each, an “Acquired Company Representative”) has (a) used any funds for unlawful contributions, gifts, entertainment or other unlawful expenses related to political activity, (b) made any unlawful payment or unlawfully offered, promised, or authorized the giving of anything of value to any Governmental Authority or Governmental Official, (c) made any other unlawful payment, (d) violated any applicable anti-money laundering or anti-terrorism Law or regulation, or (e) taken any action that would cause any Acquired Company to be in violation of the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 or any applicable anti-corruption or anti-bribery Law. Without limiting the foregoing, none of the Acquired Companies, or any Acquired Company Representative has offered, given, promised to give, or authorized the giving of any money or anything of value to any Governmental Official or to any person under circumstances where any Acquired Company knew or had reason to believe that all or a portion of such money or thing of value would be offered, given, or promised, directly or indirectly, to any Governmental Official, in each case for the purpose of: (i) influencing any act or decision of such Governmental Official in his or her official capacity; (ii) inducing such

Governmental Official or other Person to perform or omit to perform any activity related to his or her legal duties; (iii) securing any improper advantage from such Governmental Official; or (iv) inducing such Governmental Official or other Person to influence or affect any act or decision of any Governmental Authority, in each case, in order to assist any Acquired Company, in obtaining or retaining business for or with, or in directing business to, any Acquired Company. Within the past five years, to the Company’s knowledge, none of the Companies have been the subject of any internal investigations, third-party investigations (including by any Governmental Authority), internal or external audits, or internal or external reports that address or allege actual or potential violations by any Acquired Company of the United States Foreign Corrupt Practices Act of 1977, as amended, the UK Bribery Act 2010 or any other applicable anti-corruption, anti-money laundering, or anti-bribery Law. The Acquired Companies maintain policies and procedures reasonably designed to promote and ensure compliance with applicable anti-corruption, anti-bribery, and anti-money laundering Laws.

Section 5.24. Takeover Statutes. The Company has taken all action necessary to exempt and/or exclude this Agreement and the Transactions, including the Merger, from: (i) the restrictions on business combinations set forth in NRS 78.378-78.3793; and (ii) any and all other similar antitakeover Law (each Law referred to in clauses (i) and (ii), a “Takeover Statute”). Accordingly, no Takeover Statute applies to this Agreement or the Transactions, including the Merger.

Section 5.25. No Other Representations. Except for the representations and warranties of the Buyer Parties contained in this Agreement and the other Transaction Agreements, the Company acknowledges that none of the Buyer Parties or any other Person has made or will be deemed to have made to the Company or any other Person, and none of the Acquired Companies has relied upon, any representations or warranties, whether express or implied, relating to this Agreement or the subject matter hereof, including the Transactions.

ARTICLE VI

REPRESENTATIONS AND WARRANTIES OF BUYER PARTIES

Except as set forth in the Schedules to this Agreement dated as of the date of this Agreement (each of which qualifies representations, warranties or covenants set forth in the correspondingly numbered Section of this Agreement and any other representations, warranties or covenants where its relevance as an exception to (or disclosure for purposes of) such other representations, warranties or covenants is reasonably apparent on the face of the disclosure), or in the Buyer SEC Reports filed with or furnished to the SEC by Buyer prior to the date hereof (excluding (a) any disclosures in such Buyer SEC Reports under the headings “Risk Factors,” “Forward-Looking Statements” or “Qualitative Disclosures About Market Risk” and other disclosures that are predictive, cautionary or forward-looking in nature and (b) any exhibits or other documents appended thereto), each Buyer Party represents and warrants to the Company as follows:

Section 6.01. Due Organization. Buyer is duly incorporated and is validly existing as a corporation in good standing under the Laws of Delaware and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. Merger Sub is duly incorporated and is validly existing as a corporation in good standing under the Laws of Nevada and has the corporate power and authority to own, lease or operate its assets and properties and to conduct its business as it is now being conducted. The copies of the organizational documents of each of the Buyer Parties made available by Buyer to the Company are true, correct and complete and are in full force and effect, and have not been amended in any respect, as of the date of this Agreement. Each of the Buyer Parties is, and at all times has been, in compliance in all material respects with all restrictions, covenants, terms and provisions set forth in its respective organizational documents. Each of the Buyer Parties is duly licensed or qualified and in good standing as a foreign corporation or foreign limited liability company, as applicable, in all jurisdictions in which its ownership of property or the character of its activities is such as to require it to be so licensed or qualified, except where failure to be so licensed or qualified has not and would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of the Buyer Parties to enter into this Agreement or consummate the Transactions.

Section 6.02. Due Authorization.

(a) Each of the Buyer Parties has all requisite corporate or entity power and authority to execute and deliver this Agreement and each other Transaction Agreement to which it is a party and, upon receipt of approval of the Buyer Stockholder Matters by the Buyer Stockholders, to perform its obligations hereunder and thereunder and to consummate the Transactions and the transactions contemplated by such other Transaction Agreements (assuming, if such consummation and performance, as applicable, would occur after the Extension Approval End Date, that the Buyer Extension Approval has been obtained). The execution, delivery and performance of this Agreement and such other Transaction Agreements and the consummation of the Transactions and the transactions contemplated by such other Transaction Agreements (including the Extension Proposals) have been duly, validly and unanimously among those voting authorized and approved by the board of directors or equivalent governing body of the applicable Buyer Party and, except for approval by the Buyer Stockholders of the Buyer Stockholder Matters and, if applicable, the Buyer Extension Approval, no other corporate or equivalent proceeding on the part of any Buyer Party is necessary to authorize this Agreement or such other Transaction Agreements or any Buyer Party’s performance hereunder or thereunder. By Buyer’s execution and delivery hereof, it has provided all approvals on behalf of the equity holders of Merger Sub required for the Transactions. This Agreement has been, and each such other Transaction Agreement to which such Buyer Party will be party will be, duly and validly executed and delivered by such Buyer Party and, assuming due authorization and execution by each other Party hereto and thereto, this Agreement constitutes, and each such other Transaction Agreement to which such Buyer Party will be party will constitute, a legal, valid and binding obligation of such Buyer Party, enforceable against each Buyer Party in accordance with its terms, subject to the Enforceability Exceptions.

(b) Assuming a quorum is present at the Special Meeting, as adjourned or postponed, the only votes of any of Buyer’s capital stock necessary in connection with (i) the entry into this Agreement by Buyer, the consummation of the Transactions, including the Closing, and the approval of the Buyer Stockholder Matters are as set forth on Schedule 6.02(b)(i), and (ii) the Extension Proposals are as set forth on Schedule 6.02(b)(ii) (the “Buyer Extension Approval”).

(c) At a meeting duly called and held, the board of directors of Buyer has unanimously among those voting: (i) determined that this Agreement and the Transactions are advisable and in the best interests of Buyer Stockholders; (ii) determined that the fair market value of the Company is equal to at least 80% of the amount held in the Trust Account (less any deferred underwriting commissions and taxes payable on interest earned) as of the date hereof; (iii) approved the Transactions as a Business Combination; and (iv) resolved to recommend to the Buyer Stockholders approval of the Transactions.

Section 6.03. No Conflicts. Except for compliance with the requirements under the HSR Act, Securities Laws, the rules and regulations of Nasdaq and any other regulations applicable to the consummation of the Transactions and as set forth on either Schedule 6.03 or Schedule 6.06, the execution, delivery and performance of this Agreement and any other Transaction Agreement to which any Buyer Party is a party by such Buyer Party and, upon receipt of approval of the Buyer Stockholder Matters by the Buyer Stockholders (and subject to the Buyer Extension Approval, if applicable), the consummation of the Transactions and the transactions contemplated by the other Transaction Agreements do not and will not (with or without due notice or lapse of time, or both) (a) conflict with or violate any provision of, or result in the breach of any provision of the Buyer Organizational Documents or any organizational documents of any Subsidiaries of Buyer, (b) conflict with or result in any violation of any provision of any Law or Governmental Order applicable to Buyer, any Subsidiaries of Buyer or any of their respective properties or assets, (c) violate, conflict with, result in a breach of any provision of or the loss of any benefit under, constitute a default (or an event which, with notice or lapse of time, or both, would constitute a default) under, or result in the termination or acceleration of, or a right of termination, cancellation, modification, acceleration or amendment under, accelerate the performance required by, or result in the acceleration or trigger of any payment, posting of collateral (or right to require the posting of collateral), time of payment, vesting or increase in the amount of any compensation or benefit payable pursuant to, any of the terms, conditions or provisions of any Contract to which Buyer or any Subsidiaries of Buyer is a party or by which any of their respective assets or properties may be bound or affected, or (d) result in the creation of any Lien upon any of the properties or assets of Buyer or any Subsidiaries of Buyer, except (in the case of clauses (b), (c) or (d) above) for such violations, conflicts, breaches or defaults that would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which any of the Buyer Parties is a party, as applicable.

Section 6.04. Litigation and Proceedings. As of the date of this Agreement, there are no pending or, to the knowledge of Buyer, threatened, Actions against any Buyer Party that, if determined adversely, could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which any of the Buyer Parties is a party, as applicable. As of the date of this Agreement, there is no unsatisfied judgment or any open injunction binding upon any Buyer Party that could, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform its obligations under this Agreement or any other Transaction Agreement to which any of the Buyer Parties is a party, as applicable.

Section 6.05. Compliance with Applicable Law. Each Buyer Party (a) is (and since its organization, incorporation or formation, as applicable, has been) in compliance with all applicable Laws, and (b) as of the date of this Agreement, has not received any written communications or, to each Buyer Party’s knowledge, any other communications, from a Governmental Authority that alleges that any Buyer Party is not in compliance with any Law or Governmental Order, except in each case as would not, individually or in the aggregate, reasonably be expected to have a material adverse effect on the ability of any of the Buyer Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which any of the Buyer Parties is a party, as applicable.

Section 6.06. Governmental Authorities; Consents. No consent, approval or authorization of, or designation, declaration or filing with, any Governmental Authority is required on the part of any Buyer Party with respect to the execution or delivery of this Agreement by each Buyer Party or any other Transaction Agreement to which any of the Buyer Parties is a party, as applicable, or the consummation of the Transactions or the transactions contemplated by such other Transaction Agreements, except for the filing of the Merger Certificate with the Secretary of State of the State of Nevada, any applicable requirements of the HSR Act, Securities Laws and the rules and regulations of Nasdaq and any other regulations that are required for the consummation of the Transactions and set forth on Schedule 6.06.

Section 6.07. Trust Account.

(a) As of December 11, 2022, there is at least $279,354,033.96 invested in a trust account (the “Trust Account”), maintained by Continental Stock Transfer & Trust Company, a New York corporation, acting as trustee (the “Trustee”), pursuant to the Investment Management Trust Agreement, dated January 14, 2021, by and between Buyer and the Trustee on file with the Buyer SEC Reports as of the date of this Agreement (the “Trust Agreement”). Prior to the Closing, none of the funds held in the Trust Account may be released except in accordance with the Trust Agreement, the Buyer Organizational Documents and Buyer’s final prospectus dated January 14, 2021. Amounts in the Trust Account are invested in United States Government securities or in money market funds meeting certain conditions under Rule 2a-7 promulgated under the Investment Company Act of 1940, as amended. Buyer has performed all material obligations required to be performed by it to date under, and is not in material default, breach or delinquent in performance or any other respect (claimed or actual) in connection with, the Trust Agreement, and no event has occurred that, with due notice or lapse of time or both, would constitute such a material default or breach thereunder. As of the date hereof, to Buyer’s knowledge, there are no claims or proceedings pending with respect to the Trust Account. Since January 14, 2021, Buyer has not released any money from the Trust Account (other than interest income earned on the principal held in the Trust Account as permitted by the Trust Agreement or in connection with any Buyer Extension Redemptions). As of the Effective Time, the obligations of Buyer to dissolve or liquidate pursuant to the Buyer Organizational Documents shall terminate, and, as of the Effective Time, Buyer shall have no obligation whatsoever pursuant to the Buyer Organizational Documents to dissolve and liquidate the assets of Buyer by reason of the consummation of the Transactions. To Buyer’s knowledge, as of the date hereof, following the Effective Time, no Buyer Stockholder shall be entitled to receive any amount from the Trust Account except to the extent such stockholder shall have elected to tender its shares of Buyer Class A Common Stock for redemption pursuant to the Buyer Stockholder Redemption. The Trust Agreement is in full force and effect and is a legal, valid and binding obligation of Buyer and, to the knowledge of Buyer, the Trustee, enforceable in accordance with its terms, subject to the Enforceability Exceptions. The Trust Agreement has not been terminated, repudiated, rescinded, amended or supplemented or modified, in any respect, and, to the knowledge of Buyer, no such termination, repudiation, rescission, amendment, supplement or modification is contemplated. There are no side letters and there are no Contracts, arrangements or understandings, whether written or oral, with the Trustee or any other Person that would (i) cause the description of the Trust Agreement in the Buyer SEC Reports to be inaccurate or (ii) entitle any Person (other than Buyer Stockholders who shall have elected to redeem their shares of Buyer Class A Common Stock pursuant to the Buyer Stockholder Redemption or the underwriters of Buyer’s initial public offering in respect of their Deferred Discount (as defined in the Trust Agreement)) to any portion of the proceeds in the Trust Account.

(b) As of the date hereof, assuming the accuracy of the representations and warranties of the Company contained herein and the compliance by the Company with its respective obligations hereunder, except for the Buyer Stockholder Redemption, Buyer has no reason to believe that any of the conditions to the use of funds in the Trust Account will not be satisfied or funds available in the Trust Account will not be available to Buyer on the Closing Date.

Section 6.08. Brokers’ Fees. Except for the fees described on Schedule 6.08 (including the amounts owed with respect thereto), no broker, finder, investment banker or other Person is entitled to any brokerage fee, finders’ fee, underwriting fee, deferred underwriting fee, commission or other similar payment in connection with the Transactions based upon arrangements made by Buyer or any of its Affiliates, including the Sponsor.

Section 6.09. Buyer SEC Reports; Financial Statements; Sarbanes-Oxley Act; Undisclosed Liabilities.

(a) Except as set forth on Section 6.09(a), Buyer has filed in a timely manner all required registration statements, reports, schedules, forms, statements and other documents required to be filed by it with the SEC since January 20, 2021 (collectively, as they have been amended since the time of their filing and including all exhibits thereto, the “Buyer SEC Reports”). None of the Buyer SEC Reports, as of their respective dates (or if amended or superseded by a filing prior to the date of this Agreement or the Closing Date, then on the date of such filing), contained any untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading. The audited financial statements and unaudited interim financial statements (including, in each case, the notes and schedules thereto) included in the Buyer SEC Reports complied as to form in all material respects with the published rules and regulations of the SEC with respect thereto, were prepared in accordance with GAAP applied on a consistent basis during the periods involved (except as may be indicated therein or in the notes thereto and except with respect to unaudited statements as permitted by Form 10-Q of the SEC) and fairly present (subject, in the case of the unaudited interim financial statements included therein, to normal year-end adjustments and the absence of complete footnotes) in all material respects the financial position of Buyer as of the respective dates thereof and the results of their operations and cash flows for the respective periods then ended. No Buyer Party has any material off-balance sheet arrangements that are not disclosed in the Buyer SEC Reports.

(b) Buyer has maintained disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act. Such disclosure controls and procedures are designed to ensure that information required to be disclosed by Buyer in its filings with the SEC under the Exchange Act is recorded and reported on a timely basis to the individuals responsible for the preparation of Buyer’s filings with the SEC under the Exchange Act. Buyer has maintained internal control over financial reporting (as defined in Rule 13a-15 or 15d-15, as applicable, under the Exchange Act). Such internal control over financial reporting is designed to provide reasonable assurance regarding the reliability of financial reporting and the preparation of financial statements for external purposes in accordance with GAAP. Buyer has disclosed, based on the most recent evaluation of its Chief Executive Officer and its Chief Financial Officer prior to the date of this Agreement, to Buyer’s independent auditors and the audit committee of the board of directors of Buyer, (i) all significant deficiencies and material weaknesses in the design or operation of Buyer’s internal control over financial reporting that are reasonably likely to adversely affect Buyer’s ability to record, process, summarize and report financial information, and (ii) any fraud, whether or not material, that involves Buyer’s management or other employees who have a significant role in Buyer’s internal control over financial reporting.

(c) There are no outstanding loans or other extensions of credit made by Buyer to any executive officer (as defined in Rule 3b-7 under the Exchange Act) or director of Buyer. Buyer has not taken any action prohibited by Section 402 of the Sarbanes-Oxley Act.

(d) Except as set forth on Schedule 6.09(d), neither Buyer (including any employee thereof) nor Buyer’s independent auditors has identified or been made aware of (i) any significant deficiency or material weakness in the system of internal accounting controls utilized by Buyer, (ii) any fraud, whether or not material, that involves Buyer’s management or other employees who have a role in the preparation of financial statements or the internal accounting controls utilized by Buyer or (iii) any claim or allegation regarding any of the foregoing.

(e) As of the date of this Agreement, there are no outstanding or unresolved comments in the comment letters received from the SEC Staff with respect to the Buyer SEC Reports. To the knowledge of Buyer, none of the Buyer SEC Reports filed on or prior to the date hereof is subject to ongoing SEC staff review or investigation as of the date hereof.

Section 6.10. Business Activities.

(a) Since its incorporation, Buyer has not conducted any business activities other than activities directed toward the accomplishment of a Business Combination. Except as set forth in the Buyer Organizational Documents, there is no agreement, commitment, or Governmental Order binding upon Buyer or to which Buyer is a party that has or would reasonably be expected to have the effect of prohibiting or impairing any business practice of Buyer or any acquisition of property by Buyer or the conduct of business by Buyer as currently conducted or as contemplated to be conducted as of the Closing other than such effects, individually or in the aggregate, that have not had and would not reasonably be expected to have a material adverse effect on the ability of Buyer to enter into and perform its obligations under this Agreement and to consummate the Transactions. Merger Sub was formed solely for the purpose of engaging in the Transactions, has not conducted any business prior to the date hereof and has no assets, liabilities or obligations of any nature other than those incident to its formation and pursuant to this Agreement and any other Transaction Agreement to which it is a party, as applicable, and the other Transactions contemplated by this Agreement and the transactions contemplated by such other Transaction Agreements, as applicable.

(b) Buyer does not own or have a right to acquire, directly or indirectly, any interest or investment (whether equity or debt) in any corporation, partnership, joint venture, business, trust or other entity. Except for this Agreement and the Transactions, no Buyer Party has any interests, rights, obligations or liabilities with respect to, or is party to, bound by or has its assets or property subject to, in each case whether directly or indirectly, any Contract or transaction which is, or could reasonably be interpreted as constituting, a Business Combination.

(c) There is no liability, debt or obligation against any Buyer Party, except for liabilities and obligations (i) reflected or reserved for on Buyer’s consolidated balance sheet as of September 30, 2022 or disclosed in the notes thereto (other than any such liabilities not reflected, reserved or disclosed as are not and would not be, in the aggregate, material to Buyer Parties, taken as a whole), (ii) that have arisen since the date of Buyer’s consolidated balance sheet as of September 30, 2022 in the ordinary course of the operation of business of ant Buyer Party (other than any such liabilities as are not and would not be, in the aggregate, material to the Buyer Parties, taken as a whole), (iii) disclosed in the Schedules or (iv) incurred in connection with or contemplated by this Agreement or the Transactions.

Section 6.11. Tax Matters.

(a) All income and other material Tax Returns required by Law to be filed by Buyer have been timely filed (taking into account any applicable extensions of time in which to make such filings), and all such Tax Returns are true, correct and complete in all material respects.

(b) All material amounts of Taxes due and payable by Buyer, whether or not shown on any Tax Return, have been paid.

(c) No material audit, administrative proceeding, investigation, claim, dispute, deficiency or judicial proceeding with respect to Taxes of Buyer is pending, being conducted, claimed, or threatened.

(d) There are no outstanding agreements or arrangements extending or waiving, or having the effect of extending or waiving, the statutory period of limitations applicable to any claim for, or the period for the collection or assessment or reassessment of, material amount of Taxes of Buyer.

(e) There are no Liens with respect to Taxes on any of the assets or properties of Buyer, other than Permitted Liens.

(f) No Buyer Party has taken any action (or permitted any action to be taken), or is aware of any fact or circumstance, that would reasonably be expected to prevent the Merger from qualifying for the Intended Income Tax Treatment.

This Section 6.11 is the sole and exclusive representation and warranty of Buyer in respect of Taxes.

Section 6.12. Capitalization.

(a) As of the date hereof, the authorized capital stock of Buyer consists of 111,000,000 shares of capital stock, each with a par value of $0.0001 per share, including (i) 100,000,000 shares of Buyer Class A Common Stock and (ii) 10,000,000 shares of Buyer Class B Common Stock and (iii) 1,000,000 shares of preferred stock, of which (A) 27,600,000 shares of Buyer Class A Common Stock are issued and outstanding as of the date of this Agreement, (B) 6,900,000 shares of Buyer Class B Common Stock are issued and outstanding as of the date of this Agreement and (C) no shares of preferred stock are issued and outstanding as of the date of this Agreement. All of the issued and outstanding shares of Buyer Common Stock and Buyer Warrants (1) have been duly authorized and validly issued and are fully paid and nonassessable, (2) were issued in compliance in all material respects with applicable Law, (3) were not issued in breach or violation of any preemptive rights or Contract and (4) are fully vested and not otherwise subject to a substantial risk of forfeiture within the meaning of Section 83 of the Code, except as disclosed in the Buyer SEC Reports with respect to certain Buyer Common Stock held by the Sponsor. As of the date hereof, Buyer has issued 19,440,000 Buyer Warrants that entitle the holder thereof to purchase Buyer Class A Common Stock at an exercise price of $11.50 per share on the terms and conditions set forth in the applicable warrant agreement.

(b) Immediately prior to the completion of the Merger, the authorized capital stock of Buyer will be as set forth in the Buyer Charter. All shares of Buyer Common Stock to be issued pursuant to this Agreement will, when issued, (i) be duly authorized and validly issued and fully paid and nonassessable, (ii) assuming the accuracy of the Company’s representations and warranties hereunder, be issued in compliance in all material respects with applicable Law and (iii) not be issued in breach or violation of any preemptive rights or Contract.

(c) Except for this Agreement and the Buyer Warrants, as of the date hereof, there are (i) no subscriptions, calls, options, warrants, rights or other securities convertible into or exchangeable or exercisable for shares of Buyer Common Stock or the equity interests of Buyer, or any other Contracts to which Buyer is a party or by which Buyer is bound obligating Buyer to issue or sell any shares of capital stock of, other equity interests in or debt securities of, Buyer, and (ii) no equity equivalents, stock appreciation rights, phantom stock ownership interests or similar rights in Buyer. Except as disclosed in the Buyer SEC Reports, the Buyer Organizational Documents or in the Sponsor Support Agreement, there are no outstanding contractual obligations of Buyer to repurchase, redeem or otherwise acquire any securities or equity interests of Buyer. There are no outstanding bonds, debentures, notes or other indebtedness of Buyer having the right to vote (or convertible into, or exchangeable for, securities having the right to vote) on any matter for which Buyer Stockholders may vote. Except as disclosed in the Buyer SEC Reports, Buyer is not a party to any shareholders agreement, voting agreement or registration rights agreement relating to Buyer Common Stock or any other equity interests of Buyer. Except for the other Buyer Parties, Buyer does not own any capital stock or any other equity interests in any other Person or have any right, option, warrant, conversion right, stock appreciation right, redemption right, repurchase right, agreement, arrangement or commitment of any character under which a Person is or may become obligated to issue or sell, or give any right to subscribe for or acquire, or in any way dispose of, any shares of the capital stock or other equity interests, or any securities or obligations exercisable or exchangeable for or convertible into any shares of the capital stock or other equity interests, of such Person.

Section 6.13. Nasdaq Stock Market Listing. The issued and outstanding units of Buyer, each such unit comprised of one share of Buyer Class A Common Stock and one-half of a Buyer Warrant to acquire one share of Buyer Class A Common Stock, are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “EACPU.” The issued and outstanding shares of Buyer Class A Common Stock are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “EAC.” The issued and outstanding Buyer Warrants are registered pursuant to Section 12(b) of the Exchange Act and are listed for trading on Nasdaq under the symbol “EACPW.” Buyer has not been notified by Nasdaq that it does not comply with any Nasdaq listing rule, which noncompliance is not subject to any compliance extension or ability to remedy, in each case as permitted by Nasdaq continued listing rules. There is no Action pending or, to Buyer’s knowledge, threatened in writing, against Buyer by Nasdaq or the SEC with respect to any intention by such entity to deregister the Buyer Class A Common Stock or Buyer Warrants or terminate the listing of the Buyer Class A Common Stock or the Buyer Warrants on Nasdaq, other than Actions where a compliance extension or ability to remedy is available under applicable Law. None of Buyer or its Affiliates has taken any action in an attempt to intentionally terminate the registration of the Buyer Class A Common Stock or Buyer Warrants under the Exchange Act except as contemplated by this Agreement. Buyer has not received any written notice from Nasdaq or the SEC regarding the revocation of such listing or otherwise regarding the delisting of the Buyer Class A Common Stock from Nasdaq or the SEC.

Section 6.14. Related Party Transactions. Except as described in the Buyer SEC Reports, there are no transactions, Contracts, side letters, arrangements or understandings between any Buyer Party, on the one hand, and any director, officer, employee, stockholder, warrant holder or Affiliate of such Buyer Party, on the other hand. No fees or expenses are payable to the Sponsor or any of its Affiliates as a result of the Transactions.

Section 6.15. No Other Representations(a) . Except for the representations and warranties of the Acquired Companies contained in this Agreement and the other Transaction Agreements, each of Buyer and Merger Sub acknowledges that none of the Acquired Companies nor any other Person has made or will be deemed to have made to Buyer, Merger Sub, or any other Person, and neither Buyer nor Merger Sub has relied upon, any representations or warranties, whether express or implied, relating to this Agreement or the subject matter hereof, including the Transactions.

ARTICLE VII

COVENANTS OF THE COMPANY

Section 7.01. Conduct of Business. From the date of this Agreement until the earlier of the Closing or the termination of this Agreement in accordance with its terms (the “Interim Period”), the Company shall, and shall cause its Subsidiaries to, except as (a) expressly contemplated by this Agreement or the other Transaction Agreements, (b) required by applicable Law (including as required by any COVID-19 Measures), (c) set forth on Schedule 7.01, or (d) consented to in writing by Buyer (which consent shall not be unreasonably conditioned, withheld, delayed or denied), (i) use its commercially reasonable efforts to operate its business in the ordinary course of business (including, for the avoidance of doubt, recent past practice in light of COVID-19 or other reasonable measures or reasonable measures following the declaration of another epidemic, pandemic, or health emergency) and (ii) use its commercially reasonable efforts to continue to accrue and collect accounts receivable, accrue and pay accounts payable and other expenses, establish reserves for uncollectible accounts and manage inventory in the ordinary course of business (including, for the avoidance of doubt, recent past practice in light of COVID-19). Notwithstanding anything to the contrary herein, nothing herein shall prevent the Company or any of its Subsidiaries, following good faith consultation with Buyer, from taking or failing to take any action in good faith, including the establishment of any policy, procedure or protocol, reasonably necessary or appropriate to comply with any COVID-19 Measures or similar requirements and (x) no such actions or failure to take such actions shall be deemed to violate or breach this Agreement in any way, (y) all such actions or failure to take such actions shall be deemed to constitute an action taken in the ordinary course of business and (z) no such actions or failure to take such actions shall serve as a basis for Buyer to terminate this Agreement or assert that any of the conditions to the Closing contained herein have not been satisfied. Without limiting the generality of the foregoing, except as contemplated by this Agreement, as set forth on Schedule 7.01, as consented to by Buyer in writing (which consent shall not be unreasonably withheld, delayed or denied), or as required by Law, the Company shall not, and the Company shall cause its Subsidiaries not to, during the Interim Period:

(a) change or amend the Organizational Documents of the Company;

(b) make, declare, set aside, establish a record date for or pay any dividend or distribution, other than any dividends or distributions from any wholly-owned Subsidiary of the Company to the Company or any other wholly-owned Subsidiary of the Company;

(c) enter into, assume, assign, partially or completely amend any material term of, modify any material term of or terminate (excluding any expiration in accordance with its terms) any collective bargaining or similar agreement (including agreements with works councils and trade unions and side letters) to which it is a party or by which it is bound, other than entry into such agreements in the ordinary course of business;

(d) (i) issue, deliver, sell, transfer, pledge, dispose of or place any Lien (other than a Permitted Lien) on any shares of capital stock or any other equity or voting securities of the Company or any of its Subsidiaries or (ii) issue or grant any options, warrants or other rights to purchase or obtain any shares of capital stock or any other equity or voting securities of the Company;

(e) sell, assign, transfer, convey, lease, exclusively license, abandon, allow to lapse or expire, subject to or grant any Lien (other than Permitted Liens) on, or otherwise dispose of, any material assets, rights or properties of the Acquired Companies, taken as a whole, other than (i) the sale or license of Software, goods and services to customers, (ii) the sale or other disposition of assets or equipment deemed by the Company in its reasonable business judgment to be obsolete, worthless or immaterial to the business of the Acquired Companies, (iii) transactions among the Company and its wholly-owned Subsidiaries or among its wholly-owned Subsidiaries, and (iv) transactions in the ordinary course of business;

(f) sell, lease, exclusively license, exclusively sublicense, covenant not to assert, assign, transfer, waive, abandon, allow to lapse, fail to maintain or otherwise dispose of or grant any rights in any Intellectual Property (other than non-exclusive licenses granted in the ordinary course of business consistent with past practice) or disclose any material Trade Secrets of the Acquired Companies to any Person (other than in the ordinary course of business to a Person bound by adequate, written confidentiality obligations);

(g) Process any Personal Information (or fail to do any of the foregoing, as applicable) in violation of any Privacy Requirements;

(h) fail to take all actions (or avoid to take actions, as appropriate) reasonably necessary to protect the privacy and confidentiality of, and to protect and secure, any Personal Information in the possession or control of, or processed by or on behalf of, any Acquired Company, including by undergoing regular, comprehensive data security testing and auditing and expeditiously and fully resolving or remediating all material risks or vulnerabilities identified in any such testing or auditing or of which any Acquired Company is otherwise aware;

(i) (i) cancel or compromise any claim or Indebtedness owed to the Company or any of its Subsidiaries in excess of $100,000, (ii) settle any pending or threatened Action (A) if such settlement would require (x) payment by the Company in an amount greater than $100,000 or (y) any of the Acquired Companies to perform or satisfy material continuing obligations, (B) to the extent such settlement includes an agreement to accept or concede injunctive relief or (C) to the extent such settlement involves a Governmental Authority or alleged criminal wrongdoing, or (iii) agree to modify in any respect materially adverse to the Acquired Companies any confidentiality or similar Contract to which the Company or any of its Subsidiaries are a party;

(j) except as otherwise required by the terms of any existing Company Plans or Contract or collective bargaining agreement to which the Company or a Subsidiary of the Company is a party or to which they are bound, each as in effect on the date hereof, (i) increase the compensation or benefits of any Company Employee except for employees with annual cash compensation less than $200,000, increases in annual salary or wage rate made in the ordinary course of business consistent with past practice and that do not exceed 5% individually or 3% of the aggregate salary paid by the Acquired Companies in calendar year 2021, (ii) grant any new awards, or amend or modify the terms of any outstanding awards, under any Company Plan, (iii) take any action to accelerate the vesting, satisfaction of performance requirements, or lapse of restrictions on payment, or fund in any other way to secure the payment, of compensation or benefits under any Company Plan, (iv) make any change in the key management structure of the Company or any of its Subsidiaries, including the hiring of additional officers or the termination of existing officers (provided, that voluntary resignations shall not be deemed to violate this Section 7.01(j)(iv)), (v) hire or terminate any employee of the Company or its Subsidiaries or any other individual who is providing or will provide services to the Company or its Subsidiaries, other than the hiring or termination of any employee or service provider with an annual base salary or wage rate of less than $200,000 in the ordinary course of business (provided, that voluntary resignations shall not be deemed to violate this Section 7.01(j)(v)) or (vi) establish, adopt, enter into, materially amend in any respect or terminate any Company Plan or any plan, agreement, program, policy or other arrangement that would be a Company Plan if it were in existence as of the date of this Agreement;

(k) directly or indirectly acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof other than in the ordinary course of business;

(l) forgive any loans or make any loans or advance any money or other property to any Person (other than routine travel advances issued in the ordinary course of business);

(m) enter into, assume, assign, partially or completely amend or modify any material term of, or terminate (excluding any expiration in accordance with its terms) any Contract of a type that is or would be required to be listed on Schedule 5.09(a) (other than any Company Plan), other than entry into such agreements in the ordinary course of business;

(n) redeem, purchase or otherwise acquire, any shares of capital stock (or other equity interests) of the Company or any of its Subsidiaries or any securities or obligations convertible (whether currently convertible or convertible only after the passage of time or the occurrence of certain events) into or exchangeable for any shares of capital stock (or other equity interests) of the Company or any of its Subsidiaries;

(o) adjust, split, combine, subdivide, recapitalize, reclassify or otherwise effect any change in respect of any shares of capital stock or other equity interests or securities of the Company;

(p) make any change in its customary accounting principles or methods of accounting materially affecting the reported consolidated assets, liabilities or results of operations of the Company, other than as may be required by applicable Law, GAAP or regulatory guidelines;

(q) adopt or enter into a plan of complete or partial liquidation, dissolution, merger, consolidation, restructuring, recapitalization or other reorganization (other than the Transactions);

(r) make, change or rescind any income or other material Tax election, adopt or change any material financial or Tax accounting methods, principles, or practices, file any amended income or other material Tax Return, settle or compromise any material Tax liability, enter into any closing agreement with respect to any Tax, consent in writing to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, surrender any right to claim a refund of a material amount of Taxes, enter into any Tax sharing or Tax indemnification agreement or similar agreement (except, in each case, for such agreements that are ordinary course contracts not primarily relating to Taxes), request a ruling or similar guidance from any Taxing Authority with respect to any Tax matter, or file any income or other material Tax Return in a manner inconsistent with past practice;

(s) directly or indirectly, incur, or modify in any material respect the terms of, any Indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness;

(t) voluntarily fail to maintain in full force and effect material insurance policies covering the Acquired Companies and their respective properties, assets and businesses in a form and amount consistent with past practices;

(u) enter into any transaction or amend in any material respect any existing agreement with any Person that, to the Company’s knowledge, is an Affiliate of the Company or its Subsidiaries (excluding any Company Plans and ordinary course payments of annual compensation, provision of benefits or reimbursement or advancement of expenses in respect of members or stockholders who are Company Employees);

(v) enter into any agreement that materially restricts the ability of the Company or its Subsidiaries to engage or compete in any line of business or enter into a new line of business;

(w) make any capital expenditures that in the aggregate exceed $100,000, other than any capital expenditure (or series of related capital expenditures) consistent in all material respects with the Company’s annual capital expenditures budget for periods following the date hereof, which has been made available to Buyer; or

(x) enter into any agreement, or otherwise become obligated, to take any action prohibited under this Section 7.01.

Section 7.02. Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to the Company or any of its Subsidiaries by third parties that may be in the Company’s or any of its Subsidiaries’ possession from time to time, and except for any information that (a) relates to the negotiation of this Agreement or the Transactions, (b) is prohibited from being disclosed by applicable Law or (c) in the opinion of legal counsel of the Company would result in the loss of attorney-client privilege or other privilege from disclosure, the Company shall, and shall cause its Subsidiaries to, afford to Buyer and its Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, in such manner as to not interfere with the normal operation of the Acquired Companies and so long as reasonably feasible or permissible under applicable Law, to all of their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Acquired Companies, and shall use its commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of the Acquired Companies that are in the possession of the Company or its Subsidiaries, in each case, as Buyer and its Representatives may reasonably request solely for purposes of consummating the Transactions; provided, that Buyer shall not be permitted to perform any environmental sampling or testing at any Leased Real Property, including sampling of soil, groundwater, surface water, building materials, indoor or outdoor air or wastewater emissions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. Any request pursuant to this Section 7.02 shall be made in a time and manner so as not to delay the Closing. All information obtained by Buyer and its Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

Section 7.03. HSR Act and Approvals.

(a) In connection with the Transactions, the Company shall (and, to the extent required, shall cause its Affiliates to) comply promptly but in no event later than 30 calendar days after the date hereof with the notification and reporting requirements of the HSR Act. The Company shall (i) use its reasonable best efforts to comply as promptly as practicable with any Information or Document Requests, and (ii) request early termination of any waiting period under the HSR Act.

(b) The Company shall promptly furnish to Buyer copies of any notices or written communications received by the Company or any of its Affiliates from any third party or any Governmental Authority, and detail any substantive oral communications between the Company or any of its Affiliates and any Governmental Authority, with respect to the Transactions, and the Company shall permit counsel to Buyer an opportunity to review in advance, and the Company shall consider in good faith the views of such counsel in connection with, any proposed written communications by the Company or its Affiliates to any Governmental Authority concerning the Transactions; provided, that the Company shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of Buyer The Company agrees to provide, to the extent permitted by the applicable Governmental Authority, Buyer and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person, virtually, or by telephone, between the Company or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions.

Section 7.04. No Claim Against the Trust Account. The Company acknowledges that it has read Buyer’s final prospectus, dated January 14, 2021, and other Buyer SEC Reports, the Buyer Organizational Documents, and the Trust Agreement and understands that Buyer has established the Trust Account described therein for the benefit of Buyer’s public stockholders and that disbursements from the Trust Account are available only in the limited circumstances set forth in the Trust Agreement. The Company further acknowledges that if the Transactions or, in the event of a termination of this Agreement, another Business Combination, are not consummated by January 20, 2023 or such later date as approved by the Buyer Stockholders to complete a Business Combination, Buyer will be obligated to return to its stockholders the amounts being held in the Trust Account. Accordingly, the Company (on behalf of itself and its controlled Affiliates) hereby irrevocably waives any past, present or future claim of any kind against, and any right to access, the Trust Account (including any distributions therefrom to Buyer’s public stockholders) or to collect from the Trust Account any monies that may be owed to them by Buyer or any of its Affiliates for any reason whatsoever, and will not seek recourse against the Trust Account (or distributions therefrom) at any time for any reason whatsoever prior to the Effective Time; provided that nothing herein shall serve to limit or prohibit the Company’s right to pursue a claim against Buyer or any of its Affiliates for legal relief against assets held outside the Trust Account (including from and after the consummation of a Business Combination other than as contemplated by this Agreement) or pursuant to Section 12.13 for specific performance or other injunctive relief. The Company agrees and acknowledges that such irrevocable waiver is material to this Agreement and specifically relied upon by Buyer to induce it to enter in this Agreement, and the Company further intends and understands such waiver to be valid, binding and enforceable under applicable Law. To the extent that the Company commences any Action based upon, in connection with, relating to or arising out of any matter relating to Buyer that seeks, in whole or in part, monetary relief against Buyer, the Company hereby acknowledges and agrees that its sole remedy shall be against funds held outside of the Trust Account and that such claim shall not permit the Company (or any party claiming on the Company’s behalf or in lieu of the Company) to have any claim against the Trust Account (including any distributions therefrom to Buyer’s public stockholders) or any amounts contained therein. In the event that the Company commences any Action based upon, in connection with, relating to or arising out of any matter relating to Buyer that seeks, in whole or in part, relief against the Trust Account (including any distributions therefrom to Buyer’s public stockholders), whether in the form of money damages or injunctive relief, Buyer shall be entitled to recover from the Company the associated legal fees and costs in connection with any such action, in the event that Buyer prevails in such action or proceeding. This Section 7.04 shall survive the termination of this Agreement for any reason.

Section 7.05. Company Stockholder Approval. The Company shall solicit the Company Stockholder Approval via a written consent of the Company’s stockholders approving: (a) the plan of merger set forth in this Agreement; and (b) the adoption and/or approval of any other proposals as the SEC (or staff member thereof) may indicate are necessary in its comments to the Proxy Statement, the Registration Statement or correspondence related thereto (clauses (a) and (b), collectively, the “Company Stockholder Matters”) in accordance with applicable Law and in the form attached to the Company Voting and Support Agreement as Exhibit A thereto (the “Written Consent”). The Company will use its reasonable best efforts to take all actions necessary to obtain the Written Consent and the board of directors of the Company will not change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, its recommendation that the equity holders of the Company approve the plan of merger set forth in this Agreement. The Company shall (i) use its best efforts to cause the Consent Solicitation Statement to be disseminated to its stockholders as promptly as possible (and commencing no later than five Business Days) following the date the Registration Statement is declared effective under the Securities Act and (ii) deliver to Buyer executed copies of the Written Consent collectively representing the Company Stockholder Approval as soon as is reasonably practicable after the date that the Consent Solicitation Statement is required to be disseminated by the Company to its stockholders pursuant to this Section 7.05. In connection therewith, the Company will (x) establish the record date for determining the Company stockholders entitled to provide such Written Consent, (y) cause the Consent Solicitation Statement and Written Consent to be disseminated to the Company’s stockholders in compliance with applicable Law, and (z) solicit execution of the Written Consent from the Company’s stockholders. The Company will provide Buyer with all executed copies of the Written Consent it receives within one Business Day of receipt. Promptly following the receipt of executed copies of the Written Consent collectively representing the Company Stockholder Approval, the Company will prepare and deliver to the Company’s stockholders who have not executed the Written Consent the notice required under NRS 92A.430, which will include a description of the appraisal rights of the Company’s stockholders available under the NRS, along with such other information as is required pursuant to applicable Law.

Section 7.06. Registration Statement and Proxy Statement.

(a) No later than January 16, 2023, the Company shall provide or make available to Buyer the Acquired Companies’ unaudited financial statements for the six-month period ended November 30, 2022, including condensed consolidated balance sheets, and condensed consolidated statements of operations, statement of stockholders’ equity, and statements of cash flows of the Company required under the applicable rules and regulations of the SEC to be included in the Registration Statement, the Proxy Statement or the Closing Form 8-Ks, in each case, prepared in accordance with GAAP and Regulation S-X. Subsequent thereto, the Company’s consolidated interim financial information for each quarterly period thereafter shall be delivered or made available to Buyer no later than 45 calendar days following the end of each quarterly period. The Company shall promptly provide additional Company financial information reasonably requested by Buyer for inclusion in the Merger Materials and any other filings to be made by Buyer with the SEC, including any financial statements of any business acquired by or to be acquired by the Company required by Article 3.05 or Article 11 of Regulation S-X under the Securities Act (as interpreted by the staff of the SEC). Without limiting the generality of the foregoing, the Company shall fully cooperate with Buyer in connection with the preparation for inclusion in the Registration Statement or the Proxy Statement/Consent Solicitation Statement of pro forma financial statements that comply with the requirements of Regulation S-X.

(b) The Company shall use its best efforts to ensure that the information supplied by or on behalf of the Company in writing for inclusion in the Registration Statement, on the effective date of the Registration Statement (together with any amendments or supplements thereto), (i) complies in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the Effective Time.

(c) The Company shall prepare the sections of the Registration Statement describing it and its Subsidiaries’ business, operations and/or financial results for inclusion in the Registration Statement. The Company shall cause its officers and employees to be reasonably available to Buyer and its counsel in connection with (i) the drafting of the Registration Statement or the Proxy Statement, and (ii) responding in a timely manner to comments on the Registration Statement or the Proxy Statement from the SEC.

(d) The Company shall use its best efforts to ensure that the information supplied by or on behalf of the Company in writing for inclusion in the Proxy Statement and/or the Consent Solicitation Statement (together with any amendments or supplements thereto), when first filed in accordance with Rule 424(b) of the Securities Act or pursuant to Section 14A of the Exchange Act, complies in all material respects with the applicable requirements of the Securities Act and the Exchange Act. The Company will further use its best efforts to ensure that such information, as of (i) the date of any filing of the Proxy Statement or the Consent Solicitation Statement pursuant to Rule 424(b) of the Securities Act, (ii) the date that the Merger Materials are first mailed to Buyer Stockholders or the stockholders of the Company, and (iii) the time of the Special Meeting or the date of the final Written Consent, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the applicable time.

Section 7.07. FIRPTA. At the Closing, the Company shall deliver to Buyer (a) a certificate in such form as reasonably requested by Buyer conforming to the requirements of Section 1.897-2(h)(1)(i) and 1.1445-2(c)(3)(i) of the Treasury Regulations and (b) a copy of the signed notice contemplated by Section 1.897-2(h)(2) of the Treasury Regulations, which Buyer shall be entitled to file with the IRS in accordance with such Treasury Regulation.

Section 7.08. Company Related Party Contracts. Prior to the Closing, except for this Agreement and any other Transaction Agreements, and except as set forth on Schedule 7.08, the Company shall and shall cause the other Acquired Companies to take, or cause to be taken, all actions necessary to cause all Company Related Party Contracts to be terminated as of or prior to the Closing without any further cost or liability to the Company, Buyer or their respective Subsidiaries following the Closing.

Section 7.09. Company Voting and Support Agreements. Unless otherwise approved in writing by Buyer, the Company shall not permit any amendment or modification to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), of any provision or remedy under, or any replacement of, any Company Voting and Support Agreement. The Company shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy in all material respects on a timely basis all conditions and covenants applicable to the Company in any Company Voting and Support Agreement and otherwise comply with its obligations thereunder and to enforce its rights under such agreement. Without limiting the generality of the foregoing, the Company shall give Buyer reasonably prompt written notice (a) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would give rise to any breach or default) by any party to any Company Voting and Support Agreement and (b) of the receipt of any written notice or other written communication from any other party to any Company Voting and Support Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party under any such agreement or any provisions of any Company Voting and Support Agreement.

Section 7.10. Debt Payoff. Prior to the Closing, the Company shall, and shall cause each of its Subsidiaries to, deliver notices of prepayment or redemption within the time periods required by the relevant agreements governing the Company’s existing Borrowed Money Debt, obtaining customary lien terminations and instruments of discharge to be delivered at the Closing, and giving any other necessary notices, to allow for the payoff, discharge and termination in full upon the Closing, of all of each of the Company and its Subsidiaries’ existing Borrowed Money Debt other than any Borrowed Money Debt permitted under this Agreement to remain outstanding after the Closing Date as set forth on Schedule 7.10.

Section 7.11. De-quotation and De-registration. The Company shall take all actions necessary to permit the shares of Company Common Stock and any other security issued by the Company or one of its Subsidiaries and quoted on the OTC to cease to be quoted on the OTC and deregistered under the Exchange Act as soon as possible following the Effective Time.

Section 7.12. Takeover Statute. If any Takeover Statute is or may become applicable to the Merger or the other transactions contemplated by this Agreement, the Company and its board of directors shall grant such approvals and take such actions as are necessary so that such transactions may be consummated as promptly as practicable on the terms contemplated by this Agreement and otherwise use reasonable best efforts to act to eliminate or minimize the effects of such statute or regulation on such transactions.

ARTICLE VIII

COVENANTS OF BUYER

Section 8.01. HSR Act and Regulatory Approvals.

(a) In connection with the Transactions, Buyer shall (and, to the extent required, shall cause its Affiliates to) comply promptly but in no event later than 30 calendar days after the date hereof with the notification and reporting requirements of the HSR Act.

(b) Buyer shall request early termination of any waiting period under the HSR Act and undertake promptly any and all action required to (i) obtain termination or expiration of the waiting period under the HSR Act, (ii) prevent the entry in any Action brought by a Regulatory Consent Authority or any other Person of any Governmental Order that would prohibit, make unlawful or delay the consummation of the Transactions contemplated by this Agreement and (iii) if any such Governmental Order is issued in any such Action, cause such Governmental Order to be lifted. The Company shall bear the filing fees required under the HSR Act, which fees shall be subject to the Cap. Buyer shall comply as promptly as practicable with any Information or Document Requests.

(c) Buyer shall cooperate in good faith with the Regulatory Consent Authorities and undertake promptly any and all action required to complete lawfully the Transactions as soon as practicable (but in any event prior to the Termination Date) and all actions necessary or advisable to avoid, prevent, eliminate or remove the actual or threatened commencement of any proceeding in any forum by or on behalf of any Regulatory Consent Authority or the issuance of any Governmental Order that would delay, enjoin, prevent, restrain or otherwise prohibit the consummation of the Transactions, including (i) proffering and consenting or agreeing to a Governmental Order or other agreement providing for (A) the sale, licensing or other disposition, or the holding separate, of particular assets, categories of assets or lines of business of the Company or Buyer or (B) the termination, amendment or assignment of existing relationships and contractual rights and obligations of the Company or Buyer and (ii) promptly effecting the disposition, licensing or holding separate of assets or lines of business or the termination, amendment or assignment of existing relationships and contractual rights, in each case, at such time as may be necessary to permit the lawful consummation of the Transactions on or prior to the Termination Date; provided, that Buyer shall not be required to undertake any action under this paragraph that would materially impact Buyer’s expected benefits resulting from the Transactions. For the avoidance of doubt, the foregoing shall not apply to any Affiliate of Buyer. The entry by any Governmental Authority in any Action of a Governmental Order permitting the consummation of the Transactions but requiring any assets or lines of business of Buyer to be sold, licensed or otherwise disposed or held separate thereafter (including the business and assets of the Acquired Companies) shall not be deemed a failure to satisfy any condition specified in ARTICLE X. Buyer shall promptly furnish to the Company copies of any notices or written communications received by Buyer or any of its Affiliates from any Governmental Authority with respect to the Transactions, and Buyer shall permit counsel to the Company an opportunity to review in advance, and Buyer shall consider in good faith the views of such counsel in connection with, any proposed written communications by Buyer or its Affiliates to any Governmental Authority concerning the Transactions; provided, that Buyer shall not extend any waiting period or comparable period under the HSR Act or enter into any agreement with any Governmental Authority without the written consent of the Company.

Buyer agrees to provide the Company and its counsel the opportunity, on reasonable advance notice, to participate in any substantive meetings or discussions, either in person, virtually, or by telephone, between Buyer or any of its Affiliates, agents or advisors, on the one hand, and any Governmental Authority, on the other hand, concerning or in connection with the Transactions. Notwithstanding anything to the contrary contained in this Agreement, it is agreed that Buyer shall make all strategic decisions with respect to any filings, notifications, submissions and communications with or to any Regulatory Consent Authorities subject to good faith consultations with the Company.

(d) Except as required by this Agreement, Buyer shall not engage in any action or enter into any transaction, that would reasonably be expected to materially impair or delay Buyer’s ability to consummate the Transactions or perform its obligations hereunder.

Section 8.02. Indemnification and Insurance.

(a) From and after the Effective Time, Buyer agrees that it shall indemnify and hold harmless each present and former director, manager and officer of the Company and Buyer and each of their respective Subsidiaries against any costs or expenses (including reasonable attorneys’ fees), judgments, fines, losses, claims, damages or liabilities incurred in connection with any Action, whether civil, criminal, administrative or investigative, arising out of or pertaining to matters existing or occurring at or prior to the Effective Time, whether asserted or claimed prior to, at or after the Effective Time, to the fullest extent that the Company, Buyer or their respective Subsidiaries, as the case may be, would have been permitted under applicable Law and their respective Organizational Documents to indemnify such Person (including the advancing of expenses as incurred to the fullest extent permitted under applicable Law). Without limiting the foregoing, Buyer shall cause the Surviving Corporation and each of its Subsidiaries to, (i) maintain, for a period of not less than six years from the Effective Time, provisions in its certificate of incorporation, bylaws and other organizational documents concerning the indemnification and exoneration (including provisions relating to expense advancement) of officers and directors that are no less favorable to those Persons than the provisions of such Organizational Documents as of the date of this Agreement and (ii) not amend, repeal or otherwise modify such provisions in any respect that would adversely affect the rights of those Persons thereunder, in each case, except as required by Law.

(b) For a period of six years from the Effective Time, Buyer shall, or shall cause one or more of its Subsidiaries to, maintain in effect directors’ and officers’ liability insurance covering those Persons who are currently covered by Buyer’s, the Company’s or any of their respective Subsidiaries’ directors’ and officers’ liability insurance policies (true, correct and complete copies of which have been heretofore made available to Buyer or its agents or representatives) on terms not less favorable than the terms of such current insurance coverage, except that in no event shall any Buyer Party be required to pay an annual premium for such insurance in excess of 300% of the aggregate annual premium payable by the Acquired Companies or Buyer, as applicable, for such insurance policy for the most recent year; provided that (i) Buyer may cause coverage to be extended under the current directors’ and officers’ liability insurance by obtaining a six-year “tail” policy containing terms not materially less favorable than the terms of such current insurance coverage with respect to claims existing or occurring at or prior to the Effective Time and (ii) if any claim is asserted or made within such six-year period, any insurance required to be maintained under this Section 8.02 shall be continued in respect of such claim until the final disposition thereof.

(c) Buyer and the Company hereby acknowledge (on behalf of themselves and their respective Subsidiaries) that the indemnified Persons under this Section 8.02 may have certain rights to indemnification, advancement of expenses or insurance provided by current stockholders, members, or other Affiliates of such stockholders or members (“Indemnitee Affiliates”) separate from the indemnification obligations of Buyer, the Company and their respective Subsidiaries hereunder. The Parties hereby agree (i) that Buyer, the Company and each of their respective Subsidiaries are the indemnitors of first resort (i.e., their obligations to the indemnified Persons under this Section 8.02 are primary and any obligation of any Indemnitee Affiliate to advance expenses or to provide indemnification for the same expenses or liabilities incurred by the indemnified Persons under this Section 8.02 are secondary), (ii) that Buyer, the Company and their respective Subsidiaries shall be required to advance the full amount of expenses incurred by the indemnified Persons under this Section 8.02 and shall be liable for the full amount of all expenses, judgments, penalties, fines and amounts paid in settlement to the extent legally permitted and required by Buyer’s, the Company’s and their respective Subsidiaries’ Organizational Documents or any director or officer indemnification agreements, without regard to any rights the indemnified Persons under this Section 8.02 may have against any Indemnitee Affiliate, and (iii) that the Parties (on behalf of themselves and their respective

Subsidiaries) irrevocably waive, relinquish and release the Indemnitee Affiliates from any and all claims against the Indemnitee Affiliates for contribution, subrogation or any other recovery of any kind in respect thereof.

(d) Notwithstanding anything contained in this Agreement to the contrary, this Section 8.02 shall survive the consummation of the Merger indefinitely and shall be binding, jointly and severally, on Buyer and the Surviving Corporation and all successors and assigns of Buyer and the Surviving Corporation. In the event that Buyer or the Surviving Corporation or any of their respective successors or assigns consolidates with or merges into any other Person and shall not be the continuing or surviving corporation or entity of such consolidation or merger or transfers or conveys all or substantially all of its properties and assets to any Person, then, and in each such case, proper provision shall be made so that the successors and assigns of Buyer or the Surviving Corporation, as the case may be, shall succeed to the obligations set forth in this Section 8.02.

Section 8.03. Conduct of Buyer During the Interim Period.

(a) During the Interim Period, except as set forth on Schedule 8.03 or as contemplated by this Agreement or as consented to by the Company in writing (which consent shall not be unreasonably conditioned, withheld, delayed or denied), Buyer shall not and shall not permit any of its Subsidiaries to:

(i) change, modify or amend the Trust Agreement, the Buyer Organizational Documents or the organizational documents of Merger Sub;

(ii) (A) declare, set aside or pay any dividends on, or make any other distribution in respect of any of its outstanding capital stock or other equity interests; (B) split, combine or reclassify any of its capital stock or other equity interests; or (C) other than in connection with the Buyer Stockholder Redemption or the Buyer Extension Redemptions, if applicable, or as otherwise required by Buyer’s Organizational Documents in order to consummate the Transactions, repurchase, redeem or otherwise acquire, or offer to repurchase, redeem or otherwise acquire, any capital stock or other equity interests;

(iii) make, change, or rescind any income or other material Tax election, adopt or change any material financial or Tax accounting methods, principles, or practices, file any amended income or other material Tax Return, consent in writing to any extension or waiver of the limitations period applicable to any material Tax claim or assessment, or file any income or other material Tax Return in a manner inconsistent with past practice;

(iv) enter into, renew or amend in any material respect, any Contract with an Affiliate of Buyer (including, for the avoidance of doubt, (x) the Sponsor or anyone related by blood, marriage or adoption to any member, partner, or shareholder of the Sponsor and (y) any Person in which the Sponsor has a direct or indirect legal, contractual or beneficial ownership interest of 5% or greater);

(v) waive, release, compromise, settle or satisfy any pending or threatened material claim (which shall include, but not be limited to, any pending or threatened Action) or compromise or settle any liability;

(vi) directly or indirectly acquire by merging or consolidating with, or by purchasing a substantial portion of the assets of, or by purchasing all of or a substantial equity interest in, or by any other manner, any business or any corporation, partnership, limited liability company, joint venture, association or other entity or Person or division thereof;

(vii) (A) make any material change in its accounting principles, policies, procedures, or methods unless required by (1) an amendment in GAAP made subsequent to the date hereof, as agreed to by its independent accountants, or (2) applicable Law, (B) engage in any conduct in a new line of business or engage in any material commercial activities (other than to consummate the transactions contemplated by this Agreement);

(viii) (A) issue, sell, pledge, dispose of, grant or encumber, or authorize the issuance, sale, pledge, disposition, grant or encumbrance of, any Buyer Common Stock or securities exercisable for or convertible into Buyer Common Stock, or (B) grant any options, warrants or other equity-based awards with respect to Buyer Common Stock not outstanding on the date of this Agreement and disclosed in documents filed publicly with the SEC, in each case, with an aggregate grant value in excess of $1,500,000;

(ix) forgive any loans or make any loans or advance any money or other property to any Person (other than routine travel advances issued in the ordinary course of business);

(x) directly or indirectly, incur, or modify in any material respect the terms of, any Indebtedness, or issue any debt securities or assume, guarantee or endorse, or otherwise become responsible for, the obligations of any Person for Indebtedness that in the aggregate exceed $1,500,000;

(xi) voluntarily fail to maintain in full force and effect material insurance policies covering the Buyer Parties and their respective properties, assets and businesses in a form and amount consistent with past practices;

(xii) liquidate, dissolve, reorganize or otherwise wind-up its business and operations; or

(xiii) enter into any agreement, or otherwise become obligated, to take any action prohibited under this Section 8.03(a).

(b) During the Interim Period, Buyer shall, and shall cause its Subsidiaries to use commercially reasonable efforts to comply with, and continue performing under, as applicable, the Buyer Organizational Documents, the Trust Agreement, the Transaction Agreements and all other agreements or Contracts to which any Buyer Party may be a party. Notwithstanding anything to the contrary contained herein, nothing herein shall prevent either Buyer Party from taking or failing to take any action in good faith that is reasonably necessary or appropriate to comply with any rules or regulations promulgated by the SEC following the date of this Agreement.

Section 8.04. Sponsor Support Agreement(a) . Unless otherwise approved in writing by the Company, the Buyer Parties shall not permit any amendment or modification to be made to, any waiver (in whole or in part) or provide consent to (including consent to termination), of any provision or remedy under, or any replacement of, the Sponsor Support Agreement. Buyer shall take, or cause to be taken, all actions and do, or cause to be done, all things necessary, proper or advisable to satisfy in all material respects on a timely basis all conditions and covenants applicable to Buyer in the Sponsor Support Agreement and otherwise comply with its obligations thereunder and to enforce its rights under such agreement. Without limiting the generality of the foregoing, Buyer shall give the Company reasonably prompt written notice (a) of any breach or default (or any event or circumstance that, with or without notice, lapse of time or both, would give rise to any breach or default) by any party to the Sponsor Support Agreement and (b) of the receipt of any written notice or other written communication from any other party to the Sponsor Support Agreement with respect to any actual, potential, threatened or claimed expiration, lapse, withdrawal, breach, default, termination or repudiation by any party under any such agreement or any provisions of the Sponsor Support Agreement.

Section 8.05. Trust Account. Upon satisfaction or waiver of the conditions set forth in Article X and provision of notice thereof to the Trustee (which notice Buyer shall provide to the Trustee in accordance with the terms of the Trust Agreement), (a) in accordance with and pursuant to the Trust Agreement, at the Closing, Buyer (i) shall cause any documents, opinions and notices required to be delivered to the Trustee pursuant to the Trust Agreement to be so delivered and (ii) shall use its reasonable best efforts to cause the Trustee to, and the Trustee shall thereupon be obligated to (A) pay as and when due all amounts payable to Buyer Stockholders pursuant to the Buyer Stockholder Redemption, and (B) immediately thereafter, disburse all remaining amounts then available in the Trust Account as directed by Buyer, subject to this Agreement and the Trust Agreement and (b) thereafter, the Trust Account shall terminate, except as otherwise provided therein.

Section 8.06. Inspection. Subject to confidentiality obligations and similar restrictions that may be applicable to information furnished to any Buyer Party by third parties that may be in any Buyer Party’s possession from time to time, and except for any information that in the opinion of legal counsel of Buyer would result in the loss of attorney-client privilege or other privilege from disclosure, Buyer shall afford to the Company, its Affiliates and their respective Representatives reasonable access during the Interim Period, during normal business hours and with reasonable advance notice, to their respective properties, books, Contracts, commitments, Tax Returns, records and appropriate officers and employees of the Buyer Parties, and shall use commercially reasonable efforts to furnish such Representatives with all financial and operating data and other information concerning the affairs of Buyer that are in the possession of Buyer, in each case as the Company and its Representatives may reasonably request solely for purposes of consummating the Transactions. The Parties shall use commercially reasonable efforts to make alternative arrangements for such disclosure where the restrictions in the preceding sentence apply. All information obtained by the Company, its Affiliates and their respective Representatives under this Agreement shall be subject to the Confidentiality Agreement prior to the Effective Time.

Section 8.07. Buyer Public Filings; Nasdaq Listing.

(a) During the Interim Period or through the date of termination of this Agreement, Buyer will keep current and timely file all of the forms, reports, schedules, statements, and other documents required to be filed by Buyer with the SEC, including all necessary amendments and supplements thereto, and otherwise comply in all material respects with applicable Securities Laws, and all such forms, reports, schedules, statements, and other documents (including any financial statements or schedules included therein) (i) shall be prepared in all material respects in accordance with either the requirements of the Securities Act and the Exchange Act, as the case may be, and the rules and regulations promulgated thereunder and (ii) will not, at the time they are filed, or, if amended, as of the date of such amendment, contain any untrue statement of a material fact or fail to state any material fact required to be stated therein or necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. As used in this Section 8.06, the term “file” shall be broadly construed to include any manner in which a document or information is furnished, supplied, or otherwise made available to the SEC or Nasdaq.

(b) During the Interim Period, Buyer shall use its reasonable best efforts to ensure that: (i) Buyer’s initial listing application with Nasdaq in connection with the Transactions is approved; (ii) all applicable initial and continuing listing requirements of Nasdaq continue to be satisfied; (iii) the Buyer Class A Common Stock and Buyer Warrants (but, in the case of Buyer Warrants, only to the extent issued and listed as of the date hereof) continue to be listed on Nasdaq; and (iv) the Buyer Class A Common Stock issuable in accordance with this Agreement has been approved for listing on Nasdaq (and the Company shall reasonably cooperate in connection therewith), subject to official notice of issuance, in each case, as promptly as reasonably practicable after the date of this Agreement, and in any event prior to the Effective Time.

Section 8.08. Section 16 Matters. Prior to the Effective Time, Buyer shall take all commercially reasonable steps as may be required (to the extent permitted under applicable Law) to cause any acquisition or disposition of the Buyer Common Stock or any derivative thereof that occurs or is deemed to occur by reason of or pursuant to the Transactions by each Person who is or will be or may be subject to the reporting requirements of Section 16(a) of the Exchange Act with respect to Buyer to be exempt under Rule 16b-3 promulgated under the Exchange Act, including by taking steps in accordance with the No-Action Letter, dated January 12, 1999, issued by the SEC regarding such matter, and Buyer shall permit counsel to the Company an opportunity to review in advance, and Buyer shall consider in good faith the view of such counsel in connection with, any such steps.

Section 8.09. Buyer Board of Directors and Officers.

(a) Except as otherwise agreed in writing by the Company and Buyer prior to the Closing, and conditioned upon the occurrence of the Closing, subject to any limitation imposed under applicable Laws and Nasdaq listing requirements, Buyer shall use its reasonable best efforts prior to the Effective Time to ensure that the individuals, as agreed between Buyer and the Company pursuant to the parameters set forth on Schedule 8.09, are elected as the only directors of Buyer with no vacancies or unfilled newly created directorships (including by seeking to obtain from each existing director, as necessary, an irrevocable resignation effective as of the Effective Time), in each case effective immediately after the Closing, and the identities of such individuals shall be made publicly available as promptly as practicable following the date hereof (but in any event prior to the date on which the Proxy Statement is filed with the SEC in definitive form).

(b) Buyer shall take all necessary action prior to the Effective Time such that (i) each officer of Buyer in office immediately prior to the Effective Time shall cease to be an officer immediately following the Effective Time (including by causing each such officer to tender an irrevocable resignation as officer, effective as of the Effective Time), (ii) the persons constituting the officers of the Company as of immediately prior to the Effective Time shall, as of immediately following the Effective Time, be appointed as the officers of Buyer and (iii) each of the members of the board of directors of Buyer immediately prior to the Effective Time set forth on Schedule 8.09(b) shall cease to be directors immediately following the Effective Time (including by causing each such director to tender an irrevocable resignation as director, effective as of the Effective Time).

(c) If necessary to effect the foregoing in this Section 8.09, the board of directors of Buyer shall adopt resolutions prior to the Effective Time that expand or decrease the size of the board of directors of Buyer.

Section 8.10. Qualification as an Emerging Growth Company. Buyer shall, at all times during the period from the date hereof until the Closing: (a) take all actions necessary to continue to qualify as an “emerging growth company” as defined in Rule 12b-2 under the Exchange Act; and (b) not take any action that would cause Buyer to not qualify as an “emerging growth company” as defined in Rule 12b-2 under the Exchange Act.

Section 8.11. Registration Statement and Proxy Statement.

(a) Buyer shall use its best efforts to ensure that, at the Effective Time, the Registration Statement (together with any amendments or supplements thereto) (i) complies in all material respects with the applicable requirements of the Securities Act and the Exchange Act and (ii) does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the Effective Time.

(b) Buyer shall use its best efforts to ensure that, when first filed in accordance with Rule 424(b) of the Securities Act or pursuant to Section 14A of the Exchange Act, the Merger Materials (together with any amendments or supplements thereto) comply in all material respects with the applicable requirements of the Securities Act and the Exchange Act. Buyer shall further use its best efforts to ensure that, as of each of (i) the date of any filing thereof pursuant to Rule 424(b) of the Securities Act, (ii) the date the Merger Materials are first mailed to Buyer Stockholders or the stockholders of the Company, and (iii) the time of the Special Meeting, the Proxy Statement (together with any amendments or supplements thereto) and, as of the date of the last Written Consent, the Consent Solicitation Statement, does not include any untrue statement of material fact or omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading as of the applicable time.

(c) Notwithstanding anything in this Section 8.11 to the contrary, Buyer shall have no responsibility with respect to information supplied by the Company in writing for inclusion in the Registration Statement, the Merger Materials, or any amendment or supplement thereto.

ARTICLE IX

JOINT COVENANTS

Section 9.01. Support of Transaction. Without limiting any covenant contained in ARTICLE VII or ARTICLE VIII, including the obligations of the Company and Buyer with respect to the notifications, filings, reaffirmations and applications described in Section 7.03 and Section 8.01, respectively, which obligations shall control to the extent of any conflict with the succeeding provisions of this Section 9.01, Buyer and the Company shall each, and shall each cause their respective Subsidiaries to, use their commercially reasonable efforts to (a) assemble, prepare and file any information (and, as needed, to supplement such information) as may be reasonably necessary to obtain as promptly as practicable all governmental and regulatory consents required to be obtained in connection with the Transactions; (b) obtain all material consents and approvals of, and provide notice to, third parties that any of Buyer, the Company, or their respective Affiliates are required to obtain or provide, as applicable, in order to consummate the Transactions; provided, that the Company shall not be required to seek any such required consents or approvals of third-party counterparties to Contracts with any Acquired Company to the extent such Contract is otherwise terminable at will, for convenience or upon or after the giving of thirty day notice of termination by a party thereto unless otherwise agreed in writing by the Company and Buyer; and (c) take such other action as may reasonably be necessary or as another Party may reasonably request to satisfy the conditions of the other Parties set forth in ARTICLE X or otherwise to comply with this Agreement and to consummate the Transactions as soon as practicable (including providing any reasonable and customary certifications, negative assurance letters, auditor comfort letters and other materials necessary to permit another Party to comply with its obligations to any underwriter, capital markets advisor or financial advisor of any Party in connection with Transactions). Notwithstanding the foregoing, in no event shall any Buyer Party or any Acquired Company be obligated to bear any material expense or pay any material fee or grant any material concession in connection with obtaining any consents, authorizations or approvals pursuant to the terms of any Contract to which any Acquired Company is a party or otherwise required in connection with the consummation of the Transactions, except as otherwise provided herein.

Section 9.02. Consent Solicitation Statement; Proxy Statement; Buyer Special Meeting.

(a) Registration Statement; Consent Solicitation Statement; Proxy Statement.

(i) Buyer and the Company shall cooperate to prepare and file as promptly as reasonably practicable following the date hereof a registration statement on Form S-4 or other applicable form (the “Registration Statement”) to be filed by Buyer with the SEC pursuant to which the offer and issuance of the shares of Buyer Class A Common Stock issuable in the Merger will be registered with the SEC, which shall contain (i) a consent solicitation statement in connection with the solicitation by the Company of written consents from the holders of the shares of Company Stock to obtain the Company Stockholder Approval (the “Consent Solicitation Statement”) in preliminary form of the type contemplated by Regulation 14A promulgated under the Exchange Act, prepared by the Company in consultation with Buyer and its counsel as provided in this Section and (ii) a proxy statement in connection with the solicitation by Buyer of proxies from the holders of the shares of Buyer Common Stock to obtain the shareholder approval of the Buyer Stockholder Matters (the “Proxy Statement”) in preliminary form of the type contemplated by Regulation 14A promulgated under the Exchange Act in consultation with the Company and its counsel as provided in this Section 9.02, in all cases describing this Agreement, the Merger and the other Transactions.

(ii) Buyer shall send the definitive Proxy Statement to the Buyer Stockholders in advance of the Special Meeting for the purpose of, among other things: (A) providing Buyer Stockholders with the opportunity to redeem shares of Buyer Class A Common Stock by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is two Business Days prior to the date of the Special Meeting (the “Buyer Stockholder Redemption”); and (B) soliciting proxies from holders of Buyer Class A Common Stock to vote at the Special Meeting, as adjourned or postponed, in favor of: (1) the adoption of this Agreement and approval of the Transactions; (2) the issuance of shares of Buyer Class A Common Stock in connection with the Merger (including approvals as may be required by Nasdaq); (3) the amendment and restatement of the Existing Buyer Certificate of Incorporation in substantially the form of the Buyer Charter attached as Exhibit B hereto; (4) the election of the members of Buyer’s board of directors in accordance with Section 8.09; (5) any other proposals that either the SEC or Nasdaq (or any of their respective staff members) indicates is necessary in its comments to the Merger Materials or in correspondence related thereto; (6) the adoption and approval of certain differences between the Buyer Organizational Documents prior to the Effective Time and the proposed Buyer Charter and the proposed Buyer Bylaws; (7) the adjournment of the Special Meeting, if necessary, to permit further solicitation of proxies in the event there are not sufficient votes to approve and adopt any of the foregoing; and (8) any other proposals the Parties agree are necessary or desirable to consummate the Transactions (collectively, the “Buyer Stockholder Matters”). Without the prior written consent of the Company, the Buyer Stockholder Matters shall be the only matters (other than procedural matters) which Buyer shall propose to be acted on by Buyer Stockholders at the Special Meeting, as adjourned or postponed.

(iii) Buyer and the Company each shall use its reasonable best efforts to (x) cause the Registration Statement to be declared effective as promptly as practicable, and (y) keep the Registration Statement effective as long as is necessary to consummate the Transactions. Each of the Company and Buyer shall otherwise reasonably assist and cooperate with each of the other Parties in the preparation of the Merger Materials and the resolution of any comments thereon received from the SEC. In furtherance of the foregoing, the Company (I) agrees to provide Buyer promptly with all information concerning the business, management, operations and financial condition of the Company and its Subsidiaries, in each case, reasonably requested by Buyer for inclusion in the Merger Materials and (II) agrees to cause the Company’s and each of its Subsidiaries’ respective officers and employees to be reasonably available to the Buyer Parties and their counsel in connection with the drafting of the Merger Materials and to respond in a timely manner to comments on the Merger Materials from the SEC. For purposes of this Agreement, the term “Merger Materials” means the Registration Statement (including the prospectus forming a part thereof, the Consent Solicitation Statement and the Proxy Statement) and any amendments thereto.

(iv) As promptly as practicable (but in no event later than three Business Days, except as otherwise required by applicable Law) following the effective date of the Registration Statement, (A) Buyer shall cause the Proxy Statement to be mailed to its stockholders of record as of the record date to be established by the board of directors of Buyer in accordance with Section 9.02(b), and (B) the Company shall cause the Consent Solicitation Statement to be mailed to its stockholders of record as of the record date to be established by the board of directors the Company.

(v) Each of Buyer and the Company will make available to the other drafts of the Merger Materials and any other documents to be filed with the SEC, both preliminary and final, and any amendment or supplement to the Merger Materials or such other documents and will provide the other with a reasonable opportunity to comment on such drafts and shall consider such comments in good faith, and neither Buyer nor the Company shall file any such documents with the SEC without the prior written consent of the other (such consent not to be unreasonably withheld, conditioned or delayed). Each of Buyer and the Company will advise the other, promptly after it receives notice thereof, of: (A) the time when the Merger Materials have been filed; (B) the time the Registration Statement is declared effective; (C) the time the Proxy Statement and the Consent Solicitation Statement, respectively, is mailed to its stockholders; (D) the filing of any supplement or amendment to the Merger Materials; (E) any request by the SEC for amendment of the Merger Materials; (F) any comments from the SEC relating to the Merger Materials and responses thereto; or (G) requests by the SEC for additional information. The Parties shall respond to any comments of the SEC staff on the Merger Materials as promptly as practicable and shall use their respective reasonable best efforts to resolve any comments from the staff of the SEC on the Registration Statement, the Consent Solicitation Statement and the Proxy Statement as promptly as practicable.

(vi) If, at any time on or after the date on which the Registration Statement is declared effective and prior to the Closing, either Buyer or the Company shall discover any information that should be set forth in an amendment or supplement to the Merger Materials so that the Merger Materials would not include any misstatement of a material fact or omit to state any material fact necessary to make the statements therein, in light of the circumstances under which they were made, not misleading, they shall give the other prompt written notice thereof, and Buyer and the Company shall cooperate fully to cause an amendment or supplement to be made promptly to the Merger Materials such that the Merger Materials no longer contain an untrue statement of a material fact or omit to state a material fact necessary in order to make the statements, in the light of the circumstances under which they were made, not misleading; provided that no information received by Buyer or the Company pursuant to this Section 9.02(a)(vi) shall operate as a waiver or otherwise affect any representation, warranty or agreement given or made by the Party who disclosed such information, and no such information shall be deemed to change, supplement or amend the Schedules.

(vii) Each Party agrees to make all necessary filings with respect to the Transactions under the Securities Act, the Exchange Act and applicable “blue sky” Laws, and any rules and regulations promulgated under any of the foregoing.

(b) Buyer Special Meeting. Buyer shall, prior to or as promptly as practicable following the effective date of the Registration Statement (and in no event later than the date the Merger Materials are required to be mailed in accordance with Section 9.02(a)), duly call and give notice of the Special Meeting. Buyer shall convene and hold a meeting of Buyer Stockholders for the purpose of obtaining the approval of the Buyer Stockholder Matters (the “Special Meeting”), which meeting shall be held not more than 30 days after the date on which Buyer commences the mailing of the Proxy Statement to its stockholders (other than as required by applicable Law or as agreed by the Company). Buyer shall use its reasonable best efforts to take all actions necessary (in its discretion or at the request of the Company) to obtain the approval of the Buyer Stockholder Matters at the Special Meeting, including as such Special Meeting may be adjourned or postponed in accordance with this Agreement, including by soliciting proxies as promptly as practicable in accordance with applicable Law for the purpose of seeking the approval of the Buyer Stockholder Matters. Buyer shall include the Buyer Board Transaction Recommendation in the Proxy Statement. The board of directors of Buyer shall not (and no committee or subgroup thereof shall) change, withdraw, withhold, qualify or modify, or publicly propose to change, withdraw, withhold, qualify or modify, the Buyer Board Transaction Recommendation. Buyer agrees that its obligation to establish a record date for, duly call, give notice of, convene and hold the Special Meeting for the purpose of seeking approval of the Buyer Stockholder Matters shall not be affected by any intervening event or circumstance other than termination of this Agreement, and Buyer agrees to establish a record date for, duly call, give notice of, convene and hold the Special Meeting and submit for the approval of its stockholders the Buyer Stockholder Matters, in each case in accordance with this Agreement, regardless of any intervening event or circumstance other than termination of this Agreement.

Notwithstanding anything to the contrary contained in this Agreement, Buyer shall be entitled to (and, in the case of the following clauses (ii) and (iii), at the request of the Company, shall) postpone or adjourn the Special Meeting for a period of no longer than 15 days: (i) to ensure that any supplement or amendment to the Proxy Statement that the board of directors of Buyer has determined in good faith is required by applicable Law is disclosed to Buyer Stockholders and for such supplement or amendment to be promptly disseminated to Buyer Stockholders prior to the Special Meeting; (ii) if, as of the time for which the Special Meeting is originally scheduled (as set forth in the Proxy Statement), there are insufficient shares of Buyer Common Stock represented (either in person or by proxy) to constitute a quorum necessary to conduct the business to be conducted at the Special Meeting; (iii) in order to solicit additional proxies from stockholders for purposes of obtaining approval of the Buyer Stockholder Matters; or (iv) only with the prior written consent of the Company, for purposes of satisfying the condition set forth in Section 10.01(d) hereof; provided, that, notwithstanding any longer adjournment or postponement period specified at the beginning of this sentence, in the event of any such postponement or adjournment, Buyer shall reconvene the Special Meeting as promptly as practicable following such time as the matters described in such clauses have been resolved. Buyer shall keep the Company reasonably informed regarding all matters relating to the Buyer Stockholder Matters and the Special Meeting.

(c) Extension of Time Period to Consummate a Business Combination.

(i) Buyer has filed with the SEC a proxy statement (such proxy statement, together with any amendments or supplements thereto, the “Extension Proxy Statement”) to amend (A) the Buyer Organizational Documents, and (B) the Trust Agreement, in each case, to extend the time period for Buyer to consummate a Business Transaction so as to extend the date by which Buyer must consummate a Business Transaction in accordance with the Buyer Organizational Documents and the Trust Agreement beyond January 20, 2023 (the “Extension”), such date as so extended in accordance with the provisions of this Section 9.02(c) being referred to hereinafter as the “Extension Approval End Date” (clauses (A) and (B) together, the “Extension Proposals”). Buyer shall use best efforts to cause the Extension Proxy Statement to comply with all applicable Laws and to resolve any comments issued by the staff of the SEC with respect to the Extension Proxy Statement as promptly as practicable after such filing.

(ii) To the extent not prohibited by Law, Buyer shall provide the Company and its counsel with (A) any comments or other communications, whether written or oral, that Buyer or its counsel may receive from time to time from the SEC or its staff with respect to the Extension Proxy Statement in connection therewith promptly after receipt of those comments or other communications and (B) a reasonable opportunity to participate in the response of Buyer to those comments and to provide comments on that response (to which Buyer shall give reasonable and good faith consideration).

(iii) Buyer shall use its reasonable best efforts to ensure that none of the information supplied in writing by or on its behalf for inclusion or incorporation by reference in the Extension Proxy Statement will, as of (A) the date the Extension Proxy Statement is first mailed to the Buyer Stockholders and (B) the time of the Extension Stockholders’ Meeting, contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

(iv) If at any time prior to the Extension Stockholders’ Meeting any information relating to any Buyer Party or any of their Affiliates, directors or officers is discovered by any Buyer Party, that is required to be set forth in an amendment or supplement to the Extension Proxy Statement so that none of such documents would include any untrue of a material fact or omit to state any material fact required to be stated therein or necessary to make the statements made therein, in the light of the circumstances under which they were made, not misleading, Buyer shall promptly file with the SEC an appropriate amendment or supplement describing such information and, to the extent required by Law, disseminate to the Buyer Stockholders.

(v) Buyer shall, (A) as promptly as practicable in accordance with the Exchange Act and SEC rules and regulations, (1) cause the Extension Proxy Statement to be disseminated to the Buyer Stockholders in compliance with applicable Law, and (2) establish a record date for, duly call, give notice of, convene and hold a special meeting of its stockholders for a date no later than three Business Days prior to the Extension Approval End Date (the “Extension Stockholders’ Meeting”) for purposes of obtaining the Buyer Extension Approval”, in each case, in accordance with the Buyer Organizational Documents and

Nasdaq Listing Rule 5620(b), (B) solicit proxies from the Buyer Stockholders to vote in favor of each of the Extension Proposals, and (C) provide its stockholders with the opportunity to redeem their shares of Buyer Class A Common Stock by tendering such shares for redemption not later than 5:00 p.m. Eastern Time on the date that is two Business Days prior to the date of the Extension Stockholders’ Meeting (the “Buyer Extension Redemptions”); provided, that, notwithstanding anything to the contrary set forth in this Section 9.02(c), to the extent that (x) the approval of the Buyer Stockholder Matters has been obtained, and (y) the Closing has occurred, in each case, prior to the Extension Approval End Date, all obligations under this Section 9.02(c) shall terminate and be of no further force or effect. Buyer shall, through its board of directors, recommend to the Buyer Stockholders the approval of the Extension Proposals and include such recommendation in the Extension Proxy Statement. The board of directors of Buyer shall not withdraw, amend, qualify or modify its recommendation to the Buyer Stockholders that they vote in favor of the Extension Proposals. Buyer may only adjourn the Extension Stockholders’ Meeting (i) to solicit additional proxies for the purpose of obtaining the Buyer Extension Approval, (ii) for the absence of a quorum, or (iii) to allow reasonable additional time for the filing or mailing of any supplemental or amended disclosure that Buyer has determined in good faith after consultation with outside legal counsel is required under applicable Law and for such supplemental or amended disclosure to be disseminated and reviewed by the Buyer Stockholders prior to the Extension Stockholders’ Meeting; provided, that the Extension Stockholders’ Meeting (x) may not be adjourned to a date that is more than 20 days after the date for which the Extension Stockholders’ Meeting was originally scheduled (excluding any adjournments required by applicable Law), and (y) is held no later than the date that is three Business Days prior to the Extension Approval End Date.

(vi) The Company hereby agrees that the Company will be obligated to pay 50% of the fees and expenses incurred by Buyer relating to obtaining the Extension (the “Extension Fees”), with the Company’s portion of the Extension Fees to be paid by the Company drawing down from the Debt Facility an amount that is equal to, in the Sponsor’s sole discretion, either (x) 50% of the Extension Fees, or (y) 100% of the Extension Fees, in which case the Sponsor shall forfeit to Buyer a number of shares of Buyer Class B Common Stock, valued at $10.00 per share, equivalent in value, in the aggregate, to 50% of the Extension Fees, and such forfeited shares shall be cancelled and retired by Buyer. The Company shall wire to the Sponsor (i) an amount in cash equal to the Extension Fees relating to the Initial Extension (as defined in the definitive Extension Proxy Statement filed by Buyer with the SEC on December 5, 2022 (the “Definitive Extension Proxy Statement”)) within one Business Day of the Buyer Extension Approval, and (ii) an amount in cash equal to the Extension Fees relating to any Subsequent Extension (as defined in the Definitive Extension Proxy Statement) no later than the fifteenth day of the month prior to such Subsequent Extension. For the avoidance of doubt, the Company’s obligation to bear a portion of the Extension Fees under this Section 9.02(c)(vi) shall be subject to and conditioned upon Buyer timely applying for and obtaining the Extension as contemplated under Section 9.02(c)(i), it being understood that should Buyer fail to obtain the Extension, the Company shall be relieved of its obligations under Section 9.02(c)(i).

Section 9.03. Exclusivity.

(a) Except as set forth on Schedule 9.03(a), during the Interim Period, the Company shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate or engage in discussions or negotiations with, or enter into any agreement with, or encourage, or provide information to, any Person (other than Buyer or any of its Affiliates or Representatives) concerning: (i) any merger, consolidation, share exchange, business combination, or other similar transaction; (ii) any sale lease, exchange, transfer or other disposition of all or a material portion of the assets of the Company or its Subsidiaries or any capital stock or other equity interests of the Company or its Subsidiaries in a single transaction or series of transactions; or (iii) any purchase, lease, exchange, transfer or other acquisition of (A) all or a material portion of the assets of any Person by the Company or its Subsidiaries or (B) any capital stock or other equity interests of any Person by the Company or its Subsidiaries, in each case, in a single transaction or series of transactions (each such acquisition transaction, but excluding, for the avoidance of doubt, the Transactions, an “Acquisition Transaction”); provided, that the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 9.03(a). The Company shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or that is reasonably likely to give rise to or result in, an Acquisition Transaction.

(b) During the Interim Period, Buyer shall not take, nor shall it permit any of its Affiliates or Representatives to take, whether directly or indirectly, any action to solicit, initiate, continue or engage in discussions or negotiations with, or enter into any agreement with, or encourage, respond, provide information to or commence due diligence with respect to, any Person (other than the Company, its shareholders or any of their Affiliates or Representatives), concerning, relating to or which is intended or is reasonably likely to give rise to or result in, any offer, inquiry, proposal or indication of interest, written or oral relating to any Business Combination (a “Business Combination Proposal”) other than with the Company, its stockholders and their respective Affiliates and Representatives; provided, that the execution, delivery and performance of this Agreement and the other Transaction Agreements and the consummation of the Transactions shall not be deemed a violation of this Section 9.03(b). Buyer shall, and shall cause its Affiliates and Representatives to, immediately cease any and all existing discussions or negotiations with any Person conducted prior to the date hereof with respect to, or that is reasonably likely to give rise to or result in, a Business Combination Proposal.

(c) Each of Buyer and the Company acknowledges and agrees that, for purposes of determining whether a breach of this Section 9.03 has occurred, the actions of each Party’s respective Affiliates and Representatives shall be deemed to be the actions of such Party, and each Party shall be responsible for any breach of this Section 9.03 by any of such Party’s Affiliates or Representatives.

Section 9.04. Tax Matters.

(a) Notwithstanding anything to the contrary in any Transaction Agreement, Buyer shall pay all Transfer Taxes. Buyer shall, at its own expense, file all necessary Tax Returns with respect to all such Transfer Taxes, and, if required by applicable Law, the Acquired Companies will join in the execution of any such Tax Returns.

(b) For U.S. federal income Tax purposes (and for purposes of any applicable state or local income Tax that follows the U.S. federal income Tax treatment), each of the Parties intends that the Merger will constitute a transaction that qualifies as a “reorganization” within the meaning of Section 368(a) of the Code and the Treasury Regulations thereunder (the “Intended Income Tax Treatment”). The Parties will prepare and file all Tax Returns consistent with the Intended Income Tax Treatment and will not take any inconsistent position on any Tax Return. Each of the Parties agrees to promptly notify all other Parties in writing of any challenge to the Intended Income Tax Treatment by any Governmental Authority (with such notice including a copy of any such challenge).

(c) No Party shall take or cause to be taken any action, or fail to take or cause to be taken any action, which action or failure to act would reasonably be expected to prevent the Merger from so qualifying for the Intended Income Tax Treatment.

(d) The Company, Buyer and Merger Sub hereby adopt this Agreement as a “plan of reorganization” within the meaning of Treasury Regulation Sections 1.368-2(g) and 1.368-3(a).

Section 9.05. Confidentiality; Publicity.

(a) The Parties acknowledge that the information being provided in connection with this Agreement and the consummation of the Transactions is subject to the terms of the Confidentiality Agreement, the terms of which are incorporated herein by reference. The Confidentiality Agreement shall survive the execution and delivery of this Agreement and shall apply to all information furnished thereunder or hereunder and any other activities contemplated thereby or hereby. The Company acknowledges that Buyer may, in its sole discretion, seek to obtain third-party financing in connection with the Transactions, and that Buyer shall be entitled to disclose (i) information relating to the Company and the Transactions, which may include Confidential Information (as defined in the Confidentiality Agreement), to bona fide potential financing sources in any such financing, in each case, pursuant to a customary non-disclosure agreement and, (ii) to the extent required by the Exchange Act and the rules and regulations promulgated thereunder, any information contained in any presentation to financing sources in any such financing, which may include Confidential Information; provided, that, in the case of this clause (ii), Buyer provides the Company in advance with a reasonable opportunity to review and provide comments to such presentation and the Company reasonably consents to the contents thereof (which consent shall not be unreasonably withheld, conditioned or delayed).

(b) Prior to the Closing, none of Buyer and/or Merger Sub, on the one hand, and the Company, on the other hand, shall, nor authorize any of their respective Representatives to, issue or make any public announcement or public communication regarding this Agreement or the Transactions, or any matter related to the foregoing, without first obtaining the prior consent of, with respect to Buyer and Merger Sub, the Company and, with respect to the Company, Buyer (which consent shall not be unreasonably withheld, conditioned or delayed), except if such announcement or other communication is required by applicable Law or legal process (including pursuant to the Securities Laws or the rules of any national securities exchange), in which case Buyer and/or Merger Sub or the Company, as applicable, shall use its reasonable best efforts to obtain such consent with respect to such announcement or communication with the other Party, prior to announcement or issuance; provided, that each Party and its Affiliates may make announcements regarding the status and terms of this Agreement and the Transactions that have already been made public without a breach of this Section 9.05 to their respective directors, managers, officers, employees, direct and indirect current or prospective limited partners and investors or otherwise in the ordinary course of their respective businesses, and provided, further, that, subject to Section 7.02 and this Section 9.05, the foregoing shall not prohibit any Party from communicating with third parties to the extent necessary for the purpose of seeking any third-party consent; provided, further, that, notwithstanding anything to the contrary in this Section 9.05(b), nothing herein shall modify or affect Buyer’s obligations pursuant to Section 9.02.

(c) At least five Business Days prior to the date the Parties reasonably expect the Closing will occur, Buyer and the Company shall mutually begin preparing a draft Current Report on Form 8-K in connection with the announcement of the Closing, together with, or incorporating by reference, such information that is or may be required to be disclosed with respect to the Transactions pursuant to Form 8-K (each, a “Closing Form 8-K”). Prior to the Closing, the Parties shall prepare a mutually agreeable press release announcing the consummation of the Transactions (“Closing Press Release”). Substantially concurrently with the Closing, Buyer shall distribute the Closing Press Release, and, as soon as practicable thereafter, each of Buyer and the Company shall file a Closing Form 8-K with the SEC.

Section 9.06. Post-Closing Cooperation; Further Assurances(a) . Following the Closing, each Party shall, on the request of any other Party, execute such further documents, and perform such further acts, as may be reasonably necessary or appropriate to give full effect to the allocation of rights, benefits, obligations and liabilities contemplated by this Agreement and the Transactions.

ARTICLE X

CONDITIONS TO OBLIGATIONS

Section 10.01. Conditions to Obligations of All Parties. The obligations of the Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following conditions, any one or more of which may be waived (if legally permitted) in writing by all of such Parties:

(a) HSR Approval. The applicable waiting period(s) under the HSR Act (and any extension thereof, or any timing agreements, understandings or commitments obtained by request or other action of any Regulatory Consent Authority as applicable) shall have expired or been terminated.

(b) No Prohibition. There shall not be in effect or pending any Governmental Order or Law making the Transactions illegal or otherwise enjoining or prohibiting the consummation of the Transactions.

(c) Net Tangible Assets. Buyer shall have at least $5,000,001 of net tangible assets (as determined in accordance with Rule 3a51-1(g)(1) of the Exchange Act) remaining after the Buyer Stockholder Redemption and immediately prior to Closing.

(d) Shareholder Approvals. (i) The approval of the Buyer Stockholder Matters shall have been duly obtained in accordance with the General Corporation Law of the State of Delaware, the Buyer Organizational Documents and the rules and regulations of Nasdaq; provided, that the condition in this Section 10.01(d) shall be deemed satisfied if approval of all Buyer Stockholder Matters (other than clauses (4), (5), (7) and/or (8) of the definition thereof) have been so obtained and (ii) the Company Stockholder Approval shall have been obtained.

(e) Registration Statement Effectiveness. The Registration Statement shall have become effective in accordance with the Securities Act, no stop order shall have been issued by the SEC with respect to the Registration Statement and no Action seeking any such stop order shall have been initiated by the SEC and not withdrawn.

(f) Nasdaq Listing. The shares of Buyer Class A Common Stock to be issued in the Merger shall have been approved for listing on Nasdaq (or any successor inter-dealer quotation system or stock exchange thereto) subject to official notice of issuance.

(g) Buyer Extension Approval. Solely to the extent that an Extension Stockholders’ Meeting is required to be held, the Buyer Extension Approval shall have been obtained.

Section 10.02. Additional Conditions to Obligations of Buyer Parties. The obligations of the Buyer Parties to consummate, or cause to be consummated, the Transactions are subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by Buyer:

(a) Representations and Warranties.

(i) The Company’s Specified Representations shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar materiality qualification set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) Each of the representations and warranties of the Company contained in Section 5.04 (Capitalization) shall be true and correct other than de minimis inaccuracies, as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(iii) Each of the representations and warranties of the Company contained in ARTICLE V (other than the Company’s Specified Representations) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar materiality qualification set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date), except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a Material Adverse Effect.

(b) Agreements and Covenants. The Company shall have duly performed or complied with, in all material respects, all of its covenants and agreements contained in this Agreement that the Company was required to perform prior to the Closing.

(c) No Material Adverse Effect. No Material Adverse Effect shall have occurred since the date of this Agreement.

(d) Officer’s Certificate. The Company shall have delivered to Buyer a certificate signed by an officer of the Company, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.02(a), Section 10.02(b) and Section 10.02(c) have been fulfilled.

(e) Related Transactions. The transactions set forth on Schedule 10.02(e) shall have been consummated.

(f) Transaction Agreements. Each of the Company and each stockholder of the Company, as applicable, shall have executed and delivered to Buyer a copy of each Transaction Agreement to which it is a party.

Section 10.03. Additional Conditions to the Obligations of the Company. The obligation of the Company to consummate or cause to be consummated the Transactions is subject to the satisfaction of the following additional conditions, any one or more of which may be waived in writing by the Company:

(a) Representations and Warranties.

(i) Buyer’s Specified Representations shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar materiality qualification set forth therein) in all material respects as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(ii) Each of the representations and warranties of the Buyer Parties contained in Section 6.12 (Capitalization) shall be true and correct other than de minimis inaccuracies, as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date).

(iii) Each of the representations and warranties of the Buyer Parties contained in ARTICLE VI (other than Buyer’s Specified Representations) shall be true and correct (without giving any effect to any limitation as to “materiality” or “Material Adverse Effect” or any similar materiality qualification set forth therein) as of the Closing Date as though then made (except to the extent such representations and warranties expressly relate to an earlier date, and in such case, shall be true and correct on and as of such earlier date) except, in either case, where the failure of such representations and warranties to be so true and correct, individually or in the aggregate, has not had, and would not reasonably be expected to result in, a material adverse effect on Buyer or on the ability of Buyer to consummate the Transactions.

(b) Agreements and Covenants. Each Buyer Party shall have duly performed or complied with, in all material respects, all of its covenants and agreements contained in this Agreement that such Buyer Party was required to perform prior to the Closing.

(c) Officer’s Certificate. Buyer shall have delivered to the Company a certificate signed by an officer of Buyer, dated the Closing Date, certifying that, to the knowledge and belief of such officer, the conditions specified in Section 10.03(a), Section 10.03(b) and Section 10.03(e) have been satisfied.

(d) Buyer Organizational Documents. The Existing Buyer Certificate of Incorporation and Buyer’s existing bylaws shall be amended and restated in the form of the Buyer Charter and the Buyer Bylaws, respectively, and the Buyer Charter shall have been filed with the Delaware Secretary of State and have become effective.

(e) No Material Adverse Effect on Buyer. No material adverse effect on the ability of any of the Buyer Parties to enter into and perform their respective obligations under this Agreement or any other Transaction Agreement to which any such Buyer Party is a party, as applicable, shall have occurred since this date of this Agreement and be continuing.

(f) Transaction Agreements. Each of Buyer, the Sponsor, and Buyer Stockholder, as applicable, shall have executed and delivered to the Company a copy of each Transaction Agreement to which it is a party.

(g) Debt and Bridge Loan Facilities. CB Agent Services LLC (or a syndicate of lenders thereof) shall have provided to the Company the Debt Facility (which, by definition, includes the Bridge Loan Facility) on such terms and conditions as are the same as or more favorable to the Company than the commercial terms and conditions contained in the Term Sheet; provided, that, in the event that the Company has obtained alternative debt financing, the condition set forth in this Section 10.03(g) shall automatically be deemed to have been waived by the Company.

Section 10.04. Frustration of Conditions. None of the Buyer Parties or the Company may rely on the failure of any condition set forth in this ARTICLE X to be satisfied if such failure was caused by such Party’s failure to act in good faith or to take such actions as may be necessary to cause the conditions to such Party’s obligation to consummate the Transactions (or cause the Transactions to be consummated) to be satisfied, as required by Section 9.01.

ARTICLE XI

TERMINATION/EFFECTIVENESS

Section 11.01. Termination. This Agreement may be terminated and the Transactions abandoned at any time prior to the Closing only as follows:

(a) by written consent of the Company and Buyer;

(b) by written notice from either the Company or Buyer to the other if any Governmental Authority shall have issued any Governmental Order or taken any other action permanently enjoining, restraining or otherwise prohibiting the consummation of the Transactions, and such Governmental Order or other action shall have become final and non-appealable;

(c) by written notice to the Company from Buyer if (i) there is any breach of any representation, warranty, covenant or agreement on the part of the Company set forth in this Agreement, such that the conditions specified in Section 10.02(a) or Section 10.02(b) would not be satisfied at the Closing (a “Terminating Company Breach”), except that, if such Terminating Company Breach is curable by the Company through the exercise of its reasonable best efforts, then, for a period of up to 20 Business Days (or any shorter period of the time that remains between the date Buyer provides written notice of such violation or breach and the Termination Date or the Extended Termination Date, as applicable) after receipt by the Company of notice from Buyer of such breach, but only as long as the Company continues to use its reasonable best efforts to cure such Terminating Company Breach (the “Company Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Company Breach is not cured within the Company Cure Period, or (ii) the Closing has not occurred on or before July 20, 2023 (the “Termination Date”); provided, that, if any bona fide Action for specific performance or other equitable relief by the Company with respect to this Agreement or any other Transaction Agreement or otherwise with respect to the Transaction is commenced or pending on or before the Termination Date, then the Termination Date shall be automatically extended without any further action by any Party until the date that is 30 days following the date on which a final, non-appealable Governmental Order has been entered with respect to such Action and the Termination Date shall be deemed to be such later date for all purposes of this Agreement (the “Extended Termination Date”); provided, further, that the right to terminate this Agreement under subsection (i) or (ii) shall not be available if Buyer’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(d) by written notice to Buyer from the Company if (i) there is any breach of any representation, warranty, covenant or agreement on the part of any Buyer Party set forth in this Agreement, such that the conditions specified in Section 10.03(a) or Section 10.03(b) would not be satisfied at the Closing (a “Terminating Buyer Breach”), except that, if any such Terminating Buyer Breach is curable by such Buyer Party through the exercise of its reasonable best efforts, then, for a period of up to 20 Business Days (or any shorter period of the time that remains between the date the Company provides written notice of such violation or breach and the Termination Date or the Extended Termination Date, as applicable) after receipt by Buyer of notice from the Company of such breach, but only as long as Buyer continues to exercise such reasonable best efforts to cure such Terminating Buyer Breach (the “Buyer Cure Period”), such termination shall not be effective, and such termination shall become effective only if the Terminating Buyer Breach is not cured within the Buyer Cure Period or (ii) the Closing has not occurred on or before the Termination Date or the Extended Termination Date, as applicable; provided, that the right to terminate this Agreement under subsection (i) or (ii) shall not be available if the Company’s failure to fulfill any obligation under this Agreement has been the primary cause of, or primarily resulted in, the failure of the Closing to occur on or before such date;

(e) by written notice from either the Company or Buyer to the other if the approval of the Buyer Stockholder Matters by the Buyer Stockholders is not obtained at the Special Meeting (subject to any adjournment, postponement or recess thereof); provided, that the right to terminate this Agreement under this Section 11.01(e) shall not be available to Buyer if, at the time of such termination, Buyer is in breach of Section 9.02; provided, further, that no termination right shall be available to any Party pursuant to this Section 11.01(e) if clauses (4), (5), (6), (7) and/or (8) of the definition of Buyer Stockholder Matters are the only approvals of the Buyer Stockholder Matters not so obtained at the Special Meeting;

(f) by written notice to the Company from Buyer if the Company fails to deliver executed copies of the Written Consent collectively representing the Company Stockholder Approval to Buyer within 10 Business Days of the date that the Consent Solicitation Statement was required to be disseminated to the Company’s stockholders pursuant to Section 7.05; or

(g) by the Company, if the Debt Facility or alternative debt financing has not been provided to the Company by February 5, 2023, subject to extension in the Company’s sole discretion, or has not been provided to the Company on terms and conditions as are the same as or are more favorable to the Company than the commercial terms and conditions contained in the Term Sheet.

Section 11.02. Effect of Termination. Except as otherwise set forth in this Section 11.02 or Section 12.13, in the event of the termination of this Agreement pursuant to Section 11.01, this Agreement shall forthwith become void and have no effect, without any liability on the part of any Party or its respective Affiliates, officers, directors, employees or stockholders, other than liability of any Party for Fraud or any intentional and willful breach of this Agreement by such Party occurring prior to such termination. The provisions of Section 7.04 (No Claim Against the Trust Account), Section 9.05 (Confidentiality; Publicity), this Section 11.02 (Effect of Termination) and ARTICLE XII of this Agreement (collectively, the “Surviving Provisions”) and the provisions of the Confidentiality Agreement, and any other Section or Article of this Agreement referenced in any of the Surviving Provisions that are required to survive in order to give appropriate effect to such provisions, shall in each case survive any termination of this Agreement.

ARTICLE XII

MISCELLANEOUS

Section 12.01. Waiver. Any Party may, at any time prior to the Closing, by action taken by its board of directors or equivalent governing body, or officers thereunto duly authorized, waive in writing any of its rights or conditions in its favor under this Agreement or agree to an amendment or modification to this Agreement in the manner contemplated by Section 12.10 and by an agreement in writing executed in the same manner (but not necessarily by the same Persons) as this Agreement.

Section 12.02. Notices. All notices and other communications among the Parties shall be in writing and shall be deemed to have been duly given (a) when delivered in person, (b) when delivered after posting in the United States mail having been sent registered or certified mail return receipt requested, postage prepaid, (c) when delivered by FedEx or other nationally recognized overnight delivery service or (d) when e-mailed (provided, that no “bounce-back” or similar message is received), addressed as follows:

(i) If to the Buyer Parties, to:
Edify Acquisition Corp.
888 Seventh Avenue – Floor 29
New York, NY 10106
Attention:	Morris Beyda, Chief Financial Officer
Email:	[_]
with a copy (which shall not constitute notice) to:
Weil, Gotshal & Manges LLP
767 Fifth Avenue
New York, NY 10153
Attention:	Michael J. Aiello
Eoghan P. Keenan
E-mail:	michael.aiello@weil.com
eoghan.keenan@weil.com
(ii) If to the Company or the Surviving Corporation, to:
Unique Logistics International, Inc.
154-09 146th Avenue – 3rd Floor
Jamaica, NY 11434
Attention:	Sunandan Ray, Chief Executive Officer
Email:	[_]
with a copy (which shall not constitute notice) to:
Lucosky Brookman LLP
101 S. Wood Avenue
Iselin, NJ 08830
Attention:	Lawrence Metelitsa, Esq.
Email:	lmetelitsa@lucbro.com

or to such other address or addresses as any Party may from time to time designate for itself in writing to the other Parties. Without limiting the foregoing, any Party may give any notice, request, instruction, demand, document or other communication hereunder using any other means (including personal delivery, expedited courier, messenger service or ordinary mail), but no such notice, request, instruction, demand, document or other communication shall be deemed to have been duly given unless and until it actually is received by the Party for whom it is intended.

Section 12.03. Assignment. No Party shall assign this Agreement or any part hereof without the prior written consent of the other Parties; provided, that (a) the Company may delegate the performance of its obligations or assign its rights hereunder in part or in whole to any controlled Affiliate of the Company so long as the Company remains fully responsible for the performance of the delegated obligations and (b) the Company may collaterally assign its rights under this Agreement to its lenders or other third-party financing sources. Subject to the foregoing, this Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns. Any attempted assignment in violation of the terms of this Section 12.02 shall be null and void, ab initio.

Section 12.04. Rights of Third Parties. Nothing expressed or implied in this Agreement is intended or shall be construed to confer upon or give any Person, other than the Parties, any right or remedies under or by reason of this Agreement; provided, that, notwithstanding the foregoing (a) in the event the Closing occurs, the present and former officers and directors of the Company and Buyer (and any of their respective successors, heirs and Representatives) and each of their respective Indemnitee Affiliates are intended third-party beneficiaries of, and may enforce, Section 8.02 and (b) the past, present and future directors, officers, employees, incorporators, members, partners, stockholders, Affiliates, agents, attorneys, advisors and Representatives of the Parties, and any Affiliate of any of the foregoing (and any of their respective successors, heirs and Representatives), are intended third-party beneficiaries of, and may enforce, Section 12.14.

Section 12.05. Expenses.

(a) All fees, costs and expenses incurred in connection with any competition, antitrust or other regulatory filings, including the filing of the Merger Materials, or the receipt of any approvals required in connection with the Transactions, shall be paid when due and borne by the Company up to a maximum amount of $13,000,000 (the “Cap”).

(b) Subject to the Cap provided for in Section 12.05(a) above and except as otherwise provided herein or the other Transaction Agreements, each Party shall bear its own expenses incurred in connection with this Agreement and the Transactions whether or not such Transactions shall be consummated, including all fees of its legal counsel, financial advisers, accountants, consultants and other service providers; provided, that, if the Closing occurs, Buyer shall pay out of the proceeds of the Trust Account, or cause the Company to pay, at or promptly after Closing, all Buyer Transaction Expenses and all Company Transaction Expenses due on or prior to the Closing Date up to the Cap.

Section 12.06. Governing Law. This Agreement, and all claims or causes of action based upon, arising out of, or related to this Agreement or the Transactions, shall be governed by, and construed in accordance with, the Laws of the State of Delaware, without giving effect to principles or rules of conflict of laws to the extent such principles or rules would require or permit the application of Laws of another jurisdiction, except that (a) the internal affairs of the Company, and (b) all other provisions of, or transactions contemplated by, this Agreement that are expressly or otherwise required to be governed by the NRS shall be governed by the Laws of the State of Nevada.

Section 12.07. Captions; Counterparts. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Copies of executed counterparts of this Agreement transmitted by electronic transmission (including by email or in .pdf format) or facsimile as well as electronically or digitally executed counterparts (such as DocuSign) shall have the same legal effect as original signatures and shall be considered original executed counterparts of this Agreement.

Section 12.08. Schedules and Exhibits. The Schedules and Exhibits referenced herein are a part of this Agreement as if fully set forth herein. All references herein to Schedules and Exhibits shall be deemed references to such parts of this Agreement, unless the context shall otherwise require. Any disclosure made by a Party in the Schedules with reference to any section or schedule of this Agreement (including as a heading set forth in the Schedules) shall be deemed to be a disclosure with respect to (a) such referenced section(s) or schedule(s) and (b) all other sections or schedules to which such disclosure may apply solely to the extent the relevance of such disclosure is reasonably apparent on the face of the disclosure in such Schedule. Certain information set forth in the Schedules is included solely for informational purposes. Capitalized terms used but not defined in the Schedules have the meanings specified in this Agreement.

Section 12.09. Entire Agreement. This Agreement (together with the Schedules and Exhibits to this Agreement), the other Transaction Agreements, and that certain Confidentiality Agreement, dated as of July 13, 2022, by and between Buyer and the Company (as amended, modified or supplemented from time to time, the “Confidentiality Agreement”), constitute the entire agreement among the Parties relating to the Transactions and supersede any other agreements, whether written or oral, that may have been made or entered into by or among any of the Parties or any of their respective Subsidiaries relating to the Transactions. No representations, warranties, covenants, understandings, agreements, oral or otherwise, relating to the Transactions exist between or among the Parties except as expressly set forth or referenced in this Agreement, the other Transaction Agreements, and the Confidentiality Agreement.

Section 12.10. Amendments. This Agreement may be amended or modified in whole or in part, only by a duly authorized agreement in writing executed in the same manner as this Agreement (and by each of the Parties to this Agreement) and which makes reference to this Agreement. The approval of this Agreement by the stockholders of any of the Parties shall not restrict the ability of the board of directors (or other body performing similar functions) of any of the Parties to terminate this Agreement in accordance with Section 11.01 or to cause such Party to enter into an amendment to this Agreement pursuant to this Section 12.10.

Section 12.11. Severability. If any provision of this Agreement is held invalid or unenforceable by any court of competent jurisdiction, the other provisions of this Agreement shall remain in full force and effect. The Parties further agree that if any provision contained herein is, to any extent, held invalid or unenforceable in any respect under the Laws governing this Agreement, they shall take any actions necessary to render the remaining provisions of this Agreement valid and enforceable to the fullest extent permitted by Law and, to the extent necessary, shall amend or otherwise modify this Agreement to replace any provision contained herein that is held invalid or unenforceable with a valid and enforceable provision giving effect to the intent of the Parties.

Section 12.12. Jurisdiction; WAIVER OF TRIAL BY JURY. Any Action based upon, arising out of or related to this Agreement or the Transactions may be brought in federal and state courts located in the State of Delaware, and each of the Parties irrevocably submits to the exclusive jurisdiction of each such court in any such Action, waives, to the fullest extent permitted by Law, any objection it may now or hereafter have to personal jurisdiction, venue or to convenience of forum, agrees that all claims in respect of the Action shall be heard and determined only in any such court, and agrees not to bring any Action arising out of or relating to this Agreement or the Transactions in any other court. Nothing herein contained shall be deemed to affect the right of any Party to serve process in any manner permitted by Law in any other jurisdiction, in each case, to enforce judgments obtained in any Action brought pursuant to this Section 12.12. EACH OF THE PARTIES HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY ACTION BASED UPON, ARISING OUT OF OR RELATED TO THIS AGREEMENT OR THE TRANSACTIONS.

Section 12.13. Enforcement. The Parties agree that irreparable damage for which monetary damages, even if available, would not be an adequate remedy, would occur in the event that the Parties do not perform their obligations under the provisions of this Agreement (including failing to take such actions as are required of them hereunder to consummate this Agreement) or any other Transaction Agreement in accordance with its specified terms or otherwise breach such provisions. The Parties acknowledge and agree that (a) the Parties shall be entitled to an injunction, specific performance, or other equitable relief, to prevent breaches of this Agreement or any other Transaction Agreement and to enforce specifically the terms and provisions hereof and thereof, without proof of damages, prior to the valid termination of this Agreement in accordance with Section 11.01, this being in addition to any other remedy to which they are entitled under this Agreement or any other Transaction Agreement, and (b) the right of specific enforcement is an integral part of the Transactions and without that right, none of the Parties would have entered into this Agreement. Each Party agrees that it will not oppose the granting of specific performance and other equitable relief on the basis that the other Parties have an adequate remedy at law or that an award of specific performance is not an appropriate remedy for any reason at law or in equity. The Parties acknowledge and agree that any Party seeking an injunction to prevent breaches of this Agreement or any other Transaction Agreement and to enforce specifically the terms and provisions of this Agreement or any other Transaction Agreement in accordance with this Section 12.13 shall not be required to provide any bond or other security in connection with any such injunction.

Section 12.14. Non-Recourse. Subject in all respects to the last sentence of this Section 12.14, this Agreement may only be enforced against, and any claim or cause of action based upon, arising out of, or related to this Agreement or the Transactions may only be brought against, the entities that are expressly named as Parties and then only with respect to the specific obligations set forth herein with respect to such Party. Except to the extent a Party (and then only to the extent of the specific obligations undertaken by such Party in this Agreement), (a) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any Party and (b) no past, present or future director, officer, employee, incorporator, member, partner, stockholder, Affiliate, agent, attorney, advisor or representative or Affiliate of any of the foregoing shall have any liability (whether in contract, tort, equity or otherwise) for any one or more of the representations, warranties, covenants, agreements or other obligations or liabilities of any one or more of the Company, Buyer or Merger Sub under this Agreement of or for any claim based on, arising out of, or related to this Agreement or the Transactions. Notwithstanding the foregoing, nothing in this Section 12.14 shall limit, amend or waive any rights or obligations of any party to any other Transaction Agreement.

Section 12.15. Non-Survival of Representations, Warranties and Covenants. None of the representations, warranties, covenants, obligations, agreements or other provisions in this Agreement or in any certificate, statement or instrument delivered pursuant to this Agreement, including any rights arising out of any breach of such representations, warranties, covenants, obligations, agreements or other provisions, shall survive the Closing, and each such representation, warranty, covenant, obligation, agreement or other provision shall terminate and expire upon the occurrence of the Effective Time (and there shall be no liability after the Closing in respect thereof), except for (a) those covenants and agreements contained herein that by their terms expressly apply in whole or in part at or after the Closing, and then only with respect to any breaches occurring at or after the Closing, and (b) this ARTICLE XII.

Section 12.16. Acknowledgements.

(a) Each of the Parties acknowledges and agrees (on its own behalf and on behalf of its respective Affiliates and its and their respective Representatives) that: (i) it has conducted its own independent investigation of the financial condition, results of operations, assets, liabilities, properties and projected operations of the other Parties (and their respective Subsidiaries) and has been afforded satisfactory access to the books and records, facilities and personnel of the other Parties (and their respective Subsidiaries) for purposes of conducting such investigation; (ii) the Company Representations constitute the sole and exclusive representations and warranties of the Company in connection with the Transactions; (iii) the Buyer Party Representations constitute the sole and exclusive representations and warranties of Buyer and Merger Sub; (iv) except for the Company Representations by the Company and the Buyer Party Representations by the Buyer Parties, none of the Parties or any other Person makes, or has made, any other express or implied representation or warranty with respect to any Party (or any Party’s Subsidiaries), including any implied warranty or representation as to condition, merchantability, suitability or fitness for a particular purpose or trade as to any of the assets of the such Party or its Subsidiaries or the Transactions and all other representations and warranties of any kind or nature expressed or implied (including (x) regarding the completeness or accuracy of, or any omission to state or to disclose, any information, including in the estimates, projections or forecasts or any other information, document or material provided to or made available to any Party or their respective Affiliates or Representatives in certain “data rooms,” management presentations or in any other form in expectation of the Transactions, including meetings, calls or correspondence with management of any Party (or any Party’s Subsidiaries), and (y) any relating to the future or historical business, condition (financial or otherwise), results of operations, prospects, assets or liabilities of any Party (or its Subsidiaries), or the quality, quantity or condition of any Party’s or its Subsidiaries’ assets) are specifically disclaimed by all Parties and their respective Subsidiaries and all other Persons (including the Representatives and Affiliates of any Party or its Subsidiaries); and (v) each Party and its respective Affiliates are not relying on any representations and warranties in connection with the Transactions except the Company Representations by the Company and the Buyer Party Representations by the Buyer Parties. The foregoing does not limit any rights of any Party pursuant to any other Transaction Agreement against any other Party pursuant to such other Transaction Agreement to which it is a party or an express third-party beneficiary thereof. Except as otherwise expressly set forth in this Agreement, Buyer understands and agrees that any assets, properties and business of the Acquired Companies are furnished “as is”, “where is” and subject to and, except for the Company Representations by the Company or as provided in any certificate delivered in accordance with Section 10.02(d), with all faults and without any other representation or warranty of any nature whatsoever. Nothing in this Section 12.16(a) shall relieve any Party of liability in the case of Fraud committed by such Party.

(b) Effective upon Closing, each of the Parties waives, on its own behalf and on behalf of its respective Affiliates and Representatives, to the fullest extent permitted under applicable Law, any and all rights, Actions and causes of action that it may have against any other Party or their respective Subsidiaries and any of their respective current or former Affiliates or Representatives relating to the operation of any Party or its Subsidiaries or their respective businesses or relating to the subject matter of this Agreement, the Schedules, or the Exhibits to this Agreement, whether arising under or based upon any federal, state, local or foreign Law or otherwise (including any Actions under the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended, or any other Environmental Laws). Each Party acknowledges and agrees that it will not assert, institute or maintain any Action or investigation of any kind whatsoever, including a counterclaim, cross-claim, or defense, regardless of the legal or equitable theory under which such liability or obligation may be sought to be imposed, that makes any claim contrary to the agreements and covenants set forth in this Section 12.16. Notwithstanding anything herein to the contrary, nothing in this Section 12.16(b) shall preclude any Party from seeking any remedy for Fraud committed by another Party. Each Party shall have the right to enforce this Section 12.16 on behalf of any Person that would be benefitted or protected by this Section 12.16 if they were a party hereto. The foregoing agreements, acknowledgements, disclaimers and waivers are irrevocable. For the avoidance of doubt, nothing in this Section 12.16 shall limit, modify, restrict or operate as a waiver with respect to, any rights any Party may have under any written agreement entered into in connection with the Transactions, including any other Transaction Agreement.

[Signature pages follow]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

EDIFY ACQUISITION CORP.
By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	Chief Financial Officer

EDIFY MERGER SUB, INC.
By:	/s/ Morris Beyda
Name:	Morris Beyda
Title:	President

[Buyer and Merger Sub Signature Page to Merger Agreement]

IN WITNESS WHEREOF, the parties hereto have hereunto caused this Agreement and Plan of Merger to be duly executed as of the date hereof.

UNIQUE LOGISTICS INTERNATIONAL, INC.
By:	/s/ Sunandan Ray
Name:	Sunandan Ray
Title:	Chief Executive Officer

[Company Signature Page to Merger Agreement]

Schedule A

Illustrative Allocation Schedule

Exhibit A

Form of Company Voting and Support Agreement

Exhibit B

Form of Buyer Charter

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.
(a Delaware corporation)

The current name of the corporation is Edify Acquisition Corp. The corporation was incorporated under the name Edify Acquisition Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 30, 2020. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s certificate of incorporation, as heretofore amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The certificate of incorporation of the corporation, as heretofore amended, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is Unique Logistics International Holdings, Inc. (the “Corporation”).

ARTICLE II
AGENT

The address of the Corporation’s registered office in the State of Delaware is 108 W. 13th Street, Suite ١٠٠, Wilmington, New Castle County, Delaware ١٩٨٠١. The name of its registered agent at such address is Vcorp Services, LLC.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
STOCK

Section 4.1 Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 100,000,000, of which 95,000,000 shall be designated as common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shall be designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).

Section 4.2 Common Stock.

(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”), including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

(b) Reclassification of Class B Common Stock. Upon the filing and effectiveness of this Certificate with the Secretary of State of the State of Delaware (the “Effective Time”), each share of Class B common stock, par value $0.001 per share, of the Corporation, issued and outstanding or held in treasury immediately prior to the Effective Time (“Old Common Stock”) and without any action on the part of the holder thereof, shall be reclassified as and converted into one share of Common Stock, with a par value of $0.001 per share. Any stock certificate or book entry representing shares of Old Common Stock shall thereafter represent a number of whole shares of Common Stock into which such shares of Old Common Stock shall have been reclassified.

(c) Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.

(d) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers, whether full, limited or no voting powers), preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the Board of Directors shall consist of seven directors or such other number as may be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized.

Section 5.2 Vacancies; Removal.

(a) Subject to the rights of the holders of any outstanding series of Preferred Stock, unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and unless otherwise restricted by law, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

(c) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by the holders of Preferred Stock pursuant to said provisions. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred

Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.3 Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.4 Election; Annual Meeting of Stockholders.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(c) Annual Meeting. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI
STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless such action has been approved in advance by the Board of Directors.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII
AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

Section 8.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX
EXCULPATION

Section 9.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. To the fullest extent permitted by the DGCL, the officers of the Corporation for which exculpation is permitted shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer.

Section 9.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article XI that adversely affects any right of a director or officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

[The remainder of this page has been intentionally left blank]

IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed as of this __ day of ______________, 2022.

UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.
By:
Name:
Title:

Exhibit C

Form of Buyer Bylaws

AMENDED AND RESTATED BY-LAWS
of
UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.
(formerly, EDIFY ACQUISITION CORP.)
(the “Corporation”)

Article I — Stockholders

1. Annual Meeting. The annual meeting of stockholders shall be held for the election of directors each year at such place, if any, date and time as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting.

2. Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer, the Chairman of the Board, or the Board of Directors, but such special meetings may not be called by any other person or persons. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary (or other person authorized by these By-laws or by law) not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder of record as of the record date for determining stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the mail, postage prepaid, directed to such stockholder at such stockholder’s address as it appears in the records of the Corporation. Without limiting the manner by which notice otherwise may be effectively given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).

Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

4. Quorum. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) or these Amended and Restated By-laws (as the same may be further amended and/or restated, the “By-laws”), the holders of a majority in voting power of all stock outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders; provided that where a separate vote by a class or series or classes or series is required, the holders of a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

5. Voting and Proxies. Except as otherwise provided by the Certificate of Incorporation, these By-laws or applicable law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by either written proxy or by a transmission permitted by Section 212(c) of the DGCL, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by a majority of the votes cast on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws.

7. Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, if one is elected, or in his or her absence, the Vice Chairman of the Board, if one is elected, or if neither is elected or in their absence, a Chief Executive Officer. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders if the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer is unable to do so for any reason.

8. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

9. Stockholder Lists. The Corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by the DGCL, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of stockholders.

10. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered in accordance with these Bylaws, (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 10 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 10(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(3) A stockholder’s notice delivered pursuant to this Section 10 shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 10 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(B) Special Meetings of Stockholders. Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board of Directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, nominations of persons for the election to the Board of Directors to fill any vacancy or unfilled newly created directorship may be made at a special meeting of stockholders at which any proposal to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders (1) by or at the direction of the Board of Directors or any committee thereof or (2) by any stockholder of the Corporation who is entitled to vote at the meeting on such matters, who complies with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board of Directors, any such stockholder entitled to vote on such matter may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 or the Stockholders Agreement shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by the DGCL, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, the meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(2) Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(d) and (B) of this Section 10), and compliance with paragraphs (A)(1)(d) and (B) of this Section 10 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

Article II — Directors

1. Powers. Except as otherwise provided by the Certificate of Incorporation or applicable law, the business of the Corporation shall be managed by or under the direction of a Board of Directors.

2. Number and Qualification. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors. Directors need not be stockholders.

3. Vacancies; Reduction of Board. A majority of the directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors. In lieu of filling any vacancy, the Board of Directors may reduce the number of directors.

4. Tenure. Except as otherwise provided by law or the Certificate of Incorporation, each director shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. Except as otherwise provided by the Certificate of Incorporation or applicable law, any director or the entire Board of Directors may be removed from office with or without cause by vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in an election of directors.

6. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, orally or in writing, by the Chief Executive Officer, the Chairman of the Board, or by two or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

7. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each director in person, by telephone, or by electronic mail or other form of electronic transmission, sent to such director’s business or home address at least twenty four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address at least forty eight (48) hours in advance of the meeting, or on such shorter notice as the persons calling such meeting may deem necessary or appropriate in the circumstances.

8. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

9. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, unless otherwise provided in the following sentence, a majority of the directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these By-laws. So long as there are two (2) or fewer Directors, any action to be taken by the Board of Directors shall require the approval of all Directors.

10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission. After an action is so taken, the writing or writings or electronic transmission or transmissions shall be filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

11. Committees. The Board of Directors may establish one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these By-laws.

Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these By-laws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board may abolish any committee at any time.

Article III — Officers

1. Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Revenue Officer and Secretary, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. All officers must be natural persons and any natural person may hold two or more offices.

2. Election. Each of the officers shall be elected by the Board. None of said officers need be a director. Except as hereinafter provided or subject to the express provisions of a contract authorized by the Board of Directors, each of said officers shall hold office from the date of his or her election and until his or her successor shall have been duly elected and qualified or until his or her removal or resignation.

3. Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of such officer’s duties in such amount and with such sureties as the Board of Directors may determine.

4. Resignation. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the directors then in office.

6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7. Chairman of the Board and Vice Chairman. Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

8. Powers and Duties. The powers and duties of the corporate officers shall be as provided in these By-laws or as determined by the Board.

9. Chief Executive Officer. The Chief Executive Officer, who, unless otherwise determined by the Board of Directors, shall also be the President, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board of Directors has not elected a Chairman of the Board of Directors or in the absence or inability to act as the Chairman of the Board of Directors, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board of Directors, but only if the Chief Executive Officer is a director of the Corporation.

10. Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

11. Chief Financial Officer. The Chief Financial Officer shall have custody of the corporate funds, securities, evidence of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Chief Financial Officer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Chief Financial Officer shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation. In addition, the Chief Financial Officer shall have such further powers and perform such other duties incident to the office of Chief Financial Officer as from time to time are assigned to him or her by the Chief Executive Officer or the Board of Directors.

12. Chief Revenue Officer. The Chief Revenue Officer shall be responsible for overall management of the Corporation’s revenue generation. The Chief Revenue Officer shall have all such further powers and perform all such further duties as are customarily and usually associated with the position of chief revenue officer, or as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

13. Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

14. Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.

15. Compensation. The compensation of all executive officers of the Corporation shall be fixed by the Board of Directors or by such committee of the Board of Directors as may be designated from time to time by the Board of Directors.

16. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Article IV — Capital Stock

1. Certificates of Stock; Uncertificated Shares. Shares of stock of the Corporation shall be uncertified, provided that the Board of Directors may by resolution provide that some or all of any class or classes or series of stock shall be certificated. Shares represented by certificates shall be signed by any two duly authorized officers. Each of the following is hereby deemed to be authorized to sign stock certificates: the Chairman of the Board of Directors or Vice Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, the Secretary or an Assistant Secretary, the Chief Operating Officer and the Chief Revenue Officer. Such signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the time of its issue.

2. Transfers. Subject to any restrictions on transfer, shares of stock represented by certificates may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Subject to any restrictions on transfer, uncertificated shares may be transferred in accordance with applicable law and any system of issuance, recordation and transfer adopted by the Corporation that is permitted by applicable law.

3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

4. Record Date. (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

5. Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Article V — Indemnification

1. Definitions. For purposes of this Article V:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(f) “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

2. Indemnification of Directors and Officers. Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s

Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

4. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

5. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within 10 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

7. Contractual Nature of Rights.

(a) The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in pail upon any such state of facts.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

8. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

10. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

Article VI — Miscellaneous Provisions

1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31st of each year.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3. Execution of Instruments. Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by, a President or Chief Executive Officer, or by any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

4. Voting of Securities. Unless the Board of Directors otherwise provides, a President, any Vice President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

6. Corporate Records. The original or attested copies of the Certificate of Incorporation, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

7. Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

8. Amendments. Except as otherwise provided by the Certificate of Incorporation or applicable law, these By-laws may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.

9. Waiver of Notice. Whenever notice is required to be given under any provision of these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting needs to be specified in any written waiver or any waiver by electronic transmission.

Adopted: _______________________, 2022

Exhibit D

Sponsor Support Agreement

Exhibit E

Lock-Up Agreement

Exhibit F

Form of Registration Rights Agreement

FORM OF AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT

THIS AMENDED AND RESTATED REGISTRATION RIGHTS AGREEMENT (this “Agreement”), dated as of [•], 2023, is made and entered into by and among Unique Logistics International Holdings, Inc., a Delaware corporation (the “Company”), formerly known as, Edify Acquisition Corp., and each of the undersigned holders of Company securities (and any person or entity who hereafter becomes a party hereto pursuant to Section 5.2 hereof, each of the foregoing may be referred to, individually, as a “Holder” and, collectively, the “Holders”).

Capitalized terms used but not otherwise defined in this Agreement shall have the meanings ascribed to such terms in the Merger Agreement (as defined below).

RECITALS

WHEREAS, the Company and Colbeck Edify Holdings, LLC, a Delaware limited liability company (the “Sponsor”), are party to that certain Registration Rights Agreement, dated as of January 14, 2021 (the “Original RRA”), which provides certain parties thereto with registration rights with respect to certain securities of the Company held by such parties;

WHEREAS, the Company, Edify Merger Sub, Inc., a Nevada corporation and the wholly-owned subsidiary of the Company (“Merger Sub”), and Unique Logistics International, Inc., a Nevada corporation (“Unique”), are parties to that certain Agreement and Plan of Merger, dated as of December 18, 2022 (as amended or restated from time to time, the “Merger Agreement”), pursuant to which on the date hereof: Merger Sub will merge with and into Unique (the “Merger”), with Unique surviving the Merger as a wholly owned subsidiary of the Company;

WHEREAS, in connection with the Merger, the Company has agreed to issue shares of its Class A Common Stock, par value $0.0001 per share (“Common Stock”), of the Company to certain of the Holders on or about the date hereof, pursuant to the terms and conditions of the Merger Agreement;

WHEREAS, pursuant to Section 5.5 of the Original RRA, the provisions, covenants and conditions set forth therein may be amended or modified upon the written consent of the Company and the Holders (as defined in the Original RRA) of at least a majority in interest of the Registrable Securities (as defined in the Original RRA) at the time in question, and the Sponsor is a Holder of at least a majority-in-interest of the Registrable Securities as of the date hereof; and

WHEREAS, the Company and the Sponsor desire to amend and restate the Original RRA in its entirety and enter into this Agreement, pursuant to which the Company shall grant the Holders certain registration rights with respect to certain securities of the Company, as set forth in this Agreement.

NOW, THEREFORE, in consideration of the representations, covenants and agreements contained herein, and certain other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties hereto, intending to be legally bound, hereby agree as follows:

ARTICLE I
DEFINITIONS

1.1 Definitions. The terms defined in this Article I shall, for all purposes of this Agreement, have the respective meanings set forth below:

“Adverse Disclosure” shall mean any public disclosure of material non-public information, which disclosure, in the good faith judgment of the Chief Executive Officer or principal financial officer of the Company, after consultation with counsel to the Company, (i) would be required to be made in any Registration Statement or Prospectus in order for the applicable Registration Statement or Prospectus not to contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements contained therein (in the case of any prospectus and any preliminary prospectus, in the light of the circumstances under which they were made) not misleading, (ii) would not be required to be made at such time if the Registration Statement were not being filed, and (iii) the Company has a bona fide business purpose for not making such information public.

“Agreement” shall have the meaning given in the Preamble.

“Board” shall mean the Board of Directors of the Company.

“Block Trade” shall mean an offering and/or sale of Registrable Securities by any Holder on a block trade or underwritten or other coordinated basis (whether firm commitment or otherwise) without substantial marketing efforts prior to pricing, including, without limitation, a same day trade, overnight trade or similar transaction.

“Commission” shall mean the Securities and Exchange Commission.

“Common Stock” shall have the meaning given in the Recitals.

“Demand Registration” shall have the meaning given in subsection 2.1.1.

“Demanding Holder” shall have the meaning given in subsection 2.1.1.

“Exchange Act” shall mean the Securities Exchange Act of 1934, as it may be amended from time to time.

“Form S-1” shall have the meaning given in subsection 2.1.1.

“Form S-3” shall have the meaning given in subsection 2.3.

“Holders” shall have the meaning given in the Preamble.

“Lock-up Period” shall mean any of the Sponsor Lock-up Period, Private Placement Lock-up Period or the lock-up periods specified in the Unique Lock-up Agreement, as applicable, including any exceptions, carve-outs or other exemptions specified therein.

“Maximum Number of Securities” shall have the meaning given in subsection 2.1.4.

“Misstatement” shall mean an untrue statement of a material fact or an omission to state a material fact required to be stated in a Registration Statement or Prospectus, or necessary to make the statements in a Registration Statement or Prospectus (in the light of the circumstances under which they were made) not misleading.

“Permitted Transferees” shall mean any person or entity to whom a Holder of Registrable Securities is permitted to transfer such Registrable Securities prior to the expiration of the applicable Lock-up Period under the Unique Lock-up Agreement, the Sponsor Support Agreement, the Sponsor Warrants Purchase Agreement and any other applicable agreement between such Holder and the Company, and to any transferee thereafter.

“Piggyback Registration” shall have the meaning given in subsection 2.2.1.

“Pro Rata” shall have the meaning given in subsection 2.1.4.

“Prospectus” shall mean the prospectus included in any Registration Statement, as supplemented by any and all prospectus supplements and as amended by any and all post-effective amendments and including all material incorporated by reference in such prospectus.

“Private Placement Lock-up Period” shall mean the lock-up period described in Section 5(b) of the Sponsor Support Agreement.

“Private Placement Warrants” shall mean the 5,640,000 warrants of the Company issued in connection with the initial public offering of the Company to the Sponsor pursuant to the private placement warrants subscription agreement, dated as of January 14, 2021 (as it may from time to time be amended and including all exhibits referenced therein, the “Sponsor Warrants Purchase Agreement”).

“Registrable Security” shall mean (a)  any outstanding share of Common Stock, the Private Placement Warrants and any other equity security of the Company held by a Holder as of the date of this Agreement or hereafter acquired to the extent such securities are “restricted securities” (as defined in Rule 144), including the shares of Common Stock issued or issuable upon the exercise or conversion of the Private Placement Warrants or any other equity security, and (b) any other equity security of the Company issued or issuable with respect to any of the securities described in the foregoing clause (a) by way of a stock dividend or stock split or in connection with a combination of shares, recapitalization, merger, consolidation, reorganization or otherwise; provided, however, that, as to any particular Registrable Security, such security shall cease to be a Registrable Security when: (i) a Registration Statement with respect to the sale of such security shall have become effective under the Securities Act and such security shall have been sold, transferred, disposed of or exchanged in accordance with such Registration Statement; (ii) such security shall have been otherwise transferred, a new certificate for such security not bearing a legend restricting further transfer shall have been delivered by the Company and subsequent public distribution of such security shall not require registration under the Securities Act; (iii) such security shall have ceased to be outstanding; or (iv) such securities have been sold to, or through, a broker, dealer or underwriter in a public distribution or other public securities transaction.

“Registration” shall mean a registration effected by preparing and filing a registration statement, or similar document in compliance with the requirements of the Securities Act, and the applicable rules and regulations promulgated thereunder, and such registration statement becoming effective.

“Registration Expenses” shall mean the out-of-pocket expenses of a Registration, including, without limitation, the following:

(A) all registration and filing fees (including fees with respect to filings required to be made with the Financial Industry Regulatory Authority, Inc.) and any securities exchange on which shares of Common Stock are then listed;

(B) fees and expenses of compliance with securities or blue sky laws (including reasonable fees and disbursements of counsel for the Underwriters in connection with blue sky qualifications of Registrable Securities);

(C) fees and disbursements of underwriters customarily paid by issuers or sellers of securities, but excluding underwriter discounts and commissions and transfer taxes, if any;

(D) printing, messenger, telephone and delivery expenses;

(E) reasonable fees and disbursements of counsel for the Company;

(F) reasonable fees and disbursements of all independent registered public accountants of the Company incurred specifically in connection with such Registration; and

(G) reasonable fees and expenses of one (1) legal counsel (and any local or foreign counsel) selected by the majority-in-interest of the Demanding Holders initiating a Demand Registration to be registered for offer and sale in the applicable Registration.

“Registration Statement” shall mean any registration statement filed by the Company with the Commission in compliance with the Securities Act and the rules and regulations promulgated thereunder (other than a Registration Statement on Form S-4 or Form S-8, or their successors), which registration statement covers the Registrable Securities pursuant to the provisions of this Agreement, including the Prospectus included in such registration statement, amendments (including post-effective amendments) and supplements to such registration statement, and all exhibits to and all material incorporated by reference in such registration statement.

“Requesting Holder” shall have the meaning given in subsection 2.1.1.

“Securities Act” shall mean the Securities Act of 1933, as amended from time to time.

“Shelf” shall mean the Form S-1 Shelf, the Form S-3 Shelf or any subsequent Shelf Registration.

“Shelf Registration” shall mean a registration of securities pursuant to a Registration Statement filed with the Commission in accordance with and pursuant to Rule 415 promulgated under the Securities Act (or any successor rule then in effect).

“Sponsor” shall have the meaning given in the Recitals hereto.

“Sponsor Holders” shall mean the Sponsor and its Permitted Transferees who hold Registrable Securities.

“Sponsor Lock-up Period” shall have the meaning set forth in Section 5(a) of the Sponsor Support Agreement.

“Sponsor Support Agreement” shall mean that certain Amended and Restated Letter Agreement, dated as of December 18, 2022, by and among the Sponsor, the Company and the members of Buyer’s board of directors and/or management team as are party thereto.

“Underwriter” shall mean a securities dealer who purchases any Registrable Securities as principal in an Underwritten Offering and not as part of such dealer’s market-making activities.

“Underwritten Registration” or “Underwritten Offering” shall mean a Registration in which securities of the Company are sold to an Underwriter in a firm commitment underwriting for distribution to the public.

“Unique Lock-up Agreement” shall mean that certain lock-up agreement, dated as of December 18, 2022, by and among the Company and certain stockholders of Unique who, in each case, will receive shares of Common Stock in connection with the Transactions.

ARTICLE II
REGISTRATIONS

2.1 Shelf Registration.

2.1.1 Filing. The Company shall, as soon as reasonably practicable, but in any event within twenty (20) business days after the Closing Date, file with the Commission a Registration Statement for a Shelf Registration on Form S-1 (the “Form S-1 Shelf”) covering, subject to Section 3.4, the public resale of all of the Registrable Securities (determined as of two (2) business days prior to such filing) on a delayed or continuous basis and shall use its commercially reasonable efforts to cause such Form S-1 Shelf to be declared effective as soon as practicable after the filing thereof, but in no event later than the earlier of (i) the 90th calendar day if the Commission notifies the Company that it will “review” the Registration Statement following the filing of the Registration Statement and (ii) the tenth (١٠th) business day after the date the Company is notified (orally or in writing, whichever is earlier) by the Commission that the Registration Statement will not be “reviewed” or will not be subject to further review. Such Form S-1 Shelf shall provide for the resale of the Registrable Securities included therein pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. Following the filing of a Form S-1 Shelf, the Company shall use its commercially reasonable efforts to convert the Form S-1 Shelf (and any Subsequent Shelf Registration) to a Registration Statement on Form S-3 (the “Form S-3 Shelf”) as soon as reasonably practicable after the Company is eligible to use Form S-3. As soon as reasonably practicable following the effective date of a Registration Statement filed pursuant to this Section 2.1.1, but in any event within one (1) business day of such date, the Company shall notify the Holders of the effectiveness of any such Registration Statement. The Company’s obligation under this Section 2.1.1 shall, for the avoidance of doubt be subject to Section 3.4 hereto. The Company shall maintain a Shelf in accordance with the terms hereof and shall prepare and file with the Commission such amendments, including post-effective amendments, and supplements as may be necessary to keep a Shelf continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities.

2.1.2 Subsequent Shelf Registration. If any Shelf ceases to be effective under the Securities Act for any reason at any time while Registrable Securities are still outstanding, the Company shall, subject to Section 3.4, use its commercially reasonable efforts to as promptly as is reasonably practicable cause such Shelf to again become effective under the Securities Act (including using commercially reasonable efforts to obtain the prompt withdrawal of any order suspending the effectiveness of such Shelf), and shall use its commercially reasonable efforts to, as promptly as is reasonably practicable, amend such Shelf in a manner reasonably expected to result in the withdrawal of any order suspending the effectiveness of such Shelf or file an additional registration statement as a Shelf Registration (a “Subsequent Shelf Registration”) registering the resale of all Registrable Securities (determined as of two (2) business days prior to such filing), and pursuant to any method or combination of methods legally available to, and requested by, any Holder named therein. If a Subsequent Shelf Registration is filed, the Company shall use its commercially reasonable efforts to (i) cause such Subsequent Shelf Registration to become effective under the Securities Act as promptly as is reasonably practicable after the filing thereof (it being agreed that the Subsequent Shelf Registration shall be an automatic shelf registration statement (as defined in Rule 405 promulgated under the Securities Act) if the Company is a well-known seasoned issuer (as defined in Rule 405 promulgated under the Securities Act) at the most recent applicable eligibility determination date), and (ii) keep such Subsequent Shelf Registration continuously effective, available for use to permit the Holders named therein to sell their Registrable Securities included therein and in compliance with the provisions of the Securities Act until such time as there are no longer any Registrable Securities. Any such Subsequent Shelf Registration shall be on Form S-3 to the extent that the Company is eligible to use such form. Otherwise, such Subsequent Shelf Registration shall be on another appropriate form. The Company’s obligation under this Section 2.1.2 shall, for the avoidance of doubt be subject to Section 3.4 hereto.

2.1.3 Requests for Underwritten Shelf Takedowns. At any time and from time to time when an effective Shelf is on file with the Commission, any one or more Holder (any Holder being, in such case, a “Demanding Holder”) may request to sell all or any portion of their Registrable Securities in an underwritten offering that is registered pursuant to the Shelf (each, an “Underwritten Shelf Takedown”); provided that the Company shall only be obligated to effect an Underwritten Shelf Takedown if such offering: (i) shall include Registrable Securities proposed to be sold by the Demanding Holder(s), either individually or together with other Demanding Holders, with a total offering price reasonably expected to exceed, in the aggregate, $٢٠.٠ million (the “Minimum Takedown Threshold”), or (ii) is comprised of all remaining Registrable Securities held by the Demanding Holder. All requests for Underwritten Shelf Takedowns shall be made by giving written notice to the Company, which shall specify the approximate number of Registrable Securities proposed to be sold in the Underwritten Shelf Takedown. Subject to Section 2.3.4, a majority-in-interest of the Demanding Holders shall have the right to select the Underwriters for such offering (which shall consist of one or more reputable nationally recognized investment banks), subject to the Company’s prior approval (which shall not be unreasonably withheld, conditioned or delayed). The Holders may each demand not more than one (1) Underwritten Shelf Takedown pursuant to this Section 2.1.3 within any six (٦)-month period. Notwithstanding anything to the contrary in this Agreement, the Company may effect any Underwritten Shelf Takedown pursuant to any then effective Registration Statement, including a Form S-٣, that is then available for such offering.

2.1.4 Reduction of Underwritten Offering. If the managing Underwriter or Underwriters in an Underwritten Shelf Takedown, in good faith, advises the Company, the Demanding Holders and Holders requesting piggyback rights pursuant to this Agreement with respect to such Underwritten Shelf Takedown (the “Requesting Holders”) (if any) in writing that the dollar amount or number of Registrable Securities that the Demanding Holders and the Requesting Holders (if any) desire to sell, taken together with all other shares of Common Stock or other equity securities that the Company desires to sell and all other shares of Common Stock or other equity securities, if any, as to which a Registration has been requested pursuant to separate written contractual piggyback registration rights entered into after the date hereof held by any other stockholders who desire to sell, exceeds the maximum dollar amount or maximum number of equity securities that can be sold in the Underwritten Shelf Takedown without materially affecting the proposed offering price, the timing, the distribution method, or the probability of success of such offering (such maximum dollar amount or maximum number of such securities, as applicable, the “Maximum Number of Securities”), then the Company shall include in such Underwritten Shelf Takedown, as follows: (i) first, the Registrable Securities of the Demanding Holders and the Requesting Holders (if any) (pro rata based on the respective number of Registrable Securities that each Demanding Holder and Requesting Holder (if any) has requested be included in such Underwritten Registration and the aggregate number of Registrable Securities that the Demanding Holders and Requesting Holders have requested be included in such Underwritten Registration (such proportion is referred to herein as “Pro Rata”)) that can be sold without exceeding the Maximum Number of Securities; (ii) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (i), the shares of Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (iii) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (i) and (ii), the shares of Common Stock or other equity securities of other persons or entities that the Company is obligated to register in a Registration pursuant to separate written contractual arrangements entered into after the date hereof with such persons and that can be sold without exceeding the Maximum Number of Securities.

2.1.5  Withdrawal. Prior to the pricing of an Underwritten Shelf Takedown, a majority-in-interest of the Demanding Holders initiating such Underwritten Shelf Takedown shall have the right to withdraw from a Registration pursuant to such Underwritten Shelf Takedown for any or no reason whatsoever upon written notification (a “Withdrawal Notice”) to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Underwritten Shelf Takedown; provided that any Holder may elect to have the Company continue an Underwritten Shelf Takedown if the Minimum Takedown Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Underwritten Shelf Takedown by the Holders. If withdrawn, a demand for an Underwritten Shelf Takedown shall constitute a demand for an Underwritten Shelf Takedown by the withdrawing Demanding Holder for purposes of Section 2.1.3, unless either (i) such Demanding Holder has not previously withdrawn any Underwritten Shelf Takedown or (ii) such Demanding Holder reimburses the Company for all Registration Expenses with respect to such Underwritten Shelf Takedown (or, if there is more than one Demanding Holder, a pro rata portion of such Registration Expenses based on the respective number of Registrable Securities that each Demanding Holder has requested be included in such Underwritten Shelf Takedown); provided that, if a Holder elects to continue an Underwritten Shelf Takedown pursuant to the proviso in the immediately preceding sentence, such Underwritten Shelf Takedown shall instead count as an Underwritten Shelf Takedown demanded by such Holders, as applicable, for purposes of Section 2.1.3. Following the receipt of any Withdrawal Notice, the Company shall promptly forward such Withdrawal Notice to any other Holders that had elected to participate in such Underwritten Shelf Takedown. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with an Underwritten Shelf Takedown prior to its withdrawal under this Section 2.1.5, other than if a Demanding Holder elects to pay such Registration Expenses pursuant to clause (ii) of the second sentence of this Section 2.1.5.

2.1.6  SEC Cutback. Notwithstanding the registration obligations set forth in this Section 2.1, in the event the Commission informs the Company that all of the Registrable Securities cannot, as a result of the application of Rule 415, be registered for resale as a secondary offering on a single registration statement, the Company agrees to promptly (i) inform each of the Holders and use its commercially reasonable efforts to file amendments to the Registration Statement as required by the Commission and/or (ii) withdraw the Registration Statement and file a new registration statement (a “New Registration Statement”), on Form S-3, or if Form S-3 is not then available to the Company for such registration statement, on such other form available to register for resale the Registrable Securities as a secondary offering; provided, however, that prior to filing such amendment or New Registration Statement, the Company shall use its commercially reasonable efforts to advocate with the Commission for the registration of all of the Registrable Securities in accordance with any publicly-available written or oral guidance, comments, requirements or requests of the Commission staff (the “SEC Guidance”), including without limitation, the Manual of Publicly Available Telephone Interpretations D.29. Notwithstanding any other provision of this Agreement, if any SEC Guidance sets forth a limitation on the number of Registrable Securities permitted to be registered on a particular Registration Statement as a secondary offering (and notwithstanding that the Company used commercially reasonable efforts to advocate with the Commission for the registration of all or a greater number of Registrable Securities), unless otherwise directed in writing by a Holder as to its Registrable Securities, the number of Registrable Securities to be registered on such Registration Statement will be reduced on a pro rata basis based on the total number of Registrable Securities held by the Holders, subject to a determination by the Commission that certain Holders must be reduced first based on the number of Registrable Securities held by such Holders. In the event the Company amends the Registration Statement or files a New Registration Statement, as the case may be, under clauses (i) or (ii) above, the Company will use its commercially reasonable efforts to file with the Commission, as promptly as allowed by Commission or SEC Guidance provided to the Company or to registrants of securities in general, one or more registration statements on Form S-3 or such other form available to register for resale those Registrable Securities that were not registered for resale on the Registration Statement, as amended, or the New Registration Statement.

2.1.7  Effective Registration. Except with respect to withdrawals covered by Section 2.1.5, a Registration shall not count as a Registration unless and until (i) the Registration Statement has been declared effective by the Commission, and (ii) the Company has complied with all of its obligations under this Agreement with respect thereto; provided, however, that if, after such Registration Statement has been declared effective, an offering of Registrable Securities is subsequently interfered with by any stop order or injunction of the Commission, federal or state court or any other governmental agency, the Registration Statement with respect to such Registration shall be deemed not to have been declared effective, unless and until (x) such stop order or injunction is removed, rescinded or otherwise terminated and (y) a majority-in-interest of the Demanding Holders initiating such Registration thereafter affirmatively elect to continue with such Registration and accordingly notify the Company in writing, but in no event later than five (5) days, of such election; provided further that the Company shall not be obligated or required to file another Registration Statement until the Registration Statement that has been previously filed with respect to a Registration pursuant to an Underwritten Demand Registration becomes effective or is subsequently terminated.

2.1.8 Additional Registrable Securities. Subject to Section 3.4, in the event that any Holder holds Registrable Securities that are not registered for resale on a delayed or continuous basis, the Company, upon written request of a Holder of at least one percent (1.0%) of the outstanding Registrable Securities, shall promptly use its commercially reasonable efforts to cause the resale of such Registrable Securities to be covered by either, at the Company’s option, any then available Shelf (including by means of a post-effective amendment) or by filing a Subsequent Shelf Registration Statement and cause the same to become effective as soon as practicable after such filing and such Shelf or Subsequent Shelf Registration Statement shall be subject to the terms hereof; provided, however, that the Company shall only be required to cause such additional Registrable Securities to be so covered two (2) times per calendar year for each Holder.

2.2 Piggyback Registration.

2.2.1 Piggyback Rights. If the Company proposes to file a Registration Statement under the Securities Act with respect to an offering of equity securities, or securities or other obligations exercisable or exchangeable for, or convertible into equity securities, for its own account or for the account of stockholders of the Company (or by the Company and by the stockholders of the Company including, without limitation, pursuant to Section 2.1 hereof), other than a Registration Statement (or any registered offering with respect thereto) (i) filed in connection with any employee stock option or other benefit plan, (ii) for an exchange offer or rights offering of securities solely to the Company’s existing stockholders, (iii) for an offering of debt that is convertible into equity securities of the Company, (iv) pursuant to a Registration Statement on Form S-4 (or similar form that relates to a transaction subject to Rule 145 under the Securities Act or any successor rule thereto), (v) for a dividend reinvestment plan, or (vi) for a Block Trade, then the Company shall give written notice of such proposed filing to all of the Holders of Registrable Securities as soon as practicable but not less than ten (10) days before the anticipated filing date of such Registration Statement or, in the case of an Underwritten Shelf Takedown, the applicable “red herring” prospectus or prospectus supplement used for marketing such offering, which notice shall (A) describe the amount and type of securities to be included in such offering, the intended method(s) of distribution, and the name of the proposed managing Underwriter or Underwriters, if any, in such offering, and (B) offer to all of the Holders of Registrable Securities the opportunity to register the sale of such number of Registrable Securities as such Holders may request in writing within five (5) days after receipt of such written notice (such Registration a “Piggyback Registration”). Subject to Section 2.2.2, the Company shall, in good faith, cause such Registrable Securities to be included in such Piggyback Registration and, if applicable, shall use commercially reasonable efforts to cause the managing Underwriter or Underwriters of a proposed Underwritten Offering to permit the Registrable Securities requested by the Holders pursuant to this Section 2.2.1 to be included in a Piggyback Registration on the same terms and conditions as any similar securities of the Company included in such registered offering and to permit the sale or other disposition of such Registrable Securities in accordance with the intended method(s) of distribution thereof. All such Holders proposing to distribute their Registrable Securities through an Underwritten Offering under this Section 2.2.1 shall enter into an underwriting agreement in customary form with the Underwriter(s) selected for such Underwritten Offering by the Company.

2.2.2 Reduction of Piggyback Registration. If the managing Underwriter or Underwriters in an Underwritten Registration that is to be a Piggyback Registration, in good faith, advises the Company and the Holders of Registrable Securities participating in the Piggyback Registration in writing that the dollar amount or number of the securities that the Company desires to sell, taken together with (i) the Common Stock or other equity securities, if any, as to which Registration or registered offering has been demanded pursuant to separate written contractual arrangements with persons or entities other than the Holders of Registrable Securities hereunder, (ii) the Registrable Securities as to which registration has been requested pursuant to Section 2.2 hereof, and (iii) the Common Stock or other equity securities, if any, as to which Registration or registered offering has been requested pursuant to separate written contractual piggy-back registration rights of other stockholders of the Company other than the Holders of Registrable Securities, exceeds the Maximum Number of Securities, then:

(a) If the Registration is undertaken for the Company’s account, the Company shall include in any such Registration (A) first, the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1 hereof, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; and (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock, if any, as to which Registration has been requested pursuant to written contractual piggy-back registration rights of other stockholders of the Company, which can be sold without exceeding the Maximum Number of Securities;

(b) If the Registration is pursuant to a request by persons or entities other than the Holders of Registrable Securities, then the Company shall include in any such Registration (A) first, the Common Stock or other equity securities, if any, of such requesting persons or entities, other than the Holders of Registrable Securities, which can be sold without exceeding the Maximum Number of Securities; (B) second, to the extent that the Maximum Number of Securities has not been reached under the foregoing clause (A), the Registrable Securities of Holders exercising their rights to register their Registrable Securities pursuant to subsection 2.2.1, Pro Rata, which can be sold without exceeding the Maximum Number of Securities; (C) third, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A) and (B), the Common Stock or other equity securities that the Company desires to sell, which can be sold without exceeding the Maximum Number of Securities; and (D) fourth, to the extent that the Maximum Number of Securities has not been reached under the foregoing clauses (A), (B) and (C), the Common Stock or other equity securities for the account of other persons or entities that the Company is obligated to register pursuant to separate written contractual arrangements with such persons or entities, which can be sold without exceeding the Maximum Number of Securities; and

(c) If the Registration or registered offering is pursuant to a request by Holder(s) of Registrable Securities pursuant to Section 2.1 hereof, then the Company shall include in any such Registration or registered offering securities in the priority set forth in Section 2.1.4.

2.2.3 Piggyback Registration Withdrawal. Any Holder of Registrable Securities shall have the right to withdraw from a Piggyback Registration for any or no reason whatsoever upon written notification to the Company and the Underwriter or Underwriters (if any) of his, her or its intention to withdraw from such Piggyback Registration prior to the effectiveness of the Registration Statement filed with the Commission with respect to such Piggyback Registration or, in the case of a Piggyback Registration pursuant to a Shelf Registration, the filing of the applicable “red herring” prospectus or prospectus supplement with respect to such Piggyback Registration used for marketing such transaction. The Company (whether on its own good faith determination or as the result of a request for withdrawal by persons pursuant to separate written contractual obligations) may withdraw a Registration Statement filed with the Commission in connection with a Piggyback Registration at any time prior to the effectiveness of such Registration Statement. Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with the Piggyback Registration prior to its withdrawal under this subsection 2.2.3.

2.2.4 Unlimited Piggyback Registration Rights. For purposes of clarity, any Registration effected pursuant to Section 2.2 hereof shall not be counted as a Registration pursuant to a Demand Registration effected under Section 2.1 hereof.

2.3 Block Trades.

2.3.1 Notwithstanding the foregoing, at any time and from time to time when an effective Shelf is on file with the Commission and effective, if a Demanding Holder wishes to engage in a Block Trade, (x) with a total offering price reasonably expected to exceed $10.0 million in the aggregate or (y) with respect to all remaining Registrable Securities held by the Demanding Holder (the “Minimum Block Threshold”), then such Demanding Holder only needs to notify the Company of the Block Trade at least five (5) business days prior to the day such offering is to commence and the Company shall as expeditiously as possible use its commercially reasonable efforts to facilitate such Block Trade; provided that the Demanding Holders representing a majority of the Registrable Securities wishing to engage in the Block Trade shall use commercially reasonable efforts to work with the Company and any Underwriters prior to making such request in order to facilitate preparation of the registration statement, prospectus and other offering documentation related to the Block Trade.

2.3.2 Prior to the filing of the applicable “red herring” prospectus or prospectus supplement used in connection with a Block Trade, a majority-in-interest of the Demanding Holders initiating such Block Trade shall have the right to submit a Withdrawal Notice to the Company and the Underwriter or Underwriters (if any) of their intention to withdraw from such Block Trade, provided that any other Demanding Holder(s) may elect to have the Company continue a Block Trade if the Minimum Block Threshold would still be satisfied by the Registrable Securities proposed to be sold in the Block Trade by the remaining Demanding Holder(s). Notwithstanding anything to the contrary in this Agreement, the Company shall be responsible for the Registration Expenses incurred in connection with a Block Trade prior to its withdrawal under this Section 2.3.2.

2.3.3 Notwithstanding anything to the contrary in this Agreement, Section 2.2 hereof shall not apply to a Block Trade initiated by a Demanding Holder pursuant to this Agreement.

2.3.4 The Demanding Holder in a Block Trade shall have the right to select the Underwriters for such Block Trade (which shall consist of one or more reputable nationally recognized investment banks).

2.3.5 Each Legacy Holder may demand no more than two (2) Block Trades pursuant to this Section 2.3 in any twelve (١٢) month period. For the avoidance of doubt, any Block Trade effected pursuant to this Section ٢.٣ shall not be counted as a demand for an Underwritten Shelf Takedown pursuant to Section 2.1.3 hereof.

2.4 Restrictions on Registration Rights. If (A) during the period starting with the date sixty (60) days prior to the Company’s good faith estimate of the date of the filing of, and ending on a date one hundred and twenty (120) days after the effective date of, a Buyer initiated Registration and provided that the Company has delivered written notice to the Holders prior to receipt of a Demand Registration pursuant to subsection 2.1.1 and it continues to actively employ, in good faith, all reasonable efforts to cause the applicable Registration Statement to become effective; (B) the Holders have requested an Underwritten Registration and the Company and the Holders are unable to obtain the commitment of underwriters to firmly underwrite the offer; or (C) in the good faith judgment of the Board such Registration would be seriously detrimental to the Company and the Board concludes as a result that it is essential to defer the filing of such Registration Statement at such time, then in each case the Company shall furnish to such Holders a certificate signed by the Chairman of the Board stating that in the good faith judgment of the Board it would be seriously detrimental to the Company for such Registration Statement to be filed in the near future and that it is therefore essential to defer the filing of such Registration Statement. In such event, the Company shall have the right to defer such filing for a period of not more than sixty (٦٠) days; provided, however, that the Company shall not defer its obligation in this manner more than twice in any 12-month period.

ARTICLE III
COMPANY PROCEDURES

3.1 General Procedures. If the Company is required to effect the Registration of Registrable Securities, the Company shall use its reasonable best efforts to effect such Registration to permit the sale of such Registrable Securities in accordance with the intended plan of distribution thereof, and pursuant thereto the Company shall, as expeditiously as possible:

3.1.1 prepare and file with the Commission within the time frame required by Section 2.1.1 (to the extent possible) with respect to such Registrable Securities and use its reasonable best efforts to cause such Registration Statement to become effective and remain effective until all Registrable Securities covered by such Registration Statement have been sold;

3.1.2 prepare and file with the Commission such amendments and post-effective amendments to the Registration Statement, and such supplements to the Prospectus, as may be reasonably requested by any Holder or any Underwriter of Registrable Securities or as may be required by the rules, regulations or instructions applicable to the registration form used by the Company or by the Securities Act or rules and regulations thereunder to keep the Registration Statement effective until all Registrable Securities covered by such Registration Statement are sold in accordance with the intended plan of distribution set forth in such Registration Statement or supplement to the Prospectus;

3.1.3 prior to filing a Registration Statement or prospectus, or any amendment or supplement thereto, furnish without charge to the Underwriters, if any, and each Holder of Registrable Securities included in such Registration, and each such Holder’s legal counsel, copies of such Registration Statement as proposed to be filed, each amendment and supplement to such Registration Statement (in each case including all exhibits thereto and documents incorporated by reference therein), the Prospectus included in such Registration Statement (including each preliminary Prospectus), and such other documents as the Underwriters and each Holder of Registrable Securities included in such Registration or the legal counsel for any such Holders may request in order to facilitate the disposition of the Registrable Securities owned by such Holders;

3.1.4 prior to any public offering of Registrable Securities, use its reasonable best efforts to (i) register or qualify the Registrable Securities covered by the Registration Statement under such securities or “blue sky” laws of such jurisdictions in the United States as any Holder of Registrable Securities included in such Registration

Statement (in light of their intended plan of distribution) may request and (ii) take such action necessary to cause such Registrable Securities covered by the Registration Statement to be registered with or approved by such other governmental authorities as may be necessary by virtue of the business and operations of the Company and do any and all other acts and things that may be necessary or advisable to enable the Holders of Registrable Securities included in such Registration Statement to consummate the disposition of such Registrable Securities in such jurisdictions; provided, however, that the Company shall not be required to qualify generally to do business in any jurisdiction where it would not otherwise be required to qualify or take any action to which it would be subject to general service of process or taxation in any such jurisdiction where it is not then otherwise so subject;

3.1.5 cause all such Registrable Securities to be listed on each securities exchange or automated quotation system on which similar securities issued by the Company are then listed;

3.1.6 provide a transfer agent or warrant agent, as applicable, and registrar for all such Registrable Securities no later than the effective date of such Registration Statement;

3.1.7 advise each seller of such Registrable Securities, promptly after it shall receive notice or obtain knowledge thereof, of the issuance of any stop order by the Commission suspending the effectiveness of such Registration Statement or the initiation or threatening of any proceeding for such purpose and promptly use its reasonable best efforts to prevent the issuance of any stop order or to obtain its withdrawal if such stop order should be issued;

3.1.8 at least five (5) days prior to the filing of any Registration Statement or Prospectus or any amendment or supplement to such Registration Statement or Prospectus or any document that is to be incorporated by reference into such Registration Statement or Prospectus, furnish a copy thereof to each seller of such Registrable Securities and its counsel, including, without limitation, providing copies promptly upon receipt of any comment letters received with respect to any such Registration Statement or Prospectus;

3.1.9 notify the Holders at any time when a Prospectus relating to such Registration Statement is required to be delivered under the Securities Act, of the happening of any event as a result of which the Prospectus included in such Registration Statement, as then in effect, includes a Misstatement, and then to correct such Misstatement as set forth in Section 3.4 hereof;

3.1.10 permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters, if any, and any attorney or accountant retained by such Holders or Underwriter to participate, at each such person’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, attorney or accountant in connection with the Registration; provided, however, that such representatives or Underwriters enter into a confidentiality agreement, in form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information; and provided further that the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall include unless contrary to applicable law;

3.1.11 obtain a “cold comfort” letter from any independent registered public accountants responsible for audited financial statements that are included or incorporated by reference in any Registration Statement in the event of an Underwritten Registration upon which the participating Holders may rely, in customary form and covering such matters of the type customarily covered by “cold comfort” letters as the managing Underwriter may reasonably request, and reasonably satisfactory to a majority-in-interest of the participating Holders;

3.1.12 on the date the Registrable Securities are delivered for sale pursuant to such Registration, obtain an opinion and negative assurance letter, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the Holders, the placement agent or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the Holders, placement agent, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters, and reasonably satisfactory to a majority in interest of the participating Holders;

3.1.13 in the event of any Underwritten Offering, enter into and perform its obligations under an underwriting agreement, in usual and customary form, with the managing Underwriter of such offering;

3.1.14 make available to its security holders, as soon as reasonably practicable, an earnings statement covering the period of at least twelve (12) months beginning with the first day of the Company’s first full calendar quarter after the effective date of the Registration Statement which satisfies the provisions of Section 11(a) of the Securities Act and Rule ١٥٨ thereunder (or any successor rule promulgated thereafter by the Commission);

3.1.15 if the Registration involves the Registration of Registrable Securities involving gross proceeds in excess of $10.0 million, use its reasonable efforts to make available senior executives of the Company to participate in customary “road show” presentations that may be reasonably requested by the Underwriter in any Underwritten Offering;

3.1.16 otherwise, in good faith, cooperate reasonably with, and take such customary actions as may reasonably be requested by the Holders, in connection with such Registration;

3.1.17 in the event of an Underwritten Offering, a Block Trade, or sale by a broker, placement agent or sales agent pursuant to such Registration, in each of the cases to the extent customary for a transaction of its type, permit a representative of the Holders (such representative to be selected by a majority of the participating Holders), the Underwriters or other financial institutions facilitating such Underwritten Offering, Block Trade or other sale pursuant to such Registration, if any, and any attorney, consultant or accountant retained by such Holders or Underwriters to participate, at each such person’s or entity’s own expense, in the preparation of the Registration Statement, and cause the Company’s officers, directors and employees to supply all information reasonably requested by any such representative, Underwriter, financial institution, attorney, consultant or accountant in connection with the Registration; provided, however, that such representatives, Underwriters or financial institutions enter into a confidentiality agreement, in customary form and substance reasonably satisfactory to the Company, prior to the release or disclosure of any such information to the extent necessary; and provided further that, except as required by Law, the Company may not include the name of any Holder or Underwriter or any information regarding any Holder or Underwriter in any Registration Statement or Prospectus, any amendment or supplement to such Registration Statement or Prospectus, any document that is to be incorporated by reference into such Registration Statement or Prospectus, or any response to any comment letter, without the prior written consent of such Holder or Underwriter and providing each such Holder or Underwriter a reasonable amount of time to review and comment on such applicable document, which comments the Company shall consider shall consider in good faith and, to the extent deemed appropriate by the Company in its sole discretion, include; and

3.1.18 in the event of an Underwritten Offering, a Block Trade or sale by a broker, placement agent or sales agent pursuant to such Registration, on the date the Registrable Securities are delivered for sale pursuant to such Registration, to the extent customary for a transaction of its type, obtain an opinion, dated such date, of counsel representing the Company for the purposes of such Registration, addressed to the participating Holders, the broker, placement agents or sales agent, if any, and the Underwriters, if any, covering such legal matters with respect to the Registration in respect of which such opinion is being given as the participating Holders, broker, placement agents, sales agent, or Underwriter may reasonably request and as are customarily included in such opinions and negative assurance letters.

Notwithstanding the foregoing, the Company shall not be required to provide any documents or information to an Underwriter, broker, sales agent or placement agent if such Underwriter, broker, sales agent or placement agent has not then been named with respect to the applicable Underwritten Offering or other offering involving a registration as an Underwriter, broker, sales agent or placement agent, as applicable.

3.2 Registration Expenses. Except as otherwise provided herein, the Registration Expenses of all Registrations shall be borne by the Company. It is acknowledged by the Holders that the Holders shall bear all incremental selling expenses relating to the sale of Registrable Securities, such as Underwriters’ commissions and discounts, brokerage fees, Underwriter marketing costs and, other than as set forth in the definition of “Registration Expenses,” all reasonable fees and expenses of any legal counsel representing the Holders.

3.3 Requirements for Participation in Underwritten Offerings. No person may participate in any Underwritten Offering for equity securities of the Company pursuant to a Registration initiated by the Company hereunder unless such person (i) agrees to sell such person’s securities on the basis provided in any underwriting arrangements approved by the Company and (ii) completes and executes all customary questionnaires, powers of attorney, indemnities, lock-up agreements, underwriting agreements and other customary documents as may be reasonably required under the terms of such underwriting arrangements.

3.4 Suspension of Sales; Adverse Disclosure. Upon receipt of written notice from the Company that a Registration Statement or Prospectus contains a Misstatement, each of the Holders shall forthwith discontinue disposition of Registrable Securities until it has received copies of a supplemented or amended Prospectus correcting the Misstatement (it being understood that the Company hereby covenants to prepare and file such supplement or amendment as soon as practicable after the time of such notice), or until it is advised in writing by the Company that the use of the Prospectus may be resumed. If the filing, initial effectiveness or continued use of a Registration Statement in respect of any Registration at any time would require the Company to make an Adverse Disclosure or would require the inclusion in such Registration Statement of financial statements that are unavailable to the Company for reasons beyond the Company’s control, the Company may, upon giving prompt written notice of such action to the Holders, delay the filing or initial effectiveness of, or suspend use of, such Registration Statement for the shortest period of time, but in no event more than thirty (30) days, determined in good faith by the Company to be necessary for such purpose. In the event the Company exercises its rights under the preceding sentence, the Holders agree to suspend, immediately upon their receipt of the notice referred to above, their use of the Prospectus relating to any Registration in connection with any sale or offer to sell Registrable Securities. The Company shall immediately notify the Holders of the expiration of any period during which it exercised its rights under this Section 3.4. and, upon the expiration of any such period, the Holders shall be entitled to resume the use of any such Prospectus in connection with any sale or offer to sell Registrable Securities.

3.5 Reporting Obligations. As long as any Holder shall own Registrable Securities, the Company, at all times while it shall be a reporting company under the Exchange Act, covenants to file timely (or obtain extensions in respect thereof and file within the applicable grace period) all reports required to be filed by the Company after the date hereof pursuant to Sections 13(a) or 15(d) of the Exchange Act and to promptly furnish the Holders with true and complete copies of all such filings. The Company further covenants that it shall take such further action as any Holder may reasonably request, all to the extent required from time to time to enable such Holder to sell shares of the Common Stock held by such Holder without registration under the Securities Act within the limitation of the exemptions provided by Rule ١٤٤ promulgated under the Securities Act (or any successor rule promulgated thereafter by the Commission), including providing any legal opinions. Upon the request of any Holder, the Company shall deliver to such Holder a written certification of a duly authorized officer as to whether it has complied with such requirements.

ARTICLE IV
INDEMNIFICATION AND CONTRIBUTION

4.1 Indemnification.

4.1.1 The Company agrees to indemnify, to the extent permitted by law, each Holder of Registrable Securities, its officers and directors and each person who controls such Holder (within the meaning of the Securities Act) against all losses, claims, damages, liabilities and expenses (including attorneys’ fees) caused by any untrue or alleged untrue statement of material fact contained in any Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission or alleged omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, except insofar as the same are caused by or contained in any information furnished in writing to the Company by such Holder expressly for use therein. The Company shall indemnify the Underwriters, their officers and directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing with respect to the indemnification of the Holder.

4.1.2 In connection with any Registration Statement in which a Holder of Registrable Securities is participating, such Holder shall furnish to the Company in writing such information and affidavits as the Company reasonably requests for use in connection with any such Registration Statement or Prospectus and, to the extent permitted by law, shall indemnify the Company, its directors and officers and agents and each person who controls the Company (within the meaning of the Securities Act) against any losses, claims, damages, liabilities and expenses (including without limitation reasonable attorneys’ fees) resulting from any untrue statement of material fact contained in the Registration Statement, Prospectus or preliminary Prospectus or any amendment thereof or supplement thereto or any omission of a material fact required to be stated therein or necessary to make the statements therein not misleading, but only to the extent that such untrue statement or omission is contained in any information or affidavit so furnished in writing by such Holder expressly for use therein.  The Holders of Registrable Securities shall indemnify the Underwriters, their officers, directors and each person who controls such Underwriters (within the meaning of the Securities Act) to the same extent as provided in the foregoing sentence with respect to indemnification of the Company. For the avoidance of doubt, the obligation to indemnify under this Section 4.01(b) shall be several, not joint and several, among the Holders of Registrable Securities, and the total indemnification liability of a Holder under this Section 4.01(b) shall be in proportion to and limited to the net proceeds received by such Holder from the sale of Registrable Securities pursuant to such Registration Statement.

4.1.3 Any person entitled to indemnification in this Section 4.1 shall (i) give prompt written notice to the indemnifying party of any claim with respect to which it seeks indemnification (provided that the failure to give prompt notice shall not impair any person’s right to indemnification hereunder to the extent such failure has not materially prejudiced the indemnifying party) and (ii) unless in such indemnified party’s reasonable judgment a conflict of interest between such indemnified and indemnifying parties may exist with respect to such claim, permit such indemnifying party to assume the defense of such claim with counsel reasonably satisfactory to the indemnified party. If such defense is assumed, the indemnifying party shall not be subject to any liability for any settlement made by the indemnified party without its consent (but such consent shall not be unreasonably withheld). An indemnifying party who is not entitled to, or elects not to, assume the defense of a claim shall not be obligated to pay the fees and expenses of more than one counsel (plus local counsel) for all parties indemnified by such indemnifying party with respect to such claim, unless in the reasonable judgment of any indemnified party a conflict of interest may exist between such indemnified party and any other of such indemnified parties with respect to such claim. No indemnifying party shall, without the consent of the indemnified party, consent to the entry of any judgment or enter into any settlement which cannot be settled in all respects by the payment of money (and such money is so paid by the indemnifying party pursuant to the terms of such settlement) or which settlement does not include as an unconditional term thereof the giving by the claimant or plaintiff to such indemnified party of a release from all liability in respect to such claim or litigation.

4.1.4 The indemnification provided for under this Agreement shall remain in full force and effect regardless of any investigation made by or on behalf of the indemnified party or any officer, director or controlling person of such indemnified party and shall survive the transfer of securities. The Company and each Holder of Registrable Securities participating in an offering also agrees to make such provisions as are reasonably requested by any indemnified party for contribution to such party in the event the Company’s or such Holder’s indemnification is unavailable for any reason.

4.1.5 If the indemnification provided under Section 4.1 hereof from the indemnifying party is unavailable or insufficient to hold harmless an indemnified party in respect of any losses, claims, damages, liabilities and expenses referred to herein, then the indemnifying party, in lieu of indemnifying the indemnified party, shall contribute to the amount paid or payable by the indemnified party as a result of such losses, claims, damages, liabilities and expenses in such proportion as is appropriate to reflect the relative fault of the indemnifying party and the indemnified party, as well as any other relevant equitable considerations. The relative fault of the indemnifying party and indemnified party shall be determined by reference to, among other things, whether any action in question, including any untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact, was made by, or relates to information supplied by, such indemnifying party or indemnified party, and the indemnifying party’s and indemnified party’s relative intent, knowledge, access to information and opportunity to correct or prevent such action; provided, however, that the liability of any Holder under this subsection 4.1.5 shall be limited to the amount of the net proceeds received by such Holder in such offering giving rise to such liability. The amount paid or payable by a party as a result of the losses or other liabilities referred to above shall be deemed to include, subject to the limitations set forth in subsections 4.1.1, 4.1.2 and 4.1.3 above, any legal or other fees, charges or expenses reasonably incurred by such party in connection with any investigation or proceeding. The parties hereto agree that it would not be just and equitable if contribution pursuant to this subsection 4.1.5 were determined by pro rata allocation or by any other method of allocation, which does not take account of the equitable considerations referred to in this subsection 4.1.5. No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution pursuant to this subsection 4.1.5 from any person who was not guilty of such fraudulent misrepresentation.

ARTICLE V
MISCELLANEOUS

5.1 Notices. Any notice or communication under this Agreement must be in writing and given by (i) deposit in the United States mail, addressed to the party to be notified, postage prepaid and registered or certified with return receipt requested, (ii) delivery in person or by courier service providing evidence of delivery, or (iii) transmission by hand delivery, facsimile or electronic mail. Each notice or communication that is mailed, delivered, or transmitted in the manner described above shall be deemed sufficiently given, served, sent, and received, in the case of mailed notices, on the third business day following the date on which it is mailed and, in the case of notices delivered by courier service, hand delivery, facsimile or electronic mail, at such time as it is delivered to the addressee (with the delivery receipt or the affidavit of messenger) or at such time as delivery is refused by the addressee upon presentation. Any notice or communication under this Agreement must be addressed, if to the Company, to: 888 7th Avenue, Floor 29, New York, NY 10106, if to the Company, to: 154-09 146th Avenue – ٣rd Floor, Jamaica, NY ١١٤٣٤, and, if to any Holder, at such Holder’s address or contact information as set forth in the Company’s books and records. Any party may change its address for notice at any time and from time to time by written notice to the other parties hereto, and such change of address shall become effective thirty (٣٠) days after delivery of such notice as provided in this Section 5.1.

5.2 Assignment; No Third Party Beneficiaries.

5.2.1 This Agreement and the rights, duties and obligations of the Company hereunder may not be assigned or delegated by the Company in whole or in part.

5.2.2 Subject to subsection 5.2.5, no Holder may assign or delegate such Holder’s rights, duties or obligations under this Agreement, in whole or in part, except in connection with a transfer of Registrable Securities by such Holder to a Permitted Transferee.

5.2.3 This Agreement and the provisions hereof shall be binding upon and shall inure to the benefit of each of the parties and its successors and the permitted assigns of the Holders, which shall include Permitted Transferees.

5.2.4 This Agreement shall not confer any rights or benefits on any persons that are not parties hereto, other than as expressly set forth in this Agreement and Section 5.2 hereof.

5.2.5 No assignment by any party hereto of such party’s rights, duties and obligations hereunder shall be binding upon or obligate the Company unless and until the Company shall have received (i) written notice of such assignment as provided in Section 5.1 hereof and (ii) the written agreement of the assignee, in a form reasonably satisfactory to the Company, to be bound by the terms and provisions of this Agreement (which may be accomplished by an addendum or certificate of joinder to this Agreement). Any transfer or assignment made other than as provided in this Section 5.2 shall be null and void.

5.3 Counterparts; Electronic Signatures. This Agreement may be executed in counterparts, each of which when so executed shall be deemed to be an original and all of which when taken together shall constitute one and the same instrument.  The words “execution,” signed,” “signature,” and words of like import in this Agreement or in any other certificate, agreement or document related to this Agreement shall include images of manually executed signatures transmitted by facsimile or other electronic format (including, without limitation, “pdf”, “tif” or “jpg”) and other electronic signatures (including, without limitation, DocuSign and AdobeSign).  The use of electronic signatures and electronic records (including, without limitation, any contract or other record created, generated, sent, communicated, received, or stored by electronic means) shall be of the same legal effect, validity and enforceability as a manually executed signature or use of a paper-based record-keeping system to the fullest extent permitted by applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act and any other applicable law, including, without limitation, any state law based on the Uniform Electronic Transactions Act or the Uniform Commercial Code.

5.4 Governing Law; Venue. NOTWITHSTANDING THE PLACE WHERE THIS AGREEMENT MAY BE EXECUTED BY ANY OF THE PARTIES HERETO, THE PARTIES EXPRESSLY AGREE THAT (I) THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED UNDER THE LAWS OF THE STATE OF DELAWARE AS APPLIED TO AGREEMENTS AMONG DELAWARE RESIDENTS ENTERED INTO AND

TO BE PERFORMED ENTIRELY WITHIN THE STATE OF DELAWARE, WITHOUT REGARD TO THE CONFLICT OF LAW PROVISIONS OF SUCH JURISDICTION AND (II) THE VENUE FOR ANY ACTION TAKEN WITH RESPECT TO THIS AGREEMENT SHALL BE ANY STATE OR FEDERAL COURT IN DELAWARE IN THE STATE OF DELAWARE.

5.5 Waiver of Trial by Jury. EACH PARTY HEREBY IRREVOCABLY AND UNCONDITIONALLY WAIVES THE RIGHT TO A TRIAL BY JURY IN ANY ACTION, SUIT, COUNTERCLAIM OR OTHER PROCEEDING (WHETHER BASED ON CONTRACT, TORT OR OTHERWISE) ARISING OUT OF, CONNECTED WITH OR RELATING TO THIS AGREEMENT, THE TRANSACTIONS CONTEMPLATED HEREBY, OR THE ACTIONS OF THE SPONSOR IN THE NEGOTIATION, ADMINISTRATION, PERFORMANCE OR ENFORCEMENT HEREOF.

5.6 Amendments and Modifications. Upon the written consent of the Company and the Holders of at least a majority in interest of the Registrable Securities at the time in question, compliance with any of the provisions, covenants and conditions set forth in this Agreement may be waived, or any of such provisions, covenants or conditions may be amended or modified; provided, however, that notwithstanding the foregoing, (a) any amendment hereto or waiver hereof that adversely affects one Holder, solely in its capacity as a holder of the shares of capital stock of the Company, in a manner that is materially different from the other Holders (in such capacity) shall require the consent of the Holder so affected and (b) any amendment hereto or waiver hereof that adversely effects the Sponsor Holders shall also require the written consent of a majority-in-interest of the Sponsor Holders. No course of dealing between any Holder or the Company and any other party hereto or any failure or delay on the part of a Holder or the Company in exercising any rights or remedies under this Agreement shall operate as a waiver of any rights or remedies of any Holder or the Company. No single or partial exercise of any rights or remedies under this Agreement by a party shall operate as a waiver or preclude the exercise of any other rights or remedies hereunder or thereunder by such party.

5.7 Other Registration Rights. The Company represents and warrants that no person, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration filed by the Company for the sale of securities for its own account or for the account of any other person. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

5.8 Term. This Agreement shall terminate upon the earlier of (i) the tenth anniversary of the date of this Agreement or (ii) with respect to any Holder, the date on which (A) such Holder no longer holds any Registrable Securities (but in no event prior to the applicable period referred to in Section 4(a)(3) of the Securities Act and Rule 174 thereunder (or any successor rule promulgated thereafter by the Commission)) or (B) the Holders of all Registrable Securities are permitted to sell the Registrable Securities under Rule 144 (or any similar provision) under the Securities Act without limitation on the amount of securities sold or the manner of sale and without compliance with the current public reporting requirements set forth under Rule 144(i)(2). The provisions of Section 3.5 and Article IV shall survive any termination.

5.9 Holder Information. Each Holder agrees, if requested in writing, to represent to the Company the total number of Registrable Securities held by such Holder in order for the Company to make determinations hereunder.

5.10 Other Registration Rights. Other than as may be provided in the Sponsor Warrants Purchase Agreement, the Company represents and warrants that no person or entity, other than a Holder of Registrable Securities, has any right to require the Company to register any securities of the Company for sale or to include such securities of the Company in any Registration Statement filed by the Company for the sale of securities for its own account or for the account of any other person or entity. Further, the Company represents and warrants that this Agreement supersedes any other registration rights agreement or agreement with similar terms and conditions and in the event of a conflict between any such agreement or agreements and this Agreement, the terms of this Agreement shall prevail.

[signature pages follow]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

COMPANY:
UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.,
a Delaware corporation
By:
Name:

Title:

HOLDERS:
COLBECK EDIFY HOLDINGS, LLC
By:
Name:
Title, if any:
[insert names of other Holders]
By:
Name:
Title, if any:
By:
Name:
Title, if any:
By:
Name:
Title, if any:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

By:
Name:
Title, if any:
By:
Name:
Title, if any:
By:
Name:
Title, if any:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

TRILLIUM PARTNERS LP
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

3A CAPITAL ESTABLISHMENT
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

IN WITNESS WHEREOF, the undersigned have caused this Agreement to be executed as of the date first written above.

FRONT FOUR MANAGEMENT LLP
By:
Name:
Title:

[Signature Page to Registration Rights Agreement]

Exhibit G

Form of Merger Certificate

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Instructions for Articles of Conversion/Exchange/Merger

IMPORTANT: READ ALL INSTRUCTIONS CAREFULLY BEFORE COMPLETING FORM.

TYPE or PRINT the following information and submit the filing with Customer Order Instruction Form and payment:

In the title box of the form please indicate the type of filing being filed: Articles of Conversion, Exchange or Merger.

1. ENTITY INFORMATION: List the name of the Constituent Entity for a Conversion, Acquired Entity for an Exchange or the Merging Entity for a Merger in the field provided. The jurisdiction (state or country) and entity type (corporation, LLC, etc) must be indicated. If more than one entity is being acquired or merging please list the above information on an additional page.

2. ENTITY INFORMATION: List the name of the Resulting Entity for a Conversion, Acquiring Entity for an Exchange or the Surviving Entity for a Merger in the field provided. The jurisdiction (state or country) and entity type (corporation, LLC, etc) must be indicated.

3. PLAN OF CONVERSION, EXCHANGE OR MERGER: Indicate the location of the plan of conversion, exchange or merger. Select only one box.

4. APPROVAL: Indicate the approval of the plan of conversion, exchange or merger. If more than one entity is being acquired or merging please list the required information on an additional page.

Conversion: The approval statement for the plan of conversion is provided.

Or

Exchange or Merger: Please select the appropriate boxes (a, b, or c must be used by each entity within the exchange or merger).

List the entity names for the acquired or merging entity in the field provided.

List the entity names for the acquiring or surviving entity in the field provided.

5. EFFECTIVE DATE AND TIME: This section is optional. If an effective date and time is indicated the date must not be more than 90 days after the date on which the certificate is filed.

6. FORWARDING ADDRESS FOR SERVICE OF PROCESS: Indicate the name and forwarding address, if the resulting entity in the Conversion or the surviving entity in a Merger is a foreign entity.

7. AMENDMENT TO ARTICLES OR CERTIFICATE OF SURVIVING ENTITY: This section is for Mergers only. Indicate any amendments to the articles or certificate for the surviving entity, additional page(s) may be attached.

8. DECLARATION: This section is for an Exchange or Merger. If this is a merger, select only one box that applies.

9. SIGNATURES STATEMENT: Select the appropriate box for type of document being filed. If a conversion is selected, state the name of the constituent entity in the field provided.

10. SIGNATURES: If more than one entity is being acquired or merging please list the the entity name and authroizing signature on an additional page.

Exchange/Merger: list the name of the acquired or merging entity in the field provided and the required signature, title and date.

And

Exchange/Merger: list the name of the acquiring or surviving entity in the field provided and the required signature, title and date.

Or

Conversion: signature of constituent entity.

* Pursuant to NRS 92A.205(4) if the conversion takes effect on a later date specified in the articles of conversion pursuant to NRS 92A.240, the constituent document filed with the Secretary of State pursuant to paragraph (b) subsection 1 must state the name and the jurisdiction of the constituent entity and that the existence of the resulting entity does not begin until the later date. This statement must be included within the resulting entity's articles.

Page 1 of 1
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BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

1. Entity Information: (Constituent, Acquired or Merging)	Entity Name: Edify Merger Sub, Inc. Jurisdiction: Nevada Entity Type*: Corporation *If more than one entity being acquired or merging please attach additional page.*
2. Entity Information: (Resulting, Acquiring or Surviving)	Entity Name: Unique Logistics International, Inc. Jurisdiction: Nevada Entity Type*: Corporation
3. Plan of Conversion, Exchange or Merger: (select one box)	☐ The entire plan of conversion, exchange or merger is attached to these articles. ☒ The complete executed plan of conversion is on file at the registered office or principal place of business of the resulting entity. The entire plan of exchange or merger is on file at the registered office of the acquiring corporation, limited-liability company or business trust, or at the records office address if a limited partnership, or other place of business of the acquiring entity (NRS 92A.200). ☐ The complete executed plan of conversion for the resulting domestic limited partnership is on file at the records office required by NRS 88.330. (Conversion only)
4. Approval: (If more than one entity being acquired or merging please attach additional approval page.)	**Exchange/Merger:** Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity) ☐ A. Owner's approval was not required from the: ☐ Acquired/merging ☐ Acquiring/surviving ☒ B. The plan was approved by the required consent of the owners of: ☒ Acquired/merging ☒ Acquiring/surviving ☐ C. Approval of plan of exchange/merger for Nevada non-profit corporation (NRS 92A.160): Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation. ☐ Acquired/merging ☐ Acquiring/surviving Edify Merger Sub, Inc. Name of acquired/merging entity Unique Logistics International, Inc. Name of acquiring/surviving entity
5. Effective Date and Time: (Optional)	Date: Time: (must not be later than 90 days after the certificate is filed)

* *corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

Page 1 of 4
Revised: 1/1/2019

NV025 - 8/5/2019 Wolters Kluwer Online

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

ABOVE SPACE IS FOR OFFICE USE ONLY

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 92A.205

This filing completes the following: ☐ Conversion ☐ Exchange ☒ Merger

TYPE OR PRINT - USE DARK INK ONLY - DO NOT HIGHLIGHT

4. Approval Continued:
(If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

4. Approval Continued:
(If more than one entity being acquired or merging please attach additional approval page.)

Exchange/Merger:
Owner's approval (NRS 92A.200) (options a, b or c must be used for each entity)

☐ A. Owner's approval was not required from the:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ B. The plan was approved by the required consent of the owners of:
- ☐ Acquired/merging
- ☐ Acquiring/surviving

☐ C. Approval of plan of exchange for Nevada non-profit corporation (NRS 92A.160):

Non-profit Corporations only: The plan of exchange/merger has been approved by the directors of the corporation and by each public officer or other person whose approval of the plan of merger is required by the articles of incorporation of the domestic corporation.
- ☐ Acquired/merging
- ☐ Acquiring/surviving

Name of acquired/merging entity

Name of acquiring/surviving entity

** corporation, limited partnership, limited-liability limited partnership, limited-liability company or business trust.*

Page 2 of 4
Revised: 1/1/2019

NV025 - 8/5/2019 Wolters Kluwer Online

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

6.Forwarding Address for Service of Process: (Conversion and Mergers only, if resulting/surviving entity is foreign)	Name ______ Country ______ Care of: ______ Address ______ City ______ State ______ Zip/Postal Code ______
7. Amendment, if any, to the articles or certificate of the surviving entity. (NRS 92A.200): (Merger only) **	See Amended and Restated Articles attached as an exhibit.
	** Amended and restated articles may be attached as an exhibit or integrated into the articles of merger. Please entitle them "Restated" or "Amended and Restated," accordingly. The form to accompany restated articles prescribed by the secretary of state must accompany the amended and/or restated articles. Pursuant to NRS 92A.180 (merger of subsidiary into parent - Nevada parent owning 90% or more of subsidiary), the articles of merger may not contain amendments to the constituent documents of the surviving entity except that the name of the surviving entity may be changed.
8. Declaration: (Exchange and Merger only)	**Exchange:** ☐ The undersigned declares that a plan of exchange has been adopted by each constituent entity (NRS 92A.200). **Merger:** (Select one box) ☒ The undersigned declares that a plan of merger has been adopted by each constituent entity (NRS 92A.200). ☐ The undersigned declares that a plan of merger has been adopted by the parent domestic entity (NRS 92A.180).
9. Signature Statement: (Required)	☐ **Conversion:** A plan of conversion has been adopted by the constituent entity in compliance with the law of the jurisdiction governing the constituent entity. Signatures - must be signed by: 1. If constituent entity is a Nevada entity: an officer of each Nevada corporation; all general partners of each Nevada limited partnership or limited-liability limited partnership; a manager of each Nevada limited-liability company with managers or one member if there are no managers; a trustee of each Nevada business trust; a managing partner of a Nevada limited-liability partnership (a.k.a. general partnership governed by NRS chapter 87). 2. If constituent entity is a foreign entity: must be signed by the constituent entity in the manner provided by the law governing it. ______ Name of constituent entity

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

Page 3 of 4
Revised: 1/1/2019

NV025 - 8/5/2019 Wolters Kluwer Online

BARBARA K. CEGAVSKE
Secretary of State
202 North Carson Street
Carson City, Nevada 89701-4201
(775) 684-5708
Website: www.nvsos.gov
www.nvsilverflume.gov

Articles of Conversion/Exchange/Merger

NRS 92A.200 and 91A.205

9. Signature Statement Continued: (Required)

☐ **Exchange:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or a member if there are no Managers; A trustee of each Nevada business trust (NRS 92A.230)

Unless otherwise provided in the certificate of trust or governing instrument of a business trust, an exchange must be approved by all the trustees and beneficial owners of each business trust that is a constituent entity in the exchange.

The articles of exchange must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

☒ **Merger:**

Signatures - Must be signed by: An officer of each Nevada corporation; All general partners of each Nevada limited partnership; All general partners of each Nevada limited-liability limited partnership; A manager of each Nevada limited-liability company with managers or one member if there are no managers; A trustee of each Nevada business trust (NRS 92A.230).

The articles of merger must be signed by each foreign constituent entity in the manner provided by the law governing it (NRS 92A.230). Additional signature blocks may be added to this page or as an attachment, as needed.

10. Signature(s): (Required)

Edify Merger Sub, Inc.

Name of acquired/merging entity

X ______________________________
Signature (Exchange/Merger) | **Title** | **Date**

If more than one entity being acquired or merging please attach additional page of informaiton and signatures.

Unique Logistics International, Inc.

Name of acquiring/surviving entity

X ______________________________
Signature (Exchange/Merger) | **Title** | **Date**

X ______________________________
Signature of Constituent Entity (Conversion) | **Title** | **Date**

Please include any required or optional information in space below:
(attach additional page(s) if necessary)

Form will be returned if unsigned.
This form must be accompanied by appropriate fees.

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Annex B

AMENDED AND RESTATED CERTIFICATE OF INCORPORATION
OF
UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.
(a Delaware corporation)

The current name of the corporation is Edify Acquisition Corp. The corporation was incorporated under the name Edify Acquisition Corp. by the filing of its original Certificate of Incorporation with the Secretary of State of the State of Delaware on September 30, 2020. This Amended and Restated Certificate of Incorporation of the corporation, which restates and integrates and also further amends the provisions of the corporation’s certificate of incorporation, as heretofore amended, was duly adopted in accordance with the provisions of Sections 242 and 245 of the General Corporation Law of the State of Delaware. The certificate of incorporation of the corporation, as heretofore amended, is hereby amended, integrated and restated to read in its entirety as follows:

ARTICLE I
NAME

The name of the corporation is Unique Logistics International Holdings, Inc. (the “Corporation”).

ARTICLE II
AGENT

The address of the Corporation’s registered office in the State of Delaware is 108 W. 13th Street, Suite ١٠٠, Wilmington, New Castle County, Delaware ١٩٨٠١. The name of its registered agent at such address is Vcorp Services, LLC.

ARTICLE III
PURPOSE

The purpose of the Corporation is to engage in any lawful act or activity for which corporations may be organized under the General Corporation Law of the State of Delaware (the “DGCL”).

ARTICLE IV
STOCK

Section 4.1 Authorized Stock. The total number of shares which the Corporation shall have authority to issue is 100,000,000, of which 95,000,000 shall be designated as common stock, par value $0.001 per share (the “Common Stock”), and 5,000,000 shall be designated as preferred stock, par value $0.001 per share (the “Preferred Stock”).

Section 4.2 Common Stock.

(a) Each holder of Common Stock, as such, shall be entitled to one vote for each share of Common Stock held of record by such holder on all matters on which stockholders generally are entitled to vote; provided, however, that, except as otherwise required by law, holders of Common Stock, as such, shall not be entitled to vote on any amendment to this Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”), including any certificate of designations relating to any series of Preferred Stock (each hereinafter referred to as a “Preferred Stock Designation”), that relates solely to the terms of one or more outstanding series of Preferred Stock if the holders of such affected series are entitled, either separately or together with the holders of one or more other such series, to vote thereon pursuant to this Certificate of Incorporation (including any Preferred Stock Designation).

(b) Reclassification of Class B Common Stock. Upon the filing and effectiveness of this Certificate with the Secretary of State of the State of Delaware (the “Effective Time”), each share of Class B common stock, par value $0.001 per share, of the Corporation, issued and outstanding or held in treasury immediately prior to the Effective Time (“Old Common Stock”) and without any action on the part of the holder thereof, shall be reclassified as and converted into one share of Common Stock, with a par value of $0.001 per share. Any stock certificate or book entry representing shares of Old Common Stock shall thereafter represent a number of whole shares of Common Stock into which such shares of Old Common Stock shall have been reclassified.

(c) Dividends. Subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive dividends out of any funds of the Corporation legally available therefor when, as and if declared by the Board of Directors.

(d) Liquidation. Upon the dissolution, liquidation or winding up of the Corporation, subject to the rights of the holders of any outstanding series of Preferred Stock, the holders of shares of Common Stock shall be entitled to receive the assets of the Corporation available for distribution to its stockholders ratably in proportion to the number of shares held by them.

Section 4.3 Preferred Stock. Shares of Preferred Stock may be issued from time to time in one or more series. Subject to limitations prescribed by law and the provisions of this Article IV, the Board of Directors is hereby authorized to provide by resolution and by causing the filing of a Preferred Stock Designation for the issuance of the shares of Preferred Stock in one or more series, and to establish from time to time the number of shares to be included in each such series, and to fix the designations, powers (including voting powers, whether full, limited or no voting powers), preferences, and relative, participating, optional or other rights, if any, and the qualifications, limitations or restrictions, if any, of the shares of each such series.

Section 4.4 No Class Vote on Changes in Authorized Number of Shares of Stock. Subject to the rights of the holders of any outstanding series of Preferred Stock, the number of authorized shares of any class or classes of stock may be increased or decreased (but not below the number of shares thereof then outstanding) by the affirmative vote of at least a majority of the voting power of the stock entitled to vote irrespective of the provisions of Section 242(b)(2) of the DGCL.

ARTICLE V
BOARD OF DIRECTORS

Section 5.1 Number. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), the Board of Directors shall consist of seven directors or such other number as may be determined from time to time solely by resolution adopted by the affirmative vote of a majority of the total number of directors then authorized.

Section 5.2 Vacancies; Removal.

(a) Subject to the rights of the holders of any outstanding series of Preferred Stock, unless otherwise required by law, newly created directorships resulting from any increase in the authorized number of directors and any vacancies in the Board of Directors resulting from death, resignation, retirement, disqualification, removal from office or other cause shall be filled solely by the affirmative vote of a majority of the remaining directors then in office, even though less than a quorum of the Board of Directors, or by the sole remaining director. Any director so chosen shall hold office until the next election of directors and until his or her successor shall have been duly elected and qualified. No decrease in the authorized number of directors shall shorten the term of any incumbent director.

(b) Except for such additional directors, if any, as are elected by the holders of any series of Preferred Stock as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and unless otherwise restricted by law, any director, or the entire Board of Directors, may be removed, with or without cause, by the affirmative vote of at least a majority of the voting power of the stock outstanding and entitled to vote thereon.

(c) During any period when the holders of any series of Preferred Stock have the right to elect additional directors as provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), and upon commencement and for the duration of the period during which such right continues: (i) the then otherwise total authorized number of directors of the Corporation shall automatically be increased by such number of directors that the holders of any series of Preferred Stock have a right to elect, and the holders of such Preferred Stock shall be entitled to elect the additional directors so provided for or fixed pursuant to said provisions; and (ii) each Preferred Stock Director shall serve until such Preferred Stock Director’s successor shall have been duly elected and qualified, or until such director’s right to hold such office terminates pursuant to said provisions, whichever occurs earlier, subject to his or her earlier death, disqualification, resignation or removal. In case any vacancy shall occur among the Preferred Stock Directors, a successor may be elected by the holders of Preferred Stock pursuant to said provisions. Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), whenever the holders of any series of Preferred

Stock having such right to elect additional directors are divested of such right pursuant to said provisions, the terms of office of all such Preferred Stock Directors elected by the holders of such Preferred Stock, or elected to fill any vacancies resulting from the death, resignation, disqualification or removal of such additional directors, shall forthwith terminate and the total authorized number of directors of the Corporation shall be reduced accordingly.

Section 5.3 Powers. Except as otherwise provided in this Certificate of Incorporation or the DGCL, the business and affairs of the Corporation shall be managed by or under the direction of the Board of Directors.

Section 5.4 Election; Annual Meeting of Stockholders.

(a) Ballot Not Required. The directors of the Corporation need not be elected by written ballot unless the Bylaws of the Corporation so provide.

(b) Notice. Advance notice of nominations for the election of directors, and of business other than nominations, to be proposed by stockholders for consideration at a meeting of stockholders of the Corporation shall be given in the manner and to the extent provided in the Bylaws of the Corporation.

(c) Annual Meeting. An annual meeting of stockholders, for the election of directors to succeed those whose terms expire and for the transaction of such other business as may properly come before the meeting, shall be held at such place, if any, either within or without the State of Delaware, on such date, and at such time as the Board of Directors shall fix.

ARTICLE VI
STOCKHOLDER ACTION

Except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), no action that is required or permitted to be taken by the stockholders of the Corporation at any annual or special meeting of stockholders may be effected by written consent of stockholders in lieu of a meeting of stockholders, unless such action has been approved in advance by the Board of Directors.

ARTICLE VII
SPECIAL MEETINGS OF STOCKHOLDERS

Except as otherwise required by law, and except as otherwise provided for or fixed pursuant to the provisions of Article IV hereof (including any Preferred Stock Designation), a special meeting of the stockholders of the Corporation may be called at any time only by the Board of Directors, the Chairman of the Board or the Chief Executive Officer. Only such business shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting.

ARTICLE VIII
AMENDMENT

Section 8.1 Amendment of Certificate of Incorporation. The Corporation reserves the right at any time, and from time to time, to amend, alter, change or repeal any provision contained in this Certificate of Incorporation, and other provisions authorized by the laws of the State of Delaware at the time in force may be added or inserted, in the manner now or hereafter prescribed by the laws of the State of Delaware, and all powers, preferences and rights of any nature conferred upon stockholders, directors or any other persons by and pursuant to this Certificate of Incorporation in its present form or as hereafter amended are granted subject to this reservation.

Section 8.2 Amendment of Bylaws. In furtherance and not in limitation of the powers conferred by the laws of the State of Delaware, the Board of Directors is expressly authorized to adopt, amend or repeal the Bylaws of the Corporation.

ARTICLE IX
EXCULPATION

Section 9.1 No Personal Liability. To the fullest extent permitted by the DGCL as the same exists or as may hereafter be amended, no director of the Corporation shall be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director. To the fullest extent permitted by the DGCL, the officers of the Corporation for which exculpation is permitted shall not be liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as an officer.

Section 9.2 Amendment or Repeal. Any amendment, alteration or repeal of this Article XI that adversely affects any right of a director or officer shall be prospective only and shall not limit or eliminate any such right with respect to any proceeding involving any occurrence or alleged occurrence of any action or omission to act that took place prior to such amendment, alteration or repeal.

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IN WITNESS WHEREOF, the undersigned has caused this Amended and Restated Certificate of Incorporation to be executed as of this __ day of ______________, 2022.

UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.
By:
Name:
Title:

Annex C

AMENDED AND RESTATED BY-LAWS
of
UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.
(formerly, EDIFY ACQUISITION CORP.)
(the “Corporation”)

Article I — Stockholders

1. Annual Meeting. The annual meeting of stockholders shall be held for the election of directors each year at such place, if any, date and time as shall be designated by the Board of Directors. Any other proper business may be transacted at the annual meeting.

2. Special Meetings. Special meetings of stockholders may be called by the Chief Executive Officer, the Chairman of the Board, or the Board of Directors, but such special meetings may not be called by any other person or persons. Only the purposes specified in the notice of special meeting shall be considered or dealt with at such special meeting.

3. Notice of Meetings. Whenever stockholders are required or permitted to take any action at a meeting, a notice stating the place, if any, date and time of the meeting, the means of remote communications, if any, by which stockholders and proxyholders may be deemed to be present and vote at such meeting, and, in the case of a special meeting, the purpose or purposes of the meeting, shall be given by the Secretary (or other person authorized by these By-laws or by law) not less than ten (10) nor more than sixty (60) days before the meeting to each stockholder of record as of the record date for determining stockholders entitled to notice of the meeting. If mailed, notice is given when deposited in the mail, postage prepaid, directed to such stockholder at such stockholder’s address as it appears in the records of the Corporation. Without limiting the manner by which notice otherwise may be effectively given to stockholders, any notice to stockholders may be given by electronic transmission in the manner provided in Section 232 of the Delaware General Corporation Law (the “DGCL”).

Any business may be transacted at the adjourned meeting that might have been transacted at the meeting originally noticed. If the adjournment is for more than thirty (30) days, a notice of the adjourned meeting shall be given to each stockholder of record entitled to vote at the meeting. If after the adjournment a new record date for determination of stockholders entitled to vote is fixed for the adjourned meeting, the Board of Directors shall fix as the record date for determining stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote at the adjourned meeting, and shall give notice of the adjourned meeting to each stockholder of record entitled to vote at such adjourned meeting as of the record date so fixed for notice of such adjourned meeting.

4. Quorum. Unless otherwise provided by law, the Amended and Restated Certificate of Incorporation (as the same may be amended and/or restated from time to time, the “Certificate of Incorporation”) or these Amended and Restated By-laws (as the same may be further amended and/or restated, the “By-laws”), the holders of a majority in voting power of all stock outstanding and entitled to vote at a meeting, present in person or represented by proxy, shall constitute a quorum for the transaction of business at any meeting of stockholders; provided that where a separate vote by a class or series or classes or series is required, the holders of a majority of the outstanding shares of such class or series or classes or series, present in person or represented by proxy, shall constitute a quorum entitled to take action with respect to the vote on that matter. Once a quorum is present to organize a meeting, it shall not be broken by the subsequent withdrawal of any stockholders. The stockholders present at a duly constituted meeting may continue to transact business until adjournment notwithstanding the withdrawal of enough stockholders to reduce the voting shares below a quorum.

5. Voting and Proxies. Except as otherwise provided by the Certificate of Incorporation, these By-laws or applicable law, each stockholder entitled to vote at any meeting of stockholders shall be entitled to one vote for each share of stock held by such stockholder which has voting power upon the matter in question. Each stockholder entitled to vote at a meeting of stockholders or to express consent or dissent to corporate action in writing without a meeting may authorize another person or persons to act for such stockholder by either written proxy or by a transmission permitted by Section 212(c) of the DGCL, but no proxy shall be voted or acted upon after three years from its date, unless the proxy provides for a longer period or is irrevocable and coupled with an interest. Proxies shall be filed with the Secretary of the meeting, or of any adjournment thereof. Except as otherwise limited therein, proxies shall entitle the persons authorized thereby to vote at any adjournment of such meeting.

6. Action at Meeting. When a quorum is present, any matter before the meeting shall be decided by a majority of the votes cast on such matter except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws. Any election of directors by stockholders shall be determined by a plurality of the votes cast, except where a larger vote is required by law, by the Certificate of Incorporation or by these By-laws.

7. Presiding Officer. Meetings of stockholders shall be presided over by the Chairman of the Board, if one is elected, or in his or her absence, the Vice Chairman of the Board, if one is elected, or if neither is elected or in their absence, a Chief Executive Officer. The Board of Directors shall have the authority to appoint a temporary presiding officer to serve at any meeting of the stockholders if the Chairman of the Board, the Vice Chairman of the Board or the Chief Executive Officer is unable to do so for any reason.

8. Conduct of Meetings. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the presiding officer of any meeting of stockholders shall have the right and authority to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the presiding officer of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting; (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders of record of the Corporation, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants. Unless and to the extent determined by the Board of Directors or the presiding officer of the meeting, meetings of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

9. Stockholder Lists. The Corporation shall prepare, no later than the tenth (10th) day before every meeting of stockholders, a complete list of the stockholders entitled to vote at the meeting (provided, however, if the record date for determining the stockholders entitled to vote is less than ten (10) days before the date of the meeting, the list shall reflect the stockholders entitled to vote as of the tenth (10th) day before the meeting date), arranged in alphabetical order, and showing the address of each stockholder and the number of shares registered in the name of each stockholder. Nothing contained in this Section 9 shall require the Corporation to include electronic mail addresses or other electronic contact information on such list. Such list shall be open to the examination of any stockholder, for any purpose germane to the meeting, at the meeting (a) on a reasonably accessible electronic network; provided that the information required to gain access to such list is provided with the notice of meeting or (b) during ordinary business hours at the principal place of business of the Corporation. In the event that the Corporation determines to make the list available on an electronic network, the Corporation may take reasonable steps to ensure that such information is available only to stockholders of the Corporation. Except as otherwise provided by the DGCL, the stock ledger shall be the only evidence as to who are the stockholders entitled to examine the list of stockholders required by this section or to vote in person or by proxy at any meeting of stockholders.

10. Notice of Stockholder Business and Nominations.

(A) Annual Meetings of Stockholders.

(1) Nominations of persons for election to the Board of Directors and the proposal of other business to be considered by the stockholders may be made at an annual meeting of stockholders only (a) pursuant to the Corporation’s notice of meeting (or any supplement thereto) delivered in accordance with these Bylaws, (b) by or at the direction of the Board of Directors or any authorized committee thereof or (c) by any stockholder of the Corporation who is entitled to vote at the meeting, who complied with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 10 and who was a stockholder of record at the time such notice is delivered to the Secretary of the Corporation.

(2) For nominations or other business to be properly brought before an annual meeting by a stockholder pursuant to clause (c) of paragraph (A)(1) of this Section 10, the stockholder must have given timely notice thereof in writing to the Secretary of the Corporation, and, in the case of business other than nominations of persons for election to the Board of Directors, such other business must constitute a proper matter for stockholder action. To be timely, a stockholder’s notice shall be delivered to the Secretary of the Corporation at the principal executive offices of the Corporation not less than ninety (90) days nor more than one hundred and twenty (120) days prior to the first anniversary of the preceding year’s annual meeting; provided, however, that in the event that the date of the annual meeting is advanced by more than thirty (30) days, or delayed by more than seventy (70) days, from the anniversary date of the previous year’s meeting, or if no annual meeting was held in the preceding year, notice by the stockholder to be timely must be so delivered not earlier than the close of business on the one hundred and twentieth (120th) day prior to such annual meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such annual meeting or the tenth (10th) day following the day on which public announcement (as defined below) of the date of such meeting is first made by the Corporation. Public announcement of an adjournment or postponement of an annual meeting shall not commence a new time period (or extend any time period) for the giving of a stockholder’s notice. Notwithstanding anything in this Section 10(A)(2) to the contrary, if the number of directors to be elected to the Board of Directors at an annual meeting is increased and there is no public announcement by the Corporation naming all of the nominees for director or specifying the size of the increased Board of Directors at least one hundred (100) calendar days prior to the first anniversary of the prior year’s annual meeting of stockholders, then a stockholder’s notice required by this Section shall be considered timely, but only with respect to nominees for any new positions created by such increase, if it is received by the Secretary of the Corporation not later than the close of business on the tenth (10th) calendar day following the day on which such public announcement is first made by the Corporation.

(3) A stockholder’s notice delivered pursuant to this Section 10 shall set forth: (a) as to each person whom the stockholder proposes to nominate for election or re-election as a director, all information relating to such person that is required to be disclosed in solicitations of proxies for election of directors in an election contest, or is otherwise required, in each case pursuant to Section 14(a) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and the rules and regulations promulgated thereunder, including such person’s written consent to being named in the Corporation’s proxy statement as a nominee of the stockholder and to serving as a director if elected; (b) as to any other business that the stockholder proposes to bring before the meeting, a brief description of the business desired to be brought before the meeting, the text of the proposal or business (including the text of any resolutions proposed for consideration and, in the event that such business includes a proposal to amend these Bylaws, the language of the proposed amendment), the reasons for conducting such business at the meeting and any material interest in such business of such stockholder and the beneficial owner, if any, on whose behalf the proposal is made; (c) as to the stockholder giving the notice and the beneficial owner, if any, on whose behalf the nomination or proposal is made (i) the name and address of such stockholder, as they appear on the Corporation’s books and records, and of such beneficial owner, (ii) the class or series and number of shares of capital stock of the Corporation that are owned, directly or indirectly, beneficially and of record by such stockholder and such beneficial owner, (iii) a representation that the stockholder is a holder of record of the stock of the Corporation at the time of the giving of the notice, will be entitled to vote at such meeting and will appear in person or by proxy at the meeting to propose such business or nomination, (iv) a representation whether the stockholder or the beneficial owner, if any, will be or is part of a group that will (x) deliver a proxy statement and/or form of proxy to holders of at least the percentage of the voting power of the Corporation’s outstanding capital stock required to approve or adopt the proposal or elect the nominee and/or (y) otherwise solicit proxies or votes from stockholders in support of such proposal or nomination, (v) a certification regarding whether such stockholder and beneficial owner, if any, have complied with all applicable federal, state and other legal requirements in connection with the stockholder’s and/or beneficial owner’s acquisition of shares of capital stock or other securities of the Corporation and/or the stockholder’s and/or beneficial owner’s acts or omissions as a stockholder of the Corporation and (vi) any other information relating to such stockholder and beneficial owner, if any, required to be disclosed in a proxy statement or other filings required to be made in connection with solicitations of proxies for, as applicable, the proposal and/or for the election of directors in an election contest pursuant to and in accordance with Section 14(a) of the Exchange Act and the rules and regulations promulgated thereunder; (d) a description of any agreement, arrangement or understanding with respect to the nomination or proposal and/or the voting of shares of any class or series of stock of the Corporation between or among the stockholder giving the notice, the beneficial owner, if any, on whose behalf the nomination or proposal is made, any of their respective affiliates or associates and/or any others acting in concert with any of the foregoing (collectively, “proponent persons”); and (e) a description of any agreement, arrangement or understanding (including without limitation any contract to purchase or sell, acquisition or grant of any option, right or warrant to purchase or sell, swap or other instrument) to which any proponent person is a party, the intent or effect of which may be (i) to transfer to or from any proponent person, in whole or in part, any of the economic consequences of ownership of any security of the Corporation, (ii) to increase or decrease the voting power of any proponent person with respect to shares of any class or series of stock of the Corporation and/or (iii) to provide any proponent person, directly or indirectly, with the opportunity to profit or share in any profit derived from, or to otherwise benefit economically from, any increase or decrease in the value of any security of the Corporation. A stockholder providing notice of a proposed nomination for election to the Board of Directors or other business proposed to be brought before a meeting (whether given pursuant to this paragraph (A)(3) or paragraph (B) of this Section 10 of these Bylaws) shall update and supplement such notice from time to time to the extent necessary so that the information provided or required to be provided in such notice shall be true and correct (x) as of the record date for determining the stockholders entitled to notice of the meeting and (y) as of the date that is fifteen (15) days prior to the meeting or any adjournment or postponement thereof, provided that if the record date for determining the stockholders entitled to vote at the meeting is less than fifteen (15) days prior to the meeting or any adjournment or postponement thereof, the information shall be supplemented and updated as of such later date. Any such update and supplement shall be delivered in writing to the Secretary of the Corporation at the principal executive offices of the Corporation not later than five (5) days after the record date for determining the stockholders entitled to notice of the meeting (in the case of any update and supplement required to be made as of the record date for determining the stockholders entitled to notice of the meeting), not later than ten (10) days prior to the date for the meeting or any adjournment or postponement thereof (in the case of any update or supplement required to be made as of fifteen (15) days prior to the meeting or adjournment or postponement thereof) and not later than five (5) days after the record date for determining the stockholders entitled to vote at the meeting, but no later than the day prior to the meeting or any adjournment or postponement thereof (in the case of any update and supplement required to be made as of a date less than fifteen (15) days prior to the date of the meeting or any adjournment or postponement thereof). The Corporation may require any proposed nominee to furnish such other information as it may reasonably require to determine the eligibility of such proposed nominee to serve as a director of the Corporation and to determine the independence of such director under the Exchange Act and rules and regulations thereunder and applicable stock exchange rules.

(B) Special Meetings of Stockholders. Only such business (including the election of specific individuals to fill vacancies or newly created directorships on the Board of Directors) shall be conducted at a special meeting of stockholders as shall have been brought before the meeting pursuant to the Corporation’s notice of meeting. At any time that stockholders are not prohibited from filling vacancies or newly created directorships on the Board of Directors, nominations of persons for the election to the Board of Directors to fill any vacancy or unfilled newly created directorship may be made at a special meeting of stockholders at which any proposal to fill any vacancy or unfilled newly created directorship is to be presented to the stockholders (1) by or at the direction of the Board of Directors or any committee thereof or (2) by any stockholder of the Corporation who is entitled to vote at the meeting on such matters, who complies with the notice procedures set forth in paragraphs (A)(2) and (A)(3) of this Section 10 and who is a stockholder of record at the time such notice is delivered to the Secretary of the Corporation. In the event the Corporation calls a special meeting of stockholders for the purpose of submitting a proposal to stockholders for the election of one or more directors to fill any vacancy or newly created directorship on the Board of Directors, any such stockholder entitled to vote on such matter may nominate a person or persons (as the case may be) for election to such position(s) as specified in the Corporation’s notice of meeting if the stockholder’s notice as required by paragraph (A)(2) of this Section 10 shall be delivered to the Secretary at the principal executive offices of the Corporation not earlier than the close of business on the one hundred and twentieth (120th) day prior to such special meeting and not later than the close of business on the later of the ninetieth (90th) day prior to such special meeting or the tenth (10th) day following the day on which the Corporation first makes a public announcement of the date of the special at which directors are to be elected. In no event shall the public announcement of an adjournment or postponement of a special meeting commence a new time period (or extend any time period) for the giving of a stockholder’s notice as described above.

(C) General. (1) Only such persons who are nominated in accordance with the procedures set forth in this Section 10 or the Stockholders Agreement shall be eligible to serve as directors and only such business shall be conducted at an annual or special meeting of stockholders as shall have been brought before the meeting in accordance with the procedures set forth in this Section 10. Except as otherwise provided by the DGCL, the Certificate of Incorporation or these Bylaws, the chairman of the meeting shall, in addition to making any other determination that may be appropriate for the conduct of the meeting, have the power and duty to determine whether a nomination or any business proposed to be brought before the meeting was made or proposed, as the case may be, in accordance with the procedures set forth in these Bylaws and, if any proposed nomination or business is not in compliance with these Bylaws, to declare that such defective proposal or nomination shall be disregarded. The date and time of the opening and the closing of the polls for each matter upon which the stockholders will vote at a meeting shall be announced at the meeting by the chairman of the meeting. The Board of Directors may adopt by resolution such rules and regulations for the conduct of the meeting of stockholders as it shall deem appropriate. Except to the extent inconsistent with such rules and regulations as adopted by the Board of Directors, the chairman of the meeting shall have the right and authority to convene and (for any or no reason) to recess and/or adjourn the meeting, to prescribe such rules, regulations and procedures and to do all such acts as, in the judgment of such chairman, are appropriate for the proper conduct of the meeting. Such rules, regulations or procedures, whether adopted by the Board of Directors or prescribed by the chairman of the meeting, may include, without limitation, the following: (i) the establishment of an agenda or order of business for the meeting, (ii) rules and procedures for maintaining order at the meeting and the safety of those present; (iii) limitations on attendance at or participation in the meeting to stockholders entitled to vote at the meeting, their duly authorized and constituted proxies or such other persons as the chairman of the meeting shall determine; (iv) restrictions on entry to the meeting after the time fixed for the commencement thereof; and (v) limitations on the time allotted to questions or comments by participants and on stockholder approvals. Notwithstanding the foregoing provisions of this Section 10, unless otherwise required by the DGCL, if the stockholder (or a qualified representative of the stockholder) does not appear at the annual or special meeting of stockholders of the Corporation to present a nomination or business, such nomination shall be disregarded and such proposed business shall not be transacted, notwithstanding that proxies in respect of such vote may have been received by the Corporation. For purposes of this Section 10, to be considered a qualified representative of the stockholder, a person must be a duly authorized officer, manager or partner of such stockholder or must be authorized by a writing executed by such stockholder or an electronic transmission delivered by such stockholder to act for such stockholder as proxy at the meeting of stockholders and such person must produce such writing or electronic transmission, or a reliable reproduction of the writing or electronic transmission, at the meeting of stockholders. Unless and to the extent determined by the Board of Directors or the chairman of the meeting, the meeting of stockholders shall not be required to be held in accordance with the rules of parliamentary procedure.

(2) Whenever used in these Bylaws, “public announcement” shall mean disclosure (a) in a press release released by the Corporation, provided such press release is released by the Corporation following its customary procedures, is reported by the Dow Jones News Service, Associated Press or comparable national news service, or is generally available on internet news sites, or (b) in a document publicly filed by the Corporation with the Securities and Exchange Commission pursuant to Section 13, 14 or 15(d) of the Exchange Act and the rules and regulations promulgated thereunder.

(3) Notwithstanding the foregoing provisions of this Section 10, a stockholder shall also comply with all applicable requirements of the Exchange Act and the rules and regulations promulgated thereunder with respect to the matters set forth in this Section 10; provided, however, that, to the fullest extent permitted by law, any references in these Bylaws to the Exchange Act or the rules and regulations promulgated thereunder are not intended to and shall not limit any requirements applicable to nominations or proposals as to any other business to be considered pursuant to these Bylaws (including paragraphs (A)(1)(d) and (B) of this Section 10), and compliance with paragraphs (A)(1)(d) and (B) of this Section 10 of these Bylaws shall be the exclusive means for a stockholder to make nominations or submit other business. Nothing in these Bylaws shall be deemed to affect any rights of the holders of any class or series of stock having a preference over the Common Stock as to dividends or upon liquidation to elect directors under specified circumstances.

Article II — Directors

1. Powers. Except as otherwise provided by the Certificate of Incorporation or applicable law, the business of the Corporation shall be managed by or under the direction of a Board of Directors.

2. Number and Qualification. Subject to the Certificate of Incorporation, the number of directors shall be fixed exclusively by resolution of the Board of Directors. Directors need not be stockholders.

3. Vacancies; Reduction of Board. A majority of the directors then in office, although less than a quorum, or a sole remaining Director, may fill vacancies in the Board of Directors occurring for any reason and newly created directorships resulting from any increase in the authorized number of directors. In lieu of filling any vacancy, the Board of Directors may reduce the number of directors.

4. Tenure. Except as otherwise provided by law or the Certificate of Incorporation, each director shall hold office until his or her successor is duly elected and qualified, or until his or her earlier death, resignation or removal.

Any director may resign at any time upon notice given in writing or by electronic transmission to the Corporation. Such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. Except as otherwise provided by the Certificate of Incorporation or applicable law, any director or the entire Board of Directors may be removed from office with or without cause by vote of the holders of a majority in voting power of the outstanding shares of capital stock of the Corporation entitled to vote in an election of directors.

6. Meetings. Regular meetings of the Board of Directors may be held without notice at such time, date and place as the Board of Directors may from time to time determine. Special meetings of the Board of Directors may be called, orally or in writing, by the Chief Executive Officer, the Chairman of the Board, or by two or more Directors, designating the time, date and place thereof. Directors may participate in meetings of the Board of Directors by means of conference telephone or other communications equipment by means of which all directors participating in the meeting can hear each other, and participation in a meeting in accordance herewith shall constitute presence in person at such meeting.

7. Notice of Meetings. Notice of the time, date and place of all special meetings of the Board of Directors shall be given to each director in person, by telephone, or by electronic mail or other form of electronic transmission, sent to such director’s business or home address at least twenty four (24) hours in advance of the meeting, or by written notice mailed to such director’s business or home address at least forty eight (48) hours in advance of the meeting, or on such shorter notice as the persons calling such meeting may deem necessary or appropriate in the circumstances.

8. Quorum. At any meeting of the Board of Directors, a majority of the total number of directors shall constitute a quorum for the transaction of business. Less than a quorum may adjourn any meeting from time to time and the meeting may be held as adjourned without further notice.

9. Action at Meeting. At any meeting of the Board of Directors at which a quorum is present, unless otherwise provided in the following sentence, a majority of the directors present may take any action on behalf of the Board of Directors, unless a larger number is required by law, by the Certificate of Incorporation or by these By-laws. So long as there are two (2) or fewer Directors, any action to be taken by the Board of Directors shall require the approval of all Directors.

10. Action by Consent. Any action required or permitted to be taken at any meeting of the Board of Directors may be taken without a meeting if all members of the Board of Directors consent thereto in writing or by electronic transmission. After an action is so taken, the writing or writings or electronic transmission or transmissions shall be filed with the records of the meetings of the Board of Directors. Such filing shall be in paper form if the minutes are maintained in paper form and shall be in electronic form if the minutes are maintained in electronic form.

11. Committees. The Board of Directors may establish one or more committees, each committee to consist of one or more directors. The Board of Directors may designate one or more directors as alternate members of any committee, who may replace any absent or disqualified member at any meeting of the committee. In the absence or disqualification of a member of a committee, the member or members thereof present at any meeting and not disqualified from voting, whether or not such member or members constitute a quorum, may unanimously appoint another member of the Board of Directors to act at the meeting in the place of any such absent or disqualified member.

Any such committee, to the extent permitted by law and to the extent provided in the resolution of the Board of Directors, shall have and may exercise all the powers and authority of the Board of Directors in the management of the business and affairs of the Corporation, and may authorize the seal of the Corporation to be affixed to all papers which may require it; but no such committee shall have the power or authority in reference to the following: (i) approving or adopting, or recommending to the stockholders, any action or matter expressly required by the DGCL to be submitted to stockholders for approval or (ii) adopting, amending or repealing any provision of these By-laws.

Except as the Board of Directors may otherwise determine, any such committee may make rules for the conduct of its business, but in the absence of such rules its business shall be conducted so far as possible in the same manner as is provided in these By-laws for the Board of Directors. All members of such committees shall hold their committee offices at the pleasure of the Board of Directors, and the Board may abolish any committee at any time.

Article III — Officers

1. Enumeration. The officers of the Corporation shall consist of a Chief Executive Officer, President, Chief Financial Officer, Chief Operating Officer, Chief Revenue Officer and Secretary, each of whom shall be elected by the Board. Such other officers and assistant officers as may be deemed necessary may be elected or appointed by the Board. All officers must be natural persons and any natural person may hold two or more offices.

2. Election. Each of the officers shall be elected by the Board. None of said officers need be a director. Except as hereinafter provided or subject to the express provisions of a contract authorized by the Board of Directors, each of said officers shall hold office from the date of his or her election and until his or her successor shall have been duly elected and qualified or until his or her removal or resignation.

3. Qualification. No officer need be a stockholder or Director. Any two or more offices may be held by the same person. Any officer may be required by the Board of Directors to give bond for the faithful performance of such officer’s duties in such amount and with such sureties as the Board of Directors may determine.

4. Resignation. Any officer may resign by delivering his or her written resignation to the Corporation, and such resignation shall be effective upon receipt unless it is specified to be effective at some other time or upon the happening of some other event.

5. Removal. The Board of Directors may remove any officer with or without cause by a vote of a majority of the directors then in office.

6. Vacancies. Any vacancy in any office may be filled for the unexpired portion of the term by the Board of Directors.

7. Chairman of the Board and Vice Chairman. Unless otherwise provided by the Board of Directors, the Chairman of the Board of Directors, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

Unless otherwise provided by the Board of Directors, in the absence of the Chairman of the Board, the Vice Chairman of the Board, if one is elected, shall preside, when present, at all meetings of the stockholders and the Board of Directors. The Vice Chairman of the Board shall have such other powers and shall perform such duties as the Board of Directors may from time to time designate.

8. Powers and Duties. The powers and duties of the corporate officers shall be as provided in these By-laws or as determined by the Board.

9. Chief Executive Officer. The Chief Executive Officer, who, unless otherwise determined by the Board of Directors, shall also be the President, shall have general executive charge, management, and control of the properties and operations of the Corporation in the ordinary course of its business, with all such powers with respect to such properties and operations as may be reasonably incident to such responsibilities. If the Board of Directors has not elected a Chairman of the Board of Directors or in the absence or inability to act as the Chairman of the Board of Directors, the Chief Executive Officer shall exercise all of the powers and discharge all of the duties of the Chairman of the Board of Directors, but only if the Chief Executive Officer is a director of the Corporation.

10. Vice Presidents. Each Vice President, if any are elected, of whom one or more may be designated an Executive Vice President or Senior Vice President, shall have such powers and shall perform such duties as shall be assigned to him or her by the Chief Executive Officer or the Board of Directors.

11. Chief Financial Officer. The Chief Financial Officer shall have custody of the corporate funds, securities, evidence of indebtedness and other valuables of the Corporation and shall keep full and accurate accounts of receipts and disbursements in books belonging to the Corporation. The Chief Financial Officer shall deposit all moneys and other valuables in the name and to the credit of the Corporation in such depositories as may be designated by the Board of Directors or its designees selected for such purposes. The Chief Financial Officer shall disburse the funds of the Corporation, taking proper vouchers therefor. The Chief Financial Officer shall render to the Chief Executive Officer and the Board of Directors, upon their request, a report of the financial condition of the Corporation. In addition, the Chief Financial Officer shall have such further powers and perform such other duties incident to the office of Chief Financial Officer as from time to time are assigned to him or her by the Chief Executive Officer or the Board of Directors.

12. Chief Revenue Officer. The Chief Revenue Officer shall be responsible for overall management of the Corporation’s revenue generation. The Chief Revenue Officer shall have all such further powers and perform all such further duties as are customarily and usually associated with the position of chief revenue officer, or as may from time to time be assigned to him or her by the Board of Directors, the Chief Executive Officer or the President.

13. Secretary. The Secretary shall: (a) cause minutes of all meetings of the stockholders and directors to be recorded and kept properly; (b) cause all notices required by these Bylaws or otherwise to be given properly; (c) see that the minute books, stock books, and other nonfinancial books, records and papers of the Corporation are kept properly; and (d) cause all reports, statements, returns, certificates and other documents to be prepared and filed when and as required. The Secretary shall have such further powers and perform such other duties as prescribed from time to time by the Chief Executive Officer or the Board of Directors.

14. Assistant Treasurers and Assistant Secretaries. Each Assistant Treasurer and each Assistant Secretary, if any are elected, shall be vested with all the powers and shall perform all the duties of the Treasurer and Secretary, respectively, in the absence or disability of such officer, unless or until the Chief Executive Officer or the Board of Directors shall otherwise determine. In addition, Assistant Treasurers and Assistant Secretaries shall have such powers and shall perform such duties as shall be assigned to them by the Chief Executive Officer or the Board of Directors.

15. Compensation. The compensation of all executive officers of the Corporation shall be fixed by the Board of Directors or by such committee of the Board of Directors as may be designated from time to time by the Board of Directors.

16. Other Officers. Such other officers as the Board of Directors may choose shall perform such duties and have such powers as from time to time may be assigned to them by the Board of Directors. The Board of Directors may delegate to any other officer of the Corporation the power to choose such other officers and to prescribe their respective duties and powers.

Article IV — Capital Stock

1. Certificates of Stock; Uncertificated Shares. Shares of stock of the Corporation shall be uncertified, provided that the Board of Directors may by resolution provide that some or all of any class or classes or series of stock shall be certificated. Shares represented by certificates shall be signed by any two duly authorized officers. Each of the following is hereby deemed to be authorized to sign stock certificates: the Chairman of the Board of Directors or Vice Chairman of the Board of Directors, the Chief Executive Officer, the Chief Financial Officer, the President or a Vice President, the Secretary or an Assistant Secretary, the Chief Operating Officer and the Chief Revenue Officer. Such signatures may be a facsimile. In case any officer, transfer agent or registrar who has signed or whose facsimile signature has been placed on such certificate shall have ceased to be such officer, transfer agent or registrar before such certificate is issued, it may be issued by the Corporation with the same effect as if such person were such officer, transfer agent or registrar at the time of its issue.

2. Transfers. Subject to any restrictions on transfer, shares of stock represented by certificates may be transferred on the books of the Corporation by the surrender to the Corporation or its transfer agent of the certificate therefor properly endorsed or accompanied by a written assignment or power of attorney properly executed, with transfer stamps (if necessary) affixed, and with such proof of the authenticity of signature as the Corporation or its transfer agent may reasonably require. Subject to any restrictions on transfer, uncertificated shares may be transferred in accordance with applicable law and any system of issuance, recordation and transfer adopted by the Corporation that is permitted by applicable law.

3. Record Holders. Except as may otherwise be required by law, by the Certificate of Incorporation or by these By-laws, the Corporation shall be entitled to treat the record holder of stock as shown on its books as the owner of such stock for all purposes, including the payment of dividends and the right to vote with respect thereto, regardless of any transfer, pledge or other disposition of such stock, until the shares have been transferred on the books of the Corporation in accordance with the requirements of these By-laws.

It shall be the duty of each stockholder to notify the Corporation of such stockholder’s post office address.

4. Record Date. (A) In order that the Corporation may determine the stockholders entitled to notice of any meeting of stockholders or any adjournment thereof, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall, unless otherwise required by law, not be more than sixty (60) nor less than ten (10) days before the date of such meeting. If the Board of Directors so fixes a date, such date shall also be the record date for determining the stockholders entitled to vote at such meeting unless the Board of Directors determines, at the time it fixes such record date, that a later date on or before the date of the meeting shall be the date for making such determination. If no record date is fixed by the Board of Directors, the record date for determining stockholders entitled to notice of or to vote at a meeting of stockholders shall be at the close of business on the day next preceding the day on which notice is given, or, if notice is waived, at the close of business on the day next preceding the day on which the meeting is held. A determination of stockholders of record entitled to notice of or to vote at a meeting of stockholders shall apply to any adjournment of the meeting; provided, however, that the Board of Directors may fix a new record date for determination of stockholders entitled to vote at the adjourned meeting, and in such case shall also fix as the record date for stockholders entitled to notice of such adjourned meeting the same or an earlier date as that fixed for determination of stockholders entitled to vote in accordance herewith at the adjourned meeting.

(B) In order that the Corporation may determine the stockholders entitled to receive payment of any dividend or other distribution or allotment of any rights, or entitled to exercise any rights in respect of any change, conversion or exchange of stock or for the purpose of any other lawful action, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted, and which record date shall not be more than sixty (60) days prior to such action. If no such record date is fixed, the record date for determining stockholders for any such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution relating thereto.

(C) Unless otherwise restricted by the Certificate of Incorporation, in order that the Corporation may determine the stockholders entitled to express consent to corporate action in writing without a meeting, the Board of Directors may fix a record date, which record date shall not precede the date upon which the resolution fixing the record date is adopted by the Board of Directors, and which record date shall not be more than ten (10) days after the date upon which the resolution fixing the record date is adopted by the Board of Directors. If no record date for determining stockholders entitled to express consent to corporate action in writing without a meeting is fixed by the Board of Directors, (i) when no prior action of the Board of Directors is required by law, the record date for such purpose shall be the first date on which a signed written consent setting forth the action taken or proposed to be taken is delivered to the Corporation in accordance with applicable law, and (ii) if prior action by the Board of Directors is required by law, the record date for such purpose shall be at the close of business on the day on which the Board of Directors adopts the resolution taking such prior action.

5. Lost Certificates. The Corporation may issue a new certificate of stock or uncertificated shares in the place of any certificate theretofore issued by it, alleged to have been lost, stolen or destroyed, and the Corporation may require the owner of the lost, stolen or destroyed certificate, or his legal representative, to give the Corporation a bond sufficient to indemnify it against any claim that may be made against it on account of the alleged loss, theft or destruction of any such certificate or the issuance of such new certificate or uncertificated shares.

Article V — Indemnification

1. Definitions. For purposes of this Article V:

(a) “Corporate Status” describes the status of a person who is serving or has served (i) as a Director of the Corporation, (ii) as an Officer of the Corporation, or (iii) as a director, partner, trustee, officer, employee or agent of any other corporation, partnership, joint venture, trust, employee benefit plan or other enterprise which such person is or was serving at the request of the Corporation. For purposes of this Section 1(a), an Officer or Director of the Corporation who is serving or has served as a director, partner, trustee, officer, employee or agent of a Subsidiary shall be deemed to be serving at the request of the Corporation. Notwithstanding the foregoing, “Corporate Status” shall not include the status of a person who is serving or has served as a director, officer, employee or agent of a constituent corporation absorbed in a merger or consolidation transaction with the Corporation with respect to such person’s activities prior to said transaction, unless specifically authorized by the Board of Directors or the stockholders of the Corporation;

(b) “Director” means any person who serves or has served the Corporation as a director on the Board of Directors of the Corporation;

(c) “Disinterested Director” means, with respect to each Proceeding in respect of which indemnification is sought hereunder, a Director of the Corporation who is not and was not a party to such Proceeding;

(d) “Expenses” means all reasonable attorneys’ fees, retainers, court costs, transcript costs, fees of expert witnesses, private investigators and professional advisors (including, without limitation, accountants and investment bankers), travel expenses, duplicating costs, printing and binding costs, costs of preparation of demonstrative evidence and other courtroom presentation aids and devices, costs incurred in connection with document review, organization, imaging and computerization, telephone charges, postage, delivery service fees, and all other disbursements, costs or expenses of the type customarily incurred in connection with prosecuting, defending, preparing to prosecute or defend, investigating, being or preparing to be a witness in, settling or otherwise participating in, a Proceeding;

(e) “Non-Officer Employee” means any person who serves or has served as an employee or agent of the Corporation, but who is not or was not a Director or Officer;

(f) “Officer” means any person who serves or has served the Corporation as an officer appointed by the Board of Directors of the Corporation;

(g) “Proceeding” means any threatened, pending or completed action, suit, arbitration, alternate dispute resolution mechanism, inquiry, investigation, administrative hearing or other proceeding, whether civil, criminal, administrative, arbitrative or investigative; and

(h) “Subsidiary” shall mean any corporation, partnership, limited liability company, joint venture, trust or other entity of which the Corporation owns (either directly or through or together with another Subsidiary of the Corporation) either (i) a general partner, managing member or other similar interest or (ii) (A) 50% or more of the voting power of the voting capital equity interests of such corporation, partnership, limited liability company, joint venture or other entity, or (B) 50% or more of the outstanding voting capital stock or other voting equity interests of such corporation, partnership, limited liability company, joint venture or other entity.

2. Indemnification of Directors and Officers. Subject to the operation of Section 4 of this Article V of these By-laws, each Director and Officer shall be indemnified and held harmless by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended (but, in the case of any such amendment, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than such law permitted the Corporation to provide prior to such amendment) against any and all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Director or Officer or on such Director’s or Officer’s behalf in connection with any threatened, pending or completed Proceeding or any claim, issue or matter therein, which such Director or Officer is, or is threatened to be made, a party to or participant in by reason of such Director’s or Officer’s Corporate Status, if such Director or Officer acted in good faith and in a manner such Director or Officer reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 2 shall continue as to a Director or Officer after he or she has ceased to be a Director or Officer and shall inure to the benefit of his or her heirs, executors, administrators and personal representatives. Notwithstanding the foregoing, the Corporation shall indemnify any Director or Officer seeking indemnification in connection with a Proceeding initiated by such Director or Officer only if such Proceeding was authorized by the Board of Directors of the Corporation, unless such Proceeding was brought to enforce an Officer or Director’s rights to indemnification or, in the case of Directors, advancement of Expenses under these By-laws in accordance with the provisions set forth herein.

3. Indemnification of Non-Officer Employees. Subject to the operation of Section 4 of this Article V of these By-laws, each Non-Officer Employee may, in the discretion of the Board of Directors of the Corporation, be indemnified by the Corporation to the fullest extent authorized by the DGCL, as the same exists or may hereafter be amended, against any or all Expenses, judgments, penalties, fines and amounts reasonably paid in settlement that are incurred by such Non-Officer Employee or on such Non-Officer Employee’s behalf in connection with any threatened, pending or completed Proceeding, or any claim, issue or matter therein, which such Non-Officer Employee is, or is threatened to be made, a party to or participant in by reason of such Non-Officer Employee’s

Corporate Status, if such Non-Officer Employee acted in good faith and in a manner such Non-Officer Employee reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal proceeding, had no reasonable cause to believe his or her conduct was unlawful. The rights of indemnification provided by this Section 3 shall exist as to a Non-Officer Employee after he or she has ceased to be a Non-Officer Employee and shall inure to the benefit of his or her heirs, personal representatives, executors and administrators. Notwithstanding the foregoing, the Corporation may indemnify any Non-Officer Employee seeking indemnification in connection with a Proceeding initiated by such Non-Officer Employee only if such Proceeding was authorized by the Board of Directors of the Corporation.

4. Good Faith. Unless ordered by a court, no indemnification shall be provided pursuant to this Article V to a Director, to an Officer or to a Non-Officer Employee unless a determination shall have been made that such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the Corporation and, with respect to any criminal Proceeding, such person had no reasonable cause to believe his or her conduct was unlawful. Such determination shall be made by (a) a majority vote of the Disinterested Directors, even though less than a quorum of the Board of Directors, (b) a committee comprised of Disinterested Directors, such committee having been designated by a majority vote of the Disinterested Directors (even though less than a quorum), (c) if there are no such Disinterested Directors, or if a majority of Disinterested Directors so directs, by independent legal counsel in a written opinion, or (d) by the stockholders of the Corporation.

5. Advancement of Expenses to Directors Prior to Final Disposition.

(a) The Corporation shall advance all Expenses incurred by or on behalf of any Director in connection with any Proceeding in which such Director is involved by reason of such Director’s Corporate Status within ten (10) days after the receipt by the Corporation of a written statement from such Director requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Director and shall be preceded or accompanied by an undertaking by or on behalf of such Director to repay any Expenses so advanced if it shall ultimately be determined that such Director is not entitled to be indemnified against such Expenses.

(b) If a claim for advancement of Expenses hereunder by a Director is not paid in full by the Corporation within 10 days after receipt by the Corporation of documentation of Expenses and the required undertaking, such Director may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim and if successful in whole or in part, such Director shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such advancement of Expenses under this Article V shall not be a defense to the action and shall not create a presumption that such advancement is not permissible. The burden of proving that a Director is not entitled to an advancement of expenses shall be on the Corporation.

(c) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Director has not met any applicable standard for indemnification set forth in the DGCL.

6. Advancement of Expenses to Officers and Non-Officer Employees Prior to Final Disposition.

(a) The Corporation may, at the discretion of the Board of Directors of the Corporation, advance any or all Expenses incurred by or on behalf of any Officer and Non-Officer Employee in connection with any Proceeding in which such is involved by reason of the Corporate Status of such Officer or Non-Officer Employee upon the receipt by the Corporation of a statement or statements from such Officer or Non-Officer Employee requesting such advance or advances from time to time, whether prior to or after final disposition of such Proceeding. Such statement or statements shall reasonably evidence the Expenses incurred by such Officer and Non-Officer Employee and shall be preceded or accompanied by an undertaking by or on behalf of such to repay any Expenses so advanced if it shall ultimately be determined that such Officer or Non-Officer Employee is not entitled to be indemnified against such Expenses.

(b) In any suit brought by the Corporation to recover an advancement of expenses pursuant to the terms of an undertaking, the Corporation shall be entitled to recover such expenses upon a final adjudication that the Officer or Non-Officer Employee has not met any applicable standard for indemnification set forth in the DGCL.

7. Contractual Nature of Rights.

(a) The foregoing provisions of this Article V shall be deemed to be a contract between the Corporation and each Director and Officer entitled to the benefits hereof at any time while this Article V is in effect, and any repeal or modification thereof shall not affect any rights or obligations then existing with respect to any state of facts then or theretofore existing or any Proceeding theretofore or thereafter brought based in whole or in pail upon any such state of facts.

(b) If a claim for indemnification hereunder by a Director or Officer is not paid in full by the Corporation within 60 days after receipt by the Corporation of a written claim for indemnification, such Director or Officer may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, such Director or Officer shall also be entitled to be paid the expenses of prosecuting such claim. The failure of the Corporation (including its Board of Directors or any committee thereof, independent legal counsel, or stockholders) to make a determination concerning the permissibility of such indemnification under this Article V shall not be a defense to the action and shall not create a presumption that such indemnification is not permissible. The burden of proving that a Director or Officer is not entitled to indemnification shall be on the Corporation.

(c) In any suit brought by a Director or Officer to enforce a right to indemnification hereunder, it shall be a defense that such Director or Officer has not met any applicable standard for indemnification set forth in the DGCL.

8. Non-Exclusivity of Rights. The rights to indemnification and advancement of Expenses set forth in this Article V shall not be exclusive of any other right which any Director, Officer, or Non-Officer Employee may have or hereafter acquire under any statute, provision of the Certificate or these By-laws, agreement, vote of stockholders or Disinterested Directors or otherwise.

9. Insurance. The Corporation may maintain insurance, at its expense, to protect itself and any Director, Officer or Non-Officer Employee against any liability of any character asserted against or incurred by the Corporation or any such Director, Officer or Non-Officer Employee, or arising out of any such person’s Corporate Status, whether or not the Corporation would have the power to indemnify such person against such liability under the DGCL or the provisions of this Article V.

10. Other Indemnification. The Corporation’s obligation, if any, to indemnify any person under this Article V as a result of such person serving, at the request of the Corporation, as a director, partner, trustee, officer, employee or agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise shall be reduced by any amount such person may collect as indemnification from such other corporation, partnership, joint venture, trust, employee benefit plan or enterprise.

Article VI — Miscellaneous Provisions

1. Fiscal Year. Except as otherwise determined by the Board of Directors, the fiscal year of the Corporation shall end on December 31st of each year.

2. Seal. The Board of Directors shall have power to adopt and alter the seal of the Corporation.

3. Execution of Instruments. Subject to any limitations which may be set forth in a resolution of the Board of Directors, all deeds, leases, transfers, contracts, bonds, notes and other obligations to be entered into by the Corporation in the ordinary course of its business without director action may be executed on behalf of the Corporation by, a President or Chief Executive Officer, or by any other officer, employee or agent of the Corporation as the Board of Directors may authorize.

4. Voting of Securities. Unless the Board of Directors otherwise provides, a President, any Vice President or the Treasurer may waive notice of and act on behalf of this Corporation, or appoint another person or persons to act as proxy or attorney in fact for this Corporation with or without discretionary power and/or power of substitution, at any meeting of stockholders or stockholders of any other corporation or organization, any of whose securities are held by this Corporation.

5. Resident Agent. The Board of Directors may appoint a resident agent upon whom legal process may be served in any action or proceeding against the Corporation.

6. Corporate Records. The original or attested copies of the Certificate of Incorporation, By-laws and records of all meetings of the incorporators, stockholders and the Board of Directors and the stock and transfer records, which shall contain the names of all stockholders, their record addresses and the amount of stock held by each, shall be kept at the principal office of the Corporation, at the office of its counsel, or at an office of its transfer agent.

7. Certificate of Incorporation. All references in these By-laws to the Certificate of Incorporation shall be deemed to refer to the Certificate of Incorporation of the Corporation, as amended and in effect from time to time.

8. Amendments. Except as otherwise provided by the Certificate of Incorporation or applicable law, these By-laws may be altered, amended or repealed, and new By-laws may be adopted, by the stockholders or by the Board of Directors.

9. Waiver of Notice. Whenever notice is required to be given under any provision of these By-laws, a written waiver, signed by the person entitled to notice, or a waiver by electronic transmission by the person entitled to notice, whether before or after the time of the event for which notice is to be given, shall be deemed equivalent to notice. Attendance of a person at a meeting shall constitute a waiver of notice of such meeting, except when the person attends a meeting for the express purpose of objecting at the beginning of the meeting to the transaction of any business because the meeting is not lawfully called or convened. Neither the business to be transacted at, nor the purpose of, any meeting needs to be specified in any written waiver or any waiver by electronic transmission.

Adopted: _______________________, 2022

Annex D

Lock-Up Agreement

D-1

Annex E

Sponsor Support Agreement

E-1

Annex F

Form of Company Voting and Support Agreement

F-1

Annex G

UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC.
2023 EQUITY INCENTIVE PLAN

SECTION 1. GENERAL PURPOSE OF THE PLAN: DEFINITIONS

The name of the plan is the UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC. 2023 EQUITY INCENTIVE PLAN (the “Plan”). The purpose of the Plan is to encourage, retain and enable the officers, employees, directors, Consultants and other key persons of UNIQUE LOGISTICS INTERNATIONAL HOLDINGS, INC., a Nevada corporation (including any successor entity, the “Company”) and its Subsidiaries, upon whose judgment, initiative and efforts the Company largely depends for the successful conduct of its business, to acquire a proprietary interest in the Company.

The following terms shall be defined as set forth below:

“Affiliate” of any Person means a Person that directly or indirectly, through one or more intermediaries, controls, is controlled by or is under common control with the first mentioned Person. A Person shall be deemed to control another Person if such first Person possesses directly or indirectly the power to direct, or cause the direction of, the management and policies of the second Person, whether through the ownership of voting securities, by contract or otherwise.

“Award” or “Awards,” except where referring to a particular category of grant under the Plan, shall include Incentive Stock Options, Non-Qualified Stock Options, Stock Appreciation Rights (“SAR”), Restricted Stock Awards (including preferred stock), Unrestricted Stock Awards, Restricted Stock Units or any combination of the foregoing.

“Award Agreement” means a written or electronic agreement setting forth the terms and provisions applicable to an Award granted under the Plan. Each Award Agreement may contain terms and conditions in addition to those set forth in the Plan; provided, however, in the event of any conflict in the terms of the Plan and the Award Agreement, the terms of the Plan shall govern.

“Board” means the Board of Directors of the Company.

“Cause” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Cause,” it shall mean: (i) the grantee’s dishonest statements or acts with respect to the Company or any Affiliate of the Company, or any current or prospective customers, suppliers vendors or other third parties with which such entity does business; (ii) the grantee’s commission of (A) a felony or (B) any misdemeanor involving moral turpitude, deceit, dishonesty or fraud; (iii) the grantee’s failure to perform his assigned duties and responsibilities to the reasonable satisfaction of the Company, which failure continues, in the reasonable judgment of the Company, after written notice given to the grantee by the Company; (iv) the grantee’s gross negligence, willful misconduct or insubordination with respect to the Company or any Affiliate of the Company; or (v) the grantee’s material violation of any provision of any agreement(s) between the grantee and the Company relating to noncompetition, nonsolicitation, nondisclosure and/or assignment of inventions.

“Chief Executive Officer” means the Chief Executive Officer of the Company or, if there is no Chief Executive Officer, then the President of the Company.

“Code” means the Internal Revenue Code of 1986, as amended, any successor to the Code, and related rules, regulations and interpretations.

“Committee” means the Committee of the Board referred to in Section 2.

“Consultant” means any entity or natural person that provides bona fide services to the Company (including a Subsidiary), and such services are not in connection with the offer or sale of securities in a capital-raising transaction and do not directly or indirectly promote or maintain a market for the Company’s securities.

“Disability” means such condition that renders a Person (i) unable to engage in any substantial gainful activity by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expect to last for a continuous period of not less than 12 months, (ii) by reason of any medically determinable physical or mental impairment that can be expected to result in death or can be expected to last for a continuous period of not less than 12 months, receiving income replacement benefits for a period of not less than 3 months under an accident and health plan covering employees of the Company, (iii) determined to be totally disabled by the Social Security Administration, or (iv) determined to be disabled under a disability insurance program that provides for a definition of disability that meets the requirements of this section.

“Effective Date” means the date on which the Plan is adopted as set forth in this Plan.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations thereunder.

“Fair Market Value” of the Stock on any given date means the fair market value of the Stock determined in good faith by the Committee based on the reasonable application of a reasonable valuation method that is consistent with Section 409A of the Code. If the Stock is admitted to trade on a national securities exchange, the determination shall be made by reference to the closing price reported on such exchange. If there is no closing price for such date, the determination shall be made by reference to the last date preceding such date for which there is a closing price. If the date for which Fair Market Value is determined is the first day when trading prices for the Stock are reported on a national securities exchange, the Fair Market Value shall be the “Price to the Public” (or equivalent).

“Good Reason” shall have the meaning as set forth in the Award Agreement(s). In the case that any Award Agreement does not contain a definition of “Good Reason,” it shall mean (i) a material diminution in the grantee’s base salary except for across-the-board salary reductions similarly affecting all or substantially all similarly situated employees of the Company or (ii) a change of more than 100 miles in the geographic location at which the grantee provides services to the Company, so long as the grantee provides at least 90 days’ notice to the Company following the initial occurrence of any such event and the Company fails to cure such event within 30 days thereafter.

“Grant Date” means the date that the Committee designates in its approval of an Award in accordance with applicable law as the date on which the Award is granted, which date may not precede the date of such Committee approval.

“Holder” means, with respect to an Award or any Shares, the Person holding such Award or Shares, including the initial recipient of the Award or any Permitted Transferee.

“Incentive Stock Option” means any Stock Option designated and qualified as an “incentive stock option” as defined in Section 422 of the Code.

“Merger Agreement” means that certain Agreement and Plan of Merger, dated as of December 18, 2022, by and among Edify Acquisition Corp., Edify Merger Sub, Inc., and Unique Logistics International, Inc., as the same may be amended, modified, supplemented, or waived from time to time.

“Non-Qualified Stock Option” means any Stock Option that is not an Incentive Stock Option.

“Option” or “Stock Option” means any option to purchase shares of Stock granted pursuant to Section 5.

“Permitted Transferees” shall mean any of the following to whom a Holder may transfer Shares hereunder (as set forth in Section 10(a)(ii)(A)): the Holder’s child, stepchild, grandchild, parent, step-parent, grandparent, spouse, former spouse, sibling, niece, nephew, mother-in-law, father-in-law, son-in-law, daughter-in-law, brother-in-law, or sister-in-law, including adoptive relationships, any person sharing the Holder’s household (other than a tenant or employee), a trust in which these persons have more than 50% of the beneficial interest, a foundation in which these persons control the management of assets, and any other entity in which these persons own more than 50% of the voting interests; provided, however, that any such trust does not require or permit distribution of any Shares during the term of the Award Agreement unless subject to its terms. Upon the death of the Holder, the term “Permitted Transferees” shall also include such deceased Holder’s estate, executors, administrators, personal representatives, heirs, legatees, and distributees, as the case may be.

“Person” shall mean any individual, corporation, partnership (limited or general), limited liability company, limited liability partnership, association, trust, joint venture, unincorporated organization or any similar entity.

“Restricted Stock Award” means Awards granted pursuant to Section 7 and “Restricted Stock” means Shares issued pursuant to such Awards.

“Restricted Stock Unit” means an Award of phantom stock units to a grantee, which may be settled in cash or Shares as determined by the Committee, pursuant to Section 9.

“Sale Event” means the consummation of (i) a change in the ownership of the Company, (ii) a change in effective control of the Company, or (iii) a change in the ownership of a substantial portion of the assets of the Company. The occurrence of a Sale Event shall be acknowledged by the plan administrator or board of directors, by strictly applying these provisions without any discretion to deviate from the objective application of the definitions provided herein; provided, however, that any capital raising event, or a merger effected solely to change the Company’s domicile shall not constitute a “Sale Event.”

Except as otherwise provided herein, a change in the ownership of the Company occurs on the date that any one person, or more than one person acting as a group acquires ownership of stock of the Company that, together with stock held by such person or group, constitutes more than 50% of the total fair market value or total voting power of the stock of the Company. However, if any one person, or more than one person acting as a group, is considered to own more than 50% of the total fair market value or total voting power of the stock of the Company the acquisition of additional stock by the same person or persons is not considered to cause a change in the ownership of the Company (or to cause a change in the effective control of the Company). An increase in the percentage of stock owned by any one person, or persons acting as a group, as a result of a transaction in which the corporation acquires its stock in exchange for property will be treated as an acquisition of stock for purposes of this section. This section applies only when there is a transfer of stock of the Company (or issuance of stock) that remains outstanding after the transaction.

A change in the effective control of the Company occurs only on either of the following dates: (i) The date any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) ownership of stock of the Company possessing 30% or more of the total voting power of the stock of the Company; or (ii) The date a majority of members of the Company’s board of directors is replaced during any 12-month period by directors whose appointment or election is not endorsed by a majority of the members of the Company’s board of directors before the date of the appointment or election.

A change in the ownership of a substantial portion of the Company’s assets occurs on the date that any one person, or more than one person acting as a group acquires (or has acquired during the 12-month period ending on the date of the most recent acquisition by such person or persons) assets from the Company that have a total gross fair market value equal to or more than 40% of the total gross fair market value of all of the assets of the Company immediately before such acquisition or acquisitions. For this purpose, gross fair market value means the value of the assets of the corporation, or the value of the assets being disposed of, determined without regard to any liabilities associated with such assets.

“Section 409A” means Section 409A of the Code and the regulations and other guidance promulgated thereunder.

“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations thereunder.

“Service Relationship” means any relationship as a full-time employee, part-time employee, director or other key person (including Consultants) of the Company or any Subsidiary or any successor entity (e.g., a Service Relationship shall be deemed to continue without interruption in the event an individual’s status changes from full-time employee to part-time employee or Consultant).

“Shares” means shares of Stock.

“Stock” means the Common Stock, par value $0.01 per share, of the Company.

“Stock Appreciation Right” or “SAR” means any right to receive from the Company upon exercise by an optionee or settlement, in cash, Shares, or a combination thereof, the excess of (i) the Fair Market Value of one Share on the date of exercise or settlement over (ii) the exercise price of the right on the date of grant, or if granted in connection with an Option, on the date of grant of the Option.

“Subsidiary” means any corporation or other entity (other than the Company) in which the Company has more than a 50% interest, either directly or indirectly.

“Ten Percent Owner” means an employee who owns or is deemed to own (by reason of the attribution rules of Section 424(d) of the Code) more than 10% of the combined voting power of all classes of stock of the Company or any parent of the Company or any Subsidiary.

“Termination Event” means the termination of the Award recipient’s Service Relationship with the Company and its Subsidiaries for any reason whatsoever, regardless of the circumstances thereof, and including, without limitation, upon death, disability, retirement, discharge or resignation for any reason, whether voluntarily or involuntarily. The following shall not constitute a Termination Event: (i) a transfer to the service of the Company from a Subsidiary or from the Company to a Subsidiary, or from one Subsidiary to another Subsidiary or (ii) an approved leave of absence for military service or sickness, or for any other purpose approved by the Committee, if the individual’s right to re-employment is guaranteed either by a statute or by contract or under the policy pursuant to which the leave of absence was granted or if the Committee otherwise so provides in writing.

“Unrestricted Stock Award” means any Award granted pursuant to Section 8 and “Unrestricted Stock” means Shares issued pursuant to such Awards.

SECTION 2. ADMINISTRATION OF PLAN; COMMITTEE AUTHORITY TO SELECT GRANTEES AND DETERMINE AWARDS

(a) Administration of Plan. The Plan shall be administered by the Compensation Committee of the Board, comprised of not less than three directors or the Board of Directors in the absence of a Compensation Committee of the Board. All references herein to the “Committee” shall be deemed to refer to the group then responsible for administration of the Plan at the relevant time (i.e., either the Board of Directors or a committee or committees of the Board, as applicable).

(b) Powers of Committee. The Committee shall have the power and authority to grant Awards consistent with the terms of the Plan, including the power and authority:

(i) to select the individuals to whom Awards may from time to time be granted;

(ii) to determine the time or times of grant, and the amount, if any, of Incentive Stock Options, Non-Qualified Stock Options, SARs, Restricted Stock Awards, Unrestricted Stock Awards, Restricted Stock Units, or any combination of the foregoing, granted to any one or more grantees;

(iii) to determine the number and types of Shares to be covered by any Award and, subject to the provisions of the Plan, the price, exercise price, conversion ratio or other price relating thereto;

(iv) to determine and, subject to Section 13, to modify from time to time the terms and conditions, including restrictions, not inconsistent with the terms of the Plan, of any Award, which terms and conditions may differ among individual Awards and grantees, and to approve the form of Award Agreements;

(v) to accelerate at any time the exercisability or vesting of all or any portion of any Award;

(vi) to impose any limitations on Awards, including limitations on transfers, repurchase provisions and the like, and to exercise repurchase rights or obligations;

(vii) subject to Section 5(a)(ii) and any restrictions imposed by Section 409A, to extend at any time the period in which Stock Options may be exercised; and

(viii) at any time to adopt, alter and repeal such rules, guidelines and practices for administration of the Plan and for its own acts and proceedings as it shall deem advisable; to interpret the terms and provisions of the Plan and any Award (including Award Agreements); to make all determinations it deems advisable for the administration of the Plan; to decide all disputes arising in connection with the Plan; and to otherwise supervise the administration of the Plan.

All decisions and interpretations of the Committee shall be binding on all persons, including the Company and all Holders.

(c) Award Agreement. Awards under the Plan shall be evidenced by Award Agreements that set forth the terms, conditions and limitations for each Award.

(d) Indemnification. Neither the Board nor the Committee, nor any member of either or any delegate thereof, shall be liable for any act, omission, interpretation, construction or determination made in good faith in connection with the Plan, and the members of the Board and the Committee (and any delegate thereof) shall be entitled in all cases to indemnification and reimbursement by the Company in respect of any claim, loss, damage or expense (including, without limitation, reasonable attorneys’ fees) arising or resulting therefrom to the fullest extent permitted by law and/or under the Company’s governing documents, including its certificate of incorporation or bylaws, or any directors’ and officers’ liability insurance coverage that may be in effect from time to time and/or any indemnification agreement between such individual and the Company.

(e) Foreign Award Recipients. Notwithstanding any provision of the Plan to the contrary, in order to comply with the laws in other countries in which the Company and any Subsidiary operate or have employees or other individuals eligible for Awards, the Committee, in its sole discretion, shall have the power and authority to: (i) determine which Subsidiaries, if any, shall be covered by the Plan; (ii) determine which individuals, if any, outside the United States are eligible to participate in the Plan; (iii) modify the terms and conditions of any Award granted to individuals outside the United States to comply with applicable foreign laws; (iv) establish subplans and modify exercise procedures and other terms and procedures, to the extent the Committee determines such actions to be necessary or advisable (and such subplans and/or modifications shall be attached to the Plan as appendices); provided, however, that no such subplans and/or modifications shall increase the share limitation contained in Section 3(a) hereof; and (v) take any action, before or after an Award is made, that the Committee determines to be necessary or advisable to obtain approval or comply with any local governmental regulatory exemptions or approvals.

SECTION 3. STOCK ISSUABLE UNDER THE PLAN; MERGERS AND OTHER TRANSACTIONS; SUBSTITUTION

(a) Stock Issuable. The maximum number of Shares reserved and available for issuance under the Plan shall be [_________] Shares (the “Share Reserve”), subject to adjustment as provided in Section 3(b). If a Stock Award or any portion thereof (i) expires or otherwise terminates without all of the shares covered by such Stock Award having been issued or (ii) is settled in cash (i.e., the Participant receives cash rather than stock), the Shares subject to such Stock Award, to the extent of any such expiration, termination or settlement, will again be available for issuance under the Plan. If any shares of Stock issued pursuant to a Stock Award are forfeited back to or repurchased by the Company because of the failure to meet a contingency or condition required to vest such shares in the Participant, then the shares that are forfeited or repurchased will revert to and again become available for issuance under the Plan. Any shares reacquired by the Company in satisfaction of tax withholding obligations on a Stock Award or as consideration for the exercise or purchase price of a Stock Award will again become available for issuance under the Plan. For purposes of this limitation, the Shares underlying any Awards that are forfeited, canceled, reacquired by the Company prior to vesting, satisfied without the issuance of Stock or otherwise terminated (other than by exercise) shall be added back to the Shares available for issuance under the Plan. Subject to such overall limitations, Shares may be issued up to such maximum number pursuant to any type or types of Award, and no more than [______] Shares may be issued pursuant to Incentive Stock Options. The value of any Shares granted to a non-employee director of the Company, solely for services as a director, when added to any annual cash payments or awards, shall not exceed an aggregate value of $[_______] in any calendar year.

(b) Changes in Stock. Subject to Section 3(c) hereof, if, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Company’s capital stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of shares or other securities of the Company, or additional Shares or new or different shares or other securities of the Company or other non-cash assets are distributed with respect to such Shares or other securities, in each case, without the receipt of consideration by the Company, or, if, as a result of any merger or consolidation, or sale of all or substantially all of the assets of the Company, the outstanding Shares are converted into or exchanged for other securities of the Company or any successor entity (or a parent or subsidiary thereof), the Committee shall make an appropriate and proportionate adjustment in (i) the maximum number of Shares reserved for issuance under the Plan, (ii) the number and kind of Shares or other securities subject to any then outstanding Awards under the Plan, (iii) the repurchase price, if any, per Share subject to each outstanding Award, and (iv) the exercise price for each Share subject to any then outstanding Stock Options under the Plan, without changing the aggregate exercise price (i.e., the exercise price multiplied by the number of Stock Options) as to which such Stock Options remain exercisable. The Committee shall in any event make such adjustments as may be required by the laws of Nevada and the rules and regulations promulgated thereunder. The adjustment by the Committee shall be final, binding, and conclusive. No fractional Shares shall be issued under the Plan resulting from any such adjustment, but the Committee in its discretion may make a cash payment in lieu of fractional shares.

(c) Sale Events.

(i) Options.

(A) In the case of and subject to the consummation of a Sale Event, the Plan and all outstanding Options and SARs issued hereunder shall become 100% vested upon the effective time of any such Sale Event. New stock options or other awards of the successor entity or parent thereof shall be substituted therefor, with an equitable or proportionate adjustment as to the number and kind of shares and, if appropriate, the per share exercise prices, as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B) In the event of the termination of the Plan and all outstanding Options and SARs issued hereunder pursuant to Section 3(c), each Holder of Options shall be permitted, within a period of time prior to the consummation of the Sale Event as specified by the Committee, to exercise all such Options or SARs that are then exercisable or will become exercisable as of the effective time of the Sale Event; provided, however, that the exercise of Options not exercisable prior to the Sale Event shall be subject to the consummation of the Sale Event.

(C) Notwithstanding anything to the contrary in Section 3(c)(i)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Options, without any consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the difference between (1) the value as determined by the Committee of the consideration payable per share of Stock pursuant to the Sale Event (the “Sale Price”) times the number of Shares subject to outstanding Options being cancelled (to the extent then vested and exercisable, including by reason of acceleration in connection with such Sale Event, at prices not in excess of the Sale Price) and (2) the aggregate exercise price of all such outstanding vested and exercisable Options.

(ii) Restricted Stock and Restricted Stock Unit Awards.

(A) In the case of and subject to the consummation of a Sale Event, all unvested Restricted Stock and unvested Restricted Stock Unit Awards issued hereunder shall become 100% vested, with an equitable or proportionate adjustment as to the number and kind of shares subject to such awards as such parties shall agree (after taking into account any acceleration hereunder and/or pursuant to the terms of any Award Agreement).

(B) Such Restricted Stock shall be repurchased from the Holder thereof at the then Fair Market Value of such shares, (subject to adjustment as provided in Section 3(b)) for such Shares.

(C) Notwithstanding anything to the contrary in Section 3(c)(ii)(A), in the event of a Sale Event, the Company shall have the right, but not the obligation, to make or provide for a cash payment to the Holders of Restricted Stock or Restricted Stock Unit Awards, without consent of the Holders, in exchange for the cancellation thereof, in an amount equal to the Sale Price times the number of Shares subject to such Awards, to be paid at the time of such Sale Event or upon the later vesting of such Awards.

SECTION 4. ELIGIBILITY

Grantees under the Plan will be such full or part-time officers and other employees, directors, Consultants and key persons of the Company and any Subsidiary who are selected from time to time by the Committee in its sole discretion; provided, however, that Awards shall be granted only to those individuals described in Rule 701(c) of the Securities Act.

SECTION 5. STOCK OPTIONS

Upon the grant of a Stock Option, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

Stock Options granted under the Plan may be either Incentive Stock Options or Non-Qualified Stock Options. Incentive Stock Options may be granted only to employees of the Company or any Subsidiary that is a “subsidiary corporation” within the meaning of Section 424(f) of the Code. To the extent that any Option does not qualify as an Incentive Stock Option, it shall be deemed a Non-Qualified Stock Option.

(a) Terms of Stock Options. The Committee in its discretion may grant Stock Options to those individuals who meet the eligibility requirements of Section 4. Stock Options shall be subject to the following terms and conditions and shall contain such additional terms and conditions, not inconsistent with the terms of the Plan, as the Committee shall deem desirable.

(i) Exercise Price. The exercise price per share for the Shares covered by a Stock Option shall be determined by the Committee at the time of grant but shall not be less than 100% of the Fair Market Value on the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the exercise price per share for the Shares covered by such Incentive Stock Option shall not be less than 110% of the Fair Market Value on the Grant Date.

(ii) Option Term. The term of each Stock Option shall be fixed by the Committee, but no Stock Option shall be exercisable more than ten years from the Grant Date. In the case of an Incentive Stock Option that is granted to a Ten Percent Owner, the term of such Stock Option shall be no more than five years from the Grant Date.

(iii) Exercisability; Rights of a Stockholder. Stock Options shall become exercisable and/or vested at such time or times, whether or not in installments, as shall be determined by the Committee at or after the Grant Date. The Award Agreement may permit a grantee to exercise all or a portion of a Stock Option immediately at grant; provided that the Shares issued upon such exercise shall be subject to restrictions and a vesting schedule identical to the vesting schedule of the related Stock Option, such Shares shall be deemed to be Restricted Stock for purposes of the Plan, and the optionee may be required to enter into an additional or new Award Agreement as a condition to exercise of such Stock Option. An optionee shall have the rights of a stockholder only as to Shares acquired upon the exercise of a Stock Option and not as to unexercised Stock Options. An optionee shall not be deemed to have acquired any Shares unless and until a Stock Option shall have been exercised pursuant to the terms of the Award Agreement and this Plan and the optionee’s name has been entered on the books of the Company as a stockholder.

(iv) Method of Exercise. Stock Options may be exercised by an optionee in whole or in part, by the optionee giving written or electronic notice of exercise to the Company, specifying the number of Shares to be purchased. Payment of the purchase price may be made by one or more of the following methods (or any combination thereof) to the extent provided in the Award Agreement:

(A) In cash, by certified or bank check, by wire transfer of immediately available funds, or other instrument acceptable to the Committee;

(B) If permitted by the Committee, by the optionee delivering to the Company a promissory note, if the Board has expressly authorized the loan of funds to the optionee for the purpose of enabling or assisting the optionee to effect the exercise of his or her Stock Option; provided, that at least so much of the exercise price as represents the par value of the Stock shall be paid in cash if required by state law;

(C) If permitted by the Committee, through the delivery (or attestation to the ownership) of Shares that have been purchased by the optionee on the open market or that are beneficially owned by the optionee and are not then subject to restrictions under any Company plan. To the extent required to avoid variable accounting treatment under applicable accounting rules, such surrendered Shares if originally purchased from the Company shall have been owned by the optionee for at least six months. Such surrendered Shares shall be valued at Fair Market Value on the exercise date;

(D) If permitted by the Committee and by the optionee delivering to the Company a properly executed exercise notice together with irrevocable instructions to a broker to promptly deliver to the Company cash or a check payable and acceptable to the Company for the purchase price; provided that in the event the optionee chooses to pay the purchase price as so provided, the optionee and the broker shall comply with such procedures and enter into such agreements of indemnity and other agreements as the Committee shall prescribe as a condition of such payment procedure; or

(E) If permitted by the Committee, and only with respect to Stock Options that are not Incentive Stock Options, by a “net exercise” arrangement pursuant to which the Company will reduce the number of Shares issuable upon exercise by the largest whole number of Shares with a Fair Market Value that does not exceed the aggregate exercise price.

Payment instruments will be received subject to collection. No certificates for Shares so purchased will be issued to the optionee or, with respect to uncertificated Stock, no transfer to the optionee on the records of the Company will take place, until the Company has completed all steps it has deemed necessary to satisfy legal requirements relating to the issuance and sale of the Shares, which steps may include, without limitation, (i) receipt of a representation from the optionee at the time of exercise of the Option that the optionee is purchasing the Shares for the optionee’s own account and not with a view to any sale or distribution of the Shares or other representations relating to compliance with applicable law governing the issuance of securities, (ii) the legending of the certificate (or notation on any book entry) representing the Shares to evidence the foregoing restrictions, and (iii) obtaining from optionee payment or provision for all withholding taxes due as a result of the exercise of the Option. The delivery of certificates representing the shares of Stock (or the transfer to the optionee on the records of the Company with respect to uncertificated Stock) to be purchased pursuant to the exercise of a Stock Option will be contingent upon (A) receipt from the optionee (or a purchaser acting in his or her stead in accordance with the provisions of the Stock Option) by the Company of the full purchase price for such Shares and the fulfillment of any other requirements contained in the Award Agreement or applicable provisions of laws and (B) if required by the Company, the optionee shall have entered into any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Stock. In the event an optionee chooses to pay the purchase price by previously-owned Shares through the attestation method, the number of Shares transferred to the optionee upon the exercise of the Stock Option shall be net of the number of Shares attested to by the Optionee.

(b) Annual Limit on Incentive Stock Options. To the extent required for “incentive stock option” treatment under Section 422 of the Code, the aggregate Fair Market Value (determined as of the Grant Date) of the Shares with respect to which Incentive Stock Options granted under the Plan and any other plan of the Company or its parent and any Subsidiary that become exercisable for the first time by an optionee during any calendar year shall not exceed $100,000 or such other limit as may be in effect from time to time under Section 422 of the Code. To the extent that any Stock Option exceeds this limit, it shall constitute a Non-Qualified Stock Option.

(c) Termination. Any portion of a Stock Option that is not vested and exercisable on the date of termination of an optionee’s Service Relationship shall immediately expire and be null and void. Once any portion of the Stock Option becomes vested and exercisable, the optionee’s right to exercise such portion of the Stock Option (or the optionee’s representatives and legatees as applicable) in the event of a termination of the optionee’s Service Relationship shall continue until the earliest of: (i) the date that is (A) 12 months following the date on which the optionee’s Service Relationship terminates due to death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement), or (B) three months following the date on which the optionee’s Service Relationship terminates if the termination is due to any reason other than death or Disability (or such longer period of time as determined by the Committee and set forth in the applicable Award Agreement); or (ii) the Expiration Date set forth in the Award Agreement; provided that notwithstanding the foregoing, an Award Agreement may provide that if the optionee’s Service Relationship is terminated for Cause, the Stock Option shall terminate immediately and be null and void upon the date of the optionee’s termination and shall not thereafter be exercisable.

SECTION 6. STOCK APPRECIATION RIGHTS

The Committee is authorized to grant SARs to optionees with the following terms and conditions and with such additional terms and conditions, in either case not inconsistent with the provisions of the Plan, as the Committee shall determine:

(a) SARs may be granted under the Plan to optionees either alone or in addition to other Awards granted under the Plan and may, but need not, relate to specific Option granted under Section 5.

(b) The exercise price per Share under a SAR shall be determined by the Committee, provided, however, that except in the case of a substitute Award, such exercise price shall not be less than the fair market value of a Share on the date of grant of such SAR.

(c) The term of each SAR shall be fixed by the Committee but shall not exceed 10 years from the date of grant of such SAR.

(d) The Committee shall determine the time or times at which a SAR may be exercised or settled in whole or in part. Unless otherwise determined by the Committee or unless otherwise set forth in an Award Agreement, the provisions set forth in Section 5 above with respect to exercise of an Award following termination of service shall apply to any SAR. The Committee may specify in an Award Agreement that an “in-the-money” SAR shall be automatically exercised on its expiration date.

SECTION 7. RESTRICTED STOCK AWARDS

(a) Nature of Restricted Stock Awards. The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible individual under Section 4 hereof a Restricted Stock Award under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Award at the time of grant. Conditions may be based on the type of stock upon which restrictions are placed, continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives and/or such other criteria as the Committee may determine. Upon the grant of a Restricted Stock Award, the Company and the grantee shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee, and such terms and conditions may differ among individual Awards and grantees.

(b) Rights as a Stockholder. Upon the grant of the Restricted Stock Award and payment of any applicable purchase price, a grantee of Restricted Stock shall be considered the record owner of and shall be entitled to vote the Restricted Stock if, and to the extent, such Shares are entitled to voting rights, subject to such conditions contained in the Award Agreement. The grantee shall be entitled to receive all dividends and any other distributions declared on the Shares; provided, however, that the Company is under no duty to declare any such dividends or to make any such distribution. Unless the Committee shall otherwise determine, certificates evidencing the Restricted Stock shall remain in the possession of the Company until such Restricted Stock is vested as provided in subsection (d) below of this Section, and the grantee shall be required, as a condition of the grant, to deliver to the Company a stock power endorsed in blank and such other instruments of transfer as the Committee may prescribe.

(c) Restrictions. Restricted Stock may not be sold, assigned, transferred, pledged or otherwise encumbered or disposed of except as specifically provided herein or in the Award Agreement. Except as may otherwise be provided by the Committee either in the Award Agreement or, subject to Section 13 below, in writing after the Award Agreement is issued, if a grantee’s Service Relationship with the Company and any Subsidiary terminates, the Company or its assigns shall have the right, as may be specified in the relevant instrument, to repurchase some or all of the Shares subject to the Award at such purchase price as is set forth in the Award Agreement.

(d) Vesting of Restricted Stock. The Committee at the time of grant shall specify in the Award Agreement the date or dates and/or the attainment of pre-established performance goals, objectives and other conditions on which the substantial risk of forfeiture imposed shall lapse and the Restricted Stock shall become vested, subject to such further rights of the Company or its assigns as may be specified in the Award Agreement.

SECTION 8. UNRESTRICTED STOCK AWARDS

The Committee may, in its sole discretion, grant (or sell at par value or such other purchase price determined by the Committee) to an eligible person under Section 4 hereof an Unrestricted Stock Award under the Plan. Unrestricted Stock Awards may be granted in respect of past services or other valid consideration, or in lieu of cash compensation due to such grantee.

SECTION 9. RESTRICTED STOCK UNITS

(a) Nature of Restricted Stock Units. The Committee may, in its sole discretion, grant to an eligible person under Section 4 hereof Restricted Stock Units under the Plan. The Committee shall determine the restrictions and conditions applicable to each Restricted Stock Unit at the time of grant. Vesting conditions may be based on continuing employment (or other Service Relationship), achievement of pre-established performance goals and objectives that may be based on targets for revenue, revenue growth, EBITDA, net income, earnings per share and/or other such criteria as the Committee may determine. Upon the grant of Restricted Stock Units, the grantee and the Company shall enter into an Award Agreement. The terms and conditions of each such Award Agreement shall be determined by the Committee and may differ among individual Awards and grantees. On or promptly following the vesting date or dates applicable to any Restricted Stock Unit, but in no event later than March 15 of the year following the year in which such vesting occurs, such Restricted Stock Unit(s) shall be settled in the form of cash or shares of Stock, as specified in the Award Agreement. Restricted Stock Units may not be sold, assigned, transferred, pledged, or otherwise encumbered or disposed of.

(b) Rights as a Stockholder. A grantee shall have the rights of a stockholder only as to Shares, if any, acquired upon settlement of Restricted Stock Units. A grantee shall not be deemed to have acquired any such Shares unless and until the Restricted Stock Units shall have been settled in Shares pursuant to the terms of the Plan and the Award Agreement, the Company shall have issued and delivered a certificate representing the Shares to the grantee (or transferred on the records of the Company with respect to uncertificated stock), and the grantee’s name has been entered in the books of the Company as a stockholder.

(c) Termination. Except as may otherwise be provided by the Committee either in the Award Agreement or in writing after the Award Agreement is issued, a grantee’s right in all Restricted Stock Units that have not vested shall automatically terminate upon the grantee’s cessation of Service Relationship with the Company and any Subsidiary for any reason.

SECTION 10. TRANSFER RESTRICTIONS; COMPANY RIGHT OF FIRST REFUSAL; COMPANY REPURCHASE RIGHTS

(a) Restrictions on Transfer.

(i) Non-Transferability of Certain Awards. Restricted Stock awards granted under Section 7, Stock Options, SARs and, prior to exercise, the Shares issuable upon exercise of such Stock Option, shall not be transferable by the optionee otherwise than (i) by will, (ii) by the laws of descent and distribution, or (iii) pursuant to the terms of a domestic relations order, official marital settlement agreement, or other divorce or separation instrument as permitted by Treasury Regulation 1.421-1(b)(2) that contains the information required by the Company to effectuate the transfer, and all Stock Options shall be exercisable, during the optionee’s lifetime, only by the optionee, or by the optionee’s legal representative or guardian in the event of the optionee’s incapacity. Notwithstanding the foregoing, the Committee, in its sole discretion, may provide in the Award Agreement regarding a given Stock Option or Restricted Stock award that the optionee may transfer by gift, without consideration for the transfer, his or her Non-Qualified Stock Options to his or her family members (as defined in Rule 701 of the Securities Act), to trusts for the benefit of such family members, or to partnerships in which such family members are the only partners (to the extent such trusts or partnerships are considered “family members” for purposes of Rule 701 of the Securities Act), provided that the transferee agrees in writing with the Company to be bound by all of the terms and conditions of this Plan and the applicable Award Agreement, including the execution of a stock power upon the issuance of Shares. Stock Options, SARs and the Shares issuable upon exercise of such Stock Options, shall be restricted as to any pledge, hypothecation, or other transfer, including any short position, any “put equivalent position” (as defined in the Exchange Act) or any “call equivalent position” (as defined in the Exchange Act) prior to exercise.

(ii) Shares. No Shares shall be sold, assigned, transferred, pledged, hypothecated, given away or in any other manner disposed of or encumbered, whether voluntarily or by operation of law, unless (i) the transfer is in compliance with the terms of the applicable Award Agreement, all applicable securities laws (including, without limitation, the Securities Act), and with the terms and conditions of this Section 10, (ii) the transfer does not cause the Company to become subject to the reporting requirements of the Exchange Act, and the transferee consents in writing to be bound by the provisions of the Plan and the Award Agreement, including this Section 10. In connection with any proposed transfer, the Committee may require the transferor to provide at the transferor’s own expense an opinion of counsel to the transferor, satisfactory to the Committee, that such transfer is in compliance with all foreign, federal and state securities laws (including, without limitation, the Securities Act). Any attempted transfer of Shares not in accordance with the terms and conditions of this Section 10 shall be null and void, and the Company shall not reflect on its records any change in record ownership of any Shares as a result of any such transfer, shall otherwise refuse to recognize any such transfer and shall not in any way give effect to any such transfer of Shares. The Company shall be entitled to seek protective orders, injunctive relief and other remedies available at law or in equity including, without limitation, seeking specific performance or the rescission of any transfer not made in strict compliance with the provisions of this Section 10. Subject to the foregoing general provisions, and unless otherwise provided in the applicable Award Agreement, Shares may be transferred pursuant to the following specific terms and conditions (provided that with respect to any transfer of Restricted Stock, all vesting and forfeiture provisions shall continue to apply with respect to the original recipient):

(A) Transfers to Permitted Transferees. The Holder may transfer any or all of the Shares to one or more Permitted Transferees; provided, however, that following such transfer, such Shares shall continue to be subject to the terms of this Plan (including this Section 10) and such Permitted Transferee(s) shall, as a condition to any such transfer, deliver a written acknowledgment to that effect to the Company and shall deliver a stock power to the Company with respect to the Shares. Notwithstanding the foregoing, the Holder may not transfer any of the Shares to a Person whom the Company reasonably determines is a direct competitor or a potential competitor of the Company or any of its Subsidiaries.

(B) Transfers Upon Death. Upon the death of the Holder, any Shares then held by the Holder at the time of such death and any Shares acquired after the Holder’s death by the Holder’s legal representative shall be subject to the provisions of this Plan, and the Holder’s estate, executors, administrators, personal representatives, heirs, legatees and distributees shall be obligated to convey such Shares to the Company or its assigns under the terms contemplated by the Plan and the Award Agreement.

(b) Right of First Refusal. In the event that a Holder desires at any time to sell or otherwise transfer all or any part of his or her Shares (other than shares of Restricted Stock that by their terms are not transferrable), the Holder first shall give written notice to the Company of the Holder’s intention to make such transfer. Such notice shall state the number of Shares that the Holder proposes to sell (the “Offered Shares”), the price and the terms at which the proposed sale is to be made and the name and address of the proposed transferee. At any time within 30 days after the receipt of such notice by the Company, the Company or its assigns may elect to purchase all or any portion of the Offered Shares at the price and on the terms offered by the proposed transferee and specified in the notice. The Company or its assigns shall exercise this right by mailing or delivering written notice to the Holder within the foregoing 30-day period. If the Company or its assigns elect to exercise its purchase rights under this Section 10(b), the closing for such purchase shall, in any event, take place within 45 days after the receipt by the Company of the initial notice from the Holder. In the event that the Company or its assigns do not elect to exercise such purchase right, or in the event that the Company or its assigns do not pay the full purchase price within such 45-day period, the Holder shall be required to pay a transaction processing fee of $10,000 to the Company (unless waived by the Committee) and then may, within 60 days thereafter, sell the Offered Shares to the proposed transferee and at the same price and on the same terms as specified in the Holder’s notice. Any Shares not sold to the proposed transferee shall remain subject to the Plan. If the Holder is a party to any stockholders agreements or other agreements with the Company and/or certain other of the Company’s stockholders relating to the Shares, (i) the transferring Holder shall comply with the requirements of such stockholders agreements or other agreements relating to any proposed transfer of the Offered Shares, and (ii) any proposed transferee that purchases Offered Shares shall enter into such stockholders agreements or other agreements with the Company and/or certain of the Company’s stockholders relating to the Offered Shares on the same terms and in the same capacity as the transferring Holder.

(c) Company’s Right of Repurchase.

(i) Right of Repurchase for Unvested Shares Issued Upon the Exercise of an Option. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares acquired upon exercise of a Stock Option that is still subject to a risk of forfeiture as of the Termination Event. Such repurchase rights may be exercised by the Company within the later of (A) six months following the date of such Termination Event or (B) seven months after the acquisition of Shares upon exercise of a Stock Option. The repurchase price shall be equal to the lower of the original per share price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights.

(ii) Right of Repurchase With Respect to Restricted Stock. Upon a Termination Event, the Company or its assigns shall have the right and option to repurchase from a Holder of Shares received pursuant to a Restricted Stock Award any Shares that are still subject to a risk of forfeiture as of the Termination Event. Such repurchase right may be exercised by the Company within six months following the date of such Termination Event. The repurchase price shall be the lower of the original per share purchase price paid by the Holder, subject to adjustment as provided in Section 3(b) of the Plan, or the current Fair Market Value of such Shares as of the date the Company elects to exercise its repurchase rights.

(iii) Procedure. Any repurchase right of the Company shall be exercised by the Company or its assigns by giving the Holder written notice on or before the last day of the repurchase period of its intention to exercise such repurchase right. Upon such notification, the Holder shall promptly surrender to the Company, free and clear of any liens or encumbrances, any certificates representing the Shares being purchased, together with a duly executed stock power for the transfer of such Shares to the Company or the Company’s assignee or assignees. Upon the Company’s or its assignee’s receipt of the certificates from the Holder, the Company or its assignee or assignees shall deliver to him, her or them a check for the applicable repurchase price; provided, however, that the Company may pay the repurchase price by offsetting and canceling any indebtedness then owed by the Holder to the Company.

(d) Escrow Arrangement.

(i) Escrow. In order to carry out the provisions of this Section 10 of this Plan more effectively, the Company shall hold any Shares issued pursuant to Awards granted under the Plan in escrow together with separate stock powers executed by the Holder in blank for transfer. The Company shall not dispose of the Shares except as otherwise provided in this Plan. In the event of any repurchase by the Company (or any of its assigns), the Company is hereby authorized by the Holder, as the Holder’s attorney-in-fact, to date and complete the stock powers necessary for the transfer of the Shares being purchased and to transfer such Shares in accordance with the terms hereof. At such time as any Shares are no longer subject to the Company’s repurchase and first refusal rights, the Company shall, at the written request of the Holder, deliver to the Holder a certificate representing such Shares with the balance of the Shares to be held in escrow pursuant to this Section.

(ii) Remedy. Without limitation of any other provision of this Plan or other rights, in the event that a Holder or any other Person is required to sell a Holder’s Shares pursuant to the provisions of Sections 10(b) or (c) hereof and in the further event that he or she refuses or for any reason fails to deliver to the Company or its designated purchaser of such Shares the certificate or certificates evidencing such Shares together with a related stock power, the Company or such designated purchaser may deposit the applicable purchase price for such Shares with a bank designated by the Company, or with the Company’s independent public accounting firm, as agent or trustee, or in escrow, for such Holder or other Person, to be held by such bank or accounting firm for the benefit of and for delivery to him, her, them or it, and/or, in its discretion, pay such purchase price by offsetting any indebtedness then owed by such Holder as provided above. Upon any such deposit and/or offset by the Company or its designated purchaser of such amount and upon notice to the Person who was required to sell the Shares to be sold pursuant to the provisions of Sections 10(b) or (c), such Shares shall at such time be deemed to have been sold, assigned, transferred and conveyed to such purchaser, such Holder shall have no further rights thereto (other than the right to withdraw the payment thereof held in escrow, if applicable), and the Company shall record such transfer in its stock transfer book or in any appropriate manner.

(e) Lockup Provision. If requested by the Company, a Holder shall not sell or otherwise transfer or dispose of any Shares (including, without limitation, pursuant to Rule 144 under the Securities Act) held by him or her for such period following the effective date of a public offering by the Company of Shares as the Company shall specify reasonably and in good faith. If requested by the underwriter engaged by the Company, each Holder shall execute a separate letter confirming his or her agreement to comply with this Section.

(f) Adjustments for Changes in Capital Structure. If, as a result of any reorganization, recapitalization, reclassification, stock dividend, stock split, reverse stock split or other similar change in the Common Stock, the outstanding Shares are increased or decreased or are exchanged for a different number or kind of securities of the Company, the restrictions contained in this Section 10 shall apply with equal force to additional and/or substitute securities, if any, received by Holder in exchange for, or by virtue of his or her ownership of, Shares.

(g) Termination. The terms and provisions of Section 10(b) and Section 10(c) (except for the Company’s right to repurchase Shares still subject to a risk of forfeiture upon a Termination Event) shall terminate upon consummation of any Sale Event, in either case as a result of which Shares are registered under Section 12 of the Exchange Act and publicly-traded on any national security exchange.

SECTION 11. TAX WITHHOLDING

(a) Payment by Grantee. Each grantee shall, no later than the date as of which the value of an Award or of any Shares or other amounts received thereunder first becomes includable in the gross income of the grantee for income tax purposes, pay to the Company, or make arrangements satisfactory to the Committee regarding payment of, any Federal, state, or local taxes of any kind required by law to be withheld by the Company with respect to such income. The Company and any Subsidiary shall, to the extent permitted by law, have the right to deduct any such taxes from any payment of any kind otherwise due to the grantee. The Company’s obligation to deliver stock certificates (or evidence of book entry) to any grantee is subject to and conditioned on any such tax withholding obligations being satisfied by the grantee.

(b) Payment in Stock. The Company’s minimum required tax withholding obligation may be satisfied, in whole or in part, by the Company withholding from Shares to be issued pursuant to an Award a number of Shares having an aggregate Fair Market Value (as of the date the withholding is effected) that would satisfy the minimum withholding amount due.

SECTION 12. SECTION 409A AWARDS

To the extent that any Award is determined to constitute “nonqualified deferred compensation” within the meaning of Section 409A (a “409A Award”), the Award shall be subject to such additional rules and requirements as may be specified by the Committee from time to time. In this regard, if any amount under a 409A Award is payable upon a “separation from service” (within the meaning of Section 409A) to a grantee who is considered a “specified employee” (within the meaning of Section 409A), then no such payment shall be made prior to the date that is the earlier of (i) six months and one day after the grantee’s separation from service, or (ii) the grantee’s death, but only to the extent such delay is necessary to prevent such payment from being subject to interest, penalties and/or additional tax imposed pursuant to Section 409A. The Company makes no representation or warranty and shall have no liability to any grantee under the Plan or any other Person with respect to any penalties or taxes under Section 409A that are, or may be, imposed with respect to any Award. It is the intent of the Board that payments and benefits under the Plan comply with or be exempt from Section 409A and the regulations and guidance promulgated thereunder and, accordingly, to the maximum extent permitted the Plan shall be interpreted to be in compliance therewith or exempt therefrom. In no event whatsoever shall the Company be liable for any additional tax, interest or penalty that may be imposed upon a Participant by Section 409A or damages to a Participant for failing to comply with Section 409A.

SECTION 13. AMENDMENTS AND TERMINATION

The Board may, at any time, amend or discontinue the Plan and the Committee may, at any time, amend or cancel any outstanding Award for the purpose of satisfying changes in law or for any other lawful purpose, but no such action shall adversely affect rights under any outstanding Award without the consent of the holder of the Award. The Committee may exercise its discretion to reduce the exercise price of outstanding Stock Options or effect repricing through cancellation of outstanding Stock Options and by granting such holders new Awards in replacement of the cancelled Stock Options. To the extent determined by the Committee to be required either by the Code to ensure that Incentive Stock Options granted under the Plan are qualified under Section 422 of the Code or otherwise, Plan amendments shall be subject to approval by the Company stockholders entitled to vote at a meeting of stockholders. Nothing in this Section 13 shall limit the Board’s or Committee’s authority to take any action permitted pursuant to Section 3(c). The Board reserves the right to amend the Plan and/or the terms of any outstanding Stock Options to the extent reasonably necessary to comply with the requirements of the exemption pursuant to Rule 12h-1 of the Exchange Act.

SECTION 14. STATUS OF PLAN

With respect to the portion of any Award that has not been exercised and any payments in cash, Stock or other consideration not received by a grantee, a grantee shall have no rights greater than those of a general creditor of the Company unless the Committee shall otherwise expressly so determine in connection with any Award.

SECTION 15. GENERAL PROVISIONS

(a) No Distribution; Compliance with Legal Requirements. The Committee may require each person acquiring Shares pursuant to an Award to represent to and agree with the Company in writing that such person is acquiring the Shares without a view to distribution thereof. No Shares shall be issued pursuant to an Award until all applicable securities law and other legal and stock exchange or similar requirements have been satisfied. The Committee may require the placing of such stop-orders and restrictive legends on certificates for Stock and Awards, as it deems appropriate.

(b) Delivery of Stock Certificates. Stock certificates to grantees under the Plan shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have mailed such certificates in the United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company; provided that stock certificates to be held in escrow pursuant to Section 10 of the Plan shall be deemed delivered when the Company shall have recorded the issuance in its records. Uncertificated Stock shall be deemed delivered for all purposes when the Company or a stock transfer agent of the Company shall have given to the grantee by electronic mail (with proof of receipt) or by United States mail, addressed to the grantee, at the grantee’s last known address on file with the Company, notice of issuance and recorded the issuance in its records (which may include electronic “book entry” records).

(c) No Employment Rights. The adoption of the Plan and the grant of Awards do not confer upon any Person any right to continued employment or Service Relationship with the Company or any Subsidiary.

(d) Trading Policy Restrictions. Option exercises and other Awards under the Plan shall be subject to the Company’s insider trading policy-related restrictions, terms and conditions as may be established by the Committee, or in accordance with policies set by the Committee, from time to time.

(e) Designation of Beneficiary. Each grantee to whom an Award has been made under the Plan may designate a beneficiary or beneficiaries to exercise any Award on or after the grantee’s death or receive any payment under any Award payable on or after the grantee’s death. Any such designation shall be on a form provided for that purpose by the Committee and shall not be effective until received by the Committee. If no beneficiary has been designated by a deceased grantee, or if the designated beneficiaries have predeceased the grantee, the beneficiary shall be the grantee’s estate.

(f) Legend. Any certificate(s) representing the Shares shall carry substantially the following legend (and with respect to uncertificated Stock, the book entries evidencing such shares shall contain the following notation):

The transferability of this certificate and the shares of stock represented hereby are subject to the restrictions, terms and conditions (including repurchase and restrictions against transfers contained in the Plan and any agreements entered into thereunder by and between the company and the holder of this certificate (a copy of which is available at the offices of the company for examination).

(g) Information to Holders of Options. In the event the Company is relying on the exemption from the registration requirements of Section 12(g) of the Exchange Act contained in paragraph (f)(1) of Rule 12h-1 of the Exchange Act, the Company shall provide the information described in Rule 701(e)(3), (4) and (5) of the Securities Act to all holders of Options in accordance with the requirements thereunder. The foregoing notwithstanding, the Company shall not be required to provide such information unless the option holder has agreed in writing, on a form prescribed by the Company, to keep such information confidential.

SECTION 16. EFFECTIVE DATE OF PLAN

The Plan shall become effective on the date of the consummation of the transactions contemplated by the Merger Agreement and will remain in effect until the tenth anniversary of such date, after which no grants of Stock Options or other Awards may be made hereunder. Notwithstanding anything to the contrary in the Plan, an Incentive Stock Option may not be granted under the Plan after 10 years from the earlier of (i) the date the Board adopted the Plan or (ii) the effective date of the Plan.

SECTION 17. GOVERNING LAW

This Plan, all Awards and any controversy arising out of or relating to this Plan and all Awards shall be governed by and construed in accordance with the laws of the State of Nevada as to matters within the scope thereof, without regard to conflict of law principles that would result in the application of any law other than the law of the State of Nevada.

SECTION 18. INCENTIVE COMPENSATION RECOVERY PROVISIONS

All Awards, amounts, or benefits received or outstanding under this Plan will be subject to clawback, cancellation, recoupment, rescission, payback, reduction, or other similar action in accordance with any Company incentive compensation recovery, clawback, or similar policy or any applicable law, rule, or regulation, including the rules of any national securities exchange on which the Stock is listed, related to such actions. A Holder’s acceptance of an Award will constitute the Holder’s acknowledgement of and consent to the Company’s application, implementation, and enforcement of any applicable Company incentive compensation recovery, clawback, or similar policy that may apply to the Holder, whether adopted before or after the effective date of the Plan, and any applicable law, rule, or regulation relating to clawback, cancellation, recoupment, rescission, payback, or reduction of compensation, and the Holder’s agreement that the Company may take any actions that may be necessary to effectuate any such policy or applicable law, rule, or regulation without further consideration or action.

Annex H

December 15, 2022

Directors
Edify Acquisition Corp.
888 7th Avenue, 29th Floor
New York, NY 10106

Members of the Board of Directors:

You have requested that Lincoln International LLC (“Lincoln”) render an opinion (the “Opinion”) as to whether the Merger Consideration (as defined below) to be paid by Edify Acquisition Corp. (collectively with its subsidiaries, the “Company”) in connection with the Transaction (as defined herein) is fair from a financial point of view to the Company. Capitalized terms used but not otherwise defined herein shall have the meanings ascribed to such terms in the Merger Agreement (as defined herein).

Background of the Transaction

We understand that Unique Logistics International, Inc. (“UNQL”) proposes to enter into an agreement and plan of merger (the “Merger Agreement”, and the transactions contemplated by the Merger Agreement, collectively, the “Transaction”) with each of Edify Acquisition Corp. and Edify Merger Sub, Inc., a wholly owned subsidiary of Edify Acquisition Corp. (“Merger Sub”). Pursuant to the Merger Agreement, at the Effective Time, the Merger Sub will be merged with and into UNQL, with UNQL continuing as the surviving entity.

Pursuant to the Merger Agreement, the shares of UNQL’s issued and outstanding common stock and preferred stock will be converted into the right to receive Closing Merger Consideration consisting of an aggregate number of shares of Company Class A Common Stock equal to the Consideration Value of $282,000,000 divided by the Per Share Price of $10.00 (the “Closing Merger Consideration”).

In addition, the Merger Agreement sets forth terms and conditions under which up to 2,500,000 additional shares of Company Class A Common Stock may be issued as Earnout Shares upon the satisfaction of the Triggering Events (the “Earnout Consideration”, and collectively with the Closing Merger Consideration, the “Merger Consideration”).

For the Transaction to consummate, or cause to be consummated, the Merger Agreement contemplates the satisfaction, among other obligations of the Parties, of the acquisition by UNQL of the share capital held by Unique Logistics Holdings Limited (“ULHL”) in certain of ULHL’s subsidiaries (collectively, “UNQL Asia”) pursuant to the purchase agreements set forth on in Schedule 10.02(e) of the Merger Agreement (the “Related Transactions”).

Scope of Analysis

In connection with this Opinion, Lincoln has, among other things:

1)    Reviewed the following documents:

a.    Audited financial statements for UNQL for the fiscal years ended May 31, 2021 and May 31, 2022;

b.    Standalone and pro forma combined historical income statements and balance sheets for UNQL and UNQL Asia for the calendar year ended December 31, 2020, the calendar year ended December 31, 2021 and the fiscal year-to-date and twelve month period ended September 30, 2022;

c.    The financial projections for UNQL, pro forma for the Related Transactions, for the fiscal years ended May 31, 2023 and May 31, 2024 provided to us by the Company (the “Management Projections”);

d.    The fully diluted equity capitalization table of UNQL as of October 4, 2022;

e.    The pro forma equity ownership table of the Company and estimated Transaction sources and uses schedule provided to us by the Company;

f.     The pro forma organization chart of the Company and equity ownership amounts of UNQL Asia;

g.    A letter addressed to us by management of the Company which contains, among other things, representations regarding the accuracy of the information, data and other materials (financial or otherwise) provided to, or discussed with, us by or on behalf of the Company, dated as of December 14, 2022;

h.    Executed stock purchase agreement between UNQL and UNQL Asia dated as of April 28, 2022;

i.     A draft of the Merger Agreement, dated as of December 13, 2022;

j.     Commercial due diligence report prepared by Kroll, LLC, dated as of November 22, 2022;

k.    Certain financial due diligence reports and accompanying workbooks prepared by Kroll, LLC, dated as of November 23, 2022 and November 30, 2022 including subsequent schedules and workbooks received through December 13, 2022; and

l.     Colbeck Syndication Memo for Unique Logistics dated October 2022;

2)    Discussed the terms and circumstances surrounding the Transaction with management of the Company and UNQL;

3)    Met with management of each the Company and UNQL virtually and discussed the business, financial outlook and prospects of UNQL and UNQL Asia;

4)    Reviewed certain financial and other information for UNQL and UNQL Asia, and compared that data and information with certain stock trading, financial and corresponding data and information for companies with publicly traded securities as of the date hereof, none of which is directly comparable to UNQL and UNQL Asia, that we deemed relevant;

5)    Performed certain valuation and comparative financial analyses including a discounted cash flow analysis, an analysis of selected public companies and an analysis of M&A transactions that we deemed relevant; and

6)    Considered such other information, financial studies, generally accepted valuation and analytical techniques and investigations and financial, economic and market criteria that we deemed relevant.

Assumptions, Qualifications, and Limiting Conditions

In performing its analyses and rendering this Opinion with respect to the Transaction, Lincoln has, with the Company’s consent:

1)    Relied upon and assumed the accuracy and completeness of all of the financial, accounting, legal, tax and other information we reviewed, and we have not assumed any responsibility for the independent verification of, nor independently verified, any of such information;

2)    Relied upon the assurances of the Company that they are unaware of any facts or circumstances that would make such information materially incomplete or misleading;

3)    Relied upon the fact that the Board of Directors of the Company (the “Board”), the Company, UNQL and all other parties involved in the Transaction have been advised by counsel with respect to the Transaction and that the Transaction will be consummated in a valid and timely manner that complies in all respects with all applicable federal and state statutes, rules and regulations;

4)    Assumed that the financial forecasts, including the Management Projections, the unaudited interim financial statements, pro forma historical financial statements and other financial information provided to Lincoln by the Company was reasonably prepared in good faith on a basis reflecting the best currently available estimates and judgments of the applicable parties who prepared them, and Lincoln assumes no responsibility for and expresses no opinion on the assumptions, estimates, and judgments on which such forecasts, including the Management Projections, interim financial statements, pro forma financial statements and other financial information were based;

5)    Assumed that in the course of obtaining any necessary regulatory and third-party consents, approvals and agreements for the Transaction, no modification, delay, limitation, restriction, or condition will be imposed that will have an adverse effect on UNQL, the Company or the Transaction;

6)    Assumed that the Transaction (including the Related Transactions) will be consummated in accordance with the terms outlined by the Merger Agreement and other documents made available to Lincoln, without waiver, modification or amendment of any term, condition or agreement therein that is material to Lincoln’s analysis;

7)    Assumed that there has been no material change in the assets, liabilities, business, condition (financial or otherwise), results of operations, or prospects of UNQL or UNQL Asia since the date of the most recent financial information was made available to Lincoln;

8)    Assumed that the final terms of the Transaction will not vary materially from those set forth in the copies or drafts, as applicable, reviewed by Lincoln; and

9)    Assumed that the final versions of all documents conform in all material respects to the drafts reviewed by Lincoln.

Lincoln has prepared this Opinion as of the date hereof. This Opinion is necessarily based on financial, economic, market and other conditions as they exist on and the information made available to us as of the date hereof. Although subsequent developments may affect this Opinion, Lincoln does not have any obligation to update, revise or reaffirm this Opinion.

Lincoln did not evaluate UNQL’s or UNQL Asia’s solvency and was not requested to make, and did not make, an independent evaluation or appraisal of the assets or liabilities (contingent, derivative, off- balance sheet or otherwise) of UNQL, UNQL Asia, or any of their respective subsidiaries, nor was Lincoln furnished with any such evaluations or appraisals. Lincoln was not requested to, nor did Lincoln, participate in the negotiation or structuring of the Transaction. Lincoln was not requested to, nor did Lincoln, seek alternative candidates for the Transaction.

This Opinion (i) does not address the relative merits of the Transaction as compared to other transaction structures, transactions or business strategies that may be available to the Company or the Board, (ii) does not address or constitute a recommendation regarding the decision of the Board to authorize the execution of the Merger Agreement, or to engage in the Transaction, (iii) does not constitute advice or a recommendation to the Board, the Company or any security holder as to how they should act or vote with respect to any matter relating to the Transaction, (iv) only addresses the fairness from a financial point of view of the Merger Consideration to be paid by the Company in connection with the Transaction and does not address any other terms, aspects or implications of the Transaction, or any agreements, arrangements or understandings entered into in connection with the Transaction or otherwise, and (v) does not address the fairness from a financial point of view of the consideration to be paid by UNQL in connection with the Related Transactions. We express no opinion about the fairness of any portion or aspect of the Transaction to (i) the holders of any class of securities, creditors or other constituencies of any stockholder of the Company, or any other party, or (ii) any one class or group of any stockholder of the Company’s or any other party’s security holders, creditors or other constituencies vis-à-vis any other class or group of any stockholder of the Company’s or such other party’s security holders, creditors or other constituents (including, without limitation, the allocation of any Merger Consideration among or within such classes or groups of security holders or other constituents). This Opinion does not indicate that the Merger Consideration to be paid is the best possibly attainable under any circumstances; instead, it merely states whether the Merger Consideration to be paid by the Company, together with its subsidiaries taken as a whole, in the Transaction is within or below a range suggested by certain financial analyses. The decision as to whether to proceed with the Transaction or any related transaction depends on an assessment of factors unrelated to the financial analyses on which this Opinion is based.

Lincoln expresses no opinion as to what the market price or value of the stock of the Company or UNQL will be after the announcement of the Transaction. This Opinion should not be construed as a valuation opinion, credit rating, solvency opinion, an analysis of the Company’s or UNQL’s credit worthiness, as tax advice, or as accounting advice. We also express no opinion about the amount or nature of any compensation or equity arrangement to be given to the Company’s officers, directors or employees, or class of such persons, in connection with the Transaction relative to the Merger Consideration in the Transaction.

It is understood that this Opinion is solely for the use and benefit of the Board in connection with the Transaction. This Opinion may not be used or relied upon by any other persons for any other purpose and is not intended to and does not confer any rights or remedies upon any other person. Except as contemplated by the Engagement Letter, dated as of December 9. 2022, among Lincoln and the

Company, neither this Opinion nor any other advice or information provided by Lincoln, whether oral or written, may be disclosed, reproduced, disseminated, summarized, quoted from or referred to, in whole or in part, without our prior written consent. This Opinion does not create any fiduciary duty on the part of Lincoln to the Company, the Board, the shareholders of the Company or any other party.

Disclosure of Relationships

Lincoln will receive a customary fee from the Company for our services, a portion of which was payable upon our retention, and the balance earned upon Lincoln informing the Board it is prepared to render the Opinion and payable upon the earlier of the termination of the Transaction in accordance with the Merger Agreement or the closing of the Transaction. No portion of our fee is contingent upon either the conclusion reached herein or the consummation of the Transaction. In addition, the Company has agreed to indemnify us and certain related parties against certain liabilities, and to reimburse us for certain expenses, arising in connection with or as a result of our engagement. We and our affiliates provide a range of investment banking and financial services and, in that regard, we and our affiliates may in the future provide, investment banking and other financial services to the Company and each of its affiliates, for which we and our affiliates would expect to receive compensation.

Conclusion

Based on and subject to the foregoing, and in reliance thereon, we are of the opinion that, as of the date hereof the Merger Consideration to be paid by the Company in connection with the Transaction is fair, from a financial point of view, to the Company.

This Opinion has been authorized for issuance by the Opinion Review Committee of Lincoln.

Very truly yours,

LINCOLN INTERNATIONAL LLC

Annex I

RIGHTS OF DISSENTING OWNERS

NRS 92A.300    Definitions.    As used in NRS 92A.300 to 92A.500, inclusive, unless the context otherwise requires, the words and terms defined in NRS 92A.305 to 92A.335, inclusive, have the meanings ascribed to them in those sections.

(Added to NRS by 1995, 2086)

NRS 92A.305    “Beneficial stockholder” defined.    “Beneficial stockholder” means a person who is a beneficial owner of shares held in a voting trust or by a nominee as the stockholder of record.

(Added to NRS by 1995, 2087)

NRS 92A.310    “Corporate action” defined.    “Corporate action” means the action of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.315    “Dissenter” defined.    “Dissenter” means a stockholder who is entitled to dissent from a domestic corporation’s action under NRS 92A.380 and who exercises that right when and in the manner required by NRS 92A.400 to 92A.480, inclusive.

(Added to NRS by 1995, 2087; A 1999, 1631)

NRS 92A.320    “Fair value” defined.    “Fair value,” with respect to a dissenter’s shares, means the value of the shares determined:

1.    Immediately before the effectuation of the corporate action to which the dissenter objects, excluding any appreciation or depreciation in anticipation of the corporate action unless exclusion would be inequitable;

2.    Using customary and current valuation concepts and techniques generally employed for similar businesses in the context of the transaction requiring appraisal; and

3.    Without discounting for lack of marketability or minority status.

(Added to NRS by 1995, 2087; A 2009, 1720)

NRS 92A.325    “Stockholder” defined.    “Stockholder” means a stockholder of record or a beneficial stockholder of a domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.330    “Stockholder of record” defined.    “Stockholder of record” means the person in whose name shares are registered in the records of a domestic corporation or the beneficial owner of shares to the extent of the rights granted by a nominee’s certificate on file with the domestic corporation.

(Added to NRS by 1995, 2087)

NRS 92A.335    “Subject corporation” defined.    “Subject corporation” means the domestic corporation which is the issuer of the shares held by a dissenter before the corporate action creating the dissenter’s rights becomes effective or the surviving or acquiring entity of that issuer after the corporate action becomes effective.

(Added to NRS by 1995, 2087)

NRS 92A.340    Computation of interest.    Interest payable pursuant to NRS 92A.300 to 92A.500, inclusive, must be computed from the effective date of the action until the date of payment, at the rate of interest most recently established pursuant to NRS 99.040.

(Added to NRS by 1995, 2087; A 2009, 1721)

NRS 92A.350    Rights of dissenting partner of domestic limited partnership.    A partnership agreement of a domestic limited partnership or, unless otherwise provided in the partnership agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the partnership interest of a dissenting general or limited partner of a domestic limited partnership are available for any class or group of partnership interests in connection with any merger or exchange in which the domestic limited partnership is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.360    Rights of dissenting member of domestic limited-liability company.    The articles of organization or operating agreement of a domestic limited-liability company or, unless otherwise provided in the articles of organization or operating agreement, an agreement of merger or exchange, may provide that contractual rights with respect to the interest of a dissenting member are available in connection with any merger or exchange in which the domestic limited-liability company is a constituent entity.

(Added to NRS by 1995, 2088)

NRS 92A.370    Rights of dissenting member of domestic nonprofit corporation.

1.    Except as otherwise provided in subsection 2, and unless otherwise provided in the articles or bylaws, any member of any constituent domestic nonprofit corporation who voted against the merger may, without prior notice, but within 30 days after the effective date of the merger, resign from membership and is thereby excused from all contractual obligations to the constituent or surviving corporations which did not occur before the member’s resignation and is thereby entitled to those rights, if any, which would have existed if there had been no merger and the membership had been terminated or the member had been expelled.

2.    Unless otherwise provided in its articles of incorporation or bylaws, no member of a domestic nonprofit corporation, including, but not limited to, a cooperative corporation, which supplies services described in chapter 704 of NRS to its members only, and no person who is a member of a domestic nonprofit corporation as a condition of or by reason of the ownership of an interest in real property, may resign and dissent pursuant to subsection 1.

(Added to NRS by 1995, 2088)

NRS 92A.380    Right of stockholder to dissent from certain corporate actions and to obtain payment for shares.

1.    Except as otherwise provided in NRS 92A.370 and 92A.390 and subject to the limitation in paragraph (f), any stockholder is entitled to dissent from, and obtain payment of the fair value of the stockholder’s shares in the event of any of the following corporate actions:

(a) Consummation of a plan of merger to which the domestic corporation is a constituent entity:

(1) If approval by the stockholders is required for the merger by NRS 92A.120 to 92A.160, inclusive, or the articles of incorporation, regardless of whether the stockholder is entitled to vote on the plan of merger;

(2) If the domestic corporation is a subsidiary and is merged with its parent pursuant to NRS 92A.180; or

(3) If the domestic corporation is a constituent entity in a merger pursuant to NRS 92A.133.

(b) Consummation of a plan of conversion to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be converted.

(c) Consummation of a plan of exchange to which the domestic corporation is a constituent entity as the corporation whose subject owner’s interests will be acquired, if the stockholder’s shares are to be acquired in the plan of exchange.

(d) Any corporate action taken pursuant to a vote of the stockholders to the extent that the articles of incorporation, bylaws or a resolution of the board of directors provides that voting or nonvoting stockholders are entitled to dissent and obtain payment for their shares.

(e) Accordance of full voting rights to control shares, as defined in NRS 78.3784, only to the extent provided for pursuant to NRS 78.3793.

(f) Any corporate action not described in this subsection pursuant to which the stockholder would be obligated, as a result of the corporate action, to accept money or scrip rather than receive a fraction of a share in exchange for the cancellation of all the stockholder’s outstanding shares, except where the stockholder would not be entitled to receive such payment pursuant to NRS 78.205, 78.2055 or 78.207. A dissent pursuant to this paragraph applies only to the fraction of a share, and the stockholder is entitled only to obtain payment of the fair value of the fraction of a share.

2.    A stockholder who is entitled to dissent and obtain payment pursuant to NRS 92A.300 to 92A.500, inclusive, must not challenge the corporate action creating the entitlement unless the action is unlawful or constitutes or is the result of actual fraud against the stockholder or the domestic corporation.

3.    Subject to the limitations in this subsection, from and after the effective date of any corporate action described in subsection 1, no stockholder who has exercised the right to dissent pursuant to NRS 92A.300 to 92A.500, inclusive, is entitled to vote his or her shares for any purpose or to receive payment of dividends or any other distributions on shares. This subsection does not apply to dividends or other distributions payable to stockholders on a date before the effective date of any corporate action from which the stockholder has dissented. If a stockholder exercises the right to dissent with respect to a corporate action described in paragraph (f) of subsection 1, the restrictions of this subsection apply only to the shares to be converted into a fraction of a share and the dividends and distributions to those shares.

(Added to NRS by 1995, 2087; A 2001, 1414, 3199; 2003, 3189; 2005, 2204; 2007, 2438; 2009, 1721; 2011, 2814; 2019, 109)

NRS 92A.390    Limitations on right of dissent: Stockholders of certain classes or series; action of stockholders not required for plan of merger; shares of stock not issued and outstanding on date of first announcement of proposed action.

1.    There is no right of dissent pursuant to paragraph (a), (b), (c) or (f) of subsection 1 of NRS 92A.380 in favor of stockholders of any class or series which is:

(a) A covered security under section 18(b)(1)(A) or (B) of the Securities Act of 1933, 15 U.S.C. § 77r(b)(1)(A) or (B), as amended;

(b) Traded in an organized market and has at least 2,000 stockholders and a market value of at least $20,000,000, exclusive of the value of such shares held by the corporation’s subsidiaries, senior executives, directors and beneficial stockholders owning more than 10 percent of such shares; or

(c) Issued by an open end management investment company registered with the Securities and Exchange Commission under the Investment Company Act of 1940, 15 U.S.C. §§ 80a-1 et seq., as amended, and which may be redeemed at the option of the holder at net asset value,

Ê unless the articles of incorporation of the corporation issuing the class or series or the resolution of the board of directors approving the plan of merger, conversion or exchange expressly provide otherwise.

2.    The applicability of subsection 1 must be determined as of:

(a) The record date fixed to determine the stockholders entitled to receive notice of and to vote at the meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(b) The day before the effective date of such corporate action if:

(1) There is no meeting of stockholders to act upon the corporate action otherwise requiring dissenter’s rights; or

(2) The corporate action is a merger described in NRS 92A.133.

3.    Subsection 1 is not applicable and dissenter’s rights are available pursuant to NRS 92A.380 for the holders of any class or series of shares who are required by the terms of the corporate action to accept for such shares anything other than:

(a) Cash;

(b) Any security or other proprietary interest of any other entity, including, without limitation, shares, equity interests or contingent value rights, that satisfies the standards set forth in subsection 1 at the time the corporate action becomes effective; or

(c) Any combination of paragraphs (a) and (b).

4.    There is no right of dissent for any holders of stock of the surviving domestic corporation if the plan of merger does not require action of the stockholders of the surviving domestic corporation under NRS 92A.130.

5.    There is no right of dissent for any holders of stock of the parent domestic corporation if the plan of merger does not require action of the stockholders of the parent domestic corporation under NRS 92A.180.

6.    There is no right of dissent with respect to any share of stock that was not issued and outstanding on the date of the first announcement to the news media or to the stockholders of the terms of the proposed action requiring dissenter’s rights.

(Added to NRS by 1995, 2088; A 2009, 1722; 2013, 1285; 2019, 110, 2495; 2021, 1521)

NRS 92A.400    Limitations on right of dissent: Assertion as to portions only to shares registered to stockholder; assertion by beneficial stockholder.

1.    A stockholder of record may assert dissenter’s rights as to fewer than all of the shares registered in his or her name only if the stockholder of record dissents with respect to all shares of the class or series beneficially owned by any one person and notifies the subject corporation in writing of the name and address of each person on whose behalf the stockholder of record asserts dissenter’s rights. The rights of a partial dissenter under this subsection are determined as if the shares as to which the partial dissenter dissents and his or her other shares were registered in the names of different stockholders.

2.    A beneficial stockholder may assert dissenter’s rights as to shares held on his or her behalf only if the beneficial stockholder:

(a) Submits to the subject corporation the written consent of the stockholder of record to the dissent not later than the time the beneficial stockholder asserts dissenter’s rights; and

(b) Does so with respect to all shares of which he or she is the beneficial stockholder or over which he or she has power to direct the vote.

(Added to NRS by 1995, 2089; A 2009, 1723)

NRS 92A.410    Notification of stockholders regarding right of dissent.

1.    If a proposed corporate action creating dissenter’s rights is submitted for approval pursuant to a vote at a stockholders’ meeting, the notice of the meeting must state that stockholders are, are not or may be entitled to assert dissenter’s rights under NRS 92A.300 to 92A.500, inclusive. If the domestic corporation concludes that dissenter’s rights are or may be available, a copy of NRS 92A.300 to 92A.500, inclusive, must accompany the meeting notice sent to those stockholders of record entitled to exercise dissenter’s rights.

2.    If a corporate action creating dissenter’s rights is submitted for approval pursuant to a written consent of the stockholders or taken without a vote of the stockholders, the domestic corporation:

(a) May send an advance notice statement with respect to the proposed corporate action; and

(b) If the proposed corporate action is taken, the domestic corporation shall notify in writing all stockholders of record entitled to assert dissenter’s rights that the action was taken and send them the dissenter’s notice described in NRS 92A.430.

(Added to NRS by 1995, 2089; A 1997, 730; 2009, 1723; 2013, 1286; 2019, 111; 2021, 1522)

NRS 92A.420    Prerequisites to demand for payment for shares.

1.    If a proposed corporate action creating dissenter’s rights is submitted to a vote at a stockholders’ meeting, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) Must deliver to the subject corporation, before the vote is taken, a statement of intent with respect to the proposed corporate action; and

(b) Must not vote, or cause or permit to be voted, any of the stockholder’s shares of such class or series in favor of the proposed corporate action.

2.    If a proposed corporate action creating dissenter’s rights is taken without a vote of the stockholders or submitted for approval pursuant to a written consent of the stockholders, a stockholder who wishes to assert dissenter’s rights with respect to any class or series of shares:

(a) If an advance notice statement is sent by the subject corporation pursuant to NRS 92A.410, must deliver a statement of intent with respect to any class or series of shares to the subject corporation by the date specified in the advance notice statement; and

(b) Must not consent to or approve the proposed corporate action with respect to such class or series.

3.    A stockholder who does not satisfy the requirements of subsection 1 or 2 and NRS 92A.400 is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2089; A 1999, 1631; 2005, 2204; 2009, 1723; 2013, 1286; 2021, 1523)

NRS 92A.430    Dissenter’s notice: Delivery to stockholders entitled to assert rights; contents.

1.    The subject corporation shall deliver a written dissenter’s notice to all stockholders of record entitled to assert dissenter’s rights in whole or in part, and any beneficial stockholder who has previously asserted dissenter’s rights pursuant to NRS 92A.400.

2.    The dissenter’s notice must be sent no later than 10 days after the effective date of the corporate action specified in NRS 92A.380, and must:

(a) State where the demand for payment must be sent and where and when certificates, if any, for shares must be deposited;

(b) Inform the holders of shares not represented by certificates to what extent the transfer of the shares will be restricted after the demand for payment is received;

(c) Supply a form for demanding payment that includes the date of the first announcement to the news media or to the stockholders of the terms of the proposed action and requires that the person asserting dissenter’s rights certify whether or not the person acquired beneficial ownership of the shares before that date;

(d) Set a date by which the subject corporation must receive the demand for payment, which may not be less than 30 nor more than 60 days after the date the notice is delivered and state that the stockholder shall be deemed to have waived the right to demand payment with respect to the shares unless the form is received by the subject corporation by such specified date; and

(e) Be accompanied by a copy of NRS 92A.300 to 92A.500, inclusive.

(Added to NRS by 1995, 2089; A 2005, 2205; 2009, 1724; 2013, 1286)

NRS 92A.440    Demand for payment and deposit of certificates; loss of rights of stockholder; withdrawal from appraisal process.

1.    A stockholder who receives a dissenter’s notice pursuant to NRS 92A.430 and who wishes to exercise dissenter’s rights must:

(a) Demand payment;

(b) Certify whether the stockholder or the beneficial owner on whose behalf he or she is dissenting, as the case may be, acquired beneficial ownership of the shares before the date required to be set forth in the dissenter’s notice for this certification; and

(c) Deposit the stockholder’s certificates, if any, in accordance with the terms of the notice.

2.    If a stockholder fails to make the certification required by paragraph (b) of subsection 1, the subject corporation may elect to treat the stockholder’s shares as after-acquired shares under NRS 92A.470.

3.    Once a stockholder deposits that stockholder’s certificates or, in the case of uncertified shares makes demand for payment, that stockholder loses all rights as a stockholder, unless the stockholder withdraws pursuant to subsection 4.

4.    A stockholder who has complied with subsection 1 may nevertheless decline to exercise dissenter’s rights and withdraw from the appraisal process by so notifying the subject corporation in writing by the date set forth in the dissenter’s notice pursuant to NRS 92A.430. A stockholder who fails to so withdraw from the appraisal process may not thereafter withdraw without the subject corporation’s written consent.

5.    The stockholder who does not demand payment or deposit his or her certificates where required, each by the date set forth in the dissenter’s notice, is not entitled to payment for his or her shares under this chapter.

(Added to NRS by 1995, 2090; A 1997, 730; 2003, 3189; 2009, 1724)

NRS 92A.450    Uncertificated shares: Authority to restrict transfer after demand for payment. The subject corporation may restrict the transfer of shares not represented by a certificate from the date the demand for their payment is received.

(Added to NRS by 1995, 2090; A 2009, 1725)

NRS 92A.460    Payment for shares: General requirements.

1.    Except as otherwise provided in NRS 92A.470, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall pay in cash to each dissenter who complied with NRS 92A.440 the amount the subject corporation estimates to be the fair value of the dissenter’s shares, plus accrued interest. The obligation of the subject corporation under this subsection may be enforced by the district court:

(a) Of the county where the subject corporation’s principal office is located;

(b) If the subject corporation’s principal office is not located in this State, in the county in which the corporation’s registered office is located; or

(c) At the election of any dissenter residing or having its principal or registered office in this State, of the county where the dissenter resides or has its principal or registered office.

Ê The court shall dispose of the complaint promptly.

2.    The payment must be accompanied by:

(a) The subject corporation’s balance sheet as of the end of a fiscal year ending not more than 16 months before the date of payment, a statement of income for that year, a statement of changes in the stockholders’ equity for that year or, where such financial statements are not reasonably available, then such reasonably equivalent financial information and the latest available quarterly financial statements, if any;

(b) A statement of the subject corporation’s estimate of the fair value of the shares; and

(c) A statement of the dissenter’s rights to demand payment under NRS 92A.480 and that if any such stockholder does not do so within the period specified, such stockholder shall be deemed to have accepted such payment in full satisfaction of the corporation’s obligations under this chapter.

(Added to NRS by 1995, 2090; A 2007, 2704; 2009, 1725; 2013, 1287)

NRS 92A.470    Withholding payment for shares acquired on or after date of dissenter’s notice: General requirements.

1.    A subject corporation may elect to withhold payment from a dissenter unless the dissenter was the beneficial owner of the shares before the date set forth in the dissenter’s notice as the first date of any announcement to the news media or to the stockholders of the terms of the proposed action.

2.    To the extent the subject corporation elects to withhold payment, within 30 days after receipt of a demand for payment pursuant to NRS 92A.440, the subject corporation shall notify the dissenters described in subsection 1:

(a) Of the information required by paragraph (a) of subsection 2 of NRS 92A.460;

(b) Of the subject corporation’s estimate of fair value pursuant to paragraph (b) of subsection 2 of NRS 92A.460;

(c) That they may accept the subject corporation’s estimate of fair value, plus interest, in full satisfaction of their demands or demand appraisal under NRS 92A.480;

(d) That those stockholders who wish to accept such an offer must so notify the subject corporation of their acceptance of the offer within 30 days after receipt of such offer; and

(e) That those stockholders who do not satisfy the requirements for demanding appraisal under NRS 92A.480 shall be deemed to have accepted the subject corporation’s offer.

3.    Within 10 days after receiving the stockholder’s acceptance pursuant to subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder who agreed to accept the subject corporation’s offer in full satisfaction of the stockholder’s demand.

4.    Within 40 days after sending the notice described in subsection 2, the subject corporation shall pay in cash the amount offered under paragraph (b) of subsection 2 to each stockholder described in paragraph (e) of subsection 2.

(Added to NRS by 1995, 2091; A 2009, 1725; 2013, 1287)

NRS 92A.480    Dissenter’s estimate of fair value: Notification of subject corporation; demand for payment of estimate.

1.    A dissenter paid pursuant to NRS 92A.460 who is dissatisfied with the amount of the payment may notify the subject corporation in writing of the dissenter’s own estimate of the fair value of his or her shares and the amount of interest due, and demand payment of such estimate, less any payment pursuant to NRS 92A.460. A dissenter offered payment pursuant to NRS 92A.470 who is dissatisfied with the offer may reject the offer pursuant to NRS 92A.470 and demand payment of the fair value of his or her shares and interest due.

2.    A dissenter waives the right to demand payment pursuant to this section unless the dissenter notifies the subject corporation of his or her demand to be paid the dissenter’s stated estimate of fair value plus interest under subsection 1 in writing within 30 days after receiving the subject corporation’s payment or offer of payment under NRS 92A.460 or 92A.470 and is entitled only to the payment made or offered.

(Added to NRS by 1995, 2091; A 2009, 1726)

NRS 92A.490    Legal proceeding to determine fair value: Duties of subject corporation; powers of court; rights of dissenter.

1.    If a demand for payment pursuant to NRS 92A.480 remains unsettled, the subject corporation shall commence a proceeding within 60 days after receiving the demand and petition the court to determine the fair value of the shares and accrued interest. If the subject corporation does not commence the proceeding within the 60-day period, it shall pay each dissenter whose demand remains unsettled the amount demanded by each dissenter pursuant to NRS 92A.480 plus interest.

2.    A subject corporation shall commence the proceeding in the district court of the county where its principal office is located in this State. If the principal office of the subject corporation is not located in this State, the right to dissent arose from a merger, conversion or exchange and the principal office of the surviving entity, resulting entity or the entity whose shares were acquired, whichever is applicable, is located in this State, it shall commence the proceeding in the county where the principal office of the surviving entity, resulting entity or the entity whose shares were acquired is located. In all other cases, if the principal office of the subject corporation is not located in this State, the subject corporation shall commence the proceeding in the district court in the county in which the corporation’s registered office is located.

3.    The subject corporation shall make all dissenters, whether or not residents of Nevada, whose demands remain unsettled, parties to the proceeding as in an action against their shares. All parties must be served with a copy of the petition. Nonresidents may be served by registered or certified mail or by publication as provided by law.

4.    The jurisdiction of the court in which the proceeding is commenced under subsection 2 is plenary and exclusive. The court may appoint one or more persons as appraisers to receive evidence and recommend a decision on the question of fair value. The appraisers have the powers described in the order appointing them, or any amendment thereto. The dissenters are entitled to the same discovery rights as parties in other civil proceedings.

5.    Each dissenter who is made a party to the proceeding is entitled to a judgment:

(a) For the amount, if any, by which the court finds the fair value of the dissenter’s shares, plus interest, exceeds the amount paid by the subject corporation; or

(b) For the fair value, plus accrued interest, of the dissenter’s after-acquired shares for which the subject corporation elected to withhold payment pursuant to NRS 92A.470.

(Added to NRS by 1995, 2091; A 2007, 2705; 2009, 1727; 2011, 2815; 2013, 1288)

NRS 92A.500    Assessment of costs and fees in certain legal proceedings.

1.    The court in a proceeding to determine fair value shall determine all of the costs of the proceeding, including the reasonable compensation and expenses of any appraisers appointed by the court. The court shall assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters, in amounts the court finds equitable, to the extent the court finds the dissenters acted arbitrarily, vexatiously or not in good faith in demanding payment.

2.    The court may also assess the fees and expenses of the counsel and experts for the respective parties, in amounts the court finds equitable:

(a) Against the subject corporation and in favor of all dissenters if the court finds the subject corporation did not substantially comply with the requirements of NRS 92A.300 to 92A.500, inclusive; or

(b) Against either the subject corporation or a dissenter in favor of any other party, if the court finds that the party against whom the fees and expenses are assessed acted arbitrarily, vexatiously or not in good faith with respect to the rights provided by NRS 92A.300 to 92A.500, inclusive.

3.    If the court finds that the services of counsel for any dissenter were of substantial benefit to other dissenters similarly situated, and that the fees for those services should not be assessed against the subject corporation, the court may award to those counsel reasonable fees to be paid out of the amounts awarded to the dissenters who were benefited.

4.    In a proceeding commenced pursuant to NRS 92A.460, the court may assess the costs against the subject corporation, except that the court may assess costs against all or some of the dissenters who are parties to the proceeding, in amounts the court finds equitable, to the extent the court finds that such parties did not act in good faith in instituting the proceeding.

5.    To the extent the subject corporation fails to make a required payment pursuant to NRS 92A.460, 92A.470 or 92A.480, the dissenter may bring a cause of action directly for the amount owed and, to the extent the dissenter prevails, is entitled to recover all expenses of the suit.

6.    This section does not preclude any party in a proceeding commenced pursuant to NRS 92A.460 or 92A.490 from applying the provisions of NRS 17.117 or N.R.C.P. 68.

(Added to NRS by 1995, 2092; A 2009, 1727; 2015, 2566; 2019, 276)

Annex J

FORM OF PROXY CARD

EDIFY ACQUISITION CORP.
PROXY FOR THE SPECIAL MEETING OF STOCKHOLDERS
THIS PROXY IS SOLICITED BY THE BOARD OF DIRECTORS

Important Notice Regarding the Availability of Proxy Materials for the Stockholder Meeting to be Held on [__________], 2023: The Proxy Statement is available at [____________________]

The undersigned hereby appoints Morris Beyda as proxy of the undersigned to attend the Special Meeting of Stockholders (the “Special Meeting”) of Edify Acquisition Corp. (the “Company”), to be held via virtual meeting as described in the Proxy Statement on [__________], 2023 at [_] a.m. Eastern time, and any postponement or adjournment thereof, and to vote as if the undersigned were then and there personally present on all matters set forth in the Notice of Special Meeting, dated [__________], 2023 (the “Notice”), a copy of which has been received by the undersigned, as follows:

1.      PROPOSAL 1. MERGER PROPOSAL — To (a) approve the business combination described in the accompanying proxy statement/consent solicitation statement/prospectus, including adopting the Merger Agreement and (b) approve the other transactions contemplated by the Merger Agreement and related agreements described in the accompanying proxy statement/consent solicitation statement/prospectus.

For ☐ Against ☐ Abstain ☐

2.      PROPOSAL 2. CHARTER PROPOSAL — To approve and adopt the second amended and restated certificate of incorporation of Edify Acquisition Corp. in the form attached as Annex B to the accompanying proxy statement/consent solicitation statement/prospectus.

For ☐ Against ☐ Abstain ☐

3.      PROPOSAL 3. GOVERNANCE PROPOSAL — To approve, on a non-binding advisory basis, certain governance provisions in the second amended and restated certificate of incorporation, presented separately in accordance with guidance from the staff of the United States Securities and Exchange Commission.

For ☐ Against ☐ Abstain ☐

4.      PROPOSAL 4. INCENTIVE PLAN PROPOSAL — To approve and adopt the Unique Logistics International Holdings, Inc. 2023 Equity Incentive Plan, and the material terms thereof, including the authorization of the initial share reserve thereunder.

For ☐ Against ☐ Abstain ☐

5.      PROPOSAL 5. DIRECTOR ELECTION PROPOSAL — To elect [_] directors to serve on the Combined Company’s board of directors effective as of the closing of the Transactions in accordance with the Merger Agreement.

☐	FOR all nominees listed below (except as marked to the contrary below)	☐	WITHHOLD AUTHORITY to vote for all nominees listed below
1) [_] 2) [_] 3) [_] 4) [_] 5) [_]

INSTRUCTION: To withhold authority to vote for any nominee, write the nominee’s name in the space provided below:

––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––––

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6.      PROPOSAL 6. NASDAQ PROPOSAL — To approve, for purposes of complying with Nasdaq Listing Rule 5635(a) and (b), the issuance of more than 20% of the issued and outstanding Edify’s Class A common stock and the resulting change in control in connection with the Transactions.

For ☐ Against ☐ Abstain ☐

7.      PROPOSAL 7. ADJOURNMENT — To adjourn the special meeting to a later date or dates, if necessary, to permit further solicitation and vote of proxies in the event that there are insufficient votes for, or otherwise in connection with, the approval of the Merger proposal, the charter proposal, the governance proposal, the incentive plan proposal, the director election proposal or the Nasdaq proposal.

For ☐ Against ☐ Abstain ☐

NOTE: IN HIS OR HER DISCRETION, THE PROXY HOLDER IS AUTHORIZED TO VOTE UPON SUCH OTHER MATTER OR MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING AND ANY ADJOURNMENT(S) THEREOF.

THIS PROXY WILL BE VOTED IN ACCORDANCE WITH THE SPECIFIC INDICATION ABOVE. IN THE ABSENCE OF SUCH INDICATION, THIS PROXY WILL BE VOTED “FOR” EACH PROPOSAL AND, AT THE DISCRETION OF THE PROXY HOLDER, ON ANY OTHER MATTERS THAT MAY PROPERLY COME BEFORE THE SPECIAL MEETING OR ANY POSTPONEMENT OR ADJOURNMENT THEREOF.

Dated: ___________

Signature of Stockholder

PLEASE PRINT NAME

Certificate Number(s)

Total Number of Shares Owned

Sign exactly as your name(s) appears on your stock certificate(s). A corporation is requested to sign its name by its President or other authorized officer, with the office held designated. Executors, administrators, trustees, etc., are requested to so indicate when signing. If a stock certificate is registered in two names or held as joint tenants or as community property, both interested persons should sign.

PLEASE COMPLETE THE FOLLOWING:

I plan to attend the Special Meeting (Circle one): Yes No

Number of attendees: ____________

PLEASE NOTE:

STOCKHOLDER SHOULD SIGN THE PROXY PROMPTLY AND RETURN IT IN THE ENCLOSED ENVELOPE AS SOON AS POSSIBLE TO ENSURE THAT IT IS RECEIVED BEFORE THE SPECIAL MEETING. PLEASE INDICATE ANY ADDRESS OR TELEPHONE NUMBER CHANGES IN THE SPACE BELOW.

J-2

PART II INFORMATION NOT REQUIRED IN PROSPECTUS

Item 20. Indemnification of Officers and Directors

Section 145 of the DGCL provides that a corporation may indemnify directors and officers as well as other employees and individuals against expenses (including attorneys’ fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with any threatened, pending or completed actions, suits or proceedings in which such person is made a party by reason of such person being or having been a director, officer, employee or agent of the Registrant. The DGCL provides that Section 145 is not exclusive of other rights to which those seeking indemnification may be entitled under any bylaws, agreement, vote of stockholders or disinterested directors or otherwise. The Registrant’s Certificate of Incorporation and Bylaws provide for indemnification by the Registrant of its directors and officers to the fullest extent permitted by the DGCL.

Section 102(b)(7) of the DGCL permits a corporation to provide in its Certificate of Incorporation that a director of the corporation shall not be personally liable to the corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (1) for any breach of the director’s duty of loyalty to the corporation or its stockholders, (2) for acts or omissions not in good faith or which involve intentional misconduct or a knowing violation of law, (3) for unlawful payments of dividends or unlawful stock repurchases, redemptions or other distributions or (4) for any transaction from which the director derived an improper personal benefit. The Registrant’s Certificate of Incorporation provides for such limitation of liability to the fullest extent permitted by the DGCL.

The Registrant has entered into indemnification agreements with each of its directors and executive officers to provide contractual indemnification in addition to the indemnification provided in our Current Company Certificate. Each indemnification agreement provides for indemnification and advancements by the Registrant of certain expenses and costs relating to claims, suits or proceedings arising from his or her service to the Registrant or, at our request, service to other entities, as officers or directors to the maximum extent permitted by applicable law. We believe that these provisions and agreements are necessary to attract qualified directors.

The Registrant also maintains standard policies of insurance under which coverage is provided (1) to its directors and officers against loss arising from claims made by reason of breach of duty or other wrongful act, while acting in their capacity as directors and officers of the Registrant, and (2) to the Registrant with respect to payments which may be made by the Registrant to such officers and directors pursuant to any indemnification provision contained in the Registrant’s Certificate of Incorporation and Bylaws or otherwise as a matter of law.

Item 21. Exhibits and Financial Statement Schedules

(a)     Exhibits.

See the accompanying Exhibit Index for the list of Exhibits beginning on page II-4 of this registration statement, which list of Exhibits is incorporated herein by reference.

Item 22. Undertakings

(a)     The undersigned registrant hereby undertakes:

(1)    To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i)     To include any prospectus required by Section 10(a)(3) of the Securities Act;

(ii)    To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof), which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20 percent change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective registration statement; and

(iii)   To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2)    That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3)    To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4)    That, for the purpose of determining liability under the Securities Act to any purchasers, each prospectus filed pursuant to Rule 424(b) as part of a registration statement relating to an offering other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

(5)    That, for the purpose of determining liability of the registrant under the Securities Act to any purchaser in the initial distribution of the securities, the undersigned registrant undertakes that in a primary offering of securities of the undersigned registrant pursuant to this registration statement, regardless of the underwriting method used to sell the securities to the purchaser, if the securities are offered or sold to such purchaser by means of any of the following communications, the undersigned registrant will be a seller to the purchaser and will be considered to offer or sell such securities to such purchaser:

(i)     any preliminary prospectus or prospectus of the undersigned registrant relating to the offering required to be filed pursuant to Rule 424;

(ii)    any free writing prospectus relating to the offering prepared by or on behalf of the undersigned registrant or used or referred to by the undersigned registrant;

(iii)   the portion of any other free writing prospectus relating to the offering containing material information about the undersigned registrant or its securities provided by or on behalf of the undersigned registrant; and

(iv)   any other communication that is an offer in the offering made by the undersigned registrant to the purchaser.

(b)    The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act, each filing of the registrant’s annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan’s annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(c)

(1)    The undersigned registrant hereby undertakes as follows: that prior to any public reoffering of the securities registered hereunder through use of a prospectus which is a part of this registration statement, by any person or party who is deemed to be an underwriter within the meaning of Rule 145(c), the issuer undertakes that such reoffering prospectus will contain the information called for by the applicable registration form with respect to reofferings by persons who may be deemed underwriters, in addition to the information called for by the other items of this form.

(2)    The registrant undertakes that every prospectus (i) that is filed pursuant to paragraph (1) immediately preceding or (ii) that purports to meet the requirements of Section 10(a)(3) of the Securities Act and is used in connection with an offering of securities subject to Rule 415, will be filed as a part of an amendment to the registration statement and will not be used until such amendment is effective, and that, for purposes of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(d)    Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that in the opinion of the SEC such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

(e)     The undersigned registrant hereby undertakes to respond to requests for information that is incorporated by reference into the prospectus pursuant to Items 4, 10(b), 11, or 13 of Form S-4, within one business day of receipt of such request, and to send the incorporated documents by first class mail or other equally prompt means. This includes information contained in documents filed subsequent to the effective date of the registration statement through the date of responding to the request.

(f)     The undersigned registrant hereby undertakes to supply by means of a post-effective amendment all information concerning a transaction, and the company being acquired involved therein, that was not the subject of and included in the registration statement when it became effective.

EXHIBIT INDEX

Exhibit No.	Description
2.1

Agreement and Plan of Merger, dated as of December 18, 2022, by and among Edify Acquisition Corp., Edify Merger Sub, Inc., and Unique Logistics International, Inc. (included as Annex A to this proxy statement/consent solicitation statement/prospectus).±

3.1	Amended and Restated Certificate of Incorporation of Edify Acquisition Corp. (incorporated by reference to Exhibit 3.1 to Edify’s Current Report on Form 8-K filed with the SEC on January 21, 2021).
3.2	Bylaws of Edify Acquisition Corp. (incorporated by reference to Exhibit 3.3 filed with Edify’s registration statement on Form S-1 filed by the Registrant on January 6, 2021).
3.3	Form of Second Amended and Restated Certificate of Incorporation of Edify Acquisition Corp. (included as Annex B to this proxy statement/consent solicitation statement/prospectus).
3.4	Form of Amended and Restated Bylaws of Edify Acquisition Corp. (included as Annex C to this proxy statement/consent solicitation statement/prospectus).
4.1	Specimen Unit Certificate (incorporated by reference to Exhibit 4.1 to Edify’s Registration Statement on Form S-1 filed with the SEC on January 6, 2021).
4.2	Specimen Class A Common Stock Certificate. (incorporated by reference to Exhibit 4.2 to Edify’s Registration Statement on Form S-1 filed with the SEC on January 6, 2021).
4.3	Specimen Warrant Certificate (incorporated by reference to Exhibit 4.3 to Edify’s Registration Statement on Form S-1 filed with the SEC on January 6, 2021).
4.4

Warrant Agreement between Continental Stock Transfer & Trust Company and the Registrant (incorporated by reference to Exhibit 4.1 to Edify’s Current Report on Form 8-K filed with the SEC on January 21, 2021).

5.1	Form of legal opinion of Loeb & Loeb LLP.*
8.1	Tax Opinion of Lucosky Brookman LLP. *
10.1

Lock-Up Agreement, dated as of December 18, 2022, by and among Edify Acquisition Corp. and the other parties named therein (included as Annex D to this proxy statement/consent solicitation statement/prospectus).

10.2

Sponsor Support Agreement, dated as of December 18, 2022, by and among Edify Acquisition Corp., Colbeck Edify Holdings, LLC, and other parties thereto (included as Annex E to this proxy statement/consent solicitation statement/prospectus).

10.3

Voting and Support Agreement, dated as of December 18, 2022, by and among Edify Acquisition Corp., Unique Logistics International, Inc., Frangipani Trade Services, Inc. and Great Eagle Freight Limited. (included as Annex F to this proxy statement/consent solicitation statement/prospectus).

10.4	Unique Logistics International Holdings, Inc. 2023 Equity Incentive Plan (included as Annex G to this proxy statement/consent solicitation statement/prospectus).
10.5

Letter Agreement, dated January 14, 2021, by and among Edify Acquisition Corp. and its officers, directors and the Sponsor (incorporated by reference to Exhibit 10.1 to Edify’s Current Report on Form 8-K filed with the SEC on January 21, 2021).

10.6

Investment Management Trust Agreement, dated January 14, 2021, by and between Edify Acquisition Corp. and Continental Stock Transfer & Trust Company, LLC (incorporated by reference to Exhibit 10.2 to Edify’s Current Report on Form 8-K filed with the SEC on January 21, 2021).

10.7

Registration Rights Agreement, dated January 14, 2021, by and among Edify Acquisition Corp. and certain security holders named therein (incorporated by reference to Exhibit 10.3 to Edify’s Current Report on Form 8-K filed with the SEC on January 21, 2021).

10.8

Administrative Support Agreement, dated January 14, 2021, by and between Edify Acquisition Corp. and the Sponsor (incorporated by reference to Exhibit 10.4 to Edify’s Current Report on Form 8-K filed with the SEC on January 21, 2021).

10.9

Indemnity Agreements, each dated as of January 14, 2021, by and between the Registrant and each of the officers and directors of the Registrant (incorporated by reference to Exhibit 10.5 to Edify’s Current Report on Form 8-K filed with the SEC on January 21, 2021).

10.10

Private Placement Warrants Subscription Agreement, dated January 14, 2021, by and between the Registrant and the Sponsor (incorporated by reference to Exhibit 10.6 to Edify’s Current Report on Form 8-K filed with the SEC on January 21, 2021).

Exhibit No.	Description
10.11

Stock Purchase Agreement, dated April 28, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.1 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 19, 2022).

10.12

Share Sale and Purchase Agreement (Unique Logistics International (India) Private Limited), dated September 13, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.2 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 19, 2022).

10.13

Share Sale and Purchase Agreement (ULI (North & East China) Company Limited), dated September 13, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.3 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 19, 2022).

10.14

Share Sale and Purchase Agreement (Unique Logistics International Co., Ltd.), dated September 13, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.4 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 19, 2022).

10.15

Share Sale and Purchase Agreement (TGF Unique Limited), dated September 13, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.5 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 19, 2022).

10.16

Share Sale and Purchase Agreement (Unique Logistics International (H.K.) Limited), dated September 13, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.6 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 19, 2022).

10.17

Share Sale and Purchase Agreement (Unique Logistics International (Vietnam) Co., Ltd.), dated September 13, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.7 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 19, 2022).

10.18

Share Sale and Purchase Agreement (Unique Logistics International (ULI (South China)) Limited), dated September 13, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.8 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 19, 2022).

10.19

Share Sale and Purchase Agreement (Unique Logistics International (South China) Limited), dated September 13, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.9 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 19, 2022).

10.20

Amendment No. 1 to Stock Purchase Agreement, dated January 23, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.1 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.21

Amendment No. 2 to Stock Purchase Agreement, dated February 21, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.2 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.22

Amendment No. 1 to the Share Sale and Purchase Agreement for Unique Logistics International (India) Private Limited, dated February 21, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.3 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.23

Amendment No. 1 to the Share Sale and Purchase Agreement for ULI (North & East China) Company Limited, dated February 21, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.4 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.24

Amendment No. 1 to the Share Sale and Purchase Agreement for Unique Logistics International Co., Ltd., dated February 21, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.5 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

Exhibit No.	Description
10.25

Amendment No. 1 to the Share Sale and Purchase Agreement TGF Unique Limited, dated February 21, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.6 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.26

Amendment No. 1 to the Share Sale and Purchase Agreement for Unique Logistics International (H.K.) Limited, dated February 21, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.7 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.27

Amendment No. 1 to the Share Sale and Purchase Agreement for Unique Logistics International (Vietnam) Co., Ltd., dated February 21, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.8 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.28

Amendment No. 1 to the Share Sale and Purchase Agreement for Unique Logistics International (South China) Limited, dated February 21, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.9 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.29

Amendment No. 1 to the Share Sale and Purchase Agreement for ULI (South China) Limited, dated February 21, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.10 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.31

Promissory Note in the principal amount of $1,000,000, dated February 21, 2023, in favor of Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.11 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.32

Promissory Note in the principal amount of $4,500,000, dated February 21, 2023, in favor of Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.12 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.33

Promissory Note in the principal amount of $5,000,000, dated February 21, 2023, in favor of Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.13 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.34

Promissory Note in the principal amount of $5,000,000, dated February 21, 2023, in favor of Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.14 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.35

Promissory Note in the principal amount of $2,000,000, dated February 21, 2023, in favor of Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.15 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.36

Promissory Note in the principal amount of $1,000,000, dated February 21, 2023, in favor of Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.16 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.37

Promissory Note in the principal amount of $2,500,000, dated February 21, 2023, in favor of Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.17 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.38

Promissory Note in the principal amount of $2,000,000, dated February 21, 2023, in favor of Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.18 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.39

Stock Purchase Agreement, dated February 21, 2023, by and between Unique Logistics International, Inc. and Frangipani Trade Services, Inc. (incorporated by reference to Exhibit 10.19 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.40

Stock Purchase Agreement, dated February 21, 2023, by and between Unique Logistics International, Inc. and Frangipani Trade Services, Inc. (incorporated by reference to Exhibit 10.20 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.41	Shareholders Agreement for ULI (South China) Company Limited (incorporated by reference to Exhibit 10.21 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).
10.42	Shareholders Agreement for TGF Unique Limited (incorporated by reference to Exhibit 10.22 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

Exhibit No.	Description
10.43

Share Purchase and Asset Transfer Agreement for ULI (North and East China) Company Limited and Supplement (incorporated by reference to Exhibit 10.23 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on February 27, 2023).

10.44

Financing Agreement, dated March 10, 2023, by and among Unique Logistics International, Inc., Unique Logistics Holdings, Inc., Unique Logistics International (NYC), LLC, Unique Logistics International (BOS), Inc., Alter Domus (US) LLC, CB Agent Services LLC, CB Participations SPV, LLC, and CP IV SPV, LLC (incorporated by reference to Exhibit 10.1 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on March 14, 2023).

10.45

Waiver and Amendment No. 1 to Financing Agreement, dated as of September 13, 2023, by and among Unique Logistics International, Inc., Unique Logistics Holdings, Inc., Unique Logistics International (NYC), LLC, Unique Logistics International (BOS), Inc., Alter Domus (US) LLC, CB Agent Services LLC, CB Participations SPV, LLC, and CP IV SPV, LLC (incorporated by reference to Exhibit 10.[_] of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September [__], 2023).

10.46

Fee Letter, dated March 10, 2023, by and among Unique Logistics International, Inc., Unique Logistic Holdings, Inc., Unique Logistics International (NYC), LLC, Unique Logistics International (BOS), Inc., Alter Domus (US) LLC, and CB Agent Services LLC (incorporated by reference to Exhibit 10.2 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on March 14, 2023).

10.47

Security Agreement, dated March 10, 2023, by and among Unique Logistics International, Inc., Unique Logistic Holdings, Inc., Unique Logistics International (NYC), LLC, Unique Logistics International (BOS), Inc., and Alter Domus (US) LLC (incorporated by reference to Exhibit 10.3 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on March 14, 2023).

10.48

Collateral Assignment, dated March 10, 2023, by and among Unique Logistics International, Inc. and Alter Domus (US) LLC (incorporated by reference to Exhibit 10.4 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on March 14, 2023).

10.49

Intercompany Subordination Agreement, dated March 10, 2023, by and among Unique Logistics International, Inc., Unique Logistic Holdings, Inc., Unique Logistics International (NYC), LLC, Unique Logistics International (BOS), Inc., Unique Logistics International (India) Private Ltd., ULI (North & East China) Company Limited, Unique Logistics International (H.K.) Limited, ULI (South China) Limited, Unique Logistics International (South China) Limited, Unique Logistics International (Shanghai) Co., Ltd., Shenzhen Unique logistics International Limited, and Alter Domus (US) LLC (incorporated by reference to Exhibit 10.5 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on March 14, 2023).

10.50

Agent Fee Letter, dated March 10, 2023, by and among Unique Logistics International, Inc. and Alter Domus (US) LLC (incorporated by reference to Exhibit 10.6 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on March 14, 2023).

10.51

Employment Agreement, dated May 29, 2020, by and between Unique Logistics International, Inc. and Sunandan Ray (incorporated by reference to Exhibit 10.3 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on October 13, 2020).

10.52

Amendment dated as of May 29, 2021, to Employment Agreement by and between Unique Logistics International, Inc. and Sunandan Ray (incorporated by reference to Exhibit 10.2 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on June 3, 2021).

10.53

Employment Agreement, dated August 11, 2021, by and between Unique Logistics International, Inc. and Eli Kay (incorporated by reference to Exhibit 10.1 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on August 16, 2021).

10.54

Employment Agreement, dated April 25, 2022, by and between Unique Logistics International, Inc. and Migdalia Diaz (incorporated by reference to Exhibit 10.1 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on April 26, 2022).

10.55

Employment Agreement, dated April 25, 2022, by and between Unique Logistics International, Inc. and Migdalia Diaz (incorporated by reference to Exhibit 10.1 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on April 26, 2022).

10.65

Amendment No. 1 to Stock Purchase Agreement, dated as of December 18, 2022, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.4 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on December 19, 2022).

Exhibit No.	Description
10.66

Amendment to Promissory Note, dated as of September 8, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.1 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 20, 2023).

10.67

Waiver and Amendment No. 1 to Financing Agreement, dated September 13, 2023, by and among Unique Logistics International, Inc., CB Agent Services LLC, Alter Domus (US) LLC, and Alter Domus (incorporated by reference to Exhibit 10.2 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 20, 2023).

10.68

Acknowledgement and Waiver Agreement, dated as of September 18, 2023, by and among Edify Acquisition Corp., Edify Merger Sub, Inc., and Unique Logistics International, Inc. (incorporated by reference to Exhibit 10.3 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 20, 2023).

10.69

Amendment to the Amended and Restated Letter Agreement, dated as of September 18, 2023, by and among Edify Acquisition Corp., Colbeck Edify Holdings, LLC, and Unique Logistics International, Inc. (incorporated by reference to Exhibit 10.4 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on September 20, 2023).

10.70

Promissory Note, dated as of October 3, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.1 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on October 9, 2023).

10.71

Promissory Note, dated as of October 9, 2023, by and between Unique Logistics International, Inc. and Unique Logistics Holdings Limited (incorporated by reference to Exhibit 10.1 of Unique Logistics’ Current Report on Form 8-K filed with the SEC on October 9, 2023).

14	Code of Ethics of Edify Acquisition Corp. (incorporated by reference to Exhibit 14 to Edify’s Registration Statement on Form S-1 filed with the SEC on January 6, 2021).
23.1	Consent of Loeb & Loeb LLP (included in Exhibit 5.1).*
23.2	Consent of WithumSmith+Brown, PC, independent registered public accounting firm to Edify.
23.3	Consent of Marcum LLP, independent registered public accounting firm to Unique Logistics.
23.4	Consent of Lucosky Brookman LLP (included in Exhibit 8.1).*
24.1	Power of Attorney.**
99.1	Consent of Lincoln International LLC.
99.2	Fairness Opinion of Lincoln International LLC (included as Annex H to this proxy statement/consent solicitation statement/prospectus).
99.3	Consent of [_].*
99.4	Consent of [_].*
99.5	Consent of [_].*
99.6	Consent of [_].*
99.7	Consent of [_].*
107	Filing Fee Calculation Table.**
101.INS	XBRL Instance Document
101.SCH	XBRL Taxonomy Extension Schema Document
101.CAL	XBRL Taxonomy Extension Calculation Linkbase Document
101.DEF	XBRL Taxonomy Extension Definition Linkbase Document
101.LAB	XBRL Taxonomy Extension Label Linkbase Document
101.PRE	XBRL Taxonomy Extension Presentation Linkbase Document

____________

*        To be filed by amendment

**      Previously filed

±        Certain information has been omitted from this exhibit in reliance upon Item 601(b)(10) of Regulation S-K.

SIGNATURES AND POWER OF ATTORNEY

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of New York, State of New York, on October 13, 2023.

EDIFY ACQUISITION CORP.
By:	/s/ Ronald H. Schlosser
Name:	Ronald H. Schlosser
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, as amended, this Registration Statement has been signed by the following person in the capacities and on the dates indicated:

Signature	Title	Date
/s/ Ronald H. Schlosser*	Chief Executive Officer	October 13, 2023
Ronald H. Schlosser
/s/ Morris Beyda	Chief Financial Officer	October 13, 2023
Morris Beyda	(Principal Financial and Accounting Officer)
/s/ Susan Wolford*	Chairwoman of the Board of Directors	October 13, 2023
Susan Wolford
/s/ Jason Beckman*	Director	October 13, 2023
Jason Beckman
/s/ Jason Colodne*	Director	October 13, 2023
Jason Colodne
/s/ Rosamund M. Else-Mitchell*	Director	October 13, 2023
Rosamund M. Else-Mitchell
/s/ Ari Horowitz*	Director	October 13, 2023
Ari Horowitz
*By:	/s/ Morris Beyda
Morris Beyda, attorney in fact